    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1997.


                                                      REGISTRATION NO. 333-34449


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           PRECISION AUTO CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                VIRGINIA                                    7539                                   52-1847851
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                             748 MILLER DRIVE, S.E.
                            LEESBURG, VIRGINIA 20175
                                 (703) 777-9095
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 PETER KENDRICK
                             748 MILLER DRIVE, S.E.
                            LEESBURG, VIRGINIA 20175
                                 (703) 777-9095
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                   JOHN B. FRISCH, ESQUIRE                                        DENNIS M. JACKSON, ESQUIRE
                     MILES & STOCKBRIDGE,                                             HOLLAND & HART LLP
                  A PROFESSIONAL CORPORATION                                     555 17TH STREET, SUITE 3200
                       10 LIGHT STREET                                              DENVER, COLORADO 80202
                  BALTIMORE, MARYLAND 21202                                             (303) 295-8115
                        (410) 385-3507

       MICHAEL N. SCHAEFFER, ESQ.                  GEORGE M. STRAW, ESQ.                        BUD VETTER, ESQ.
        KEMP, SCHAEFFER, ROSE &                      HOCHSTADT, STRAW &                     BROWN, BEMILLER, MURRAY
          LARDIERE CO., L.P.A.                         STRAUSS, P.C.                               & MCINTYRE
          88 WEST MOUND STREET                        2043 YORK STREET                        70 PARK AVENUE WEST
          COLUMBUS, OHIO 43215                     DENVER, COLORADO 80205                    MANSFIELD, OHIO 44902
             (614) 224-2678                            (303) 329-9222                            (419) 525-1611

                            ------------------------

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this form are being offered in compliance with General Instruction G, check the following box: [ ]
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        [WE JAC CORPORATION LETTERHEAD]

                                           , 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of WE JAC Corporation ("WE JAC") to be held on
                  , 1997 at                               commencing at 10:00
a.m. local time. At the Special Meeting, the stockholders will consider and vote upon a proposal regarding the approval of a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC, Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for an offer being made concurrently by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers").

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock,
(2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     It is a condition to the consummation of the WE JAC Merger that the holders of a majority of outstanding shares of WE JAC Common Stock vote in person or by proxy at the Special Meeting to approve the Combination Agreement and the transactions contemplated thereby. Therefore, stockholders will be asked to vote upon the Combination Agreement at the Special Meeting. If the transactions contemplated by the Combination Agreement are consummated, certain current executive officers and directors of WE JAC will receive certain benefits associated with the Combination. See "The Combination -- Interests of Certain Persons in the Combination."

     The Combination Agreement also provides that if the holders of a majority of the outstanding shares of WE JAC Common Stock fail to approve the Combination Agreement at the Special Meeting and, within one year of the date of the Combination Agreement, WE JAC engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of WE JAC, WE JAC shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     Ferris, Baker Watts, Incorporated has delivered an opinion to the WE JAC Board of Directors to the effect that, as of the date of such opinion, the basis on which shares of the Common Stock of WE JAC are to be converted into the right to receive Precision Auto Care Common Stock in the WE JAC Merger is fair, from a financial point of view, to the holders of shares of WE JAC Common Stock. A copy of the written opinion of Ferris, Baker Watts, Incorporated is attached as Appendix B to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.


     After careful consideration, the Board of Directors believes that the Combination is fair and reasonable to, and in the best interests of, WE JAC and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF IT AT THE SPECIAL MEETING.


     Due to the benefits to be received by certain officers and directors of WE JAC in connection with the Combination, interests of such officers and directors may be different from the interests of other WE JAC stockholders. WE JAC stockholders should consider the interests of such officers and directors in the Combination in connection with the Board of Directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     It is important that your shares be voted at the Special Meeting, regardless of the number of shares held. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND.

     We look forward to seeing you on                   , 1997.

                                         Sincerely,

                                         JOHN F. RIPLEY
                                         President and Chief Executive Officer

                     [MIRACLE INDUSTRIES, INC. LETTERHEAD]

                                           , 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of Miracle Industries, Inc. ("Miracle Industries") to
be held on                   , 1997 at                               commencing
at 10:00 a.m. local time. At the Special Meeting, the stockholders will consider and vote upon a proposal regarding the approval of a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for an offer being made concurrently by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers").

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock,
(2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     It is a condition to the consummation of the Miracle Industries Merger that the holders of two-thirds of outstanding shares of Miracle Industries Common Stock vote in person or by proxy at the Special Meeting to approve the Combination Agreement and the transactions contemplated thereby. Therefore, stockholders will be asked to vote upon the Combination Agreement at the Special Meeting. If the transactions contemplated by the Combination Agreement are consummated, certain current executive officers and directors of Miracle Industries will receive certain benefits associated with the Combination. See "The Combination -- Interests of Certain Persons in the Combination."

     The Combination Agreement also provides that if the holders of two-thirds of the outstanding shares of Miracle Industries Common Stock fail to approve the Combination Agreement at the Special Meeting and, within one year of the date of the Combination Agreement, Miracle Industries engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of Miracle Industries, Miracle Industries shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.


     After careful consideration, the Board of Directors believes that the Combination is fair and reasonable to, and in the best interests of Miracle Industries and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF IT AT THE SPECIAL MEETING.


     Due to the benefits to be received by certain officers and directors of Miracle Industries in connection with the Combination, interests of such officers and directors may be different from the interests of other Miracle Industries stockholders. Miracle Industries stockholders should consider the interests of such officers and directors in the Combination in connection with the Board of Directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     It is important that your shares be voted at the Special Meeting, regardless of the number of shares held. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER

OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND.

     We look forward to seeing you on                   , 1997.

                                         Sincerely,

                                         ERNEST S. MALAS

                        [LUBE VENTURES, INC. LETTERHEAD]

                                           , 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of Lube Ventures, Inc. ("Lube Ventures") to be held on
                  , 1997 at                               commencing at 10:00
a.m. local time. At the Special Meeting, the stockholders will consider and vote upon a proposal regarding the approval of a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for an offer being made concurrently by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers").

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock,
(2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     It is a condition to the consummation of the Lube Ventures Merger that the holders of a majority of outstanding shares of Lube Ventures Common Stock vote in person or by proxy at the Special Meeting to approve the Combination Agreement and the transactions contemplated thereby. Therefore, stockholders will be asked to vote upon the Combination Agreement at the Special Meeting. If the transactions contemplated by the Combination Agreement are consummated, certain current executive officers and directors of Lube Ventures will receive certain benefits associated with the Combination. See "The
Combination -- Interests of Certain Persons in the Combination."

     The Combination Agreement also provides that if the holders of a majority of the outstanding shares of Lube Ventures Common Stock fail to approve the Combination Agreement at the Special Meeting and, within one year of the date of the Combination Agreement, Lube Ventures engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of Lube Ventures, Lube Ventures shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.


     After careful consideration, the Board of Directors believes that the Combination is fair and reasonable to, and in the best interests of Lube Ventures and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF IT AT THE SPECIAL MEETING.


     Due to the benefits to be received by certain officers and directors of Lube Ventures in connection with the Combination, interests of such officers and directors may be different from the interests of other Lube Ventures stockholders. Lube Ventures stockholders should consider the interests of such officers and directors in the Combination in connection with the Board of Directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     It is important that your shares be voted at the Special Meeting, regardless of the number of shares held. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER

OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND.

     We look forward to seeing you on                   , 1997.

                                         Sincerely,

                                         CLARENCE E. DEAL

                   [ROCKY MOUNTAIN VENTURES, INC. LETTERHEAD]

                                           , 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of Rocky Mountain Ventures, Inc. ("Rocky Mountain I")
to be held on                   , 1997 at
commencing at 10:00 a.m. local time. At the Special Meeting, the stockholders will consider and vote upon a proposal regarding the approval of a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain I, Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for an offer being made concurrently by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers").

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock,
(2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shres of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent membership interest they exchange in connection with the Exchange Offer.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     It is a condition to the consummation of the Rocky Mountain I Merger that the holders of a majority of outstanding shares of Rocky Mountain I Common Stock vote in person or by proxy at the Special Meeting to approve the Combination Agreement and the transactions contemplated thereby. Therefore, stockholders will be asked to vote upon the Combination Agreement at the Special Meeting. If the transactions contemplated by the Combination Agreement are consummated, certain current executive officers and directors of Rocky Mountain I will receive certain benefits associated with the Combination. See "The
Combination -- Interests of Certain Persons in the Combination."

     The Combination Agreement also provides that if the holders of a majority of the outstanding shares of Rocky Mountain I Common Stock fail to approve the Combination Agreement at the Special Meeting and, within one year of the date of the Combination Agreement, Rocky Mountain I engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of Rocky Mountain I, Rocky Mountain I shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     Quist Financial, Inc. has delivered an opinion to the Rocky Mountain I Board of Directors to the effect that, as of the date of such opinion, the basis on which shares of the Common Stock of Rocky Mountain I are to be converted into the right to receive Precision Auto Care Common Stock in the Rocky Mountain I Merger is fair, from a financial point of view, to the holders of shares of Rocky Mountain I Common Stock. A copy of the written opinion of Quist Financial, Inc. is attached as Appendix C to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.


     After careful consideration, the Board of Directors believes that the Combination is fair and reasonable to, and in the best interests of Rocky Mountain I and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF IT AT THE SPECIAL MEETING.


     Due to the benefits to be received by William F. Klumb in connection with the Combination, Mr. Klumb's interests may be different from the interests of other Rocky Mountain I stockholders. Rocky Mountain I stockholders should consider Mr. Klumb's interests in the Combination in connection with the Board of Directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     It is important that your shares be voted at the Special Meeting, regardless of the number of shares held. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND.

     We look forward to seeing you on                   , 1997.

                                         Sincerely,

                                         WILLIAM R. KLUMB

                 [ROCKY MOUNTAIN VENTURES II, INC. LETTERHEAD]

                                           , 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of Rocky Mountain Ventures II, Inc. ("Rocky Mountain
II") to be held on                   , 1997 at
commencing at 10:00 a.m. local time. At the Special Meeting, the stockholders will consider and vote upon a proposal regarding the approval of a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain II, Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for an offer being made concurrently by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers").

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock,
(2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent membership interest they exchange in connection with the Exchange Offer.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     It is a condition to the consummation of the Rocky Mountain II Merger that the holders of a majority of outstanding shares of Rocky Mountain II Common Stock vote in person or by proxy at the Special Meeting to approve the Combination Agreement and the transactions contemplated thereby. Therefore, stockholders will be asked to vote upon the Combination Agreement at the Special Meeting. If the transactions contemplated by the Combination Agreement are consummated, certain current executive officers and directors of Rocky Mountain II will receive certain benefits associated with the Combination. See "The Combination -- Interests of Certain Persons in the Combination."

     The Combination Agreement also provides that if the holders of a majority of the outstanding shares of Rocky Mountain II Common Stock fail to approve the Combination Agreement at the Special Meeting and, within one year of the date of the Combination Agreement, Rocky Mountain II engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of Rocky Mountain II, Rocky Mountain II shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     Quist Financial, Inc. has delivered an opinion to the Rocky Mountain II Board of Directors to the effect that, as of the date of such opinion, the basis on which shares of the Common Stock of Rocky Mountain II are to be converted into the right to receive Precision Auto Care Common Stock in the Rocky Mountain II Merger is fair, from a financial point of view, to the holders of shares of Rocky Mountain II Common Stock. A copy of the written opinion of Quist Financial, Inc. is attached as Appendix C to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.


     After careful consideration, the Board of Directors believes that the Combination is fair and reasonable to, and in the best interests of Rocky Mountain II and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU VOTE IN FAVOR OF IT AT THE SPECIAL MEETING.


     Due to the benefits to be received by William F. Klumb in connection with the Combination, Mr. Klumb's interests may be different from the interests of other Rocky Mountain II stockholders. Rocky Mountain II stockholders should consider Mr. Klumb's interests in the Combination in connection with the Board of Directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     It is important that your shares be voted at the Special Meeting, regardless of the number of shares held. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND.

     We look forward to seeing you on                   , 1997.

                                   Sincerely,

                                   WILLIAM R. KLUMB

                      [MIRACLE PARTNERS, INC. LETTERHEAD]

                                           , 1997

Dear Member:

     This is to advise you that Precision Auto Care, Inc. ("Precision Auto Care") is making an offer to exchange shares of Precision Auto Care Common Stock for all of the outstanding shares of common stock of Miracle Partners, Inc. ("Miracle Partners"). The Exchange Offer is being made pursuant to a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     The Combination Agreement provides for the offer being made by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding shares of common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers"). If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent membership interest they exchange in connection with the Exchange Offer.

     In connection with the Combination Agreement, Precision Auto Care has also formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II.

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock, (2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive
12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions with the number of shares and exercise price to be adjusted to give effect to the exchange ratio for the underlying WE JAC Common Stock.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     The Combination Agreement also provides that if the holders of the outstanding shares of Miracle Partners Common Stock fail to tender for exchange pursuant to the Exchange Offer all of the outstanding shares of Miracle Partners Common Stock and, within one year of the date of the Combination Agreement, Miracle Partners engages in a sale of substantially all of its assets or a merger or holders of shares of its common stock transfer in the aggregate shares representing a majority of the outstanding shares of Miracle Partners, Miracle Partners shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.


     After careful consideration, the board of directors believes that the Combination is fair and reasonable to, and in the best interests of Miracle Partners and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU TENDER YOUR COMMON STOCK FOR EXCHANGE.


     Due to the benefits to be received by certain officers and directors of Miracle Partners in connection with the Combination, interests of such officers and directors may be different from the interests of other Miracle Partners stockholders. Miracle Partners stockholders should consider the interests of such officers and directors in the Combination in connection with the board of directors' recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The
Combination -- Interests of Certain Persons in the Combination."

     Please note the blue Transmittal Letter that accompanies this letter and Joint Proxy Statement/Prospectus. If you wish to tender your common stock and participate in the Exchange Offer on the basis and subject to the terms and conditions set forth in the Joint Proxy Statement/Prospectus and the Transmittal Letter, you should review the instructions to the Transmittal Letter carefully, and return your completed and executed Transmittal Letter to Precision Auto Care in the enclosed envelope. Please note that Precision Auto Care must receive your Transmittal Letter no later than 5:00 p.m., Eastern Standard Time on
                  , 1997.

                                         Sincerely,

                                         CLARENCE E. DEAL

                      [PREMA PROPERTIES, LTD. LETTERHEAD]

                                           , 1997

Dear Member:

     This is to advise you that Precision Auto Care, Inc. ("Precision Auto Care") is making an offer to exchange shares of Precision Auto Care Common Stock for all of the outstanding membership interests in Prema Properties, Ltd. ("Prema Properties"). The Exchange Offer is being made pursuant to a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG, LLC, a Colorado limited liability company ("KBG").

     The Combination Agreement provides for the offer being made by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding shares of common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers"). If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent of membership interest they exchange in connection with the Exchange Offer.

     In connection with the Combination Agreement, Precision Auto Care has also formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II.

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock, (2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive
12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering." The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     The Combination Agreement also provides that if the holders of Prema Properties Membership Interests fail to tender for exchange pursuant to the Exchange Offer at least 75% of the outstanding Prema Properties Membership Interests and, within one year of the date of the Combination Agreement, Prema Properties engages in a sale of substantially all of its assets or a merger or holders of its membership interests transfer in the aggregate a majority of the membership interests in Prema Properties, Prema Properties shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

     After careful consideration, the Managing Member believes that the Combination is fair and reasonable to, and in the best interests of Prema Properties and its members. THE MANAGING MEMBER HAS APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU TENDER YOUR MEMBERSHIP INTERESTS FOR EXCHANGE.

     Due to the benefits to be received by certain officers and the managing member of Prema Properties in connection with the Combination, interests of such officers and the managing member may be different from the interests of other Prema Properties members. Prema Properties members should consider the interests of such officers and managing member in the Combination in connection with their recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     Please note the blue Transmittal Letter that accompanies this letter and Joint Proxy Statement/Prospectus. If you wish to tender your membership interests and participate in the Exchange Offer on the basis and subject to the terms and conditions set forth in the Joint Proxy Statement/Prospectus and the Transmittal Letter, you should review the instructions to the Transmittal Letter carefully, and return your completed and executed Transmittal Letter to Precision Auto Care in the enclosed envelope. Please note that Precision Auto Care must receive your Transmittal Letter no later than 5:00 p.m., Eastern
Standard Time, on                   , 1997.

                                         Sincerely,

                                         GEORGE BAVELIS

                      [RALSTON CAR WASH, LTD. LETTERHEAD]

                                           , 1997

Dear Member:

     This is to advise you that Precision Auto Care, Inc. ("Precision Auto Care") is making an offer to exchange shares of Precision Auto Care Common Stock for all of the outstanding membership interests in Ralston Car Wash, Ltd. ("Ralston Car Wash"). The Exchange Offer is being made pursuant to a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, and KBG, LLC, a Colorado limited liability company ("KBG").

     The Combination Agreement provides for the offer being made by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding shares of common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers"). If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent membership interest they exchange in connection with the Exchange Offer.

     In connection with the Combination Agreement, Precision Auto Care has also formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II.

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock, (2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive
12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions with the number of shares and exercise price to be adjusted to give effect to the exchange ratio for the underlying WE JAC Common Stock.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     The Combination Agreement also provides that if the holders of Ralston Car Wash Membership Interests fail to tender for exchange pursuant to the Exchange Offer at least 95% of the outstanding Ralston Car Wash Membership Interests and, within one year of the date of the Combination Agreement, Ralston Car Wash engages in a sale of substantially all of its assets or a merger or holders of its membership interests transfer in the aggregate a majority of the membership interests in Ralston Car Wash, Ralston Car Wash shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     Quist Financial, Inc. has delivered an opinion to the managing member of Ralston Car Wash to the effect that, as of the date of such opinion, the basis on which membership interests in Ralston Car Wash are to be converted into the right to receive Precision Auto Care Common Stock in the Ralston Car Wash Share Exchange is fair, from a financial point of view, to the members of Ralston Car Wash. A copy of the written opinion of Quist Financial, Inc. is attached as Appendix C to the accompanying Joint Proxy Statement/Prospectus and should be read carefully in its entirety.

     After careful consideration, the Managing Member believes that the Combination is fair and reasonable to, and in the best interests of Ralston Car Wash and its members. THE MANAGING MEMBER HAS APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU TENDER YOUR MEMBERSHIP INTERESTS FOR EXCHANGE.

     Due to the benefits to be received by the Managing Member of Ralston Car Wash in connection with the Combination, interests of the Managing Member may be different from the interests of other Ralston Car Wash members. Ralston Car Wash members should consider the Managing Member's interests in the Combination in connection with the Managing Member's recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     Please note the blue Transmittal Letter that accompanies this letter and Joint Proxy Statement/Prospectus. If you wish to tender your membership interests and participate in the Exchange Offer on the basis and subject to the terms and conditions set forth in the Joint Proxy Statement/Prospectus and the Transmittal Letter, you should review the instructions to the Transmittal Letter carefully, and return your completed and executed Transmittal Letter to Precision Auto Care in the enclosed envelope. Please note that Precision Auto Care must receive your Transmittal Letter no later than 5:00 p.m., Eastern
Standard Time on                   , 1997.

                                         Sincerely,

                                         WILLIAM R. KLUMB

                             [KBG, LLC LETTERHEAD]

                                           , 1997

Dear Member:

     This is to advise you that Precision Auto Care, Inc. ("Precision Auto Care") is making an offer to exchange shares of Precision Auto Care Common Stock for all of the outstanding membership interests in KBG, LLC ("KBG"). The Exchange Offer is being made pursuant to a Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), among Precision Auto Care, Inc, a Virginia corporation ("Precision Auto Care"), WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash, Ltd., a Colorado limited liability company ("Ralston Car Wash"), and KBG.

     The Combination Agreement provides for the offer being made by Precision Auto Care to exchange shares of Precision Auto Care Common Stock for all of the outstanding shares of common stock of Miracle Partners and for all outstanding membership interests in Prema Properties, Ralston Car Wash and KBG held by the members of those limited liability companies (collectively, the "Exchange Offers"). If the Exchange Offers are consummated, (1) holders of outstanding common stock of Miracle Partners who tender will receive 188.640 shares of Precision Auto Care Common Stock for each share of Miracle Partners Common Stock they exchange in connection with the Exchange Offer, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive
291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive
124.110 shares of Precision Auto Care Common Stock for each one percent membership interest they exchange in connection with the Exchange Offer.

     In connection with the Combination Agreement, Precision Auto Care has also formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company, a corporation incorporated under the laws of Ohio ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a corporation incorporated under the laws of Delaware ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain I Acquisition"), and Rocky Mountain II Acquisition Company, a corporation incorporated under the laws of Colorado ("Rocky Mountain II Acquisition"). The Combination Agreement provides for the mergers (collectively, the "Mergers") of (i) WE JAC Acquisition into WE JAC,
(ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II.

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event and subject to dissenter's rights, (1) each outstanding share of WE JAC Common Stock will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock, (2) each outstanding share of Miracle Industries Common Stock will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock will be converted into a right to receive
12.355 shares of Precision Auto Care Common Stock, (5) each outstanding share of Rocky Mountain II Common Stock will be converted into a right to receive 12.356 shares of Precision Auto Care Common Stock, and (6) each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions.

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement also contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Mergers and Exchange Offers (collectively, the "Combination") to include a small portion of their shares of Precision Auto Care Common Stock in an Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with (and is a condition to the consummation of) the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell the shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


     The Combination Agreement also provides that if the holders of KBG Membership Interests fail to tender for exchange pursuant to the Exchange Offer all of the outstanding KBG Membership Interests and, within one year of the date of the Combination Agreement, KBG engages in a sale of substantially all of its assets or holders of its membership interests transfer in the aggregate a majority of the membership interests in KBG, KBG shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

     The terms and conditions of the Combination Agreement are described in the accompanying Joint Proxy Statement/Prospectus. The complete text of the Combination Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus.

     After careful consideration, the Managing Member believes that the Combination is fair and reasonable to, and in the best interests of KBG and its members. THE MANAGING MEMBER HAS APPROVED THE PROPOSED COMBINATION AND RECOMMENDS THAT YOU TENDER YOUR MEMBERSHIP INTERESTS FOR EXCHANGE.

     Due to the benefits to be received by certain officers and the managing member of KBG in connection with the Combination, interests of such officers and the managing member may be different from the interests of other KBG members. KBG members should consider the interests of such officers and the managing member in the Combination in connection with their recommendation of the Combination, as more particularly described in the accompanying Joint Proxy Statement/Prospectus. See "The Combination -- Interests of Certain Persons in the Combination."

     Please note the blue Transmittal Letter that accompanies this letter and Joint Proxy Statement/Prospectus. If you wish to tender your membership interests and participate in the Exchange Offer on the basis and subject to the terms and conditions set forth in the Joint Proxy Statement/Prospectus and the Transmittal Letter, you should review the instructions to the Transmittal Letter carefully, and return your completed and executed Transmittal Letter to Precision Auto Care in the enclosed envelope. Please note that Precision Auto Care must receive your Transmittal Letter no later than 5:00 p.m., Eastern
Standard Time on                   , 1997.

                                         Sincerely,

                                         KARL BYRER

JOINT PROXY STATEMENT/PROSPECTUS

                               WE JAC CORPORATION
                            MIRACLE INDUSTRIES, INC.
                              LUBE VENTURES, INC.
                         ROCKY MOUNTAIN VENTURES, INC.
                        ROCKY MOUNTAIN VENTURES II, INC.
                             MIRACLE PARTNERS, INC.
                             PREMA PROPERTIES, LTD.
                             RALSTON CAR WASH, LTD.
                                    KBG, LLC
                            ------------------------

                                      FOR
                    CERTAIN SPECIAL MEETINGS OF STOCKHOLDERS
                     TO BE HELD                     , 1997
                                      AND
                            CERTAIN EXCHANGE OFFERS
                            ------------------------

                      PRECISION AUTO CARE, INC. PROSPECTUS
                        2,780,695 SHARES OF COMMON STOCK

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by (1) the Board of Directors of WE JAC Corporation ("WE JAC") of proxies from holders of shares of WE JAC Common Stock, $1.00 par value ("WE JAC Common Stock"), for use at the special meeting of WE JAC Stockholders to be held
               , 1997 (the "WE JAC Special Meeting"), (2) the Board of Directors of Miracle Industries, Inc. ("Miracle Industries") of proxies from holders of shares of Miracle Industries common stock, $1.00 par value ("Miracle Industries Common Stock"), for use at the special meeting of Miracle Industries
stockholders to be held                , 1997 (the "Miracle Industries Special
Meeting"), (3) the Board of Directors of Lube Ventures, Inc. ("Lube Ventures") of proxies from holders of shares of Lube Ventures common stock, $100.00 par value ("Lube Ventures Common Stock"), for use at the special meeting of Lube
Ventures stockholders to be held                , 1997 (the "Lube Ventures
Special Meeting"), (4) the Board of Directors of Rocky Mountain Ventures, Inc. ("Rocky Mountain I") of proxies from holders of shares of Rocky Mountain I common stock, $100 par value ("Rocky Mountain I Common Stock"), for use at the
special meeting of Rocky Mountain I stockholders to be held                ,
1997 (the "Rocky Mountain I Special Meeting"), and (5) the Board of Directors of Rocky Mountain Ventures II, Inc. ("Rocky Mountain II") of proxies from holders of shares of Rocky Mountain II common stock, $1.00 par value ("Rocky Mountain II Common Stock") for use at the special meeting of Rocky Mountain II stockholders
to be held                , 1997 (the "Rocky Mountain II Special Meeting").

     This Joint Proxy Statement/Prospectus is also being furnished to (1) the holders of shares of Miracle Partners, Inc., ("Miracle Partners") Common Stock, $.01 par value ("Miracle Partners Common Stock"), (2) the holders of membership interests in Prema Properties, Ltd. ("Prema Properties"), (3) the holders of membership interests in Ralston Car Wash, Ltd. ("Ralston Car Wash"), and (4) the holders of membership interests in KBG, LLC ("KBG") in connection with exchange offers being made by Precision Auto Care, Inc. ("Precision Auto Care") with respect to all of the issued and outstanding Miracle Partners Common Stock and all of the issued and outstanding membership interests in each of Prema Properties (the "Prema Properties Membership Interests"), Ralston Car Wash (the "Ralston Car Wash Membership Interests"), and KBG (the "KBG Membership Interests").

     The Joint Proxy Statement/Prospectus relates to the transactions provided for in that certain Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (the "Combination Agreement"), by and among Precision Auto Care, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, and Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG. In connection with the Combination Agreement, Precision Auto Care has formed five wholly-owned subsidiaries -- WE JAC Acquisition Company ("WE JAC Acquisition"), a corporation incorporated under the laws of Delaware, Miracle Industries Acquisition Company ("Miracle Industries Acquisition"), a corporation incorporated under the laws of Ohio, Lube Ventures Acquisition Company ("Lube Ventures Acquisition"), a corporation incorporated under the laws of Delaware, Rocky Mountain I Acquisition Company ("Rocky Mountain I Acquisition"), a corporation incorporated under the laws of Colorado and Rocky Mountain II Acquisition Company ("Rocky Mountain II Acquisition"), a corporation incorporated under the laws of Colorado. The Combination Agreement provides for the mergers (collectively, the

"Mergers") of (i) WE JAC Acquisition into WE JAC, (ii) Miracle Industries Acquisition into Miracle Industries, (iii) Lube Ventures Acquisition into Lube Ventures, (iv) Rocky Mountain I Acquisition into Rocky Mountain I, and (v) Rocky Mountain II Acquisition into Rocky Mountain II. The Combination Agreement also provides for the offers being made by Precision Auto Care pursuant to this Joint Proxy Statement/Prospectus to exchange shares of Precision Auto Care Common Stock for all of the outstanding Miracle Partners Common Stock and all of the outstanding Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests on the basis described herein (collectively, the "Exchange Offers"). For purposes of this Joint Proxy Statement/Prospectus, the Mergers, the Exchange Offers and the transactions contemplated by the Combination Agreement are hereinafter referred to collectively as the "Combination".

     Accordingly, this Joint Proxy Statement/Prospectus also serves as a prospectus under the Securities Act of 1933, as amended (the "Securities Act") with respect to the issuance of the shares of Precision Auto Care Common Stock, $.01 par value ("Precision Auto Care Common Stock") into which shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock and Rocky Mountain II Common Stock will be converted upon consummation of the Mergers and for the shares of Precision Auto Care Common Stock which are to be issued in exchange for the Miracle Partners Common Stock and for the Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests in accordance with the Exchange Offers.

     Application has been made to list Precision Auto Care Common Stock on the NASDAQ National Market System under the symbol "PACI."

     If the Combination Agreement is approved by the respective stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II at their special meetings and if the other conditions specified in the Combination Agreement are satisfied or waived, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly-owned subsidiaries of Precision Auto Care. In that event (1) each outstanding share of WE JAC Common Stock (other than shares held by WE JAC stockholders who perfect their rights to dissent under the Delaware General Corporation Law) will be converted into a right to receive 1.0 share of Precision Auto Care Common Stock, (2) each outstanding share of Miracle Industries Common Stock (other than shares held by Miracle Industries stockholders who perfect their rights to dissent under the Ohio General Corporation Law) will be converted into a right to receive 21.442 shares of Precision Auto Care Common Stock, (3) each outstanding share of Lube Ventures Common Stock (other than shares held by Lube Ventures stockholders who perfect their rights to dissent under the Delaware General Corporation Law) will be converted into a right to receive 1,691.680 shares of Precision Auto Care Common Stock, (4) each outstanding share of Rocky Mountain I Common Stock (other than shares held by Rocky Mountain I stockholders who perfect their rights to dissent under the Colorado Business Corporation Act) will be converted into a right to receive 12.355 shares of Precision Auto Care Common Stock, and (5) each outstanding share of Rocky Mountain II Common Stock (other than shares held by Rocky Mountain II stockholders who perfect their rights to dissent under the Colorado Business Corporation Act) will be converted into a right to receive
12.356 shares of Precision Auto Care Common Stock. Cash will be paid in lieu of fractional shares based on the price at which shares of Precision Auto Care Common Stock are sold to the public in the initial public offering described herein. In addition, each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions, Precision Auto Care will also assume the outstanding obligations of WE JAC under the various stock option plans under which those options are currently outstanding.

     If the Exchange Offers are consummated, (1) holders of Miracle Partners Common Stock who tender will receive 188.640 shares of Precision Auto Care Common Stock for each outstanding share of Miracle Partners Common Stock, (2) holders of outstanding membership interests in Prema Properties who tender will receive 1,488.890 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, (3) holders of outstanding membership interests in Ralston Car Wash who tender will receive 291.610 shares of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer, and (4) holders of outstanding membership interests in KBG who tender will receive 124.110 shares share of Precision Auto Care Common Stock for each one percent of a membership interest they exchange in connection with the Exchange Offer.

     Ten percent of the Precision Auto Care shares of Common Stock that are to be issued to each stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II pursuant to the Mergers and 10% of the Precision Auto Care shares of Common Stock that are to be issued to each holder of Miracle Partners Common Stock and to each holder of Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests in connection with the Exchange Offers (which shares are collectively referred to herein as the "Indemnity Escrow Shares") will be placed into escrow at the closing of the Mergers and the Exchange Offers (collectively, the "Combination"). Precision

Auto Care will able to reacquire, liquidate or retire the Indemnity Escrow Shares in order to satisfy claims it may have with respect to the breach of certain representations, warranties and covenants made with respect to each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash, KBG and their respective businesses in the Combination Agreement. The Indemnity Escrow Shares will remain in escrow until the first anniversary of the closing of the Combination or until any claims which are pending against the Indemnity Escrow Shares on the first anniversary of closing have been finally resolved. In addition to the Indemnity Escrow Shares, 10% of the Precision Auto Care shares of Common Stock that are to be issued to each stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II pursuant to the Mergers and 10% of the Precision Auto Care shares of Common Stock that are to be issued to each holder of Miracle Partners Common Stock and to each holder of Prema Properties Membership Interests and Ralston Car Wash Membership Interests in connection with the Exchange Offers (which shares are collectively referred to herein as the "Indebtedness Escrow Shares") will be placed into escrow at the closing of the Combination. The Indebtedness Escrow Shares will remain in escrow for a period of up to 70 days. Precision Auto Care will be able to reacquire, liquidate or retire the Indebtedness Escrow Shares in the event that the indebtedness of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties or Ralston Car Wash is above certain levels at closing. IN THE EVENT THAT PRECISION AUTO CARE EXERCISES ITS RIGHTS TO PROCEED AGAINST THE INDEMNITY ESCROW SHARES OR THE INDEBTEDNESS ESCROW SHARES, STOCKHOLDERS OF THE CORPORATION OR MEMBERS OF THE LIMITED LIABILITY COMPANY WITH RESPECT TO WHICH PRECISION AUTO CARE LAWFULLY EXERCISES ITS RIGHTS WILL NOT RECEIVE THE FULL AMOUNT OF THE PRECISION AUTO CARE SHARES ALLOCATED TO SUCH HOLDER WITH RESPECT TO THE APPLICABLE MERGER OR EXCHANGE OFFER. SEE "THE COMBINATION AGREEMENT -- ESCROW OF PRECISION AUTO CARE SHARES ISSUED IN THE COMBINATION."

     The terms of the Combination Agreement also grant limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners the right to purchase certain real estate from Precision Auto Care following Closing and to lease such real estate back to Precision Auto Care pursuant to terms and conditions specified in the Combination Agreement. See "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

     The Combination Agreement contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Combination to include a small portion of their shares of Precision Auto Care Common Stock in an initial public offering of Precision Auto Care Common Stock which is to occur simultaneously with and is a condition to the consummation of the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the initial public offering must notify Precision Auto Care of their intention to do so by completing the enclosed Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m.,
Eastern Standard Time, on                , 1997. Holders of fewer than 3,000
shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of their shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell their shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."

     The Combination Agreement provides that (i) if the holders of the outstanding shares of common stock of any of WE JAC, Lube Ventures, Rocky Mountain I and Rocky Mountain II fail to approve the Combination Agreement, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (ii) if the holders of two-thirds of the outstanding shares of common stock of Miracle Industries fail to approve the Combination Agreement, Miracle Industries shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (iii) if the holders of the outstanding shares of Miracle Partners Common Stock fail to tender for exchange pursuant to the Exchange Offer all of the outstanding shares of Miracle Partners Common Stock, Miracle Partners shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; and (iv) if the holders of Membership Interests in any of Prema Properties, Ralston

Car Wash and KBG fail to tender for exchange pursuant to the Exchange Offer a specified percentage of the outstanding Membership Interests in such company and, within one year of the date of the Combination Agreement, such company engages in a sale of substantially all of its assets or a merger or the holders of its common stock or membership interests transfer in the aggregate a majority of the outstanding shares or membership interests of such company, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

     All information in this Joint Proxy Statement/Prospectus concerning WE JAC and its affiliates has been furnished by WE JAC; all information in this Joint Proxy Statement/Prospectus concerning Miracle Industries and its affiliates has been furnished by Miracle Industries; all information in this Joint Proxy Statement/Prospectus concerning Lube Ventures and its affiliates has been furnished by Lube Ventures; all information in this Joint Proxy Statement/Prospectus concerning Rocky Mountain I and its affiliates has been furnished by Rocky Mountain I; all information in this Joint Proxy Statement/Prospectus concerning Rocky Mountain II and its affiliates has been furnished by Rocky Mountain II; all information in this Joint Proxy Statement/Prospectus concerning Miracle Partners and its affiliates has been furnished by Miracle Partners; all information in this Joint Proxy Statement/Prospectus concerning Prema Properties and its affiliates has been furnished by Prema Properties; all information in this Joint Proxy Statement/Prospectus concerning Ralston Car Wash and its affiliates has been furnished by Ralston Car Wash; all information in this Joint Proxy Statement/Prospectus concerning KBG and its affiliates has been furnished by KBG; and all information in this Joint Proxy Statement/Prospectus concerning Precision Auto Care, WE JAC Acquisition, Miracle Industries Acquisition, Lube Ventures Acquisition, Rocky Mountain I Acquisition and Rocky Mountain II Acquisition has been furnished by Precision Auto Care. The approximate date of the mailing of this Joint Proxy Statement/Prospectus and the accompanying proxy
is                , 1997.

     FOR DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED WHEN EVALUATING THE TRANSACTIONS CONTEMPLATED BY THIS JOINT PROXY
STATEMENT/PROSPECTUS, SEE "RISK FACTORS" APPEARING AT PAGES 32 THROUGH 36
HEREIN.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this Joint Proxy Statement/Prospectus is                , 1997.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION...................................................................................................    13

SUMMARY.................................................................................................................    14
  General...............................................................................................................    14
  Purpose of the Combination and Operation of Precision Auto Care Following the Combination.............................    14
  The Companies.........................................................................................................    15
     Precision Auto Care................................................................................................    15
     WE JAC Corporation.................................................................................................    15
     Miracle Industries, Inc............................................................................................    15
     Lube Ventures, Inc.................................................................................................    15
     Rocky Mountain Ventures, Inc.......................................................................................    16
     Rocky Mountain Ventures II, Inc....................................................................................    16
     Miracle Partners, Inc..............................................................................................    16
     Prema Properties, Ltd..............................................................................................    16
     Ralston Car Wash, Ltd..............................................................................................    16
     KBG, LLC...........................................................................................................    16
     WE JAC Acquisition Company.........................................................................................    16
     Miracle Industries Acquisition Company.............................................................................    16
     Lube Ventures Acquisition Company..................................................................................    16
     Rocky Mountain I Acquisition.......................................................................................    16
     Rocky Mountain II Acquisition......................................................................................    16
  Terms of the Combination..............................................................................................    17
  Escrows of Precision Auto Care Common Stock...........................................................................    18
  Certain Distributions and Contingent Cash Dividends...................................................................    18
  Real Estate Options and Related Lease Arrangements....................................................................    18
  Agreements Not to Compete.............................................................................................    19
  Failure to Obtain Required Stockholder and Member Approval and Tender.................................................    19
  Right to Include Shares of Precision Auto Care Common Stock in Initial Public Offering................................    19
  Restrictions on Resales of Precision Auto Care Common Stock...........................................................    20
  Interests of Certain Persons in the Combination.......................................................................    20
  Closing and Effective Time of the Combination.........................................................................    20
  Conditions of the Combination and Termination.........................................................................    21
  Management Following the Combination..................................................................................    21
  Recommendation of the Board of Directors/Managing Members.............................................................    21
     Mergers............................................................................................................    21
       WE JAC...........................................................................................................    21
       Miracle Industries...............................................................................................    22
       Lube Ventures....................................................................................................    22
       Rocky Mountain I.................................................................................................    22
       Rocky Mountain II................................................................................................    22
     Exchange Offers....................................................................................................    23
       Miracle Partners.................................................................................................    23
       Prema Properties.................................................................................................    23
       Ralston Car Wash.................................................................................................    23
       KBG..............................................................................................................    23
  Opinions of Financial Advisors........................................................................................    24
  Meetings of the Stockholders..........................................................................................    24
     Record Date and Vote Required......................................................................................    25
  Participation in Exchange Offer.......................................................................................    25
  Merger Stockholders' Rights to Dissent................................................................................    25
     WE JAC.............................................................................................................    26
     Miracle Industries.................................................................................................    26
     Lube Ventures......................................................................................................    26

     Rocky Mountain I...................................................................................................    27
     Rocky Mountain II..................................................................................................    27
  No Right to Dissent in Exchange Offers................................................................................    27
  Exchange of Stock Certificates/Assignment of Membership Interests.....................................................    27
  Federal Income Tax Considerations.....................................................................................    28
  Accounting Treatment..................................................................................................    28

SUMMARY PRO FORMA COMBINED FINANCIAL DATA...............................................................................    29
  Unaudited Summary Pro Forma Combined Financial Data of Precision Auto Care............................................    29

COMPARATIVE COMMON STOCK AND MEMBERSHIP INTEREST INFORMATION............................................................    31
  Common Stock/Membership Interest Market Prices........................................................................    31
  Comparative Per Share/Membership Interest Data........................................................................    31

RISK FACTORS............................................................................................................    33

THE WE JAC SPECIAL MEETING..............................................................................................    38
  Time, Date and Place of WE JAC Special Meeting........................................................................    38
  Business to be Conducted at the WE JAC Special Meeting................................................................    38
  Proxies: Voting and Revocation........................................................................................    38
  Proxy Solicitation....................................................................................................    38
  Vote Required.........................................................................................................    38
  Other Matters.........................................................................................................    39

THE MIRACLE INDUSTRIES SPECIAL MEETING..................................................................................    39
  Time, Date and Place of Miracle Industries Special Meeting............................................................    39
  Business to be Conducted at the Miracle Industries Special Meeting....................................................    39
  Proxies: Voting and Revocation........................................................................................    39
  Proxy Solicitation....................................................................................................    39
  Vote Required.........................................................................................................    39
  Other Matters.........................................................................................................    40

THE LUBE VENTURES SPECIAL MEETING.......................................................................................    40
  Time, Date and Place of Lube Ventures Special Meeting.................................................................    40
  Business to be Conducted at the Lube Ventures Special Meeting.........................................................    40
  Proxies: Voting and Revocation........................................................................................    40
  Proxy Solicitation....................................................................................................    40
  Vote Required.........................................................................................................    40
  Other Matters.........................................................................................................    41

THE ROCKY MOUNTAIN I SPECIAL MEETING....................................................................................    41
  Time, Date and Place of Rocky Mountain I Special Meeting..............................................................    41
  Business to be Conducted at the Rocky Mountain I Special Meeting......................................................    41
  Proxies: Voting and Revocation........................................................................................    41
  Proxy Solicitation....................................................................................................    41
  Vote Required.........................................................................................................    41
  Other Matters.........................................................................................................    42

THE ROCKY MOUNTAIN II SPECIAL MEETING...................................................................................    42
  Time, Date and Place of Rocky Mountain II Special Meeting.............................................................    42
  Business to be Conducted at the Rocky Mountain II Special Meeting.....................................................    42
  Proxies: Voting and Revocation........................................................................................    42
  Proxy Solicitation....................................................................................................    42
  Vote Required.........................................................................................................    42
  Other Matters.........................................................................................................    43

THE MIRACLE PARTNERS EXCHANGE OFFER.....................................................................................    43
  Exchange Offer........................................................................................................    43
  Expiration Date; Extension; Termination...............................................................................    43
  Closing Date..........................................................................................................    43
  Withdrawal Rights.....................................................................................................    44

  Conditions to the Consummation of the Exchange Offer..................................................................    44
  Procedures for Tendering..............................................................................................    44

THE PREMA PROPERTIES EXCHANGE OFFER.....................................................................................    45
  Exchange Offer........................................................................................................    45
  Expiration Date; Extension; Termination...............................................................................    45
  Closing Date..........................................................................................................    45
  Withdrawal Rights.....................................................................................................    46
  Conditions to the Consummation of the Exchange Offer..................................................................    46
  Procedures for Tendering..............................................................................................    46

THE RALSTON CAR WASH EXCHANGE OFFER.....................................................................................    48
  Exchange Offer........................................................................................................    48
  Expiration Date; Extension; Termination...............................................................................    48
  Closing Date..........................................................................................................    48
  Withdrawal Rights.....................................................................................................    48
  Conditions to the Consummation of the Exchange Offer..................................................................    49
  Procedures for Tendering..............................................................................................    49

THE KBG EXCHANGE OFFER..................................................................................................    50
  Exchange Offer........................................................................................................    50
  Expiration Date; Extension; Termination...............................................................................    50
  Closing Date..........................................................................................................    50
  Withdrawal Rights.....................................................................................................    51
  Conditions to the Consummation of the Exchange Offer..................................................................    51
  Procedures for Tendering..............................................................................................    51

THE COMBINATION.........................................................................................................    52
  General...............................................................................................................    52
  Background of the Combination.........................................................................................    53
  WE JAC's Reasons for the Combination and Board of Directors' Recommendation...........................................    54
  Opinion of Ferris, Baker Watts........................................................................................    56
  Miracle Industries' Reasons for the Combination and Board of Directors' Recommendation................................    58
  Lube Ventures' Reasons for the Combination and Board of Directors' Recommendation.....................................    58
  Rocky Mountain I, Rocky Mountain II and Ralston Car Wash Reasons for the Combination and Board of Directors' and
     Managing Member's Recommendation...................................................................................    59
  Opinion of Rocky Mountain I, Rocky Mountain II and Ralston Car Wash's Financial Advisor...............................    60
  Miracle Partners' Reasons for the Combination and Board of Directors' Recommendation..................................    61
  Prema Properties' Reasons for the Combination and Managing Members' Recommendation....................................    61
  KBG's Reasons for the Combination and Managing Members' Recommendation................................................    62
  Interests of Certain Persons in the Combination.......................................................................    62
     Stock and Option Holdings of WE JAC Directors and Officers.........................................................    62
  Stockholder Approvals.................................................................................................    64
     WE JAC Stockholder Approval........................................................................................    64
     Miracle Industries Stockholder Approval............................................................................    64
     Lube Ventures Stockholder Approval.................................................................................    64
     Rocky Mountain I Stockholder Approval..............................................................................    64
     Rocky Mountain II Stockholder Approval.............................................................................    64
     WE JAC Acquisition Approval........................................................................................    64
     Miracle Industries Acquisition Approval............................................................................    64
     Lube Ventures Acquisition Approval.................................................................................    64
     Rocky Mountain I Acquisition Approval..............................................................................    64
     Rocky Mountain II Acquisition Approval.............................................................................    65
  Rights of Stockholders to Dissent With Respect to Mergers.............................................................    65
     WE JAC and Lube Ventures...........................................................................................    65
     Miracle Industries.................................................................................................    67
     Rocky Mountain I and Rocky Mountain II.............................................................................    69
  No Right to Dissent in Exchange Offers................................................................................    71

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
  Failure to Obtain Required Stockholder and Member Approval and Tender.................................................    71
  Accounting Treatment..................................................................................................    71
  Federal Income Tax Considerations.....................................................................................    71
     Transitory mergers and direct contributions as part of an overall Section 351 contribution.........................    71

THE COMBINATION AGREEMENT...............................................................................................    73
  Closing and Effective Time of the Combination.........................................................................    74
  Effect of the Mergers/Exchange Offers.................................................................................    74
  Escrow of Precision Auto Care Shares Issued in the Combination........................................................    75
  Certain Distributions and Contingent Cash Dividends...................................................................    77
  Real Estate Options and Related Lease Arrangements....................................................................    77
  Agreements Not to Compete.............................................................................................    77
  Failure to Obtain Required Stockholder and Member Approval and Tender.................................................    77
  Restrictions on Resales of Precision Auto Care Common Stock...........................................................    78
  Initial Public Offering...............................................................................................    78
  Right to Include Shares of Precision Auto Care Common Stock in Initial Public Offering................................    79
  Assumption of WE JAC Stock Plans......................................................................................    80
     Precision Tune Stock Option Plan...................................................................................    80
     1997 Employee Stock Purchase Plan..................................................................................    81
     Other Stock Option Arrangements....................................................................................    81
  Conditions of the Combination Agreement...............................................................................    81
  Termination of the Combination Agreement..............................................................................    82
  Exchange of Stock Certificates/Assignment of Membership Interests.....................................................    83
  Payment in Lieu of Fractional Shares/Membership Interests.............................................................    83

INFORMATION CONCERNING PRECISION AUTO CARE..............................................................................    84
  Business of Precision Auto Care.......................................................................................    84
  Management of Precision Auto Care.....................................................................................    98
  Precision Auto Care Principal Stockholders............................................................................   105
  Description of Precision Auto Care Capital Stock......................................................................   106
     General............................................................................................................   106
     Common Stock.......................................................................................................   106
     Preferred Stock....................................................................................................   106
     Limitations on Liability of Officers and Directors.................................................................   106
     Anti-Takeover Provisions...........................................................................................   106
     Transfer Agent and Registrar.......................................................................................   108

UNAUDITED PRO FORMA CAPITALIZATION OF PRECISION AUTO CARE...............................................................   109

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.......................................................................   109

INFORMATION CONCERNING WE JAC...........................................................................................   113
  Business of WE JAC....................................................................................................   113
  Principal Stockholders of WE JAC......................................................................................   114
  Certain Relationships and Related Party Transactions..................................................................   115

WE JAC SELECTED CONSOLIDATED FINANCIAL DATA.............................................................................   116

WE JAC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATION..................................................................................................   117

INFORMATION REGARDING MIRACLE INDUSTRIES................................................................................   121
  Business of Miracle Industries........................................................................................   121
  Principal Stockholders of Miracle Industries..........................................................................   121
  Certain Relationships and Related Party Transactions..................................................................   121

MIRACLE INDUSTRIES SELECTED CONSOLIDATED FINANCIAL DATA.................................................................   123

MIRACLE INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.................   124

INFORMATION REGARDING LUBE VENTURES.....................................................................................   126


                                       8

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
  Business of Lube Ventures.............................................................................................   126
  Principal Stockholders of Lube Ventures...............................................................................   126
  Certain Relationships and Related Party Transactions..................................................................   126

LUBE VENTURES SELECTED FINANCIAL DATA...................................................................................   127

LUBE VENTURES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION......................   128

INFORMATION REGARDING ROCKY MOUNTAIN I..................................................................................   130
  Business of Rocky Mountain I..........................................................................................   130
  Principal Stockholders of Rocky Mountain I............................................................................   130

ROCKY MOUNTAIN I SELECTED FINANCIAL DATA................................................................................   131

ROCKY MOUNTAIN I MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION...................   132

INFORMATION REGARDING ROCKY MOUNTAIN II.................................................................................   134
  Business of Rocky Mountain I..........................................................................................   134
  Principal Stockholders of Rocky Mountain II...........................................................................   134

ROCKY MOUNTAIN II SELECTED FINANCIAL DATA...............................................................................   135

ROCKY MOUNTAIN II MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION..................   136

INFORMATION REGARDING MIRACLE PARTNERS..................................................................................   138
  Business of Miracle Partners..........................................................................................   138
  Principal Stockholders of Miracle Partners............................................................................   138
  Certain Relationships and Related Party Transactions..................................................................   138

MIRACLE PARTNERS SELECTED FINANCIAL DATA................................................................................   139

MIRACLE PARTNERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION...................   140

INFORMATION REGARDING PREMA PROPERTIES..................................................................................   142
  Business of Prema Properties..........................................................................................   142
  Principal Members of Prema Properties.................................................................................   142
  Certain Relationships and Related Party Transactions..................................................................   142

PREMA PROPERTIES SELECTED FINANCIAL DATA................................................................................   143

PREMA PROPERTIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION...................   144

INFORMATION REGARDING RALSTON CAR WASH..................................................................................   146
  Business of Ralston Car Wash..........................................................................................   146
  Principal Members of Ralston Car Wash.................................................................................   146

RALSTON CAR WASH SELECTED FINANCIAL DATA................................................................................   147

RALSTON CAR WASH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION...................   148

INFORMATION REGARDING KBG...............................................................................................   149
  Business of KBG.......................................................................................................   149
  Principal Members of KBG..............................................................................................   149
  Certain Relationships.................................................................................................   149

COMPARATIVE RIGHTS OF SECURITY HOLDERS..................................................................................   149
  Liability of Directors/Managing Members...............................................................................   150
     Precision Auto Care................................................................................................   150
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   150
     Miracle Industries.................................................................................................   151
     Rocky Mountain I and Rocky Mountain II.............................................................................   151
     Prema Properties...................................................................................................   151


                                       9

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
     Ralston Car Wash and KBG...........................................................................................   151
  Indemnification.......................................................................................................   152
     Precision Auto Care................................................................................................   152
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   152
     Miracle Industries.................................................................................................   152
     Rocky Mountain I and Rocky Mountain II.............................................................................   153
     Prema Properties...................................................................................................   153
     Ralston Car Wash and KBG...........................................................................................   153
  Distributions and Redemptions.........................................................................................   154
     Precision Auto Care................................................................................................   154
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   154
     Miracle Industries.................................................................................................   154
     Rocky Mountain I and Rocky Mountain II.............................................................................   154
     Prema Properties...................................................................................................   154
     Ralston Car Wash and KBG...........................................................................................   155
  Stockholder/Member Inspection of Books and Records....................................................................   155
     Precision Auto Care................................................................................................   155
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   155
     Miracle Industries.................................................................................................   155
     Rocky Mountain I and Rocky Mountain II.............................................................................   156
     Prema Properties...................................................................................................   156
     Ralston Car Wash and KBG...........................................................................................   156
  Dissenters' Rights....................................................................................................   156
     Precision Auto Care................................................................................................   156
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   157
     Miracle Industries.................................................................................................   157
     Rocky Mountain I and Rocky Mountain II.............................................................................   157
     Prema Properties...................................................................................................   157
     Ralston Car Wash and KBG...........................................................................................   158
  Staggered Board of Directors/Managing Members.........................................................................   158
     Precision Auto Care................................................................................................   158
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   158
     Miracle Industries.................................................................................................   158
     Rocky Mountain I and Rocky Mountain II.............................................................................   158
     Prema Properties...................................................................................................   158
     Ralston Car Wash and KBG...........................................................................................   158
  Stockholder/Member Voting Requirements................................................................................   158
     Precision Auto Care................................................................................................   158
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   159
     Miracle Industries.................................................................................................   159
     Rocky Mountain I and Rocky Mountain II.............................................................................   160
     Prema Properties...................................................................................................   160
     Ralston Car Wash and KBG...........................................................................................   160
  Action by Written Consent of Stockholders/Members.....................................................................   160
     Precision Auto Care................................................................................................   160
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   160
     Miracle Industries.................................................................................................   161
     Rocky Mountain I and Rocky Mountain II.............................................................................   161
     Prema Properties...................................................................................................   161
     Ralston Car Wash and KBG...........................................................................................   161
  Notice Procedures for Stockholder Proposals...........................................................................   161
     Precision Auto Care................................................................................................   161
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   161
     Miracle Industries.................................................................................................   161
     Rocky Mountain I and Rocky Mountain II.............................................................................   161

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
     Prema Properties...................................................................................................   161
     Ralston Car Wash and KBG...........................................................................................   161
  Board/Managing Member Vacancies.......................................................................................   162
     Precision Auto Care................................................................................................   162
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   162
     Miracle Industries.................................................................................................   162
     Rocky Mountain I and Rocky Mountain II.............................................................................   162
     Prema Properties...................................................................................................   162
     Ralston Car Wash and KBG...........................................................................................   162
  Removal of Directors/Members..........................................................................................   162
     Precision Auto Care................................................................................................   162
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   162
     Miracle Industries.................................................................................................   162
     Rocky Mountain I and Rocky Mountain II.............................................................................   162
     Prema Properties...................................................................................................   163
     Ralston Car Wash and KBG...........................................................................................   163
  Amendments of Charters/Membership Agreements..........................................................................   163
     Precision Auto Care................................................................................................   163
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   163
     Miracle Industries.................................................................................................   164
     Rocky Mountain I and Rocky Mountain II.............................................................................   164
     Prema Properties...................................................................................................   164
     Ralston Car Wash and KBG...........................................................................................   164
  Amendment of Bylaws...................................................................................................   164
     Precision Auto Care................................................................................................   164
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   164
     Miracle Industries.................................................................................................   164
     Rocky Mountain I and Rocky Mountain II.............................................................................   165
     Prema Properties...................................................................................................   165
     Ralston Car Wash and KBG...........................................................................................   165
  Special Meetings of Stockholders/Members..............................................................................   165
     Precision Auto Care................................................................................................   165
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   165
     Miracle Industries.................................................................................................   165
     Rocky Mountain I and Rocky Mountain II.............................................................................   165
     Prema Properties...................................................................................................   165
     Ralston Car Wash...................................................................................................   165
  Affiliated Transactions...............................................................................................   166
     Precision Auto Care................................................................................................   166
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   166
     Miracle Industries.................................................................................................   166
     Rocky Mountain I and Rocky Mountain II.............................................................................   166
     Prema Properties...................................................................................................   166
     Ralston Car Wash and KBG...........................................................................................   166
  Antitakeover Provisions...............................................................................................   167
     Precision Auto Care................................................................................................   167
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   167
     Miracle Industries.................................................................................................   167
     Rocky Mountain I and Rocky Mountain II.............................................................................   167
     Prema Properties...................................................................................................   167
     Ralston Car Wash and KBG...........................................................................................   167
  Control Share Acquisitions............................................................................................   167
     Precision Auto Care................................................................................................   167
     WE JAC, Lube Ventures and Miracle Partners.........................................................................   168
     Miracle Industries.................................................................................................   168

     Rocky Mountain I and Rocky Mountain II.............................................................................   168
     Prema Properties...................................................................................................   168
     Ralston Car Wash and KBG...........................................................................................   168
  Additional Differences Between Corporations and Limited Liability Companies...........................................   168
     Form of Organization...............................................................................................   168
     Restrictions on Transferability....................................................................................   168

LEGAL MATTERS...........................................................................................................   169

EXPERTS.................................................................................................................   169

INDEX TO FINANCIAL STATEMENTS...........................................................................................   F-1

APPENDICES

                             AVAILABLE INFORMATION

     Precision Auto Care has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 under the Securities Act with respect to the Common Stock to be issued pursuant to the Combination Agreement. This Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Precision Auto Care and the Common Stock to be issued pursuant to the Combination Agreement, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. A copy of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     Prior to filing the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, Precision Auto Care was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the Registration Statement, Precision Auto Care will become subject to the informational and periodic reporting requirements of the Exchange Act, and in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and other regional offices referred to above. Precision Auto Care intends to register the securities offered by the Registration Statement under the Exchange Act simultaneously with the effectiveness of the Registration Statement and to furnish its stockholders with annual reports containing audited financial statements and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND IF GIVEN OR MADE SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SHARES OF PRECISION AUTO CARE COMMON STOCK MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF PRECISION AUTO CARE, WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I, ROCKY MOUNTAIN II, MIRACLE PARTNERS, PREMA PROPERTIES, RALSTON CAR WASH OR KBG SINCE THE DATE HEREOF.

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. FOR PURPOSES OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I, ROCKY MOUNTAIN II, MIRACLE PARTNERS, PREMA PROPERTIES, RALSTON CAR WASH AND KBG (AS SUCH TERMS ARE DEFINED BELOW) ARE SOMETIMES REFERRED TO COLLECTIVELY AS THE "CONSTITUENT COMPANIES."

GENERAL

     MERGERS/SPECIAL MEETINGS. This Joint Proxy Statement/Prospectus is furnished to stockholders of WE JAC Corporation, a Delaware corporation ("WE JAC"), Miracle Industries, Inc., an Ohio corporation ("Miracle Industries"), Lube Ventures, Inc., a Delaware corporation ("Lube Ventures"), Rocky Mountain Ventures, Inc., a Colorado corporation ("Rocky Mountain I"), Rocky Mountain Ventures II, Inc., a Colorado corporation ("Rocky Mountain II"), in connection with the solicitation of proxies by the Board of Directors of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II for use at, respectively, the special meeting of stockholders of WE JAC ("WE JAC Special Meeting"), the special meeting of stockholders of Miracle Industries (the "Miracle Industries Special Meeting"), the special meeting of stockholders of Lube Ventures (the "Lube Ventures Special Meeting"), the special meeting of stockholders of Rocky Mountain I (the "Rocky Mountain I Special Meeting"), and the special meeting of stockholders of Rocky Mountain II (the "Rocky Mountain II
Special Meeting"), each of which will be held on                   , 1997
(collectively, the "Special Meetings").

     At the Special Meetings, the stockholders of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will consider and vote on that certain Plan of Reorganization and Agreement for Share Exchange Offers, dated August 27, 1997, (the "Combination Agreement"), by and among Precision Auto Care, Inc., a Virginia corporation ("Precision Auto Care"), WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Inc., a Delaware corporation ("Miracle Partners"), Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"), Ralston Car Wash Ltd., a Colorado limited liability company ("Ralston Car Wash") and KBG, LLC, a Colorado limited liability company ("KBG"), and the transactions contemplated by the Combination Agreement.

     EXCHANGE OFFERS. This Joint Proxy Statement/Prospectus is also being furnished to holders of outstanding shares of Miracle Partners common stock ("Miracle Partners Common Stock") and to holders of membership interests in Prema Properties, Ralston Car Wash and KBG in connection with the offer being made by Precision Auto Care to exchange shares of its common stock for outstanding shares of Miracle Partners Common Stock and for outstanding membership interests in each of Prema Properties, Ralston Car Wash and KBG as more fully described herein.

PURPOSE OF THE COMBINATION AND OPERATION OF PRECISION AUTO CARE FOLLOWING THE COMBINATION


     The purpose of the Combination is to bring together the resources and capabilities required for Precision Auto Care to franchise and operate Precision Tune Auto Care, Precision Auto Wash, and Precision Lube Express centers. The new Precision Auto Care Board of Directors believes that this will enable Precision Auto Care to compete effectively as a multiple solutions provider in the automotive maintenance aftermarket.


     As a result of the Combination, Precision Auto Care will acquire, pursuant to the Mergers and the Exchange Offers (i) Precision Tune Auto Care, a business engaged in franchising and operating automobile repair and maintenance service centers, (ii) businesses engaged in operating self-service and automatic car wash centers, and (iii) a business engaged in franchising and operating fast oil change and lubrication service centers. Following the Combination, Precision Auto Care will continue to franchise and operate the "Precision Tune Auto Care" automobile repair and maintenance service centers currently operated by WE JAC. Precision Auto Care intends to consolidate and engage in operating and franchising the self-service and automatic car wash businesses and the fast oil change and lubrication franchise operations conducted by the other Constituent Companies under the "Precision Auto Wash" name, in the case of the car wash operations, and the "Precision Lube Express" name, in the case of the fast oil change and lubrication business.

     Precision Auto Care intends to leverage Precision Tune Auto Care's broad name recognition and current market position to establish the "Precision brand" of services as a high-quality, convenient and high value provider in the market sectors in which it will compete. Precision Auto Care further intends to cross-sell each type of service offered to existing and potential franchisees to provide consumers with multiple services and one-stop shopping convenience in the markets it will serve. In support of the Precision Auto Wash, Precision Lube Express and Precision Tune Auto Care franchisees and retail services, Precision Auto Care will also manufacture and sell car wash equipment, modular fast oil change and lube buildings, car wash chemicals and automotive parts, equipment and supplies through its acquisition of the Constituent Companies currently engaged in these activities.

     From and after the Effective Time, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG will operate as subsidiaries of Precision Auto Care. See "Information Concerning Precision Auto Care."

THE COMPANIES

     PRECISION AUTO CARE. Precision Auto Care is a Virginia corporation newly formed for the purposes of effecting the above-described Mergers and Exchange Offers (the "Combination"). Currently, Precision Auto Care has no material assets or liabilities, and it is the holder of all of the capital stock of each of WE JAC Acquisition Company, a Delaware corporation ("WE JAC Acquisition"), Miracle Industries Acquisition Company, an Ohio corporation ("Miracle Industries Acquisition"), Lube Ventures Acquisition Company, a Delaware corporation ("Lube Ventures Acquisition"), Rocky Mountain I Acquisition Company, a Colorado corporation ("Rocky Mountain I Acquisition") and Rocky Mountain II Acquisition Company, a Colorado corporation ("Rocky Mountain II Acquisition"). At the consummation of the proposed Mergers, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly owned subsidiaries of Precision Auto Care, and Precision Auto Care will issue shares of its common stock, $.01 par value ("Precision Auto Care Common Stock"), to former stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II. At the consummation of the proposed Exchange Offers, Precision Auto Care will acquire the Miracle Partners Common Stock exchanged by the holders thereof pursuant to the Exchange Offer and the membership interests in Prema Properties, Ralston Car Wash and KBG exchanged by the members thereof pursuant to the Exchange Offer, and Precision Auto Care will issue shares of Precision Auto Care Common Stock to holders of Miracle Partners Common Stock and the members of Prema Properties, Ralston Car Wash and KBG who elect to exchange their shares or membership interests for Precision Auto Care Common Stock.

     WE JAC CORPORATION. WE JAC is the parent corporation of Precision Tune Auto Care, Inc., a Virginia corporation ("Precision Tune"). Precision Tune is an automotive service specialist engaged in the business of providing quality comprehensive automobile maintenance services. These services are provided at 556 Precision Tune Auto Care centers owned and operated by Precision Tune Auto Care franchisees as of June 30, 1997. The automotive maintenance services provided by Precision Tune Auto Care centers includes the diagnosis, maintenance and repair of ignition systems, fuel systems, computerized engine control systems, cooling systems, starting/charging systems, emissions control systems, engine drive train systems, electrical systems, air conditioning systems, oil and other fluid systems and brake systems. Precision Tune derives a substantial portion of its revenues from the distribution of automotive parts and equipment to Precision Tune Auto Care centers and others. Another subsidiary of WE JAC distributes a complete line of quality ignition parts, oil and air filters, brake parts, diagnostic equipment, signage and other items necessary and incidental to the outfitting and operating of Precision Tune Auto Care centers.


     MIRACLE INDUSTRIES, INC. With offices in Mansfield, Ohio and Cambridge, Ohio, Miracle is involved in the manufacture, sale and distribution of car wash chemicals which it sells through both direct distribution and a limited network of distributors. Miracle also owns and operates ten self-serve car wash centers located throughout central Ohio which facilities include in the aggregate 55 self-service bays and seven automatic bays. Each car wash center is supported by self-serve vacuums, carpet shampooers and vending machines to provide complementary car wash accessories. In addition to operating its own car wash facilities, Miracle is actively engaged in the sale, service, and installation of car wash facilities for third parties throughout Ohio. Miracle owns (directly and through a wholly owned subsidiary) HydroSpray Car Wash Equipment Co., Ltd. ("HydroSpray"), which is a manufacturer of self-service and touchless automatic car wash equipment. HydroSpray operates a manufacturing facility in Cedar Falls, Iowa and sells and installs car wash equipment throughout the United States, Mexico and Canada. HydroSpray is a successor to Don R. Havens Car Wash Systems which was engaged in the manufacture of touchless car wash equipment since the mid-1980's. Miracle Industries also owns a 50% interest in Indy Venture, L.L.C., an Indiana limited liability company which owns and operates three car wash centers and two Lube Depot fast oil change and lube centers in Indiana.


     LUBE VENTURES, INC. Lube Ventures is engaged in the manufacture of modular buildings specifically designed for the fast oil change and lube business and in the sale of franchise rights to its "Lube Depot" fast oil change and lube systems, throughout the United States. Lube Ventures markets its buildings to both franchisees and non-franchisees and utilizes the buildings in its operation of one Company-operated center. While the Lube Ventures modular building is specifically designed for the oil change industry, the company has made sales outside the oil change industry on a limited basis.

     ROCKY MOUNTAIN VENTURES, INC. Rocky Mountain I owns and operates one self-service car wash center in the Denver metropolitan area. The car wash is operated through a centralized control system located on-site. Such controls include the ability to check the functions, number and type of transactions, and receipts at the car wash. Rocky Mountain I's computer system contains software which may be used to change the operational system at the site at any time. The site is usually staffed by one attendant during specified business hours seven days a week.

     ROCKY MOUNTAIN VENTURES II, INC. Rocky Mountain II owns and operates seven self-service car wash centers in the Denver metropolitan area. Four of the car washes are operated through a centralized control system located at Rocky Mountain II's principal office and the remainder are operated through control systems located at each car wash site. Such controls include the ability to check the functions, number and type of transactions, and receipts at each of the car wash sites. At one site, the centralized system allows for the issuance to customers of "frequent wash" cards and debit cards, which allow customers to use a machine at the site to keep track of all uses, and to obtain a free wash after a certain number of washes. This system is being phased in at Rocky Mountain II's other car wash sites. Rocky Mountain II's computer system contains software which may be used to change the operational system at each site at any time. Each site is usually staffed by one attendant during specified business hours seven days a week.

     MIRACLE PARTNERS, INC. Miracle Partners owns and operates five car wash centers in the State of Ohio. Miracle Partners is currently operating 41 bays throughout its system, one of which is a completely automated bay and 40 of which are self-service car wash bays. Miracle Partners owns and operates a three bay Lube Depot center. Miracle Partners also leases ground to a sign company and a Lube Depot fast oil change and lube center franchisee.


     PREMA PROPERTIES, LTD. Prema Properties owns and operates seven car wash centers and owns a 50% equity interest in an eighth center located primarily in central Ohio and the Cleveland, Ohio area. The nine car wash centers contain in the aggregate 58 self-service units and six automatic units. All of the automatic units have been installed within the last two years and all of the units include HydroSpray car wash equipment. At each of the car wash sites, the company has vending equipment and self-serve vacuums to provide additional services to the customer. Each of the car wash centers has a part-time attendant assigned to it and the company utilizes area managers in both the Cleveland area and in central Ohio. In addition to the company's car wash operations, Prema Properties is the owner/operator of a Lube Depot franchise unit located in Brookpark, Ohio. This unit is operated by two full-time employees and one part-time employee. The Lube Depot employees also service the car wash facility at that location. Major maintenance requirements for the car wash systems are provided by Miracle Industries, Inc.


     RALSTON CAR WASH, LTD. Ralston Car Wash owns and operates one self-service car wash center in the Denver metropolitan area. The car wash is operated through a centralized control system located on-site. Such controls include the ability to check the functions, number and type of transactions, and receipts at the car wash. Ralston Car Wash's computer system contains software which may be used to change the operational system at the site at any point in time. The car wash is usually staffed by an attendant during specified business hours seven days a week.

     KBG, LLC. KBG, LLC does not conduct any operations and has been formed solely for the purpose of owning proprietary Programmable Logic Controller software ("PLC") designed by Karl Byrer. This software is an integral part of the "HydroSpray" proprietary car wash system Mr. Byrer has designed in conjunction with certain other Constituent Companies and his software is used to integrate all aspects of a self-service car wash operation into one centralized control point.

     WE JAC ACQUISITION COMPANY. WE JAC Acquisition is a wholly owned subsidiary of Precision Auto Care, newly formed for the purpose of merging with WE JAC in the Merger.

     MIRACLE INDUSTRIES ACQUISITION COMPANY. Miracle Industries Acquisition is a wholly owned subsidiary of Miracle Industries, newly formed for the purpose of merging with Miracle Industries in the Merger.

     LUBE VENTURES ACQUISITION COMPANY. Lube Ventures Acquisition Company is a wholly owned subsidiary of Lube Ventures, newly formed for the purpose of merging with Lube Ventures in the Merger.

     ROCKY MOUNTAIN I ACQUISITION. Rocky Mountain I Acquisition is a wholly owned subsidiary of Rocky Mountain I, newly formed for the purpose of merging with Rocky Mountain I in the Merger.

     ROCKY MOUNTAIN II ACQUISITION. Rocky Mountain II Acquisition is a wholly owned subsidiary of Rocky Mountain II, newly formed for the purpose of merging with Rocky Mountain II in the Merger.

TERMS OF THE COMBINATION

     Under the terms of the Combination Agreement, (1) WE JAC Acquisition will merge into WE JAC, Miracle Industries Acquisition will merge into Miracle Industries, Lube Ventures Acquisition will merge into Lube Ventures, Rocky Mountain I Acquisition will merge into Rocky Mountain I, and Rocky Mountain II Acquisition will merge into Rocky Mountain II (collectively, the "Mergers"); (2) each outstanding share of WE JAC Common Stock will be converted into the right to receive 1.0 share of Precision Auto Care Common Stock (the "WE JAC Exchange Ratio"); (3) each outstanding share of Miracle Industries Common Stock will be converted into the right to receive 21.442 shares of Precision Auto Care Common Stock (the "Miracle Industries Exchange Ratio"); (4) each outstanding share of Lube Ventures Common Stock will be converted into the right to receive 1,691.680 shares of Precision Auto Care Common Stock (the "Lube Ventures Exchange Ratio");
(5) each outstanding share of Rocky Mountain I Common Stock will be converted into the right to receive 12.355 shares of Precision Auto Care Common Stock (the "Rocky Mountain I Exchange Ratio"); and (6) each outstanding share of Rocky Mountain II Common Stock will be converted into the right to receive 12.356 shares of Precision Auto Care Common Stock (the "Rocky Mountain II Exchange Ratio"). Under the terms of the Combination Agreement, (1) each holder of a share of Miracle Partners Common Stock who elects to participate in the Exchange Offer will receive 188.640 shares of Precision Auto Care Common Stock with respect to each share of Miracle Partners Common Stock exchanged by such holder (the "Miracle Partners Exchange Ratio"); (2) each holder of Prema Properties Membership Interests who elects to participate in the Exchange Offer will receive 1,488.890 shares of Precision Auto Care Common Stock with respect to each one percentage of a Prema Properties Membership Interest exchanged by such holder (the "Prema Properties Exchange Ratio"), (3) each holder of Ralston Car Wash Membership Interests who elects to participate in the Exchange Offer will receive 291.610 shares of Precision Auto Care Common Stock with respect to each one percentage of a Ralston Car Wash Membership Interest exchanged by such holder (the "Ralston Car Wash Exchange Ratio"), and (4) each holder of KBG Membership Interests who elects to participate in the Exchange Offer will receive 124.110 shares of Precision Auto Care Common Stock with respect to each one percentage of a KBG Membership Interest exchanged by such holder (the "KBG Exchange Ratio").

     The Exchange Ratios with respect to each of the Constituent Companies, except WE JAC, were determined by arms' length negotiations between Precision Auto Care and the representatives of the Constituent Companies, each of which was represented by independent counsel in the negotiation of the terms and conditions of the Combination Agreements. The factors considered by Precision Auto Care in determining the Exchange Ratios included, among others, the historical operating results, the net worth, the levels and types of indebtedness and the future prospects of each of the Constituent Companies. The negotiations between WE JAC and Precision Auto Care were not arm's length due to substantial overlaps in management of Precision Auto Care and WE JAC at the time of the negotiation. However, because the various parties participated collectively in the negotiation of the Exchange Ratios, the Exchange Ratio applicable to WE JAC was subject to scrutiny by, and negotiation with, representatives of the other Constituent Companies.

     There are no warrants, options or other rights outstanding to purchase any equity securities of Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash or KBG. Pursuant to the Combination Agreement, each outstanding option, warrant or other right to purchase WE JAC Common Stock will be converted into the right to acquire shares of Precision Auto Care Common Stock on the same terms and conditions. Because each outstanding share of WE JAC Common Stock will be converted into the right to receive 1.0 share of Precision Auto Care Common Stock, no adjustment will be made to the number of shares or the exercise price per share underlying each option. A vote in favor of the Combination Agreement will also be a vote in favor of Precision Auto Care's assumption of various stock option plans under which options to acquire WE JAC Common Stock are currently outstanding. See "The Combination Agreement -- Effects of the Mergers/Exchange Offers."

     Based upon the number of shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock and Miracle Partners Common Stock currently outstanding and the Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests currently outstanding, and assuming that
(1) no shareholder exercises his right to dissent, (2) holders of Miracle Partners Common Stock and Prema Properties, Ralston Car Wash and KBG membership interests elect to exchange all of their outstanding Miracle Partners Common Stock and membership interests in Prema Properties, Ralston Car Wash and KBG pursuant to the Exchange Offers, (3) no cash is paid in lieu of fractional shares, (4) no rights are exercised by Precision Auto Care to proceed against the Indemnity Escrow Shares or the Indebtedness Escrow Shares, (5) all outstanding options, warrants and other rights to purchase WE JAC Common Stock are exercised, and (6) Precision Auto Care completes the Initial Public Offering of 2,300,000 shares of its Common Stock simultaneously with the consummation of the Combination, approximately 5,838,795 shares of Precision Auto Care Common Stock would be outstanding immediately upon the consummation of the Combination of which (A) approximately 1,841,725 shares, representing approximately 32.95% of the total, will be held by former WE JAC stockholders, (B) approximately 749,250 shares, representing approximately 13.41% of the total, will be held by former Miracle Industries stockholders, (C) approximately 169,168 shares, representing approximately 3.03% of the total, will be held by former Lube Ventures stockholders, (D) approximately 64,223 shares, representing approximately 1.15% of the total, will be held by former Rocky Mountain I stockholders, (E) approximately 179,648 shares, representing approximately 3.21% of the total, will be held by former Rocky Mountain II stockholders, (F) approximately 94,320 shares, representing 1.69% of the total, will be held by former Miracle Partners stockholders, (G) approximately 148,889 shares, representing 2.66% of the total, will be held by former Prema Properties members; (H) approximately 29,161 shares, representing 0.52% of the total, will be held by former Ralston Car Wash members; and (I) approximately 12,411 shares, representing 0.22% of the total, will be held by former KBG members.

ESCROWS OF PRECISION AUTO CARE COMMON STOCK

     Ten percent of the shares of Precision Auto Care Common Stock that are to be issued to each stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II pursuant to the Mergers and 10% of the shares of Precision Auto Care Common Stock that are to be issued to each stockholder of Miracle Partners and each holder of membership interests in Prema Properties, Ralston Car Wash and KBG in connection with the Exchange Offers (which shares are collectively referred to herein as the "Indemnity Escrow Shares") will be placed into escrow at the closing of the Mergers and the Exchange Offers (collectively, the "Combination"). Precision Auto Care will be able to reacquire, liquidate and retire the Indemnity Escrow Shares in order to satisfy claims it may have with respect to the breach of certain representations, warranties and covenants made with respect to each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash, KBG and their respective businesses in the Combination Agreement. The Indemnity Escrow Shares will remain in escrow until the first anniversary of the closing of the Combination or until any claims which are pending against the Indemnity Escrow Shares on the first anniversary of closing have been finally resolved. In addition to the Indemnity Escrow Shares, ten percent of the Precision Auto Care shares of Common Stock that are to be issued to each stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II pursuant to the Mergers and 10% of the Precision Auto Care shares of Common Stock that are to be issued to each holder of Miracle Partners Common Stock and to each holder of Prema Properties Membership Interests and Ralston Car Wash Membership Interests in connection with the Exchange Offers (which shares are collectively referred to herein as the "Indebtedness Escrow Shares") will be placed into escrow at the closing of the Combination. The Indebtedness Escrow Shares will remain in escrow for a period of up to 70 days. Precision Auto Care will be able to reacquire, liquidate or retire the Indebtedness Escrow Shares in the event that the indebtedness of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties or Ralston Car Wash is above certain levels at closing. IN THE EVENT THAT PRECISION AUTO CARE EXERCISES ITS RIGHTS TO PROCEED AGAINST THE INDEMNITY ESCROW SHARES OR THE INDEBTEDNESS ESCROW SHARES, STOCKHOLDERS OF THE CORPORATION OR MEMBERS OF THE LIMITED LIABILITY COMPANY WITH RESPECT TO WHICH PRECISION AUTO CARE LAWFULLY EXERCISES ITS RIGHTS WILL NOT RECEIVE THE FULL AMOUNT OF THE PRECISION AUTO CARE SHARES ALLOCATED TO SUCH HOLDER WITH RESPECT TO THE APPLICABLE MERGER OR EXCHANGE OFFER. SEE "THE COMBINATION AGREEMENT -- ESCROW OF PRECISION AUTO CARE SHARES ISSUED IN THE COMBINATION."

CERTAIN DISTRIBUTIONS AND CONTINGENT CASH DIVIDENDS

     Under the terms of the Combination Agreement, each of the Constituent Companies (other than WE JAC) is entitled to distribute amounts of cash to its owners necessary to enable the owners to pay the 1997 tax liabilities they are expected to incur with respect to the operation of the applicable Constituent Companies from January 1, 1997 through the Closing Date. Each of the Constituent Companies (including WE JAC) also is entitled to distribute cash to their owners in amounts equal to the amount of professional fees associated with the Combination and actually paid by the Constituent Company prior to the closing of the Combination.

     The Combination Agreement permits certain of the Constituent Companies to distribute prior to the Closing to their stockholders and members certain assets held, directly or indirectly, by such Constituent Companies. In this regard, Rocky Mountain I is permitted to distribute to its stockholders the cash proceeds of a certain $190,000 promissory note held by Rocky Mountain I; Lube Ventures is permitted to distribute to its members certain unimproved real estate; Prema Properties is permitted to distribute to its members certain improved rental real estate and unimproved real estate; and Miracle Industries is permitted to distribute to its stockholders certain improved rental real estate, unimproved real estate and a car wash and is also permitted to cause Indy Ventures to distribute certain unimproved real estate and a car wash to its members (including Miracle Industries, which may redistribute such property to its stockholders).

REAL ESTATE OPTIONS AND RELATED LEASE ARRANGEMENTS

     The Combination Agreement also grants to limited partnerships formed by the owners of Lube Ventures, Miracle Partners and Prema Partners, the option to purchase certain real estate from Precision Auto Care following Closing. Under the
                                       18
terms of the Combination Agreement, these limited partnerships may purchase these parcels of real estate from Precision Auto Care at their fair market value on the date the partnerships exercise their options. If the partnerships purchase one or more of these parcels of real estate the Combination Agreement also calls for Precision Auto Care to lease the real estate back from the partnerships at a base rent equal to the fair rental value of the real property. The partnerships are entitled to exercise this option for a one-year period commencing on the second anniversary of the date of the closing of the Combination. For additional information concerning the terms of these real estate arrangements, see "The Combination Agreement -- Real Estate Options and Related Lease Arrangements."

AGREEMENTS NOT TO COMPETE

     Pursuant to the terms of the Combination Agreement, each owner of 10% or more of the common stock or 10% or more of the membership interests of a Constituent Company must execute and deliver an agreement not to compete at the closing. The terms of these agreements generally provide that, for a period of four years following the closing of the Combination, the person executing such agreement will not compete with Precision Auto Care in the line of business conducted by the Constituent Company or Companies as to which such person is a stockholder or member as of closing or to engage in the franchising of such business within specified geographic areas. The discussion of the terms and conditions of the agreement not to compete is qualified in its entirety by reference to the terms of the form of the agreement not to compete attached to this Joint Proxy Statement/Prospectus as Appendix D. Holders who are required to execute and deliver this agreement at closing are urged to consult with their own legal counsel with respect to the effect of executing and delivering the agreement not to compete at closing.

FAILURE TO OBTAIN REQUIRED STOCKHOLDER AND MEMBER APPROVAL AND TENDER

     The Combination Agreement provides that (i) if the holders of a majority of the outstanding shares of common stock of any of WE JAC, Lube Ventures, Rocky Mountain I and Rocky Mountain II fail to approve the Combination Agreement, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (ii) if the holders of two-thirds of the outstanding shares of common stock of Miracle Industries fail to approve the Combination Agreement, Miracle Industries shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (iii) if the holders of the outstanding shares of Miracle Partners Common Stock fail to tender for exchange pursuant to the Exchange Offer all of the outstanding shares of Miracle Partners Common Stock, Miracle Partners shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; and (iv) if the holders of Membership Interests in any of Prema Properties, Ralston Car Wash and KBG fail to tender for exchange pursuant to the Exchange Offer a specified percentage of the outstanding Membership Interests in such company and, within one year of the date of the Combination Agreement, such company engages in a sale of substantially all of its assets or a merger or the holders of its common stock or membership interests transfer in the aggregate a majority of the outstanding shares or membership interests of such company, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

RIGHT TO INCLUDE SHARES OF PRECISION AUTO CARE COMMON STOCK IN INITIAL PUBLIC OFFERING

     It is a condition to the consummation of the Combination that Precision Auto Care complete an initial public offering of 2,300,000 shares of its Common Stock. The Combination Agreement contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Combination (which number includes and assumes that the holder will ultimately receive all of the Indemnity Escrow Shares and Indebtedness Escrow Shares attributable to such holder) to include a small portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering of Precision Auto Care Common Stock which is to occur simultaneously with the Combination. Holders who wish to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering must notify Precision Auto Care of their intention to do so by completing a Selling Shareholder Notice/Questionnaire/Power of Attorney and delivering it to Precision Auto Care no later than 5:00 p.m., Eastern Standard Time, on
                  , 1997. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public
                                       19

Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for a period of 180 days following the consummation of the Combination. For a more complete description of the terms of the restrictions on certain holders' ability to sell their shares of Precision Auto Care Common Stock they are to receive in the Combination for a period of 180 days following the Combination and the terms under which holders who are subject to such restrictions may include a portion of their shares in the Initial Public Offering, see "The Combination Agreement -- Restrictions on Resales of Precision Auto Care Common Stock," " -- Right to Include Shares in Initial Public Offering."


     BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT CONCERNING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING.


RESTRICTIONS ON RESALES OF PRECISION AUTO CARE COMMON STOCK

     The shares of Precision Auto Care Common Stock to be issued in the Combination will be freely tradeable without restriction under the Securities Act after consummation of the Combination, except that shares of Precision Auto Care Common Stock received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 of the Securities Act) of a Constituent Company may be resold by the affiliate only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Act. In addition, the terms of the Combination Agreement will restrict the ability of holders who receive 3,000 or more shares of Precision Auto Care Common Stock in the offering from selling or otherwise disposing of their shares for value, in the open market, or otherwise, for a period of 180 days following the consummation of the Combination. The certificates representing the shares of Precision Auto Care Common Stock that are subject to this 180-day restriction will bear a restrictive legend to such effect. See "The Combination
Agreement -- Restrictions on Resales of Precision Auto Care Common Stock."

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     Certain affiliates, directors and executive officers of the Constituent Company will receive employment agreements, a consulting agreement, increased compensation, and stock options in connection with the Combination. Such individuals are also being released from obligations under guarantees they have made with respect to indebtedness of the Constituent Companies which is being discharged at the closing. Increased compensation will reduce the working capital of Precision Auto Care, while directly benefitting those affiliates, directors and officers receiving such increased compensation. In addition, certain affiliates, directors and officers of Constituent Companies are also entitled to purchase certain Precision Lube Express modular buildings and equipment and Precision Auto Wash equipment following the Combination on terms more favorable than terms Precision Auto Care extends to third parties.

     Given the benefits received by certain affiliates of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG in connection with the Combination, as described below, the interest of these affiliates may be different from the interest of other stockholders and members. Stockholders and members should consider such affiliates' interest in the Combination in connection with their recommendation of the Mergers and their recommendation of the Exchange Offers. For details relating to such benefits, see "The Combination -- Interest of Certain Persons in the Combination."

CLOSING AND EFFECTIVE TIME OF THE COMBINATION

     The Combination will become effective (the "Effective Time") upon the completion of (1) the filing of properly executed Articles of Merger with the Departments of State of Colorado, Delaware and Ohio to reflect, as applicable, the mergers of WE JAC Acquisition into WE JAC, Miracle Industries Acquisition into Miracle Industries, Lube Ventures Acquisition into Lube Ventures, Rocky Mountain I Acquisition into Rocky Mountain I, and Rocky Mountain II Acquisition into Rocky Mountain II, and (2) the exchange of shares of Precision Auto Care for the shares of Miracle Partners Common Stock tendered by Miracle Partners stockholders for exchange and for the Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests tendered by Prema Properties, Ralston Car Wash and KBG members for exchange, which filings and exchanges will be made after satisfaction of certain conditions set forth in the Combination Agreement. For more information, see "The Combination -- Closing and Effective Time of the Combination" below.

CONDITIONS OF THE COMBINATION AND TERMINATION

     The consummation of the Mergers and the Exchange Offers are subject to a number of conditions which, if not fulfilled or waived, permit the termination of the Combination Agreement. These conditions include the consummation by Precision Auto Care of an initial public offering of at least 2,300,000 shares of its Common Stock (the "Initial Public Offering"). Also, if (1) stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II dissent to the Mergers and the aggregate number of shares that would otherwise be issued to such holders has a value greater than 10% of the estimated net cash proceeds Precision Auto Care expects to realize in the Initial Public Offering, or (2) 80% or more of the stockholders of Miracle Partners, 75% or more of the holders of membership interests in Prema Properties, or 80% or more of the holders of membership interests in Ralston Car Wash or KBG do not elect to participate in the Exchange Offers, the Combination may not be consummated. The Combination Agreement may also be terminated at any time prior to the consummation of the Mergers and the Exchange Offers by mutual consent and will automatically be terminated if the Mergers and Exchange Offers have not been consummated on or before November 14, 1997, unless such deadline is extended by agreement of the Constituent Companies. Further, the per share price for common stock of Precision Auto Care to be sold in the Initial Public Offering is to be determined by a majority of the Finance Committee of the Board of Directors of Precision Auto Care (or a majority of the entire Board of Directors if the Finance Committee cannot reach a majority decision). If the Finance Committee or Board of Directors does not believe the initial offering price is acceptable, the Combination Agreement will be terminated. In addition, any of the Constituent Companies may withdraw from the transaction if (1) a material adverse effect occurs with respect to those Constituent Companies which are deemed to be material to the Combination, (2) the stockholders of the Constituent Company fail to approve the Combination or (3) the Constituent Company does not receive a favorable opinion as to the tax treatment of the Combination, in any of which events the Combination Agreement shall terminate unless the remaining Constituent Companies elect to proceed. Finally, two-thirds of the Board of Directors of Precision Auto Care may vote to exclude Rocky Mountain I or Ralston Car Wash from the Combination if the relevant Constituent Company suffers a material adverse effect. If the Combination Agreement is terminated or any Constituent Company withdraws or is excluded from the Combination, the Constituent Companies shall continue to be liable for their agreed portion of the transaction expenses and for any breach of their respective representations, warranties and covenants contained in the Combination Agreement. See "The Combination Agreement -- Conditions of the Combination Agreement," " -- Termination of the Combination Agreement."

MANAGEMENT FOLLOWING THE COMBINATION

     Upon consummation of the Combination, the Board of Directors of Precision Auto Care will consist of thirteen members, seven of whom have been designated by WE JAC's Board of Directors, five of whom have been designated collectively by Boards of Directors of Miracle Industries and Lube Ventures and the managing members of Prema Properties, and one of whom has been designated collectively by the Boards of Directors of Rocky Mountain I and Rocky Mountain II, and the Managing Members of Ralston Car Wash. See "Information Concerning Precision Auto Care -- Operation, Management and Business of Precision Auto Care After the Merger -- Management of Precision Auto Care."

     WE JAC has designated Woodley A. Allen, Lynn E. Caruthers, Bernard H. Clineburg, Bassam N. Ibrahim, Arthur Kellar, Harry G. Pappas, Jr., and John F. Ripley as directors of Precision Auto Care. Miracle Industries, Lube Ventures and Prema Properties have designated Effie Eliopulos, Richard O. Johnson, Gerald Zamensky, George Bavelis and Clarence E. Deal as directors of Precision Auto Care. Rocky Mountain I, Rocky Mountain II and Ralston Car Wash have designated William R. Klumb as a director of Precision Auto Care. Also John F. Ripley, Peter Kendrick, Arnold Janofsky, Grant G. Nicolai, James Hay and William R. Klumb will each enter into an employment agreement with Precision Auto Care and Ernest S. Malas will enter into a consulting agreement with Precision Auto Care. All other officers of Precision Auto Care will hold offices at the pleasure of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board subject to any severance or other rights to which the individual may be entitled under employment or severance/non-compete agreements with Precision Auto Care. See "Information Concerning Precision Auto Care -- Operation, Management and Business of Precision Auto Care After the
Combination -- Management of Precision Auto Care."

RECOMMENDATION OF THE BOARD OF DIRECTORS/MANAGING MEMBERS

MERGERS


     The Boards of Directors of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II have each unanimously approved the Combination Agreement and the transactions contemplated thereby and have separately determined that the Merger is fair to, and in the best interests of, their respective stockholders.

     WE JAC. The factors considered by the WE JAC Board of Directors in making this determination included (1) that the Combination should enable WE JAC stockholders to benefit from the significant brand name awareness that WE JAC has created with respect to its Precision Tune Auto Care brand through the marketing of the car wash and fast oil change and lube businesses conducted by the other Constituent Companies under the Precision Auto Care brand, (2) that the WE JAC stockholders should benefit from increased purchasing power and resulting cost savings as well as enhanced marketing capabilities and greater potential market penetration, (3) that the Combination would enhance WE JAC's ability to compete more effectively and provide the best alternative for achieving success in a consolidating industry, (4) that holders of WE JAC Common Stock would likely have significantly more liquidity with respect to their investment by reason of the numbers of shares of Precision Auto Care Common Stock that would be issued and outstanding following consummation of the Combination and the Initial Public Offering, (5) that the combined companies' liquidity would allow further expansion of operations and more easily managed cash flow because of reduced debt, (6) that the terms of the Merger should permit the holders of WE JAC Common Stock to exchange their shares for Precision Auto Care Common Stock on a tax-free basis, and (7) the presentation made by Ferris, Baker Watts, Incorporated to the Board of Directors. See "WE JAC's Reasons for the Combination and Board of Directors' Recommendation."



     MIRACLE INDUSTRIES. The factors considered by the Miracle Industries Board of Directors in making this determination included (1) that the expected synergistic effect associated with the combination of companies providing various specialized services in the automotive maintenance industry, (2) that the ability to market automotive maintenance, fast oil change and lube, and car wash facilities under the Precision Auto Care brand should offer Miracle Industries the ability to expand available outlets for its car wash equipment and enable better utilization of its capacity, (3) that operating all of the Miracle Industries car washes in conjunction with the operation of franchised facilities should increase earnings as a result of brand name recognition and increased market penetration, (4) that Miracle Industries operations should benefit from the professional management and infrastructure that WE JAC has in place, (5) that the Combination will result in a substantial immediate elimination of debt service, and (6) that WE JAC's widespread Precision Tune franchise base should provide beneficial marketing opportunities for Miracle Industries products if Precision Tune franchisees add car washes at or in close proximity to Precision Tune franchises. See "Miracle Industries' Reasons for the Combination and Board of Directors' Recommendation."



     LUBE VENTURES. The factors considered by the Lube Ventures Board of Directors in making this determination included (1) the fact that the Combination should allow for the marketing of the fast oil change and lube centers franchised by Lube Ventures to Precision Tune franchisees and operators of car wash centers; (2) WE JAC has substantial experience in franchising its Precision Tune franchises and an established infrastructure which should greatly benefit Lube Ventures in its developing franchising activities (particularly in the areas of marketing, training, franchise support and royalty collection); (3) that combining the automotive maintenance business with the fast oil change and lube business should increase customer traffic closer to capacity, (4) that the Combination will result in a substantial immediate elimination of debt service and (5) the Precision Auto Care brand and franchise recognition should assist in the marketing of the fast oil change and lube centers franchising and should enable franchisees to enjoy the benefits associated with the post-Combination marketing of the operations under the Precision Auto Care brand. See "Lube Ventures' Reasons for the Combination and Board of Directors' Recommendation."



     ROCKY MOUNTAIN I. The factors considered by the Rocky Mountain I Board of Directors in making this determination included (1) the possibility of an active trading market for the shares of Precision Auto Care Common Stock to be received in the Combination, (2) the potential for appreciation in such shares, (3) the future growth prospects for Precision Auto Care, including expansion into other geographic markets and anticipated economies of scale, (4) the Combination will provide greater access to public markets and greater access to additional capital to expand its business, (5) the Combination will result in a substantial immediate elimination of debt service, and (6) the opinion of its financial advisor that the consideration to be received by its shareholders in the Combination was fair from a financial point of view. See "Rocky Mountain I's Reasons for the Combination and Board of Directors' Recommendation."



     ROCKY MOUNTAIN II. The factors considered by the Rocky Mountain II Board of Directors in making this determination included, among others, (1) the possibility of an active trading market for the shares of Precision Auto Care Common Stock to be received in the Combination, (2) the potential for appreciation in such shares, (3) the future growth prospects for Precision Auto Care, including expansion into other geographic markets and anticipated economies of scale, (4) the Combination will provide greater access to public markets and greater access to additional capital to expand its business, (5) the Combination will result in a substantial immediate elimination of debt service, and (6) the opinion of its financial advisor that the consideration to be received by its shareholders in the Combination was fair from a financial point of view and other factors. See "Rocky Mountain II's Reasons for the Combination and Board of Directors' Recommendation."

     See "The Combination -- Interests of Certain Persons in the Combination."

EXCHANGE OFFERS


     The Board of Directors of Miracle Partners and the managing members of Prema Properties, Ralston Car Wash and KBG have unanimously approved the Combination Agreement and the transactions contemplated thereby and have separately determined that the Exchange Offer is fair to and in the best interests of their respective stockholders and members.



     MIRACLE PARTNERS. The factors considered by the Miracle Partners Board of Directors in making this determination included (1) the expertise of the new management after the Combination with regard to the computerization and equipment upgrades to existing facilities which should enhance efficiencies and revenues, (2) the growth prospects following the Combination by reason of the products and services offered by the integration of various of the Constituent Companies at or in close proximity to existing and future sites, (3) the Combination will result in a substantial immediate elimination of debt service,
(4) the tax-free exchange of interests, and (5) the possible liquidity that may be realized if an active trading market in Precision Auto Care Common Stock develops following the Combination and the Initial Public Offering. See "Miracle Partners' Reasons for the Exchange Offer and Board of Directors' Recommendation."



     PREMA PROPERTIES. The factors considered by the Prema Properties Managing Member in making this determination included (1) the growth potential of the new entity as a result of the efficiencies that can be obtained in the car wash units by the installation of the computerized operating system being contributed by KBG and from increased exposure as a result of the anticipated advertising and promotion of the "Precision Tune Auto Care," "Precision Auto Wash," and "Precision Lube Express" brands, (2) by marketing the quick oil change and lube franchises, car wash franchises and automobile maintenance franchises to the various franchisees nationwide, each of the companies should benefit from increased revenues to the combined entity, (3) the Combination will result in a substantial immediate elimination of debt service as well as an increased availability of capital, (4) the potential to grow at a much greater rate than Prema Properties could grow as a stand-alone operation, and (5) the managing members believe that Precision Auto Care will be able to provide increased management resources to the parties' existing facilities. See "Prema Properties Reasons for the Exchange Offer and Managing Member's Recommendation."



     RALSTON CAR WASH. The factors considered by the Ralston Car Wash Managing Member in making this determination included, (1) the possibility of an active trading market for the shares of Precision Auto Care Common Stock to be received in the Combination, (2) the potential for appreciation in such shares, (3) the future growth prospects for Precision Auto Care including expansion into other geographic markets and anticipated economies of scale, (4) the Combination will provide greater access to public markets and greater access to additional capital to expand its business, (5) the Combination will result in a substantial immediate elimination of debt service, and (6) the opinion of its financial advisor that the consideration to be received by its members in the Combination was fair from a financial point of view and other factors. See "Ralston Car Wash's Reasons for the Combination and Managing Member's Recommendation."



     KBG. The factors considered by the KBG managing member in making this determination included that the Combination would facilitate a broader distribution in the car wash industry of the software owned by KBG and that the consideration to be received by KBG was fair in light of the managing member's views with respect to the value of the PLC software.



     ACCORDINGLY, THE BOARDS OF DIRECTORS OF WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II UNANIMOUSLY RECOMMEND APPROVAL OF THE MERGERS AND THE ADOPTION OF THE COMBINATION AGREEMENT BY THEIR RESPECTIVE STOCKHOLDERS. THE BOARD OF DIRECTORS OF MIRACLE PARTNERS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS TENDER ALL OF THEIR COMMON STOCK TO PRECISION AUTO CARE PURSUANT TO THE EXCHANGE OFFER. THE MANAGING MEMBERS OF EACH OF PREMA PROPERTIES, RALSTON CAR WASH AND KBG RECOMMEND THAT THEIR MEMBERS TENDER ALL OF THEIR MEMBERSHIP INTERESTS TO PRECISION AUTO CARE PURSUANT TO THE EXCHANGE OFFER. For a more detailed discussion of the reasons considered by the Board of Directors of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners and the managing members of each of Prema Properties, Ralston Car Wash and KBG in approving the Combination Agreement, see "The Combination -- WE JAC's Reasons for the Merger and Board of Directors' Recommendation," " -- Miracle Industries' Reasons for the Merger and Board of Directors' Recommendation," " -- Lube Ventures' Reasons for the Merger and Board of Directors' Recommendation," " -- Rocky Mountain I's Reasons for the Merger and Board of Directors' Recommendation," " -- Rocky Mountain II's Reasons for the Merger and Board of Directors' Recommendation," " -- Miracle Partners' Reasons for the Exchange Offer and Board of Directors' Recommendation,"
" -- Prema Properties Reasons for the Exchange Offer and Managing Member's Recommendation," " -- Ralston Car Wash Reasons for the Exchange Offer and Managing Member's Recommendation," and " -- KBG Reasons for the Exchange Offer and Managing Member's Recommendation."

OPINIONS OF FINANCIAL ADVISORS

     Ferris, Baker Watts, Incorporated ("Ferris, Baker Watts") has delivered to the Board of Directors of WE JAC its written opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters as stated therein, the consideration to be received by WE JAC stockholders pursuant to the Merger is fair to such stockholders from a financial point of view. A copy of Ferris, Baker Watts' opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Joint Proxy Statement/Prospectus as Appendix B and should be read carefully by WE JAC stockholders in its entirety. In arriving at its opinion, Ferris, Bakers Watts
(1) reviewed certain financial data of WE JAC, (2) held discussions with certain members of management of WE JAC, (3) reviewed certain financial information made available to Ferris, Baker Watts of Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties and Ralston Car Wash, (4) reviewed the Combination Agreement, (5) considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Ferris, Baker Watts considered comparable to the Combination, (6) evaluated the pro forma financial impact of the Combination, and (7) performed such other financial analysis and examinations and considered such other financial, economic and market criteria as Ferris, Baker Watts deemed necessary. See "The Combination -- Opinion of Ferris, Baker Watts."

     Quist Financial, Inc. ("Quist") has delivered to the Boards of Directors of Rocky Mountain I and Rocky Mountain II and to the managing member of Ralston Car Wash, its written opinion, to the effect that the consideration to be received by the shareholders of Rocky Mountain I and Rocky Mountain II and by the members of Ralston Car Wash is fair to such shareholders and members from a financial point of view. The opinion of Quist is attached as Appendix C to this Joint Proxy Statement/Prospectus. Shareholders of Rocky Mountain I and Rocky Mountain II and members of Ralston Car Wash are urged to read such opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. For additional information, see "The Combination -- Opinion of Financial Advisor to Rocky Mountain I, Rocky Mountain II and Ralston Car Wash."

MEETINGS OF THE STOCKHOLDERS

     A Special Meeting of the Stockholders of WE JAC will be held at 10:00 a.m.,
local time, on                   , 1997, at                               .

     A Special Meeting of the Stockholders of Miracle Industries will be held at
10:00 a.m., local time, on                   , 1997, at
                              .

     A Special Meeting of the Stockholders of Lube Ventures will be held at
10:00 a.m., local time, on                   , 1997, at
                              .

     A Special Meeting of the Stockholders of Rocky Mountain I will be held at
10:00 a.m., local time, on                   , 1997, at
                              .

     A Special Meeting of the Stockholders of Rocky Mountain II will be held at
10:00 a.m., local time, on                   , 1997, at
                              .

     At the Special Meetings, stockholders of the respective corporations will be asked to consider and vote upon a proposal to approve and adopt the Combination Agreement and the transactions contemplated thereby. A copy of the Combination Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.

     All shares of common stock, par value $.01 per share, of WE JAC ("WE JAC Common Stock"), common stock, no par value, of Miracle Industries ("Miracle Industries Common Stock"), common stock, par value $1.00 per share, of Lube Ventures ("Lube Ventures Common Stock"), common stock, par value $100.00 per share, of Rocky Mountain I ("Rocky Mountain I Common Stock"), and common stock, par value $1.00 per share, of Rocky Mountain II ("Rocky Mountain II Common Stock") represented by properly executed proxies will be voted at the appropriate Special Meeting in accordance with the directions on the proxies, unless such proxies have been previously revoked. If no direction is indicated, the shares will be voted FOR approval and adoption of the Combination Agreement and the transactions contemplated thereby. Any WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the appropriate Special Meeting by (1) giving written notice of such revocation to the Secretary of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II, as the case may be, or (2) signing and delivering to such Secretary a proxy bearing a later date. However, the mere presence at a given Special Meeting of a WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II stockholder who has delivered a valid proxy will not of itself revoke that proxy. See "The WE JAC Special Meeting -- Proxies: Voting and Revocation," "The Miracle Industries Special Meeting -- Proxies: Voting and Revocation," "The Lube Ventures Special Meeting -- Proxies: Voting and Revocation," "The Rocky Mountain I Special Meeting -- Proxies: Voting and Revocation," and "The Rocky Mountain II Special Meeting -- Proxies: Voting and Revocation."

     RECORD DATE AND VOTE REQUIRED. The record date for stockholders of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain
II entitled to vote at the appropriate Special Meeting is                   ,
1997.

     The Delaware General Corporation Law (the "DGCL") and WE JAC's and Lube Ventures' Certificates of Incorporation require approval and adoption of the Combination Agreement by holders of a majority of the outstanding shares WE JAC Common Stock and Lube Ventures Common Stock. The Ohio General Corporation Law (the "OGCL") and Miracle Industries' Certificate of Incorporation requires approval of the Combination Agreement by holders of two-thirds of Miracle Industries Common Stock. The Colorado Business Corporation Act (the "CBCA") and Rocky Mountain I's and Rocky Mountain II's Certificates of Incorporation requires approval of the Combination Agreement by holders of a majority of Rocky Mountain I Common Stock and Rocky Mountain II Common Stock. In each case, abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement. If the stockholders of certain of the constituent companies fail to approve the Combination Agreement and the transactions contemplated thereby, as required, the Combination will not be consummated. See "The Combination Agreement -- Conditions of the Combination Agreement."

     The DGCL also requires the affirmative vote of a majority of the issued and outstanding shares of common stock of each of WE JAC Acquisition, Miracle Industries Acquisition, Lube Ventures Acquisition, Rocky Mountain I Acquisition and Rocky Mountain II Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care, as owner of all such outstanding shares, has voted such shares to approve and adopt the Combination Agreement.


     As of        , 1997, (1) the current directors and officers of WE JAC and their respective affiliates held 358,987 shares of WE JAC Common Stock, exclusive of options and warrants to purchase WE JAC Common Stock, representing approximately 26.9% of the outstanding shares of WE JAC Common Stock, (2) the directors and officers of Miracle Industries and their respective affiliates held 31,659 shares of Miracle Industries Common Stock, representing approximately 91% of the outstanding shares of Miracle Industries Common Stock,
(3) the directors and officers of Lube Ventures and their respective affiliates held 100 shares of Lube Ventures Common Stock, representing approximately 100% of the outstanding shares of Lube Ventures Common Stock, (4) the directors and officers of Rocky Mountain I and their respective affiliates held 866.25 shares of Rocky Mountain I Common Stock, representing approximately 16.7% of the outstanding shares of Rocky Mountain I Common Stock, and (5) the directors and officers of Rocky Mountain II and their respective affiliates held 2,299.16 shares of Rocky Mountain II Common Stock, representing approximately 15.9% of the outstanding shares of Rocky Mountain I Common Stock. While all such directors and officers have indicated their current intention to vote in favor of the Combination, no director or officer is obligated to vote his or her shares in favor of the Combination.


PARTICIPATION IN EXCHANGE OFFER

     Precision Auto Care is offering to exchange shares of its Common Stock for all of the outstanding shares of Miracle Partners Common Stock and for all of the outstanding Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests in the manner described in this Joint Proxy Statement/Prospectus. Because Precision Auto Care will effect the exchange of its shares of Common Stock with holders of Miracle Partners Common Stock and Prema Properties, Ralston Car Wash and KBG Membership Interests directly, no special or other meeting of Miracle Partners stockholders or holders of the Prema Properties, Ralston Car Wash and KBG Membership Interests will be held or is necessary because their vote is not required in order to effect the Exchange Offer. Holders of Miracle Partners Common Stock and holders of Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests who wish to exchange their common stock or membership interests, as the case may be, for Precision Auto Care Common Stock in the manner contemplated by this Joint Proxy Statement/Prospectus should do so by completing the Letter of Transmittal which accompanies this Joint Proxy Statement/Prospectus in the manner described herein. See "The Miracle Partners Exchange Offer," "The Prema Properties Exchange Offer," "The Ralston Car Wash Exchange Offer" and "The KBG Exchange Offer."

MERGER STOCKHOLDERS' RIGHTS TO DISSENT

     As more fully described below, stockholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II who do not desire to participate in the Merger may dissent from the Merger and elect to have the fair value of such stockholders' shares judicially determined and paid to the stockholder in cash. Holders of Miracle Partners

Common Stock and Prema Properties, Ralston Car Wash and KBG Membership Interests are not entitled to exercise such dissenters' rights because Precision Auto Care is making an Exchange Offer directly to each holder and holders who do not tender their Miracle Partners Common Stock or Prema Properties, Ralston Car Wash or KBG Membership Interests will not be bound by the terms of the transaction if, for example, holders of all of the other shares of common stock or membership interests elect to participate in the Exchange Offer. In the event that WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II stockholders dissent to the Mergers and the aggregate number of shares that would otherwise be issued to such holders has a value greater than 10% of the estimated net cash proceeds Precision Auto Care expects to realize in the Initial Public offering, the Combination will not be consummated. See "The Combination Agreement -- Conditions of the Combination."

     WE JAC. Pursuant to the Delaware General Corporation Law, any stockholder of record of shares of WE JAC Common Stock who does not desire to have such shares converted into shares of Precision Auto Care Common Stock pursuant to the Combination Agreement and who has made proper written demand prior to the vote of WE JAC stockholders on the Combination Agreement at the WE JAC Special Meeting may dissent from the Merger and elect to have the fair value of such shareholder's shares of WE JAC Common Stock (excluding any appreciation or depreciation in anticipation of the Combination) judicially determined and paid to the stockholder in cash, provided that the stockholder complies with the provisions of Section 262 of the Delaware General Corporation Law. If any stockholder of record of shares of WE JAC Common Stock elects to exercise the right to dissent from the Combination and demand appraisal, such stockholder of record must deliver a written demand for appraisal of the stockholder's shares to WE JAC prior to the taking of the vote on the Merger at the WE JAC Special Meeting. This written demand must reasonably inform WE JAC of the identity of the shareholder of record and that the shareholder thereby demands the appraisal of the shareholder's shares. Any shareholder choosing to exercise his or her right to dissent may not vote such shares in favor of the Merger. The failure of any dissenting shareholder to follow the appropriate procedure will result in a termination or waiver of that shareholder's right to dissent. See "The Combination -- Rights of Stockholders to Dissent With Respect to Mergers."

     MIRACLE INDUSTRIES. Pursuant to the Ohio General Corporation Law, any shareholder of record of shares of Miracle Industries Common Stock who does not desire to have such shares converted into shares of Precision Auto Care Common Stock pursuant to the Combination Agreement may dissent from the Merger and have the right to receive payment of the fair cash value of such shares in accordance with the provisions of Section 1701.85 of the Ohio General Corporation Law. If a shareholder of record on the record date of the Miracle Industries Special Meeting elects to exercise dissenters' rights under Section 1701.85, such shareholder must satisfy the following conditions: (i) the shareholder must not vote in favor of the adoption of the Combination Agreement and authorization of the Combination Agreement and (ii) not later than ten days after the date on which such vote is taken, such shareholder must deliver to Miracle Industries or Precision Auto Care a written demand for payment of the fair cash value of the Miracle Industries Common Stock as to which the shareholder seeks relief. Such written notice shall state the shareholder's address, the number of shares of Miracle Industries Common Stock for which relief is sought and the amount claimed by the shareholder as the fair cash value of such shares. If a shareholder provides the written notice described above, pursuant to Section 1701.85, Miracle Industries may request in writing that the dissenting shareholder deliver to Miracle Industries or Precision Auto Care such shareholder's stock certificates representing the dissenting shares of Miracle Industries Common Stock in order that such certificates may be endorsed with a legend that demand for the fair cash value of such shares has been made. Failure by the shareholder to deliver such certificates within 15 days from the date of the sending of the request may, at the option of Miracle Industries, terminate such shareholder's rights as a dissenting shareholder. Assuming compliance with the procedures established by Section 1701.85, if the dissenting shareholder and Miracle Industries cannot agree on the fair cash value per share of the shares of Miracle Industries Common Stock as to which relief is sought, Section 1701.85 provides a mechanism for judicial determination of such fair cash value. Fair cash value is defined under Section 1701.85 as the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, provided that such amount shall not exceed the amount specified in the demand notice and that any appreciation or depreciation in market value resulting from the proposed Combination is to be excluded. The failure of any dissenting shareholder to follow the appropriate procedures established by Section 1701.85 will result in a termination of that shareholder's right to dissent. See "The
Combination -- Rights of Stockholders to Dissent With Respect to Mergers."

     LUBE VENTURES. Pursuant to the Delaware General Corporation Law, any shareholder of record of shares of Lube Ventures Common Stock who does not desire to have such shares converted into shares of Precision Auto Care Common Stock pursuant to the Combination Agreement and who has made proper written demand prior to the vote of Lube Ventures stockholders may dissent from the Merger and elect have the fair value of such shareholder's shares of Lube Ventures Common Stock (excluding any appreciation or depreciation in anticipation of the Combination) judicially determined and paid to the stockholder in cash, provided that the stockholder complies with the provisions of Section 262 of the Delaware General Corporation Law. If any stockholder of record of shares of Lube Ventures Common Stock elects to exercise the right to dissent from the Combination and demand appraisal, such stockholder of record must deliver a written demand for appraisal of the stockholder's shares to Lube Ventures prior to the taking of the vote on the Merger at the Lube Ventures Special Meeting. This written demand must reasonably inform Lube Ventures of the identity of the shareholder of record and that the shareholder thereby demands the appraisal of the shareholder's shares. Any shareholder choosing to exercise his or her right to dissent may not vote such shares in favor of the Merger. The failure of any dissenting shareholder to follow the appropriate procedure will result in a termination or waiver of that shareholder's right to dissent. See "The Combination -- Rights of Stockholders to Dissent With Respect to Mergers."

     ROCKY MOUNTAIN I. Pursuant to the Colorado Business Corporation Act, any stockholder of record of shares of Rocky Mountain I Common Stock who does not desire to have such shares converted into shares of Precision Auto Care Common Stock pursuant to the Combination Agreement and who has made written demand prior to the vote of Rocky Mountain I stockholders on the Combination Agreement at the Rocky Mountain I Special Meeting may dissent from the Merger and elect to have the fair value of such shareholder's shares of Rocky Mountain I Common Stock (excluding any appreciation or depreciation in anticipation of the Combination) paid to the stockholder in cash, provided that the stockholder complies with the provisions of Sections 7-113-101 et. seq. of the Colorado Business Corporation Act. If any stockholder of record of shares of Rocky Mountain I Common Stock elects to exercise the right to dissent from the Combination and demand payment, such stockholder of record must deliver written notice of such stockholder's intention to demand payment of the fair value of the stockholder's shares to Rocky Mountain I prior to the taking of the vote on the Merger at the Rocky Mountain I Special Meeting and must deposit the stockholder's certificates with Rocky Mountain I. Any shareholder choosing to exercise his or her right to dissent may not vote such shares in favor of the Merger. The failure of any dissenting shareholder to follow the appropriate procedure will result in a termination or waiver of that shareholder's right to dissent. See "The Combination -- Rights of Stockholders to Dissent With Respect to Mergers."

     ROCKY MOUNTAIN II. Pursuant to the Colorado Business Corporation Act, any stockholder of record of shares of Rocky Mountain II Common Stock who does not desire to have such shares converted into shares of Precision Auto Care Common Stock pursuant to the Combination Agreement and who has made written demand prior to the vote of Rocky Mountain II stockholders on the Combination Agreement at the Rocky Mountain II Special Meeting may dissent from the Merger and elect to have the fair value of such shareholder's shares of Rocky Mountain II Common Stock (excluding any appreciation or depreciation in anticipation of the Combination) paid to the stockholder in cash, provided that the stockholder complies with the provisions of Sections 7-113-101 et. seq. of the Colorado Business Corporation Act. If any stockholder of record of shares of Rocky Mountain II Common Stock elects to exercise the right to dissent from the Combination and demand payment, such stockholder of record must deliver written notice of such stockholder's intention to demand payment of the fair value of the stockholder's shares to Rocky Mountain II prior to the taking of the vote on the Merger at the Rocky Mountain II Special Meeting and must deposit the stockholder's certificates with Rocky Mountain II. Any shareholder choosing to exercise his or her right to dissent may not vote such shares in favor of the Merger. The failure of any dissenting shareholder to follow the appropriate procedure will result in a termination or waiver of that shareholder's right to dissent. See "The Combination -- Rights of Stockholders to Dissent With Respect to Mergers."

NO RIGHT TO DISSENT IN EXCHANGE OFFERS

     Because Precision Auto Care is making the Exchange Offers for all of the outstanding shares of Miracle Partners Common Stock and all of the outstanding Prema Properties, Ralston Car Wash and KBG Membership Interests, no special meeting of Miracle Partners stockholders or Prema Properties, Ralston Car Wash or KBG members will be convened in connection with the Exchange Offer. Accordingly, stockholders of Miracle Partners and holders of membership interests in Prema Properties, Ralston Car Wash and KBG will not have any dissenters' rights or rights to seek the appraisal of their shares of Miracle Partners Common Stock or Prema Properties, Ralston Car Wash or KBG Membership Interests in connection with the Exchange Offer. In the event that the ownership interests of the stockholders of Miracle Partners and the members of each of Prema Properties, Ralston Car Wash and KBG who do not elect to participate in the Exchange Offers exceeds 20% of the equity ownership interests of each of Miracle Partners, Prema Properties, Ralston Car Wash and KBG, respectively, the Combination will not be consummated. See "The Combination
Agreement -- Conditions of the Combination."

EXCHANGE OF STOCK CERTIFICATES/ASSIGNMENT OF MEMBERSHIP INTERESTS

     Promptly after consummation of the Mergers and the Exchange Offers, First Union Bank, or such other bank or trust company designated by Precision Auto Care (the "Exchange Agent"), will mail written transmittal materials concerning the exchange of stock certificates to each record holder of outstanding shares of WE JAC Common Stock, Miracle Industries

Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock and Miracle Partners Common Stock. Transmittal material has been sent to each record holder of Prema Properties, Ralston Car Wash and KBG membership interests with this Joint Proxy Statement/Prospectus. The transmittal materials contain or will contain instructions with respect to the proper method of (1) the surrender of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners Common Stock certificates in exchange for certificates representing shares of Precision Auto Care Common Stock or (2) duly and validly assigning the membership interests in Prema Properties, Ralston Car Wash and KBG Membership Interests to Precision Auto Care in exchange for certificates representing Precision Auto Care Common Stock. Upon surrender to the Exchange Agent by a WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners Common Stock certificates for cancellation, together with properly completed transmittal materials, such stockholder will be entitled to receive a certificate representing the number of whole shares of Precision Auto Care Common Stock into which the stockholder's shares of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners Common Stock have been converted or exchanged (as the case may be), less the amount of shares which are being placed into escrow pursuant to the Combination Agreement, and a check for cash in lieu of the issuance of any fractional share of Precision Auto Care Common Stock. Upon consummation of the Mergers and the Exchange Offers, each Prema Properties, Ralston Car Wash or KBG member who duly and validly assigned his membership interests in Prema Properties, Ralston Car Wash or KBG, will be entitled to receive a certificate representing the number of whole shares of Precision Auto Care Common Stock into which the member's membership interests in Prema Properties, Ralston Car Wash or KBG have been exchanged, less the amount of shares which are being placed into escrow pursuant to the Combination Agreement, and a check for cash in lieu of the issuance of any fractional share of Precision Auto Care Common Stock. Former WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners stockholders and Prema Properties, Ralston Car Wash or KBG members will not be entitled to receive interest on any such cash to be received in the Combination. See "The Combination Agreement -- Exchange of Stock Certificates/Assignment of Membership Interests" and " -- Payment in Lieu of Fractional Shares."

FEDERAL INCOME TAX CONSIDERATIONS


     The Plan of Reorganization and Share Exchange Offers (the "Exchange") contemplates a series of transactions, which taken as a whole, are intended to qualify as tax-free exchanges under either Sections 368(a)(2)(E) or 351 of the Internal Revenue Code. Consummation of the Exchange is conditioned upon the receipt of an opinion to that effect from Ernst & Young LLP and outside tax advisors to Precision Auto Care, Inc., as described in "The
Combination -- Federal Income Tax Considerations." Subject to the limitations set forth therein, shareholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners should recognize no gain or loss for federal income tax purposes as a result of their exchange of common stock for stock of Precision Auto Care in the mergers, except to the extent that such shareholders either receive consideration other than stock of Precision Auto Care or receive cash in lieu of fractional shares or exercise dissenters' rights under applicable state law. Subject to the limitations set forth therein, members of Prema Properties, Ralston Car Wash and KBG should recognize no gain or loss for federal income tax purposes as a result of their exchange of membership interest for stock of Precision Auto Care, except for gain triggered under Section 357(c) of the Internal Revenue Code and except for the receipt of cash in lieu of shares of Precision Auto Care or for the receipt of other considerations.


     Upon transfer of the members membership interest to Precision Auto Care, as part of the overall Section 351 transaction, any member who transfers a membership interest subject to liabilities in excess of their tax basis in their limited liability company interest will have to recognize gain under Section 357(c). Each member's interest will be treated as subject to that member's share of the entities liabilities, both recourse and non-recourse. The character of this gain will depend upon the characterization of the property transferred.

ACCOUNTING TREATMENT

     The Combination will be accounted for as a "purchase" for accounting and financial reporting purposes. We JAC, as the assumed acquiror will continue to be accounted for using the historical cost basis while other Constituent Companies will be accounted for at fair value as determined by Accounting Principles Board Opinion No. 16.
                                       28

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA

UNAUDITED SUMMARY PRO FORMA COMBINED FINANCIAL DATA OF PRECISION AUTO CARE

     The following table presents unaudited combined pro forma financial data of the Constituent Companies. The data should be read in conjunction with the historical audited and unaudited financial statements and notes thereto of the individual Constituent Companies and the unaudited Pro Forma Combined Financial Statements appearing elsewhere in this Prospectus. The presentation of financial information of the Company in the future will reflect WE JAC as the acquiror of the other Constituent Companies reflecting the ownership interest in the Company WE JAC shareholders will receive and the composition of the Company's board of directors and management immediately following the Combination. Accordingly, WE JAC will continue to be accounted for using the historical cost basis while other Constituent Companies will be accounted for at fair value as determined in accordance with Accounting Principles Board Opinion No. 16. See "Unaudited Pro Forma Combined Financial Statements."

                                                                                                YEAR ENDED JUNE 30, 1997
                                                                                      --------------------------------------------
                                                                                                                      PRO FORMA
                                                                                                      PRO FORMA        COMBINED
                                                                                                      COMBINED       AS ADJUSTED
                                                                                                     AS ADJUSTED     FOR OFFERING
                                                                                       PRO FORMA         FOR             AND
                                                                                      COMBINED(1)    OFFERING(2)    ACQUISITION(3)
                                                                                      -----------    -----------    --------------

                                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue............................................................................     $41,198        $41,198         $ 43,017
Operating income...................................................................       4,205          4,205            4,646
Net income.........................................................................         670          1,859            2,046
Earnings per share(4)..............................................................     $  0.23        $  0.36         $   0.39
EBITDA(5)..........................................................................       7,006          7,006            7,505
EBITDA per share(4)(5).............................................................        2.41           1.34             1.44
Weighted average shares(4).........................................................       2,912          5,212            5,212

                                                                                                YEAR ENDED JUNE 30, 1997
                                                                                      --------------------------------------------
                                                                                                                      PRO FORMA
                                                                                                      PRO FORMA        COMBINED
                                                                                                      COMBINED       AS ADJUSTED
                                                                                                     AS ADJUSTED     FOR OFFERING
                                                                                       PRO FORMA         FOR             AND
                                                                                      COMBINED(1)    OFFERING(2)    ACQUISITION(3)
                                                                                      -----------    -----------    --------------

                                                                                                     (IN THOUSANDS)
BALANCE SHEET:
Working capital (deficit)..........................................................     $(7,913)(6)    $ 5,034         $  3,273
Total assets.......................................................................      58,676         62,206           63,406
Total debt.........................................................................      22,325          3,825            5,025
Total shareholders' equity.........................................................      26,737         48,767           48,767


---------------

(1) Pro Forma Combined financial data reflects the Combination of all Constituent Companies, adjusted to reflect goodwill resulting from the Combination and amortization thereon; the provision for income taxes for those Constituent Companies not previously taxed at the corporate level; and the elimination of management fee income. See "Unaudited Pro Forma Combined Financial Statements."


(2) As adjusted to reflect the sale of 2,300,000 shares of common stock offered by the Company pursuant to the Initial Public Offering at an assumed public offering price of $11.00 per share after deducting underwriting discounts and estimated offering expenses payable by Precision Auto Care, the repayment of $18.5 million of outstanding debt with the proceeds from the Initial Public Offering and a $2.5 million upgrade to existing Precision Tune Auto Care centers, $2.0 million of which will be funded from proceeds of the Initial Public Offer and the balance of which will be funded from borrowings under a revolving credit facility.


(3) As adjusted to reflect the $2.7 million purchase of the capital stock and the inclusion of the revenues of Worldwide Drying Systems, Inc. ("Worldwide") as if such transaction had occurred on July 1, 1996. The purchase will be financed by $1.5 million in proceeds from the Initial Public Offering, and $1.2 million in seller financing ($261,000 of which will be classified as current), as described in "The Combination Agreement -- Initial Public Offering."


(4) The weighted average shares outstanding used to calculate pro forma combined earnings per share and EBITDA per share is based on the number of shares of common stock and common stock equivalents of Precision Auto Care issued in the Combination, as if such shares had been outstanding for all periods presented, and is comprised of the 2,780,695 shares to be issued in connection with the Combination 27,200 shares to be issued upon the exercise of Common Stock warrants and 104,010 shares outstanding using the treasury stock method with respect to options and warrants. The weighted average shares outstanding used to calculate pro forma combined as adjusted for offering and acquisition earnings and EBITDA per share also includes 2,300,000 shares to be issued by the Company in the Initial Public Offering.



(5) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Interest, taxes, depreciation and amortization are significant components in understanding and assessing the financial performance of Precision Auto Care. Management believes that EBITDA is an important measure of Precision Auto Care's results of operations because EBITDA represents earnings before consideration of Precision Auto Care's capital structure and non-cash charges. EBITDA should not be considered as an alternative to operating income, net income, or cash flow from operations as an indicator of Precision Auto Care's operating performance. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.


(6) WE JAC, line of credit and $8.6 million term loan mature during its fiscal year ended June 30, 1998 and, accordingly, are included as current liabilities. All of this debt will be discharged with proceeds from the Initial Public Offering.
                                       30

          COMPARATIVE COMMON STOCK AND MEMBERSHIP INTEREST INFORMATION

COMMON STOCK/MEMBERSHIP INTEREST MARKET PRICES

     No public trading market presently exists for any of the outstanding shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock, Miracle Partners Common Stock, Prema Properties Membership Interests, Ralston Car Wash Membership Interests and KBG Membership Interests, and no public trading market is expected to develop in the future. Accordingly, no reliable data exists with respect to the historical or current value or price of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock, Miracle Partners Common Stock, Prema Properties Membership Interests, Ralston Car Wash Membership Interests or KBG Membership Interests based on a trading market. It is a condition to the consummation of the Combination that Precision Auto Care has simultaneously consummated an Initial Public Offering of at least 2,300,000 shares of its common stock. While application has been made to list Precision Auto Care Common Stock on the NASDAQ National Market System under the symbol "PACI," there can be no assurance that an active market will develop in Precision Auto Care Common Stock following the consummation of the Combination.

COMPARATIVE PER SHARE/MEMBERSHIP INTEREST DATA

     The following table presents (i) selected historical per share data of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners, (ii) selected unaudited pro forma per share data of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties and Ralston Car Wash, adjusted to reflect the Mergers and Exchange Offers as if they had occurred on July 1, 1996, and (iii) equivalent pro forma per share data, adjusted to reflect the exchange ratio of each Constituent Company's shares at an assumed Precision Auto Care price of $11.00 per share. The information presented in the table should be read in conjunction with the separate historical financial statements of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners and the notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus. No information is set forth with respect to KBG because KBG has been formed solely for the purpose of conveying certain intellectual property to Precision Auto Care and has not conducted any operations.

                                                                                                       PRO FORMA PER SHARE DATA
                                                                     HISTORICAL PER SHARE DATA    AS ADJUSTED FOR EXCHANGE RATIOS(1)
                                                                     -------------------------    ----------------------------------
                                                                         AS OF OR FOR THE                  AS OF OR FOR THE
                                                                            YEAR ENDED                        YEAR ENDED
                                                                           JUNE 30, 1997                    JUNE 30, 1997
                                                                     -------------------------    ----------------------------------
COMBINED COMPANY(3)
  Book value......................................................                 n/a                        $     7.97
  Earnings (loss).................................................                 n/a                              0.23
  Cash dividends..................................................                 n/a                                 0
WE JAC(3)
  Book value......................................................           $    7.72                              7.72
  Earnings (loss).................................................                0.94                              0.94
  Cash dividends..................................................                  --                                --
MIRACLE INDUSTRIES
  Book value......................................................               56.34                              2.63
  Earnings (loss).................................................               (4.03)                            (0.19)
  Cash dividends..................................................                0.95                              0.04
LUBE VENTURES
  Book value......................................................            3,187.86                              1.88
  Earnings (loss).................................................            1,350.30                              0.80
  Cash dividends..................................................                  --                                --
ROCKY MOUNTAIN I
  Book value......................................................               39.92                              3.23
  Earnings (loss).................................................                4.74                              0.38
  Cash dividends..................................................                3.91                          1,644.96
ROCKY MOUNTAIN II
  Book value......................................................               41.87                              3.39
  Earnings (loss).................................................                4.86                              0.39
  Cash dividends..................................................                5.68                              0.46
MIRACLE PARTNERS
  Book value......................................................              774.84                              4.11
  Earnings (loss).................................................               (5.88)                            (0.03)
  Cash dividends..................................................                  --                                --
PREMA PROPERTIES(2)
  Book value......................................................              876.60                              0.59
  Earnings (loss).................................................             (770.40)                            (0.52)
  Cash dividends..................................................                  --                                --
RALSTON CAR WASH(2)
  Book value......................................................             (889.68)                            (3.05)
  Earnings (loss).................................................               10.04                              0.03
  Cash dividends..................................................                  --                                --

     (1) The unaudited Pro Forma per share data for the Combined Company has been prepared assuming (i) the Mergers and Exchange Offers occurred on July 1, 1996, (ii) the purchase method of accounting was used, except for WE JAC, and (iii) goodwill arising in the transaction is amortized over 30 years. Per share data for the remaining companies is based on the number of Precision Auto Care, Inc. shares to be received in the Combination.

     (2) Data per membership interest percentage.

     (3) The unaudited pro forma per share data for the Combined Company and WE JAC includes 508,100 shares issuable upon the exercise of outstanding options and warrants.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE COMBINATION. THIS DISCUSSION ALSO IDENTIFIES IMPORTANT CAUTIONARY FACTORS THAT COULD CAUSE PRECISION AUTO CARE'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD LOOKING STATEMENTS OF PRECISION AUTO CARE MADE BY, OR ON BEHALF OF, PRECISION AUTO CARE. IN PARTICULAR, PRECISION AUTO CARE'S FORWARD LOOKING STATEMENTS, INCLUDING THOSE REGARDING THE SUCCESSFUL INTEGRATION OF THE BUSINESSES OF THE CONSTITUENT COMPANIES, THE EFFECTIVE IMPLEMENTATION OF PRECISION AUTO CARE'S OPERATING STRATEGY, INCLUDING THE CONSOLIDATION OF PRECISION AUTO CARE'S SERVICES UNDER THE "PRECISION" BRAND AND THE CROSS-MARKETING OF SUCH SERVICES, THE AVAILABILITY OF ADDITIONAL BUSINESSES OR CENTERS FOR ACQUISITION OR CONVERSION, THE ADEQUACY OF PRECISION AUTO CARE'S CAPITAL RESOURCES AND OTHER STATEMENTS REGARDING TRENDS RELATING TO VARIOUS REVENUE AND EXPENSE ITEMS, COULD BE AFFECTED BY A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING THOSE DESCRIBED BELOW.

     Unless the content otherwise requires, all references in this section of the Joint Proxy Statement/Prospectus to "Precision Auto Care" shall mean Precision Auto Care, Inc., a Virginia corporation, and the Constituent Companies taken as a whole and assume that the Combination has been consummated in accordance with its terms.

ABSENCE OF COMBINED OPERATING HISTORY; OPERATIONS UNDER NEW NAMES


     Precision Auto Care was founded in April 1997, and it will not conduct any operations of the Constituent Companies as a combined entity until the Combination is consummated. The Constituent Companies have never operated the auto wash and lube express businesses under the "Precision Auto Wash" or "Precision Lube Express" names. Accordingly, there can be no assurance that Precision Auto Care will be able to operate profitably or to integrate successfully the businesses of the Constituent Companies, including their franchising activities, manufacturing and distributing activities, and company-owned center operations. Precision Auto Care may experience delays, complications and expenses in implementing and integrating such operations, which delays could have a material adverse effect on the Precision Auto Care's operations, net revenue and earnings. In addition, several of the Constituent Companies (Miracle Industries, Prema Properties and Lube Ventures) did not operate profitably in the most recently presented periods. The combination of profitable businesses with businesses which have not been profitable may require additional management time and financial resources than would otherwise be required to integrate profitable businesses. There can be no assurance that the Precision Auto Care's management group will be able to manage effectively the combined entity and to implement effectively the Precision Auto Care's operating and expansion strategies. Failure to integrate successfully the Constituent Companies or to implement the company's operating and expansion strategies could have a material adverse effect on Precision Auto Care's financial condition and results of operations. See "Information Concerning Precision Auto Care." In addition there can be no assurance that operating under the "Precision" brand will be successful or will not lead to confusion in the market for consumers, existing franchisees or for potential franchisees.


RISKS ASSOCIATED WITH EXPANSION

     The success of Precision Auto Care's expansion strategy will depend on a number of factors, including (i) Precision Auto Care's ability to locate existing businesses or centers for acquisition, (ii) the availability of adequate financing to develop or acquire additional businesses and centers,
(iii) Precision Auto Care's ability to integrate successfully the operations of businesses or centers acquired in the future into Precision Auto Care's operations and (iv) the acceptance of the Precision Auto Wash and Precision Lube Express brand among consumers, current Precision Tune Auto Care franchisees and potential franchisees. There can be no assurance that Precision Auto Care's expansion strategy will be successful, that modifications to Precision Auto Care's strategy will not be required, or that Precision Auto Care will be able to obtain adequate financing on reasonable terms to develop or acquire additional businesses or centers. There can be no assurance that future acquisitions will not have an adverse effect on Precision Auto Care's financial condition and results of operations, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into Precision Auto Care's operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by Precision Auto Care's existing operations, or achieve standards otherwise expected in Precision Auto Care's operations. In addition, Precision Auto Care will be competing for acquisition and expansion opportunities with companies that have substantially greater resources. Precision Auto Care also plans to expand through direct franchising, franchising through area developers and by developing company-owned and operated centers. The success of all of these expansion activities will depend on a number of factors including the ability of Precision Auto Care to establish and maintain support services for new franchisees and company-owned centers, to distribute parts and equipment in a timely fashion, and to provide administrative resources necessary to maintain oversight of center operations to promote compliance with Precision Auto Care's concepts and operating standards. Precision Auto Care's success will also be dependent upon the acceptance of the Precision Auto Wash and Precision Lube Express brand among consumers, current Precision Tune Auto Care franchisees and potential franchisees. See "Information Concerning Precision Auto Care -- Strategy."

COMPETITION

     Precision Auto Care encounters competition in all aspects of its business, including the sale by Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express centers of automotive maintenance and repair services, self-service and automatic car wash services and fast oil and lubrication services, respectively. Precision Auto Care believes that automobile dealerships, including recently emerging national and regional new and used auto dealerships, represent Precision Tune Auto Care's principal competitors; however, Precision Auto Care also competes with national and regional tire companies, major oil manufacturers, local service stations, and local and regional automobile repair specialists. Precision Auto Care believes the principal competitive factors in its market are location, name recognition and reputation, quality of service and price.

     Precision Auto Care also competes with these and other parties in the sale of franchises, based on startup costs, royalty rates and company support for the franchisee, and in the sale of supplies and equipment, based on availability, price and ability to provide prompt delivery. As Precision Auto Care grows and expands into new markets, it will be necessary to establish and maintain local and regional support services for new franchisees and also parts and equipment distribution, and the failure to do so in a timely manner could have a material adverse effect on Precision Auto Care's financial condition and results of operations.

     Precision Auto Care's manufacturing and distribution divisions compete with a number of manufacturers and distributors of automotive and car wash supplies and equipment. Many of these competitors are large and have a substantially longer operating history than Precision Auto Care.

     Certain competitors in each of the areas discussed above may have greater financial resources than Precision Auto Care, and there is no assurance that Precision Auto Care or individual Precision Auto Care centers will be able to compete effectively. See "Information Concerning Precision Auto
Care -- Competition."


     In addition, although Precision Auto Care's car wash manufacturing operations will sell certain car wash equipment to car wash centers unaffiliated with Precision Auto Care, Precision Auto Care does not intend to sell its complete proprietary HydroSpray system to unaffiliated car wash centers. The sale of car wash equipment to unaffiliated car wash centers could increase the level of competition in Precision Auto Care's car wash business, allow Precision Auto Care's competitors to compete more effectively with Precision Auto Care or reduce the Precision Auto Care's ability to distinguish itself from its competitors. See "Business -- Manufacturing and Distribution."


RELIANCE ON FRANCHISEES; FRANCHISING


     Franchise royalties are a significant component of Precision Auto Care's revenue base. Pro forma revenues attributable to franchise royalties were $13.8 million for the year ended June 30, 1997. Therefore, Precision Auto Care depends upon the ability of its franchisees to promote and capitalize upon the Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express concepts and Precision Auto Care's reputation for quality and value. There can be no assurance that Precision Auto Care or its area developers will recruit franchisees with the business abilities or financial resources necessary to open Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express centers on schedule or that the franchisees will conduct operations profitably and in a manner consistent with Precision Auto Care's concepts and standards. In addition, Precision Auto Care's growth strategy is dependent in part upon the acceptance of the Precision Auto Wash and Precision Lube Express brands among its existing Precision Tune Auto Care franchisees. None of the existing Precision Tune Auto Care franchisees have been offered the Precision Auto Wash or Precision Lube Express franchises. In addition most of the existing Precision Tune Auto Care centers do not have the required space to add a Precision Auto Wash or Precision Lube Express to their existing center site. Accordingly, there can be no assurance that Precision Tune Auto Care franchisees will become Precision Auto Wash or Precision Lube Express franchisees. See "Information Concerning Precision Auto Care."


     Precision Auto Care is subject to various state, federal and international laws relating to the franchisor-franchisee relationship. The failure by Precision Auto Care to comply with these laws could subject Precision Auto Care to liability to franchisees and to fines or other penalties imposed by governmental authorities. In addition, Precision Auto Care may become subject to litigation or other claims filed with state, federal or international authorities by franchisees or area developers based on alleged unfair trade practices, implied covenants of good faith and fair dealing or express violations of agreements. Precision Auto Care believes it is in material compliance with state, federal and international laws with regard to its franchising activities, and that its relations with franchisees and area developers is good. See "Information Concerning Precision Auto
Care -- Government Regulation."

RELIANCE ON AREA DEVELOPERS

     As of June 30, 1997, 505 of the 556 Precision Tune Auto Care centers, and 6 of the 21 fast-oil change and lube centers were in territories covered by area development and international master license agreements. Precision Auto Care relies, in part, on the assistance of area developers to identify and recruit franchisees, to assist in the development of a center, and to support franchisees' continuing operations. Most area development agreements specify a schedule for opening Precision Auto Care centers in the territory covered by the agreement. In the past, Precision Auto Care has agreed to extend or waive the development schedules for certain of its area developers and there can be no assurance that area developers will be able to meet their contractual development schedules. Although Precision Auto Care also expects to emphasize direct franchising in open areas in its future growth, the development schedules of Precision Auto Care's area developers will remain a substantial part of the basis of Precision Auto Care's expectations regarding the number and timing of new center openings.

     Specifically, Precision Auto Care will be depending on its area developers to promote the Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express franchises in their territories. Reluctance on their part to participate in the development of these franchises and delays in Precision Auto Care center openings could adversely effect the financial condition and results of operations of the company. Precision Auto Care expects that it may encounter resistance to introducing the Precision Lube Express brand and offering Precision Lube Express franchises or opening company-owned centers in areas covered by Precision Tune Auto area subfranchisor agreements. While Precision Auto Care is confident that it is entitled to operate company-owned centers and offer and sell Precision Lube Express franchises directly or through others in such areas, there can be no assurance that Precision Auto Care will not become subject to legal proceedings or otherwise expend resources in connection with disputes concerning its ability to offer and sell Precision Lube Express franchises or open company-owned centers in such areas. It also may be difficult for Precision Auto Care to enforce its area development agreements or to terminate the rights of area developers who fail to meet development schedules or other standards and requirements imposed by the company, limiting the ability of the company to develop the territories of such developers. See "Information Concerning Precision Auto Care -- Business of Precision Auto
Care -- Operations."

AUTOMOTIVE TECHNOLOGY ADVANCES

     The demand for the services offered by Precision Auto Care's Precision Tune Auto Care and Precision Lube Express centers could be adversely affected as automotive technology improves and automobiles are designed to have longer overall lifetimes and to require regularly scheduled service and maintenance at less frequent intervals. For example, some automobile manufacturers now recommend that consumers change oil at 10,000 mile intervals, an increase from the mileage intervals currently recommended by most manufacturers. The demand for Precision Auto Care's services also could be adversely affected by longer and more comprehensive warranty programs offered by automobile manufacturers.

LABOR AVAILABILITY


     The provision of high quality maintenance services by Precision Tune Auto Care centers requires an adequate supply of skilled labor. In addition, the operating costs of such centers may be adversely affected by high turnover in skilled technicians. Accordingly, a center's ability to increase productivity and revenues could be affected by its inability to maintain the continued employment of skilled technicians necessary to provide the center's required and optional services. There can be no assurance that Precision Tune Auto Care or its franchisees will be able to maintain an adequate skilled labor force necessary to efficiently operate these centers or that labor expenses will not increase as a result of a shortage in the supply of skilled technicians.


DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

     Precision Auto Care's success depends to a significant extent on the performance and continued services of senior management and certain key personnel with experience in developing, financing and operating the various types of Precision Auto Care centers and the company's related franchising and manufacturing and distribution activities. Precision Auto Care has employment agreements with John F. Ripley, President and Chief Executive Officer, James A. Hay, Senior Vice President-Retail Operations, Arnold Janofsky, Senior Vice President and General Counsel, Peter Kendrick, Senior Vice President and Chief Financial Officer, Grant G. Nicolai, Senior Vice President Franchise Development, and William R. Klumb, Vice President-Car Wash Operations. The loss of the services of one or more of these key employees could have a material adverse impact on the company's financial condition and results of operations. Each of the employment agreements contains certain noncompetition provisions that survive the termination of employment in certain circumstances. Precision Auto Care also has obtained certain noncompetition agreements from several other members of management and key personnel who are not subject to employment agreements. However, there can be no assurance such noncompetition agreements will be enforceable. See "Information Concerning Precision Auto Care -- Managers of Precision Auto Care."

SEASONAL NATURE OF PORTIONS OF THE BUSINESS

     Seasonal changes may impact various sectors of the Precision Auto Care's business differently and, accordingly, the company's operations may be affected by seasonal trends in certain periods. In particular, severe weather in winter months can adversely affect Precision Auto Care because such weather makes it difficult for consumers in affected parts of the country to travel to Precision Tune Auto Care, Precision Lube Express and Precision Auto Wash centers and obtain services. Severe winter weather and rainy conditions also adversely impact the company's sale and installation of car wash equipment. Conversely, the Precision Auto Wash business is favorably impacted by normal winter weather conditions as demand for the company's car wash service increases substantially in winter months.

CONTROL BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS


     Following completion of the Combination and the Initial Public Offering, directors and executive officers of Precision Auto Care will beneficially own approximately 25.9% of the outstanding Common Stock. Accordingly, these persons will have substantial influence over the affairs of the company, including the ability to influence the election of directors, the outcome of votes by the company's shareholders on major corporate transactions, including mergers, sales of substantial assets, acquisitions and going-private transactions, and other matters requiring shareholder approval.


BENEFITS TO MANAGEMENT AND PRINCIPAL SHAREHOLDERS


     Former owners of the Constituent Companies who are executive officers or directors of Precision Auto Care will receive an aggregate of approximately 1,145,236 shares of Common Stock as consideration in the Combination. In addition, approximately $18.5 million of the net proceeds of the Initial Public Offering will be used to repay certain indebtedness of the Constituent Companies which is guaranteed by executive officers or directors of the company, or indebtedness for which such persons are contingently liable. Certain former owners, including directors and officers of Precision Auto Care, are also entitled to purchase certain Precision Lube Express buildings and Precision Auto Wash equipment at prices which are lower than the prices the Company charges to third parties. See "Certain Transactions."


     In addition to the consideration to be paid in the Combination, certain of the owners of the Constituent Companies and executive officers and directors of the company have received options to purchase shares of Common Stock. See "Information Concerning Precision Auto Care -- Management of Precision Auto Care."


STATUTORY UNDERWRITER



     Persons who elect to include shares of Precision Auto Care Common Stock in the Initial Public Offering may be deemed to be "underwriters" within the meaning of the Securities Act. If the Registration Statement on Form S-1 relating to the Initial Public Offering, or any part thereof, when such part became effective, contained an untrue statement of a material fact or omitted to state a fact required to be stated therein or necessary to make the statements therein not misleading, a person participating in the Initial Public Offering may be held liable by any person acquiring shares of Common Stock sold in the Initial Public Offering unless such person participating in the Initial Public Offering sustains the burden of proof that before the effective date of the Registration Statement, such person had, after reasonable investigation, reasonable ground to believe and did believe, at the time such part of the Registration Statement became effective, that the statements therein were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Selling Shareholders may wish to consult with legal advisors prior to including their shares in the Initial Public Offer.



TRADEMARKS



     Precision Auto Care believes that its trademarks and other proprietary rights are important to the success of its growth strategy. Accordingly, Precision Auto Care expects to continue to devote resources to the establishment and protection of its trademarks in areas in which it conducts, or expects to conduct, business. There can be no assurance that the actions taken by Precision Auto Care to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its trademarks or to prevent others from seeking to block Precision Auto Care's use of its trademarks and proprietary rights as a violation of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of Precision Auto Care or that Precision Auto Care will be able to successfully resolve such conflicts.



     In markets outside of the United States, Precision Auto Care's rights to some or all of its trademarks may not clearly be established. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. Although Precision Auto Care has not in the past suffered any material inhibition from doing business in desirable markets, there can be no assurance that significant impediments will not arise in the future as it expands product offerings and additional trademarks to new markets.


GOVERNMENT REGULATION

     Precision Auto Care is subject to federal, international and state laws and regulations, including the regulations of the Federal Trade Commission as well as similar authorities in individual states, in connection with the offer, sale and termination of franchises, the operation of Precision Auto Care centers and the regulation of the franchisor/franchisee relationship. The failure of the company to obtain or maintain approvals to sell franchises, or otherwise comply with applicable franchise laws and regulations could have a material adverse effect on Precision Auto Care's financial condition and results of operations. Precision Tune Auto Care and Precision Lube Express centers store new oil and handle large quantities of used automotive oils and fluids. Precision Auto Wash centers utilize chemicals in the washing process which are then discharged in the waste water along with oils, fluids and other chemicals washed off of the vehicle. As a result of these activities, the company, its area developers and its franchisees are subject to various environmental laws and regulations dealing with the transportation, storage, presence, use, disposal and handling of hazardous materials and hazardous wastes, discharge of stormwater, and underground fuel storage tanks. Precision Auto Care is not aware of any spills or hazardous substance contamination on its properties or the properties of any franchisees and believes that its operations are in material compliance with existing environmental laws and regulations. However, if any such substances were found on Precision Auto Care's property or the property of any franchisee, including leased properties, or if Precision Auto Care were found to be in violation of applicable laws and regulations, Precision Auto Care could be responsible for clean-up costs, property damage and fines or other penalties, any one of which could have a material adverse effect on Precision Auto Care's financial condition and results of operations. See "Information Concerning Precision Auto Care -- Business of Precision Auto Care -- Government Regulation."

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Precision Auto Care's Articles of Incorporation and Bylaws and Virginia law may make a change in the control of the company more difficult to effect, even if a change in control were in the shareholders' interests. The Virginia Stock Corporation Act prevents an "interested shareholder" (defined generally as a person owning 10% or more of Precision Auto Care's outstanding voting stock) from engaging in an "affiliated transaction" with Precision Auto Care for three years following the date such person became an interested shareholder unless certain conditions, including approval by Precision Auto Care's Board of Directors, are met. Precision Auto Care's Articles of Incorporation allow the Board to determine the terms of the preferred stock which may be issued by Precision Auto Care without approval of the holders of the Common Stock. The ability of the company to issue preferred stock in such manner could enable the Board to prevent changes in management and control of the company. The Board of Precision Auto Care is divided into three classes of directors, with directors being elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to change control of Precision Auto Care. See "Information Concerning Precision Auto Care -- Description of Capital Stock -- Anti-Takeover Provisions."

ABSENCE OF PRIOR PUBLIC MARKET; RELATIONSHIP OF OFFERING PRICE TO MARKET PRICE

     Prior to the Initial Public Offering, there has been no public market for the Common Stock. Although Precision Auto Care has applied for listing of the Common Stock on the Nasdaq National Market, there can be no assurance that an active trading market will develop or continue after the Initial Public Offering or that the market price of the Common Stock will not decline below the Initial Public Offering price. The Initial Public Offering price of the Common Stock will be determined by negotiations among Precision Auto Care and representatives of the Underwriters, and may not be indicative of the market price for shares of Common Stock after the Initial Public Offering. Prices for the shares of Common Stock after the Initial

Public Offering will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for the Common Stock, investor perception of Precision Auto Care, the automotive aftercare industry as a whole and general economic and market conditions.

VOLATILITY OF MARKET PRICE FOR COMMON STOCK

     From time to time after the Initial Public Offering, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of Precision Auto Care or of other companies in the automotive aftercare market, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting Precision Auto Care could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

                           THE WE JAC SPECIAL MEETING

TIME, DATE AND PLACE OF WE JAC SPECIAL MEETING

     The WE JAC Special Meeting will be held at 10:00 a.m., local time on
                  , 1997, at                               .

BUSINESS TO BE CONDUCTED AT THE WE JAC SPECIAL MEETING

     Each copy of this Joint Proxy Statement/Prospectus mailed to WE JAC Stockholders is accompanied by a form of proxy solicited by the Board of Directors of WE JAC for use at the WE JAC Special Meeting and at any adjournment thereof and the transactions contemplated thereby. At the WE JAC Special Meeting, the WE JAC stockholders will vote upon a proposal to approve the Combination Agreement. See "The Combination."

PROXIES: VOTING AND REVOCATION

     When a WE JAC proxy is properly executed and returned, the shares of WE JAC Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated the shares will be voted FOR the approval and adoption of the Combination Agreement. Any WE JAC stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the WE JAC Special Meeting by (1) giving written notice of such revocation to Arnold Janofsky, Secretary, WE JAC Corporation, 748 Miller Drive, S.E., Leesburg, Virginia 20175, or (2) signing and delivering to Arnold Janofsky a proxy bearing a later date. However, the mere presence at the WE JAC Special Meeting of a WE JAC stockholder who has delivered a valid proxy will not of itself revoke that proxy.

     WE JAC STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO WE JAC IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE WE JAC SPECIAL MEETING.

PROXY SOLICITATION

     WE JAC will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by personnel of WE JAC in person, by telephone or through other forms of communication without payment of additional compensation to such personnel.

VOTE REQUIRED


     Under the Delaware General Corporation Law and the Certificate of Incorporation of WE JAC, the holders of a majority of the outstanding shares of WE JAC Common Stock must approve and adopt the Combination Agreement. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement and will not be voted in favor of any adjournment of the meeting.


     Only holders of record of WE JAC at the close of business on
                  , 1997, are entitled to receive notice of, and to vote at, the WE JAC Special Meeting. At that date, there were 1,333,625 shares of WE JAC Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and 119 holders of record thereof. As of that date, the current directors and executive officers of WE JAC, together with their affiliates, beneficially held an aggregate of 358,987 shares of WE JAC Common Stock, (exclusive of options, warrants or other rights to purchase WE JAC Common Stock) representing approximately 26.9% of the outstanding shares of WE JAC Common Stock. The current directors and executive officers of WE JAC have indicated that they will vote all of the shares held by them FOR the approval and adoption of the Combination Agreement. The transaction is not structured to require the approval of a majority of the unaffiliated stockholders of WE JAC.

OTHER MATTERS

     WE JAC is not presently aware of any other business to be brought before the WE JAC Special Meeting. If any matters come before the WE JAC Special Meeting that are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the WE JAC Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the WE JAC management.

                     THE MIRACLE INDUSTRIES SPECIAL MEETING

TIME, DATE AND PLACE OF MIRACLE INDUSTRIES SPECIAL MEETING

     The Miracle Industries Special Meeting will be held at 10:00 a.m., local
time on                   , 1997, at                               .

BUSINESS TO BE CONDUCTED AT THE MIRACLE INDUSTRIES SPECIAL MEETING

     Each copy of this Joint Proxy Statement/Prospectus mailed to Miracle Industries Stockholders is accompanied by a form of proxy solicited by the Board of Directors of Miracle Industries for use at the Miracle Industries Special Meeting and at any adjournment thereof and the transactions contemplated thereby. At the Miracle Industries Special Meeting, the Miracle Industries stockholders will vote upon a proposal to approve the Combination Agreement. See "The Combination."

PROXIES: VOTING AND REVOCATION

     When a Miracle Industries proxy is properly executed and returned, the shares of Miracle Industries Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated the shares will be voted FOR the approval and adoption of the Combination Agreement. Any Miracle Industries stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the Miracle Industries Special Meeting by (1) giving written notice of such revocation to
                        , Secretary, Miracle Industries, Inc.,
                              , or (2) signing and delivering to
                        a proxy bearing a later date. However, the mere presence at the Miracle Industries Special Meeting of a Miracle Industries stockholder who has delivered a valid proxy will not of itself revoke that proxy.

     MIRACLE INDUSTRIES STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO MIRACLE INDUSTRIES IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE MIRACLE INDUSTRIES SPECIAL MEETING.

PROXY SOLICITATION

     Miracle Industries will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by personnel of Miracle Industries in person, by telephone or through other forms of communication without payment of additional compensation to such personnel.

VOTE REQUIRED


     Under the Ohio General Corporation Law and the Miracle Industries Certificate of Incorporation, the holders of two-thirds of the outstanding shares of Miracle Industries Common Stock must approve and adopt the Combination Agreement and will not be voted in favor of any adjournment of the meeting.


     Abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement. Only holders of record of Miracle Industries
at the close of business on                   , 1997, are entitled to receive
notice of, and to vote at, the Miracle Industries Special Meeting. At that date, there were 34,958 shares of Miracle Industries Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and 19 holders of record thereof. As of that date, the current directors and executive officers of Miracle Industries, together with their affiliates, beneficially held an aggregate of 31,659 shares of Miracle Industries Common Stock (representing approximately 91% of the outstanding shares of Miracle Industries Common Stock). The current directors and executive officers of Miracle Industries have indicated that they will vote all of the shares held by them FOR the approval and adoption of the Combination Agreement. The transaction is not structured to require the approval of a majority of the unaffiliated stockholders of Miracle Industries.

OTHER MATTERS

     Miracle Industries is not presently aware of any other business to be brought before the Miracle Industries Special Meeting. If any matters come before the Miracle Industries Special Meeting that are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Miracle Industries Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Miracle Industries management.

                       THE LUBE VENTURES SPECIAL MEETING

TIME, DATE AND PLACE OF LUBE VENTURES SPECIAL MEETING

     The Lube Ventures Special Meeting will be held at 10:00 a.m., local time on
                  , 1997, at                               .

BUSINESS TO BE CONDUCTED AT THE LUBE VENTURES SPECIAL MEETING

     Each copy of this Joint Proxy Statement/Prospectus mailed to Lube Ventures Stockholders is accompanied by a form of proxy solicited by the Board of Directors of Lube Ventures for use at the Lube Ventures Special Meeting and at any adjournment thereof and the transactions contemplated thereby. At the Lube Ventures Special Meeting, the Lube Ventures stockholders will vote upon a proposal to approve and adopt the Combination Agreement. See "The Combination."

PROXIES: VOTING AND REVOCATION

     When a Lube Ventures proxy is properly executed and returned, the shares of Lube Ventures Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated the shares will be voted FOR the approval and adoption of the Combination Agreement. Any Lube Ventures stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the Lube Ventures Special Meeting by (1) giving written
notice of such revocation to                         , Secretary, Lube Ventures,
Inc.,                               , or (2) signing and delivering to
                        a proxy bearing a later date. However, the mere presence at the Lube Ventures Special Meeting of a Lube Ventures stockholder who has delivered a valid proxy will not of itself revoke that proxy.

     LUBE VENTURES STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO LUBE VENTURES IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE LUBE VENTURES SPECIAL MEETING.

PROXY SOLICITATION

     Lube Ventures will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by personnel of Lube Ventures in person, by telephone or through other forms of communication without payment of additional compensation to such personnel.

VOTE REQUIRED


     Under the Delaware General Corporation Law and the Lube Ventures Certificate of Incorporation, the holders of a majority of the outstanding shares of Lube Ventures Common Stock must approve and adopt the Combination Agreement. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement and will not be voted in favor of any adjournment of the meeting.


     Only holders of record of Lube Ventures at the close of business on
                  , 1997, are entitled to receive notice of, and to vote at, the Lube Ventures Special Meeting. At that date, there were 100 shares of Lube Ventures Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and 3 holders of record thereof. As of that date, the current directors and executive officers of Lube Ventures, together with their affiliates, beneficially held an aggregate of 100 shares of Lube Ventures Common Stock (representing approximately 100% of the outstanding shares of Lube Ventures Common Stock). The current directors and executive officers of Lube Ventures have indicated that they will vote all of the shares held by them FOR the approval and adoption of the Combination Agreement. The transaction is not structured to require the approval of a majority of the unaffiliated stockholders of Lube Ventures.

OTHER MATTERS

     Lube Ventures is not presently aware of any other business to be brought before the Lube Ventures Special Meeting. If any matters come before the Lube Ventures Special Meeting that are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Lube Ventures Special Meeting, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Lube Ventures management.

                      THE ROCKY MOUNTAIN I SPECIAL MEETING

TIME, DATE AND PLACE OF ROCKY MOUNTAIN I SPECIAL MEETING

     The Rocky Mountain I Special Meeting will be held at 10:00 a.m., local time
on                   , 1997, at                               .

BUSINESS TO BE CONDUCTED AT THE ROCKY MOUNTAIN I SPECIAL MEETING

     Each copy of this Joint Proxy Statement/Prospectus mailed to Rocky Mountain I Stockholders is accompanied by a form of proxy solicited by the Board of Directors of Rocky Mountain I for use at the Rocky Mountain I Special Meeting and at any adjournment thereof and the transactions contemplated thereby. At the Rocky Mountain I Special Meeting, the Rocky Mountain I stockholders will vote upon a proposal to approve and adopt the Combination Agreement. See "The Combination."

PROXIES: VOTING AND REVOCATION

     When a Rocky Mountain I proxy is properly executed and returned, the shares of Rocky Mountain I Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated the shares will be voted FOR the approval and adoption of the Combination Agreement. Any Rocky Mountain I stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the Rocky Mountain I Special Meeting by (1) giving written notice of such revocation to Lorie Klumb, Secretary, Rocky Mountain Ventures, Inc., 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039, or (2) signing and delivering to Lorie Klumb a proxy bearing a later date. However, the mere presence at the Rocky Mountain I Special Meeting of a Rocky Mountain I stockholder who has delivered a valid proxy will not of itself revoke that proxy.

     ROCKY MOUNTAIN I STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ROCKY MOUNTAIN I IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE ROCKY MOUNTAIN I SPECIAL MEETING.

PROXY SOLICITATION

     Rocky Mountain I will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by personnel of Rocky Mountain I in person, by telephone or through other forms of communication without payment of additional compensation to such personnel.

VOTE REQUIRED


     Under the Colorado Business Corporation Act and the Rocky Mountain I Articles of Incorporation, the holders of a majority of the outstanding shares of Rocky Mountain I Common Stock must approve and adopt the Combination Agreement. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement and will not be voted in favor of any adjournment of the meeting.


     Only holders of record of Rocky Mountain I at the close of business on
                  , 1997, are entitled to receive notice of, and to vote at, the Rocky Mountain I Special Meeting. At that date, there were 5,197.5 shares of Rocky Mountain I Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and eight holders of record thereof. As of that date, the current directors and executive officers of Rocky Mountain I, together with their affiliates, beneficially held an aggregate of 866.25 shares of Rocky Mountain I Common Stock (representing approximately 16.7% of the outstanding shares of Rocky Mountain I Common Stock). The current directors and executive officers of Rocky Mountain I have indicated that they will vote all of the shares held by them FOR the approval and adoption of the Combination Agreement. The transaction is not structured to require the approval of a majority of the unaffiliated stockholders of Rocky Mountain I.

OTHER MATTERS

     Rocky Mountain I is not presently aware of any other business to be brought before the Rocky Mountain I Special Meeting. If any matters come before the Rocky Mountain I Special Meeting that are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Rocky Mountain I, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Rocky Mountain I management.

                     THE ROCKY MOUNTAIN II SPECIAL MEETING

TIME, DATE AND PLACE OF ROCKY MOUNTAIN II SPECIAL MEETING

     The Rocky Mountain II Special Meeting will be held at 10:00 a.m., local
time on                   , 1997, at                               .

BUSINESS TO BE CONDUCTED AT THE ROCKY MOUNTAIN II SPECIAL MEETING

     Each copy of this Joint Proxy Statement/Prospectus mailed to Rocky Mountain II Stockholders is accompanied by a form of proxy solicited by the Board of Directors of Rocky Mountain II for use at the Rocky Mountain II Special Meeting and at any adjournment thereof and the transactions contemplated thereby. At the Rocky Mountain II Special Meeting, the Rocky Mountain II stockholders will vote upon a proposal to approve the Combination Agreement. See "The Combination."

PROXIES: VOTING AND REVOCATION

     When a Rocky Mountain II proxy is properly executed and returned, the shares of Rocky Mountain II Common Stock it represents will be voted in accordance with the directions indicated on the proxy, or if no directions are indicated the shares will be voted FOR the approval of the Combination Agreement. Any Rocky Mountain II stockholder giving a proxy may revoke his or her proxy at any time before its exercise at the Rocky Mountain II Special Meeting by (1) giving written notice of such revocation to Lorie Klumb, Secretary, Rocky Mountain Ventures II, Inc., 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039, or (2) signing and delivering to Lorie Klumb a proxy bearing a later date. However, the mere presence at the Rocky Mountain II Special Meeting of a Rocky Mountain II stockholder who has delivered a valid proxy will not of itself revoke that proxy.

     ROCKY MOUNTAIN II STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO ROCKY MOUNTAIN II IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF THEY ARE PLANNING TO ATTEND THE ROCKY MOUNTAIN II SPECIAL MEETING.

PROXY SOLICITATION

     Rocky Mountain II will bear the cost of soliciting proxies from its stockholders. Proxies will be solicited by personnel of Rocky Mountain II in person, by telephone or through other forms of communication without payment of additional compensation to such personnel.

VOTE REQUIRED


     Under the Colorado Business Corporation Act and the Articles of Incorporation of Rocky Mountain II, the holders of a majority of the outstanding shares of Rocky Mountain II Common Stock must approve and adopt the Combination Agreement. Abstentions and broker non-votes will have the same effect as a vote AGAINST the Combination Agreement and will not be voted in favor of any adjournment of the meeting.


     Only holders of record of Rocky Mountain II at the close of business on
                  , 1997, are entitled to receive notice of, and to vote at, the Rocky Mountain II Special Meeting. At that date, there were 14,538.89 shares of Rocky Mountain II Common Stock outstanding and entitled to vote, with each such share entitled to one vote, and 12 holders of record thereof. As of that date, the current directors and executive officers of Rocky Mountain II, together with their affiliates, beneficially held an aggregate of 2,299.16 shares of Rocky Mountain II Common Stock (representing approximately 15.9% of the outstanding shares of Rocky Mountain II Common Stock). The current directors and executive officers of Rocky Mountain II have indicated that they will vote all of the shares held by them FOR the approval and adoption of the Combination Agreement. The transaction is not structured to require the approval of a majority of the unaffiliated stockholders of Rocky Mountain II.

OTHER MATTERS

     Rocky Mountain II is not presently aware of any other business to be brought before the Rocky Mountain II Special Meeting. If any matters come before the Rocky Mountain II Special Meeting that are not directly referred to in this Joint Proxy Statement/Prospectus or the enclosed proxy, including matters incident to the conduct of the Rocky Mountain II, the proxy holders will vote the shares represented by the proxies in accordance with the recommendations of the Rocky Mountain II management.

                      THE MIRACLE PARTNERS EXCHANGE OFFER

EXCHANGE OFFER

     Precision Auto Care hereby offers, upon the terms and subject to the conditions set forth in this Joint Proxy Statement/Prospectus and in the accompanying Letter of Transmittal, to exchange shares of Precision Auto Care Common Stock for up to 100% of the outstanding shares of Miracle Partners Common Stock. The number of shares of Precision Auto Care Common Stock to be issued in exchange for each share of Miracle Partners Common Stock will be equal to 188,640 shares of Precision Auto Care Common Stock.

EXPIRATION DATE; EXTENSION; TERMINATION

     The Exchange Offer will expire at 12:00 midnight, Eastern Standard Time, on
                  , 1997, unless extended. In the event of any extension of the Exchange Offer, the term "Expiration Date" shall mean the date on which the Exchange Offer, as so extended, shall expire. Precision Auto Care will make a public announcement of extension prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Precision Auto Care may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, Precision Auto Care shall have no obligation to advertise publicly, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

     Subject to the terms and provisions of the Combination Agreement, Precision Auto Care reserves the right to extend the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any shares of Miracle Partners Common Stock not previously accepted for exchange. Any such delay in acceptance or exchange, extension or termination will be followed as promptly as practicable by public announcement thereof. The rights reserved by Precision Auto Care in this paragraph are in addition to Precision Auto Care's rights set forth under the caption "The Combination Agreement" set forth below.

CLOSING DATE

     Promptly following the Expiration Date, but subject to certain conditions, Precision Auto Care will effect the exchange of shares of Precision Auto Care Common Stock for shares of Miracle Partners Common Stock properly tendered and not withdrawn pursuant to the Exchange Offer. Precision Auto Care currently anticipates that the closing will occur on the first business day following the Expiration Date. If any tendered shares of Miracle Partners Common Stock are not accepted for exchange because such shares were not tendered properly, the occurrence of certain other events set forth herein or otherwise, the Letter of Transmittal and related materials will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

     Precision Auto Care expressly reserves the right to seek to acquire shares of Miracle Partners Common Stock in the future by means of privately negotiated acquisitions, subsequent exchange or tender offers or otherwise, at prices and terms to be determined by Precision Auto Care, which prices or terms, depending on a variety of circumstances that may exist at the time, may be higher or lower or more or less favorable, as the case may be, than it is in the Exchange Offer.

WITHDRAWAL RIGHTS


     Tenders of shares of Miracle Partners Common Stock made pursuant to the Exchange Offer are irrevocable, except that shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If Precision Auto Care extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of shares for exchange or is unable to accept shares of Miracle Partners Common Stock for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to Precision Auto Care's rights under the Exchange Offer, Precision Auto Care may retain all shares of Miracle Partners Common Stock tendered, and such shares may not be withdrawn except as otherwise provided herein.


     To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by Precision Auto Care at its address set forth below and must specify the name of the person who tendered the shares of Miracle Partners Common Stock to be withdrawn and the amount of shares to be withdrawn precisely as it appears in the Letter of Transmittal.

                               Precision Auto Care, Inc.
                               748 Miller Drive, S.E.
                               Leesburg, Virginia 20175
                               Attention: Arnold Janofsky, Secretary
                               Telephone No.: (703) 777-9095
                               Facsimile No.: (703) 779-0136

     If the Letter of Transmittal tendering the shares of Miracle Partners Common Stock to be withdrawn has been delivered to Precision Auto Care, a signed notice of withdrawal must be submitted prior to the release of such Letter of Transmittal. Withdrawals may not be rescinded, and shares withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, at any time prior to the Expiration Date, withdrawn shares may be retendered by following one of the procedures described in "The Miracle Partners Exchange Offer -- Procedures for Tendering."

     All questions as to form and validity (including time of receipt) for any notice of withdrawal will be determined by Precision Auto Care, in its sole discretion, which determination shall be final and binding. Neither Precision Auto Care nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal and neither Precision Auto Care nor any other person shall incur any liability for failure to give any such notice.

CONDITIONS TO THE CONSUMMATION OF THE EXCHANGE OFFER

     The obligation of Precision Auto Care to consummate the Exchange Offer will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the condition that holders holding at least 80% of the outstanding shares of Miracle Partners Common Stock shall have duly and validly tendered their shares for exchange. The obligations of Precision Auto Care to consummate the Exchange Offer will also be subject to the satisfaction or waiver, at or prior to the Closing Date of a number of other important conditions. For a discussion of these conditions see the "Combination -- Conditions to the Combination."

PROCEDURES FOR TENDERING

     The participation by a holder of shares of Miracle Partners Common Stock in the Exchange Offer pursuant to the procedures set forth below will constitute an agreement between such holder and Precision Auto Care in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal. To be tendered properly a holder must deliver his or her certificates representing their shares of Miracle Partners Common Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, to Precision Auto Care at the address set forth above prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     Signatures on a letter of transmittal must be guaranteed by an eligible institution. An "eligible institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act including (as such terms are defined therein): (1) a bank; (2) a broker-dealer, municipal securities dealer, municipal securities broker, government securities dealer or a government securities broker; (iii) a credit union; (iv) a national securities exchange or registered securities association or clearing agency; or (v) a savings institution that is a participant in a securities transfer association. A verification by a notary public alone is not acceptable.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND OTHER DOCUMENTS TO PRECISION AUTO CARE IS AT THE ELECTION AND RISK OF THE HOLDER. Mailings should be made sufficiently in advance of the Expiration Date to permit delivery to Precision Auto Care prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Precision Auto Care, proper evidence satisfactory to Precision Auto Care of their authority so to act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered shares of Miracle Partners Common Stock will be resolved by Precision Auto Care, whose determination will be final and binding.

     Precision Auto Care reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for Precision Auto Care, be unlawful. Precision Auto Care also reserves the right to waive any irregularities or conditions of tender as to particular shares. Precision Auto Care's interpretation of the terms and conditions of the Exchange Offer (including any instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as Precision Auto Care shall determine. Precision Auto Care shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification. Tenders of shares will not be deemed to have been made until such irregularities have been cured or waived. Any shares of Miracle Partners Common Stock received by Precision Auto Care that have not been properly tendered as to which the irregularities have not been cured or waived will be returned by Precision Auto Care to the tendering holder unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

     All correspondence in connection with the Exchange Offers and the Letter of Transmittal should be addressed to Precision Auto Care at the address and telephone number set forth above. Requests for information or additional copies of this Joint Proxy Statement/Prospectus, the Letter of Transmittal and all other documents required by the Letter of Transmittal should be directed to Precision Auto Care.

                      THE PREMA PROPERTIES EXCHANGE OFFER

EXCHANGE OFFER

     Precision Auto Care hereby offers, upon the terms and subject to the conditions set forth in this Joint Proxy Statement/Prospectus and in the accompanying Letter of Transmittal, to exchange shares of Precision Auto Care Common Stock for up to 100% of the outstanding membership interests in Prema Properties. The number of shares of Precision Auto Care Common Stock to be issued in exchange for each one percentage membership interest in Prema Properties will be equal to 1,488,890 shares of Precision Auto Care Common Stock.

EXPIRATION DATE; EXTENSION; TERMINATION

     The Exchange Offer will expire at 12:00 midnight, Eastern Standard Time, on
                  , 1997, unless extended. In the event of any extension of the Exchange Offer, the term "Expiration Date" shall mean the date on which the Exchange Offer, as so extended, shall expire. Precision Auto Care will make a public announcement of extension prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Precision Auto Care may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, Precision Auto Care shall have no obligation to advertise publicly, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

     Subject to the terms and provisions of the Combination Agreement, Precision Auto Care reserves the right to extend the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any membership interests in Prema Properties not previously accepted for exchange. Any such delay in acceptance or exchange, extension or termination will be followed as promptly as practicable by public announcement thereof. The rights reserved by Precision Auto Care in this paragraph are in addition to Precision Auto Care's rights set forth under the caption "The Combination Agreement" set forth below.

CLOSING DATE

     Promptly following the Expiration Date, but subject to certain conditions, Precision Auto Care will effect the exchange of shares of Precision Auto Care Common Stock for membership interests in Prema Properties properly tendered and not withdrawn pursuant to the Exchange Offer. Precision Auto Care currently anticipates that the closing will occur on the first business day following the Expiration Date. If any tendered membership interests in Prema Properties are not accepted for exchange because such membership interests were not tendered properly, the occurrence of certain other events set forth herein or otherwise, the Letter of Transmittal and related materials will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

     Precision Auto Care expressly reserves the right to seek to acquire Prema Properties membership interests in the future by means of privately negotiated acquisitions, subsequent exchange or tender offers or otherwise, at prices and terms to be determined by Precision Auto Care, which prices or terms, depending on a variety of circumstances that may exist at the time, may be higher or lower or more or less favorable, as the case may be, than it is in the Exchange Offer.

WITHDRAWAL RIGHTS


     Tenders of membership interests in Prema Properties made pursuant to the Exchange Offer are irrevocable, except that membership interests tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If Precision Auto Care extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of membership interests for exchange or is unable to accept membership interests for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to Precision Auto Care's rights under the Exchange Offer, Precision Auto Care may retain all Prema Properties membership interests tendered, and such membership interests in Prema Properties may not be withdrawn except as otherwise provided herein.


     To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by Precision Auto Care at its address set forth below and must specify the name of the person who tendered the membership interests of Prema Properties to be withdrawn and the amount of membership interests to be withdrawn precisely as it appears in the Letter of Transmittal.

                               Precision Auto Care, Inc.
                               748 Miller Drive, S.E.
                               Leesburg, Virginia 20175
                               Attention: Arnold Janofsky, Secretary
                               Telephone No.: (703) 777-9095
                               Facsimile No.: (703) 779-0136

     If the Letter of Transmittal tendering the membership interests in Prema Properties to be withdrawn has been delivered to Precision Auto Care, a signed notice of withdrawal must be submitted prior to the release of such Letter of Transmittal. Withdrawals may not be rescinded, and membership interests withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, at any time prior to the Expiration Date, withdrawn membership interests may be retendered by following one of the procedures described in "The Prema Properties Exchange Offer -- Procedures for Tendering."

     All questions as to form and validity (including time of receipt) for any notice of withdrawal will be determined by Precision Auto Care, in its sole discretion, which determination shall be final and binding. Neither Precision Auto Care nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal and neither Precision Auto Care nor any other person shall incur any liability for failure to give any such notice.

CONDITIONS TO THE CONSUMMATION OF THE EXCHANGE OFFER

     The obligation of Precision Auto Care to consummate the Exchange Offer will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the condition that holders holding at least 80% of the outstanding membership interests in Prema Properties shall have duly and validly tendered their membership interests for exchange. The obligations of Precision Auto Care to consummate the Exchange Offer will also be subject to the satisfaction or waiver, at or prior to the Closing Date of a number of other important conditions. For a discussion of these conditions see the "Combination -- Conditions to the Combination."

PROCEDURES FOR TENDERING

     The participation by a holder of membership interests in Prema Properties in the Exchange Offer pursuant to the procedures set forth below will constitute an agreement between such holder and Precision Auto Care in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal. To be tendered properly a holder of membership interests must properly complete, duly execute and deliver the Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal to Precision Auto Care at the address set forth above prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     Signatures on a letter of transmittal must be guaranteed by an eligible institution. An "eligible institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act including (as such terms are defined therein): (1) a bank; (2) a broker-dealer, municipal securities dealer, municipal securities broker, government securities dealer or a government securities broker; (iii) a credit union; (iv) a national securities exchange or registered securities association or clearing agency; or (v) a savings institution that is a participant in a securities transfer association. A verification by a notary public alone is not acceptable.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS TO PRECISION AUTO CARE IS AT THE ELECTION AND RISK OF THE HOLDER. Mailings should be made sufficiently in advance of the Expiration Date to permit delivery to Precision Auto Care prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Precision Auto Care, proper evidence satisfactory to Precision Auto Care of their authority so to act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered membership interests in Prema Properties will be resolved by Precision Auto Care, whose determination will be final and binding.

     Precision Auto Care reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for Precision Auto Care, be unlawful. Precision Auto Care also reserves the right to waive any irregularities or conditions of tender as to particular membership interests. Precision Auto Care's interpretation of the terms and conditions of the Exchange Offer (including any instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as Precision Auto Care shall determine. Precision Auto Care shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification. Tenders of membership interests will not be deemed to have been made until such irregularities have been cured or waived. Any Letters of Transmittal received by Precision Auto Care that have not been properly tendered as to which the irregularities have not been cured or waived will be returned by Precision Auto Care to the tendering holder unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

     All correspondence in connection with the Exchange Offers and the Letter of Transmittal should be addressed to Precision Auto Care at the address and telephone number set forth above. Requests for information or additional copies of this Joint Proxy Statement/Prospectus, the Letter of Transmittal and all other documents required by the Letter of Transmittal should be directed to Precision Auto Care.

                      THE RALSTON CAR WASH EXCHANGE OFFER

EXCHANGE OFFER

     Precision Auto Care hereby offers, upon the terms and subject to the conditions set forth in this Joint Proxy Statement/Prospectus and in the accompanying Letter of Transmittal, to exchange shares of Precision Auto Care Common Stock for up to 100% of the outstanding membership interests in Ralston Car Wash. The number of shares of Precision Auto Care Common Stock to be issued in exchange for each one percentage membership interest in Ralston Car Wash will be equal to 291.610 shares of Precision Auto Care Common Stock.

EXPIRATION DATE; EXTENSION; TERMINATION

     The Exchange Offer will expire at 12:00 midnight, Eastern Standard Time, on
        , 1997, unless extended. In the event of any extension of the Exchange Offer, the term "Expiration Date" shall mean the date on which the Exchange Offer, as so extended, shall expire. Precision Auto Care will make a public announcement of extension prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Precision Auto Care may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, Precision Auto Care shall have no obligation to advertise publicly, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

     Subject to the terms and provisions of the Combination Agreement, Precision Auto Care reserves the right to extend the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any membership interests in Ralston Car Wash not previously accepted for exchange. Any such delay in acceptance or exchange, extension or termination will be followed as promptly as practicable by public announcement thereof. The rights reserved by Precision Auto Care in this paragraph are in addition to Precision Auto Care's rights set forth under the caption "The Combination Agreement" set forth below.

CLOSING DATE

     Promptly following the Expiration Date, but subject to certain conditions, Precision Auto Care will effect the exchange of shares of Precision Auto Care Common Stock for membership interests in Ralston Car Wash properly tendered and not withdrawn pursuant to the Exchange Offer. Precision Auto Care currently anticipates that the closing will occur on the first business day following the Expiration Date. If any tendered membership interests in Ralston Car Wash are not accepted for exchange because such membership interests were not tendered properly, the occurrence of certain other events set forth herein or otherwise, the Letter of Transmittal and related materials will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

     Precision Auto Care expressly reserves the right to seek to acquire Ralston Car Wash membership interests in the future by means of privately negotiated acquisitions, subsequent exchange or tender offers or otherwise, at prices and terms to be determined by Precision Auto Care, which prices or terms, depending on a variety of circumstances that may exist at the time, may be higher or lower or more or less favorable, as the case may be than in the Exchange Offer.

WITHDRAWAL RIGHTS


     Tenders of membership interests in Ralston Car Wash made pursuant to the Exchange Offer are irrevocable, except that membership interests tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If Precision Auto Care extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of membership interests for exchange or is unable to accept membership interests for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to Precision Auto Care's rights under the Exchange Offer, Precision Auto Care may retain all Ralston Car Wash membership interests tendered, and such membership interests in Ralston Car Wash may not be withdrawn except as otherwise provided herein.

     To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by Precision Auto Care at its address set forth below and must specify the name of the person who tendered the membership interests of Ralston Car Wash to be withdrawn and the amount of membership interests to be withdrawn precisely as it appears in the Letter of Transmittal.

                             Precision Auto Care, Inc.
                             748 Miller Drive, S.E.
                             Leesburg, Virginia 20175
                             Attention: Arnold Janofsky, Secretary
                             Telephone No.: (703) 777-9095
                             Facsimile No.: (703) 779-0136

     If the Letter of Transmittal tendering the membership interests in Ralston Car Wash to be withdrawn has been delivered to Precision Auto Care, a signed notice of withdrawal must be submitted prior to the release of such Letter of Transmittal. Withdrawals may not be rescinded, and membership interests withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, at any time prior to the Expiration Date, withdrawn membership interests may be retendered by following one of the procedures described in "The Ralston Car Wash Exchange Offer -- Procedures for Tendering."

     All questions as to form and validity (including time of receipt) for any notice of withdrawal will be determined by Precision Auto Care, in its sole discretion, which determination shall be final and binding. Neither Precision Auto Care nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal and neither Precision Auto Care nor any other person shall incur any liability for failure to give any such notice.

CONDITIONS TO THE CONSUMMATION OF THE EXCHANGE OFFER

     The obligation of Precision Auto Care to consummate the Exchange Offer will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the condition that holders holding at least 80% of the outstanding membership interests in Ralston Car Wash shall have duly and validly tendered their membership interests for exchange. The obligations of Precision Auto Care to consummate the Exchange Offer will also be subject to the satisfaction or waiver, at or prior to the Closing Date of a number of other important conditions. For a discussion of these conditions see the "Combination -- Conditions to the Combination."

PROCEDURES FOR TENDERING

     The participation by a holder of membership interests in Ralston Car Wash in the Exchange Offer pursuant to the procedures set forth below will constitute an agreement between such holder and Precision Auto Care in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal. To be tendered properly a holder of membership interests must properly complete, duly execute and deliver the Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal to Precision Auto Care at the address set forth above prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     Signatures on a letter of transmittal must be guaranteed by an eligible institution. An "eligible institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act including (as such terms are defined therein): (1) a bank; (2) a broker-dealer, municipal securities dealer, municipal securities broker, government securities dealer or a government securities broker; (iii) a credit union; (iv) a national securities exchange or registered securities association or clearing agency; or (v) a savings institution that is a participant in a securities transfer association. A verification by a notary public alone is not acceptable.

     THE METHOD OF DELIVERY OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS TO PRECISION AUTO CARE IS AT THE ELECTION AND RISK OF THE HOLDER. Mailings should be made sufficiently in advance of the Expiration Date to permit delivery to Precision Auto Care prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Precision Auto Care, proper evidence satisfactory to Precision Auto Care of their authority so to act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered membership interests in Ralston Car Wash will be resolved by Precision Auto Care, whose determination will be final and binding.

     Precision Auto Care reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for Precision Auto Care, be unlawful. Precision Auto Care also reserves the right to waive any irregularities or conditions of tender as to particular membership interests. Precision Auto Care's interpretation of the terms and conditions of the Exchange Offer (including any instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as Precision Auto Care shall determine. Precision Auto Care shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification. Tenders of membership interests will not be deemed to have been made until such irregularities have been cured or waived. Any Letters of Transmittal received by Precision Auto Care that have not been properly tendered as to which the irregularities have not been cured or waived will be returned by Precision Auto Care to the tendering holder unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

     All correspondence in connection with the Exchange Offers and the Letter of Transmittal should be addressed to Precision Auto Care at the address and telephone number set forth above. Requests for information or additional copies of this Joint Proxy Statement/Prospectus, the Letter of Transmittal and all other documents required by the Letter of Transmittal should be directed to Precision Auto Care.

                             THE KBG EXCHANGE OFFER

EXCHANGE OFFER

     Precision Auto Care hereby offers, upon the terms and subject to the conditions set forth in this Joint Proxy Statement/Prospectus and in the accompanying Letter of Transmittal, to exchange shares of Precision Auto Care Common Stock for up to 100% of the outstanding membership interests in KBG. The number of shares of Precision Auto Care Common Stock to be issued in exchange for each one percentage membership interest in KBG will be equal to 124.110 shares of Precision Auto Care Common Stock.

EXPIRATION DATE; EXTENSION; TERMINATION

     The Exchange Offer will expire at 12:00 midnight, Eastern Standard Time, on
        , 1997, unless extended. In the event of any extension of the Exchange Offer, the term "Expiration Date" shall mean the date on which the Exchange Offer, as so extended, shall expire. Precision Auto Care will make a public announcement of extension prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Precision Auto Care may choose to make a public announcement of any extension, amendment or termination of the Exchange Offer, Precision Auto Care shall have no obligation to advertise publicly, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

     Subject to the terms and provisions of the Combination Agreement, Precision Auto Care reserves the right to extend the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any membership interests in KBG not previously accepted for exchange. Any such delay in acceptance or exchange, extension or termination will be followed as promptly as practicable by public announcement thereof. The rights reserved by Precision Auto Care in this paragraph are in addition to Precision Auto Care's rights set forth under the caption "The Combination Agreement" set forth below.

CLOSING DATE

     Promptly following the Expiration Date, but subject to certain conditions, Precision Auto Care will effect the exchange of shares of Precision Auto Care Common Stock for membership interests in KBG properly tendered and not withdrawn pursuant to the Exchange Offer. Precision Auto Care currently anticipates that the closing will occur on the first business day following the Expiration Date. If any tendered membership interests in KBG are not accepted for exchange because such membership interests were not tendered properly, the occurrence of certain other events set forth herein or otherwise, the Letter of Transmittal and related materials will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

     Precision Auto Care expressly reserves the right to seek to acquire KBG membership interests in the future by means of privately negotiated acquisitions, subsequent exchange or tender offers or otherwise, at prices and terms to be determined by

Precision Auto Care, which prices or terms, depending on a variety of circumstances that may exist at the time, may be higher or lower or more or less favorable, as the case may be, than in the Exchange Offer.

WITHDRAWAL RIGHTS


     Tenders of membership interests in KBG made pursuant to the Exchange Offer are irrevocable, except that membership interests tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If Precision Auto Care extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of membership interests for exchange or is unable to accept membership interests for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to Precision Auto Care's rights under the Exchange Offer, Precision Auto Care may retain all KBG membership interests tendered, and such membership interests in KBG may not be withdrawn except as otherwise provided herein.


     To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by Precision Auto Care at its address set forth below and must specify the name of the person who tendered the membership interests of KBG to be withdrawn and the amount of membership interests to be withdrawn precisely as it appears in the Letter of Transmittal.

                             Precision Auto Care, Inc.
                             748 Miller Drive, S.E.
                             Leesburg, Virginia 20175
                             Attention: Arnold Janofsky, Secretary
                             Telephone No.: (703) 777-9095
                             Facsimile No.: (703) 779-0136

     If the Letter of Transmittal tendering the membership interests in KBG to be withdrawn has been delivered to Precision Auto Care, a signed notice of withdrawal must be submitted prior to the release of such Letter of Transmittal. Withdrawals may not be rescinded, and membership interests withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, at any time prior to the Expiration Date, withdrawn membership interests may be retendered by following one of the procedures described in "The KBG Exchange Offer -- Procedures for Tendering."

     All questions as to form and validity (including time of receipt) for any notice of withdrawal will be determined by Precision Auto Care, in its sole discretion, which determination shall be final and binding. Neither Precision Auto Care nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal and neither Precision Auto Care nor any other person shall incur any liability for failure to give any such notice.

CONDITIONS TO THE CONSUMMATION OF THE EXCHANGE OFFER

     The obligation of Precision Auto Care to consummate the Exchange Offer will be subject to the satisfaction or waiver, at or prior to the Closing Date, of the condition that holders holding at least 80% of the outstanding membership interests in KBG shall have duly and validly tendered their membership interests for exchange. The obligations of Precision Auto Care to consummate the Exchange Offer will also be subject to the satisfaction or waiver, at or prior to the Closing Date of a number of other important conditions. For a discussion of these conditions see the "Combination -- Conditions to the Combination."

PROCEDURES FOR TENDERING

     The participation by a holder of membership interests in KBG in the Exchange Offer pursuant to the procedures set forth below will constitute an agreement between such holder and Precision Auto Care in accordance with the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal. To be tendered properly the holder must properly complete, duly execute and deliver the Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal to Precision Auto Care at the address set forth above prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     Signatures on a letter of transmittal must be guaranteed by an eligible institution. An "eligible institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act including (as such terms are defined therein): (1) a bank; (2) a broker-dealer, municipal securities dealer, municipal securities broker, government securities dealer or a government securities broker; (iii) a credit union; (iv) a national securities exchange or registered securities association or clearing agency; or (v) a savings institution that is a participant in a securities transfer association. A verification by a notary public alone is not acceptable.

     THE METHOD OF DELIVERY OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS TO PRECISION AUTO CARE IS AT THE ELECTION AND RISK OF THE HOLDER. Mailings should be made sufficiently in advance of the Expiration Date to permit delivery to Precision Auto Care prior to 12:00 midnight, Eastern Standard Time, on the Expiration Date.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Precision Auto Care, proper evidence satisfactory to Precision Auto Care of their authority so to act must be submitted.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered membership interests in KBG will be resolved by Precision Auto Care, whose determination will be final and binding.

     Precision Auto Care reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for Precision Auto Care, be unlawful. Precision Auto Care also reserves the right to waive any irregularities or conditions of tender as to particular membership interests. Precision Auto Care's interpretation of the terms and conditions of the Exchange Offer (including any instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as Precision Auto Care shall determine. Precision Auto Care shall not be under any duty to give notification of defects in such tenders and shall not incur any liability for failure to give such notification. Tenders of membership interests will not be deemed to have been made until such irregularities have been cured or waived. Any Letters of Transmittal received by Precision Auto Care that have not been properly tendered as to which the irregularities have not been cured or waived will be returned by Precision Auto Care to the tendering holder unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

     All correspondence in connection with the Exchange Offers and the Letter of Transmittal should be addressed to Precision Auto Care at the address and telephone number set forth above. Requests for information or additional copies of this Joint Proxy Statement/Prospectus, the Letter of Transmittal and all other documents required by the Letter of Transmittal should be directed to Precision Auto Care.

                                THE COMBINATION

GENERAL

     THE DESCRIPTIONS IN THIS PROXY STATEMENT/PROSPECTUS OF THE TERMS AND CONDITIONS OF THE COMBINATION AND THE COMBINATION AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COPY OF THE COMBINATION AGREEMENT ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO EACH OF THE OTHER APPENDICES TO THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS ARE ENCOURAGED TO READ THE COMBINATION AGREEMENT AND THE OTHER APPENDICES IN THEIR ENTIRETY.

     The Combination Agreement provides for WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II each to become wholly owned subsidiaries of Precision Auto Care through the mergers of WE JAC Acquisition into WE JAC, Miracle Industries Acquisition into Miracle Industries, Lube Ventures Acquisition into Lube Ventures, Rocky Mountain I Acquisition into Rocky Mountain I, and Rocky Mountain II Acquisition into Rocky Mountain II, provided that all conditions to consummation of the Combination are satisfied or waived. Each stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain II and Rocky Mountain II (other than those WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II stockholders who exercise their right to dissent under the general corporation law applicable to the respective Constituent Company) will receive shares of Precision Auto Care Common Stock in exchange for his or her shares of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II Common Stock (with the number of shares received based on a separate exchange ratio for each company). The Combination Agreement also provides for Miracle Partners, Prema Properties, Ralston Car Wash and KBG to become subsidiaries of Precision Auto Care through the exchange by holders of Miracle Partners, Prema Properties, Ralston Car Wash and KBG common stock and membership interests, as the case may be, for Precision Auto Care Common Stock (with the number of shares received based on a separate exchange ratio for each company). It is contemplated that the Effective Time for the Combination will occur as soon as practicable after the WE JAC Special Meeting, the Miracle Industries Special Meeting, the Lube Ventures Special Meeting, the Rocky Mountain I Special Meeting and the Rocky Mountain II Special Meeting, and upon satisfaction or waiver of all of the other conditions set forth in the Combination Agreement. The Effective Time is presently anticipated to occur on
or before         , 1997. See "The Combination."

BACKGROUND OF THE COMBINATION

     In February of 1996, Ernest S. Malas, the President and Chief Executive Officer of Lube Ventures and Miracle Industries, and John Ripley, the President and Chief Executive Officer of WE JAC, met at an international franchise convention held in Washington, D.C. At this time, they held preliminary discussions concerning each of the parties' respective business and operation. Materials describing the businesses engaged in by each of the parties were also exchanged as a follow-up to the meeting. On July 8, 1996, following the exchange of additional information and several telephone calls, Mr. Malas, William Klumb, the chief executive officer of Rocky Mountain I and Rocky Mountain II and Ralston Car Wash, and Mr. Ripley met in Denver, Colorado. They toured and reviewed the car wash sites operated by Karl Byrer and William Klumb in Colorado and discussed preliminarily the possibilities of combining the businesses.

     Following these discussions, the parties exchanged formal information requests and signed confidentiality agreements. Discussions were held during the summer and early fall concerning the possible combination of the self-service and automatic car wash, fast oil change and lube and Precision Tune automotive maintenance businesses. The parties also discussed the possibility of and the strategic advantages associated with marketing the three types of businesses under the "Precision Auto Care" brand name.

     In September and October 1996, the boards of each of the Constituent Companies held meetings to consider the advisability of proceeding with the transactions. Mr. Ripley also visited the manufacturing and distribution operations conducted by Miracle Industries in Ohio. Based on information and presentations made to their respective Boards of Directors, the parties entered into and executed a non-binding memorandum of understanding on October 18, 1996 that called for the parties to negotiate in good faith towards a possible combination.

     Following the execution of the memorandum of understanding, the parties held frequent meetings to develop a joint business plan for the Combination. WE JAC also engaged Ferris, Baker Watts in November, 1996 for purposes of providing WE JAC with a fairness opinion. The Board of Directors of each of the other Constituent Companies convened on December 9, 1996, and the WE JAC Board of Directors convened on December 18, 1996 at which time Ferris, Baker Watts provided WE JAC with its preliminary report. Based on presentations made to the Boards of Directors of the Constituent Companies by members of management and outside advisors (including Ferris, Baker Watts, in the case of WE JAC), the Boards of Directors of the Constituent Companies authorized the parties to engage an investment banking firm to underwrite an initial public offering for the combined entity and to proceed with formal due diligence and the negotiation of definitive agreements with respect to the Combination.

     The parties subsequently engaged A.G. Edwards & Sons, Inc. and Ferris, Baker Watts, Incorporated as the managing underwriters for the initial public offering and immediately commenced their due diligence investigation and prepared registration statements for filing with the Securities and Exchange Commission. Quist Financial, Inc. was engaged to render a fairness opinion to the Boards of Directors of Rocky Mountain I and Rocky Mountain II and the Managing Member of Ralston Car Wash.

     The Exchange Ratios and other terms of the Combination Agreement with respect to each of the Constituent Companies, except WE JAC, were determined by arms' length negotiations between Precision Auto Care and the representatives of the Constituent Companies, each of which was represented by independent counsel in the negotiation of the terms and conditions of the Combination Agreement. The factors considered by Precision Auto Care in determining the Exchange Ratios included, among others, the historical operating results, the net worth, the levels and types of indebtedness and the future prospects of each of the Constituent Companies. The negotiations between WE JAC and Precision Auto Care were not arm's length due to substantial overlaps in management of Precision Auto Care and WE JAC at the time of the negotiation. However, because the various parties participated collectively in the negotiation of the Exchange Ratios, the Exchange Ratios and other terms of the Combination Agreement applicable to WE JAC were subject to scrutiny by and negotiation with representatives of the other Constituent Companies.

     The Boards of Directors of Precision Auto Care and WE JAC convened meetings on April 16, 1997. Following presentations made to each board by management, outside advisors (including Ferris, Baker Watts, in the case of WE JAC), each of the Boards of Directors authorized the parties to continue to proceed with respect to finalizing registration statements for filing with the Securities and Exchange Commission, completing due diligence investigations and negotiating the definitive agreements with respect to the Combination.

     The Boards of Directors of Precision Auto Care and each of the Constituent Companies convened meetings on August 27, 1997. Following presentations made to each board by management, outside advisors (including Ferris, Baker Watts, in the case of WE JAC and Quist Financial, Inc., in the case of Rocky Mountain I, Rocky Mountain II and Ralston Car

Wash), each of the Boards of Directors and Managing Members unanimously approved the Combination Agreement. The boards directed that the terms of the Combination be submitted to their shareholders for consideration (in the case of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II) and that the Exchange Offers commence (in the case of Miracle Partners, Prema Properties, Ralston Car Wash and KBG) as soon as practicable following the effective date of this Joint Proxy Statement/Prospectus. Ferris, Baker Watts rendered its written fairness opinion to the WE JAC Board on that date. Quist Financial, Inc. rendered its fairness opinion to the boards of Rocky Mountain I, Rocky Mountain II and Ralston Car Wash on that date.



     During the Summer of 1996, WE JAC received a letter from a business broker indicating possible interest on the part of the financial buyer in discussing the acquisition of WE JAC. WE JAC responded by providing certain information. Following preliminary discussions with the business broker, WE JAC was advised that the prospective purchaser had determined not to pursue acquisitions within the automotive aftermarket industry. None of the other Constituent Companies received any indications of interest or otherwise held discussions with third parties concerning any business combination transaction during the period discussed above.


WE JAC'S REASONS FOR THE COMBINATION AND BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors of WE JAC believes that the Combination is fair to and in the best interests of WE JAC and its stockholders and unanimously recommends that the WE JAC stockholders vote for the approval of the Combination Agreement and the transactions contemplated thereby. In evaluating the proposed Combination, the Board of Directors of WE JAC considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG, and reports from, and presentations by, its officers, Ferris, Baker Watts and legal counsel. The factors considered by the WE JAC Board of Directors, all of which were deemed material but were given varying priorities by individual directors, included the following:

          1. The Board of Directors observed the need for WE JAC to achieve greater critical mass, economies of scale and geographic coverage in order to effectively compete in WE JAC's rapidly changing industry. The Board of Directors believes that the Combination will enable WE JAC stockholders to benefit from the significant "brand name awareness" that WE JAC has created with respect to its Precision Tune Auto Care brand through the marketing of the car wash and fast oil change and lube businesses conducted by the other Constituent Companies under the Precision Auto Care brand. The Board of Directors also believes that WE JAC stockholders will benefit from the ability of existing and prospective Precision Tune Auto Care franchisees to exploit the marketing and other advantages that may accrue once the franchisee, as a result of the Combination, has the opportunity to offer car wash and fast oil change and lube services at or in close proximity to Precision Tune Auto Care centers.

          2. The Board of Directors believes that the core business of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG are highly compatible. Consequently, upon consummation of the Combination, the Board of Directors concluded that WE JAC, as part of Precision Auto Care, should be positioned to realize increased purchasing power for goods and services necessary for the business, cost savings through elimination of redundant administrative segments enhanced marketing capabilities provided by a combined sales staff marketing the combined companies, and greater potential penetration of the market for the reasons described above.

          3. The WE JAC Board of Directors concluded that WE JAC, as part of the combined companies, should be positioned to enhance its presence in certain geographic markets and enter other markets through the existing operations of Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG, thus providing opportunities for increased sales of WE JAC's business.

          4. The WE JAC Board of Directors concluded that the Combination would enhance WE JAC's ability to compete more effectively against other companies in the industry, several of which have significantly greater resources than WE JAC, and that the Combination presented the most likely available alternative for achieving the greater scale necessary for success in a consolidating industry.


          5. The WE JAC Board of Directors noted WE JAC's future liquidity needs and noted that the combined companies' liquidity would allow them to expand their operations further and to manage cash flow with reduced debt as a result of the repayment of an aggregate amount of $18.5 million of debt with proceeds from the Initial Public Offering.

          6. The WE JAC Board of Directors and Ferris, Baker Watts, WE JAC's financial advisor, analyzed the financial condition, results of operations and prospects of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG, both separately and in relation to the value of the consideration to be received by the stockholders of each Constituent Company in the Combination. Management provided the Board of Directors of WE JAC with specific valuation ranges for the Constituent Companies. Management held extensive discussions with each of the Constituent Companies concerning their 1997 operating profit forecasts and resulting implied valuations. These forecasts and valuations formed the basis for negotiation of the allocation of shares. These analyses were analyzed by Ferris, Baker Watts, which also determined that the value of WE JAC's interest in the combined entity represented a premium to the value of WE JAC as a stand-alone entity. The WE JAC Board of Directors placed special emphasis and relied on the opinion of Ferris, Baker Watts, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the WE JAC Exchange Ratio was fair, from a financial point of view, to the holders of WE JAC Common Stock. The WE JAC Board of Directors considered as a whole the various financial and comparative analyses relating to each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG both on a historical and prospective basis and as separate and combined entities (as set forth in Ferris, Baker Watt's presentation to the WE JAC Board of Directors) and believed that such analyses, taken as a whole, supported a conclusion that the WE JAC Exchange Ratio was fair, from a financial point of view, to the WE JAC stockholders. See " -- Opinion of Ferris, Baker Watts." Such conclusion was a key factor in the WE JAC Board's decision to recommend approval of the Combination.


          7. The WE JAC Board of Directors noted that no current public or other liquid market for WE JAC Common Stock currently exists. While there can be no assurance that a public trading market will exist or develop with respect to the Precision Auto Care Common Stock into which WE JAC Common Stock will be converted pursuant to the Merger, the Board of Directors concluded that it was highly likely that holders of WE JAC Common Stock would have significantly more liquidity with respect to their investment by reason of the number of shares of Precision Auto Care Common Stock that would be issued and outstanding following the consummation of the Combination and the Initial Public Offering and the fact that application had been made to list the shares of Precision Auto Care Common Stock on the NASDAQ National Market. Accordingly, the Board believes that the resulting conversion of shares of WE JAC Common Stock that are currently restricted by operation of the securities laws into freely tradable shares of Precision Auto Care Common Stock (subject to the lock-up agreements in the case of certain Precision Auto Care stockholders and Rule 145 in the case of WE JAC "affiliates") should result in a greater base of stockholders who can potentially trade on the open market, providing for a more active, liquid trading market.

          8. The WE JAC Board of Directors noted that the terms of the Merger should permit the holders of WE JAC Common Stock to exchange their shares for Precision Auto Care Common Stock on a tax-free basis. See "The Combination Agreement -- Federal Income Tax Consequences." Business combination transactions in which there is a material cash component as part of the consideration to be received by stockholders, as opposed to an exchange of shares as in the Merger transaction, typically result in a taxable event to such stockholders upon consummation of the transaction.


     In light of the variety of factors considered by WE JAC's Board of Directors, the Board did not find it practical to, and did not, assign any particular weight to any of the foregoing factors, but considered all of these factors as a whole in reaching its determination. Each of the reasons stated in paragraphs 1 through 5, 7 and 8 supports the conclusion of the Board that the Combination is advisable and in the best interests of WE JAC and is fair to WE JAC's stockholders because each shows that the Board expects that the combined company will provide WE JAC stockholders with an investment of greater value and potential for appreciation than their current investment in WE JAC. The Ferris, Baker Watts analysis described in paragraph 6 reassured the Board in its opinion that the value to be received by the combined company from each Constituent Company is fair from a financial point of view independently and in relation to equity to be received by the stockholders of the Constituent Companies.



     The WE JAC Board concluded, in light of these factors, that the Combination is advisable and in the best interests of WE JAC and its stockholders and is fair to its stockholders. THE BOARD OF DIRECTORS OF WE JAC UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WE JAC APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF FERRIS, BAKER WATTS

     Ferris, Baker Watts was retained by WE JAC to act as its financial advisor in connection with the Combination. In connection with such engagement, WE JAC requested that Ferris, Baker Watts evaluate the fairness, from a financial point of view, to the stockholders of WE JAC of the consideration to be received by such stockholders in the Combination. On August 27, 1997, Ferris, Baker Watts delivered to the Board of Directors of WE JAC its opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the WE JAC Exchange Ratio was fair, from a financial point of view, to the holders of WE JAC Common Stock.

     In arriving at its opinion, Ferris, Baker Watts reviewed the Combination Agreement and held discussions with certain senior officers, directors and other representatives and advisors of WE JAC, and certain senior officers and other representatives and advisors of the other Constituent Companies concerning the business, operations and prospects of the Constituent Companies. Ferris, Baker Watts examined certain business and financial information relating to the Constituent Companies as well as certain financial forecasts and other data for the Constituent Companies that were provided to Ferris, Baker Watts by the respective managements of the Constituent Companies, including information relating to certain strategic implications and operational benefits anticipated from the Combination. Ferris, Baker Watts reviewed the financial terms of the Combination as set forth in the Combination Agreement in relation to, among other things, the respective companies' historical and projected earnings; and the capitalization and financial condition of the Constituent Companies. Ferris, Baker Watts also evaluated the pro forma financial impact of the Combination. In addition to the foregoing, Ferris, Baker Watts conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ferris, Baker Watts deemed necessary to arrive at its opinion. Ferris, Baker Watts noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Ferris, Baker Watts as of the date of its opinion.

     In rendering its opinion, Ferris, Baker Watts assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information publicly available or furnished to or otherwise discussed with Ferris, Baker Watts. With respect to the financial forecasts and other information provided to or otherwise discussed with Ferris, Baker Watts, Ferris, Baker Watts assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Constituent Companies as to the expected future financial performance of the Constituent Companies. Ferris, Baker Watts also assumed that the Combination will be a tax-free reorganization for federal income tax purposes. Ferris, Baker Watts' opinion does not relate to the relative values of the Constituent Companies. Ferris, Baker Watts did not express any opinion as to what the value of the Precision Auto Care Common Stock actually will be when issued to WE JAC Stockholders pursuant to the Combination or the price at which the Precision Auto Care Common Stock will trade subsequent to the Combination. In addition, Ferris, Baker Watts did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Constituent Companies nor did Ferris, Baker Watts make any physical inspection of the properties or assets of the Constituent Companies. In addition, although Ferris, Baker Watts evaluated the financial terms of the Combination, Ferris, Baker Watts was not asked to and did not recommend the specific consideration to be paid by Precision Auto Care in the Combination, which consideration was determined by the Constituent Companies. No other limitations were imposed by WE JAC on Ferris, Baker Watts with respect to the investigations made or procedures followed by Ferris, Baker Watts in rendering its opinion.


     THE FULL TEXT OF THE WRITTEN OPINION OF FERRIS, BAKER WATTS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. WE JAC STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. FERRIS, BAKER WATTS' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE WE JAC EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND IS PROVIDED FOR THE USE OF THE WE JAC BOARD OF DIRECTORS IN ITS EVALUATION OF THE COMBINATION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE COMBINATION OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WE JAC STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE WE JAC SPECIAL MEETING. THE SUMMARY OF THE OPINION OF FERRIS, BAKER WATTS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.



     In preparing its opinion to the Board of Directors of WE JAC, Ferris, Baker Watts performed a variety of financial and comparative analyses. The material analyses underlying the opinion are described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Ferris, Baker Watts' opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Ferris, Baker Watts did not present the Board of Directors of WE JAC with specific valuation ranges for the Constituent Companies. Ferris, Baker Watts believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Ferris, Baker Watts made numerous assumptions with respect to the Constituent Companies, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Constituent Companies. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results of values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


     Ferris, Baker Watts considered several valuation methods to evaluate the effect of the transaction on stockholders of WE JAC, including: (1) the discounted future free cash flow of WE JAC and Precision Auto Care; and (2) the earnings and book multiple comparisons to publicly-traded companies engaged in similar businesses. Ferris, Baker Watts relied most heavily upon its analysis of the discounted future free cash flow of WE JAC. Ferris, Baker Watts did not rely upon earnings and book multiple comparisons due to the disparity of the financial results of the comparable companies.


     The free cash flow analysis ascribes value only to the cash flows that can ultimately be taken out of the business. These free cash flows are then discounted to the present at the firm's weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm's growth. It is these series of free cash flows that, when discounted to the present and after subtracting claims by debtholders and others, represents the economic value of a firm to its shareholders. This method of valuation depends upon the accuracy of the financial projections. Ferris, Baker Watts assumed that such projections were reasonably prepared by the management of WE JAC on bases reflecting the best currently available estimates and judgments of WE JAC and Lube Ventures, Miracle Industries, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG as to their respective future financial performance.

     Ferris, Baker Watts concluded:


          1. The analysis of the WE JAC and Precision Auto Care's discounted cash flow, based upon projections for income and cash flow provided by management, indicate that the consideration to be received by the shareholders of WE JAC is at a 33% premium to the value of WE JAC as a stand alone entity.


          2. The creation of Precision Auto Care will provide increased opportunities for growth through acquisition of other related automotive businesses as well as provide greater access to capital (and lead to lower cost of capital). These opportunities would not necessarily be available to WE JAC if it remained an independent entity.

     Pursuant to the terms of Ferris, Baker Watt's engagement, WE JAC has agreed to pay Ferris, Baker Watts for its services in connection with the Combination an aggregate financial advisory fee of $200,000, payable upon the consummation of the Combination. WE JAC has agreed to reimburse Ferris, Baker Watts for travel and other out-of-pocket expenses incurred by Ferris, Baker Watts in performing its services, including the fees and expenses of its legal counsel, and to indemnify Ferris, Baker Watts and related persons against certain liabilities, including liabilities under federal securities laws, arising out of Ferris, Baker Watts' engagement. Ferris, Baker Watts has also been retained to act as a co-manager in the underwritten Initial Public Offering. Ferris, Baker Watts will receive customary compensation in its capacity as a co-manager of the Initial Public Offering.

     WE JAC engaged Ferris, Baker Watts to render its opinion to WE JAC's Board of Directors, and not to represent specifically the interests of affiliated or non-affiliated stockholders of WE JAC. Ferris, Baker Watts is a nationally recognized investment banking firm and was selected by WE JAC based on Ferris, Baker Watt's experience and expertise. Ferris, Baker Watts regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

MIRACLE INDUSTRIES' REASONS FOR THE COMBINATION AND BOARD OF DIRECTORS' RECOMMENDATION


     The Board of Directors of Miracle Industries believes that the Combination is fair to and in the best interests of Miracle Industries and its stockholders and unanimously recommends that the Miracle Industries stockholders vote for the approval of the Combination Agreement and the transactions contemplated thereby. In evaluating the proposed Combination, the Board of Directors of Miracle Industries considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG and reports from, and presentations by, its officers and legal counsel. The Miracle Industries Board concluded, in light of these factors, that the Combination is in the best interest of Miracle Industries and its stockholders.



     In evaluating the proposed Combination, the Board of Directors of Miracle Industries also considered a variety of factors including both operational factors and financial factors which relate to the individual companies and more importantly, relate to the combined entity. The Board believes that from an operational standpoint, the combined entity will be able to provide skilled management with experience in a broad range of franchising issues. The Board believes this should increase sales of Precision Auto Wash franchises and will increase the prospective volume of purchasers of the Miracle Industries products with respect to both the HydroSpray car wash equipment and car wash chemicals. This potential increased body of customers should enable Miracle Industries to more fully utilize its chemical production capacity as well as enabling its manufacturing company, HydroSpray Car Wash Equipment, to utilize its capacity more fully. The Combination will result in a substantial immediate elimination of debt service, including a discharge of $4,186,400 of Miracle Industries' debt, and eliminate duplication of management functions which should enable the operating officers to pursue sales, product development, and growth while the management of the combined companies can deal with financial and operational issues. Accordingly, the Directors believe that the value of the combined entity will likely exceed the sum of the value of the individual companies.



     In light of the variety of factors considered by Miracle Industries' Board of Directors, the Board did not find it practical to and did not assign any particular weight to any of the factors discussed above, but considered all of these factors as a whole in reaching its determination. The factors as a whole support the conclusion of the Board that the Combination is advisable and in the best interest of Miracle Industries and is fair to the Miracle Industries'stockholders because the factors demonstrate that the Board expects that the combined company will provide Miracle Industries' stockholders with an investment of greater value and potential for appreciation than their current investment in Miracle Industries.



     The Miracle Industries Board concluded, in light of these factors, that the Combination is advisable and in the best interests of Miracle Industries and its stockholders and is fair to its stockholders. THE BOARD OF DIRECTORS OF MIRACLE INDUSTRIES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MIRACLE INDUSTRIES APPROVE THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


LUBE VENTURES' REASONS FOR THE COMBINATION AND BOARD OF DIRECTORS'
RECOMMENDATION


     The Board of Directors of Lube Ventures believes that the Combination is fair to and in the best interests of Lube Ventures and its stockholders and unanimously recommends that the Lube Ventures stockholders vote for the approval and adoption of the Combination Agreement and the transactions contemplated thereby. In evaluating the proposed Combination, the Board of Directors of Lube Ventures considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG and reports from, and presentations by, its officers and legal counsel. The factors considered by the Lube Ventures Board of Directors, all of which were deemed material but were given varying priorities by individual directors, included the following:


     A significant factor was WE JAC's experience in the franchise industry and the infrastructure that WE JAC has established to maintain the necessary record keeping and operational controls of franchise units. Lube Ventures recently began marketing and supporting the franchise businesses and anticipates that its product could be significantly enhanced by the expertise brought to the Combination by the WE JAC management.


     The Board of Directors of Lube Ventures believes that combining the automotive maintenance business with the fast oil change and lube business should increase customer traffic at its sites closer to capacity. In addition, management of Lube Ventures believes the Combination will result in a substantial immediate elimination of debt service, including a discharge of $1,234,236 of Lube Ventures debt, and enable Lube Ventures to concentrate on marketing and production functions while management of the combined companies can address franchises, training, and financial issues. Accordingly, the Directors believe that the value of the combined entity will likely exceed the sum of the value of the individual Constituent Companies.


     In light of the variety of factors considered by Lube Ventures' Board of Directors, the Board did not find it practical to and did not assign any particular weight to any of the foregoing factors, but considered all of these factors as a whole in reaching its determination. The factors as a whole support the conclusion of the Board that the Combination is advisable and in the best interest of Lube Ventures and is fair to the Lube Ventures' stockholders because the factors demonstrate that the Board expects that the combined company will provide Lube Ventures' stockholders with an investment of greater value and potential for appreciation than their current investment in Lube Ventures.



     The Lube Ventures Board concluded, in light of these factors, that the Combination is advisable and in the best interests of Lube Ventures and its stockholders and is fair to its stockholders. THE BOARD OF DIRECTORS OF LUBE VENTURES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF LUBE VENTURES APPROVE AND ADOPT THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


ROCKY MOUNTAIN I, ROCKY MOUNTAIN II AND RALSTON CAR WASH REASONS FOR THE COMBINATION AND
BOARD OF DIRECTORS' AND MANAGING MEMBER'S RECOMMENDATION

     Because the Boards of Directors of Rocky Mountain I and Rocky Mountain II are comprised of the same three individuals, and because William Klumb, a member of the Rocky Mountain I and Rocky Mountain II Board of Directors, is also the Managing Member of Ralston Car Wash, the following discussion sets forth the factors considered by the Rocky Mountain I and Rocky Mountain II Boards of Directors and William Klumb, as a Rocky Mountain I and Rocky Mountain II Board member and the Managing Member of Ralston Car Wash, and the reasons that the Boards of Directors and the Managing Member of Rocky Mountain I, Rocky Mountain II and Ralston Car Wash recommend the Combination.


     The Boards of Directors of Rocky Mountain I and Rocky Mountain II believe that the Combination is fair to and in the best interests of Rocky Mountain I and Rocky Mountain II and their respective shareholders and unanimously recommend that the Rocky Mountain I and Rocky Mountain II shareholders vote for the approval of the Combination Agreement and the transactions contemplated thereby. The Managing Member of Ralston Car Wash believes that the Consummation is fair to and in the best interest of Ralston Car Wash and its members and recommends that the Ralston Car Wash members tender their Membership Interests to Precision Auto Care pursuant to the Exchange Offer. In evaluating the proposed Combination, the Boards of Directors of Rocky Mountain I and Rocky Mountain II, and the Managing Member of Ralston Car Wash considered a variety of factors, including financial and operating information relating to the Constituent Companies and reports from, and presentations by, its officers, Quist Financial, Inc. and legal counsel. The factors considered by the Boards of Directors and the Managing Member included, without limitation, the following:


     1. No current public market exists for the Common Stock of Rocky Mountain I, Rocky Mountain II or the Ralston Car Wash Membership Interests and the Combination and the Initial Public Offering may result in an active trading market for the Precision Auto Care Common Stock;

     2. The Boards of Directors and the Managing Member believe that the shares of Precision Auto Care Common Stock to be issued in the Combination to the shareholders of Rocky Mountain I, Rocky Mountain II and the Ralston Car Wash members may, although this cannot be assured, attain a greater aggregate value in a public market than the shares of Rocky Mountain I Common Stock, Rocky Mountain II Common Stock and Ralston Car Wash Membership Interests if Rocky Mountain I, Rocky Mountain II and Ralston Car Wash remain privately held companies;

     3. The future growth prospects of Precision Auto Care after the Combination that may result from the franchising of a variety of automotive maintenance services;

     4. The expectation that Precision Auto Care, because of its greater size and access to public markets, will be in a better position to obtain additional capital to expand its business than Rocky Mountain I, Rocky Mountain II or Ralston Car Wash;


     5. Other expected benefits of the Combination, including anticipated economies of scale, expansion into other geographic markets, and a substantial immediate elimination of debt service, including a discharge of $478,313 of Rocky Mountain I debt, $1,635,318 of Rocky Mountain II debt, and $239,384 of Ralston Car Wash debt.


     6. The opinion of Quist Financial, Inc. that the consideration to be received in the Combination by the shareholders of Rocky Mountain I and Rocky Mountain II and the holders of Ralston Car Wash membership interests is fair to such holders from a financial point of view;

     7. The perceived trend in the self-service car wash industry toward ownership of multiple car wash facilities by the same business; and

     8. The expectation that the Combination will, with certain exceptions, allow the shareholders of Rocky Mountain I and Rocky Mountain II and holders of Ralston Car Wash membership interests to receive Precision Auto Care Common Stock on a tax-free basis.


     In light of the variety of factors, the Boards of Directors and the Managing Member did not find it practical to, and did not, assign any particular weight to any of the foregoing factors but considered all of these factors as a whole in reaching their respective determinations. The factors as a whole support the conclusions of the Boards that the Combination is advisable and in the best interests of Rocky Mountain I and Rocky Mountain II and is fair to the shareholders of Rocky Mountain I and Rocky Mountain II because the factors demonstrate that the Boards expect that the Combined Company will provide the shareholders of Rocky Mountain I and Rocky Mountain II with an investment of greater value and potential for appreciation than their current investment in Rocky Mountain I and Rocky Mountain II. The factors as a whole support the conclusion of the Managing Member that the Combination is advisable and in the best interest of Ralston Car Wash and is fair to its members because the factors demonstrate that the Managing Member expects that the Combined Company will provide the members of Ralston Car Wash with an investment of greater value and potential for appreciation than the member's current investment in Ralston Car Wash.



     The Rocky Mountain I Board concluded, in light of these factors, that the Combination is advisable and in the best interests of Rocky Mountain I and its shareholders and is fair to its shareholders. THE BOARD OF DIRECTORS OF ROCKY MOUNTAIN I UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ROCKY MOUNTAIN I APPROVE THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.



     The Rocky Mountain II Board concluded, in light of these factors, that the Combination is advisable and in the best interests of Rocky Mountain II and its shareholders and is fair to its shareholders. THE BOARD OF DIRECTORS OF ROCKY MOUNTAIN II UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ROCKY MOUNTAIN II APPROVE THE COMBINATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.



     The Ralston Car Wash Managing Member concluded, in light of these factors, that the Combination is advisable and in the best interests of Ralston Car Wash and its members and is fair to its members. THE MANAGING MEMBER OF RALSTON CAR WASH RECOMMENDS THAT THE MEMBERS OF RALSTON CAR WASH TENDER THEIR MEMBERSHIP INTERESTS TO PRECISION AUTO CARE IN THE EXCHANGE OFFER.


OPINION OF ROCKY MOUNTAIN I, ROCKY MOUNTAIN II AND RALSTON CAR WASH'S FINANCIAL ADVISOR

     Quist Financial, Inc. has rendered its opinion to Rocky Mountain I, Rocky
Mountain II and Ralston Car Wash that, as of         , 1997, the consideration
to be received in the Combination by the shareholders of each of Rocky Mountain I and Rocky Mountain II and the members of Ralston Car Wash is fair to such shareholders and members from a financial point of view. The opinion of Quist, which sets forth matters considered in connection with such opinion, is attached as Appendix C and should be read in its entirety by shareholders of Rocky Mountain I and Rocky Mountain II and the members of Ralston Car Wash. The summary of this opinion is qualified in its entirety by reference to the full text of the opinion.

     In connection with delivering its fairness opinion, Quist, among other things, reviewed and considered certain historical financial information and financial forecasts and other data for WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG.

     Quist relied without independent verification upon the accuracy and completeness of all of the financial information and other information reviewed by it for purposes of the fairness opinion. The fairness opinion is necessarily based on information as of the date thereof. The fairness opinion is directed only to the consideration to be received by shareholders of Rocky Mountain I and Rocky Mountain II and by members of Ralston Car Wash for their shares or membership interests if the Combination is consummated. The fairness opinion does not constitute a recommendation to any shareholder of Rocky Mountain I or Rocky Mountain II as to how such shareholder should vote at the Rocky Mountain I or Rocky Mountain II Special Meeting or to any member of Ralston Car Wash as to whether such member should exchange his membership interest for shares of Precision Auto Care Common Stock.

MIRACLE PARTNERS' REASONS FOR THE COMBINATION AND BOARD OF DIRECTORS' RECOMMENDATION


     The Board of Directors of Miracle Partners believes that the Combination is fair to and in the best interests of Miracle Partners and its stockholders and unanimously recommends that the Miracle Partners shareholders tender their shares of Miracle Partners Common Stock for exchange pursuant to the Exchange Offer. In evaluating the proposed Combination, the Board of Directors of Miracle Partners considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG and reports from, and presentations by, its officers and legal counsel. The factors considered by the Miracle Partners Board of Directors, all of which were deemed material but were given varying priorities by individual directors, included the following:


     1. Miracle Partners is a closely held company and the Board of Directors and sole shareholder expect that through the Combination and issuance of shares in Precision Auto Care the value of the interest held by the shareholder may increase significantly reflecting the values being contributed by the Constituent Companies and the future growth potential of Precision Auto Care;

     2. The shareholder of Miracle Partners expects to have access to liquid public markets in the event he determines it is advisable from time to time to liquidate shares of Precision Auto Care Common Stock;

     3. Through the combined resources of Precision Auto Care, the facilities owned by Miracle Partners will be upgraded which should result in greater operating efficiencies;


     4. Expected benefits from the Combination include the possible expansion of the various businesses into various additional markets and a substantial immediate elimination of debt service, including a discharge of $1,591,000 of Miracle Partners debt;


     5. The Combination is expected to generate additional revenues through the integration of the various lines of business into the sites owned by Miracle Partners where this is feasible; and

     6. The tax free nature of the Combination.


     In light of the variety of factors considered by Miracle Partners' Board of Directors, the Board did not find it practical to and did not assign any particular weight to any of the foregoing factors, but considered all of these factors as a whole in reaching its determination. The factors as a whole support the conclusion of the Board that the Combination is advisable and in the best interest of Miracle Partners and is fair to the Miracle Partners shareholders because the factors demonstrate that the Board expects that the combined company will provide Miracle Partners' shareholders with an investment of greater value and potential for appreciation than their current investment in Miracle Partners.



     The Miracle Partners Board concluded, in light of these factors, that the Combination is advisable and in the best interests of Miracle Partners and its shareholders and is fair to its shareholders. THE BOARD OF DIRECTORS OF MIRACLE PARTNERS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF MIRACLE PARTNERS TENDER THEIR SHARES OF MIRACLE PARTNERS COMMON STOCK TO PRECISION AUTO CARE IN THE EXCHANGE OFFER.


PREMA PROPERTIES' REASONS FOR THE COMBINATION AND MANAGING MEMBER RECOMMENDATION


     The Managing Member of Prema Properties believes that the Combination is fair to and in the best interests of Prema Properties and its members and unanimously recommends that the Prema Properties members tender their Membership Interests for exchange pursuant to the Exchange Offer. In evaluating the proposed Combination, the Managing Member of Prema Properties considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG and reports from, and presentations by, its members and legal counsel. The factors considered by the Prema Properties Managing Member, all of which were deemed material but were given varying priorities by individual members, included the following:



     1. Prema Properties is limited in its ability to grow by the availability of capital. After applying the proceeds of the Initial Public Offering, including a discharge of $3,045,494 of Prema Properties debt, the combined entities will initially have a lower level of indebtedness and have capital to continue to expand operations.

     2. The managing member of Prema Properties sees significant growth potential in the fast oil change and lube industry. At the current time, Prema Properties only benefits from the operation of one quick lube facility which is located at its Brookpark location.

     3. As a result of the Combination, Prema Properties should be in a position to benefit from both existing lube sites as well as fast oil change and lube sites that may be developed by the combined companies following the Combination. The managing member of Prema Properties also believes that management efficiencies and increased growth in the existing Prema Properties car washes will result from cross-advertising and other marketing efforts conducted by the combined entities.

     4. Finally, the Managing Member of Prema Properties believes that Precision Auto Care has the potential to grow at a much greater rate than Prema Properties could grow as a stand-alone operation.


     In light of the variety of factors considered by Prema Properties' Managing Member, the Managing Member did not find it practical to and did not assign any particular weight to any of the foregoing factors, but considered all of these factors as a whole in reaching its determination. The factors as a whole support the conclusion of the Managing Member that the Combination is advisable and in the best interest of Prema Properties and is fair to its members because the factors demonstrate that the Managing Member expects that the combined company will provide the members of Prema Properties with an investment of greater value and potential for appreciation than the member's current investment in Prema Properties.



     The Prema Properties Managing Member concluded, in light of these factors, that the Combination is in the best interests of Prema Properties and its members and is fair to its members. THE MANAGING MEMBER OF PREMA PROPERTIES RECOMMENDS THAT THE MEMBERS OF PREMA PROPERTIES TENDER THEIR MEMBERSHIP INTERESTS TO PRECISION AUTO CARE IN THE EXCHANGE OFFER.


KBG'S REASONS FOR THE COMBINATION AND MANAGING MEMBER RECOMMENDATION


     The Managing Member of KBG believes that the Combination is fair to and in the best interests of KBG and its members and unanimously recommends that the KBG members tender their Membership Interests for exchange pursuant to the Exchange Offer. In evaluating the proposed Combination, the Managing Member of KBG considered a variety of factors, including financial and operating information relating to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties and Ralston Car Wash. The primary factors considered by the KBG Managing Member were the value of the consideration to be realized in the Combination relative to the member's assessment of the value of the PLC software owned by KBG and the fact that the transaction should enable the Combined Constituent Companies to distribute and franchise the proprietary HydroSpray car wash operating system more rapidly than would otherwise be the case.



     The KBG Managing Member concluded, in light of these factors, that the Combination is advisable and in the best interests of KBG and its members and is fair to its members. The factors as a whole support the conclusion of the Managing Member that the Combination is advisable and in the best interest of KBG and is fair to its member because the factors demonstrate that the Managing Member expects that the combined company will provide the member of KBG with an investment of greater value and potential for appreciation than the member's current investment in KBG. THE MANAGING MEMBER OF KBG RECOMMENDS THAT THE MEMBERS OF KBG TENDER THEIR MEMBERSHIP INTERESTS TO PRECISION AUTO CARE IN THE EXCHANGE OFFER.


INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     STOCK AND OPTION HOLDINGS OF WE JAC DIRECTORS AND OFFICERS. Under the Combination Agreement, from and after the Effective Time, each warrant, option or other right to purchase or receive WE JAC Common Stock will be converted into a right to purchase or receive the same number of shares of Precision Auto Care Common Stock as the holder of such option, warrant or right would have received had he or she exercised his or her option, warrant or right in full immediately prior to the Effective Time. Because each outstanding share of WE JAC Common Stock will be converted into the right to receive 1.0 share of Precision Auto Care Common Stock, no adjustment will be made to the number of shares or the exercise price per share underlying each option.

     The chart below indicates as to the directors and executive officers of WE JAC the number of options, warrants or rights outstanding under applicable WE JAC stock options plans or other arrangements.

                                                                                        WEIGHTED AVERAGE
                                                                  NUMBER OF              EXERCISE PRICE
OPTION HOLDER                                                   OPTION SHARES              PER SHARE
-----------------------------------------------------------------------------          ------------------
John F. Ripley                                                     193,100                   $ 8.66
James A. Hay                                                         5,000                    10.00
Arnold Janofsky                                                     21,500                     8.58
Grant Nicolai                                                       12,500                     8.25
Woodley A. Allen                                                    10,000                    10.00
Edward Bannourah                                                     7,000                    10.00
Bernard Clineburg                                                   10,000                    10.00
Lynn E. Caruthers                                                   10,000                    10.00
Robert A. Corish                                                    10,000                    10.00
Bassam N. Ibrahim                                                   10,000                    10.00
Arthur Kellar                                                       10,000                    10.00
Robert Kelly                                                        10,000                    10.00
Harry Pappas                                                        12,500                    10.00

     The vesting of certain options held by the executives and directors of WE JAC named in the table above (other than Messrs. Hay, Janofsky and Nicolai) will accelerate and vest immediately upon consummation of the Merger. Accordingly, in the aggregate, options to purchase 142,500 shares of WE JAC Common Stock (which, pursuant to the Combination, will be converted into options to purchase 142,500 shares of Precision Auto Care Common Stock at the same price per share) held by certain executive officers of WE JAC will vest following consummation of the Combination.

     EMPLOYMENT AGREEMENTS. In connection with the Combination, John F. Ripley, William R. Klumb, Peter Kendrick, Arnold Janofsky, Grant G. Nicolai and James A. Hay will enter into employment agreements with Precision Auto Care and Ernest S. Malas will enter into a consulting agreement. For a description of the terms and conditions of such employment and consulting agreements see "Information Concerning Precision Auto Care -- Management of Precision Auto Care -- Employment Agreements and Other Arrangements."

     GRANTS OF ADDITIONAL OPTIONS. Precision Auto Care intends to grant options to purchase 25,000 shares of Common Stock, 12,500 shares of Common Stock, 12,500 shares of Common Stock and 12,500 shares of Common Stock to Ernest Malas, Karl Byrer, Effie Eliopulos and William Klumb, respectively, effective at the closing of the Combination. Such options will have an exercise price per share equal to the Initial Public Offering price and one third of the options will vest on each of the first three anniversary dates of the Combination.


     REAL ESTATE TRANSACTIONS. Under the terms of the Combination Agreement, certain real property which Precision Auto Care will acquire from Lube Ventures, Prema Properties, and Miracle Partners, by reason of the Mergers and Exchange Offers forming the Combination, will be subject to the terms of certain options granted to limited partnerships formed by the owners of Lube Ventures, Prema Properties and Miracle Partners. Pursuant to the Combination Agreement each of the partnerships will be granted the option to purchase certain real estate (a 27,000 square foot modular building manufacturing facility in the case of Lube Ventures, eight car wash centers in the case of Prema Properties, and five car wash centers in the case of Miracle Partners).


     The options may only be exercised during a one year period which will commence on the second anniversary date of the Combination. If the options are exercised in whole or in part, the limited partnerships would purchase the parcels of real estate at a purchase price equal to their then-current fair market value. Precision Auto Care would then be required to lease the real estate back from the partnerships on a triple net basis and at a base rent equal to the fair rental value of the property. The leases would have an initial term of ten years, and Precision Auto Care would have the right to renew the leases for two successive ten year terms.

     FRANCHISE TRANSACTIONS. Under the terms of the Combination Agreement, Precision Auto Care has agreed to sell six Precision Auto Wash franchises and eight Precision Lube Express franchises to companies formed by certain former owners of the Constituent Companies (other than WE JAC). Five of the Precision Auto Wash and Precision Lube Express centers will be combined and operated on five sites. The other four franchises will be operated on four sites. The other four franchises will be operated as stand-alone operations. The companies formed by the former owners will pay the standard initial franchise fees. Such companies will pay standard royalties, in the case of Precision Auto Wash, and $400 per month on single bay Precision Lube Express centers and $500 per month on double bay Precision Lube Express franchises instead of the variable monthly royalties charged to other franchisees.

     Precision Auto Care has also agreed to sell the Precision Auto Wash equipment and the Precision Lube Express modular buildings to these businesses at a discount of 10% from Precision Auto Care's normal selling price to high volume distributors. This will result in a discount of approximately $250,000 in the aggregate from such selling prices. Eugene Deal has interests ranging from 16.5% to 33% in five of the companies which will own, in the aggregate, five of the Precision Lube Express franchises and three of the Precision Auto Wash franchises. Effie Eliopulos has interests ranging from 16.5% to 75% in companies which will own, in the aggregate, four of the Precision Lube Express franchises and four of the Precision Auto Wash franchises. William Klumb owns a 25% interest in a company that will operate one of the Precision Lube Express franchises. George Bavelis, a director of the Company, owns a 25% interest in a company that will operate one of the Precision Auto Wash franchises. Ernest Malas has interests ranging from 16.5% to 50% in five companies which will own in the aggregate eight Precision Lube Express franchises and six Precision Car Wash franchises.

     DISCHARGE OF GUARANTEED INDEBTEDNESS. Under the terms of the Combination Agreement, the Company will discharge substantially all of the indebtedness of each of the Constituent Companies at closing. Messrs. Bavelis, Deal, Klumb, Zamensky, and Ms. Eliopulos have personally guaranteed indebtedness in the principal amounts of $2.6 million, $3.4 million, $2.4 million, $2.4 million, and $7.6 million, respectively, that is to be discharged at closing.

STOCKHOLDER APPROVALS

     WE JAC STOCKHOLDER APPROVAL. The Delaware General Corporation Law and WE JAC's Certificate of Incorporation require the affirmative vote of a majority of the issued and outstanding shares of WE JAC Common Stock for approval and adoption of the Combination Agreement.

     MIRACLE INDUSTRIES STOCKHOLDER APPROVAL. The Ohio General Corporation Law and Miracle Industries' Certificate of Incorporation require the affirmative vote of two-thirds of the issued and outstanding shares of Miracle Industries Common Stock for approval and adoption of the Combination Agreement.

     LUBE VENTURES STOCKHOLDER APPROVAL. The Delaware General Corporation Law and Lube Ventures' Certificate of Incorporation require the affirmative vote of a majority of the issued and outstanding shares of Lube Ventures Common Stock for approval and adoption of the Combination Agreement.

     ROCKY MOUNTAIN I STOCKHOLDER APPROVAL. The Colorado Business Corporation Act and the Rocky Mountain I Certificate of Incorporation require the affirmative vote of a majority of the issued and outstanding of Rocky Mountain I Common Stock for approval and adoption of the Combination Agreement.

     ROCKY MOUNTAIN II STOCKHOLDER APPROVAL. The Colorado Business Corporation Act and the Rocky Mountain II Certificate of Incorporation require the affirmative vote of a majority of the issued and outstanding of Rocky Mountain II Common Stock for approval and adoption of the Combination Agreement.

     WE JAC ACQUISITION APPROVAL. The Delaware General Corporation Law requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of WE JAC Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care owns all such shares and has voted such shares to approve the Combination Agreement.

     MIRACLE INDUSTRIES ACQUISITION APPROVAL. The Ohio General Corporation Law requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of Miracle Industries Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care owns all such shares and has voted such shares to approve the Combination Agreement.

     LUBE VENTURES ACQUISITION APPROVAL. The Delaware General Corporation Law requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of Lube Ventures Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care owns all such shares and has voted such shares to approve the Combination Agreement.

     ROCKY MOUNTAIN I ACQUISITION APPROVAL. The Colorado Business Corporation Act requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of Rocky Mountain I Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care owns all such shares and has voted such shares to approve the Combination Agreement.

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
     ROCKY MOUNTAIN II ACQUISITION APPROVAL. The Colorado Business Corporation Act requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock of Rocky Mountain II Acquisition for approval and adoption of the Combination Agreement. Precision Auto Care owns all such shares and has voted such shares to approve the Combination Agreement.

RIGHTS OF STOCKHOLDERS TO DISSENT WITH RESPECT TO MERGERS

     The following describes certain rights each of the holders of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock and Rocky Mountain II Common Stock has to dissent to the Merger and demand the appraisal of his or her common stock. Because the dissenters' rights that are available to holders of WE JAC and Lube Ventures Common Stock and to holders of Rocky Mountain I and Rocky Mountain II are identical in all material respects, the description of the rights available to each of the two groups of holders has been combined below for the convenience of the reader.

WE JAC AND LUBE VENTURES

     Holders of shares of WE JAC Common Stock and holders of share of Lube Ventures Common Stock who do not vote in favor of the Merger or waive appraisal rights and who properly demand appraisal of their WE JAC Common Stock or Lube Ventures Common Stock will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

     The holders of more than 26.9% of the WE JAC Common Stock and 100% of Lube Ventures Common Stock have indicated their current intention to vote such shares in favor of the Combination (which includes the Merger) at the WE JAC Special Meeting and the Lube Ventures Special Meeting, respectively and not demand or to assert any rights of appraisal under the DGCL in connection with the Merger.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX E. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF WE JAC COMMON STOCK OR LUBE VENTURES COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF WE JAC COMMON STOCK OR LUBE VENTURES COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under the DGCL, holders of shares of WE JAC Common Stock or Lube Ventures Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of WE JAC Common Stock or Lube Ventures Common Stock, as the case may be, appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the WE JAC Special Meeting or the Lube Ventures Special Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of
Section 262. This Joint Proxy Statement/Prospectus shall constitute such notice, and the applicable statutory provisions are attached to this Joint Proxy Statement/Prospectus as Appendix E. Any holder of WE JAC Common Stock or Lube Ventures Common Stock who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so, should review the following discussion and Appendix E carefully because failure to comply properly and on a timely basis with the specified procedures will result in the loss of appraisal rights under the DGCL.

     A holder of shares of WE JAC Common Stock or Lube Ventures Common Stock wishing to exercise his, her or its appraisal rights must deliver to WE JAC or Lube Ventures, as the case may be, before the vote on the Combination (which includes the Merger) at the WE JAC Special Meeting or the Lube Ventures Special Meeting, a written demand for appraisal of his, her or its shares of WE JAC Common Stock or Lube Ventures Common Stock and must not vote in favor of the Merger (which is being submitted as a part of the Combination). Because a duly executed proxy that does not contain voting instructions will, unless revoked, be voted FOR the Combination, a holder of shares of WE JAC Common Stock or Lube Ventures Common Stock who votes by proxy and who wishes to exercise his, her or its appraisal rights must (i) vote AGAINST the Combination, or (ii) abstain from voting on the Combination. A vote against the Combination, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, a holder of shares of WE JAC Common Stock or Lube Ventures Common Stock wishing to exercise his, her or its appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record until the Merger Effective Time. If any holder of shares of WE JAC Common Stock or Lube Ventures Common Stock fails to comply with any of these conditions and the Merger becomes effective, the holder of shares of WE JAC Common Stock or Lube Ventures Common Stock will be entitled to receive the whole number of Precision Auto Care shares of Common Stock (and cash in lieu of fractional shares) receivable with respect to such shares pursuant to the terms of the Combination Agreement.

     Only a holder of record of shares of WE JAC Common Stock or Lube Ventures Common Stock is entitled to assert appraisal rights for the shares of WE JAC Common Stock or Lube Ventures Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificate, and must state that the stockholder intends thereby to demand appraisal of his, her or its shares in connection with the Merger. If the shares of WE JAC Common Stock or Lube Ventures Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of WE JAC Common Stock or Lube Ventures Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of WE JAC Common Stock or Lube Ventures Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of WE JAC Common Stock or Lube Ventures Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of WE JAC Common Stock or Lube Ventures Common Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of WE JAC Common Stock or Lube Ventures Common Stock as to which appraisal is sought and where no number of shares of WE JAC Common Stock or Lube Ventures Common Stock is expressly mentioned the demand will be presumed to cover all shares of WE JAC Common Stock or Lube Ventures Common Stock held in the name of the record owner. Stockholders who hold their shares of WE JAC Common Stock or Lube Ventures Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     All written demands for appraisal relating to WE JAC pursuant to Section 262 should be sent or delivered to WE JAC at 748 Miller Drive, S.E., Leesburg, Virginia 20175, Attention: Corporate Secretary. All written demands for appraisal relating to Lube Ventures pursuant to Section 262 should be sent or
delivered to Lube Ventures at         , Attention: Corporate Secretary.

     Within ten days after the Merger Effective Time, Precision Auto Care, as the surviving corporation of the Merger, must notify each holder of WE JAC Common Stock and each holder of Lube Ventures Common Stock and each holder of Lube Ventures Common Stock who has complied with Section 262 and has not voted in favor of or consented to the Merger of the date that the Merger has become effective. Within 120 days after the Merger Effective Time, but not thereafter, Precision Auto Care or any holder of WE JAC Common Stock and any holder of Lube Ventures Common Stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his, her or its shares of WE JAC Common Stock or Lube Ventures Common Stock. Precision Auto Care is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of WE JAC Common Stock or Lube Ventures Common Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the Merger Effective Time, any holder of WE JAC Common Stock and any holder of Lube Ventures Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Precision Auto Care a statement setting forth the aggregate number of shares of WE JAC Common Stock or Lube Ventures Common Stock entitled to demand appraisal rights not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by Precision Auto Care or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of WE JAC Common Stock or Lube Ventures Common Stock entitled to demand appraisal rights and a copy thereof is served upon Precision Auto Care, Precision Auto Care will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of WE JAC Common Stock and any holder of Lube Ventures Common Stock who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those holders of WE JAC Common Stock or Lube Ventures Common Stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of WE JAC Common Stock or Lube Ventures Common Stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determining the holders of WE JAC Common Stock or of Lube Ventures Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of WE JAC Common Stock or of Lube Ventures Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of WE JAC Common Stock or of Lube Ventures Common Stock considering seeking appraisal should be aware that the fair value of their shares of WE JAC Common Stock or of Lube Ventures Common Stock as determined in an appraisal proceeding under
Section 262 could be more than, the same as or less than the value of the shares (and cash in lieu of fractional shares) they would receive pursuant to the Merger if they did not seek appraisal of their shares of WE JAC Common Stock or Lube Ventures Common Stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of WE JAC Common Stock or Lube Ventures Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all the shares of WE JAC Common Stock or Lube Ventures Common Stock entitled to be appraised.

     Any holder of shares of WE JAC Common Stock or Lube Ventures Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Merger Effective Time, be entitled to vote the shares of WE JAC Common Stock or Lube Ventures Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of WE JAC Common Stock or Lube Ventures Common Stock (except dividends or other distributions payable to holders of record of WE JAC Common Stock or Lube Ventures Common Stock as of a record date prior to the Merger Effective Time).

     If any stockholder who demands appraisal of his, her or its shares of WE JAC Common Stock or Lube Ventures Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of WE JAC Common Stock or Lube Ventures Common Stock held by such stockholder will be converted into the right to receive shares of Precision Auto Care Common Stock (and cash in lieu of fractional shares) pursuant to the Combination Agreement as described herein (without interest). A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Merger Effective Time, or if the stockholder delivers to Precision Auto Care a written withdrawal of his, her or its demand for appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Merger Effective Time will require the written approval of Precision Auto Care and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

     Pursuant to the Combination Agreement, from and after the Merger Effective Time, Precision Auto Care will be solely responsible for the payment of any and all consideration that may be determined pursuant to Section 262 to be due to the holders of WE JAC Common Stock and holders of Lube Ventures Common Stock who have perfected their rights to appraisal as described herein.

MIRACLE INDUSTRIES

     Under Section 1701.84(A) of the Ohio General Corporation Law (the "OGCL"), shareholders of an Ohio corporation which is being merged into a corporation incorporated in Ohio are entitled to relief as dissenting shareholders under
Section 1701.85 of the OGCL. In addition under Section 1701.84(D) of the OGCL in the case of a combination or majority share

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
acquisition, shareholders of an acquiring corporation who under Section 1701.83 of the OGCL are entitled to vote on such transaction are entitled to relief under Section 1701.85 as to shares entitling them to vote. Under Section 1701.85, the dissenting shareholder must be a holder of record of Miracle Industries on the record date for the special meeting held to consider the Combination. The following discussion is not a complete statement of law pertaining to dissenters' rights under the OGCL and is qualified in its entirety by the full text of Section 1701.85 which is reprinted in its entirety as Appendix F to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Any shareholder contemplating the exercise of dissenter's rights is urged to review carefully the provisions of Section 1701.85.

     Pursuant to the Combination Agreement and notwithstanding anything therein to the contrary, dissenting holders of Miracle Industries Common Stock will not be converted into the right to receive shares of Precision Auto Care Common Stock in accordance with the Miracle Industries Exchange Ratio but shall become the right to receive payment of the fair cash value of such shares in accordance with the provisions of Section 1701.85; provided, however, that (i) if any holder of dissenting shares shall subsequently withdraw such holder's demand for payment of the fair cash value of such shares (with the consent of Precision Auto Care by action of its directors), (ii) if any holder of dissenting shares fails to comply with such Section 1701.85 (unless Precision Auto Care by action of its directors waives such failure), (iii) if Miracle Industries abandons or is finally enjoined or prevented from carrying out the Combination, or the holders of shares rescind their adoption of the Combination Agreement and authorization of the Combination or (iv) if Precision Auto Care and any holder of dissenting shares will not have come to an agreement as to the fair cash value of such holder's dissenting shares, and neither such holder of dissenting shares nor Precision Auto Care has filed a complaint or joined in a proceeding demanding a determination of the value of all dissenting shares within the period provided in Section 1701.85, the right and obligation of such holder or holders (as the case may be) to receive such fair cash value will terminate, and, subject to applicable law, each such dissenting share shall thereupon be deemed to have been converted into and to have become, as of the Effective Time of the Combination, the right to receive, without any interest thereon, the shares of Precision Auto Care Common Stock in accordance with the Miracle Industries Exchange Ratio.

     CONDITIONS. If a holder of record on the record date of the appropriate Special Meeting elects to exercise dissenters' rights under Section 1701.85, such holder must satisfy both of the following conditions: (i) the shareholder must not vote in favor of the adoption of the Combination Agreement and authorization of the Combination (voting in favor of or delivering a proxy in favor of the adoption of the Combination Agreement and authorization of the Combination or any unmarked proxy will constitute a waiver of such holder's dissenters' rights); and (ii) not later than ten days after the date on which such vote is taken, the shareholder must deliver to Miracle Industries, the Common Stock as to which the shareholder seeks relief, stating the shareholder's address, the number of shares of Miracle Industries Common Stock and the amount claimed by the shareholder as the fair cash value of such shares of Miracle Industries Common Stock. A proxy or vote against the adoption of the Combination Agreement and authorization of the Combination or an abstention will not alone satisfy this demand requirement.

     DEPOSIT OF CERTIFICATES. If Miracle Industries sends to the shareholder, at the address specified in the written demand for payment, a request for the certificates representing the shares of Miracle Industries Common Stock as to which relief is sought, the shareholder, within 15 days from the date of the sending of such request, shall deliver to Miracle Industries or Precision Auto Care the certificates requested in order that Miracle Industries or Precision Auto Care may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. Miracle Industries, Lube Ventures or Precision Auto Care shall return promptly such endorsed certificates to the shareholder. Failure on the part of the shareholder to deliver such certificates terminates the shareholder's rights as a dissenting shareholder, at the option of Miracle Industries, exercised by written notice sent to the shareholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs. Such request by Miracle Industries is not an admission by Miracle Industries that the shareholder is entitled to relief under
Section 1701.85.

     COURT APPRAISAL. Unless Miracle Industries and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares of Miracle Industries Common Stock as to which relief is sought, either Miracle Industries or Precision Auto Care or the dissenting shareholder may file a complaint in the court of common pleas in the Ohio county in which the principal offices of Miracle Industries is located within three months after the service of the written demand for payment by the shareholder. Within the period of three months, other dissenting shareholders may join as plaintiffs, or may be joined as defendants, in any such proceeding, and any two or more such proceedings may be consolidated.

     If a complaint is timely filed, at the hearing on such complaint, the common pleas court shall determine, from the complaint and from such evidence as is submitted by either party, whether the shareholder is entitled to be paid the fair cash value of any dissenting shares and, if so, the number of such dissenting shares on which such shareholder is entitled to

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payment. If the court finds that the shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as are specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share of Miracle Industries Common Stock as of the date prior to the date of the applicable Special Meeting, and shall render judgment against Precision Auto Care for the payment of it, with interest at such rate and from such date the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable unless the shareholder's right to receive fair cash value has terminated. The fair cash value shall be paid within 30 days after the date of final determination of such value or the consummation of the Combination, whichever occurs later.

     The fair cash value of a share of Miracle Industries Common Stock is defined under Section 1701.85 as the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event will the fair cash value exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposed Combination is to be excluded.

     TERMINATION OF DISSENTERS' RIGHTS. The shareholder's right to receive the fair cash value terminates if: (i) the shareholder has not complied with Section 1701.85, unless Miracle Industries or Precision Auto Care by its directors waives such failure; (ii) Miracle Industries abandons or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption of, the Combination Agreement; (iii) the shareholder withdraws the demand of payment of the fair cash value, with the consent of Miracle Industries or Precision Auto Care by its directors; or (iv) Miracle Industries and the shareholder have not come to an agreement as to the fair cash value per share of Miracle Industries Common Stock, and neither the shareholder nor Miracle Industries nor Precision Auto Care has filed or joined in a complaint described above within the three-month period provided.

     SUSPENSION OF SHAREHOLDERS' RIGHTS. From the time of giving the demand until either the termination of the rights and obligations arising from it or the purchase of the shares of Miracle Industries Common Stock by Precision Auto Care, all other rights accruing from such shares of Miracle Industries Common Stock, including voting and dividend or distribution rights, are suspended. If, during the suspension, any dividend or distribution is paid in money upon shares of Miracle Industries Common Stock or any dividend or distribution is paid in money upon Precision Auto Care Common Stock issued in extinguishment of or in substitution for such shares of Miracle Industries Common Stock, an amount equal to the dividend or distribution that, except for the suspension, would have been payable upon such shares shall be paid to the shareholder of record as a credit upon the fair cash value of the shares of Miracle Industries Common Stock; provided, that, if the right to receive fair cash value is terminated otherwise than by the purchase of the shares of Miracle Industries Common Stock by Precision Auto Care, all rights of the shareholder shall be restored and all distributions that, except for the suspension, would have been made shall be made to the shareholder of record of the shares of Miracle Industries Common Stock at the time of termination.

ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II

     The following summary does not purport to be a complete statement of the procedures to be followed by Rocky Mountain I and Rocky Mountain II shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Article 113 of the Colorado Business Corporation Act, the full text of which is attached hereto as Appendix G to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. As the preservation and the exercise of dissenters' rights require strict adherence to the provisions of these laws, each Rocky Mountain I and Rocky Mountain II shareholder who might desire to exercise such rights should review such laws carefully, timely consult his or her own legal advisor and strictly adhere to the provisions thereof.

     Any holder of shares of Rocky Mountain I or Rocky Mountain II Common Stock may, as an alternative to receiving Precision Auto Care Common Stock, dissent from the Merger and obtain payment of the fair value of such holder's shares of Rocky Mountain I or Rocky Mountain II pursuant to Article 113 of the CBCA. "Fair value" means the value of the shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger except to the extent that exclusion would be inequitable.

     A holder of record may assert dissenters' rights as to fewer than all of the Rocky Mountain I or Rocky Mountain II shares registered in the holder's name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses to Rocky Mountain I or Rocky Mountain II, as the case may be, the name, address and federal taxpayer identification number (if any) of the person or persons on whose behalf the holder dissents. In that event, the holder's rights

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
shall be determined as if the shares as to which the holder has dissented and the holder's other shares were registered in the names of different shareholders. A beneficial owner of Rocky Mountain I or Rocky Mountain II shares who is not the record holder may assert dissenters' rights with respect to shares held on such owner's behalf and shall be treated as a dissenting shareholder under the terms of the CBCA if (i) the beneficial owner causes Rocky Mountain I or Rocky Mountain II, as the case may be, to receive the record shareholder's written consent to the dissent at the time of or before dissenters' rights are asserted and (ii) such beneficial owner dissents with respect to all shares beneficially owned by such owner.

     Any shareholder contemplating making a demand for payment is urged to review carefully the provisions of Sections 7-113-202 and 7-113-204, particularly the procedural steps required by Section 7-113-204 to perfect dissenters' rights thereunder. Dissenters' rights will be lost if the procedural requirements of Section 7-113-204 are not fully and precisely satisfied.

     1. FILING NOTICE OF INTENTION TO DEMAND PAYMENT. Before a shareholders' vote is taken on the Merger, a holder who wishes to dissent must file with Rocky Mountain I or Rocky Mountain II, as the case may be, a written notice of the holder's intention to demand payment of the fair value for the holder's shares if the Merger is consummated. A vote against approval and authorization of the Merger or failure to vote on the Merger does not satisfy this statutory requirement.

     2. NO VOTE IN FAVOR OF THE MERGER. The holder seeking compensation for shares must refrain from voting the holder's shares to approve and authorize the Merger. If a holder returns a signed proxy but does not specify a vote AGAINST approval of the Merger or a directive to abstain, the proxy will be voted FOR approval of the Merger, which will have the effect of waiving that holder's dissenters' rights.

     3. DEMAND FOR PAYMENT. If the Merger is approved and authorized by the required vote of Rocky Mountain I or Rocky Mountain II shareholders, as the case may be, Rocky Mountain I or Rocky Mountain II shall mail a notice to all holders who gave timely notice of their intention to demand payment and who refrained from voting in favor of the Merger, no later than 10 days after the Effective Time of the Merger. The notice shall state that the Merger was authorized and the Effective Time or proposed effective date of the Merger. The notice shall also state where and when a demand for payment shall be sent and where and when certificates shall be deposited in order to seek payment, shall supply a form for demanding payment which includes a request for certification of the date on which the holder acquired beneficial ownership of the shares, and shall be accompanied by a copy of Article 113 of the CBCA. The time set for the demand and deposit shall not be less than 30 days from the mailing of the notice. A holder who fails to demand payment and deposit stock certificates as required in the notice will lose dissenter's rights.

     4. PAYMENT BY THE COMPANY. Immediately upon consummation of the Merger, or upon receipt of a demand for payment if the Merger has already been consummated, Rocky Mountain I or Rocky Mountain II, as the case may be, shall remit to a dissenting shareholder who has made demand and deposited such holder's certificates a check in the amount which Rocky Mountain I or Rocky Mountain II estimates to be the fair value of the shares, with interest if any has accrued. (This procedure may vary at Rocky Mountain I or Rocky Mountain II's election for any shares as to which the dissenter was not a beneficial owner prior to the record date.) Rocky Mountain I or Rocky Mountain II, as the case may be, must also send certain financial statements, including the corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, and an income statement for that year. The payment shall also be accompanied by a statement of the corporation's estimate of the fair value of the shares, an explanation of how interest was calculated, a statement of the dissenter's right to demand payment under Section 7-113-209, and a copy of Article 113 of the CBCA. Any estimate by Rocky Mountain I or Rocky Mountain II of the fair value of shares will not necessarily be the market price.

     5. SUPPLEMENTAL DEMAND FOR PAYMENT. If the dissenting shareholder believes that the amount remitted is less than the fair value of the holder's shares or that the interest is not correctly determined, or if Rocky Mountain I or Rocky Mountain II fails to make payment as required within 60 days after the date set by Rocky Mountain I Rocky Mountain II by which it was to receive the payment demand, or if Rocky Mountain I or Rocky Mountain II does not return the deposited certificates, the dissenting shareholder may mail to Rocky Mountain I or Rocky Mountain II the holder's own written estimate of the fair value of the holder's shares and of the amount of accrued interest due and demand payment of such estimate, less any payment previously made. Although the Colorado statute is not clear on this point, the estimate and supplemental demand for payment should be received by Rocky Mountain I or Rocky Mountain II 30 days after effectuation of the Merger or, if the Merger has already occurred by the time Rocky Mountain I or Rocky Mountain II receives the original demand for payment, within 30 days of such original demand.

     6. COURT PROCEEDINGS. If any demand for payment remains unsettled within 60 days after receipt of such demand, Rocky Mountain I or Rocky Mountain II, as the case may be, may file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court. If Rocky Mountain I or Rocky Mountain II fails to file such a petition, each dissenting shareholder who has made a demand and has not already settled the dissenter's claim is entitled to be paid by Rocky Mountain I or Rocky Mountain II, as the case may be, the amount demanded by such dissenting shareholder with interest. The dissenter may sue for this amount in an appropriate court.

     7. COSTS AND EXPENSES. The costs and expenses of any court proceeding, including the reasonable compensation and expense of appraisers appointed by the court, shall be determined by the court and assessed against Rocky Mountain I or Rocky Mountain II, as the case may be, except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenting shareholders who are parties to the court proceeding and whose action in demanding payment the court finds to be arbitrary, vexatious or not in good faith.

NO RIGHT TO DISSENT IN EXCHANGE OFFERS

     Because Precision Auto Care is making the Exchange Offers for all of the outstanding shares of Miracle Partners Common Stock and all of the outstanding Prema Properties, Ralston Car Wash and KBG Membership Interests, no special meeting of Miracle Partners stockholders or Prema Properties, Ralston Car Wash or KBG members will be convened in connection with the Exchange Offer. Stockholders of Miracle Partners and holders of membership interests in Prema Properties, Ralston Car Wash and KBG will not have any dissenters' rights or rights to seek the appraisal of their shares of Miracle Partners Common Stock or Prema Properties, Ralston Car Wash or KBG Membership Interests in connection with the Exchange Offer.

FAILURE TO OBTAIN REQUIRED STOCKHOLDER AND MEMBER APPROVAL AND TENDER

     The Combination Agreement provides that (i) if the holders of a majority of the outstanding shares of common stock of any of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II fail to approve the Combination Agreement, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis;
(ii) if the holders of two-thirds of the outstanding shares of common stock of Miracle Industries fail to approve the Combination Agreement, Miracle Industries shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (iii) if the holders of the outstanding shares of Miracle Partners Common Stock fail to tender for exchange pursuant to the Exchange Offer all of the outstanding shares of Miracle Partners Common Stock, Miracle Partners shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; and (iv) if the holders of Membership Interests in any of Prema Properties, Ralston Car Wash and KBG fail to tender for exchange pursuant to the Exchange Offer a specified percentage of the outstanding Membership Interests in such company and, within one year of the date of the Combination Agreement, such company engages in a sale of substantially all of its assets or a merger or the holders of its common stock or membership interests transfer in the aggregate a majority of the outstanding shares or membership interests of such company, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

ACCOUNTING TREATMENT

     The Combination will be accounted for as a "purchase" for accounting and financial reporting purposes. WE JAC, as the assumed acquiror, will continue to be accounted for using the historical cost basis while other Constituent Companies will be accounted for at fair value as determined by Accounting Principles Board Opinion No. 16.

FEDERAL INCOME TAX CONSIDERATIONS

     TRANSITORY MERGERS AND DIRECT CONTRIBUTIONS AS PART OF AN OVERALL SECTION 351 CONTRIBUTION. The following summary is a general discussion of certain federal income tax consequences of the five transitory mergers and the four direct contributions included in the overall Combination Agreement. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations and rulings now in effect or proposed thereunder, current administrative rulings in practice and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the shareholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, and Miracle Partners, and to the members of Prema Properties, Ralston Car Wash and KBG, as set forth herein.

While this summary addresses the material federal income tax consequences generally applicable to such shareholders and members, this summary does not discuss all aspects of federal income tax taxation that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws and does not discuss any aspect of state, local or foreign tax laws. Consummation of the transitory mergers and the direct contributions are subject to the condition that an opinion has been obtained from Ernst & Young LLP, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions provided by the parties to the Combination as they exist at the Effective Date, the transitory mergers and the direct exchanges should be treated for federal income tax purposes as two interdependent and simultaneous components of a single overall transaction. The first of which involves a series of reverse triangular mergers, whereby transitory subsidiaries of Precision Auto Care will be merged into the corporations (other than Miracle Partners) which are a party to the Combination under applicable state law. The second of which involves a direct contribution, by the respective proprietary owners, of all the membership interests in the limited liability companies, which are a party to the Combination and all the stock of Miracle Partners, to Precision Auto Care in exchange for stock of Precision Auto Care.

     If each transitory merger and direct contribution constitutes a valid reorganization within the meaning of Section 368(a)(2)(E) or a valid Section 351 contribution, the following would be the material federal income tax consequences of the transitory mergers to the shareholders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, and Miracle Partners, and to the members of Prema Properties, Ralston Car Wash and KBG:

          (1) No gain or loss will be recognized by the shareholders of WEJAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, and Miracle Partners upon their receipt of Precision Auto Care stock in exchange for their respective stock in WEJAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, and Miracle Partners except:
     (a) for those shareholders who receive cash or other consideration in addition to stock of Precision Auto Care as consideration for their respective transfers, (b) for those shareholders who receive cash in lieu of fractional shares or (c) those shareholders who exercise dissenters' rights under applicable state law. Each shareholder who receives cash or other consideration in addition to stock of Precision Auto Care will recognize gain equal to the cash or the fair market value of the other consideration received, limited to the shareholder's realized gain on the transfer of his proprietory interest. Each shareholder who receives cash in lieu of fraction shares will recognize gain or loss equal to the difference between such proceeds and the shareholder's tax basis allocated to such fractional shares. Each shareholder who exercises dissenters rights under applicable state law will recognize gain or loss equal to the difference between such proceeds received by such shareholder and the shareholder's basis in his stock. The character of such gain will constitute a capital gain or loss if such stock was held by such shareholder as a capital asset at the time of the Effective Date. No gain or loss would be recognized by the members of Prema Properties, Ralston Car Wash and KBG upon their receipt of Precision Auto Care stock received in exchange for their membership interest in Prema Properties, Ralston Car Wash and KBG, except for those members who receive cash or other consideration in addition to stock of Precision Auto Care or those members who receive cash in lieu of fractional shares. Each member who receives cash or other consideration in addition to stock of Precision Auto Care will recognize gain equal to the cash or fair market value of such other consideration received, limited to the members' realized gain on the transfer of his membership interest. Each member who receives cash in lieu of fractional shares will recognize gain or loss equal to the difference between such proceeds and the member's tax basis allocated to such fractional share. Members would also have to recognize gain under Section 357(c), to the extent that the liabilities associated with their membership interest exceeded their tax basis in their membership interest. Each respective member's membership interest would be treated as subject to that member's share of the limited liability company's recourse and non-recourse liabilities. Each member would recognize gain under Section 357(c) to the extent that the liabilities to which his or her membership interest was subject exceeds their tax basis in their membership interest. Each member's tax basis in their respective membership interest includes that member's share of such limited liability company's liabilities.

          (ii) The tax basis of the shares of Precision Auto Care Common Stock received by each shareholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain, Rocky Mountain II and Miracle Partners and by each member of Prema Properties, Ralston Car Wash and KBG would be the same as the tax basis of each WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash or KBG common stock or membership interest, as the case may be.

          (iii) The holding period for federal income tax purposes of the Precision Auto Care Stock in the hands of each WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG shareholders and member will include the holding period of his WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car

     Wash and KBG common stock or membership interests, provided such common stock or membership interest is held as a capital asset at the Effective Time.

     Holders of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II common stock who receive cash, and or other consideration, in exchange for their transferred interests, or receive cash in lieu of fractional shares, or receive cash upon the exercise of dissenters' rights generally will recognize gain or loss measured by the difference between the amount of cash received and their adjusted tax basis in such shares. Such gain or loss generally would be capital gain or loss, provided such shares are held as a capital asset at the Effective Time, and would be long-term capital gain or loss if such shares have been held for more than one year at the Effective Time. However, shareholders who exercise dissenters' rights and who own shares of Precision Auto Care Common Stock or who are considered for federal income tax purposes constructively to own shares of Precision Auto Care Common Stock actually owned by other persons may, under certain circumstances, recognize dividend (taxable as ordinary income) equal to the full amount of the cash they receive.

     Upon transfer of the member's membership interest to Precision Auto Care, as part of the overall Section 351 transaction, any member who transfers a membership interest subject to liabilities in excess of his tax basis in their limited liability company interest will have to recognize gain under Section 357(c). Each member's interest will be treated as subject to that member's share of the entity's liabilities, both recourse and non-recourse. The character of this gain will depend upon the characterization of the property transferred.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, SUCH DISCUSSION MAY NOT BE APPLICABLE TO A WE JAC SHAREHOLDER WHO ACQUIRED WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I, ROCKY MOUNTAIN II, MIRACLE PARTNERS, PREMA PROPERTIES, RALSTON CAR WASH AND KBG COMMON STOCK OR MEMBERSHIP INTERESTS PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I, ROCKY MOUNTAIN II, MIRACLE PARTNERS, PREMA PROPERTIES, RALSTON CAR WASH AND KBG SHAREHOLDERS AND MEMBERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITE ADVICE AS TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM ON THE EXCHANGE OF THEIR WE JAC, MIRACLE INDUSTRIES, LUBE VENTURES, ROCKY MOUNTAIN I, ROCKY MOUNTAIN II, MIRACLE PARTNERS, PREMA PROPERTIES, RALSTON CAR WASH AND KBG COMMON STOCK AND MEMBERSHIP INTERESTS PURSUANT TO THE MERGERS AND THE EXCHANGE OFFERS, AS WELL AS ADVICE AS TO THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                           THE COMBINATION AGREEMENT

     The Combination Agreement was entered into by and among Precision Auto Care, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG, on August 27, 1997. A COPY OF THE COMBINATION AGREEMENT IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX A AND IS INCORPORATED BY REFERENCE HEREIN. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMBINATION AGREEMENT AND YOU ARE URGED TO CAREFULLY REVIEW THE COMBINATION AGREEMENT IN ITS ENTIRETY.

     Pursuant to the terms of the Combination Agreement, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II will become wholly owned subsidiaries of Precision Auto Care through the Mergers of WE JAC Acquisition into WE JAC, Miracle Industries Acquisition into Miracle Industries, Lube Ventures Acquisition into Lube Ventures, Rocky Mountain I Acquisition into Rocky Mountain I, and Rocky Mountain II Acquisition into Rocky Mountain II. Miracle Partners, Prema Properties, Ralston Car Wash and KBG will each become subsidiaries of Precision Auto Care through Precision Auto Care's acquisition of the outstanding Miracle Partners Common Stock and membership interests in Prema Properties, Ralston Car Wash and KBG through the Exchange Offer.

CLOSING AND EFFECTIVE TIME OF THE COMBINATION

     The Combination will become effective (the "Effective Time") upon (i) the completion of the filing of properly executed Articles of Merger with the Departments of State of Colorado, Delaware, and Ohio to reflect, as applicable, the mergers of WE JAC Acquisition into WE JAC, Miracle Industries Acquisition into Miracle Industries, Lube Ventures Acquisition into Lube Ventures, Rocky Mountain I Acquisition into Rocky Mountain I, and Rocky Mountain II Acquisition into Rocky Mountain II, (ii) the exchange of shares of Precision Auto Care for the shares of Miracle Partners Common Stock tendered by Miracle Partners stockholders for exchange and the exchange of Precision Auto Care Common Stock for the membership interests tendered by Prema Properties, Ralston Car Wash and KBG members for exchange, which filings and exchanges will be made after satisfaction of certain conditions set forth in the Combination Agreement. Except as set forth below, none of the Mergers will be consummated unless all such filings are made and none of the Exchange Offers will be consummated unless all of the Exchange Offers are consummated. See " -- Conditions of the Combination."

EFFECT OF THE MERGERS/EXCHANGE OFFERS

     As of the Effective Time, the following will occur:

     (1) The separate existence of WE JAC Acquisition will cease, and WE JAC Acquisition will be merged with and into WE JAC.

     (2) The separate existence of Miracle Industries Acquisition will cease, and Miracle Industries Acquisition will be merged with and into Miracle Industries.

     (3) The separate existence of Lube Ventures Acquisition will cease, and Lube Ventures Acquisition will be merged with and into Lube Ventures.

     (4) The separate existence of Rocky Mountain I Acquisition will cease, and Rocky Mountain I Acquisition will be merged with and into Rocky Mountain I.

     (5) The separate existence of Rocky Mountain II Acquisition will cease, and Rocky Mountain II Acquisition will be merged with and into Rocky Mountain II.

     (6) Miracle Partners will continue to exist as a subsidiary of Precision Auto Care by reason of Precision Auto Care's acquisition of the Miracle Partners common stock pursuant to the Exchange Offer.

     (7) Prema Properties will continue to exist as a subsidiary of Precision Auto Care by reason of Precision Auto Care's acquisition of the membership interests of Prema Properties pursuant to the Exchange Offer.

     (8) Ralston Car Wash will continue to exist as a subsidiary of Precision Auto Care by reason of Precision Auto Care's acquisition of the membership interests of Ralston Car Wash pursuant to the Exchange Offer.

     (9) KBG will continue to exist as a subsidiary of Precision Auto Care by reason of Precision Auto Care's acquisition of the membership interest of KBG pursuant to the Exchange Offer.

     (10) Each issued and outstanding share of WE JAC Common Stock (except for those held by stockholders who perfect their right to dissent under the Delaware General Corporation Law) will be converted into the right to receive
1.0 fully paid and nonassessables shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of WE JAC Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (11) Each issued and outstanding share of Miracle Industries Common Stock (except for those held by stockholders who perfect their right to dissent under the Ohio General Corporation Law) will be converted into the right to receive 21.442 fully paid and nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of Miracle Industries Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (12) Each issued and outstanding share of Lube Ventures Common Stock (except for those held by stockholders who perfect their right to dissent under the Delaware General Corporation Law) will be converted into the right to receive 1,691.680 fully paid and nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of Lube Ventures Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (13) Each issued and outstanding share of Rocky Mountain I Common Stock (except for those held by stockholders who perfect their right to dissent under the Colorado Business Corporation Act) will be converted into the right to receive 12.355 fully paid and nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of Rocky Mountain I Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (14) Each issued and outstanding share of Rocky Mountain II Common Stock (except for those held by stockholders who perfect their right to dissent under the Colorado Business Corporation Act) will be converted into the right to receive 12.356 fully paid and nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of Rocky Mountain II Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (15) Each issued and outstanding share of Miracle Partners Common Stock tendered for exchange by a Miracle Partners stockholder will be exchanged for
188.640 fully paid nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each holder of Miracle Partners Common Stock will be placed into escrow pursuant to the escrow arrangements discussed below.

     (16) Each one percent Membership Interest tendered for exchange by members of Prema Properties will be exchanged for 1,488.890 fully paid nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each Prema Properties member will be placed into escrow pursuant to the escrow arrangements discussed below.

     (17) Each one percent Membership Interest tendered for exchange by members of Ralston Car Wash will be exchanged for 291.610 fully paid nonassessable shares of Precision Auto Care Common Stock. Twenty percent of the shares to be received by each Ralston Car Wash member will be placed into escrow pursuant to the escrow arrangements discussed below.

     (18) Each one percent Membership Interest tendered for exchange by members of KBG will be exchanged for 124.110 fully paid nonassessable shares of Precision Auto Care Common Stock. Ten percent of the shares to be received by each KBG member will be placed into escrow pursuant to the escrow arrangements discussed below.

     (19) Each share of common stock of WE JAC Acquisition, Miracle Industries Acquisition, Lube Ventures Acquisition, Rocky Mountain I Acquisition and Rocky Mountain II Acquisition will be converted into one share of common stock of, respectively, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II (in each case, as the surviving corporation of a merger).

     (20) Each option, warrant or right to acquire WE JAC Common Stock, whether vested or unvested, will be assumed by Precision Auto Care and converted into the option, warrant or right to acquire or receive, on the same terms and condition as are applicable under the option, warrant or right to purchase WE JAC Common Stock, the number of shares of Precision Auto Care Common Stock equal to the number of shares subject to the option, warrant or right at an exercise price per share of WE JAC Common Stock equal to the former exercise price per share.

ESCROW OF PRECISION AUTO CARE SHARES ISSUED IN THE COMBINATION

     INDEMNITY ESCROW. Pursuant to the Combination Agreement, Precision Auto Care will deposit into escrow at the Closing of the Combination 10% of the shares issuable to the owners of the Constituent Companies pursuant to the Combination (the "Indemnity Escrow Shares"). Precision Auto Care will be able to reacquire, liquidate or retire the Indemnity Escrow Shares in order to satisfy claims it may have with respect to the breach of certain representations, warranties and covenants made with respect to each of the Constituent Companies in the Combination. Precision Auto Care will not be able to proceed against any owner individually in the event that Precision Auto Care's Losses exceed the amounts represented by the Indemnity Escrow Shares. In the event that Precision Auto Care validly asserts a claim for indemnification against Escrow Shares, Precision Auto Care will be able to reacquire, liquidate and retire Indemnity Escrow Shares with a value equal to the full amount of damages, liabilities and expenses, including reasonable attorney's fees, suffered or incurred by Precision Auto Care as a result of any such breach. Precision Auto Care also will have the right to retire, reacquire and liquidate Indemnity Escrow Shares if it suffers damages by reason of any untrue statement of a material fact relating to the Constituent Company or its owners that is contained in any preliminary prospectus, a registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any omission to state therein a material fact relating to the Constituent Company or its owners required to be stated therein or necessary to make such statements therein not misleading.

     The number of Indemnity Escrow Shares Precision Auto Care shall be entitled to reacquire, liquidate and retire shall be equal to the amount determined by dividing the amount of the damages, costs and expenses incurred by Precision Auto Care by the price per share at which Precision Auto Care's shares of common stock are sold to the public in the Initial Public Offering. When Precision Auto Care proceeds against Indemnity Escrow Shares attributable to a Constituent Company the Indemnity Escrow Shares shall be reacquired, liquidated and retired ratably. The Indemnity Escrow Shares will remain in escrow until the first anniversary of closing or until any unresolved claim in respect of them has been finally resolved in cases where a claim has been asserted by Precision Auto Care prior to the first anniversary of closing. Accordingly, each former owner of the applicable Constituent Company shall receive his ratable portion of any Indemnity Escrow Shares which remain in escrow on the first anniversary of closing (or immediately following the time that a final determination has been made with respect to such shares in the case of unresolved claims which have been asserted by Precision Auto Care prior to the first anniversary of closing).

     INDEBTEDNESS ESCROW. The Combination Agreement further provides that the debt level of each Constituent Company (other than KGB) will not exceed a specified level as of the closing of the Combination. For purposes of the Combination Agreement, debt means and includes all indebtedness of a Constituent Company for borrowed money, capitalized lease obligations and guarantees of the obligations of others. Pursuant to the Combination Agreement, Precision Auto Care will deposit into escrow at the Closing an additional 10% of the shares issuable to the owners of the Constituent Companies at the Closing of the Combination (the "Indebtedness Escrow Shares") in order to secure to the Company the debt levels of each of the Constituent Companies as of the closing of the Combination. The Combination Agreement provides that Precision Auto Care will review the closing date debt level of each of the Constituent Companies and deliver the result thereof to each Constituent Company, within 60 days of closing. In the event that any Constituent Company disputes Precision Auto Care's calculation of debt, Ernst & Young shall audit the debt level of such Constituent Company. To the extent that the actual debt level of a Constituent Company exceeds the specified debt level, Precision Auto Care will have the right to reacquire, liquidate and retire Indebtedness Escrow Shares having a value equal to the dollar amount of the excess debt. The number of Indebtedness Escrow Shares Precision Auto Care shall be entitled to reacquire, liquidate and retire shall be equal to the dollar amount determined by dividing the amount of the excess debt of the Constituent Company by the price per share at which Precision Auto Care's shares of common stock are sold to the public in the Initial Public Offering. The table below sets forth the required debt level for each Constituent Company.

                       DEBT LEVEL AT    REQUIRED DEBT LEVEL
CONSTITUENT COMPANY    JUNE 30, 1997        AT CLOSING
--------------------   -------------    -------------------
WE JAC                  $ 9,379,000         $10,600,000
Miracle Industries        4,218,000           4,810,000
Lube Ventures             1,301,000           1,223,000
Rocky Mountain I            478,314             478,000
Rocky Mountain II         1,640,802           1,761,000
Miracle Partners          1,353,199           1,600,000
Prema Properties          2,428,823           3,000,000
Ralston Car Wash            239,386             240,000

     Under the terms of the Combination Agreement, the required debt levels specified above may be increased to reflect certain transactions permitted by the Combination Agreement or transactions approved by a majority vote of a committee comprising John F. Ripley, Peter Kendrick, William R. Klumb and Ernest Malas.

     ESCROWED SHARES ARE EXCLUSIVE REMEDY. As noted above, in the event that Precision Auto Care suffers losses in excess of the Indebtedness Escrow Shares or in the event that the difference between a Constituent Company's debt level at Closing and its required debt level exceeds the value of the Indebtedness Escrow Shares, Precision Auto Care will have no further remedy against the Constituent Company or the owners because the obligations of the Constituent Company and the owners are limited to the amount of the Indemnity Escrow Shares and the Indebtedness Escrow Shares, respectively. In the event that the losses Precision Auto Care suffers with respect to a Constituent Company (including losses which arise because a Constituent Company's debt level is higher than the level required at Closing) exceed the value of the Indemnity Escrow Shares or Indebtedness Escrow Shares, the business and financial condition of Precision Auto Care could be materially adversely affected.

     IN THE EVENT THAT PRECISION AUTO CARE EXERCISES ITS RIGHTS TO PROCEED AGAINST THE INDEMNITY ESCROW SHARES OR THE INDEBTEDNESS ESCROW SHARES, STOCKHOLDERS OF THE CORPORATION OR MEMBERS OF THE LIMITED LIABILITY COMPANY WITH RESPECT TO WHICH

PRECISION AUTO CARE LAWFULLY EXERCISES ITS RIGHTS WILL NOT RECEIVE THE FULL AMOUNT OF THE PRECISION AUTO CARE SHARES ALLOCATED TO SUCH HOLDER WITH RESPECT TO THE APPLICABLE MERGER OR EXCHANGE OFFER.

CERTAIN DISTRIBUTIONS CONTINGENT CASH DIVIDENDS

     Under the terms of the Combination Agreement, each of the Constituent Companies (other than WE JAC) is entitled to distribute amounts of cash to its owners necessary to enable the owners to pay the 1997 tax liabilities they are expected to incur with respect to the operation of the applicable Constituent Companies to the Closing Date. Each of the Constituent Companies (including WE
JAC) also is entitled to distribute cash to their owners in amounts equal to the amount of professional fees associated with the Combination and actually paid by the Constituent Company prior to the closing of the Combination.

     The Combination Agreement permits certain of the Constituent Companies to distribute prior to the Closing to their stockholders and members certain assets held, directly or indirectly, by such Constituent Companies. In this regard, Rocky Mountain I is permitted to distribute to its stockholders the cash proceeds of a certain $190,000 promissory note held by Rocky Mountain I; Lube Ventures is permitted to distribute to its members certain unimproved real estate; Prema Properties is permitted to distribute to its members certain improved rental real estate and unimproved real estate; and Miracle Industries is permitted to distribute to its stockholders certain improved rental real estate, unimproved real estate and a car wash and is also permitted to cause Indy Ventures to distribute certain unimproved real estate and a car wash to its members (including Miracle Industries, which may redistribute such property to its stockholders).

REAL ESTATE OPTIONS AND RELATED LEASE ARRANGEMENTS


     Under the terms of the Combination Agreement, certain real property which Precision Auto Care will acquire from Lube Ventures, Prema Properties, and Miracle Partners, by reason of the mergers and exchange offers forming the Combination, will be subject to the terms of certain options granted to limited partnerships formed by the owners of Lube Ventures, Prema Properties and Miracle Partners. Pursuant to the Combination Agreement each of the partnerships will be granted the option to purchase certain real estate (a 27,000 square foot modular building manufacturing facility in the case of Lube Ventures, eight car wash centers in the case of Prema Properties, and five car wash centers in the case of Miracle Partners).


     The options may only be exercised during a one year period which will commence on the second anniversary date of the Combination. If the options are exercised in whole or in part, the Limited partnerships would purchase the parcels of real estate at a purchase price equal to their then-current fair market value. Precision Auto Care would then be required to lease the real estate back from the partnerships on a triple net basis and at a base rent equal to the fair rental value of the real estate. The leases would have an initial term of ten years and the Company would have the right to renew the leases for two successive ten year terms.

AGREEMENTS NOT TO COMPETE

     Pursuant to the terms of the Combination Agreement, each owner of more than 10% of the Common Stock or 10% of the membership interests of a Constituent Company must execute and deliver an agreement not to compete at the closing. The terms of these agreements generally provide that, for a period of four years following the closing of the Combination, the person executing such agreement will not compete with Precision Auto Care in the line of business conducted by the Constituent Company or Companies as to which such person is a stockholder or member as of closing or to engage in the franchising of such business within specified geographic areas. The discussion of the terms and conditions of the agreement not to compete is qualified in its entirety by reference to the terms of the form of the agreement not to compete attached to this Joint Proxy Statement/Prospectus as Appendix D. Holders who are required to execute and deliver this agreement at closing are urged to consult with their own legal counsel with respect to the effect of executing and delivering the agreement not to compete at closing.

FAILURE TO OBTAIN REQUIRED STOCKHOLDER AND MEMBER APPROVAL AND TENDER

     The Combination Agreement provides that (i) if the holders of a majority of the outstanding shares of common stock of any of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II fail to approve the Combination Agreement, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis;
(ii) if the holders of two-thirds of the outstanding shares of common stock of Miracle Industries fail to approve the Combination Agreement, Miracle Industries shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; (iii) if the holders of the outstanding shares of Miracle Partners Common Stock fail to tender for exchange pursuant to the Exchange Offer all of the outstanding shares of Miracle Partners Common Stock, Miracle Partners shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) shares of its capital stock that will represent 20% of the issued and outstanding shares of its capital stock calculated on a fully diluted basis; and
(iv) if the holders of Membership Interests in any of Prema Properties, Ralston Car Wash and KBG fail to tender for exchange pursuant to the Exchange Offer a specified percentage of the outstanding Membership Interests in such company and, within one year of the date of the Combination Agreement, such company engages in a sale of substantially all of its assets or a merger or the holders of its common stock or membership interests transfer in the aggregate a majority of the outstanding shares or membership interests of such company, such company shall be obligated to issue ratably to the other parties to the Combination Agreement (other than Precision Auto Care) Membership Interests that will represent 20% of its outstanding Membership Interests calculated on a fully diluted basis.

RESTRICTIONS ON RESALES OF PRECISION AUTO CARE COMMON STOCK

     Shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock, Miracle Partners Common Stock, Prema Properties Membership Interest, Ralston Car Wash Membership Interest and KBG Membership Interest outstanding prior to the consummation of the Combination will, after their conversion or exchange into shares of Precision Auto Care Common Stock, be freely tradeable without restrictions under the Securities Act after consummation of the Combination, except that shares of Precision Auto Care Common Stock restricted by contract or received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 of the Securities Act) of Precision Auto Care, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Act. Certain persons who may be deemed affiliates of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG have agreed not to dispose of the shares of Precision Auto Care Common Stock that they will receive in the Combination as required under Rule 145 of the Securities Act and for a period of up to 180 days following the consummation of the Combination (the "Restricted Holders"). Based on the number of outstanding shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock, Rocky Mountain II Common Stock, Miracle Partners Common Stock, Prema Properties Membership Interests, Ralston Car Wash Membership
Interests and KBG Membership Interests as of             , 1997, assuming that
no stockholders exercised their rights to dissent and no cash is paid in lieu of fractional shares and assuming the consummation of the Initial Public Offering, approximately 5,080,695 shares of Precision Auto Care Common Stock will be
outstanding upon consummation of the Combination, of which      shares of
Precision Auto Care Common Stock will be held by the Restricted Holders. In addition, the terms of the Combination Agreement will restrict the ability of holders who receive 3,000 or more shares of Precision Auto Care Common Stock in the offering from selling or otherwise disposing of their shares, in the open market, or otherwise, for a period of 180 days following the consummation of the Combination. The certificates representing the shares of Precision Auto Care Common Stock that are subject to this 180-day restriction will bear a restrictive legend to such effect.

INITIAL PUBLIC OFFERING

     It is a condition to the closing of the Combination that Precision Auto Care simultaneously complete an Initial Public Offering of at least 2,300,000 shares of its Common Stock (exclusive of any shares to be included in the offering on behalf of selling third parties). Precision Auto Care has filed a registration statement with the Securities and Exchange Commission covering an initial public offering of 2,300,000 shares of its Common Stock. Based on discussions which Precision Auto Care has had to date with the underwriters who Precision Auto Care has engaged to manage the underwritten public offering, Precision Auto Care expects that the shares will be offered and sold to the public at an initial price between $10.00 and $12.00 per share.

     The terms of the Combination Agreement, however, do not (1) require that the shares to be offered by Precision Auto Care in the Initial Public Offering be offered at any minimum price or (2) require Precision Auto Care to receive any minimum amount of net cash proceeds from the Initial Public Offering. The Combination Agreement provides that the price per share at which the shares are to be offered to the public must be acceptable to Precision Auto Care's Finance Committee

(Messrs. Ripley, Malas, Pappas and Klumb) or a majority of the entire Precision Auto Care Board of Directors in the event that the Finance Committee is deadlocked on the issue.


     The net proceeds to Precision Auto Care from the sale of 2,300,000 shares of its Common Stock, at an assumed offering price of $11.00 per share, are estimated to be approximately $22.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Precision Auto Care.


     In connection with the Combination, Precision Auto Care plans to use approximately $18.5 million of the net proceeds of the Initial Public Offering to repay certain indebtedness of the Constituent Companies assumed pursuant to the Combination. At June 30, 1997, such indebtedness had interest rates ranging between 7.5% and 12.5% and had a weighted average interest rate of 9.3%. Such indebtedness, if not prepaid, would otherwise mature at various dates through February 2026.


     Precision Auto Care intends to spend approximately $2.5 million to upgrade and equip each center in the Precision Auto Care system with a "point of sale" computer system which will communicate sales results and other data to the company's corporate office. Following the Combination, Precision Auto Care will make an investment to ensure that each existing center is equipped with Precision Auto Care's prospectus point of sale system. For those centers which do not currently have the system, Precision Auto Care will provide the system (which costs approximately $2,500) directly to the franchisee. For those centers which already have the system Precision Auto Care will reimburse the franchisee for up to $2,500 of costs the franchisee incurred in installing the system. In addition, up to $2,500 to upgrade signage to current image standards. $2.0 million of the net proceeds from the Offering will be used for this purpose and the balance will be financed from borrowings under a revolving credit facility.


     Precision Auto Care has recently entered into a letter of understanding to purchase substantially all of the capital stock of Worldwide Drying Systems, Inc. for $2.7 million. Worldwide Drying Systems, Inc. manufactures and distributes drying systems for installation in automatic car washes. The terms of the agreement call for a cash payment at closing of $1.5 million and Precision Auto Care's delivery of a promissory note in the principal amount of $1.2 million. The promissory note will bear interest at a rate of 9% per annum and require monthly payments of principal and interest over a four-year term. Precision Auto Care expects to close the transaction immediately following the consummation of the Initial Public Offering and the Combination. Precision Auto Care intends to use $1.5 million of the net proceeds of the Initial Public Offering to pay the cash portion of the purchase price.

     Pending application of the net proceeds as described above, Precision Auto Care intends to invest the net proceeds in short-term, investment grade or government-issued, interest-bearing securities.

     Precision Auto Care intends to spend approximately $1.5 million to upgrade substantially all of the company-owned car wash facilities to Precision Auto Wash standards following the Combination. This will include installation of HydroSpray car wash equipment. Precision Auto Care also intends to spend approximately $500,000 to upgrade and improve the Company's management information and accounting systems at the retail and corporate level. Precision Auto Care intends to fund these expenditures through borrowings under a revolving credit facility and internally generated funds.

     The discussion of the application of the net cash proceeds set forth above assumed that the shares of Precision Auto Care Common Stock to be issued in the Initial Public Offering will be sold at an offering price of $11.00 per share. If the shares are sold at a price of less than $11.00 per share, Precision Auto Care will fund the shortfall through borrowings under a revolving credit facility and internally generated funds.

RIGHT TO INCLUDE SHARES OF PRECISION AUTO CARE COMMON STOCK IN INITIAL PUBLIC OFFERING

     As noted above, it is a condition of the consummation of the Combination that Precision Auto Care complete the Initial Public Offering. The Combination Agreement contains provisions which enable persons who will hold 3,000 or more shares of Precision Auto Care Common Stock immediately following the consummation of the Combination to include a portion of their shares of Precision Auto Care Common Stock in the Initial Public Offering. Holders of fewer than 3,000 shares of Precision Auto Care Common Stock are not being given the opportunity to include their shares in the Initial Public Offering because the shares of Precision Auto Care Common Stock they receive will be freely tradable immediately following the consummation of the Combination. Precision Auto Care is enabling holders of 3,000 or more shares of Precision Auto Care to include a portion of the shares in the Initial Public Offering because under the terms of the Combination Agreement, holders of 3,000 or more shares of Precision Auto Care Common Stock will not be able to sell or otherwise dispose of their shares of Precision Auto Care Common Stock for value for a period of 180 days following the consummation of the Combination. Precision Auto Care shall have no obligation to include in the Initial Public Offering more than 19% of the Precision Auto Care Common Stock in the aggregate received by all selling shareholders and selling members (the "Combination

Shares") as a result of the Combination (the "Selling Shareholder Share Limitation"). If selling shareholders or selling members of the Constituent Companies shall elect to include in the Initial Public Offering an aggregate number of Combination Shares which exceeds either (a) the Selling Shareholders Share Limitation, or (b) the aggregate number of shares which the managing underwriter reasonably determines would not adversely affect the marketing of shares in the Initial Public Offering, Precision Auto Care shall be obligated to include in the Initial Public Offering only those shares equal to the Selling Shareholder Share Limitation or such lesser number of shares as the managing underwriter reasonably determines would not adversely affect the marketing of shares in the Initial Public Offering (the "Permissible Shares"). If the number of Combination Shares requested to be included in the Initial Public Offering exceeds the Permissible Shares, each Tax Preference Selling Shareholder shall have the right, in preference to all other selling stockholders or selling members, to include in the Initial Public Offering, such number of Combination Shares, which, when sold in the Initial Public Offering, will yield to such Tax Preference Selling Shareholder sufficient net cash proceeds to satisfy his combined federal and state income tax liability which will arise from the Combination and his sale of such shares and the number of Combination Shares which each other selling stockholder or selling member is entitled to include in the Initial Public Offering shall be reduced pro rata, based upon the number of Combination Shares that each such other selling shareholder or selling member initially requested be included in the Initial Public Offering, so that the aggregate number of Combination Shares held by selling shareholders and selling members to be included in the Initial Public Offering does not exceed the number of Permissible Shares. If such reduction does not result in the number of Combination Shares to be included in the Initial Public Offering being less than or equal to the number of Permissible Shares, the number of Combination Shares that each Tax Preference Selling Shareholder shall be entitled to include in the Initial Public Offering shall be reduced pro rata, based upon the number of Combination Shares that each Tax Preference Selling Shareholder initially requested be included, so that the number of Combination Shares to be included in the Initial Public offering does not exceed the number of Permissible Shares. The term "Tax Preference Selling Shareholder" shall refer to any selling stockholder or selling member who shall be required by Federal or any applicable state income tax law to recognize income as a result of the Combination in the year in which the Closing Date shall occur other than income recognized as a result of payment in lieu of fractional shares.

     Persons who wish to include Combination Shares in the Initial Public Offering must complete the Selling Shareholder Notice/Questionnaire/Power of Attorney (the "Selling Shareholder Notice") that accompanies this Joint Proxy Statement/Prospectus, which includes a power of attorney authorizing Arnold Janofsky and John F. Ripley to execute the underwriting agreement in the form attached to the Selling Shareholder Notice. Pursuant to the terms of that underwriting agreement, each person who includes Combination Shares in the Initial Public Offering agrees to indemnify and hold harmless Precision Auto Care and the underwriter with respect to information included in this Joint Proxy Statement/Prospectus relating to the Initial Public Offering that is consistent with information provided to Precision Auto Care in the Questionnaire that forms a part of the Selling Shareholder Notice.


     The costs and expenses (other than underwriting discounts or commissions or similar payments) of all registrations and qualifications under the Securities Act and applicable state securities or blue sky laws, and of all other actions that Precision Auto Care is required to take or effect in order to register shares in the Initial Public Offering and any Combination Shares for offer and sale to the public (including, without limitation, all registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel and independent public accountants for Precision Auto Care) shall be borne and paid for by Precision Auto Care. BECAUSE THE TERMS OF THE COMBINATION AGREEMENT DO NOT CONTAIN ANY REQUIREMENT COVERING THE MINIMUM PRICE AT WHICH PRECISION AUTO CARE SHARES WILL BE SOLD IN THE INITIAL PUBLIC OFFERING, PERSONS WHO ELECT TO INCLUDE SHARES IN THE INITIAL PUBLIC OFFERING WILL NOT HAVE ANY ASSURANCE WITH RESPECT TO ANY MINIMUM PRICE AT WHICH THEIR SHARES MAY BE SOLD IN THE INITIAL PUBLIC OFFERING. All selling stockholders and selling members (other than Tax Preference Selling Shareholders) shall bear their pro rata portion of underwriting discounts or commissions or similar payments payable on any Combination Shares sold in the Initial Public Offering. These discounts and
commissions will not exceed    % of the Initial Public Offering Price.


ASSUMPTION OF WE JAC STOCK PLANS

     In connection with the Mergers and the adjustments to be made to the outstanding stock options to purchase WE JAC Common Stock, Precision Auto Care will assume the outstanding obligations of WE JAC under various stock options plans under which those options and rights are currently outstanding. No further options will be granted under the assumed plans. The plans to be so assumed by Precision Auto Care may be summarized as follows:

     PRECISION TUNE STOCK OPTION PLAN. WE JAC has reserved a total of 175,000 shares of its Common Stock for issuance pursuant to the Precision Tune Stock Option Plan. This plan was established in August of 1995 to provide incentives to members of the Board of Directors and key employees of WE JAC to expand and improve the profits and prosperity of WE

JAC. The Plan provides for the grant of incentive stock options and non-qualified stock options. As of the date of this Joint Proxy Statement/Prospectus, 175,000 options have been granted and are outstanding and no options have been exercised. The exercise price for each share under option is not to be less than the "fair market value" of WE JAC's stock at the date of grant. Because no public market has existed for shares of WE JAC Stock, the exercise price for options granted to date has been determined in good faith by the company's board of directors upon the recommendation of the committee administering the Plan. In connection with determining the fair market value of WE JAC's Common Stock on the date the grant, the board of directors has considered a number of factors, including the financial condition and business prospects of the company. With respect to all of the options currently granted, one-third of the shares under each option are exercisable one year from the date of grant, another third are exercisable two years from the date of grant, and the final third are exercisable three years from the date of grant. The terms of the Precision Tune Stock Option Plan contain provisions which required that an appropriate adjustment be made in the number of shares and exercise price in the event of the merger of WE JAC. As a result of the foregoing, options to purchase 175,000 shares of WE JAC Common Stock, at a weighted average exercise price of $8.58 per share will be converted into options to purchase 175,000 shares of Precision Auto Care Common Stock at the same weighted average exercise price per share upon the consummation of the Combination. See "The Combination -- Interest of Certain Persons in the Combination."

     1997 EMPLOYEE STOCK PURCHASE PLAN. WE JAC has reserved a total of 20,000 shares of Common Stock for issuance pursuant to the Precision Tune 1997 Employee Stock Purchase Plan. This Plan was established to promote the long-term success of WE JAC by providing the employees of Precision Tune the opportunity to become stockholders of WE JAC. The Plan commenced on November 1, 1996. Employees who are participating in the Plan have until October 31, 1997, to acquire the shares they have subscribed for at a purchase price of 85% of the "fair market value" of WE JAC's Common Stock on the date of grant, as determined in good faith by WE JAC's board of directors. Participating employees purchase the shares with amounts they have contributed to the Plan through payroll deductions for up to 10% of the employee's base income, lump sum cash payments or a combination of both. The Board of Directors set a fair market value of common stock at the November 1, 1996 and February 1, 1997 grant dates at $8.00 per share and $10.00 per share at the March 1, 1997 grant date. The Plan provides that the company may repurchase any shares of Common Stock issued to an employee for a period of 90 days following the employee's termination of employment. Any such repurchases are to be made at the then current market value of WE JAC Common Stock. Following the consummation of the Combination, the employees of Precision Tune who have elected to participate in the Plan shall be entitled to purchase in the aggregate 20,000 shares of Precision Auto Care Common Stock at a price of $6.80 per share on October 31, 1997.

     OTHER STOCK OPTION ARRANGEMENTS. WE JAC has issued options to purchase 82,500 shares of its Common Stock in the aggregate to eight directors at an exercise price of $10.00 per share. Precision Auto Care has also awarded Mr. Ripley options to purchase 193,100 shares of WE JAC Common Stock, which options have a weighted average exercise price of $8.69 per share. All of the foregoing options will be converted into options to purchase an identical number of shares at the same exercise price pursuant to the Combination Agreement. See "The Combination -- Interest of Certain Persons in the Combination."

     WE JAC has also issued warrants to purchase 43,000 shares of Common Stock to third parties which have an aggregate exercise price of $7.39. These warrants will be converted into warrants to purchase 43,000 shares of Precision Auto Care Common Stock at the same weighted average exercise price.

CONDITIONS OF THE COMBINATION AGREEMENT

     Conditions to the closing of the Combination Agreement include, but are not limited to, the following:

          1. Performance of obligations: Each of Precision Auto Care, WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG shall perform in all material respects its obligations under the Combination Agreement required to be performed by it at or prior to the Effective Time.

          2. Stockholder approval: The Combination Agreement and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of the holders of the required number of the outstanding shares of each of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock and Rocky Mountain II Common Stock.

          3. At the closing the aggregate number of shares of Precision Auto Care Common Stock attributable to WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II stockholders who validly perfect their right to dissent to the Mergers (or who have voted against a Merger and are entitled to later perfect their right to dissent by taking additional actions following closing in accordance with applicable laws) shall be multiplied by the initial price per share that Precision Auto Care Common Stock was sold to the public in the Initial Public Offering. It is a condition to closing that the amount so determined not exceed 10% of the net cash proceeds realized by Precision Auto Care in the Initial Public Offering.

          4. Minimum participation in Exchange Offers: The ownership interests of the stockholders of Miracle Partners and the members of each of Prema Properties, Ralston Car Wash and KBG who do elect to participate in the Exchange Offers shall not be less than 100%, 75%, 95% and 100% of each of Miracle Partners, Prema Properties, Ralston Car Wash and KBG, respectively.

          5. Tax Opinion: With regard to the combination of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG, Ernst & Young LLP shall have issued an opinion substantially to the effect that (i) each of the mergers, contemplated by the combination, should qualify either as a reorganization within the meaning of Section 368(a)(2)(E) of the Code or an exchange within the meaning of Section 351 of the I.R.C. and (ii) each of the direct contributions, contemplated by the Combination by means of the Exchange Offers, should qualify as an exchange within the meaning of
     Section 351 of the I.R.C. See -- "Federal Income Tax Consequences", below. See "The Combination -- Federal Income Tax Consequences" below.

          6. Resignation of Current Directors: Each of the respective current directors of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II shall have resigned effective as of the Effective Time.

          7. Initial Public Offering: Precision Auto Care shall have consummated the Initial Public Offering of 2,300,000 shares of its Common Stock pursuant to a firm commitment underwriting agreement that provides that gross per share price to the pubic (before the deduction of underwriting discounts) is not less than $10 unless the Finance Committee of the Board of Directors of Precision Auto Care (or a majority of the entire Board of Directors if the Finance Committee cannot reach a majority decision) approves a lower price.

          8. Accuracy of Representations: Each of the representations and warranties made by each party to the Combination Agreement shall be true in all material respects and Precision Auto Care shall be satisfied with the environmental condition of the real properties of the Constituent Companies.

TERMINATION OF THE COMBINATION AGREEMENT

     The Combination Agreement may be terminated prior to the Effective Time upon certain occurrences, including, but not limited to, the following:

          1. A mutual written consent of each of the Constituent Companies.

          2. Automatically, if the Combination shall not have been consummated on or before November 14, 1997, unless such deadline is extended by agreement of the Constituent Companies.

          3. In the event that the managing underwriter for the Initial Public Offering determines that the per share price for common stock of Precision Auto Care to be sold in the Initial Public Offering can be reasonably expected to be less than $10, a majority of the Finance Committee of the Board of Directors of Precision Auto Care (or a majority of the entire Board of Directors if the Finance Committee cannot reach a majority decision) may terminate the Combination Agreement.

          In addition, any of the Constituent Companies may withdraw from the transaction if (1) a material adverse effect occurs with respect to those Constituent Companies (other than the withdrawing Constituent Company) which are deemed to be material to the Combination, which, for purposes of the Combination Agreement, are WE JAC, Miracle Industries, Miracle Partners, Prema Properties, Lube Ventures and Rocky Mountain II, or (2) any of the Conditions to a Constituents Company's obligation to close has not been fulfilled or waived by November 14, 1997 in either of which events the Combination Agreement shall terminate unless the remaining Constituent Companies elect to proceed. Finally, two-thirds of the Board of Directors of Precision Auto Care may vote to exclude Rocky Mountain I or Ralston Car Wash from the Combination if the relevant Constituent Company suffers a material adverse change.

          If the Combination Agreement is terminated or any Constituent Company withdraws or is excluded from the Combination, the Constituent Companies shall continue to be liable for their agreed portion of the transaction expenses. In addition, any party (including one that withdraws or is excluded from the Combination Agreement) that commits a

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     willful breach of the Combination Agreement shall also be liable to the other parties for the actual damages suffered by the other parties as the result of such breach.

EXCHANGE OF STOCK CERTIFICATES/ASSIGNMENT OF MEMBERSHIP INTERESTS


     Promptly after consummation of the Mergers and the Exchange Offers, First Union Bank, or such other bank or trust company designated by Precision Auto Care (the "Exchange Agent"), will mail written transmittal materials concerning the exchange of stock certificates to each record holder of outstanding shares of WE JAC Common Stock, Miracle Industries Common Stock, Lube Ventures Common Stock, Rocky Mountain I Common Stock and Rocky Mountain II Common Stock. The transmittal materials will contain instructions with respect to the proper method of the surrender of certificates formerly representing shares of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, and Rocky Mountain II in exchange for certificates representing shares of Precision Auto Care Common Stock. Holders of Miracle Partners Common Stock and Membership Interests in Prema Properties, Ralston Car Wash and KBG will not receive any materials from the Exchange Agent because they will have duly and validly exchanged their shares of Common Stock in Membership Interests, as the case may be, pursuant to the Letter of Transmittal which accompanies this Joint Proxy Statement/Prospectus. Upon surrender to the Exchange Agent by a WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners stockholder of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, or Rocky Mountain II Common Stock certificates for cancellation, together with properly completed transmittal materials, such stockholder will be entitled to receive a certificate representing the number of whole shares of Precision Auto Care Common Stock into which the stockholder's shares of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners Common Stock have been converted or exchanged (as the case may be), less the amount of shares which are being placed into escrow pursuant to the Combination Agreement and a check for cash in lieu of the issuance of any fractional share of Precision Auto Care Common Stock. Following closing of the Exchange Offers, the Exchange Agent shall promptly deliver certificates representing the number of whole shares of Precision Auto Care Common Stock for which Miracle Partners Common Stock and Membership Interests in Prema Properties, Ralston Car Wash or KBG have been exchanged, less the amount of shares which are being placed into escrow pursuant to the Combination Agreement and a check for cash in lieu of the issuance of any fractional share of Precision Auto Care Common Stock. Former WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners stockholders and Prema Properties, Ralston Car Wash or KBG members will not be entitled to receive interest on any such cash to be received in the Combination.


     Until they have surrendered their WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II or Miracle Partners Common Stock certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions that may be declared and payable to holders of record of Precision Auto Care Common Stock. Upon the surrender of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II and Miracle Partners Common Stock certificates, Precision Auto Care Common Stock certificates (together with any such withheld dividends or other distributions, without interest) will be delivered. At the same time or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest).

     After the effective date, certificates representing shares of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II Common Stock converted into Precision Auto Care Common Stock in the Mergers will be deemed for all corporate purposes to evidence ownership of the shares of Precision Auto Care Common Stock into which they were converted. Any stockholder whose certificate for WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I and Rocky Mountain II Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of Precision Auto Care Common Stock into which such WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I or Rocky Mountain II Common Stock will have been converted upon compliance with such requirements as Precision Auto Care and the Exchange Act customarily apply in connection with loss, stolen or destroyed certificates.

PAYMENT IN LIEU OF FRACTIONAL SHARES/MEMBERSHIP INTERESTS

     No fractional shares of Precision Auto Care will be issued as a result of the Combination. In lieu of the issuance of fractional shares, each stockholder or member who otherwise would be entitled to a fractional share of Precision Auto Care Common Stock will receive a cash payment equal to the product obtaining by multiplying the fractional share interest to which such holder would otherwise be entitled by the price per share at which the Precision Auto Care Common Stock was issued and sold to the public in the Initial Public Offering. No interest will be paid on any cash payment that is to be made with respect to fractional shares of Precision Auto Care Common Stock.

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                   INFORMATION CONCERNING PRECISION AUTO CARE

BUSINESS OF PRECISION AUTO CARE

GENERAL

     As a result of the Combination, Precision Auto Care will acquire, pursuant to the Mergers and the Exchange Offers (i) Precision Tune Auto Care, a business engaged in franchising and operating automobile repair and maintenance service centers, (ii) businesses engaged in franchising and operating self-service and automatic car wash centers, and (iii) a business engaged in franchising and operating fast oil change and lubrication service centers. Following the Combination Precision Auto Care will continue to franchise and operate the "Precision Tune Auto Care" automobile repair and maintenance service centers currently operated by WE JAC. Precision Auto Care intends to consolidate and engage in operating and franchising the self-service and automatic car wash businesses and the fast oil change and lubrication franchise operations conducted by the other Constituent Companies under the "Precision Car Wash" name in the case of the car wash operations, and "Precision Lube Express" name in the case of the fast oil change and lubrication business.

     Precision Auto Care intends to leverage Precision Tune Auto Care's broad name recognition and current market position to establish the "Precision brand" of services as a high-quality, convenient and high value provider in the market sectors in which it will compete. Precision Auto Care further intends to cross-sell each type of service offered to existing and potential franchisees to provide consumers with multiple services and one-stop shopping convenience in the markets it will serve. In support of the Precision Auto Wash, Precision Lube Express and Precision Tune Auto Care retail services, Precision Auto Care will also manufacture and sell car wash equipment, modular fast oil change and lube buildings, car wash chemicals and automotive parts, equipment and supplies through its acquisition of the Constituent Companies currently engaged in these activities.

     From and after the Effective Time, each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG will operate as subsidiaries of Precision Auto Care. See "Information Concerning Precision Auto Care."

     UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS TO "PRECISION AUTO CARE" SHALL MEAN PRECISION AUTO CARE, INC., A VIRGINIA CORPORATION, AND THE CONSTITUENT COMPANIES TAKEN AS A WHOLE AND ASSUME THAT THE COMBINATION HAS BEEN CONSUMMATED IN ACCORDANCE WITH ITS TERMS.

     The management team headed by John F. Ripley, WE JAC's president and chief executive officer, joined WE JAC (the largest Constituent Company), in July of 1995 and developed a strategic plan to capitalize on the market opportunities presented to Precision Tune Auto Care. The primary goal of the strategic plan is to grow Precision Auto Care into a multiple-solutions provider of automotive services by effectively cross-marketing the depth and breadth of the company's services.

     Precision Auto Care intends to employ the following strategies to accomplish its objectives:

     (Bullet) Leverage Precision Tune's Auto Care's broad brand name recognition and existing market position in the automotive services business into the car wash and fast oil change and lube sectors of the automotive aftermarket;

     (Bullet) Provide existing Precision Tune Auto Care franchisees with cross-selling opportunities to their customer base and local market position by adding Precision Auto Wash and Precision Lube Express operations at or in close proximity to their existing centers;

     (Bullet) Develop cross-marketing programs among franchisees throughout the Precision Auto Care system that would enable franchisees to maximize their returns on advertising spending;

     (Bullet) Capitalize on the Company's vertically integrated manufacturing and distributing capabilities to provide a broad array of products to franchisees, including automotive parts and service equipment, car wash equipment, chemicals and supplies, and modular fast oil change and lube buildings; and

     (Bullet) Consolidate the automotive maintenance service industry through strategic acquisitions and the conversion of centers operated by competitors into Precision Auto Care franchises or Company-owned centers.

     The market for automotive services is large, growing and highly fragmented. The company expects that the market for its services will continue to grow primarily due to a continuing shift of consumer preference from the "do-it-yourself" to the "do-it-for-me" sector. Precision Auto Care believes that no national brand leader currently markets the full range of automotive maintenance services Precision Auto Care provides and that the fragmented nature of the industry presents a unique opportunity to amass market share. Precision Auto Care's manufacturing capabilities will provide an opportunity for the

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company to make cost-effective conversions of its competitors' car washes and fast oil change and lube centers into Precision Auto Care franchises or company-owned centers, enabling Precision Auto Care to consolidate these sectors of the industry more quickly.


     At June 30, 1997, Precision Auto Care had 556 franchise Precision Tune Auto Care centers, thirteen additional Precision Tune Auto Care Centers it is in the process of relocating, 34 Company-owned car washes and 21 franchise and 4 Company-owned fast oil change and lube express centers. After giving effect to the Initial Public Offering and the acquisition of Worldwide Drying System, Inc., for the year ended June 30, 1997, pro forma Company revenue, operating income and net income were $43.0 million, $4.6 million and $2.0 million, respectively.


INDUSTRY OVERVIEW

     The automotive maintenance service market is large, growing and highly fragmented. Management believes these characteristics present a unique opportunity for a quality national brand to achieve internal growth and to gain market share through consolidation.


     The domestic automotive service, car wash and quick lube sectors totaled approximately $100 billion in 1996, up from $95 billion in 1995 according to the Automotive Parts and Accessories Association and the International Car Wash Association. According to the Automotive Parts and Accessories Association 1996 Aftermarket Factbook, there are approximately 200 million cars and light trucks in the United States today. Precision Auto Care presently estimates that its current market share is less than 1% of this market.


     Precision Auto Care expects that the market for the services it provides will continue to grow as more consumers seek to have services performed for them ("do-it-for-me") rather than performing those services themselves ("do-it-yourself"). According to Lang Marketing Resources, Inc., the do-it-for-me segment increased from 67% to 72% from 1985 to 1995 while the do-it-yourself format showed a corresponding decrease. Precision Auto Care believes the principal factors causing this shift in consumer preference are as follows:

     (Bullet) The consumer desire for one-stop shopping, convenience and value;

     (Bullet) An aging and time sensitive population;

     (Bullet) The increase in two wage-earning households;

     (Bullet) Greater technical complexity in today's vehicles; and

     (Bullet) Competitive pricing to many "do-it-yourself" services.

The FIND/SVP (March 1995) Report, Market for Aftermarket Services estimates that this trend should continue and projects annual growth rates of 5.8%, 6.8% and 13.6% in oil change, tune-up, and brake services sectors, respectively, through 1999. Additional industry factors which the company believes will increase the demand for its services include (i) a continuing decline in the number of service bays at automobile dealerships, (ii) the increasing cost of new cars and the relative percentage of that cost to median family income and (iii) the increasing age of the average vehicle (9.3 years in 1996 compared to 6.9 years in 1981).


     Precision Auto Care's consumer research indicates that the fragmentation of the industry is exemplified in the fact that automobile dealerships, which do not currently have significant national or international name brand recognition, represent Precision Tune Auto Care's primary competition. While automobile dealerships do not have significant brand recognition, the fact that they are authorized to provide services by the manufacturers of the automobiles they sell provides them with credibility as a premium provider of automotive maintenance service for such brands of automobiles. Other participants in the automotive service sector include parts suppliers, tire companies, and regional service specialists, none of which are deemed by management to be national service providers with strong top-of-mind brand awareness. The International Car Wash Association estimates that there are approximately 75,000 car wash facilities in North America. Precision Auto Care is not aware of any national or significant regional competitors in this sector. Precision Lube Express competes in a fast lube industry marked with national chains such as Jiffy Lube, Q Lube, Texaco's Express Lube and Valvoline's Instant Oil Change, as well as a number of smaller, regional chains and independent operators.


     Precision Auto Care believes that the size, growth and fragmentation of the markets in which it operates present significant opportunities for a national brand with a reputation for quality. For example, the car wash business and significant portions of the fast oil change and lube business historically have been populated with local operators who rarely upgrade or improve their facilities. Moreover, recent technological improvements in car wash equipment and chemicals now allow for

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
more consistent and higher quality service. Precision Auto Care believes that a large national brand can attract a greater part of the market as consumers become aware of these features and experience consistent quality, appearance and service standards throughout the Precision Auto Care system.

COMPETITIVE STRENGTHS

     Precision Auto Care believes that the following characteristics provide competitive advantages:

     STRONG BRAND AWARENESS. Although Precision Auto Care has not conducted operations under the Precision Auto Wash or Precision Lube Express name, Precision Tune Auto Care has been in existence since 1977 and, with 468 domestic centers and 88 international centers as of June 30, 1997, has achieved significant awareness of the Precision brand name. The company's centers are located in 39 states and five countries. The logos, signage, and building identity package for Precision Lube Express and Precision Auto Wash have been designed to be complementary with and to extend this brand awareness, which management believes will provide significant opportunities for cross promotion of the three businesses. Precision Auto Care expects that this cross promotion will allow the company to utilize national broadcast advertising more effectively and earlier than would otherwise be the case, creating top-of-the-mind brand awareness among consumers.

     ONE-STOP-SHOP "DO-IT-FOR-ME" SERVICE CAPABILITY. In addition to providing a full range of automotive maintenance services at Precision Tune Auto Care, the company believes its franchisees can successfully add Precision Lube Express bays to Precision Auto Wash centers and Precision Auto Wash touchless wash bays to Precision Tune Auto Care and Precision Lube Express centers, thereby maximizing customer convenience and Company and franchisee revenues and earnings. Precision Auto Care believes that positioning the company as a one-stop, multiple-solutions provider of automotive maintenance services (many of which are essential to vehicle maintenance) will be very attractive to today's drivers, many of whom are faced with increasing time pressures.

     EXPERIENCED AND PROVEN FULL SERVICE FRANCHISING CAPABILITY. Precision Tune Auto Care has been engaged in franchising for 20 years and has been named as one of the top franchises in the United States and the world by publications such as Entrepreneur Magazine, Success Magazine, Money Magazine, and Franchise Buyer. Precision Auto Care supports its franchisees with a vertically integrated support system, including operations, customer service, marketing and training support and computerized systems at the retail level, site selection and service center development assistance, parts and supplies distribution, auto wash equipment manufacturing and installation, lube express building manufacturing and installation, and if desired, monthly accounting and financial reporting assistance. The company utilizes a dual approach to sell franchises. As of June 30, 1993 there were 32 Precision Tune Auto Care area developers who have existing rights to develop certain territories. The company's new management has recently refocused the company's infrastructure to market sales of franchises directly to prospective franchisees in areas not covered by these subfranchisors.

     SUPERIOR TECHNICAL CAPABILITIES AND CUSTOMER SERVICE. Precision Tune Auto Care's highly trained technicians specialize in high end "under-the-hood" automotive maintenance services and engine diagnostics. Given the increasing complexity of today's vehicles, management believes that the Precision Auto Care's highly trained technicians give the company a competitive advantage over many of its competitors, whose technicians are not as well trained, and over "do-it-yourself" consumers, who typically are unqualified to repair and maintain modern engine systems. Precision Auto Care supports its services with a comprehensive warranty program. The Company's technical capabilities also are supported by a series of quality-oriented programs, including the training of center personnel in how to provide high quality customer service, centralized customer service "800" numbers, extensive store evaluation and "mystery shopper" programs, computerized in-store educational kiosks, use of quality parts, and a pricing policy which aims to provide customers with PRECISION VALUE, which Precision Auto Care defines as quality, service and convenience at a fair price.

     ATTRACTIVE UNIT ECONOMICS. When operated in accordance with Precision Auto Care guidelines, each of the three types of retail centers can provide attractive economic returns to the owner. Precision Auto Care believes that these economic opportunities will be enhanced by the ability to cross promote the Precision brand through the three different types of retail centers. Precision Auto Care also believes that the levels of initial investment required of franchisees make Precision Auto Care's franchises economically attractive. Of particular note is the relatively low cost of entry into the fast oil change and lube business facilitated by the Company's modular fast lube building. Management believes the modular fast oil change and lube building provides a significant competitive advantage over its competitors which require more expensive build-to-suit buildings with pits or a basement.

     MOTIVATED OWNER-OPERATORS. Although the Precision Tune Auto Care system has several successful franchisees who own large numbers of centers, the average franchisee owns between one and three centers. Management believes that a

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substantial majority of these franchisees operate Precision Tune Auto Care centers as their primary source of income and are therefore highly motivated to maximize their retail center sales and profits.

     EXPERIENCED MANAGEMENT. As a team, the company's senior officers have extensive experience in the automotive aftermarket sector, franchising operations, and the management of publicly-held growth companies. This management team has implemented a series of programs designed to give Precision Auto Care a common vision, shared goals and a culture of responsibility and accountability.

GROWTH STRATEGY

     Precision Auto Care's growth strategy centers on the following elements:

     MAXIMIZING SERVICE CENTER PROFITABILITY. The company believes that maximizing service center profitability is vital to the stability and growth of the Precision Auto Care system. Accordingly, Precision Auto Care continually seeks to identify, develop and promote systems, products, and practices that enhance the awareness of the Precision name, grow retail sales, and control service center operating costs. Precision Auto Care has identified a strategy to become a nationally recognized leader in the automotive service industry by offering the services of its three types of operating units under one brand name. In addition to providing cross-promotional and other marketing opportunities, the company believes that the combination of up to the three types of individual services offered by the company at the same location or in close proximity will provide added customer convenience and can generate superior economic returns to the center operators. For example, if space is available Precision Lube Express bays can quickly and economically be added to an existing Precision Auto Wash facility. Such combinations increase the level of service to the customer, allowing the operator to provide cross-promotions to encourage the frequent usage of the services offered by each unit.

     SERVICE CENTER GROWTH. Precision Tune Auto Care intends to utilize its franchising capability and experience and its existing center base to cross-sell Precision Auto Wash and Precision Lube Express franchises. Precision Auto Care's domestic franchising efforts seek to establish critical mass in regional markets. Although it has relied heavily on area subfranchisors in the past, Precision Auto Care intends to utilize direct franchising versus franchising through area developers in the future. The company's international expansion efforts will continue to utilize master franchise arrangements and will focus primarily in areas of the world where Precision Tune Auto Care already has developed a presence, namely Southeast Asia, the Americas, and the Caribbean.

     Management believes that the availability of two new franchise products to offer existing franchisees could result in significant franchise sales as those franchisees seek to obtain incremental market penetration and revenue growth by complementing existing centers with one or more of the other types of centers.

     To simplify the process of starting a new franchise or adding an additional franchise, Precision Auto Care presently intends to initiate two new programs:

     (Bullet) The Precision Asset Leasing Program will be intended to minimize the up-front cash investment required by the franchisee. This program will provide franchisees the opportunity to lease the equipment required for operation of a Precision Tune Auto Care or Precision Auto Wash center, as well as the building and equipment required for a Precision Lube Express center.

     (Bullet) The Precision Turnkey Program will be designed to allow a franchisee to purchase an existing company-operated center and will be offered at management's discretion in certain predetermined areas. The franchisee will purchase a franchise license and the center's assets, including goodwill, and, if applicable, will rent the underlying real property from the company. The program is designed to enhance franchise sales by providing readily available and immediately operational sites of company-selected locations.

     ACQUISITION OR CONVERSION OF COMPETITOR CENTERS. Precision Auto Care aggressively will seek to acquire or convert competitors, directly or through franchising, to the Precision Auto Care system. Because the car wash industry is dominated by one-to-three center operators, this business will be a particular focus for this strategy. Management estimates that approximately 2,000 of the existing car wash centers in the United States use equipment similar to the equipment that will be used in Precision Auto Wash centers. Precision Auto Care believes that significant sales increases could be achieved upon the acquisition or conversion of such centers once they are upgraded to Precision Auto Wash operating and marketing standards and enjoy the competitive advantages of the comprehensive and proprietary Precision Auto Wash system and Precision brand name awareness. A number of competing auto care and fast lube chains will also be targeted for acquisition or conversion.

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     COMPANY STORE DIVISION. Precision Auto Care plans to develop a division of company-owned Precision Tune Auto Care, Precision Auto Wash, and Precision Lube Express centers. This will enable the company to capture revenue and profits at the service center operating level, increase Precision brand market share and potentially derive capital gains through the subsequent sale and franchising of such units pursuant to the Precision Turnkey Program. At June 30, 1997 this division included 30 auto wash centers owned directly by the Precision Auto Care, 4 auto wash centers which the Company manages and in which it holds 50% equity interests and four fast oil change and lube centers. Future development efforts will initially focus principally on Precision Auto Wash and Precision Lube Express centers targeted in the Colorado and Ohio regions in order to take advantage of the base of existing operations.


     MANUFACTURING AND DISTRIBUTION. In addition to providing its franchisees with superior service and support, manufacturing and distribution activities also generate significant revenue and operating profits for the company. Furthermore, these activities are designed to allow Precision Auto Care to promote uniform quality across its franchised locations. Precision Tune Auto Care distributes parts and equipment to Precision Tune Auto Care centers through its warehouse distribution division. The company manufactures and installs the HydroSpray equipment and operating system required to operate a Precision Auto Wash franchise and also offers chemicals, parts and supplies to franchisees. Precision Auto Care manufactures and installs the prefabricated buildings from which Precision Lube Express operations are conducted. Precision Auto Care believes that the HydroSpray equipment and prefabricated building operations will provide the company with significant cost advantages in connection with its acquisition and conversion of competitor operated centers by allowing the company to more easily and economically upgrade the acquired facilities.

OPERATIONS

PRECISION TUNE AUTO CARE


     Precision Tune Auto Care is an automotive service specialist engaged in the business of providing quality automobile maintenance services. At June 30, 1997 these services were provided at 556 Precision Tune Auto Care centers owned and operated by Precision Tune Auto Care franchisees. The automotive maintenance services provided by Precision Tune Auto Care centers include the diagnosis, maintenance and repair of ignition systems, fuel systems, computerized engine control systems, cooling systems, starting/charging systems, emissions control systems, engine drive train systems, electrical systems, air conditioning systems, oil and other fluid systems, and brake systems. Precision Tune Auto Care believes it is a leading provider of automotive maintenance services in the United States, that it enjoys a reputation for providing quality service quickly and conveniently for a fair price and that it has benefitted from the growth in the "do-it-for-me" versus the "do-it-yourself" market. For the year ended June 30, 1997, Precision Tune Auto Care system-wide retail sales, and Precision Auto Care's franchising revenues derived from the Precision Tune Auto Care system were $207.7 million and $15.6 million, respectively.



     PROTOTYPE CENTER. The prototype Precision Tune Auto Care center typically is free-standing and currently consists of six to eight service bays, two to four of which are drive-through and include pits to facilitate fast oil change and lubrication services. Approximately 33% of Precision Auto Care's existing domestic Precision Tune Auto Care centers have at least six bays. The center also includes storage space for parts and inventory, a manager's office, a fully-furnished customer service and reception area, and restrooms. An optional children's play area can be added to make the center more family friendly. The center is located on a 15,000 to 20,000 square foot lot, generally in a high traffic, commercial area. Each center is identified with Precision Tune Auto Care signage, including the Precision Tune Auto Care logo and trade dress, to create a consistent image and heightened customer recognition. Precision Tune Auto Care Centers are generally open six days a week from 8:00 a.m. until 6:00 p.m. Each center maintains an inventory of over 3,000 SKU's, including oil and other automotive fluids, having an aggregate average value of approximately $15,000. The design and operation of each center is intended to provide the customer with a superior experience by offering the customer high quality services quickly in clean, well-run facilities. Exclusive of real estate, the estimated initial investment to open a prototype Precision Tune Auto Care center ranges from $130,000 to $200,000.


     Existing centers presently consist of between two and fourteen bays. All centers are required to provide oil change and lubrication services (unless otherwise restricted under the terms of a lease); however, a substantial number of existing centers do not have drive through capabilities. For those existing centers not currently able to offer fast oil change and lube services, Precision Auto Care believes that the modular system offered by Precision Lube Express will present an excellent opportunity to penetrate this market segment and increase revenue and earnings for franchisees who are able to locate a Precision

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
Lube Express center on their existing site or on a site in close proximity to their Precision Tune Auto Care operation. Franchisees typically develop Precision Tune Auto Care centers either by entering into a build to suit lease, under which the landlord constructs the center and leases it to the franchisee, or by purchasing land and building the facility.

     Precision Tune Auto Care seeks half-acre sites in commercial areas which have a minimum of 50,000 people within a five mile radius and 24-hour drive-by traffic of at least 20,000 cars. In addition, Precision Auto Care aims to cluster existing markets before opening centers in markets where Precision Tune Auto Care has no presence in order to create and take advantage of advertising efficiencies. Precision Auto Care actively assists franchisees with site selection and evaluation of the proposed site, after which Precision Auto Care has the right to reject sites selected by franchisees.

     RETAIL MARKETING. Precision Tune Auto Care's marketing objectives at the retail level are to increase sales penetration, enhance first time customers' trial experience, and bolster customer retention efforts. To further these objectives, Precision Tune Auto Care has developed and implemented a comprehensive marketing plan containing numerous programs and materials for use by Precision Tune Auto Care centers. The plan includes targeted marketing programs designed to reach key market segments, in-store merchandising materials designed to enhance retail sales and first time customer trials, and other local marketing materials (e.g., second car discounts, service reminder cards, and ATM receipt coupons) designed to generate first time customer trials and improve customer retention. Precision Auto Care's current data base includes approximately three million names. Precision Auto Care uses this data to analyze services provided by Precision Tune Auto Care centers. Moreover, franchisees can access the data for the purpose of issuing service reminder notices and other promotional purposes. Precision Tune Auto Care, in conjunction with an advertising cooperative funded by franchisees, provides a variety of marketing materials to franchisees, including television and radio commercials, newspaper, direct mail material, and instore promotional material. In addition, a number of sales promotion program packages, including grand opening, anniversary and peak season promotional packages, have been developed. Precision Tune Auto Care recently introduced a marketing campaign designed to enhance awareness of the variety of Precision Tune Auto Care services and to establish Precision Tune Auto Care as the convenient and cost-effective alternative to the new car dealer for automotive maintenance. Precision Auto Care has also recently initiated a fleet service program pursuant to which Precision Auto Care services automotive fleets at volume discounts.

     TRAINING AND OPERATIONAL SUPPORT. A significant element of Precision Tune Auto Care's commitment to quality service is its intensive training program for franchisees. Franchisees are required to successfully complete 80 hours of initial training prior to opening their centers. This training runs for two weeks at Precision Auto Care's national training center in Leesburg, Virginia. Precision Auto Care also offers a full line of technical training, including courses on engine performance, fuel systems and emissions, automotive electronics, fuel injection, and brake certification. These courses, which consist of between 40 and 80 hours of classroom and hands-on training, are designed to allow franchisees and service center technicians to maintain and update their technical capability to service today's more technically complex vehicles. In addition to classes conducted at Precision Auto Care's national training headquarters, Precision Tune Auto Care offers a program through which trainers are available to franchisees onsite. Generally, area subfranchisors also are required to maintain a training facility and have one certified trainer on staff to provide local technical training and certification. Upon opening a new center, training crews are onsite for at least the first two business days.

     Precision Auto Care has designed a policies and procedures manual to simplify the management and operational challenges faced by a franchisee, maximize the franchisee's revenue and earnings, and provide a consistent customer experience throughout the Precision Tune Auto Care system. Each center in the system receives an evaluation utilizing a standard evaluation report on a quarterly basis and shorter monthly visitation reports by an operations manager employed by Precision Auto Care or an area subfranchisor as appropriate. Recent management initiatives have also included the retention of an independent service to "mystery shop" approximately one-third of Precision Tune Auto Care centers each year.

     Management also has developed the Precision Information Network ("PIN"), a proprietary point of sale computer system, and has made this system available to franchisees. This Windows-based system employs touch-screen technology designed to be user friendly. The PIN or a similar system is required to be used under current franchise agreements. Reports provided by the PIN system include productivity, cost of goods, labor, inventory and product class. In addition, PIN contains a marketing database module that facilitates the tracking of customer information for the development of direct mail marketing campaigns and other marketing strategies. Remote-location polling of information and electronic ordering from Precision Auto Care's parts and equipment division are features currently under development. Upon completion of the Initial Public Offering, each center will receive $2,500 to upgrade its existing computer system to PIN or to install a PIN system if it does not already have a computer system.

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     FRANCHISE MARKETING. Precision Tune Auto Care has been engaged in franchising Precision Tune Auto Care centers since 1977. Precision Auto Care has a comprehensive franchise sales process that starts with the placement of advertising in appropriate franchise and business publications. Precision Auto Care also maintains a home page on the Internet through which interested parties may submit a franchise inquiry. Prospective franchisees are asked to complete a Confidential Qualifications Report which serves as the initial screen to determine whether a prospect is qualified. Precision Auto Care seeks individuals with management experience who will commit full time to the operation of their franchise and who have a minimum of $50,000 and $150,000 in liquid assets and net worth, respectively. Franchise sales seminars are conducted on a regular basis at the corporate office and provide qualified prospective franchisees with the opportunity to investigate the franchise arrangements thoroughly in connection with their decision to become a franchisee.

     Precision Tune Auto Care's area development system has played a major role in Precision Auto Care's franchise development efforts. Under this system, Precision Tune Auto Care has entered into area development agreements that grant area developers the right and obligation to develop franchises on Precision Tune Auto Care's behalf within specific geographic regions for stated periods of time. Franchise agreements within the area are between Precision Tune Auto Care and the franchisee. The area developer typically receives up to one-half of the initial franchise fee, one-half of the subsequent royalty revenues and one-half of franchise renewal and transfer fees. After the creation of a franchise, the area developer performs some or all of Precision Tune Auto Care's franchisor obligations. Precision Auto Care is free to establish and operate company-owned centers in areas in which it has granted development rights to area developers. In that event Precision Auto Care is required to pay the area developer amounts equal to the royalty payments that the area developer would otherwise receive if the center was being operated by a franchisee. As of June 30, 1997, 32 area developers had an ownership interest in a total of 169 Precision Tune Auto Care centers and provided support to another 336 centers.

     The map below reflects territories within the United States that are presently covered by area development agreements.

     [MAP TO BE SUPPLIED]

     OPEN AREA DEVELOPMENT. Precision Tune Auto Care's current strategy is to pursue aggressively the direct development of open areas in which area developers have not been granted rights. To facilitate this strategy, Precision Tune Auto Care has implemented an open area development plan that is supported by a devoted franchise development team on the corporate payroll. This plan addresses such factors as market demographics, development resources (e.g., advertising and public relations vehicles, developers of commercial real estate), criteria for initial center development, and criteria for additional center development. Based on these factors, a specific expansion strategy for each target area has been developed. Precision Auto Care believes that significant expansion potential exists in areas not controlled currently by area developers.

PRECISION AUTO WASH


     Precision Auto Wash operates 34 company-owned touchless automatic and self-service car wash centers. The Company owns 30 of these centers and manages and holds a 50% equity interest in the remaining four. Precision Auto Care intends to commence the sale of Precision Auto Wash franchises promptly following the Combination and after Precision Auto Care complies with applicable state franchise filing and other regulations.


     Precision Auto Care believes that touchless automatic and self-service car washes present the following significant competitive advantages relative to other sectors of the car wash industry:


     (Bullet) PRICE: According to studies commissioned in 1996 by the Professional Carwashing and Detailing Magazine, the average cost of a basic in-bay automatic wash was $3.40 as compared to $5.98 for an exterior-only cloth wash and $9.28 for a full-service tunnel wash. Precision Auto Care prices its in-bay automatic car washes competitively based on regional and other prevailing market conditions.


     (Bullet) CONVENIENCE: Self-service and touchless automatic washes are open
              24 hours per day, 365 days per year as opposed to exterior-only cloth washes and full service tunnels which typically are open 8-10 hours per day and are closed on holidays.

     (Bullet) CAPITAL INVESTMENT: The capital investment required to build a self-service and touchless automatic wash is significantly lower than that required for full service tunnel and exterior-only cloth washes.

     (Bullet) LABOR: Self-service and touchless automatic washes do not require the same level of labor required to operate other types of washes.

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     (Bullet) NO-TOUCH OPERATION: Recent advances in chemical technology allow a self-service or touchless automatic car wash to provide a high-quality wash without friction, which lowers the risk of vehicle damage.

     These factors are the driving forces behind management's belief fact that touchless automatic and self-service car wash systems are the fastest growing segment of the car wash industry.

     Precision Auto Wash has developed a system that management believes represents the state-of-the-art in modern touchless automatic and self-service car washing capabilities. Substantially all Precision Auto Wash centers will feature HydroSpray equipment and the proprietary operating system developed by the Precision Auto Wash Constituent Companies. Precision Auto Care believes that both the HydroSpray equipment and the proprietary operating system are superior to the technologies utilized by its competitors and, therefore, provide the company with a significant competitive advantage.

     This operating system includes the following features:

     (Bullet) Total computerized control of the wash system which allows the operator to change time cycles and equipment functions, and to monitor the status of operations, quickly, easily and cost-effectively, even from a remote location on a laptop personal computer.

     (Bullet) The ability for customers to quickly and easily contact a central national customer help center on a dedicated toll-free number in the event of an equipment malfunction, and for the help center to immediately rectify such problem on-line.

     (Bullet) A frequent wash card system, utilizing bar-code technology, rewards customers with free washes based upon wash frequency.

     (Bullet) Through its exclusive integrated voice, LED display and video instruction features, the system provides the customer with an understanding of how to operate the system.

     (Bullet) A grace period feature permits the customer to continue the wash cycle by inserting one or more quarters after his or her initial time has expired.

     (Bullet) A bonus time feature allows customers more time per coin during off-peak hours.

     The system also includes several important mechanical features which provide the motorist with a superior car wash. In the automatic bay, the HydroSpray unit travels around the vehicle in a heated, galvanized track enabling the car wash to be open 24 hours a day, even during the coldest times of the year. Three rotating wands and 8 high pressure nozzles continuously sweep dirt and grime from the vehicle. Each wash is finished with a spot-free rinse. In the self-service bay, the customer controls the entire wash process by means of a wash wand and foaming brush system. Many motorists prefer self-service car washing because they maintain total control over the entire wash process and the amount of money they spend. Utilized properly, the self-serve wash produces results similar to those of the automatic wash. Because the system is operated by a completely integrated computer control system, the foregoing features may be modified and tailored to each specific location, depending on customer needs and market conditions.

     Centers will include powerful vacuums that deliver maximum cleaning power and feature clear, graphic instructions. A timer offers a "Last Coin Alert," "Extra-Time" service, and a "Count-Down" display of time remaining. All Precision Auto Wash centers will also offer a complete line of auxiliary vending items such as towels, wet towels and Armor All(Register mark). Depending on market conditions and requirements, other services may be offered as well such as fragrance-dispensing machines and carpet shampooers.


     Precision Auto Care intends to use approximately $1.5 million in borrowings under a credit facility and internally generated operating funds to outfit all of the 34 company-operated centers with the full complement of HydroSpray equipment, proprietary operating and marketing features of the Precision Auto Wash system, and the Precision brand signage. Precision Auto Care expects to complete this conversion within 18 months of the consummation of the Offering.


     Precision Auto Wash will aggressively pursue new market development. Its strategies will focus on acquiring and upgrading existing car wash facilities in selected markets, developing company-owned centers, and marketing both existing and new centers to franchisees. Targeted markets will be selected based on the presence of suitable car wash facilities and existing centers controlled by Precision Auto Wash. Development efforts initially will be focused on clustering in Colorado and Ohio markets, where Precision Auto Wash facilities already exist. Management believes that the highly-fragmented car wash market is ripe for consolidation, and that Precision Auto Care's ability to upgrade acquired washes to Precision Auto Wash standards at wholesale prices through its HydroSpray equipment division represents a significant competitive advantage.

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

     PROTOTYPE CENTER. An auto wash center prototype was developed in 1995 in Aurora, Colorado to demonstrate that a self-service car wash could gain significant market share through sound marketing and operating practices. This center contains 5 self-service and one automatic car wash bays. Exclusive of real estate, the estimated initial investment to open a Precision Auto Wash prototype center ranges from $210,000 to $235,000.


     Precision Auto Wash centers are generally located on half-acre sites in high-traffic, commercial areas.

     RETAIL MARKETING. Precison Auto Care believes that Precision Auto Wash should enjoy significant benefits from the Precision Tune Auto Care national marketing program. In addition, retail sales should be stimulated by the name recognition and cross marketing opportunities generated through Precision Auto Wash's association with the Precision Tune Auto Care and Precision Lube Express systems.

     At present, marketing initiatives at the retail level include (i) a grand opening ceremony to publicize the opening of each new center, (ii) frequent usage/swipe card system to encourage repeat business, (iii) direct mail marketing, (iv) quarterly newsletter publication and distribution to customers,
(v) advertising on the back of grocery store receipts, (vi) customer appreciation days, and (vii) fleet account solicitation.

     TRAINING AND OPERATIONAL SUPPORT. A three-day formal pre-opening training program is required for all Precision Auto Wash franchisees prior to the opening of a center.

     Precision Auto Wash will provide its franchisees with an operations policy and procedures manual, and perform a thorough center evaluation on a quarterly basis. Precision Auto Wash centers will participate in "mystery shopper" and customer service programs. Field operations, marketing and training support will be provided Precision Auto Care personnel.

     FRANCHISE MARKETING. After the Offering, the Precision Auto Wash franchise sales effort will be combined into and become part of the overall franchise sales process for all three Precision-branded products. Therefore, prospective Precision Auto Wash franchisees will be recruited and granted franchises in accordance with the same processes and techniques that are used to recruit and license prospective Precision Tune Auto Care franchisees. Precision Tune Auto Care's area subfranchisors who agree to become a Precision Auto Wash area subfranchisor in their territory will be paid a portion of the initial franchisee fee and continuing royalty in consideration for assisting in the development and ongoing support of a Precision Auto Wash center.

     Precision Auto Wash franchisees will be required to purchase the HydroSpray equipment and operational system package from Precision Auto Care.

PRECISION LUBE EXPRESS

     Precision Lube Express owns and franchises "Lube Depot" centers, which provide fast automobile oil change, lubrication, filter replacement and related basic services. In addition, Precision Lube Express manufactures modular Lube Express buildings that it will sell to franchisees and independent entities. Precision Lube Express will also be an approved supplier of oil filters, air filters, additives and tools used in franchised operations. Immediately after the Offering, the Lube Depot name will be changed to Precision Lube Express and all of the existing Lube Depot centers will be offered the opportunity to convert to Precision Lube Express centers. Precision Auto Care will pay all of the costs incident to the conversion and estimates that this will cost approximately $150,000 if all 24 centers convert. Precision Auto Care will fund these costs from internally generated funds and borrowings under its revolving credit facility. Precision Auto Care intends to commence the sale of Precision Lube Express franchises promptly following the Combination and after Precision Auto Care complies with applicable state franchise filing and other regulations.

     The "above-ground" configuration of the modular Lube Express building manufactured and sold by Precision Auto Care enables Precision Lube Express operators to commence operations more quickly and with lower levels of initial investment than many of its competitors. Unlike traditionally constructed fast oil change and lube centers, Precision Auto Care's modular centers can be relocated or expanded quickly. In addition, the modular Lube Express building can be located on a relatively small piece of property. Unlike certain of its competitors, Precision Lube Express centers do not perform transmission and differential fluid changes, radiator flushes or other automotive maintenance or repair work. Accordingly, Precision Auto Care believes that this enables Precision Lube Express operators to provide services more inexpensively than their competitors because Precision Lube Express operations require less skilled labor.

     Precision Auto Care also believes that the Precision Lube Express operations can be combined with Precision Auto Wash and Precision Tune Auto Care centers to gain competitive advantages associated with being a one-stop retail shop and the benefits associated with operating under the "Precision" brand name. Because the Precision Lube Express building is

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
modular and relatively small, it can be located on the same site as a Precision Auto Wash or Precision Tune Auto Care center, or on other retail locations as well.


     The Company has conducted decisions with the Precision Tune Auto Care franchise owners association concerning the potential conflict between the oil and lube services provided by existing Precision Tune Auto Care centers and new Precision Lube Express centers. The Company has agreed to use its best efforts to avoid such conflicts by only developing Precision Lube Express centers after studying the existing trade areas of potentially impacted Precision Tune Auto Care centers.


     At June 30, 1997, there were 21 Lube Depot centers in operation. These franchises are located in Ohio, Pennsylvania, Iowa, Delaware, Kentucky, Illinois, Indiana, and West Virginia.


     PROTOTYPE CENTER. The prototype Precision Lube Express center consists of a one or two bay unit which provides oil and filter replacement and chassis lubrication services. Precision Lube Express centers also check and fill all vital fluids, and conduct vehicle safety inspections, including inspection of exhaust systems, tires and chassis parts. Precision Lube Express customers may also purchase air filters, PCV valves, breather filters, wiper blades and assorted engine additives. Precision Lube Express centers top off vital fluids between customer's oil changes at no charge. Exclusive of land, the estimated initial investment to open a Precision Lube Express prototype center ranges from $134,000 to $175,000.


     RETAIL MARKETING. Precision Lube Express marketing emphasizes the basic "hassle-free" fast oil change and lube services Precision Lube Express provides. Precision Lube Express believes it can compete effectively with other fast lube regional and national chains because the basic nature of its services minimizes the amount of services and accessories that may be sold and added to a customer's invoice. In addition, retail sales are expected to benefit from the name recognition and cross marketing opportunities generated through Precision Lube Express' association with other Precision Auto Care brands.

     Specific marketing initiatives at the retail level include (i) VIP cards, granting customers special rates and other benefits, (ii) point-of-sale marketing materials, including frequent usage cards that provide customers with free oil changes to encourage repeat business, (iii) television, radio and print media advertising, and (iv) direct mail marketing.

     After the Offering, Precision Lube Express will expand its existing local fleet marketing efforts by tapping into the Precision Tune Auto Care national fleet marketing program.

     TRAINING AND OPERATIONAL SUPPORT. Precision Lube Express provides a one-week training program that franchisees will be required to complete successfully before opening a Precision Lube Express center. The program will address the following areas: computer system operations, lubrication equipment training, center operations, customer service, and advertising.

     Each Precision Lube Express franchisee is provided with an operations policy and procedures manual. In addition, each center will receive operational visits similar to Precision Tune Auto Care centers and will be included in mystery shopper and customer service programs. Field operations, marketing and training support will be provided using the existing Precision Tune Auto Care structure, with area subfranchisor personnel or corporate personnel, as applicable.

     FRANCHISE MARKETING. After the Offering, the Precision Lube Express franchise sales effort will be combined into and become part of the overall franchise sales process for all three Precision-branded products. Therefore, prospective Precision Lube Express franchisees will be recruited and granted franchises in accordance with the same processes and techniques that are used to recruit and license prospective Precision Tune Auto Care franchisees. In areas where Precision Tune Auto Care has an area developer, those area developers will be offered the opportunity to enter into a Precision Lube Express development schedule or Precision Auto Care will develop Precision Lube Express centers in those areas directly. Lube Depot currently has agreements in place covering the development of areas including territories in the states of Arizona, California, Delaware, Maryland, Nevada, New Jersey, Ohio, Oregon, Pennsylvania, Washington and West Virginia. Upon consummation of the Combination, Lube Depot's prior practice of selling territories to area developers will be discontinued.

MANUFACTURING AND DISTRIBUTION


     Precision Auto Care's manufacturing and distribution account for a significant portion of the company's revenues and are more fully described below. Precision Auto Care does not rely heavily on any single supplier for the supply of any materials, such as oil, equipment or raw materials or components Precision Auto Care utilizes in its manufacturing operations.


     PRECISION TUNE AUTO CARE. Precision Automotive Components ("PAC"), a distributor of automotive parts and equipment located in Winchester, Virginia, has been an integral part of the Precision Tune Auto Care system since its inception. PAC sells a complete line of quality ignition parts, oil and air filters, brake parts, diagnostic equipment, signage, and other items necessary and incidental to the outfitting and operation of Precision Tune Auto Care centers. PAC carries an inventory of approximately 5,500 SKU's, many of which are private labeled for the Precision brand. PAC provides two-day delivery to centers anywhere in the United States. After the Combination, PAC will supply oil and air filters, and other supplies, to Precision Lube Express centers and will, over time, supply spare parts and other supplies to Precision Auto Wash centers. PAC revenues totaled $11.8 million for the year ended June 30, 1997.


     PRECISION AUTO WASH. Hydro Spray Car Wash Equipment Co., Ltd. ("HydroSpray"), a company subsidiary, manufactures, distributes and sells the car wash equipment used in Precision Auto Wash centers. Management believes that the HydroSpray equipment package is a leading car wash equipment package on the market because it includes such unique features as an integrated computer system that controls the auto wash system and allows remote dial-in access for system status reports and the diagnosis of maintenance problems. HydroSpray will sell equipment to Precision Auto Wash franchisees and to other third parties for installation in car wash centers that are not franchised or otherwise affiliated with Precision Auto Wash. HydroSpray revenues totaled $7.5 million for the year ended June 30, 1997.


     While Precision Auto Care has a welding shop and fabricates some of its components onsite, HydroSpray's operations principally include the assembly of parts that have been manufactured by suppliers to HydroSpray specifications. This process is conducted at HydroSpray's 40,000 square foot manufacturing facility located in Cedar Falls, Iowa. The finished materials are generally constructed of stainless steel and galvanized steel.

     Miracle Chemicals blends and distributes the chemical solutions used in Precision Auto Wash centers including the "Mean Green" presoak and other solutions which are required in the Precision Auto Wash system. Miracle Chemicals makes its chemicals and supplies available to Precision Auto Wash franchisees and other third parties who are not franchisees or otherwise affiliated with Precision Auto Wash. Miracle Chemical's revenues for the year ended June 30, 1997 were $811,000.

     PRECISION LUBE EXPRESS. A modular building division manufactures and installs the modular building and equipment system utilized by Precision Lube Express centers. Precision Auto Care also sells these buildings to others for various commercial applications. The buildings are delivered, installed, field-tested, and outfitted with all of the supplies and tools necessary to commence operations immediately. Most installations are complete within three to five business days from the date of shipment, thus providing competitive time and cost advantages over traditional construction. This division produced $1.8 million in revenues for the year ended June 30, 1997.

     Precision Auto Care conducts these manufacturing operations at a 27,000 square foot facility located in Mansfield, Ohio. Precision Auto Care purchases parts from third-party suppliers which are manufactured to the company's specifications. Following the assembly of a steel subframe, an aluminum skin is attached to the frame to form the exterior. Doors and windows are then installed together with insulation, wiring, piping and other components. The buildings are finally spray painted and shipped to customers for installation. Precision Auto Care is not dependent upon any single supplier and the parts and materials Precision Auto Care uses in connection with its manufacturing process can be obtained from a variety of suppliers.

FRANCHISE ARRANGEMENTS

     PRECISION TUNE AUTO CARE. Precision Tune Auto Care has been engaged in franchising Precision Tune Auto Care centers since 1977. Precision Tune Auto Care enters into franchise agreements pursuant to which a franchisee is granted the right to establish and operate a Precision Tune Auto Care center. As of June 30, 1997, substantially all of the company's Precision Tune Auto Care centers were owned and managed by franchisees. Precision Tune Auto Care's franchises have been sold during the preceding years under franchise agreements that vary in detail as the Precision Tune Auto Care's franchise program has evolved. Currently, the Precision Tune Auto Care's standard form of franchise agreement requires payment to Precision Tune Auto Care of an initial franchise fee of $25,000 and a continuing royalty of 7.5% of weekly gross receipts (but not less than $100 per week). In addition, the franchisee is required to spend 9% of weekly gross receipts on advertising, 1.5% of which is paid into the national advertising fund and 7.5% of which is spent locally. The current franchise agreement has an initial term of ten years and provides for a number of five year renewal options.

     Under the terms of a program implemented recently by Precision Auto Care, qualified franchisees are eligible to have their royalty rate reduced to 6% if they satisfy certain criteria. Under the program, franchisees are also provided with an incentive to purchase additional Precision Tune Auto Care franchises. Any franchisee who has owned and operated a center for at least one year in accordance with this program will be charged an initial franchise fee of $15,000 for a second franchise and $10,000 for each additional franchise purchased, rather than the standard initial franchise fee of $25,000.

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
     Under its current form of franchise agreement, Precision Auto Care has a continuing obligation to provide technical and administrative support, supervisory services, centralized advertising, and training and related support to its franchisees. In certain regions, Precision Auto Care has delegated these duties on area developers under its area developer system.

     Upon non-renewal and transfer, Precision Auto Care has the first right to purchase the operating assets and obtain an assignment of leased facilities in certain cases. Precision Auto Care occasionally repurchases franchise rights. The decision to repurchase is made solely at the company's discretion and is not a contractual obligation. Precision Auto Care also periodically obtains possession of some franchisees' franchise rights by exchanging for such rights notes payable or other consideration, or by exercising rights outlined in the Franchise Agreements.

     Precision Tune Auto Care also enters into master franchise agreements to develop international markets. Generally, the master franchisee pays a license fee and is required to develop Precision Tune Auto Care centers in accordance with an agreed upon schedule within the defined area. Franchise agreements within the area are between the master franchisee and the unit franchisee. The master franchisee is required to perform all of the obligations of the franchisor, and Precision Tune Auto Care generally receives 20% of the initial franchise fee and up to one-third of ongoing royalty fees.

     PRECISION AUTO WASH. Precision Auto Care intends to establish relationships with Precision Auto Wash franchisees pursuant to the terms of a standard franchise agreement. Precision Auto Care expects that the terms of its standard franchise agreement will call for the payment of an initial franchise fee of $20,000. The initial franchise fee includes a $5,000 credit that may be applied towards parts and supplies purchased from the company. Franchisees will be required to pay continuing royalties of 5% of weekly gross receipts (with a minimum of $50 per week).

     Franchisees will also be required to contribute an amount equal to 2% of their monthly gross receipts to a national advertising fund and an additional amount of their gross receipts royalties to a local advertising cooperative. In addition, a franchisee will receive franchise protection within a specified area. Precision Auto Care expects that the franchise agreements will have an initial term of ten years and provide for five-year renewal options.

     PRECISION LUBE EXPRESS. The Lube Depot franchise agreements currently in effect have an initial ten-year term and may be renewed at the end of the initial term for up to two additional five-year terms. Under the agreements, the franchisee agrees to pay a royalty rate of between 3% and 5% of retail sales generated by the franchise. Some franchisees currently pay a flat fee of between $400 and $600 per month in lieu of a percentage royalty. The current franchise agreements also called for the franchisee to pay an initial franchisee fee of $10,000. Precision Auto Care expects that the standard franchise agreement Precision Lube Express will employ after the Combination will call for the payment of an initial franchise fee of $12,500. Franchisees will be required to pay continuing royalties of 5% of weekly gross receipts (with a minimum of $25 per week). Franchisees also will be required to contribute an amount equal to 2% of their monthly gross receipts to a national advertising fund and an additional amount of their gross receipts royalties to a local advertising cooperative. Precision Auto Care expects that the franchise agreements will have an initial term of ten years and provide for five-year renewal options.

     The Precision Lube Express Constituent Company has entered into area representative agreements which provide for the licensing of individuals and entities to serve as area representatives and to assist with promotion, marketing and the sale of centers within a particular territory. Area representatives have the right to construct, own and operate franchise centers within their territories. Precision Lube Express has granted area rights in Arizona, California, Delaware, Maryland, Nevada, New Jersey, Ohio, Oregon, Pennsylvania, Washington and West Virginia.

COMPETITION

     Precision Auto Care encounters competition in all aspects of its business, including the sale by Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express centers of automotive maintenance and repair services, self-service and automatic car wash services and fast oil and lubrication services, respectively. Precision Auto Care believes that automobile dealerships, including recently emerging national and regional new and used auto dealerships, represent Precision Tune Auto Care's principal competitors. Other Precision Tune Auto Care competitors include tire companies and regional under-the-hood service specialists. National competitors within Precision Tune Auto Care's market include Sears Auto Center and the automotive maintenance centers operated by Goodyear, Firestone and Penske, among others. Its regional competitors include All Tune and Lube, EconoLube and Tune, Tunex, Tune-Up Masters and Speedy Oil Change and Tune-Up, among others. The Company believes that the greater technical complexity of today's vehicles provides a substantial barrier to entry for competitors in the "under-the-hood" segment of the automotive maintenance services industry.

     Precision Auto Wash will compete not only with other self-service automobile car washes but with car wash services provided by full-service tunnels, exterior only tunnels, hand washes, oil company washes, and do-it-yourself car washing.

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
     Precision Lube Express also competes in the service segment of the automotive aftermarket industry. According to the American Oil Change Association, an estimated 650 million oil changes are performed annually in cars and light trucks. These oil changes are performed by individuals (the "do-it-yourself" market segment) or are performed professionally (the "do-it-for-me" market segment). Professional oil changes are performed in all types of automotive aftermarket outlets including fast oil change and lubrication facilities such as those operated by the company, car dealerships, and gasoline stations. On a national level, Precision Lube Express will compete with a number of major oil manufacturers dominating the fast lube market. These include Pennzoil Company (Jiffy Lube International, Inc.), Quaker State Corp. (Q-Lube Inc.), Valvoline Company/Ashland Oil Inc. (Instant Oil Change) and Texaco Inc. (Express Lube), among others. In addition, Precision Lube Express will compete with regional fast oil and lubrication operations including All Tune and Lube (East Coast), EconoTune and Lube (West Coast), Tunex International Inc. (Rocky Mountain region) and Speedee Oil Change and Tune-Up (Southern region), among others.

     The company believes that the Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express centers will compete on the basis of customer awareness through advertising, service, convenience and location and, to a lesser extent, on price. The company believes that the potential ability to offer all of the services provided by each of the operations at one center or in centers in close proximity to one another will be a significant competitive advantage.

     The company's HydroSpray subsidiary competes with many other manufacturers of self-service and touchless automatic car wash equipment manufacturers. Many of these competitors are larger and well-established. Precision Auto Care's competitors include, but are not limited to, Mark VII Industries, Inc., Ryko, PDQ and many smaller businesses. Some of these companies are well capitalized and have long standing relationships with large oil companies who frequently purchase their equipment for installation at car washes located on or adjacent to gasoline stations.

TRADEMARKS

     Precision Auto Care has registered (subject to certain limited exceptions) a number of trademarks and service marks with the United States Patent and Trademark Office and has recently filed trademark and service mark applications with respect to the names "Precision Tune Auto Care," "Precision Auto Wash" and "Precision Lube Express." Precision Auto Care's failure to obtain trademark and service mark registration could have a material adverse effect on the company's operations. The company has also registered and made application to register trademarks in foreign countries where master franchise licenses have been granted.

GOVERNMENT REGULATION

     As a franchisor, Precision Auto Care must comply with regulations adopted by the Federal Trade Commission (the "FTC") and with several state laws that regulate the offer and sale of franchises. Precision Auto Care also must comply with a number of state laws that regulate certain substantive portions of the franchisor-franchisee relationship. The FTC's Trade Regulation Rule on Franchising (the "FTC Rule") requires that the company furnish prospective franchisees with a franchise offering circular containing information prescribed by the FTC Rule. State laws that regulate the offer and sale of franchises require the company to register before the offer and sale of a franchise can be made in that state.

     State laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states. Those laws regulate the franchise relationship, for example, by requiring the franchisor to deal with its franchisees in good faith, by prohibiting interference with the right to free association among franchisees, and by regulating discrimination among franchisees with respect to charges, royalties or fees. Those laws generally also restrict a franchisor's rights with regard to the termination of a franchise agreement by, first, requiring "good cause" to exist as a basis for the termination; second, requiring the franchisor to give advance notice to the franchisee of the termination; third, requiring the franchisor to provide the franchisee with an opportunity to cure any default; and fourth, requiring the franchisor to repurchase the franchisee's inventory or provide other compensation. To date, those laws have not precluded Precision Auto Care from seeking franchisees in any given area and have not had a material adverse effect on the company's operations.

     Precision Tune Auto Care centers and Precision Lube Express centers store new oil and generate and handle large quantities of used automotive oils and fluids. Precision Auto Wash centers utilize chemicals in the car wash process which are then discharged in the waste water along with oils, fluids and other chemicals washed off the vehicle. Accordingly, Precision Auto Care and its franchisees are subject to numerous federal, state and local environmental laws. Non-compliance with such laws and regulations, especially with regard to leaks in the Precision Tune Auto Care and Precision Lube Express centers' underground storage tanks, could result in substantial costs. In its franchise agreements, WE JAC requires its franchisees to comply with all applicable laws and regulations. Certain states may also require the Precision Tune Auto Care, Precision Auto Wash and Precision Lube Express centers to register or obtain a license to perform certain services.


     Precision Auto Care believes it is presently in material compliance with applicable federal, state and local environmental laws. The failure of Precision Auto Care or its franchisees to comply with any applicable laws, rules or regulations could have a material adverse effect on the Company's business, financial condition and operations.


PROPERTIES

     Precision Auto Care's corporate headquarters are located in approximately 24,000 square feet of leased office space in Leesburg, Virginia pursuant to a lease that expires in 2002. Precision Auto Care also leases 32,000 square feet in Winchester, Virginia pursuant to a lease that expires in 2002. The Winchester facility houses PAC, which warehouses the parts that are distributed to the company's Precision Tune Auto Care operation. Precision Auto Care's annual rental obligations on the headquarters and warehouse leases aggregate $311,500.

     Precision Auto Care conducts its HydroSpray car wash equipment manufacturing operations from a 40,000 square foot company-owned facility located in Cedar Falls, Iowa. For information concerning the terms of this lease, see "The Combination" and "Certain Transactions -- Real Estate Transactions."

     Precision Auto Care conducts its car wash chemical blending and distribution operations from an 8,000 square foot company-owned facility located in Columbus, Ohio and operates its modular building manufacturing facility from a 27,000 square foot company-owned building located in Mansfield, Ohio.

     Precision Auto Care believes that the three manufacturing facilities described above will provide the company with sufficient manufacturing capacity for the foreseeable future.


     Precision Auto Care owns 30 of its company-owned car wash centers and leases 4 of its company-owned car wash centers from unaffiliated third parties. Precision Auto Care made rental payments aggregating $40,000 with respect to the three company-owned centers it leases from unaffiliated third parties during the year ended June 30, 1997. All four of the other company-operated centers are owned by the entities in which the Company holds 50% equity interests. In connection with the Combination, the company granted options to certain owners of Constituent Companies to purchase properties from the company at fair market value. In the event such owners exercise their options, Precision Auto Care will lease the properties from such owners at fair market rental rates. For information concerning these option and lease arrangements, see "The Combination" and "Certain Transactions -- Real Estate Transactions."


     Precision Auto Care also owns a small piece of property in Lake Charles, Louisiana that previously had been the site of a Precision Tune Auto Care center.

EMPLOYEES

     As of June 30, 1997, the Constituent Companies employed 165 full-time and 38 part-time employees in the aggregate. The Constituent Companies consider their relations with their employees to be good. None of the Constituent Companies' employees is covered by a collective bargaining agreement.

LEGAL PROCEEDINGS

     Precision Auto Care and its subsidiaries are subject to routine litigation in the ordinary course of business, including contract, franchisee and employment-related litigation. In the course of enforcing its rights under existing and former franchise agreements, the company is subject to complaints and letters threatening litigation concerning the interpretation and application of these agreements, particularly in the case of defaults and terminations. None of these routine matters, individually or in the aggregate, are believed by Precision Auto Care to be material to its business or financial condition or results of operations.

MANAGEMENT OF PRECISION AUTO CARE

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth certain information concerning each of the executive officers and directors of Precision Auto Care.


NAME                         AGE   POSITION
-----------------------      ---   --------------------------------------------------------------------------------------

Lynn E. Caruthers(1)(3)      44    Chairperson of the Board and Class III Director
John F. Ripley(1)            40    President, Chief Executive Officer and Class I Director
James A. Hay                 41    Senior Vice President -- Retail Operations
Arnold Janofsky              53    Senior Vice President, Secretary & General Counsel
Peter Kendrick               42    Senior Vice President -- Finance and Treasurer
Grant G. Nicolai             50    Senior Vice President -- Franchise Development
William R. Klumb             39    Vice President -- Precision Auto Wash Operations and Class III Director
Woodley A. Allen(2)          49    Class II Director, Chairman of the Audit Committee
George Bavelis(1)            60    Class III Director
Bernard H. Clineburg(1)      48    Class III Director, Chairman of the Executive Committee
Clarence E. Deal             52    Class I Director
Effie Eliopulos              58    Class III Director
Bassam N. Ibrahim(3)         35    Class II Director
Richard O. Johnson(2)        68    Class I Director
Arthur Kellar(1)(3)          74    Class II Director, Chairman of the Organization and Compensation Committee
Harry G. Pappas, Jr.(2)      49    Class I Director
Gerald Zamensky              56    Class II Director


---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Organization and Compensation Committee.

     Precision Auto Care's officers are elected by and serve at the discretion of the Board of Directors. Precision Auto Care's Board of Directors is divided into three classes. Class I and Class II each consist of four members and Class III consists of five members. At each annual stockholders meeting, directors of one class are elected to three year terms. The terms of Messrs. Johnson, Deal, Ripley and Pappas expire in 1998, Messrs. Zamensky, Kellar, Ibrahim and Allen in 1999 and Messrs. Bavelis, Klumb, Clineburg and Ms. Caruthers and Eliopulos in 2000. See "Description of Capital Stock -- Anti-Takeover Provisions."

     LYNN E. CARUTHERS was elected a member of the Board of Directors of WE JAC in August 1991 and has served as Chairperson of the Board since September 1994. She has been the general partner of Caruthers Properties, Ltd. of Arlington, Virginia for the past five years.

     JOHN F. RIPLEY has served as the President and Chief Executive Officer of WE JAC and as a member of WE JAC's Board of Directors since July 1995. Mr. Ripley was President and Chief Operating Officer of the Juvenile Justice Division of Youth Services International, Inc. (YSI) from March 1994 to July 1995. He also served as the Executive Vice President and Chief Financial Officer of YSI from January 1991 to September 1994. Mr. Ripley co-founded YSI and was instrumental in its development and initial public offering. From March 1990 to January 1991, Mr. Ripley was an independent financial planner with Chesapeake Financial Group, Inc. in Ellicott City, Maryland. From August 1985 to March 1990, Mr. Ripley served in various capacities at Jiffy Lube International, Inc., including Vice President -- Eastern Division Retail Operations, Vice President and Corporate Controller, and Director of Internal Audit. Mr. Ripley began his career with Ernst & Young LLP in 1979.

     ARNOLD JANOFSKY joined WE JAC as Senior Vice President, Secretary and General Counsel in October 1995. From 1992 to September 1995, Mr. Janofsky was with The Structure Group, specializing in franchise consulting. From 1981 to 1991, he was Vice President and General Counsel of Jiffy Lube International, Inc.


     JAMES A. HAY was named Senior Vice President of Retail Operations in April 1997. From 1993 until joining WE JAC, he was Chief Operating Officer with Decorating Den Systems, Inc. Mr. Hay was Chief Executive Officer with Window Works of Annapolis from 1987 to 1993. He also held positions with Window Works International, Pepsi-Cola, Inc. and Procter and Gamble.

     PETER J. KENDRICK was named Senior Vice President -- Finance in May 1997. From 1995 until joining WE JAC, he was a principal with Corporate Finance of Washington, a private investment banking firm serving companies in the Washington metropolitan area. Mr. Kendrick was Vice President and Chief Financial Officer with Capital Carousel, a closely-held wholesale distributor of wall coverings and fabrics, from 1991 to 1996. Capital Carousel filed for bankruptcy protection in 1991.


     WILLIAM R. KLUMB has been President of Rocky Mountain I since its incorporation in March 1987 and President of Rocky Mountain II since it was incorporated in September 1988. In addition, Mr. Klumb has served as the Managing Member of Ralston Car Wash since its formation in September 1991. From March 1978 to April 1990, he was Vice President of W.H. Klumb Masonry, Inc., a masonry contracting company he co-founded.

     GRANT G. NICOLAI was named Vice President-International Development and Operations of WE JAC in October 1995. He previously served as Director of International Development and Operations beginning in October 1994. Prior to his employment with WE JAC, Mr. Nicolai was involved in international business development for six years with LTV Aerospace and Defense, which later became Vought Aircraft Company. In November 1988, he retired from the U. S. Air Force.

     WOODLEY A. ALLEN became a member of WE JAC's Board of Directors in August 1991 and was elected Vice Chairman of the Board in April 1992. He has been President of Allen Management Services, an Oakton, Virginia management consulting firm, since May 1992. Mr. Allen was Chief Financial Officer of EZ Communications, Inc. of Reston, Virginia from March 1973 to May 1992.

     GEORGE BAVELIS has served as the Chairman, President and Chief Executive Officer of Pella Co., a corporation engaged in real estate development, since 1973. Mr. Bavelis has also served as the Chairman and President of Coin Op. Vending Co., since 1983. Mr. Bavelis currently serves as a director of Heartland Bancorp, First Family Bank and Sterling BancGroup. He has served as a director of these financial institutions since 1988, 1992 and 1995, respectively.

     BERNARD H. CLINEBURG was elected a Director of WE Corporation in October 1993. Since October, 1990, he has been President, Chief Executive Officer and member of the Boards of Directors of both The George Mason Bank of Fairfax, Virginia and George Mason Bankshares, Inc. He also has served as Chairman of the Board of George Mason Mortgage Corporation.

     CLARENCE E. DEAL has served as the President of Lube Ventures since November 1994 and as President of Miracle Partners since 1988.

     EFFIE ELIOPULOS has served as the Chairperson and Chief Executive Officer of Miracle Industries since 1991. Ms. Eliopulos, a founder of Lube Ventures, has also been a partner in partnerships which manage real estate and own and operate a restaurant plaza in Ohio.

     BASSAM N. IBRAHIM was elected a Director of WE JAC in October 1993. Mr. Ibrahim has been an attorney with the Washington, D.C. law firm of Burns, Duene, Sweeker & Mathis, LLP since August 1996. He was an attorney with the Washington, D.C. law firm of Popham, Haik, Schnobrich & Kaufmann from June 1994 to August 1996. From June 1990 to June 1994, Mr. Ibrahim was an attorney with the Washington, D.C. law firm of Mason, Fenwick & Lawrence.

     RICHARD O. JOHNSON Mr. Johnson has been a director of Miracle Industries since 1991. He has also served as president of JJ-AGRO, Inc. a farming and farm services business for the past 46 years. Mr. Johnson has been a director of First National Bank of Zanesville since 1982. He has also served as a director of the National Gas and Oil Company since 1983 and as a director of Muskingum Livestock, Inc. since 1976.

     ARTHUR KELLAR has been a Director of WE JAC since August 1991 and served as Chairman of the Board of Directors from April 1992 to September 1994. He also has been Chairman of the Board of Directors of EZ Communications, Inc. of Reston, Virginia for the past 25 years.

     HARRY G. PAPPAS, JR. was elected a Director of WE JAC on February 28, 1996 and served as Chief Financial Officer from February 1997 to May 1997. From July 1992 to the present, Mr. Pappas has been the principal of Harry G. Pappas, Jr. Consulting, specializing in financial consulting services to businesses and business owners. Mr. Pappas acted as the Chief Financial Officer of Youth Services International, Inc. from September 1994 to May 1995 and Chief Financial Officer of Meridian Healthcare from July 1993 to May 1994. From February 1991 to July 1992, he was Vice Chairman and Chief Financial Officer of MBNA Corporation, Newark, Delaware. Prior to this, Mr. Pappas was Chief Financial Officer at both MNC Financial, Inc. and Equitable Bancorporation, and was a partner with Ernst & Young LLP.

     GERALD ZAMENSKY is currently a self-employed manufacturing consultant. From 1975 to 1995, Mr. Zamensky served as the President and Chief Executive Officer of Southeastern Plastics, Inc., a company engaged in custom injection molding of plastic.

     The Board of Directors has standing Executive, Audit and Organization and Compensation Committees. The Executive Committee has authority to take any action which could be taken by the Board, except actions reserved for other committees or which may be taken only by the full Board under law or Precision Auto Care's bylaws. The Audit Committee will annually recommend to the Board the appointment of independent certified public accountants as auditors for Precision Auto Care, review the scope and fees of the annual audit and any special audit and review the results with the auditors, review accounting practices and policies of Precision Auto Care with the auditors, review the adequacy of the accounting and financial controls of Precision Auto Care and submit recommendations to the Board regarding oversight and compliance with accounting principles and legal requirements. The Compensation Committee reviews and make recommendations to the Board regarding salaries and benefits of executive officers and employees of Precision Auto Care and administers Precision Auto Care's stock option and employee stock purchase plans.

COMPENSATION OF DIRECTORS

     Directors who attend Board of Directors' meetings in person will receive a fee of $1,000 for each meeting attended. Directors attending telephonic board meetings will receive a fee of $500 per meeting. Directors who attend committee meetings will receive a fee of $200 per committee meeting attended.

     In addition to the foregoing, the Board of Directors of WE JAC granted options to purchase 10,000 shares of WE JAC Common Stock at an exercise price of $10.00 per share to each of Lynn E. Caruthers, Woodley A. Allen, Bernard Clineburg, Robert Corish, Bassam N. Ibrahim, Arthur Kellar and Robert Kelly on February 19, 1997. Options with respect to 5,000 shares vested with respect to each such director at the time of grant. The options with respect to the remaining 5,000 shares awarded to each director are to vest upon the consummation of the Initial Public Offering. In addition, WE JAC granted Harry Pappas options to purchase 12,500 shares of WE JAC Common Stock at an exercise price of $10.00 per share. Options with respect to 5,000 shares vested at the time of grant and options with respect to the remaining 7,500 shares awarded to Mr. Pappas are to vest upon the consummation of the Offering. These options will be assumed by Precision Auto Care in connection with the Combination.

     Precision Auto Care intends to grant each of Mr. Klumb and Ms. Eliopulos options to purchase 12,500 shares of Common Stock effective at the closing of the Combination. Such options will have an exercise price per share equal to the initial offering price and one third of the options will vest on each of the first three anniversary dates of the Combination.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION. Precision Auto Care was organized in April 1997, and its operation since that time has related primarily to its formation and to the Combination. The following table and text summarize, in accordance with the regulations of the Securities and Exchange Commission, the compensation earned and paid to each executive officer of a Constituent Company (in their capacity as an executive officer) that is to serve as an executive officer or director of Precision Auto Care following the Combination.

                              ANNUAL COMPENSATION


                                                                                                      SECURITIES
                                        SOURCE OF                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            COMPENSATION    YEAR     SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
------------------------------------   ------------    ----    --------    -------    ------------    ----------    ------------
John F. Ripley(1)                      WE JAC(2)       1997    $181,734    $34,000                      100,000
President and Chief                                    1996     169,131                                  93,100
Executive Officer                                      1995

James A. Hay(3)                        WE JAC(2)       1997      35,000                                   5,000
Senior Vice President --                               1996
Retail Operations                                      1995

Arnold Janofsky(4)                     WE JAC(2)       1997     117,269      9,646                        4,000
Senior Vice President and                              1996      80,385                                  17,500
General Counsel                                        1995

Peter Kendrick(5)                      WE JAC(2)       1997      15,576
Senior Vice President --                               1996
Finance                                                1995

Grant G. Nicolai(6)                    WE JAC(2)       1997     110,809      8,577
Senior Vice President --                               1996      85,769      8,625
Franchise Development                                  1995      48,462

Effie Eliopulos                        Miracle         1996      75,000
Director                               Industries      1995      65,000
                                                       1994      65,000

George Bavelis(7)                      Miracle         1996      30,000
Director                               Industries      1995      30,000
                                                       1994      30,000

William R. Klumb(8)                    Rocky           1996      61,112      7,066
Vice President of Car Wash             Mountain I;     1995      58,377      7,656
Operations                             Rocky           1994      55,390      7,656
                                       Mountain II;
                                       Ralston Car
                                       Wash

Clarence E. Deal                       Miracle         1996      46,000
Director                               Partners        1995      14,000
                                                       1994      14,000


---------------

(1) Mr. Ripley's employment with WE JAC commenced on July 1, 1995.

(2) The fiscal year for WE JAC begins on July 1, and runs through June 30 of the following year.

(3) Mr. Hay was employed by WE JAC as a consultant from April, 1997 to June 30, 1997.

(4) Mr. Janofsky's employment with WE JAC commenced on October 1, 1995.

(5) Mr. Kendrick's employment with WE JAC commenced on May 1, 1997.

(6) Mr. Nicolai's employment with WE JAC commenced on September 11, 1995.

(7) Mr. Bavelis received $30,000 in common stock of Miracle Industries each year valued at $100 per share.

(8) Mr. Klumb received salary of $6,013; $8,426, and $7,376 from Rocky Mountain I in 1996, 1995 and 1994, respectively. All other amounts in the table were paid to Mr. Klumb by Rocky Mountain II.

     OPTION/SAR GRANTS IN LAST FISCAL YEAR. WE JAC is the only Constituent Corporation that has a stock option plan or that otherwise granted stock options to its executive officers during its last fiscal year. No SARs were granted to any executive officer of any Constituent Corporation during its last fiscal year. The following table sets forth certain information with respect to grants made by the Constituent Company of stock options to named executive officers who will be continuing as executive officers of the combined Corporation pursuant to the Corporation's stock option plans. No SARs were granted to executive officers during fiscal year 1997.

                                                                                   POTENTIAL REALIZED VALUE
                                                                                              AT
                        NUMBER OF      % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                       SECURITIES       OPTIONS                                    STOCK PRICE APPRECIATION
                       UNDERLYING      GRANTED TO                                      FOR OPTION TERM
                         OPTIONS      EMPLOYEES IN    EXERCISE OR    EXPIRATION    ------------------------
NAME                   GRANTED (1)    FISCAL YEAR     BASE PRICE        DATE          5%            10%
--------------------   -----------    ------------    -----------    ----------    --------      ----------
John F. Ripley           100,000          75.7%         $ 10.00         1/1/07     $629,000      $1,594,000
Arnold Janofsky            4,000             3%           10.00        1/29/07       25,160          63,760
Grant G. Nicolai              --            --               --             --           --              --
James A. Hay               5,000           3.8%           10.00        4/22/07       31,450          79,700

---------------

(1) The referenced stock options have an exercise price equal to the fair market value of Common Stock on the date of grant as defined in the underlying stock option plan, and become exercisable in three equal annual installments commencing one year after the date of grant. Because WE JAC Common Stock is not publicly or otherwise actively traded, the stock options plans require the board of directors to determine the fair market value of WE JAC Common Stock on the date of grant. Since WE JAC Common Stock is not publicly or otherwise actively traded, there can be no assurance that the board of directors' determination approximates the fair market value of WE JAC Common Stock were such a trading market to develop.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES. The following table sets forth certain information with respect to the exercise of stock options by WE JAC's named executive officers during fiscal year 1997 and information concerning the number and value of unexercised stock options at June 30, 1997. The value of unexercised stock options is based on the Board of Directors determination that the fair market value of WE JAC Common Stock was $10.00 on June 30, 1997. No stock options or SAR's were exercised during the fiscal year ended June 30, 1997. As of June 30, 1997 no SARs were outstanding.

                              NUMBER OF SECURITIES          VALUE OF THE UNEXERCISED
                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                            OPTIONS AT JUNE 30, 1997             JUNE 30, 1997
                          ----------------------------    ----------------------------
NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------   -----------    -------------    -----------    -------------
John F. Ripley               31,033         162,067         $91,462        $ 182,927
Arnold Janofsky               5,833          15,667          10,208           20,417
Grant G. Nicolai              4,167           8,333           7,292           14,583
James A. Hay                                  5,000

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Precision Auto Care anticipates that during its fiscal year ending June 30, 1998 its most highly compensated executive officers will be Messrs. Ripley, Hay, Janofsky, Kendrick and Nicolai (the "Named Executive Officers"), each of whom will be paid an annual salary of $200,000, $120,000, $120,000, $120,000 and
$120,000, respectively.

     In addition to base salary, the Named Executive Officers will be eligible to participate in bonus and incentive compensation plans as are from time to time made available to senior executive officers of Precision Auto Care. Precision Auto Care intends to grant options to purchase 20,000, 3,500, 20,000, and 12,500 shares of Precision Auto Care's Common Stock to Messrs. Hay, Janofsky, Kendrick and Nicolai, respectively. These options, which shall be effective upon the closing of the Combination, will be granted pursuant to Precision Auto Care's 1997 Stock Option Plan. Such options will have an exercise price per share equal to the price per share of Precision Auto Care Common Stock in the Initial Public Offering. One-third of the shares under each option will be exercisable one year from the date of grant, another one-third will be exercisable two years from the date of grant, and the final one-third will be exercisable three years from the date of grant.

     In addition to the foregoing, as of the closing of the Initial Public Offering Mr. Ripley will hold options to purchase 193,100 shares of Common Stock (at a weighted average exercise price of $8.69), Mr. Hay will hold options to purchase 5,000 shares of Common Stock, at an exercise price of $10.00), Mr. Janofsky will hold options to purchase 21,500 shares of Common Stock (at a weighted average exercise price of $8.58), Mr. Kendrick will hold options to purchase 5,000 shares of Common Stock (at an exercise price of $10.00), and Mr. Nicolai will hold options to purchase 12,500 shares of Common Stock (at a weighted average exercise price of $8.25). These options result from the manner in which options to purchase WE JAC common stock that were granted to such holders prior to the Combination are to be converted into options to purchase Precision Auto Care's Common Stock prior to the Combination.

     Mr. Ripley entered into an employment agreement with Precision Tune, WE JAC's principal operating subsidiary, pursuant to which Mr. Ripley agreed to serve as Precision Tune's President and Chief Executive Officer for a period of three years commencing July 1, 1995. The agreement also provides that Mr. Ripley will serve as a member of Precision Tune's and WE JAC's board of directors. The agreement provides that Mr. Ripley will receive a base salary of $200,000 per annum and a performance bonus of 10% of his base salary if the Corporation's before-tax net profits exceed $2,000,000. Mr. Ripley is provided an additional bonus of 5% of his base salary for each $100,000 of before-tax net profit over $2,000,000 earned by the Corporation up to a maximum of 50% of Mr. Ripley's base salary. Under the terms of the employment agreement, Mr. Ripley is required to maintain the confidentiality of proprietary business or technical information he obtains in the course of his employment with Precision Tune, and he is prohibited from competing with Precision Tune in the United States during any time he is performing duties for Precision Tune and for a period of two years thereafter. In the event Mr. Ripley's employment is terminated by Precision Tune other than for cause, or is terminated by Mr. Ripley for good reason, Mr. Ripley will be entitled to receive a severance benefit equal to his base salary in effect at the time of termination for the remainder of his initial term or 18 months, whichever is greater, and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination. In the event of such termination, Mr. Ripley also will be entitled to receive a pro rata portion of his performance bonus. Precision Auto Care intends to enter into an agreement with Mr. Ripley containing terms substantially identical to the terms of his employment agreement with WE JAC, immediately following the closing of the Combination.

     In connection with Mr. Ripley's employment with Precision Tune as President and Chief Executive Officer, WE JAC granted to Mr. Ripley an option to purchase an aggregate of 80,338 shares of WE JAC's common stock at an exercise price of $7.05 per share, subject to antidilution adjustments. In connection with the option agreement, WE JAC and Mr. Ripley are also entered into an agreement providing that in the event WE JAC issues any common stock or any other securities convertible into or exercisable for common stock (other than the issuance of common stock to employees pursuant to employee benefit plans), Mr. Ripley shall be granted, at the time of such issuance, an option to purchase such number of shares as will result in his having a right to purchase (pursuant to outstanding options or otherwise) or holding as a result of the exercise, in whole or in part, 5% of WE JAC's common stock, assuming the exercise or conversion of all outstanding options, warrants or rights or similar securities that are convertible into or exercisable for shares of common stock. This agreement terminates upon the consummation of the Initial Public Offering. Pursuant to that agreement, Mr. Ripley has been awarded additional options as follows: 7,920 for a private offering of 149,850 shares at a price of $8.00 per share, and 4,842 for options awarded to board members and warrants issued to WE JAC's commercial lender at a price of $10.00 per share.

     On October 23, 1996, WE JAC awarded Mr. Ripley 100,000 additional options to purchase 100,000 shares of WE JAC Common Stock at an exercise price of $10 per share. All of the options are to vest on the date that the Combination is consummated. The options will expire and will not vest in the event the Combination is not consummated. For additional information concerning the options awarded to Mr. Ripley and the manner and basis on which they will be converted into Precision Auto Care Common Stock in the Combination, see "The Combination -- Interests of Certain Persons."

     Each of Messrs. Hay, Janofsky, Kendrick and Nicolai have entered into employment agreements to serve as senior vice presidents for a period of three years commencing August 1, 1997. Mr. Klumb has entered into an employment agreement to serve as a vice president for a period of three years commencing on the date Precision Auto Care successfully completes its Initial Public Offering. The agreements provide that each senior vice president will receive a base salary of $120,000 per annum, Mr. Klumb will receive a base salary of $90,000 per annum, and each of them will be entitled to receive a performance bonus under a plan to be developed for all of Precision Auto Care's senior vice presidents and vice presidents respectively. Under the terms of the each employment agreement, each senior vice president and Mr. Klumb is required to maintain the confidentiality of proprietary business or technical information obtained during the course of employment with the company. Each senior vice president is prohibited from competing with Precision Auto Care in the United States during the time he is employed by the company and for a period of two years thereafter. Mr. Klumb is prohibited from competing with Precision Auto Care in the United States during the time he is employed by the company and for a period of one year thereafter. In the event any senior vice president's employment is terminated by the company other than for cause, or is terminated by the senior vice president for good reason, the senior vice president will be entitled to receive a severance benefit equal to 18 months of base salary in effect at the time of termination and will be entitled to receive any salary and benefits accrued, vested or unpaid as of the date of termination as well as any other benefits to which the employee is entitled under any benefit plan, policy or program maintained by Precision Auto Care in which the senior vice president participated. Mr. Klumb's agreement contains substantially the same severance benefit upon termination of his employment by Precision Auto Care other than for cause, or by him for good reason as that received by the senior vice presidents with the exception that his benefit will be equal to 12 months of his base salary in effect at the time of termination.

     Precision Auto Care has also entered into a consulting agreement with Ernest Malas. The Agreement will have a three year term and Mr. Malas will be required to assist Precision Auto Care in business development activities and relationships with its manufacturing distributors. Mr. Malas will receive $10,000 per month and will be eligible to receive bonuses. He will be required to maintain the confidentiality of proprietary business or technical information he obtains while consulting and will be prohibited from competing with Precision Auto Care in the United States during the term of the consulting agreement and for a period of two years thereafter. In the event his consulting agreement is terminated by Precision Auto Care other than for cause or by Mr. Malas for good reason, he will be entitled to receive a severance benefit equal to 18 months of his base consulting fee.

COMPENSATION PURSUANT TO PLANS

     Pursuant to the terms of the Combination Agreements, Precision Auto Care will succeed to a Precision Tune Stock Option Plan and a Precision Tune Employee Stock Purchase Plan currently administered by WE JAC Corporation. See "The Combination Agreement -- Assumption of WE JAC Stock Option Plans."

     1997 PRECISION AUTO CARE STOCK OPTION PLAN. Precision Auto Care has adopted a 1997 Precision Auto Care Stock Option Plan and has reserved 400,000 shares of common stock for issuance pursuant to this plan. This plan was established in May 1997 to provide incentives to members of the board of directors of Precision Auto Care and key employees to expand and improve the profits and prosperity of Precision Auto Care. The plan provides for the grant of incentive stock options and non-qualified stock options. The exercise price for each share under option is to be not less than the "fair market value" of Precision Auto Care Common Stock at the date of grant. Precision Auto Care expects that substantially all of the options granted under the plan will be exercisable in equal annual installments over a period of three years from the date of grant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Precision Auto Care's Certificate of Incorporation and Bylaws, Precision Auto Care is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and losses suffered and reasonable expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of Precision Auto Care. Precision Auto Care is obligated to pay the reasonable expenses of the directors or officers incurred in defending such proceedings if the indemnified party agrees to repay all amounts advanced by Precision Auto Care if it is ultimately determined that such indemnified party is not entitled to indemnification. See "Description of Capital Stock -- Limitations on Liability of Officers and Directors."

PRECISION AUTO CARE PRINCIPAL STOCKHOLDERS

     The table below sets forth information regarding the beneficial ownership of the Common Stock by (i) each person known to Precision Auto Care to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of Precision Auto Care and (iii) all directors and executive officers of Precision Auto Care as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned. The information is presented as in effect immediately following the Combination.

                                                AMOUNT OF BENEFICIAL OWNERSHIP
                                             -------------------------------------
                                                              PERCENTAGE OWNED
                                                          ------------------------
                                                           BEFORE        AFTER
                                              SHARES      OFFERING    OFFERING (1)
                                             ---------    --------    ------------
John F. Ripley(2)                              205,050       6.90          3.89
Lynn E. Caruthers(3)                           135,381       4.85          2.66
James A. Hay                                         0          0             0
Arnold Janofsky(4)                               7,794          *             *
Peter Kendrick                                       0          0             0
Grant G. Nicolai(5)                             11,919          *             *
William R. Klumb                                56,086       2.02          1.10
Woodley A. Allen(6)                             12,000          *             *
George Bavelis                                  97,398       3.50          1.92
Bernard H. Clineburg(7)                         12,500          *             *
Clarence E. Deal                               205,167       7.38          4.04
Effie Eliopolos                                269,531       9.69          5.31
Bassam N. Ibrahim(8)                            13,850          *             *
Richard O. Johnson                              57,590       2.07          1.13
Arthur Kellar(9)                               155,029       5.56          3.05
Harry G. Pappas, Jr.(10)                        27,500          *             *
Gerald Zamensky(11)                            134,041       4.82          2.64
All directors and executive officers as a
  group (17 persons)......................   1,400,836      45.81         26.06

---------------

 * Represents less than 1%.

 (1) Assumes the Underwriters' over-allotment option is not exercised.

 (2) Includes options to purchase 193,100 shares Mr. Ripley may exercise within 60 days of the Initial Public Offering.

 (3) Includes 24,500 shares held by CARFAM Associates, and 77,938 held by Caruthers Properties, Ltd., limited partnerships in which Ms. Caruthers holds limited partnership interests, and options to purchase 10,000 shares which Ms. Caruthers may exercise within 60 days of the Initial Public Offering.

 (4) Includes options to purchase 5,833 shares which Mr. Janofsky may exercise within 60 days of the Initial Public Offering.

 (5) Includes options to purchase 4,167 shares which Mr. Nicolai may exercise within 60 days of the Initial Public Offering.

 (6) Includes options to purchase 10,000 shares which Mr. Allen may exercise within 60 days of the Initial Public Offering.

 (7) Includes options to purchase 10,000 shares which Mr. Clineburg may exercise within 60 days of the Initial Public Offering.

 (8) Includes options to purchase 10,000 shares which Mr. Ibrahim may exercise within 60 days of the Initial Public Offering.

 (9) Includes options to purchase 10,000 shares which Mr. Kellar may exercise within 60 days of the Initial Public Offering.

(10) Includes 12,500 options which Mr. Pappas may exercise within 60 days of the Initial Public Offering.

(11) Includes 47,731 shares held by Mr. Zamensky's spouse.

DESCRIPTION OF PRECISION AUTO CARE CAPITAL STOCK

     GENERAL. Precision Auto Care is authorized to issue nineteen million (19,000,000) shares of Common Stock, $.01 par value per share, and one million (1,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The following description of capital stock of Precision Auto Care qualified in its entirety by reference to Precision Auto Care's Articles of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

     COMMON STOCK. Holders of Common Stock are entitled to one vote per share on all matters on which shareholders are entitled to vote generally. Shareholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock may receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. Precision Auto Care does not intend to declare or pay any dividends on the shares of its Common Stock in the near future. See "Dividend Policy." In the event of a voluntary or involuntary liquidation, dissolution or winding up of Precision Auto Care, after any preferential amounts to be distributed to the Preferred Stock and any other class or series of stock having a preference of the outstanding Common Stock the holders of Common Stock are entitled to share ratably in proportion to the number of shares held by each holder in all assets remaining after payment of liabilities, including all distributions to holders of Preferred Stock having a liquidation preference over the Common Stock. Precision Auto Care's Articles of Incorporation states that no holder of any class or series of stock of the company shall have any preemptive rights. Precision Auto Care may, in its sole discretion, redeem certain of the shares of Precision Auto Care's stock, in accordance with Virginia Law. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may become subordinate to by, the rights of holders of shares of any series of Preferred Stock which Precision Auto Care may designate and issue in the future from time to time.

     PREFERRED STOCK. Under the Articles of Incorporation, the Board of Directors is authorized to issue Preferred Stock, in one or more series, and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Precision Auto Care has no present intention to issue any series of Preferred Stock.

     LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS. Precision Auto Care's Articles of Incorporation provide for mandatory indemnification of the officers and directors of Precision Auto Care to the fullest extent permitted by Virginia law, including some instances in which indemnification is otherwise discretionary under Virginia law. The Articles of Incorporation contains provisions that eliminate the personal liability of Precision Auto Care's directors for monetary damages resulting from breaches of their fiduciary duty as directors other than for acts or omissions which involve intentional misconduct or a knowing violation of law, payment of unlawful distributions, or for any transaction from which the director derived an improper personal benefit. Precision Auto Care believes that these provisions are essential to attracting and retaining qualified persons as directors.

     There is no pending litigation or proceeding involving a director or officer of Precision Auto Care as to which indemnification is being sought, and Precision Auto Care is not aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     ANTI-TAKEOVER PROVISIONS. Under the Virginia Stock Corporation Act's control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person at ownership levels of (i) more than 20% but less than 33 1/3%, (ii) more than 33 1/3% but less than a majority or
(iii) a majority or more of all outstanding shares of voting stock may, under certain circumstances, be denied unless conferred by a special stockholder of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and certain directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation. If authorized in the corporation's articles or by-laws (and Precision Auto Care's articles contain this authorization), the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a "control share acquisition statement" with the corporation within sixty days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than fifty percent of the corporation's outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for "fair value."

     The Virginia Stock Corporation Act sets forth restrictions on "affiliated transactions" (including, among other various transactions: (i) mergers; (ii) share exchanges; (iii) sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of assets of Precision Auto Care having an aggregate fair market value of more than 5% of the company's net worth; (iv) certain reclassifications of securities; and (v) dissolutions involving an "interested shareholder" (generally the beneficial owner of more than 10% of any class of the corporation's outstanding voting shares). During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation's voting shares other than shares beneficially owned by the interested shareholder. The foregoing supermajority voting requirement does not apply to affiliated transactions if
(i) the affiliated transaction has been approved by a majority of the disinterested directors, or (ii) subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to insure that all shareholders receive fair and equivalent consideration, regardless of when they tender their shares.

     Precision Auto Care's Articles of Incorporation contain certain anti-takeover provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of Precision Auto Care unless such takeover is approved by the Board of Directors. These provisions include the classification of the Board of Directors into three classes. Each class of directors is to serve for a three-year term. Such provisions may also render the removal of the current Board of Directors more difficult than would be the case in the absence of such provisions.

     Precision Auto Care's Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than 10 and not more than 20 directors (subject to any rights of the holders of shares of Preferred Stock to elect additional directors), with the exact number to be fixed by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board. The Board of Directors is divided into three classes of directors, which classes are as nearly equal in number as possible. One class of directors is elected each year for a term of three years. Directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of Precision Auto Care entitled to vote generally in the election of directors (the "Voting Stock"), voting as a single class. Subject to any rights of the holders of shares of Preferred Stock, vacancies in the Board of Directors and newly created directorships are filled for the unexpired term only by the vote of a majority of the remaining directors in office. Pursuant to the Articles of Incorporation, advance notice of shareholder nominations for the election of directors must be given in the manner provided in Precision Auto Care's Bylaws. The Bylaws provide that written notice of the intent of a shareholder to make a nomination at, or to bring other business before, a meeting of shareholders must be delivered to the Secretary of Precision Auto Care generally not less than 90 days prior to the anniversary of the date of the previous year's meeting, in the case of an annual meeting, and not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the special meeting or the 10th day following the day on which public announcement of the date of the special meeting is first made, in the case of a special meeting. The notice must contain certain background information about the shareholder and, in the case of an intent to make a nomination, the nominee and the number of shares of Precision Auto Care's capital stock beneficially owned by the nominee.

     Under the Articles of Incorporation and Bylaws, except as otherwise required by law and subject to the rights of the holders of shares of Preferred Stock, shareholders may not call a special meeting of shareholders. Only the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board, may call a special meeting of shareholders. The Virginia Stock Corporation Act provides that any action required or permitted to be taken by shareholders of a corporation may be taken without a meeting, without prior notice, and without a shareholder vote if a written consent or consents setting forth the action to be taken is signed by the holders of outstanding shares of capital stock having the requisite number of votes that would be necessary to authorize or take such action at a meeting of shareholders. Precision Auto Care's Articles of Incorporation requires that shareholder action be taken at a meeting of shareholders and prohibits shareholder action by written consent.

     The purpose of certain provisions of the Articles of Incorporation and Bylaws discussed above relating to (i) a classified Board of Directors; (ii) the removal of directors and the filling of vacancies; (iii) the prohibition of shareholder action by written consent; and (iv) the supermajority voting requirements for the repeal of provisions (i) through (iii) is to help assure the continuity and stability of the business strategies and policies of Precision Auto Care and to discourage certain types of transactions that involve an actual or threatened change of control of Precision Auto Care. They are designed to make it more difficult and time-consuming to change majority control of the Board of Directors and thus to reduce the vulnerability of

Precision Auto Care to an unsolicited takeover proposal or to an unsolicited proposal for the restructuring or sale of all or part of Precision Auto Care. Such provisions in the company's Articles of Incorporation and Bylaws may make more difficult or discourage a proxy contest, or the assumption of control, by a holder of a substantial block of shares of Common Stock, or the removal of the incumbent Board of Directors, and could thus increase the likelihood that incumbent directors will retain their positions. The provisions of the Articles of Incorporation and Bylaws and the Virginia Stock Corporation Act help ensure that the Board of Directors, if confronted with an unsolicited proposal from a third party who has acquired a block of shares of Common Stock, will have sufficient time to review the proposal and develop appropriate alternatives, if any, on behalf of Precision Auto Care's shareholders. These provisions are intended to encourage persons seeking to acquire control of Precision Auto Care to initiate such an acquisition through arm's-length negotiations with the Board of Directors. Such provisions may have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of Precision Auto Care, even though such an attempt might be beneficial to Precision Auto Care and its shareholders.

     The Articles of Incorporation require the vote of the holders of 80% or more of the voting power of the outstanding shares of voting stock of the corporation, voting together as a single class to amend the provisions of the Articles of Incorporation and Bylaws which govern (i) redemption rights, (ii) the Board of Directors, (iii) shareholder actions, (iv) the amendment of the Articles of Incorporation and Bylaws, and (v) the limitation of director and officer liability and indemnification.

     TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for Precision Auto Care's Common Stock is First Union Bank.

           UNAUDITED PRO FORMA CAPITALIZATION OF PRECISION AUTO CARE

     The following table sets forth the capitalization of Precision Auto Care as of June 30, 1997 (i) on a pro forma basis to reflect the Combination and (ii) on a pro forma as adjusted basis to give effect to the Combination and the sale of 2,300,000 shares of Common Stock of Precision Auto Care in the Initial Public Offering and the application of the net proceeds therefrom, which, for purposes of this Joint Proxy Statement/Prospectus are estimated to be approximately $22.0 million based on an assumed Initial Public Offering price of $11.00 per share. See "The Combination Agreement -- Initial Public Offering." The following table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of Precision Auto Care included elsewhere in this Joint Proxy Statement/Prospectus.


                                                                                                            JUNE 30, 1997
                                                                                                     ---------------------------
                                                                                                                    PRO FORMA
                                                                                                     PRO FORMA       COMBINED
                                                                                                     COMBINED     AS ADJUSTED(1)
                                                                                                     ---------    --------------
                                                                                                     (IN THOUSANDS, EXCEPT SHARE
                                                                                                                DATA)
Short-term debt, including current portion of long-term debt, capital lease obligations and notes
  payable to related parties......................................................................    $11,417        $     --
                                                                                                     ---------    --------------
Long-term debt, less current portion..............................................................    $10,908        $  5,525
Shareholders' equity:
  Preferred Stock, $.01 par value; 1,000,000 shares authorized, no shares outstanding.............         --              --
  Common Stock, $.01 par value; 19,000,000 shares authorized; 2,807,895 shares issued and outstanding, pro forma combined; 5,107,895 shares issued and outstanding, pro forma as
     adjusted (2).................................................................................         28              51
Additional paid-in capital........................................................................     26,184          48,191
                                                                                                     ---------    --------------
  Total shareholders' equity......................................................................     26,212          48,242
                                                                                                     ---------    --------------
  Total capitalization............................................................................    $37,120        $ 53,767
                                                                                                     ---------    --------------
                                                                                                     ---------    --------------


---------------


(1) Does not include 670,100 shares of Common Stock issuable upon the exercise of stock options granted under Precision Auto Care Stock option plans (177,000 of which are expected to be granted at the closing of the Combination). See "The Combination -- Interests of Certain Persons in the Combination" and "Information Concerning Precision Auto Care -- Management."



(2) Share data includes 27,200 shares issued upon exercise of Common Stock warrants simultaneously with the offering.


               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma financial statements give effect to the combination of Precision Auto Care and the Constituent Companies as more fully described herein. See "The Combination." The unaudited pro forma financial statements have been prepared by Precision Auto Care based on the historical financial statements of WE JAC, which is deemed the acquirer of the remaining Constituent Companies in this Joint Proxy Statement/Prospectus for financial statement purposes, adjusted to reflect the purchase (as defined by Accounting Principle Board Opinion No. 16) of the remaining Constituent Companies. The unaudited pro forma combined financial statements reflect purchase adjustments based upon certain preliminary estimates and assumptions deemed appropriate by management of Precision Auto Care, but do not include any expected benefits or cost reductions, if any, anticipated by the Constituent Companies following consummation of the Combination. The unaudited pro forma combined balance sheets at June 30, 1997, give effect to (i) the consummation of the Combination, (ii) the consummation of the Combination and the Initial Public Offering and (iii) the consummation of the Combination, the Initial Public Offering and the acquisition of the assets of Worldwide Drying Systems, Inc., as if such transactions had occurred on such date. The unaudited pro forma statements of operations for the year ended June 30, 1997 give effect to (i) the Combination,
(ii) the Combination and the Initial Public Offering and (iii) the Combination, the Initial Public Offering and the acquisition of Worldwide Drying Systems, Inc. as if such transactions were completed on July 1, 1996. All companies except WE JAC have historically reported earnings on a December 31 year end. However, the pro forma financial results for all other Constituent Companies have been presented using results of operations for the twelve month period ended June 30, 1997.


     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of WE JAC and the individual Constituent Companies, including the notes thereto, that appear elsewhere in this Joint Proxy Statement/Prospectus.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997


                                                                                                        PRO FORMA
                                                      OTHER        PURCHASE                             COMBINED
                                        WE JAC     CONSTITUENT    ACCOUNTING                           AS ADJUSTED
                                      HISTORICAL    COMPANIES    AND COMBINING        PRO FORMA            FOR
                                      (AUDITED)   HISTORICAL(1)   ADJUSTMENTS        COMBINED(2)       OFFERING(3)
                                      ----------  -------------  -------------       -----------       -----------
                                                                     (IN THOUSANDS)
Current assets.......................  $  7,811      $ 4,036        $  (188)(5)        $11,659           $13,189
Property plant and equipment.........       854       12,325           (586)(6)         12,593            14,593
Goodwill and other intangibles.......    16,579        1,554         14,202(7)(8)       32,335(7)         32,335(7)
Other................................     1,450          639                             2,089             2,089
                                      ----------  -------------  -------------       -----------       -----------
Total assets.........................  $ 26,694      $18,554        $13,428            $58,676           $62,206
                                      ----------  -------------  -------------       -----------       -----------
                                      ----------  -------------  -------------       -----------       -----------
Current liabilities..................  $ 15,053      $ 4,519        $    --            $19,572           $ 8,155
Long term debt.......................       622       10,286             --             10,908             3,825
Other................................       725          259            475(8)           1,459(9)          1,459(9)
                                      ----------  -------------  -------------       -----------       -----------
Total liabilities....................    16,400       15,064            475             31,939            13,439
Stockholders' equity.................    10,294        3,490         12,953(7)(8)(10)    26,737(7)(8)(10)    48,767(7)(8)(10)
                                      ----------  -------------  -------------       -----------       -----------
Total liabilities and stockholders'
  equity.............................  $ 26,694      $18,554        $13,428            $58,676           $62,206
                                      ----------  -------------  -------------       -----------       -----------
                                      ----------  -------------  -------------       -----------       -----------

                                         PRO FORMA
                                          COMBINED
                                        AS ADJUSTED
                                        FOR OFFERING
                                            AND
                                       ACQUISITION(4)
                                       --------------

Current assets.......................     $ 11,689
Property plant and equipment.........       15,543
Goodwill and other intangibles.......       34,085(7)
Other................................        2,089
                                       --------------
Total assets.........................     $ 63,406
                                       --------------
                                       --------------
Current liabilities..................     $  8,416
Long term debt.......................        4,764
Other................................        1,459(9)
                                       --------------
Total liabilities....................       14,639
Stockholders' equity.................       48,767(7)(8)(10)
                                       --------------
Total liabilities and stockholders'
  equity.............................     $ 63,406
                                       --------------
                                       --------------



                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                          YEAR ENDED JUNE 30, 1997(11)


                                                                                                        PRO FORMA
                                                      OTHER        PURCHASE                             COMBINED
                                        WE JAC     CONSTITUENT    ACCOUNTING                           AS ADJUSTED
                                      HISTORICAL    COMPANIES    AND COMBINING        PRO FORMA            FOR
                                      (AUDITED)   HISTORICAL(1)   ADJUSTMENTS        COMBINED(2)       OFFERING(3)
                                      ----------  -------------  -------------       -----------       -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue..............................  $ 27,457      $13,956        $  (215)(12)       $41,198           $41,198
Direct cost..........................    20,291       10,850           (207)(12)        30,934            30,934
                                      ----------  -------------  -------------       -----------       -----------
Contribution.........................     7,166        3,106             (8)            10,264            10,264
General and administrative
expenses.............................    (2,522)      (2,041)           (41)            (4,604)           (4,604)
Amortization expense.................      (968)          --           (516)(13)        (1,484)(13)       (1,484)(13)
Company owned stores held for
resale...............................        29           --             --                 29                29
                                      ----------  -------------  -------------       -----------       -----------
Operating income.....................     3,705        1,065           (565)             4,205             4,205
Other income (expense)...............    (1,179)      (1,103)           (26)(12)        (2,308)             (359)(15)
                                      ----------  -------------  -------------       -----------       -----------
Income (loss) before income taxes....     2,526          (38)          (591)             1,897             3,846
Provision for income taxes...........     1,271          (18)           (26)             1,227(17)         1,987(17)
                                      ----------  -------------  -------------       -----------       -----------
Net income (loss)....................  $  1,255      $   (20)       $  (565)           $   670           $ 1,859
                                      ----------  -------------  -------------       -----------       -----------
                                      ----------  -------------  -------------       -----------       -----------
Earnings per share...................                                                  $  0.23(18)       $  0.36(18)
                                                                                     -----------       -----------
                                                                                     -----------       -----------

                                         PRO FORMA
                                          COMBINED
                                        AS ADJUSTED
                                        FOR OFFERING
                                            AND
                                       ACQUISITION(4)
                                       --------------

Revenue..............................     $ 43,107
Direct cost..........................       32,021
                                       --------------
Contribution.........................       11,086
General and administrative
expenses.............................       (4,927)
Amortization expense.................       (1,542)(14)
Company owned stores held for
resale...............................           29
                                       --------------
Operating income.....................        4,646
Other income (expense)...............         (456)(16)
                                       --------------
Income (loss) before income taxes....        4,190
Provision for income taxes...........        2,144(17)
                                       --------------
Net income (loss)....................     $  2,046
                                       --------------
                                       --------------
Earnings per share...................     $   0.39(18)
                                       --------------
                                       --------------



          UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT ADJUSTMENTS



 (1) Reflects the historical financial data for the other Constituent Companies as of and for the twelve months ended June 30, 1997. See note (19) for individual company detail.



 (2) As adjusted to reflect 2,780,695 shares issued in the Combination.

 (3) As adjusted to reflect the sale of 2,300,000 shares by Precision Auto Care to the public at an assumed initial offering price of $11.00 per share; payments of $18.5 million of outstanding debt, and a $2.0 million upgrade to existing Precision Tune Auto Care company centers with proceeds from the Initial Public Offering as described in "The Combination
     Agreement -- Initial Public Offering."



 (4) As adjusted to reflect the proceeds and use of proceeds from the Initial Public Offering as described in footnote (3), and the $2.7 million purchase of the capital stock of Worldwide as if such transactions had occurred on June 30, 1997. The purchase was financed by $1.5 million in proceeds from the Initial Public Offering, and $1.2 million of seller financing, ($261,000 of which is classified as current) as described in "The Combination Agreement -- Initial Public Offering."



 (5) Reflects the elimination of $188,000 in intercompany receivables.



 (6) Reflects the distribution of certain fixed assets with a net book value of $586,000 in the Combination.



 (7) The accounting for the Combination and the acquisition of Worldwide is summarized as follows. Management believes that the final allocation of the purchase price will not materially differ from the preliminary estimated amounts.


                                                                                                         COMBINATION    ACQUISITION
                                                                                                         -----------    -----------
Issuance of common stock
  WE JAC shares....................................................    1,333,625
  Other Constituent Companies shares...............................    1,447,070    at  $11  per share     $15,918
                                                                      ----------
  Total shares issued..............................................    2,780,695
                                                                      ----------
                                                                      ----------
Cash consideration....................................................................................                    $ 1,500
Seller financing......................................................................................                      1,200
Transactions costs....................................................................................         525
                                                                                                         -----------    -----------
Total purchase price..................................................................................     $16,443        $ 2,700
                                                                                                         -----------    -----------
                                                                                                         -----------    -----------

                                                                                                         COMBINATION    ACQUISITION
                                                                                                         -----------    -----------
Fair value of net tangible assets acquired............................................................     $ 2,716        $   950
Amounts allocated to franchise rights and goodwill....................................................      14,002          1,750
Amounts allocated to other intangibles................................................................         200
Other accrued costs...................................................................................        (475)
                                                                                                         -----------    -----------
                                                                                                         -----------    -----------
Total purchase price..................................................................................     $16,443        $ 2,700
                                                                                                         -----------    -----------
                                                                                                         -----------    -----------



 (8) Precision Auto Care has allocated $525,000 of the total transaction expenses to be paid out of the proceeds of the Initial Public Offering, to costs of the Combination. An additional $475,000 has been accrued for estimated costs expected to be incurred.



 (9) Reflects the resulting deferred tax liability of the Constituent Companies which, other than WE JAC, were previously organized as Subchapter S corporations, partnerships or limited liability companies.



(10) Reflects the elimination of retained earnings or accumulated deficit.



(11) Reflects results of operations for the twelve months ended June 30, 1997, although historical year end is December 31.



(12) Reflects the elimination of intercompany transactions between Rocky Mountain I, Rocky Mountain II and Ralston Car Wash, and between Miracle Industries, Lube Ventures and Prema Properties including the elimination of $127,000 in management fees.



(13) Reflects additional straight line amortization of goodwill over 30 years and other intangibles over 4 years ($516,000 for the year ended June 30, 1997).



(14) Reflects additional straight line amortization of goodwill over 30 years including $1.8 million related to the purchase of the capital stock of Worldwide and other intangibles over 4 years ($574,000 for the year ended June 30, 1997).



(15) Reflects the reduction in interest expense ($2.0 million for the year ended June 30, 1997) on debt to be repaid with proceeds of the Initial Public Offering.



(16) Reflects the net effect of the reduction in interest expense ($1.9 million for the year ended June 30, 1997) on debt to be repaid with the proceeds of the Initial Public Offering and the increase in interest expense on seller financing to be incurred to purchase Worldwide.



(17) Reflects a provision for income taxes on the combined pro forma earnings at the effective rate of 39%, after considering non-deductible goodwill amortization.



(18) The weighted average shares outstanding used to calculate pro forma combined earnings per share is based on the number of shares of common stock and common stock equivalents of Precision Auto Care issued in the Combination, as if such shares had been outstanding for all periods presented, and is comprised of the following: 2,780,695 shares to be issued in connection with the Combination, 27,200 shares issued upon exercise of common stock warrants simultaneously with the Initial Public Offering, and 114,014 shares outstanding using the treasury stock method on options and warrants. The weighted average shares outstanding used to calculate pro forma combined as adjusted for offering and acquisition earnings per share also include 2,300,000 shares to be issued by the Company in the Initial Public Offering.



(19) Details of the historical other Constituent Companies follow.

                             OTHER CONSTITUENT COMPANIES



                         UNAUDITED PRO FORMA BALANCE SHEETS



                                    JUNE 30, 1997


                                               MIRACLE      LUBE      PREMA       ROCKY        ROCKY     RALSTON   MIRACLE
                                              INDUSTRIES  VENTURES  PROPERTIES  MOUNTAIN I  MOUNTAIN II  CAR WASH  PARTNERS
                                              ----------  --------  ----------  ----------  -----------  --------  --------
Current assets...............................   $2,572     $  944     $   44       $225       $   187      $  9     $   55
Property plant and equipment.................    3,746        860      3,032        467         2,282       201      1,737
Goodwill and other intangible assets.........    1,495         59         --         --            --        --         --
Other........................................      545          6         68         10            10        --         --
                                              ----------  --------  ----------  ----------  -----------  --------  --------
Total assets.................................   $8,358     $1,869     $3,144       $702       $ 2,479      $210     $1,792
                                              ----------  --------  ----------  ----------  -----------  --------  --------
                                              ----------  --------  ----------  ----------  -----------  --------  --------
Current liabilities..........................   $2,426     $  604     $  872       $ 34       $   325      $ 81     $  177
Long term debt...............................    3,809        946      2,079        461         1,545       218      1,228
Other........................................      154         --        105         --            --        --         --
                                              ----------  --------  ----------  ----------  -----------  --------  --------
Total liabilities............................    6,389      1,550      3,056        495         1,870       299      1,405
Stockholders' equity.........................    1,969        319         88        207           609       (89)       387
                                              ----------  --------  ----------  ----------  -----------  --------  --------
Total liabilities and stockholders' equity...   $8,358     $1,869     $3,144       $702       $ 2,479      $210     $1,792
                                              ----------  --------  ----------  ----------  -----------  --------  --------
                                              ----------  --------  ----------  ----------  -----------  --------  --------

                                               HISTORICAL
                                               COMBINED
                                               --------
Current assets...............................  $ 4,036
Property plant and equipment.................   12,325
Goodwill and other intangible assets.........    1,554
Other........................................      639
                                               --------
Total assets.................................  $18,554
                                               --------
                                               --------
Current liabilities..........................  $ 4,519
Long term debt...............................   10,286
Other........................................      259
                                               --------
Total liabilities............................   15,064
Stockholders' equity.........................    3,490
                                               --------
Total liabilities and stockholders' equity...  $18,554
                                               --------
                                               --------



                    UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



                                                    YEAR ENDED JUNE 30, 1997(F)
-----------------------------------------------------------------------------------------------------------------------------------
                                         MIRACLE      LUBE      PREMA       ROCKY        ROCKY     RALSTON   MIRACLE    HISTORICAL
                                        INDUSTRIES  VENTURES  PROPERTIES  MOUNTAIN I  MOUNTAIN II  CAR WASH  PARTNERS    COMBINED
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
Revenue................................   $8,800     $2,201     $  750       $216       $ 1,404      $169      $416      $ 13,956
Cost of sales..........................    7,486      1,622        558        110           855        96       123        10,850
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
  Gross profit.........................    1,314        579        192        106           549        73       293         3,106
Selling, general and admin.............    1,119        265         45         36           307        38       231         2,041
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
Operating income.......................      195        314        147         70           242        35        62         1,065
Other expense..........................     (426)       (93)      (273)       (29)         (178)      (37)      (67)       (1,103)
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
Income before income taxes.............     (231)       221       (126)        41            64        (2)       (5)          (38)
Provision for income taxes.............      (90)        86        (49)        15            23        (1)       (2)          (18)
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
Net income (loss)......................   $ (141)    $  135     $  (77)      $ 26       $    41      $ (1)     $ (3)     $    (20)
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------
                                        ----------  --------  ----------  ----------  -----------  --------  --------  ------------

                         INFORMATION CONCERNING WE JAC

BUSINESS OF WE JAC

    WE JAC was formed for the purpose of acting as a holding company for Precision Tune, Inc. ("Precision Tune"). Precision Tune is an automotive service specialist engaged in the business of providing quality comprehensive automobile maintenance services. At June 30, 1997 these services were provided at 556 Precision Tune centers owned and operated by Precision Tune franchisees. The automotive maintenance services provided by Precision Tune centers include the diagnosis, maintenance and repair of ignition systems, fuel systems, computerized engine control systems, cooling systems, starting/charging systems, emissions control systems, engine drive train systems, electrical systems, air conditioning systems, oil and other fluid systems, and brake systems. Precision Tune believes it is a leading provider of comprehensive automotive maintenance services in the United States and enjoys a reputation for providing quality service quickly and conveniently for a fair price.

    Precision Automotive Components ("PAC"), another wholly owned subsidiary of WE JAC, distributes automotive parts and equipment. PAC sells a complete line of quality ignition parts, oil and air filters, brake parts, diagnostic equipment, signage and other items necessary and incidental to the outfitting and operation of Precision Tune centers. PAC carries an inventory of approximately 5,500 SKU's, many of which are privately labeled for the Precision brand.

    Precision Tune has been engaged in franchising Precision Tune Centers since 1977. Precision Tune enters into franchise agreements pursuant to which a franchisee is granted the right to establish and operate a Precision Tune center. As of June 30, 1997, all of Precision Tune's centers were owned and managed by franchisees. Precision Tune's franchises have been sold during the preceding years under franchise agreements which vary in detail as the Precision Tune's franchise program has evolved. Currently, the Precision Tune's standard form of franchise agreement requires payment to Precision Tune of an initial franchise fee of $25,000 and a continuing royalty of 7.5% of weekly gross receipts (but not less than $100 per week). In addition, the franchisee is required to spend 9% of weekly gross receipts on advertising, 1.5% of which is paid into the national advertising fund and 7.5% of which is spent locally. The current franchise agreement has an initial term of ten years and provides for a number of five year renewal options.

    Under its current form of franchise agreement, Precision Tune has a continuing obligation to provide technical and administrative support, supervisory services, centralized advertising, and training and related support to its franchisees. In certain regions, Precision Tune has delegated these duties to a subfranchisor under its area subfranchisor system.


    Precision Tune's area subfranchisor system has played a major role in Precision Tune's franchise development efforts. Under this system, Precision Tune has entered into area subfranchisor agreements that grant area subfranchisors the right and obligation to develop franchises on Precision Tune's behalf within specific geographic regions for stated periods of time. Franchise agreements within the area are between Precision Tune and the franchisee. The area subfranchisor typically receives up to one-half of the initial franchise fee and one-half of franchise renewal and transfer fees. Following the creation of a franchise, the area subfranchisor performs some or all of Precision Tune's franchisor obligations. In exchange for performing such services, an area subfranchisor generally receives one-half of the royalty revenues Precision Tune receives from the franchisees in the subfranchisor's area. As of June 30, 1997, 32 area subfranchisors had an ownership interest in a total of 157 Precision Tune centers and provided support to another 263 centers. WE JAC has 65 employees, of which 64 are full time employees.


    Precision Tune's current strategy is to pursue aggressively the direct development of open areas in which area subfranchisors have not been granted rights. To facilitate this strategy, Precision Tune has implemented an open area development plan supported by a devoted franchise development team on the corporate payroll. This plan addresses such factors as market demographics, development resources (e.g., advertising and public relations vehicles, developers of commercial real estate), criteria for initial center development, and criteria for additional center development. Based on these factors, a specific expansion strategy for each target area has been developed. Precision Tune believes that significant expansion potential exists in areas not controlled currently by area subfranchisors.

    Precision Tune also enters into master franchise agreements to develop international markets. Generally, the master franchisor pays a master license fee and is required to develop Precision Tune centers in accordance with an agreed upon schedule within the defined area. Franchise agreements within the area are between the master franchisor and the franchisee. The master franchisor is required to perform all of the obligations of the franchisor, and Precision Tune generally receives only a portion of the initial franchise fee and ongoing royalty fees. Precision Tune expects approximately 200 overseas Precision Tune Centers to be developed over the next five years under the master franchisor system.

PRINCIPAL STOCKHOLDERS OF WE JAC

    The following table sets forth information as of June 30, 1997 with respect to (i) each person known to WE JAC to be the beneficial owner of more than 5% of the outstanding shares of WE JAC Common Stock, (ii) each director of WE JAC,
(iii) each executive officer of WE JAC, and (iv) all directors and executive officers of WE JAC as a group.

                                                                                             SHARES OF WE JAC    % OF WE JAC
                       DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS                            COMMON STOCK      COMMON STOCK
------------------------------------------------------------------------------------------   ----------------    ------------
DIRECTORS AND OFFICERS:
  Lynn E. Caruthers(1)....................................................................        130,381
  John F. Ripley(2).......................................................................         71,801             5.17
  James A. Hay............................................................................              0
  Arnold Janofsky(3)......................................................................          7,794
  Peter Kendrick..........................................................................              0
  Grant G. Nicolai(4).....................................................................         11,918            *
  Woodley A. Allen(5).....................................................................          7,000            *
  Edward Bannourah(6).....................................................................         33,527              2.5
  Bernard H. Clineburg(7).................................................................          6,250            *
  J. Robert Corish(8).....................................................................         39,637              2.9
  Bassam N. Ibrahim(9)....................................................................         13,850            *
  Arthur Kellar(10).......................................................................        150,029             11.2
  Robert J. Kelley(11)....................................................................          5,500            *
  Harry G. Pappas, Jr.(12)................................................................         27,500             2.06

All Directors and Executive Officers as a Group (14 Persons)

5% BENEFICIAL OWNERS:
  Farid Al-Awadi(13)......................................................................         71,183             5.34
  c/o Advance Technology Co. -- W.L.L.
  P.O. Box 44558 -- Hawally
  32062 Hawally, Kuwait
  Salah and Sawsan Al-Awadi(14)...........................................................        155,958            [9.51]
  c/o Advance Technology Co. -- W.L.L.
  P.O. Box 44558 -- Hawally
  32062 Hawally, Kuwait
  Abdul-Wahid Akil Zaman..................................................................         10,500             5.04
  c/o Advance Technology Co. -- W.L.L.
  P.O. Box 44558 -- Hawally
  32062 Hawally, Kuwait

---------------

 (1) Represents 22,943 shares held by Ms. Caruthers, 24,500 shares held by Car FAM Associates and 77,938 shares held by Caruthers Properties, Ltd., of which Ms. Caruthers is a general partner, and does not include 12,500 shares held by Preston C. Caruthers, over which she disclaims beneficial ownership. 5,000 shares represent options to purchase Common Stock which currently are exercisable or become exercisable within 60 days.

 (2) Represents 12,950 shares held by Mr. Ripley and his wife, as tenants by the entirety, and 53,559 options held by Mr. Ripley under his stock option agreement with the Corporation and 5,292 options under his future grants agreement with the Corporation, all currently are exercisable or become exercisable within 60 days.

 (3) Includes options to purchase 5,833 shares which currently are exercisable or become exercisable within 60 days.

 (4) Represents 7,752 shares held by Mr. Nicolai and 4,166 options held by Mr. Nicolai which currently are exercisable or become exercisable within 60 days.

 (5) 5,000 shares represent options to purchase Common Stock which currently are exercisable or become exercisable within 60 days.

 (6) Represents 23,000 shares held by Mr. Bannourah and his wife as tenants by the entirety, 7,527 shares held by Bannourah Corporation, of which Mr. Bannourah is the President, and 3,000 options held by Mr. Bannourah.

 (7) Represents 1,250 shares held by Mr. Clineburg and 5,000 shares which Mr. Clineburg may obtain upon the exercise of options which are currently exercisable.

 (8) Does not include shares held by each of Mr. Corish's five children, over which he disclaims beneficial ownership. 5,000 shares represent options which currently are exercisable or become exercisable within 60 days.

 (9) Represents shares held by Mr. Ibrahim and his wife, as tenants by the entirety. 5,000 shares represent options to purchase Common Stock which currently are exercisable or become exercisable within 60 days.

(10) Represents shares held by E.Z. Communications, Inc., of which Mr. Kellar is the Chairman of the Board, and does not include shares held by each of Mr. Kellar's three children, over which he disclaims beneficial ownership. 5,000 shares represent options to purchase Common Stock which currently are exercisable or become exercisable within 60 days.

(11) Represents shares held by Mr. Kelley and his wife, as joint tenants, with rights of survivorship. 5,000 shares represent options which currently are exercisable or become exercisable within 60 days.

(12) Represents 15,000 shares held by Mr. Pappas and 12,500 options to purchase Common Stock which currently are exercisable or become exercisable within 60 days.

(13) Does not include shares held by Ms. Al-Awadi's relatives, of which she disclaims beneficial ownership.

(14) Represents shares jointly held and shares held individually by Salah Al-Awadi.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     Mr. John F. Ripley loaned the Company the sum of $250,000 on June 10, 1996, in connection with Company's acquisition of Accutune. The funds were loaned to the Company at an interest rate of prime plus 2%. The entire loan was repaid by the Company to Mr. Ripley on June 17, 1996, including interest of $498.26.

                  WE JAC SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere herein. The consolidated statement of operations data set forth below with respect to the years ended June 30, 1995, 1996 and 1997 and the balance sheet data as of June 30, 1996 and 1997, is derived from the audited consolidated financial statements of WE JAC included elsewhere in this Prospectus. The statement of operations data set forth below with respect to the years ended April 30, 1993 and June 30, 1994 and the balance sheet data as of April 30, 1993 and June 30, 1994 are derived from audited consolidated financial statements not included in this Prospectus.

                                                                 YEAR ENDED                  YEARS ENDED JUNE 30,
                                                                 APRIL 30,      -----------------------------------------------
                                                                  1993(1)       1994(1)        1995         1996         1997
                                                                 ----------     --------     --------     --------     --------
                                                                                         (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue.......................................................    $ 24,323      $ 24,814     $ 26,579     $ 26,734     $ 27,457
Direct cost...................................................      17,688        18,224       20,042       19,708       20,291
                                                                 ----------     --------     --------     --------     --------
Contribution..................................................       6,635         6,590        6,537        7,026        7,166
General and administrative expenses...........................       2,640         2,388        2,888        2,276        2,522
Amortization expense..........................................       1,056           975        1,015          964          968
Company owned stores held for resale (loss)...................        (173)         (171)        (351)        (455)          29
                                                                 ----------     --------     --------     --------     --------
Operating income..............................................       2,766         3,056        2,283        3,331        3,705
Other income (expenses).......................................      (1,361)       (1,431)      (2,435)      (1,083)      (1,179)
                                                                 ----------     --------     --------     --------     --------
Income (loss) before taxes....................................       1,405         1,625         (152)       2,248        2,526
Provision for income taxes....................................          23           868           72        1,178        1,271
Extraordinary gain............................................          --            --          157           --           --
                                                                 ----------     --------     --------     --------     --------
Net income (loss).............................................    $  1,382      $    757     $    (67)    $  1,070     $  1,255
                                                                 ----------     --------     --------     --------     --------
                                                                 ----------     --------     --------     --------     --------

                                                                                                     JUNE 30,
                                                                 APRIL 30,       -------------------------------------------------
BALANCE SHEET DATA:                                                1993           1994          1995          1996          1997
                                                                 ---------       -------       -------       -------       -------
                                                                                          (IN THOUSANDS)
Working capital (deficit).....................................  $ 1,994        $ 1,599       $  (940)      $   180      $(7,242)(2)
Total assets..................................................   24,725         25,325        24,810        25,654       26,694
Total debt(2).................................................   10,433          9,011         8,633         8,462        9,379
Shareholders' equity..........................................    9,837          9,260         9,193        11,406       10,294

---------------

(1) In February 1993, WE JAC's Board of Directors approved a change in the Company's fiscal year end from April 30 to June 30. Results of operations for May 1993 and June 1993 were not materially different from annualized results.

(2) The line of credit and term loan of $8.6 million for WE JAC mature in its fiscal year ended June 30, 1998 and, accordingly, are included as current liabilities. It is anticipated that all of this debt will be paid off with proceeds from this Offering.

                 WE JAC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

     WE JAC revenues principally are derived from royalties paid by individual franchisees to WE JAC, the sale of automotive parts and equipment to franchisees and other automotive parts resellers, and the sale of individual franchises and the sale of franchise development rights for specific geographic areas. Direct costs consist of the portion of royalty payments made by franchisees that WE JAC pays to area developers, the cost of parts and equipment, fees paid to area developers for the sale of new franchises and corporate costs directly associated with servicing and supporting the franchisee system. General and administrative expenses include all legal, accounting, general overhead, information technology and corporate staff expenses. Other income and expense items consist of amortization, interest income and expense and other miscellaneous costs. From time to time, WE JAC assumes the operation of individual franchisee centers to maintain market position and system stability. WE JAC incurs additional expenses when this occurs. The centers typically are renovated, operations brought up to WE JAC standards, and remarketed to a new franchisee.

SYSTEM OVERVIEW

     The Precision Tune Auto Care system has been undergoing strategic change since the early 1990's. At that time, company management began to expand the retail menu of services offered at its centers in response to the advancing technology of automotive engines and the diminished need for a traditional tune-up. Menu additions included brake service, oil change and lubrication services, and scheduled factory maintenance, among other things. A number of the Company's underperforming franchised centers that were unable or unwilling to transition their service offerings to keep pace with changes in automotive technology were closed during the last four years.

     WE JAC's current management team has continued this strategic repositioning effort by preparing a definitive operations policy and procedures manual, adding experienced field supervisory personnel, attempting to reposition the Company's service menu in the eyes of the consumer by adding "Auto Care" to the name, and redesigning the company's marketing and advertising materials to clearly articulate the one-stop-shopping capabilities of a Precision Tune Auto Care center. Once fully implemented, the Company believes that these efforts will enable Precision Tune Auto Care franchisees to increase their sales per center.

RESULTS OF OPERATIONS

     The following table sets forth certain income statement items as a percentage of net revenue for the fiscal years ended June 30, 1995, 1996 and 1997 for WE JAC.

                                                                                                        YEARS ENDED JUNE 30,
                                                                                                      ------------------------
                                                                                                      1995      1996      1997
                                                                                                      ----      ----      ----

                                                                                                      (PERCENTAGE OF REVENUE)
Net revenue.......................................................................................    100 %     100 %     100 %
Direct cost.......................................................................................     75        74        74
                                                                                                      ----      ----      ----
Contribution......................................................................................     25        26        26
General and administrative expenses...............................................................     11         8         9
Amortization expense..............................................................................      4         4         4
Company owned stores held for resale..............................................................      2         2         0
                                                                                                      ----      ----      ----
Operating income..................................................................................      8        12        13
Other income (expense)............................................................................     (9 )      (4 )      (4 )
                                                                                                      ----      ----      ----
Income (loss) before taxes........................................................................     (1 )       8         9
Provision for income taxes........................................................................      0         4         4
                                                                                                      ----      ----      ----
Net income (loss).................................................................................     (1 )%      4 %       5 %
                                                                                                      ----      ----      ----
                                                                                                      ----      ----      ----

YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30, 1996


     REVENUE. Revenue increased $723,000 or 3% to $27.4 million for the year ended June 30, 1997 from $26.7 million for the year ended June 30, 1996. This reflects increases of $757,000 in royalty revenue, $235,000 in franchise revenue and

$82,000 in other revenues which were offset by a $351,000 decrease in revenues generated from the sale of equipment and parts. The increase in royalty revenue resulted from an increase in system-wide sales reflecting the Company's emphasis on a wider range of vehicle maintenance services instead of specialty tune ups. While this has resulted in a lower average price per service visit, the volume of service visits increased during the period. The Company's emphasis on providing a wider range of vehicle maintenance services has resulted in a lower average cost per service and a corresponding decrease in average parts sales per visit. The increase in franchise revenue reflects the sale of international master licenses, consistent with the Company's strategy to expand into international markets. Including master license fees, franchise fees and royalties, total revenues derived from international operations were $937,000 for the year ended June 30, 1997 compared to $636,000 for the year ended June 30, 1996.



     DIRECT COST. Direct cost increased $583,000 or 3%, to $20.3 million for the year ended June 30, 1997 from $19.7 million for the year ended June 30, 1996. Direct cost as a percentage of revenue remained constant at 74% for 1997 and 1996, notwithstanding a $400,000 increase in expenses associated with franchisee field operations and training support, marketing and communication costs focused on the strategic repositioning of the business, and international and domestic sales development costs. Equipment and parts costs decreased $196,000 which was consistent with the decline in related sales.


     CONTRIBUTION. Contribution increased $140,000 or 2%, to $7.2 million for the year ended June 30, 1997 from $7.0 million for the year ended June 30, 1996. Contribution margin as a percentage of revenue remained constant at 26% for 1997 and 1996.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $246,000 or 11%, to $2.5 million for the year ended June 30, 1997 from $2.2 million for the year ended June 30, 1996. General and administrative expenses as a percentage of revenue increased to 9% for the year ended June 30, 1997 from 8% for the year ended June 30, 1996. This increase was primarily due to the hiring of additional personnel and improvements made to the Company's management information system.

     OPERATING INCOME. Operating income increased $374,000 or 11%, to $3.7 million for the year ended June 30, 1997 from $3.3 million for the year ended June 30, 1996. Operating income as a percentage of revenues increased to 13% for the year ended June 30, 1997 from 12% for the year ended June 30, 1996. This increase reflects the divestiture of Company-owned stores which were operated by the Company in 1996 and negatively impacted the Company during that fiscal year.


     OTHER EXPENSE. Other expense increased $96,000 or 9% to $1.2 million for the year ended June 30, 1997 from $1.1 million for the year ended June 30, 1996. Other expense increased by $150,000 which was offset by net interest income of $55,000.


     INCOME BEFORE TAXES. Income before taxes increased $278,000 or 12% to $2.5 million for the year ended June 30, 1997 from $2.2 million for the year ended June 30, 1996. Income before taxes as a percentage of revenue increased to 9% for the year ended June 30, 1997 from 8% for the year ended June 30, 1996.

     PROVISION FOR INCOME TAXES. Provision for income taxes increased $93,000 or 8%, to $1.3 million for the year ended June 30, 1997 from $1.2 million for the year ended June 30, 1996 due to the increase in income before taxes.

     NET INCOME. Net income increased $185,000 or 17%, to $1.3 million for the year ended June 30, 1997 from $1 million for the year ended June 30, 1996. Net income as a percentage of revenue increased to 5% for the year ended June 30, 1997 from 4 % for the year ended June 30, 1996.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995


     REVENUE. Revenue increased $155,000, or 1%, to $26.7 million for the year ended June 30, 1996 from $26.6 million for the year ended June 30, 1995. The higher revenues are attributable to increases in royalty revenue of $153,000, equipment and parts sales of $25,000, and franchise fees of $69,000. The increases were offset by a decrease of $92,000 in other income. WE JAC revenues remained stable for the year as the Company continued to refocus the services offered from engine tune-ups to vehicle maintenance.



     DIRECT COST. Direct cost decreased $334,000, or 2%, to $19.7 million for the year ended June 30, 1996 from $20.0 million for the year ended June 30, 1995. Direct cost as a percentage of revenues decreased from 75% for the year ended June 30, 1995 to 74% for the year ended June 30, 1996. Direct cost decreased as a result of a reduction in the allocation of corporate expense associated with open area and center operations in the amount of $257,000. Additionally, there was a $100,000 reduction in the cost of parts and equipment due to improved purchasing procedures. Costs associated with franchise fees and royalty revenue decreased $47,000 while revenues increased. This is attributed to acquisitions of areas previously held by area subfranchisors.


     CONTRIBUTION. Contribution increased $489,000, or 8%, to $7.0 million for the year ended June 30, 1996 from $6.5 million for the year ended June 30, 1995. Contribution as a percentage of revenues remained constant at 26% for the year ended June 30, 1996.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $612,000, or 21%, to $2.3 million for the year ended June 30, 1996 from $2.9 million for the year ended June 30, 1995. As a percentage of revenue, general and administrative expenses decreased to 8% for the year ended June 30, 1996 from 11% for the year ended June 30, 1995. General and administrative expenses were lower for the year as a result of a reduction in legal expenses. This factor combined with a focus on cost containment had a significant effect on general and administrative expenses.

     OPERATING INCOME. Operating income increased $1 million, or 46%, to $3.3 million for the year ended June 30, 1996 from $2.3 million for the year ended June 30, 1995. As a percentage of revenue, operating income increased to 12% for the year ended June 30, 1996 from 8% for the year ended June 30, 1995. This reflects decreased direct costs and general and administrative expenses.


     OTHER EXPENSE. Other expense decreased $1.4 million, or 56%, to $1 million for the year ended June 30, 1996 from $2.4 million for the year ended June 30, 1995. Other expense decreased primarily because the 1995 results of operations included the settlement of and legal fees associated with disputes involving an area subfranchisor and franchisee in the amount of $1.2 million.



     INCOME (LOSS) BEFORE TAXES. Income before taxes increased $2.4 million to $2.2 million for the year ended June 30, 1996 from a loss before taxes of $152,000 for the year ended June 30, 1995. Income before taxes as a percentage of revenue increased to 8% for the year ended June 30, 1996 from a loss before taxes for the year ended June 30, 1995. This increase can be attributed to the one time charge in 1995 related to legal fees and settlement costs of franchisee litigation recorded in fiscal 1995.


     PROVISION FOR INCOME TAXES. Provision for income taxes increased $1.1 million to $1.2 million for the year ended June 30, 1996 from $72,000 for the year ended June 30, 1995 due to the increase in income before taxes.


     NET INCOME (LOSS). Net income increased $1.2 million to $1.1 million for the year ended June 30, 1996 from a loss of $67,000 for the year ended June 30, 1995. Net income as a percentage of revenue increased to 4% for the year ended June 30, 1996 from a loss for the year ended June 30, 1995.


LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of WE JAC:

                                                                                                     YEARS ENDED JUNE 30,
                                                                                                 -----------------------------
                                                                                                  1995       1996       1997
                                                                                                 -------    -------    -------

                                                                                                        (IN THOUSANDS)
Net cash provided by operating activities.....................................................   $ 1,949    $   462    $ 2,207
Net cash used in investing activities.........................................................      (504)    (1,176)      (891)
Net cash provided by (used in) financing
  activities..................................................................................    (1,852)       933     (1,491)
                                                                                                 -------    -------    -------
Change in cash and cash equivalents...........................................................   $  (407)   $   219    $  (175)
                                                                                                 -------    -------    -------
                                                                                                 -------    -------    -------


     From July 1, 1996 through June 30, 1997, WE JAC generated $2.2 million in net cash from operating activities. This amount was higher than the net cash provided by operating activities for the year ended June 30, 1996 principally because of changes in working capital, most notably, accounts payable and accrued expenses, and income taxes. Accounts receivable increased by $1.0 million during this period. This change is comprised of an increase in royalty receivables of $470,000, primarily as a result of an increase in retail sales during the month of June 1997, and an increase in master license fee receivables of $270,000 from the sale of international development rights in the same month. In addition, rent receivables increased $160,000 from the sale of company owned stores held for resale during the year resulting in accounts receivable from the franchisees which have sub-leased the centers. The allowance for bad debts decreased by approximately $233,000 primarily because Precision Auto Care wrote off approximately $450,000 of receivables against the reserve during the year. These changes did not have a material impact on Precision Auto Care's liquidity and cash flow.

     Inventory decreased $365,000 for the year ended June 30, 1997 from June 30, 1996. The decrease is attributable to the sale of Precision Auto Care centers and their associated inventory and the change in the mix of inventory from higher cost electronic parts to lower cost vehicle and engine maintenance parts. This change had a corresponding positive impact on liquidity.



     During the year ended June 30, 1997, cash used in investing activities consisted of $296,000 used to purchase property and equipment, $545,000 used to purchase franchise agreements and rights. Cash used in financing activities was primarily attributable to $2.8 million received from a term loan offset against the purchase of treasury stock from a former officer for $2.4 million and the repayment of long-term debt and notes payable of $2,000,000.


     From July 1, 1995 through June 30, 1996, WE JAC generated $462,000 in net cash from operating activities. This amount was substantially lower than the net cash provided by operating activities for the year ended June 30, 1995 in spite of higher net income because of changes in working capital, principally accounts payable and accrued expenses, and income taxes. Cash used in investing activities consisted of $358,000 used to purchase property and equipment and $754,000 to purchase franchise rights. Cash provided from financing activities was attributable to $1.1 million received from the sale of stock less $170,000 in net decreases in debt.

     From July 1, 1994 through June 30, 1995, WE JAC generated $1.9 million in net cash from operating activities. During this period, $67,000 resulted from a net loss and the remainder was generated from reductions in working capital. Cash used in investing activities consisted of $504,000 used to purchase property and equipment. Cash used in financing activities was attributable to $1.1 million in net payments on debt, and a repurchase of stock warrants of $750,000.

                    INFORMATION REGARDING MIRACLE INDUSTRIES

BUSINESS OF MIRACLE INDUSTRIES


     Miracle Industries is involved directly and indirectly in all phases of the self-service car wash industry. Miracle Industries acts as a manufacturer of equipment through its interest in HydroSpray, as a sales and service agency for car wash equipment, as a manufacturer and seller of car wash chemicals, and finally, and as an operator of car wash centers through its direct ownership of car washes located in the State of Ohio and its indirect ownership of car washes located in the State of Indiana. From its facility in Mansfield, Ohio, Miracle Industries markets car wash equipment manufactured by HydroSpray and conducts its service business through which it provides service both to units manufactured by HydroSpray and other manufacturers. From its facility in Cambridge, Ohio, Miracle Industries manufactures chemical products necessary to operate all types of car washes. Miracle Industries markets those chemicals both to companies who have originally purchased car wash equipment from Miracle Industries as well as other third parties located throughout the industry. The car wash chemicals are primarily marketed directly by Miracle Industries and are also marketed through several distributors. Miracle Industries sells its chemicals primarily in the states of Ohio, Kentucky, West Virginia, Indiana, Pennsylvania and Iowa. In addition to the sale and manufacture of car wash equipment and chemicals, Miracle Industries also operates ten (10) car washes throughout Ohio and has 60 employees, of which 48 are full time employees. These car washes consist of an aggregate of 62 car wash bays, 55 of which are self-service and 7 of which are automatic. Miracle Industries is subject to numerous federal, state and local environmental laws and certain states also require it to register or obtain a license to perform certain services.


PRINCIPAL STOCKHOLDERS OF MIRACLE INDUSTRIES

     The following table sets forth information as of April 15, 1997 with respect to (i) each person known to Miracle Industries to be the beneficial owner of more than 5% of the outstanding shares of Miracle Industries Common Stock, (ii) each director of Miracle Industries, (iii) each executive officer of Miracle Industries, and (iv) all directors and executive officers of Miracle Industries as a group.

                                                                                                  SHARES OF         % OF MIRACLE
                                                                                              MIRACLE INDUSTRIES     INDUSTRIES
                       DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS                              COMMON STOCK       COMMON STOCK
-------------------------------------------------------------------------------------------   ------------------    ------------
DIRECTORS AND OFFICERS:
George Bavelis.............................................................................          3,494               9.99%
Effie Eliopoulos...........................................................................          9,552              27.32%
Richard O. Johnson.........................................................................          2,687               7.69%
Ernest S. Malas............................................................................          9,672              27.67%
Gerald Zamensky............................................................................          4,027              11.52%
Gloria Zamensky............................................................................          2,227               6.37%
All Directors and Officers as a Group (6 persons)..........................................         31,659              90.56%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


     Miracle Industries owns a 90% interest in HydroSpray Car Wash Equipment Co., Ltd. ("HydroSpray"). The terms of the Combination Agreement call for Miracle Industries to acquire the remaining 10% of HydroSpray for $300,000 immediately prior to the closing of the Exchange. HydroSpray has agreed to sell its products to Miracle Industries at a price equal to HydroSpray's cost plus 15%. During 1996, Miracle Industries purchased approximately $965,000 of car wash equipment and chemicals from HydroSpray. Additionally, Miracle Industries sells certain car wash chemicals to HydroSpray at its cost plus 15%. HydroSpray permits Miracle Industries to offset its purchase price of HydroSpray products by the amount of sales by Miracle Industries to HydroSpray. In 1996, the credits given Miracle Industries by HydroSpray for purchases made by HydroSpray of Miracle Industries products totalled $181,000.


     Certain directors and officers of Miracle Industries are equity holders in Prema Properties. George Bavelis, a 10% equity holder of Miracle Industries and an officer and director of Miracle Industries, is a 15.12% equity holder in Prema Properties. Effie Eliopoulos, a director, officer and 27.33% shareholder of Miracle Industries, is a 15.12% shareholder in Prema Properties. Ernest S. Malas, a director, officer and 27.6% shareholder in Miracle Industries, is a 15.12% shareholder in Prema Properties. Prema Properties purchased car wash equipment, parts and maintenance services from Miracle Industries. Prema Properties was provided a discount from the standard quoted prices of Miracle Industries of ranging between 5% and 35% depending on the items being purchased. The amount of the discount was determined upon the amount of activity required of

Miracle Industries in providing the product or service. The Company sold supplies and equipment of approximately $282,000 and $100,000 during 1996 and 1995, respectively, to Prema Properties, Ltd. As of December 31, 1996, the amount receivable from Prema Properties is $58,436.

     Miracle Industries owns a 50% equity interest in Indy Ventures, Ltd. ("Indy Ventures"). Gerald A. Zamensky, a director, officer and 11.52% shareholder of Miracle Industries, owns a 25% equity interest in Indy Ventures. Miracle Industries has committed to provide equipment with a list price of $400,000 to Indy Ventures for the upgrade of car washes owned by Indy Ventures and the installation of fast oil change and lube facilities. During 1996, Miracle Industries has provided approximately $380,000 in equipment to Indy Ventures, including two in-bay lube inserts that were purchased from Lube Ventures at a cost of $123,000. The remaining equipment will be purchased during 1997. Additionally, Indy Ventures has a contract to purchase an existing car wash facility in Lawrence, Indiana. Miracle Industries has committed $50,000 to Indy Ventures toward that purchase.

     Certain directors, officers and shareholders of Miracle Industries are equity interest holders of Lube Ventures. Ernest S. Malas, a director, officer and 27.67% shareholder of Miracle Industries, owns a 25% equity interest in Lube Ventures. Effie Eliopoulos, a director, officer and 27.33% shareholder of Miracle Industries, owns a 25% interest in Lube Ventures. Clarence E. Deal, a director, officer and 50% shareholder of Lube Ventures, owns less than a 1% interest in Miracle Industries. During 1995, the Company loaned Lube Ventures $100,000 payable on demand plus interest at 9%. During 1996, Miracle Industries purchased equipment from Lube Ventures and applied the total principal and interest due towards that purchase. Miracle Industries has purchased two in-bay units for installation in car wash facilities owned by Indy Ventures. The purchase price of these units was approximately $123,000. This is the prevailing price for in-bay units from Lube Ventures.

     Miracle Industries has also transacted business with Malas Crawford Enterprises, Inc. ("Malas Crawford"). Ernest S. Malas, a 29.67% shareholder of Miracle Industries, is a shareholder and director of Malas Crawford. Malas Crawford purchases equipment and supplies from Miracle Industries. During 1996, Malas Crawford purchased less than $3,000 of equipment and supplies from Miracle Industries. Malas Crawford also purchased three lube units from Lube Ventures. Malas Crawford paid the prevailing retail price for those lube units.

     Miracle Industries had a five-year management agreement with a related management company jointly owned by four common stockholders that expired in August 1996. The annual management fee was $85,000. Expense for 1996 and 1995 was $56,700 and $85,000, respectively.

     Gerald Zamensky, a director of Miracle Industries, extended a loan in the principal amount of $500,000 to Miracle Industries in July, 1997. The loan has a term of six months and bears interest at one half percent over the prime rate of interest.

            MIRACLE INDUSTRIES SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes thereto included elsewhere herein. The consolidated statement of operations data set forth below with respect to the years ended December 31, 1995 and 1996 and the balance sheet data as of December 31, 1996 is derived from the audited consolidated financial statements of Miracle Industries included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited consolidated financial statements included in this Joint Proxy Statement/Prospectus. The unaudited consolidated financial statements include all normal recurring adjustments that Miracle Industries considers necessary for a fair presentation of its financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full year ended December 31, 1997 or any other future period.

                                                                        YEARS ENDED DECEMBER 31        SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................      $3,234          $9,068          $3,519          $3,251
Direct cost........................................................       2,438           7,445           2,783           2,865
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................         796           1,623             736             386
General and administrative expenses................................         561           1,126             487             539
                                                                      ------------    ------------    ------------    ------------
Operating income...................................................         235             497             249            (153)
Other expense......................................................        (168)           (327)           (181)           (241)
                                                                      ------------    ------------    ------------    ------------
Net income (loss)..................................................      $   68          $  170          $   68          $ (394)
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------

                                                                      DECEMBER 31,    DECEMBER 31,                      JUNE 30,
                                                                          1995            1996                            1997
                                                                      ------------    ------------                    ------------
BALANCE SHEET DATA:
Working capital....................................................      $  390          $  121                          $   71
Total assets.......................................................       4,401           8,451                           8,488
Total debt.........................................................       2,005           4,315                           5,013
Stockholders' equity...............................................       2,099           2,272                           2,014

           MIRACLE INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues decreased $268,000 or 8%, to $3,251,000 for the six months ended June 30, 1997 from $3,519,000 for the six months ended June 30, 1996. This change was due to severe rains and poor weather in the spring of 1997 which adversely impacted revenues from the sale of car wash equipment and car wash sales.


     CONTRIBUTION. Costs of sales consists of direct costs related to car wash equipment, chemicals and supplies. Cost of services consists of direct costs incurred in relation to the operation of the company-owned car wash facilities. Contribution decreased $350,000 or 48% to $ 386,000 for the six months ended June 30, 1997 from $736,000 for the six months ended June 30, 1996. Contribution as a percentage of revenues decreased from 21% in 1996 to 12% in 1997. The decrease in contribution is largely attributable to the $424,000 decrease in services revenue associated with the severe rains and poor weather which limited installation of car wash equipment and car wash sales.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $52,000, or 11%, to $539,000 for the six months ended June 30, 1997 from $487,000 for the six months ended June 30, 1996. General and administrative expenses as a percentage of revenues increased to 17% in 1997 from 14% in 1996. The increase in general and administrative expenses was partially attributable to additional legal and accounting fees.


     OTHER EXPENSE. Net other expense increased $60,000 or 33% to $241,000 in 1997 from $181,000 in 1996 primarily due to an increase in interest expense associated with Miracle's assumption of the debt obligations of HydroSpray and losses associated with Miracle Industries, Inc.'s November 1996 equity investment in Indy Ventures, Inc.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $5,834,000, or 180%, to $9,068,000 for the year ended December 31, 1996 from $3,234,000 for the year ended December 31, 1995. This change was due to the inclusion of $6,035,000 in revenues from HydroSpray, of which Miracle Industries acquired a 90% ownership in February 1996, and a $201,000 decrease in revenues from operations of the Company's pre-acquisition core business attributable to a planned reduction in the sale of parts and supplies in 1996 from 1995.


     CONTRIBUTION. Costs of sales consists of direct costs related to car wash equipment, chemicals and supplies. Cost of services consists of direct costs incurred in relation to the operation of the company-owned car wash facilities. Contribution increased $827,000 or 104% to $1,623,000 in 1996 from $796,000 in
1995. Contribution as a percentage of revenues decreased to 18% in 1996 from 25% in 1995. These changes were a result of the HydroSpray acquisition which contributed $1,556,000 in contribution to the consolidated results of operations, which represented a 27% profit margin in 1996 compared to a 31% profit margin on Miracle Industries pre-acquisition business.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $565,000, or 101%, to $1,126,000 for the year ended December 31, 1996 from $561,000 for the year ended December 31, 1995. This increase is due primarily to expenses incurred by HydroSpray. General and administrative expenses as a percentage of revenues decreased to 12% in 1996 from 17% in 1995. This decrease was due primarily to the decrease in administrative costs associated with fewer parts and supplies sales in 1996.


     OTHER EXPENSE. Net other expense increased $159,000 or 95% to $327,000 in 1996 from $168,000 in 1996 primarily due to a $160,000 increase in interest expense incurred upon assuming the debt obligations of HydroSpray, and additional rental income attributable to HydroSpray property acquired.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Miracle Industries:

                                                                                             YEAR ENDED       SIX MONTHS ENDED
                                                                                            DECEMBER 31           JUNE 30
                                                                                          ----------------    ----------------
                                                                                          1995      1996       1996      1997
                                                                                          -----    -------    -------    -----

                                                                                                     (IN THOUSANDS)
Net cash provided by (used in) operating activities....................................   $ 274    $   596    $  (535)   $(622)
Net cash used in investing activities..................................................    (311)    (1,521)    (1,866)    (236)
Net cash provided by financing activities..............................................     273        721      2,181      834
                                                                                          -----    -------    -------    -----
Change in cash and cash equivalents....................................................   $ 236    $  (204)   $  (219)   $ (24)
                                                                                          -----    -------    -------    -----
                                                                                          -----    -------    -------    -----



     During the six months ended June 30, 1997, Miracle Industries used $622,000 cash in operating activities, $130,000 of which was the result of losses from operations before non-cash charges and $492,000 from reductions in working capital accounts. During the six months ended June 30, 1997, Miracle Industries used $236,000 in investing activities related primarily to the purchase of fixed and intangible assets. During the six months ended June 30, 1997, Miracle Industries received $834,000 from financing activities related to $698,000 net proceeds on debt and $136,000 from the sale of common stock.


     From January 1, 1995 through December 31, 1996, Miracle Industries generated $870,000 in net cash from operating activities. During this period, $1,003,000 was generated from net income before non-cash charges, and $133,000 was used for working capital. Cash used in investing activities was attributable to $1,682,000 in purchases of property and equipment and $150,000 from a net increase in outstanding notes receivable. Cash used in financing activities was attributable to $330,000 for the purchase of treasury stock and $33,000 in payment of dividends. Financing sources consisted of $401,000 received upon the sale of common stock and $956,000 in net proceeds from long-term debt.

                      INFORMATION REGARDING LUBE VENTURES

BUSINESS OF LUBE VENTURES


     Lube Ventures is in the business of manufacturing modular fast oil change and lube buildings as well as the sale of fast oil change and lube franchise units throughout the United States and it owns and operates one retail oil change and lube outlet in Mansfield, Ohio. The quick lube modular unit is of a unique design which has been refined by Lube Ventures over the past three years. The building is constructed in two or three parts (depending on building size) and bolted together at the customer's site. The building can be assembled so that the business becomes operational within ten days to two weeks of delivery of the modular unit to the site. The Lube Ventures buildings are marketed both to franchisees and to non-franchisees operating in the fast oil change and lube business. The franchise units are distinguishable by color, style, and signage from the non-franchised units.



     Lube Ventures markets its franchise units directly and through area representatives and the company currently has 22 operating franchisees located in the states of Ohio, Indiana, Pennsylvania, Iowa, Kentucky, New York, Delaware and Oregon with initial ten-year terms and may be renewed for up to two additional five-year terms.



     As a franchisor, Lube Ventures must comply with federal and state laws that regulate the franchisor-franchisee relationship and the offer and sale of a franchise. Lube Ventures is subject to numerous federal, state and local environmental laws and certain states may also require it to register or obtain a license to perform certain services. Lube Ventures has 17 employees, of which 14 are full time employees.


PRINCIPAL STOCKHOLDERS OF LUBE VENTURES

     The following table sets forth information as of April 15, 1997 with respect to (i) each person known to Lube Ventures to be the beneficial owner of more than 5% of the outstanding shares of Lube Ventures Common Stock, (ii) each director of Lube Ventures, (iii) each executive officer of Lube Ventures, and
(iv) all directors and executive officers of Lube Ventures as a group.

                                                                                                  SHARES OF
                                                                                                     LUBE         % OF LUBE
                                                                                                   VENTURES        VENTURES
                    DIRECTORS, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS                       COMMON STOCK    COMMON STOCK
----------------------------------------------------------------------------------------------   ------------    ------------
Clarence E. Deal..............................................................................         50              50%
Ernest S. Malas...............................................................................         25              25%
Effie Eliopoulos..............................................................................         25              25%
                                                                                                      ---             ---
All Directors and Executive Officers as a Group...............................................        100             100%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Certain directors, officers and shareholders of Miracle Industries are equity interest holders of Lube Ventures. Ernest S. Malas, a director, officer and 30.78% shareholder of Miracle Industries, owns a 25% equity interest in Lube Ventures. Effie Eliopoulos, a director, officer and 28.43% shareholder of Miracle Industries, owns a 25% interest in Lube Ventures. Clarence E. Deal, a director, officer and 50% shareholder of Lube Ventures, owns less than a 1% interest in Miracle Industries. During 1995, Lube Ventures borrowed $100,000 from Miracle Industries, payable on demand, plus interest at 9%. During 1996, Miracle Industries purchased equipment from Lube Ventures and applied the total principal and interest due towards that purchase. Miracle Industries has purchased two in-bay units for installation in car wash facilities owned by Indy Ventures. The purchase price of these units was approximately $123,000. This is the prevailing price for in-bay units from Lube Ventures.

     During 1996, Lube Ventures borrowed $81,500 from Miracle Partners, and the balance was repaid at December 31, 1996. A $25,000 note payable to Miracle Partners outstanding at December 31, 1995, was repaid during 1996. At December 31, 1996, Lube Ventures owed $67,165 in accounts receivable from related parties and Lube Ventures owed $60,000 in demand notes to related parties.

                     LUBE VENTURES SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996 is derived from the audited financial statements of Lube Ventures included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The balance sheet data as of December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Lube Ventures considers necessary for a fair presentation of its financial position and results of operations.

                                                                         YEAR ENDED DECEMBER 31        SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................      $1,300          $2,053          $  662          $  809
Direct cost........................................................       1,447           1,497             566             695
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................        (147)            556              96             114
General and administrative expenses................................         196             327             227             160
                                                                      ------------    ------------    ------------    ------------
Operating income (loss)............................................        (343)            229            (131)            (46)
Other expense......................................................         (89)           (119)            (51)            (24)
                                                                      ------------    ------------    ------------    ------------
Net Income (loss)..................................................      $ (432)         $  110          $ (182)         $  (70)
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                      DECEMBER 31,    DECEMBER 31,                      JUNE 30,
                                                                          1995            1996                            1997
                                                                      ------------    ------------                    ------------
BALANCE SHEET DATA:
Working capital (deficit)..........................................      $ (177)         $    7                          $  339
Total assets.......................................................       1,563           1,699                           1,869
Total debt.........................................................       1,085           1,070                           1,301
Stockholders' equity...............................................         279             389                             319

             LUBE VENTURES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $147,000, or 22%, to $809,000 for the six months ended June 30, 1997 from $662,000 for the six months ended June 30, 1996. This change was due to the sale and installation of more automobile lubrication facilities in 1997 than in 1996.


     CONTRIBUTION. Costs of sales consists of direct costs related to automobile lubrication facilities, equipment and supplies. Cost of services consists of direct costs incurred in relation to the operation of the company-owned lubrication facilities. Contribution increased $18,000, or 19%, to $114,000 in 1997 from $96,000 in 1996. Contribution as a percentage of revenues decreased to 14% in 1997 from 15% in 1996.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $67,000, or 30%, to $160,000 for the six months ended June 30, 1997 from $227,000 for the six months ended June 30, 1996. General and administrative expenses as a percentage of revenues decreased to 20% in 1997 from 34% in 1996 as the increased revenues were better able to cover certain fixed costs.


     OTHER EXPENSE. Net other expense decreased $27,000, or 53%, to $(24,000) in 1997 from $(51,000) in 1996. The change was a result of interest costs on debt offset by the gain on sale of a facility partially owned by Lube Ventures.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $753,000, or 58%, to $2,053,000 for the year ended December 31, 1996 from $1,300,000 for the year ended December 31, 1995. This change was due to the sale and installation of more automobile lubrication facilities during 1996 than in 1995.


     CONTRIBUTION. Costs of sales consists of direct costs related to automobile lubrication facilities, equipment and supplies. Cost of services consists of direct costs incurred in relation to the operation of the company-owned to automobile lubrication facilities. Contribution increased $703,000 to $556,000 in 1996 from $(147,000) in 1995. Contribution as a percentage of revenues increased to 27% in 1996 from (11)% in 1995. These changes were a result of the increase in number of new units sold from nine to sixteen during 1996, which was better able to cover certain fixed costs.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $131,000, or 67%, to $327,000 for the year ended December 31, 1996 from $196,000 for the year ended December 31, 1995. This increase is due generally to increased sales volume. Specifically, salaries expense in 1996 increased $94,000 over 1995 salaries. Travel, professional fees and depreciation expenses also increased due to the increased volume. General and administrative expenses as a percentage of revenues increased slightly to 16% in 1996 from 15% in 1995 as the increased revenues were better able to cover certain fixed costs.


     OTHER EXPENSE. Net other expense increased $30,000, or 34%, to $119,000 in 1996 from $89,000 in 1995 primarily due to higher interest costs on debt offset by the gain or sale of a facility partially owned by Lube Ventures.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Lube Ventures:

                                                                                        YEAR ENDED         SIX MONTHS ENDED
                                                                                       DECEMBER 31             JUNE 30
                                                                                     ----------------      ----------------
                                                                                     1995       1996       1996       1997
                                                                                     -----      -----      -----      -----

                                                                                                 (IN THOUSANDS)
Net cash provided by (used in) operating activities...............................   $(208)     $ 253      $(118)     $(216)
Net cash provided by (used in) investing activities...............................    (476)      (200)      (103)        75
Net cash provided by (used in) financing activities...............................     749        (80)       146        231
                                                                                     -----      -----      -----      -----
Change in cash and cash equivalents...............................................   $  65      $ (27)     $ (75)     $  90
                                                                                     -----      -----      -----      -----
                                                                                     -----      -----      -----      -----



     During the six months ended June 30, 1997 and 1996, respectively, Lube Ventures used $216,000 and $118,000 of net cash in operating activities. The increase in the 1997 period was due primarily to an increase in accounts receivable due to the increase in sales period to period. During the six months ended June 30, 1997, Lube Ventures generated $75,000 primarily due to the sale of an investment. For the six months ended June 30, 1996 Lube Ventures used $103,000 cash in investing activities primarily due to the purchase of an investment and fixed assets for $60,000 and $43,000, respectively.



     During the six months ended June 30, 1997 and 1996, respectively, Lube Ventures generated $231,000 and $146,000 in cash from financing activities primarily from proceeds on long-term debt.



     From January 1, 1995 through December 31, 1996, Lube Ventures generated $45,000 in net cash from operating activities. During this period, $194,000 was used to fund net loss before non-cash charges, and $239,000 from increases in working capital. Cash used in investing activities was attributable to $566,000 in purchases of property and equipment and $109,000 in purchases of intangible assets. Financing sources consisted of $594,000 in capital contributions and $75,000 in net proceeds from debt.

                     INFORMATION REGARDING ROCKY MOUNTAIN I

BUSINESS OF ROCKY MOUNTAIN I


     Rocky Mountain I was formed in 1987 in order to own and operate self-service car washes in the Denver, Colorado metropolitan area. Currently, Rocky Mountain I owns one self-service car wash site. The total number of bays for the car wash is eight, one of which is automatic. The site is operated through a centralized control system located on-site. Such controls include the ability to check the functions, number and type of transactions, and receipts at the car wash. Rocky Mountain I's computer system contains highly sophisticated software, which may be used to change the operational system at the site at any time. The site is usually staffed by one attendant during specified business hours seven days a week. Rocky Mountain I has no full-time employees, and it contracts with Rocky Mountain II for part-time employees.


     The competition for Rocky Mountain I generally consists of other self-service car washes (as opposed to full-service car washes). Rocky Mountain I's business is subject to seasonal fluctuations. The winter months (generally, November through March) are the busiest for the car wash, and there is an approximate 30% variation in revenues between the winter and summer months. In addition, overall weather conditions in any season can affect the receipts of the car wash. The equipment contained at the site requires considerable maintenance, which is performed by employees of Rocky Mountain I. The equipment is upgraded approximately every five years. Rocky Mountain I uses only biodegradable soap and other ingredients in the operation of the car wash. There is no state or local regulation of the operations of the car wash, other than the requirement to obtain a sales tax license.

PRINCIPAL STOCKHOLDERS OF ROCKY MOUNTAIN I

     The following table sets forth information as of April 15, 1997 with respect to (i) each person known to Rocky Mountain I to be the beneficial owner of more than 5% of the outstanding shares of Rocky Mountain I Common Stock, (ii) each director of Rocky Mountain I, (iii) each executive officer of Rocky Mountain I, and (iv) all directors and executive officers of Rocky Mountain I as a group.

                                                                                                SHARES OF ROCKY     % OF ROCKY
                                                                                                  MOUNTAIN I        MOUNTAIN I
                        DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS                             COMMON STOCK      COMMON STOCK
---------------------------------------------------------------------------------------------   ---------------    ------------
DIRECTORS AND OFFICERS:
William R. Klumb.............................................................................          577.5           11.1%
5% BENEFICIAL OWNERS:
  John Schuhart..............................................................................          577.5           11.1%
  11401 Brookwood
  Leawood, Kansas 66210
  Frank Loeffler.............................................................................         288.75            5.6%
  12609 Delmar
  Leawood, Kansas 66209
  Charles Snyder.............................................................................         288.75            5.6%
  P.O. Box 4673
  Breckenridge, Colorado 80424
  Stewart M. Stein...........................................................................         288.75            5.6%
  4601 College Boulevard
  Suite 200
  Shawnee Mission, Missouri 66211
  Malcolm L. Strauss, Trustee................................................................          577.5           11.1%
  13311 Fairfield Square Drive
  Chesterfield, Missouri 63017
  Trustees of Elizabeth Bohm Living Trust....................................................         288.75            5.6%
  4601 College Boulevard
  Suite 200
  Shawnee Mission, Missouri 66211
  Milford M. Bohm Trust......................................................................       2,310.00           44.4%
  #1 Stratford Court
  Rancho Mirage, California 92270

                    ROCKY MOUNTAIN I SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996, is derived from the audited financial statements of Rocky Mountain I included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The balance sheet data as of December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Rocky Mountain I considers necessary for a fair presentation of its financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997, or any other future period.

                                                                        YEARS ENDED DECEMBER 31        SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................       $246            $190            $109            $117
Direct cost........................................................        142             109              54              54
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................        104              81              55              63
General and administrative expenses................................         50              32              22              26
                                                                      ------------    ------------    ------------    ------------
Income from operations.............................................         54              49              33              37
Other income (expense).............................................        (40)            (12)             (4)            (21)
                                                                      ------------    ------------    ------------    ------------
Income (loss)......................................................       $ 14            $ 37            $ 29            $ 16
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                      DECEMBER 31,    DECEMBER 31,                      JUNE 30,
                                                                          1995            1996                            1997
                                                                      ------------    ------------                    ------------
BALANCE SHEET DATA:
Working capital (deficit)..........................................       $(64)           $(16)                           $191
Total assets.......................................................        712             701                             702
Total debt.........................................................        476             486                             478
Stockholders' equity...............................................        175             192                             207

            ROCKY MOUNTAIN I MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased 7% to $117,000 for the six months ended June 30, 1997, from $109,000 for the six months ended June 30, 1996.

     GROSS PROFIT. Costs of sales consists of direct costs related to the operation of a car wash facility, including personnel, utilities, maintenance and supplies. Gross profit increased $8,000 in the six months ended June 30, 1997 from $55,000 in the six months ended June 30, 1996. Gross profit as a percentage of revenues increased to 54% in the six months ended June 30, 1997 from 50% in the six months ended June 30, 1996. These changes were a result of Rocky Mountain I's efforts to control costs.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 18% to $26,000 for the six months ended June 30, 1997 from $22,000 for the six months ended June 30, 1996. This increase is due primarily to reallocation of overhead expenses among related entities. General and administrative expenses as a percentage of revenues increased from 20% for the six months ended June 30, 1996 to 22% for the six months ended June 30, 1997 for the same reason.


     DECREASE IN NET INCOME. Net income decreased in 1997, primarily due to the receipt in the six months ended June 30, 1996 of interest payments on a note related to the sale of a car wash in July 1995.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues decreased 23% to $190,000 for the year ended December 31, 1996 from $247,000 for the year ended December 31, 1995. This change was due primarily to the sale in July 1995 of one of Rocky Mountain I's two car washes.

     GROSS PROFIT. Costs of sales consists of direct costs related to the operation of a car wash facility, including personnel, utilities, maintenance and supplies. Gross profit decreased $24,000 in 1996 from $105,000 in 1995 due to the decrease in revenues resulting from the sale of one of the company's two car washes. Gross profit as a percentage of revenues increased to 46% in 1996 from 43% in 1995. These changes were a result of Rocky Mountain I's efforts to control costs and the sale of a car wash with higher overhead costs.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased 36% to $32,000 for the year ended December 31, 1996 from $50,000 for the year ended December 31, 1995. This decrease is due primarily to the decrease in general and administrative costs required to support one fewer car wash. General and administrative expenses as a percentage of revenues decreased from 20% for 1995 to 17% for 1996 for the same reason.


     OTHER INCOME (EXPENSE). Net other expense decreased by $28,000 to $12,000 in 1996 from $40,000 in 1995 primarily due to $17,000 in interest income earned on amounts receivable from the sale of a car wash in July 1995 and a $14,000 decrease in interest expense due to the refinancing of long-term debt.


     INCREASE IN NET INCOME. Net income increased in 1996, primarily due to the receipt of interest payments on a note related to the sale of a car wash in July 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Rocky Mountain I:

                                                                                            YEAR ENDED          SIX MONTHS
                                                                                           DECEMBER 31        ENDED JUNE 30,
                                                                                          --------------      --------------
                                                                                          1995      1996      1996      1997
                                                                                          ----      ----      ----      ----

                                                                                                    (IN THOUSANDS)
Net cash provided by operating activities..............................................   $ 21      $ 58      $(25)     $  6
Net cash used in investing activities..................................................     14         4         0         0
Net cash provided by (used in) financing activities....................................    (35)      (52)       23        (8)
                                                                                          ----      ----      ----      ----
Change in cash and cash equivalents....................................................   $ --      $ 10      $ (2)     $ (2)
                                                                                          ----      ----      ----      ----
                                                                                          ----      ----      ----      ----

     For the six months ended June 30, 1997, Rocky Mountain I generated $6,000 in net cash from operations. During this period, $28,000 was generated from non-cash charges and $23,000 from the reduction in working capital. During the six months ended June 30, 1997, Rocky Mountain I used $8,000 in financing activities primarily related to payments on long-term debt.


     From January 1, 1995 through December 31, 1996, Rocky Mountain I generated $79,000 in net cash from operating activities. During this period, $125,000 was generated from net income before non-cash charges, and $46,000 was used in the reduction of working capital. Investing sources consisted of $4,000 from a net decrease in outstanding notes receivable and $14,000 from the sale of equipment. Cash used in financing activities was attributable to $55,000 in net payments on debt, and $31,000 in other financing activities. Rocky Mountain I refinanced a portion of its long-term debt and paid off a prior loan during 1996, for a gain of $16,000. At the end of fiscal year 1996, Rocky Mountain I had no commitments for material capital expenditures.

                    INFORMATION REGARDING ROCKY MOUNTAIN II

BUSINESS OF ROCKY MOUNTAIN II


     Rocky Mountain II was formed in 1987 in order to own and operate self-service car washes in the Denver, Colorado metropolitan area. Currently, Rocky Mountain II has 7 car wash sites, all of which are operated as self-service car washes. All but one of these car washes also have one automatic car wash bay. The total number of bays for all of the car washes is 39. Three of the sites are operated through a centralized control system located at Rocky Mountain II's principal office and the remainder are operated through control systems located at each car wash. Such controls include the ability to check the functions, number and type of transactions, and receipts at each of the car wash sites. At one site, the centralized system allows for the issuance to customers of "frequent wash" cards and debit cards, which allow customers to use a machine at the site to keep track of all uses, and to obtain a free wash after a certain number of washes. This system is being phased in at Rocky Mountain II's other car wash sites. Rocky Mountain II's computer system contains highly sophisticated software, which may be used to change the operational system at each site at any time. Research and development costs relating to the development of such software have been approximately $20,000 in each of the last two fiscal years. Each site is usually staffed by one attendant during specified business hours seven days a week. Rocky Mountain II has a total of seven full-time and eleven part-time employees, although certain of these employees are allocated to sites owned by Rocky Mountain I and Ralston Car Wash.


     Six of the sites are owned by Rocky Mountain II and one site is leased. The competition for Rocky Mountain II generally consists of other self-service car washes (as opposed to full-service car washes). Rocky Mountain II is not the largest self-service car wash in the Denver area; one of its competitors has 25 sites. Rocky Mountain II's business is subject to seasonal fluctuations. The winter months (generally, November through March) are the busiest for each car wash, and there is an approximate 30% variation in revenues between the winter and summer months. In addition, overall weather conditions in any season can affect the receipts of the car washes. The equipment contained at each site requires considerable maintenance, which is performed by employees of Rocky Mountain II. The equipment is upgraded approximately every five years. Rocky Mountain II is developing computer software to keep track of its equipment for inventory and maintenance purposes. The company uses only biodegradable soap and other ingredients in the operation of the car washes. There is no state or local regulation of the operations of the car washes, other than the requirement of obtaining sales tax licenses.

PRINCIPAL STOCKHOLDERS OF ROCKY MOUNTAIN II

     The following table sets forth information as of April 15, 1997 with respect to (i) each person known to Rocky Mountain II to be the beneficial owner of more than 5% of the outstanding shares of Rocky Mountain II Common Stock,
(ii) each director of Rocky Mountain II, (iii) each executive officer of Rocky Mountain II, and (iv) all directors and executive officers of Rocky Mountain II as a group.

                                                                                                SHARES OF ROCKY     % OF ROCKY
                                                                                                  MOUNTAIN II      MOUNTAIN II
                   DIRECTORS, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS                        COMMON STOCK      COMMON STOCK
---------------------------------------------------------------------------------------------   ---------------    ------------

DIRECTORS AND OFFICERS:
William R. Klumb.............................................................................       1,601.54           11.0%

5% BENEFICIAL OWNERS:
  Trustees of Malcolm L. Strauss Living Trust................................................       1,051.13            7.2%
  13311 Fairfield Square Drive
  Chesterfield, Missouri 63017
  Trustees of the Milford M. Bohm Trust......................................................       6,542.16           45.0%
  c/o Milford M. Bohm
  1 Stratford Court
  Rancho Mirage, CA 92270
  Mimi Margulies.............................................................................         809.78            5.6%
  2446 N. Valley View Drive
  Ashland, Oregon 97520

                                                                                                SHARES OF ROCKY     % OF ROCKY
                                                                                                  MOUNTAIN II      MOUNTAIN II
                   DIRECTORS, EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS                        COMMON STOCK      COMMON STOCK
---------------------------------------------------------------------------------------------   ---------------    ------------
  Vicki Norberg-Bohm.........................................................................         809.78            5.6%
  50 Wyman Street
  Arlington, MA 02174
  David Bohm.................................................................................         809.78            5.6%
  465 Steeple Lane
  Chesterfield, MO 63005
  Robert Bohm................................................................................         809.78            5.6%
  1469 Chesterfield Estates Drive
  Chesterfield, MO 63005

                   ROCKY MOUNTAIN II SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996, is derived from the audited financial statements of Rocky Mountain II included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The balance sheet data as of December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Rocky Mountain II considers necessary for a fair presentation of its financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997, or any other future period.

                                                                        YEARS ENDED DECEMBER 31         SIX MONTHS ENDED JUNE 30
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................      $1,258          $1,377          $  731          $  758
Direct cost........................................................         776             842             394             407
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................         482             535             337             351
General and administrative expenses................................         286             317             198             188
                                                                      ------------    ------------    ------------    ------------
Income from operations.............................................         196             218             139             163
Other income (expense).............................................        (160)           (201)           (111)            (89)
                                                                      ------------    ------------    ------------    ------------
Income.............................................................      $   36          $   17          $   28          $   74
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                      DECEMBER 31,    DECEMBER 31,                      JUNE 30,
                                                                          1995            1996                            1997
                                                                      ------------    ------------                    ------------
BALANCE SHEET DATA:
Working deficit....................................................      $ (161)         $ (425)                         $ (138)
Total assets.......................................................       2,521           2,458                           2,479
Total debt.........................................................       1,739           1,727                           1,641
Stockholders' equity...............................................         510             535                             609

           ROCKY MOUNTAIN II MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996


     REVENUES. Revenues increased 4% to $758,000 for the six months ended June 30, 1997, from $731,000 for the six months ended June 30, 1996.


     GROSS PROFIT. Costs of sales consists of direct costs related to the operation of a car wash facility, including personnel, utilities, maintenance and supplies. Gross profit increased $13,000, or 4% to $351,000 in the six months ended June 30, 1997 from $337,000 in the six months ended June 30, 1996. Gross profit as a percentage of revenues remained the same in the two periods.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased 5% to $188,000 for the six months ended June 30, 1997 from $198,000 for the six months ended June 30, 1996. This decrease is due primarily to the reallocation of overhead expenses among related entities. General and administrative expenses as a percentage of revenues decreased to 25% in the six months ended June 30, 1997 from 27% in the six months ended June 30, 1996 for the same reason.

     NET INCOME. Net income increased $46,000 to $74,000 in the six months ended June 30, 1997 from $28,000 in the six months ended June 30, 1996 primarily due to increased revenues, a decrease in interest expense, and a decrease in general and administrative expenses.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased 10% to $1,377,000 for the year ended December 31, 1996 from $1,258,000 for the year ended December 31, 1995. This change was due to the operation for a full year of a car wash that had begun operating in April 1995.

     GROSS PROFIT. Costs of sales consists of direct costs related to the operation of a car wash facility, including personnel, utilities, maintenance and supplies. Gross profit increased $53,000, or 11%, to $535,000 in 1996 from $482,000 in 1995. Gross profit as a percentage of revenues increased to 39% in 1996 from 38% in 1995. These changes were a result of the higher volume of revenues during 1996 which covered certain direct, fixed costs.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 11% to $317,000 for the year ended December 31, 1996 from $286,000 for the year ended December 31, 1995. This increase is due primarily to increased sales volume, and approximately $15,000 in related expenses incurred for the operation of a new car wash for a full year, including additional employee expenses and research and development costs related to the development of an automated frequent wash card system utilizing bar codes. General and administrative expenses as a percentage of revenues remained constant at 23% in 1996 and 1997.

     OTHER INCOME (EXPENSE). Net other expense increased $41,000 to $201,000 in 1996 from $160,000 in 1995 primarily as a result of payment for the entire year in 1996 of financing expenses incurred in late 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Rocky Mountain II:

                                                                                                YEAR ENDED        SIX MONTHS
                                                                                               DECEMBER 31      ENDED JUNE 30
                                                                                              --------------    --------------
                                                                                              1995     1996     1996     1997
                                                                                              -----    -----    -----    -----

                                                                                                       (IN THOUSANDS)
Net cash provided by operating activities..................................................   $ 196    $ 168    $  25    $ 152
Net cash used in investing activities......................................................    (344)     (54)     (44)     (79)
Net cash provided by (used in) financing activities........................................     172     (102)      --      (87)
                                                                                              -----    -----    -----    -----
Change in cash and cash equivalents........................................................   $  24    $  11    $ (19)   $ (14)
                                                                                              -----    -----    -----    -----
                                                                                              -----    -----    -----    -----


     For the six months ended June 30, 1997, Rocky Mountain II generated $152,000 in net cash from operations. During this period, $178,000 was generated from net income before non-cash charges and $27,000 was generated from the reduction in working capital. During the six months ended June 30, 1997, cash used in investing activities was primarily attributable to the acquisition of fixed assets. Cash used in financing activities was attributable to $87,000 in net payments on debt.


     From January 1, 1995 through December 31, 1996, Rocky Mountain II generated $364,000 in net cash from operating activities. During this period, $330,000 was generated from net income before non-cash charges, and $34,000 from the change in working capital. Cash used in investing activities was attributable to $412,000 in purchases of property and equipment. Investing sources consisted of $14,000 from a net decrease in outstanding notes receivable. Cash used in financing activities was attributable to $83,000 in distributions on stockholders. Financing sources consisted of $153,000 of net proceeds from debt. At the end of 1996, Rocky Mountain II had no commitments for material capital expenditures. If this transaction is not consummated, Rocky Mountain II would seek to expand and would need to obtain equity or other financing for such expansion.

                     INFORMATION REGARDING MIRACLE PARTNERS

BUSINESS OF MIRACLE PARTNERS


     Miracle Partners was incorporated in 1988 for the sole purpose of owning and operating self-service car washes in the Columbus, Ohio metropolitan area. If the Exchange Offer is consummated, Miracle Partners will be contributing the operations from five locations to the Combination through Precision Auto Care's acquisition of Miracle Partners' Common Stock. All of the sites operated by Miracle Partners operate self-service car wash bays. One of the sites has an automatic car wash bay. The total number of bays for all car washes is 41. All of the locations have coin-operated systems so that personnel needs are minimal. One attendant oversees operations during normal business hours, seven days a week. One location rents space to a Lube Depot franchise and another location rents space to a sign company. The Columbus metropolitan market has many competitors. However, Miracle Partners believes that it operates in some of the best locations in that market. The car wash business is a cyclical business with the winter months generally providing the greatest revenue. Maintenance on the facilities is done on a on-going basis, as required, primarily by company personnel. There is no state or local regulation of the operations of the car washes, other than the requirement of obtaining sales tax licenses. Miracle Partners has 9 employees, of which 8 are full time employees.


PRINCIPAL STOCKHOLDERS OF MIRACLE PARTNERS

     Clarence E. Deal owns 500 shares of the outstanding Common Stock of Miracle Partners. The 500 shares owned by Mr. Deal represent all of the outstanding shares of the Common Stock of Miracle Partners. No other person or entity owns of record or beneficially any securities convertible into Miracle Partners Common Stock or has the right to acquire Miracle Partners Common Stock or any such securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Clarence E. Deal has extended loans to Miracle Partners, which loans, as of March 31, 1997, had an aggregate outstanding balance of approximately $69,900. The outstanding balance of the loans bear interest at the rate of 9% per annum and is payable on demand.

     During 1996, Miracle Partners borrowed $36,036 from Star Auto Center, Inc. at an interest rate of 10% which loan is collateralized by equipment. Star Auto Center, Inc. is wholly-owned by the sole shareholder of Miracle Partners.

     During 1996, Miracle Partners loaned $165,000 to GEM Development Corp., the balance of which was repaid at December 31, 1996. During 1996, Miracle Partners loaned $81,500 to Lube Ventures, the balance of which was repaid at December 31, 1996. A $25,000 note receivable from Lube Ventures outstanding at December 31, 1995, was repaid in 1996. The sole shareholder of Miracle Partners owns 22% of GEM Development Corp. and 50% of Lube Ventures.

     During 1996, Miracle Partners earned management fees of $89,500 and $24,000 from Sunbrite, Inc. and Miracle CW, Inc., respectively. Miracle Partner's sole shareholder owns 50% of Sunbrite, Inc. and 50% of Miracle CW, Inc. During 1996, Miracle Partners sold equipment to Miracle CW, Inc. for a recorded gain of $20,676.

                    MIRACLE PARTNERS SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996, is derived from the audited financial statements of Miracle Partners included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The balance sheet data as of December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Miracle Partners considers necessary for a fair presentation of its financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997, or any other future period.

                                                                        YEARS ENDED DECEMBER 31         SIX MONTHS ENDED JUNE 30
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................        $416          $  443           $256            $229
Direct cost........................................................         149             117             81              87
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................         267             326            175             142
General and administrative expenses................................         216             224            124             132
                                                                      ------------    ------------    ------------    ------------
Income from operations.............................................          51             102             51              10
Other income (expense).............................................         (25)             31            (18)             11
                                                                      ------------    ------------    ------------    ------------
Income (loss)......................................................        $ 26          $  133           $ 33            $ 21
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                      DECEMBER 31,    DECEMBER 31,                      JUNE 30,
                                                                          1995            1996                            1997
                                                                      ------------    ------------                    ------------
BALANCE SHEET DATA:
Working deficit....................................................      $  (38)         $ (160)                         $ (121)
Total assets.......................................................       1,797           1,751                           1,792
Total debt.........................................................       1,535           1,356                           1,353
Stockholders' equity...............................................         232             367                             387

            MIRACLE PARTNERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1996

     REVENUE. Revenue decreased approximately $27,000 to $229,000 for the six months ended June 30, 1997 from $256,000 for the six months June 30, 1996. This decrease was primarily attributable to the severe rains and poor weather in the spring of 1997 which adversely impacted revenues from car wash sales.


     CONTRIBUTION. Cost of sales consists of direct costs related to the operation of car wash facilities, including personnel, utilities, maintenance and supplies. Contribution decreased 19% to $142,000 in 1997 from $175,000 in 1996. Contribution as a percentage of revenue decreased to 62% in 1997 from 68% in 1996. The decrease was largely a result of the decrease in service revenues attributable to the severe rains and poor weather in the spring of 1997.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $8,000 or 6% to $132,000 for the six months ended June 30, 1997 from $124,000 for the six months ended June 30, 1996. General and administrative expenses as a percentage of revenue increased to 58% in 1997 from 48% in 1996. The increase was partially attributable to additional legal and accounting fees.

     OTHER INCOME (EXPENSE). Other income increased $29,000 to $11,000 in 1997 from expense of $18,000 in 1996. This change is primarily attributable to a decrease in interest expense of $15,000 coupled with an increase in management fees of $14,000.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased 7% to $443,000 for the year ended December 31, 1996 from $416,000 for the year ended December 31, 1995. This change was due primarily to increased management fees income.


     CONTRIBUTION. Costs of sales consists of direct costs related to the operation of car wash facilities, including personnel, utilities, maintenance and supplies. Contribution increased 22% to $326,000 in 1996 from $267,000 in 1995. Contribution as a percentage of revenues increased to 74% in 1996 to 64% in 1995. These changes were a result of the increase in management fee income which generates a higher profit margin.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 4% to $224,000 for the year ended December 31, 1996 from $216,000 for the year ended December 31, 1995. This increase is due primarily to increased sales volume during 1996. General and administrative expenses as a percentage of revenues decreased to 51% in 1996 from 52% in 1995.


     OTHER INCOME (EXPENSE). Net other expense increased $56,000 from 1996 to 1995 primarily due to a gain on sale of equipment and an increase in other income.


LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Miracle Partners:

                                                                                                YEAR ENDED        SIX MONTHS
                                                                                               DECEMBER 31      ENDED JUNE 30
                                                                                              --------------    --------------
                                                                                              1995     1996     1996     1997
                                                                                              -----    -----    -----    -----

                                                                                                       (IN THOUSANDS)
Net cash (used in) operating activities....................................................   $ 148    $ 242    $ 142    $ 114
Net cash used in investing activities......................................................    (134)     (91)     (25)     (89)
Net cash used in financing activities......................................................      (7)    (180)    (112)      (2)
                                                                                              -----    -----    -----    -----
Change in cash and cash equivalents........................................................   $   7    $ (29)   $   5    $  23
                                                                                              -----    -----    -----    -----
                                                                                              -----    -----    -----    -----



     For the six months ended June 30, 1997, Miracle Partners generated $114,000 in net cash from operations. During this period, $97,000 was generated from net income before non-cash charges and $16,000 was generated from the change in working capital. During the six months ended June 30, 1997, cash used in investing activities was primarily attributable to the acquisition of fixed assets. Cash used in financing activities was attributable to proceeds from debt of $31,000 offset by payments on debt of $33,000.

     From January 1, 1995 through December 31, 1996, Miracle Partners generated $390,000 in net cash from operating activities. During this period, $373,000 was generated from net income before non-cash charges, and $17,000 was generated through reductions in working capital. Cash used in investing activities was attributable to $225,000 in purchases of property and equipment. Cash used in financing activities was attributable to $187,000 in net payments on debt.

                     INFORMATION REGARDING PREMA PROPERTIES

BUSINESS OF PREMA PROPERTIES


     Prema Properties owns and operates seven (7) car wash centers in Ohio. The centers are located primarily in central Ohio and the Cleveland, Ohio area. The nine car wash centers contain in the aggregate 47 self-service units and six automatic units. All of the automatic units have been installed within the last two years and all of the units include HydroSpray car wash equipment. At each of the car wash sites, the company has vending equipment and self-serve vacuums to provide additional services to the customer. Each of the car wash centers has a part-time attendant assigned to it and the company utilizes area managers in both the Cleveland area and in central Ohio. In addition to the company's car wash operations, Prema Properties is the owner/operator of a Lube Depot franchise unit located in Brookpark, Ohio. This unit is operated by two full-time employees and one part-time employee. The Lube Depot employees also service the car wash facility at that location. Major maintenance requirements for the car wash systems are provided by Miracle Industries, Inc. There is no state or local regulation of the operations of the car washes, other than the requirement of obtaining sales tax licenses. Prema Properties has 9 employees of which 5 are full time employees.


PRINCIPAL MEMBERS OF PREMA PROPERTIES

     The following table sets forth information as of April 15, 1997 with respect to (i) each person known to Prema Properties to be the beneficial owner of more than 5% of the outstanding membership interests in Prema Properties,
(ii) each Managing Member of Prema Properties, (iii) each executive officer of Prema Properties, and (iv) all Managing Members and executive officers of Prema Properties as a group.

                                                                                                                 % OF PREMA
                                                                                                                 PROPERTIES
                           MANAGING MEMBERS, OFFICERS AND 5% BENEFICIAL OWNERS                              MEMBERSHIP INTERESTS
---------------------------------------------------------------------------------------------------------   --------------------
MANAGING MEMBERS AND OFFICERS:
George A. Bavelis........................................................................................           15.12
Lee D. Adamantidis.......................................................................................            8.40
Effie Eliopulos..........................................................................................           15.12
Ernest S. Malas..........................................................................................           15.12
Clarence E. Deal.........................................................................................           15.12
George Pandozi...........................................................................................           15.12
Richard Krahe............................................................................................             8.0
Mitchell Krahe...........................................................................................             8.0
                                                                                                                   ------
All Managing Members, Executive Officers and
  5% Beneficial Owners as a group........................................................................             100%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Certain directors and officers of Miracle Industries are equity holders in Prema Properties. George Bavelis, a 7.94% equity holder of Miracle Industries and an officer and director of Miracle Industries, is a 15.12% equity holder in Prema Properties. Effie Eliopoulos, a director, officer and 28.43% shareholder of Miracle Industries, is a 15.12% shareholder in Prema Properties. Ernest S. Malas, a director, officer and 30.78% shareholder in Miracle Industries, is a 15.12% shareholder in Prema Properties. Prema Properties purchased car wash equipment, parts and maintenance services from Miracle Industries. Prema Properties was provided a discount from the standard quoted prices of Miracle Industries of ranging between 5% and 35% depending on the items being purchased. The amount of the discount was determined upon the amount of activity required of Miracle Industries in providing the product or service. Prema Properties purchased approximately $282,000 and $100,000 of equipment and supplies during 1996 and 1995, respectively. At December 31, 1996, accounts payable to Miracle Industries totaled $58,436.

     Prema Properties holds a note payable to Pella Company, which bears interest at 9.25% and is payable on demand. Pella Company is a related party through common ownership and manages the operations of Prema Properties. The note was made to finance the purchase of additional property and equipment. At December 31, 1996, the balance due was $448,793.

                    PREMA PROPERTIES SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996, is derived from the audited financial statements of Prema Properties included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and the six months ended June 30, 1996 and 1997 and the balance sheet data as of June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The statement of operations data for the year ended December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Prema Properties considers necessary for a fair presentation of its financial position and results of operations.

     The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997 or any other future period.


                                                                        YEARS ENDED DECEMBER 31,       SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------
                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................      $  354          $  672          $  312          $  390
Direct cost........................................................         235             609             374             323
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................         119              63             (62)             67
General and administrative expenses................................          25              52              31              24
                                                                      ------------    ------------    ------------    ------------
Income from operations.............................................          94              11             (93)             43
Other expense......................................................         (81)           (204)            (78)           (148)
                                                                      ------------    ------------    ------------    ------------
Net income (loss)..................................................      $   13          $ (193)         $ (171)         $ (105)
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                           DECEMBER 31,   DECEMBER 31,                  JUNE 30,
                                                                               1995           1996                        1997
                                                                           ------------   ------------                  --------
BALANCE SHEET DATA:
Working deficit..........................................................     $ (179)        $ (643)                     $ (828)
Total assets.............................................................      1,298          3,255                       3,144
Total debt...............................................................        879          2,977                       3,008
Stockholders' equity.....................................................        385            193                          88

            PREMA PROPERTIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased $78,000, or 25%, to $390,000 for the six months ended June 30, 1997 from $312,000 for the six months ended June 30, 1996. This change was due to the installation of additional car washes in 1997.


     CONTRIBUTION. Costs of sales consists of direct costs related to the installation and operation of car washes, including fees, salaries, supplies, chemicals and maintenance. Contribution increased to $67,000 in 1997 from $(62,000) in 1996. Contribution as a percentage of revenues increased to 17% in 1997 from (20)% in 1996. These changes were largely attributable to increased revenues in 1997 from the 5 new car wash facilities installed in 1996 without the corresponding installation costs incurred in 1996.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $7,000 or 23% to $24,000 for the six months ended June 30, 1997 from $31,000 for the six months ended June 30, 1996. General and administrative expenses as a percentage of revenues decreased to 6% in 1997 from 10% in 1996 due to a reduction in administrative costs attributable to the installation of fewer car wash facilities in 1996 versus 1997.


     OTHER EXPENSE. Net other expense increased $70,000 to $(148,000) in 1997 from $(78,000) in 1996. The change was a result of interest costs on debt associated with the acquisition of new car wash facilities in 1996 and 1997.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased $318,000, or 90%, to $672,000 for the year ended December 31, 1996 from $354,000 for the year ended December 31, 1995. This change was due to the installation of five new car washes during 1996.


     CONTRIBUTION. Costs of sales consists of direct costs related to the installation and operation of car washes, including fees, salaries, supplies, chemicals and maintenance. Contribution decreased $56,000 or 47% to $63,000 in 1996 from $119,000 in 1995. Contribution as a percentage of revenues decreased to 9% in 1996 from 34% in 1995. These changes were a result of costs incurred to install the five new car wash facilities.


     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $27,000, or 111%, to $52,000 for the year ended December 31, 1996 from $25,000 for the year ended December 31, 1995. General and administrative expenses as a percentage of revenues remained relatively constant at 8% in 1996 and 7% in 1995.


     OTHER EXPENSE. Net other expense increased $123,000 to $(204,000) in 1996 from $(81,000) in 1995 primarily due to a $137,000 increase in interest expense related to new debt obligations entered into during 1996 in order to fund the increase in operations, and a $15,000 change in investment income attributable to Tamarack Car Wash.


LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Prema Properties:

                                                                                       YEAR ENDED          SIX MONTHS ENDED
                                                                                      DECEMBER 31              JUNE 30,
                                                                                   ------------------      -----------------
                                                                                   1995        1996         1996        1997
                                                                                   -----      -------      -------      ----

                                                                                                (IN THOUSANDS)
Net cash provided by (used in) operating activities.............................   $ 110      $    28      $   (92)     $(40)
Net cash used in investing activities...........................................    (184)      (1,955)      (1,640)      (26)
Net cash provided by financing activities.......................................     102        1,964        1,818        31
                                                                                   -----      -------      -------      ----
Change in cash and cash equivalents.............................................   $  28      $    37      $    86      $(35)
                                                                                   -----      -------      -------      ----
                                                                                   -----      -------      -------      ----


     During the six months ended June 30, 1997 and 1996, respectively, Prema Properties used $40,000 and $92,000 net cash in operating activities. During 1996, the Company recorded a $105,000 net loss before non-cash charges and $13,000 from increases in working capital accounts. During 1996, the Company recorded a $3,000 loss before non-cash charges and $37,000 from decreases in working capital accounts. During the six months ended June 30, 1997 and 1996, Prema Properties used $26,000 and $1,640,000 net cash in investing activities primarily towards the purchase of property and equipment. During the six months ended June 30, 1997 and 1996, respectively, Prema Properties received $31,000 and $1,818,000 in cash flow from financing sources primarily due to debt proceeds.

     From January 1, 1995 through December 31, 1996, Miracle Partners generated $138,000 in net cash from operating activities. During this period, $72,000 was generated from net income before non-cash charges, and $66,000 was generated through reductions in working capital. Cash used in investing activities was attributable to $2,054,000 in purchases of property and equipment, $62,000 in investments and $23,000 in other purchases. Financing sources consisted of $2,066,000 in net debt proceeds.

                     INFORMATION REGARDING RALSTON CAR WASH

BUSINESS OF RALSTON CAR WASH


     Ralston Car Wash was formed in 1987 in order to own and operate self-service car washes in the Denver, Colorado metropolitan area. Currently, Ralston Car Wash owns one self-service car wash site. The total number of bays for the car wash is ten, one of which is automatic. The site is operated through a centralized control system located on-site. Such controls include the ability to check the functions, number and type of transactions, and receipts at the car wash site. Ralston Car Wash's computer system contains highly sophisticated software, which may be used to change the operational system at the site at any time. The site is usually staffed by one attendant during specified business hours seven days a week. Ralston Car Wash has no full-time employees, and it contracts with Rocky Mountain II for part-time employees.


     The competition for Ralston Car Wash generally consists of other self-service car washes (as opposed to full-service car washes). Ralston Car Wash's business is subject to seasonal fluctuations. The winter months (generally, November through March) are the busiest for the car wash, and there is an approximate 30% variation in revenues between the winter and summer months. In addition, overall weather conditions in any season can affect the receipts of the car wash. The equipment contained at the site requires considerable maintenance, which is performed by employees of Ralston Car Wash. The equipment is upgraded approximately every five years. Ralston Car Wash uses only biodegradable soap and other ingredients in the operation of the car wash. There is no state or local regulation of the operations of the car wash, other than the requirement to obtain a sales tax license.

PRINCIPAL MEMBERS OF RALSTON CAR WASH

     William R. Klumb, the Managing Member of Ralston Car Wash, owns 99.9999% of the outstanding Membership Interests in Ralston Car Wash.

                    RALSTON CAR WASH SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the year ended December 31, 1996 and the balance sheet data as of December 31, 1996, is derived from the audited financial statements of Ralston Car Wash included elsewhere in this Joint Proxy Statement/Prospectus. The statement of operations data set forth below with respect to the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1997 and the balance sheet data as of December 31, 1995 and June 30, 1997 is derived from unaudited financial statements included in this Joint Proxy Statement/Prospectus. The balance sheet data as of December 31, 1995 is derived from unaudited financial statements not included in this Joint Proxy Statement/Prospectus. The unaudited financial statements include all normal recurring adjustments that Ralston Car Wash considers necessary for a fair presentation of its financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997, or any other future period.

                                                                        YEARS ENDED DECEMBER 31         SIX MONTHS ENDED JUNE 30
                                                                      ----------------------------    ----------------------------
                                                                          1995            1996            1996            1997
                                                                      ------------    ------------    ------------    ------------

                                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue............................................................       $149            $164            $ 88            $ 94
Direct cost........................................................         65              91              52              57
                                                                      ------------    ------------    ------------    ------------
Contribution.......................................................         84              73              36              37
Selling, general and administrative expenses.......................         48              39              17              16
                                                                      ------------    ------------    ------------    ------------
Income from operations.............................................         36              34              19              21
Other income (expense).............................................        (30)            (37)            (11)            (12)
                                                                      ------------    ------------    ------------    ------------
Income (loss)......................................................       $  6            $ (3)           $  8            $  9
                                                                      ------------    ------------    ------------    ------------
                                                                      ------------    ------------    ------------    ------------


                                                                   DECEMBER 31,     DECEMBER 31,                     JUNE 30,
                                                                       1995             1996                           1997
                                                                   ------------     ------------                     --------
BALANCE SHEET DATA:
Working deficit................................................       $ (119)           $(78)                          $(72)
Total assets...................................................          227             220                            210
Total debt.....................................................          248             286                            257
Stockholders' deficit..........................................          (95)            (98)                           (89)

            RALSTON CAR WASH MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. Revenues increased 7% to $94,000 for the six months ended June 30, 1997 from $88,000 for the six months ended June 30, 1996. This change was due to efforts by Ralston Car Wash to increase sales volume.

     GROSS PROFIT. Costs of sales consists of direct costs related to costs associated with installation and operation of car washes, including fees, salaries, supplies, chemicals and maintenance. The cost of sales increased $5,000 due to the reallocation of overhead expenses among related entities. Gross profit and gross profit as a percentage of revenues remained essentially the same for the two periods.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES. Revenues increased 10% to $164,000 for the year ended December 31, 1996 from $149,000 for the year ended December 31, 1995. This change was due to efforts by the Ralston Car Wash to increase sales volume.

     GROSS PROFIT. Costs of sales consists of direct costs related to costs associated with installation and operation of car washes, including fees, salaries, supplies, chemicals and maintenance. The cost of sales increased due to maintenance requirements and customer marketing programs. Gross profit decreased $11,000 in 1996 from $84,000 in 1995. Gross profit as a percentage of revenues decreased to 45% in 1996 from 57% in 1995. These changes were a result of the allocation of costs between related entities and the reinvestment in the company to upgrade its existing facility.

     OTHER INCOME (EXPENSE). Interest expense increased $7,000 to $37,000 in 1996 from $30,000 in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from the statement of cash flows of Ralston Car Wash:

                                                                                            YEAR ENDED          SIX MONTHS
                                                                                           DECEMBER 31        ENDED JUNE 30
                                                                                          --------------      --------------
                                                                                          1995      1996      1996      1997
                                                                                          ----      ----      ----      ----

                                                                                                    (IN THOUSANDS)
Net cash provided by operating activities..............................................   $ 25      $ 12      $ 12      $ 24
Net cash used in investing activities..................................................     --       (11)       (8)       --
Net cash provided by (used in) financing activities....................................    (21)        2        (6)      (28)
                                                                                          ----      ----      ----      ----
Change in cash and cash equivalents....................................................   $  3      $  3      $ (2)     $ (4)
                                                                                          ----      ----      ----      ----
                                                                                          ----      ----      ----      ----


     For the six months ended June 30, 1997, Ralston Car Wash generated $24,000 in net cash from operations. During this period, Ralston recorded a net income of $18,000 before non-cash charges, combined with the $5,000 increase in working capital accounts. Cash used in financing activities was attributable to payments on debt of $28,000.



     From January 1, 1995 through December 31, 1996, Ralston Car Wash generated $37,000 in net cash from operating activities. During this period, $52,000 was generated from net income before non-cash charges, and $15,000 was used in the reduction of working capital. Cash used in investing activities was attributable to $11,000 in purchases of property and equipment. Cash used in financing activities was attributable to $19,000 in net payments on debt. At the end of 1996, Ralston Car Wash had no commitments for material capital expenditures. If this transaction is not consummated, Ralston Car Wash would seek to expand its current facility, and would need to obtain additional financing for such expansion.

                           INFORMATION REGARDING KBG

BUSINESS OF KBG


     KBG LLC was formed in 199 as a Colorado limited liability company and owns proprietary Programmable Logic Controller (PLC) software designed by Karl Byrer and used to integrate all aspects of a self-service car wash operation into one centralized control point. KBG offers marketing, managing and site consulting to the car wash and fast lube industries. An outgrowth of these activities has been development by KBG of sophisticated computer control systems. In addition, KBG is a distributor of HydroSpray Car Wash Equipment and Miracle Chemicals.


     KBG LLC was formed by Karl Byrer Group, Inc. and funded with the software in exchange for the membership interests simply to create an entity with a single asset and no liabilities to provide a vehicle for the corporation to exchange equity interests with Karl Byrer Group, Inc. By exchanging interests, Precision Auto Care has obtained the software it desired and Karl Byrer Group, Inc. has obtained the Precision Auto Care Common Stock.

PRINCIPAL MEMBERS OF KBG

     Karl Byrer Group, Inc. owns 100% of the Membership Interests in KBG LLC. KBG LLC is managed by Karl Byrer Group, Inc. Karl Byrer Group, Inc. is owned, 100%, by Karl W. Byrer and he is the President of the corporation and sole Director.

CERTAIN RELATIONSHIPS

     The Karl Byrer Group, Inc. is engaged in a number of related party transactions. The Karl Byrer Group, Inc. is involved in providing marketing and consulting services to Lube Ventures, Inc. on an ongoing basis. This relationship has existed for approximately two years, and has amounted to revenues for the Karl Byrer Group of approximately $20,000.

     The Karl Byrer Group, Inc. provides marketing and consulting services to Rocky Mountain Ventures. In addition, the Company provides systems integration for Rocky Mountain Ventures utilizing the PLC software designed by the principal of the Karl Byrer Group, and owned by KBG LLC a 100% subsidiary of Karl Byrer Group, Inc. The relationship between the Karl Byrer Group, Inc. and Rocky Mountain Venture has existed for the past seven years, and produces revenue to the Karl Byrer Group of approximately $75,000 per year.

     Karl Byrer and William Klumb, a principal of Rocky Mountain Ventures, each individually own a 50% membership interest in Intermountain Lube, LLC. Intermountain Lube, LLC will be engaged in the business of operating a franchised automotive car wash which is currently under construction. This car wash will be a Precision Auto Care lube and wash after the Combination. The Karl Byrer Group, Inc. also provides ongoing marketing, technical and consulting services to Miracle Industries. These services include the use of the PLC software owned by KBG LLC. The Karl Byrer Group, Inc. has been providing these consulting services to Miracle Industries for the past five years, and receives revenue from this relationship in the amount of approximately $75,000 per year.

     Karl Byrer Group, Inc. acts as a distributor for Miracle Chemical and HydroSpray car wash equipment. Sales attributed to Karl Byrer Group, Inc. totalled approximately $100,000, and the commissions owed to Karl Byrer Group, Inc. from those sales totalled approximately $20,000.

                     COMPARATIVE RIGHTS OF SECURITY HOLDERS

     The stockholders or members, as the case may be, of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG should be aware that upon receipt of Precision Auto Care Common Stock, their rights as stockholders or members, which are now governed by the laws of their respective states of incorporation, their articles of incorporation, certificate of incorporation and bylaws or membership agreement, as the case may be, of their respective companies (the "Governance Documents"), will be governed by the laws of the State of Virginia, the state of incorporation of Precision Auto Care and by Precision Auto Care's articles of incorporation (the "Precision Auto Care Certificate") and bylaws (the "Precision Auto Care Bylaws"). Upon the Effective Time of the Combination, the rights of the stockholders and members, as applicable, of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG will be different, and possibly adversely affected, due to the differences between the laws of the various states of incorporation and between the Governance Documents and the Precision Auto Care Certificate and Precision Auto Care Bylaws. Accordingly, the stockholders and members, as applicable, of each the Constituent Companies should carefully review the following, which the Constituent Companies believe addresses all material differences in the rights of stockholders or members, as applicable, upon consummation of the Combination, to understand how certain of their rights as stockholders and members will be affected upon completion of the Combination.

     The following is a brief description of those differences. This description does not purport to be a complete explanation of all of the differences between the rights of Precision Auto Care stockholders and the stockholders and members, as applicable, of each of WE JAC, Miracle Industries, Lube Ventures, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties, Ralston Car Wash and KBG. Furthermore, the identification of specific differences is not meant to indicate that other differences do not exist. The following summary is also qualified in its entirety by reference to the Colorado Business Corporation Act (the "CBCA"), the Delaware General Corporation Law (the "DGCL"), the Ohio General Corporation Law (the "OGCL"), the Virginia Stock Corporation Act (the "VSCA"), the Governance Documents and the Precision Auto Care Certificate and Precision Auto Care Bylaws. WE JAC, Lube Ventures and Miracle Partners are incorporated under the laws of the State of Delaware. Consequently, the Mergers will affect the rights of WE JAC, Lube Ventures and Miracle Partners stockholders to the extent that there are differences between the VSCA and the DGCL and between the WE JAC, Lube Ventures and Miracle Partners certificates of incorporation and the Precision Auto Care Certificate and between the WE JAC, Lube Ventures and Miracle Partners bylaws and the Precision Auto Care Bylaws. Miracle Industries is incorporated under the laws of the State of Ohio; therefore, the Mergers and Exchange Offers will affect the rights of stockholders of Miracle Industries to the extent there are differences between the VSCA and the OCGL, and between the Miracle Industries articles of incorporation and bylaws and the Precision Auto Care Certificate and Precision Auto Care Bylaws. Rocky Mountain I and Rocky Mountain II are incorporated under the laws of the State of Colorado; therefore, the Mergers will affect the rights of stockholders of Rocky Mountain I and Rocky Mountain II to the extent there are differences between the VSCA and the CBCA, and between the Rocky Mountain I and Rocky Mountain II articles of incorporation and bylaws and the Precision Auto Care Certificate and Precision Auto Care Bylaws. Prema Properties is a limited liability company formed under the laws of Ohio. Therefore, the Exchange Offer will affect the rights of members of Prema Properties to the extent there are differences between limited liability companies and corporations and to the extent there are differences between the VSCA and the Ohio LLC Act ("OLLCA") and between the Prema Properties membership agreement and the Precision Auto Care Certificate and Precision Auto Care Bylaws. Ralston Car Wash and KBG are limited liability companies formed under the laws of the State of Colorado. Therefore, the Exchange Offer will affect the rights of Ralston Car Wash and KBG members to the extent there are differences between limited liability companies and corporations and to the extent there are differences between the VSCA and the LLC Act of the State of Colorado (the "CLLCA") and between the respective membership agreements and the Precision Auto Care Certificate and the Precision Auto Care Bylaws.

     Because the certificate of incorporation and bylaws of WE JAC, Lube Ventures and Miracle Partners, all of which are incorporated under the laws of the State of Delaware, are substantially the same with respect to the rights discussed below, the discussion of each of the rights applicable to those corporations has been combined for the convenience of the reader. Because the articles of incorporation and bylaws of Rocky Mountain I and Rocky Mountain II, each of which are incorporated under the laws of the State of Colorado, are substantially the same with respect to the rights discussed below, the discussion of each of the rights applicable to those corporations has also been combined for the convenience of the reader. Because Ralston Car Wash and KBG are Colorado limited liability companies, the discussion of the rights applicable to these limited liability companies has also been combined.

GENERAL

LIABILITY OF DIRECTORS/MANAGING MEMBERS

     PRECISION AUTO CARE. The articles of incorporation of a Virginia corporation may limit or eliminate the personal liability of a director to the corporation or its stockholders for the director's breach of fiduciary duty to the corporation. The articles of incorporation cannot limit or eliminate the director's liability for the director's (i) willful misconduct, (ii) knowing violation of any criminal law or of any federal or state securities law, including (without limitation) any claim of unlawful insider trading or manipulation of the market for any security, or (iii) payment of unlawful distributions, including dividends and stock redemptions. Precision Auto Care, Inc.'s articles of incorporation eliminate directors' liability to Precision Auto Care and to its shareholders to the fullest extent permitted by Virginia law.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Under the DGCL the certificate of incorporation of a Delaware corporation may include a provision limiting or eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision, however, may not eliminate or limit the liability of a director for (i) breaches of the director's duty of loyalty to the corporation or its stockholder; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper benefit. WE JAC's, Lube Ventures and Miracle Partners' certificates of incorporation limits director liability to the fullest extent permitted by law.

     MIRACLE INDUSTRIES. Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Section 1701.59(B) of the OGCL provides in pertinent part: "A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes is to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances."

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of his duties, including any action involving or affecting (i) a change or potential change in control of the corporation, (ii) a termination or potential termination of a director's service to the corporation as a director or (iii) a director's service in any other position or relationship with the corporation. The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under
Section 1701.95 of the OGCL. There is no comparable provision limiting the liability of officers, employees or agents of Ohio corporations.

     Ohio law provides specific statutory authority for directors, when determining what they reasonably believe to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and the short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Under the CBCA, a director who votes for or assents to a distribution made in violation of the CBCA or the articles of incorporation of the corporation, is personally liable to the corporation for the portion of the distribution which is unlawful. No distribution may be made under the CBCA if the corporation would be unable to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy preferential rights upon dissolution of shareholders whose preferential rights are superior to those of shareholders receiving the distribution. Directors may also be liable if they fail to meet the required standards of conduct. Each director of a Colorado corporation is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interests of the corporation. The CBCA permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The articles of incorporation of Rocky Mountain I and Rocky Mountain II do not contain such a provision.

     PREMA PROPERTIES. Prema Properties is an Ohio Limited Liability Company ("LLC"). Therefore, it does not have directors. Under the Ohio LLC Act ("OLLCA"), a LLC may either reserve the management to its members or appoint manager(s). Under the operating agreement of Prema Properties, the management has been vested in a general manager. The OLLCA provides that neither the members nor the managers of a LLC are liable solely by reason of being a member or manager of a LLC. A manager in an Ohio LLC is required to perform his duties in good faith in a manner he reasonably believes would be in the best interest of the LLC and with the care that the ordinary prudent person in similar situation would use. A manager of a LLC does not violate this standard unless it is proved by clear and convincing evidence that he has not acted in good faith in the manner he reasonably believes to be in the best interest of the LLC or with the care that an ordinary prudent person would use in similar circumstances. The manager of a LLC is liable for damages for any action which he takes or fails to take only if it is proved by the clear and convincing evidence that his actions were undertaken with deliberate intent to cause injury to the LLC or with reckless disregard for the best interest of the LLC.

     RALSTON CAR WASH AND KBG. Under the CLLCA, the managing member is required to act in good faith in a manner the managing member reasonably believes to be in the best interest of the LLC, and with such care as an ordinarily prudent person in a like position would use in similar circumstances. The managing member is entitled to rely on information, opinions, reports or statements of the LLC's employees, accountants or other experts and certain committees unless the manager has knowledge of the matter in question that will cause such reliance not to be warranted.

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INDEMNIFICATION

     PRECISION AUTO CARE. Under the VSCA, a Virginia corporation may indemnify a director or officer against liability if the director or officer conducted himself in good faith and believed that his official conduct was in the best interests of the corporation and all other non-official conduct was not opposed to the corporation's best interests, or in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding in which the director or officer is adjudged liable on the basis that he received an improper personal benefit. A director or officer also cannot be indemnified in connection with a proceeding by or in the right of the corporation in which the director or officer is adjudged liable to the corporation. In addition, under the VSCA, any corporation may indemnify, including an indemnity with respect to a proceeding by or in the right of the corporation, and may provide for advances or reimbursement of expenses, to any director, officer, employee or agent that is authorized by the articles of incorporation or any bylaw approved by the stockholders or any resolution adopted, before or after the subject event, by the stockholders except an indemnity against (i) willful misconduct or (ii) a knowing violation of criminal law. To the fullest extent permitted by the VSCA, Precision Auto Care's Articles of Incorporation require indemnification of all directors, advisory directors and officers of Precision Auto Care, and permit indemnification of employees and agents of Precision Auto Care and directors, advisory directors, officers, employees and agents of subsidiaries and affiliates of Precision Auto Care. Subject to the statutory exceptions, Precision Auto Care's Articles of Incorporation eliminate liability of any director, advisory director or officer of Precision Auto Care in connection with a proceeding by or in the right of the corporation or by or on behalf of its stockholders, unless the director, advisory director or officer engaged in willful misconduct or knowingly violated any criminal or securities law.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. To the extent a director, officer, employee or agent has succeeded on the merits or otherwise in defense of any action, suit or proceeding brought in connection with his holding such a position, indemnification is mandatory under Delaware law. Indemnification shall cover expenses, including attorneys fees, actually and reasonably incurred by that person in connection therewith.

     In addition to the mandatory indemnification described in the preceding paragraph, Delaware law generally permits, and WE JAC's, Lube Ventures' and Miracle Partners' bylaws require indemnification for expenses, judgments, and amounts paid in settlement incurred in connection with third-party actions, and for expenses incurred in connection with derivative actions, provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, or, in a criminal proceeding, that the person had no reason to believe his conduct to be unlawful. The determination must be made (i) by a majority of the directors who were not parties to the action, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel, or (iii) by the stockholders. Notwithstanding the foregoing, without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable.

     A Delaware corporation may, and WE JAC's, Lube Ventures' and Miracle Partners' bylaws provide that it should, make advances of expenses to a director or an officer in defending any action, suit or proceeding in advance of its final disposition upon the receipt of an undertaking by or on behalf of such director or officer to repay such if it is ultimately determined that the director or officer is not entitled to indemnification. Such advances also may be provided to employees and agents of the corporation upon approval by the board of directors. WE JAC's, Lube Ventures' and Miracle Partners' bylaws so provide.

     WE JAC's, Lube Ventures' and Miracle Partners' bylaws provide that, unless otherwise provided when authorized, indemnification and advancement of expenses shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of that person's heirs, executors and administrators.

     MIRACLE INDUSTRIES. Under Section 1701.13(E) of the OGCL, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding. Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     The OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may

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grant indemnification in actions other than actions brought by, or derivatively in the right of, the corporation if the indemnitee has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

     An Ohio corporation may also provide indemnification in actions brought by, or derivatively in the right of, the corporation for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action if the officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement in such actions. The corporation may not indemnify a director, officer, employee or agent in such actions for attorneys' fees and expenses if the director, officer, employee or agent is adjudged to be liable to the corporation for negligence or misconduct in the performance of his duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. A Colorado corporation may indemnify an individual who is or was a director or officer of the corporation or who is or was serving as a director or officer of another corporation at the request of the corporation, against liabilities incurred in such person's capacity as a director or officer if the person conducted himself in good faith and reasonably believed that his conduct was in the best interest of the corporation, or that his conduct was at least not opposed to the corporation's best interests. Unless limited by its articles of incorporation, a Colorado corporation is required to indemnify a person who is or was serving as a director or officer who is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred in connection with the defense of the proceeding. The articles of incorporation and the bylaws of Rocky Mountain I and Rocky Mountain II do not contain any provisions relating to the indemnification of directors and officers.

     PREMA PROPERTIES. A manager of an Ohio LLC may be indemnified against expenses, including attorney's fees, judgments, fines and settlement amounts that are incurred in connection with any proceedings in which he has been made or is threatened with being made a party (other than an action by or on behalf of the LLC), arising out of the position or its service on behalf of the LLC, so long as the Manager's actions are taken in good faith and the manager reasonably believed the act to be in the best interest of the LLC, and, in connection with any criminal action, the manager had no reasonable cause to believe his conduct was unlawful. If the action against the Manager is by the LLC, the manager may be indemnified if his actions were in good faith and in a manner he reasonably believes to be in the best interest of the LLC, except that the manager may not be indemnified with respect to any matter in which he is judged to be liable for negligence or misconduct in the performance of his duty to the LLC, unless a court determines that the manager is fairly and reasonably entitled to such indemnification. To the extent that the manager of the LLC has been successful in defense of any proceeding, he is entitled to indemnification against expenses, including attorney's fees, that were actually and reasonably incurred by him. Where indemnification is discretionary with the LLC, the determination whether the Manager has met the applicable standards of conduct is made under one of the following methods: (i) a majority vote of a quorum consisting of the managers who are not parties or threatened to be made parties to the proceeding;
(ii) a written opinion by independent legal counsel; (iii) by the members, or
(iv) by the court in which proceedings are brought. The LLC may purchase or maintain liability insurance or similar protection on behalf of the manager of the LLC whether or not the LLC would have the power to indemnify the representative against that liability.

     RALSTON CAR WASH AND KBG. Under the CLLCA, if authorized by the majority vote of members, a managing member is entitled to indemnification if he conducted himself in good faith and reasonably believed that his conduct was in the LLC's best interest if such conduct was in the managing member's official capacity; or in all other cases, if the managing member's conduct was at least not opposed to the LLC's best interest and in the case of a criminal proceeding, the managing member had no reasonable cause to believe his conduct was unlawful. A LLC is not entitled to indemnify the managing member in connection with any proceeding by or in the right of the LLC in which the managing member was adjudged liable to the LLC or in connection with any proceeding charging improper personal benefit to the manager. Indemnification in connection with a proceeding by or in the right of the LLC is limited to reasonable expenses incurred in connection with the proceeding. Unless the articles of organization of the LLC provide otherwise, a LLC shall be required to indemnify a managing member who was wholly successful, on the merits or otherwise in defense of any proceeding to which he was a party with respect to his reasonable expenses incurred in connection with the proceeding. A LLC is entitled to purchase liability insurance on behalf of a managing member against any liability, asserted against him in that capacity whether or not the LLC has the power to indemnify the managing member against such liability. Any indemnification to a managing member if arising out of proceedings by or on behalf of the LLC shall be reported in writing to the members before the next members' meeting. The

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1994 CLLCA has simplified the indemnification provisions and now it merely states that a LLC shall indemnify every managing member with respect to payments made and personal liabilities reasonably incurred by that managing member in the ordinary and proper conduct of the LLC's business or for the preservation of the LLC's business or property.

DISTRIBUTIONS AND REDEMPTIONS

     PRECISION AUTO CARE. Virginia law has abolished the statutory distinctions among various types of surplus that traditionally regulate whether distributions are lawful. Instead, Virginia law generally permits distributions provided that, after the distribution (1) the corporation may continue to pay its debts in the ordinary course of business, and (2) the corporation's assets equal or exceed its liabilities plus the dissolution preferences of preferred equity securities. Virginia law requires that the corporation's board of directors base its determination that the distribution is permitted on financial statements prepared on the basis of accounting principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

     Virginia law permits a corporation to acquire its own shares. Shares so redeemed become authorized but unissued shares of the same class, but undesignated as to series. The articles of incorporation of Precision Auto Care, Inc. contain no provision forbidding the reissuance of acquired shares.

     Virginia law deems stock redemptions to be distributions. Accordingly, a Virginia corporation considering a stock redemption must consider whether, after the redemption, the corporation would become insolvent. The corporation's board of directors uses the same financial tests and criteria of solvency as they would for any other distribution as described above.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. This provision does not invalidate or otherwise affect a note, debenture or other obligation of the corporation that it paid as a dividend if at the time such obligation was delivered by the corporation, the corporation had either surplus or net profits from which that dividend could lawfully have been paid. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Notwithstanding the foregoing, a Delaware corporation may redeem or repurchase shares having a preference upon the distribution of any of its assets (or shares of common stock, if there are no such shares of preferred stock) out of its capital if such shares will be retired upon acquisition (and provided, that after the reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts not otherwise provided for).

     MIRACLE INDUSTRIES. An Ohio corporation may pay dividends out of surplus, however created, in cash, property or shares. An Ohio corporation must notify its shareholders if a dividend is paid out of capital surplus. Under the Ohio General Corporation Law, a corporation may repurchase its own shares if authorized to do so by its articles or under certain other circumstances but may not do so if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent or would be rendered insolvent by such a purchase or redemption.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. A Colorado corporation may make distributions to its shareholders and may acquire its own shares unless the corporation would not be able to pay its debts as they become due in the usual course of business after such distribution or acquisition or its total assets would be less than the sum of its total liabilities plus any amounts needed to satisfy preferential rights of shareholders upon dissolution.

     PREMA PROPERTIES. The OLLCA provides that a LLC may make distributions to its members and that unless otherwise provided in the operating agreement, such distribution shall be made to the members in proportion to the value of their respective interests in the LLC. Upon withdrawal from membership, unless otherwise provided in the operating agreement, a member is entitled to receive any distribution to which he is entitled to under the operating agreement and has a right within a reasonable time to receive the fair value of his membership interest. Except as provided in the operating agreement, a member has no right to receive any distribution from the LLC other than cash. A member who knowingly receives a wrongful distribution from a LLC is liable to the LLC for the amount received that is in excess of the amount that would have been distributed without violation of the operating agreement. The operating agreement of Prema Properties provides that cash flow shall be distributed for each taxable year to the members in proportion to their percentages within seventy-five (75) days of the end of that taxable year. Distribution from capital transactions are distributed to the members in proportion to their

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Adjusted Capital Balances and thereafter in proportion to the positive capital accounts and then in proportion to their percentages. On liquidation, the assets are distributed to the members in accordance with their respective capital accounts. The operating agreement provides that no member has a right to voluntarily withdraw from the LLC and in addition, in the event of an involuntarily withdrawal, the successor to the withdrawing member does not become a member. In addition, if the LLC continues its operations, the successor shall have all rights of an interest holder but shall not be entitled to receive the fair market value of the membership interest in the LLC as otherwise provided in the OLLCA.

     RALSTON CAR WASH AND KBG. Under the CLLCA, a member is entitled to receive distributions before his resignation and dissolution of the LLC at times specified in the operating agreement. The operating agreements of Ralston Car Wash and KBG provide that distribution of cash and other assets shall be allocated among the members in proportion to their percentage interests. The Agreements are silent as to the timing of such distributions. Upon resignation, a member is entitled to receive any distribution to which he is entitled under the operating agreement (subject to a right of offset for damages for breach of the operating agreement) and is entitled to receive the fair value of his membership interest in the LLC as of the date of resignation. A member is not entitled to receive a distribution if at the time giving effect to this distribution all the liabilities of the LLC would exceed the fair market value of the LLC's assets. If a member receives a return of part of his contribution in violation of the operating agreement or the CLLCA, he is liable for a period of six (6) years to return the wrongfully distributed amount. If a member has received a return of any part of his contribution without violation of the operating agreement or the CLLCA, he is liable for a period of six (6) years thereafter to return the contribution but only to the extent necessary to discharge the LLC's liability to creditors who extended credit to the LLC during the period such contribution was held by the LLC.

STOCKHOLDER/MEMBER INSPECTION OF BOOKS AND RECORDS

     PRECISION AUTO CARE. Virginia law grants stockholders the right to examine the list of stockholders of a corporation during a stockholders meeting. A stockholder of a corporation whose securities are registered under the Securities Exchange Act of 1934 may inspect the list of stockholders at least ten (10) days before the stockholders meeting provided: (i) he has been a stockholder for at least six (6) months or owns at least five percent (5%) of all the outstanding shares; (ii) his demand is made in good faith and for a proper purpose; (iii) he describes his purpose with reasonable particularity, and (iv) the list of stockholders is directly connected with his purpose.

     Virginia law entitles a stockholder to inspect and copy the following corporation records provided the stockholder gives the corporation at least five
(5) business days written notice before the date he wishes to inspect and copy:
(i) the corporation's current articles of incorporation, (ii) the corporation's current by-laws; (iii) resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, if shares issued pursuant to those resolutions are outstanding, (iv) the minutes of shareholders meetings during the past three (3) years, (v) all written communications from the corporation to its shareholders, including financial statements, furnished during the past three (3) years, (vi) the names and business addresses of the corporation's current directors and officers, and
(vii) the corporation's most recent annual report to the Virginia State Corporation Commission. Virginia law grants stockholders the additional right to inspect and copy the following records: (1) excerpts from minutes of meetings of the stockholders, the board of directors or its committees, or actions by consent in lieu of meeting, (2) the accounting records of the corporation, and
(3) the list of stockholders. However, a stockholder seeking to exercise his right to inspect or copy said records must satisfy the tests that a stockholder of a public company must pass in order to inspect or copy the list of stockholders before the meeting of stockholders described above.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, stockholders have a right for a period of ten (10) days prior to any stockholder meeting, and during such meeting, to examine a list of stockholders, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. In addition, any stockholder, following a written request satisfying the requirements of the DGCL, has the right to inspect and make copies of the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

     MIRACLE INDUSTRIES. Pursuant to Section 1701.37 of the OGCL, an Ohio corporation is required to keep correct and complete books and records of account, together with the corporation's minutes and a list of its shareholders with their names and addresses and the number and class of shares issued or transferred to or from them from time to time. Upon the request of any shareholder at any meeting of shareholders, the Ohio corporation is required to produce an alphabetically arranged list of the shareholders of record as of the applicable record date who are entitled to vote at such meeting, together with their respective addresses and the number and class of shares held by each. Shareholders of an Ohio corporation, upon written

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demand stating the specific purchase thereof, have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the corporation's governing documents, minutes, shareholders' records and voting trust agreements, if any, and to make copies or extracts thereof. Under Section 1701.38 of the OGCL, an Ohio corporation is required to provide shareholders at each annual meeting financial statements consisting of a balance sheet and a statement of profit and loss and surplus, which financial statements have appended an opinion signed by the president, vice president or treasurer of the corporation or by a public accounting firm or accountant.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. A shareholder or his agent or attorney is entitled to inspect and copy during regular business hours certain records of a Colorado corporation, including its articles of incorporation, bylaws, minutes of all shareholder meetings, consents of shareholders, communications with shareholders, names and business addresses of current directors and officers, its most recent corporate report filed with the Colorado Secretary of State and financial statements prepared for periods ending during the last three (3) years, if the shareholder gives the corporation written notice at least five (5) business days before the proposed date of inspection. If a shareholder desires to inspect certain additional records of the corporation, including records relating directors' meetings, accounting records and the corporation's list of shareholders, the shareholder must have been a shareholder for at least three (3) months immediately preceding the demand to inspect these corporate records or be a shareholder of at least five percent (5%) of all of the outstanding shares of any class of shares of the corporation as of the date the demand is made, and must give the corporation written notice at least five business days before the proposed date of inspection. A demand to inspect such corporate records must be made in good faith and for a proper purpose.

     PREMA PROPERTIES. Under OLLCA, a member, subject to reasonable standards contained in an operating agreement, has the right to obtain from the LLC true and full information regarding the status of the business and financial condition of the LLC, all income tax returns of the LLC, a list of members and managers, copies of the articles of organization, operating agreement and all amendments thereto, and all other information of the LLC that is fair and reasonable. The operating agreement may set forth standards regarding the type and nature of information of documents to be furnished, the time and location to be furnished and who will pay the expense of furnishing them. Unless otherwise provided in the operating agreement, a LLC has a right to keep confidential from its members for a reasonable period of time any information that the LLC reasonably considers to be in the nature of trade secrets or any other information as follows: information the LLC in good faith reasonably believes disclosure of which is not to be in the best interest of the LLC or could damage the LLC; and information which the LLC is required by law or by agreement with a third party to keep confidential. A LLC may require that any demand for such information be made in writing. In compliance with this section, a LLC may elect to either provide a member right to examine the documents in person or by agent and to make copies of relevant documents or provide the member true and accurate copies of documents responsive to the demand. The operating agreement of Prema Properties provides that each member shall reimburse the LLC for all costs and expenses incurred by the LLC in connection with the members inspections or copying of the LLC's books and records.

     RALSTON CAR WASH AND KBG. Under the CLLCA, a member of a LLC has the right to inspect LLC records required to be kept by the LLC. These include a list of all members and managers, copies of the articles of organization, operating agreement and all amendments thereto, a copy of all tax returns and reports for the three most recent years, any minutes of the members or consents of members, copies of any financial statements of the LLC for the three most recent years, and a statement prepared and certified as accurate by a manager of the LLC which describes the contributions made and required to be made by members to the LLC, rights of members to terminate their membership and the amounts and method of determining distributions upon such termination and terms and conditions of the distribution and termination.

DISSENTERS' RIGHTS

     PRECISION AUTO CARE. Under Virginia law, a stockholder of a corporation who does not consent to certain major transactions may, under various circumstances, be entitled to dissenters' rights pursuant to which that stockholder may receive cash in the amount of the fair market value of his shares in lieu of the consideration he would otherwise receive in the transaction. Virginia law generally denies dissenters' rights to holders of shares of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and vote on the proposed action, were (i) listed on a national securities exchange (including the NASDAQ National Market System on which Precision Auto Care expects that its shares of Common Stock will initially be listed), or (ii) held by at least 2,000 record stockholders. Virginia law creates three exceptions to the rule that dissenters rights are not available for holders of publicly traded securities. Those exceptions are as follows: (i) The articles of incorporation of the Corporation grants dissenters rights (and the articles of incorporation of Precision Auto Care grant no such additional dissenters rights); (ii) the holders of a class or series are required to accept anything other than (a) cash, or (b) publicly traded securities, or (c) a combination of cash and publicly traded securities in exchange for their

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securities pursuant to the proposed transaction; or (iii) the transaction to be voted on is an "affiliated transaction" that was not approved by a majority of the disinterested directors. Virginia law governing affiliated transactions is described in greater detail below.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, a stockholder of a corporation who does not consent to or vote in favor of a merger or consolidation may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his shares in lieu of the consideration he otherwise would receive in the merger or consolidation. Such appraisal rights are not available in certain circumstances, including without limitation (a) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination thereof, or (b) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. In addition, stockholders of a Delaware corporation are not entitled to appraisal rights with respect to a sale of the corporation's assets or an amendment to the corproation's certificate of incorporation, unless the corporation's certificate of incorporation provides otherwise. Each of WE JAC's, Lube Ventures' and Miracle Partner's certificates of incorporation does not provide otherwise.

     MIRACLE INDUSTRIES. Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with amendments to its article which change the rights of shareholders in a substantially prejudicial manner. In addition, shareholders of an Ohio corporation being merged into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. A shareholder of a Colorado corporation is entitled to dissent and obtain payment of the fair value of the shareholders' shares upon the consummation of (i) a merger to which the corporation is a party if approval by the shareholders of the corporation is required or the corporation is a subsidiary that is merged with its parent corporation, (ii) a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, (iii) a sale or lease or other disposition of all or substantially all of the property of the corporation for which a shareholder vote is required, or (iv) a sale, lease or other disposition of all or substantially all of the property of an entity whose shares or other interests held by the corporation constitute all or substantially all of the property of the corporation. A shareholder is not entitled to dissent with respect to any shares which are listed on a national securities exchange under the Securities Exchange Act of 1934 or are included in the national market system of the National Association of Securities Dealers Automated Quotation System (NASDAQ) or held of record by more than 2,000 shareholders.

     PREMA PROPERTIES. Unless otherwise provided in an operating agreement, a member of an Ohio LLC that is being merged is entitled to relief as a dissenting member. In order for a member of an Ohio LLC to exercise such rights, he must be a record holder of the membership interest entitled to notice of the membership meeting in which the merger proposal is submitted and must not have voted those interests in favor of the proposal. Within ten (10) days after the vote on the proposal is taken, the dissenting member must deliver to the LLC written demand for payment of fair cash value membership interest and the amount so claimed. If the merger is submitted without meeting, the dissenting member must not have indicated its approval of the proposal and the dissenting member must deliver to the LLC within fifteen (15) days after the date in which the request for approval was mailed a written demand for payment. Unless the operating agreement provides reasonable basis for determination for paying cash fair value for membership interests, or the LLC and the dissenting member come to an agreement within three (3) months after demand for payment, the dissenting member, the LLC or the survivor of any merger may file a complaint in the Ohio Courts for determination of the value. Unless otherwise provided, the dissenting member's rights in the LLC including voting or distribution rights are suspended from the time that the demand for cash value of the membership interests. The fair value of the membership is to be determined as to what a willing seller would be willing to accept and that a willing buyer would be willing to pay for the membership interest. The fair value paid shall not exceed what a member specified in his demand for cash payment. In computing fair value of the membership interest, any appreciation in market values from the merger is excluded.

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
     RALSTON CAR WASH AND KBG. The CLLCA is silent as to mergers and as to any specific dissenter's right of a member of an LLC that takes part in a merger. The operating agreements of Ralston Car Wash and KBG are also silent as to any rights of a dissenter to a merger.

STAGGERED BOARD OF DIRECTORS/MANAGING MEMBERS

     PRECISION AUTO CARE. Virginia law authorizes a corporation to divide its board of directors into classes to create staggered terms. The articles of incorporation of Precision Auto Care, Inc. create three classes of directors and terms staggered such that one third (1/3) of the total number of directors are elected each year.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Delaware law permits division of the board of directors into three classes to allow for staggering of terms. However, each of Lube Ventures' and Miracle Partners' certificates of incorporation and bylaws does not contain a provision so staggering its board. Therefore, all directors of Lube Ventures and Miracle Partners are elected on an annual basis for one (1) year terms. WE JAC's bylaws, however, provide that the terms of its directors shall be staggered in such a manner so that the terms of no more than three (3) directors shall expire in any one (1) year.

     MIRACLE INDUSTRIES. The OGCL authorizes the creation of a staggered board. The terms of the Miracle Industries directors are not staggered.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. The CBCA provides that the terms of directors may be staggered by dividing the total number of directors into two or three groups, with each group containing one-half (1/2) or one-third (1/3) of the total, as near as may be. If the terms are staggered, the terms of directors in the first group expire at the first annual meeting of shareholders after their election, the term of the directors of the second group expire at the second annual shareholders meeting after such directors' election, and the terms of the directors in the third group, if any, expire at the third annual shareholders meeting after their election. The terms of the directors of Rocky Mountain I and Rocky Mountain II are not staggered.

     PREMA PROPERTIES. Prema Properties is a LLC that does not have directors. It is governed by a general manager who is appointed and, does not have any specific term.

     RALSTON CAR WASH AND KBG. Ralston Car Wash and KBG are LLCs and do not have directors. They are managed by a managing member who is elected by the members for a one year term.

STOCKHOLDER/MEMBER VOTING REQUIREMENTS

     PRECISION AUTO CARE. Under Virginia law, each stockholder is entitled to one (1) vote for each share of stock he owns, unless the articles of incorporation ascribe different voting rights to a class or series of stock. The articles of incorporation of Precision Auto Care provide that each share of common stock has one (1) vote. The articles of incorporation empower the board of directors to establish the voting entitlement of each series of preferred stock upon issuance.

     Virginia law provides that a stockholder may vote his shares in person or by proxy. A proxy is generally effective for eleven (11) months unless the proxy states a different period.

     Under Virginia law, the presence of a majority of shares entitled to vote constitutes a quorum. Virginia law allows a corporation to adopt different quorum requirements in its articles of incorporation. The articles of incorporation of Precision Auto Care do not adopt different quorum requirements.

     Virginia law generally provides that, once a quorum of shares is present, action on a matter is approved if the number of shares voting for the matter exceeds the number of shares voting against the matter. The articles of incorporation and By-Laws of Precision Auto Care correspond with Virginia law.

     Virginia law authorizes a corporation to adopt voting requirements in its articles of incorporation different from those provided by statute. The articles of incorporation of Precision Auto Care establish that eighty percent (80%) of the voting power of the then outstanding shares of stock generally entitled to elect directors, voting together as a single voting group, must vote in favor of the following actions: (i) to approve certain transactions, including mergers, transfers of assets, transfer of corporation securities, dissolutions, and recapitalizations involving certain stockholders or affiliates of the corporation; (ii) to remove incumbent directors; (iii) to make or amend by-laws; or (iv) to amend the articles of incorporation of the corporation.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Under Delaware law, each stockholder shall be entitled to one (1) vote for each share of capital stock unless otherwise provided by the certificate of incorporation, but subject to statutory requirements for fixing the record date. Each stockholder entitled to vote at a stockholders meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. WE JAC's, Lube Ventures and Miracle Partners' bylaws provide that each share of common stock shall be entitled to one (1) vote and that stockholders may be represented by proxy.

     Under Delaware law, the certificate of incorporation or bylaws of a corporation may specify the number of shares that shall be present in person or represented by proxy at any meeting in order to constitute a quorum for the transaction of business. In no event, however, shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws: a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for a stockholders meeting; in all matters other than the election of directors, and except as otherwise provided by the DGCL, the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter shall be the act of the stockholders; directors shall be elected by a plurality of shares present in person or represented by proxy and entitled to vote on the election of directors; and where a separate vote by a class or classes is required, a majority of outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

     WE JAC's, Lube Ventures' and Miracle Partners' bylaws provide that, except as otherwise provided by law or specified in its certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote shall be the act of the shareholders. Under the bylaws, directors may be elected by a plurality of the shares present or represented by proxy.

     MIRACLE INDUSTRIES. Pursuant to the OGCL, unless otherwise specified in the articles of incorporation, the shares of each class of capital stock of an Ohio corporation is entitled to one vote per share on each matter properly submitted to the shareholders, except where cumulative voting is permitted with respect to the election of directors.

     Under the OGCL, unless specifically eliminated by an amendment to the corporation's articles, cumulative voting in the election of directors is mandatory if written notice is given by any shareholder to the present, a vice president or the secretary of the corporation, not less than forty-eight (48) hours before a meeting held for the purpose of electing directors (if the meeting notice has been given at least ten days prior thereto, and otherwise not less than twenty-four (24) hours before the meeting), that the shareholder desires that the vote for the election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice. Pursuant to cumulative voting, each share of stock is entitled to as many votes as there are directors to be elected and each shareholder may cast all his votes for a single candidate or distribute such votes among two or more candidates. Miracle Industries' Articles of Incorporation have not eliminated cumulative voting.

     Under the OGCL and the company's Articles of Incorporation, an agreement of merger or consolidation must be approved by the directors of each constituent corporation and adopted by shareholders of each constituent Ohio corporation (other than the surviving corporation in the case of a merger) holding at least two-thirds (2/3) of the corporation's voting power. In the case of a merger, the agreement must also be adopted by the shareholders of the surviving corporation by similar vote, if one or more of the following conditions exist: (i) the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation; (ii) the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation; (iii) the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of such number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-fifth (1/5) or more of the voting power of that corporation in the election of directors; or (iv) the agreement of merger makes such change in the directors of the surviving corporation as would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

     Subject to certain exceptions, under the OGCL and the company's Articles of Incorporation, the approval of two-thirds (2/3) of the voting power of the company is required for (i) the consummation of the combinations and majority share acquisitions involving the transfer or issuance of such number of shares as would entitled the holders thereof to exercise at least one-fifth (1/5) of the voting power of such corporation in the election of directors immediately after the consummation

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
of such transaction; (ii) the disposition of all or substantially all of the corporation's assets other than in the regular course of business and (iii) voluntary dissolutions.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. For mergers, share exchanges and sales, leases or other dispositions of assets for which a shareholder vote is required under the CBCA, such corporate transactions must be approved by the affirmative vote of a majority of the holders of shares entitled to vote on such matters unless the articles of incorporation, bylaws adopted by the shareholders, or the board of directors provide for or require a greater vote to approve such transactions. Cumulative voting in the election of directors is allowed by the articles of incorporation of Rocky Mountain I and Rocky Mountain
II. A quorum of the Rocky Mountain I and Rocky Mountain II shareholders is a majority of the votes entitled to be cast on the matter by the shareholders who are members of the same voting group. If a quorum exists, action on a matter other than the election of directors is approved by a voting group if the votes cast within that voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required under CBCA or the articles of incorporation.

     PREMA PROPERTIES. Under the OLLCA, unless as otherwise provided in the operating agreement, the voting of the members is in proportion to their contributions to the capital of the LLC. In addition, the OLLCA provides that certain votes are needed to accomplish specific transactions. The OLLCA provides that all members of the LLC must authorize the assignment in trust for creditors, the disposition of the goodwill of the business or the performance of any other act that would make it impossible to carry out the ordinary business of the LLC, the confession of a judgment or submission of a claim for liability to the LLC for arbitration. Unless otherwise provided in the operating agreement, the requirement of a member to make contributions or return property distributed in violation of law may be compromised only by the consent of all members. The operating agreement of Prema Properties provides that the members shall vote in accordance with their percentage interests. The operating agreement vests operational power in the general manager who may be removed by a majority of the percentages held by the members at any time or for any reason. In addition, the manager may not take any of the following actions without the approval of the members: any capital transaction, the loaning of company money, or admission of additional members. Except where the Agreement provides otherwise, the approval of the members holding the majority of interests of percentage of the members shall be required to approve any manner addressed at a meeting of members. Except as otherwise provided by the Agreement or required by the OLLCA, wherever the consent of the members is required to approve any action, the operating agreement requires an affirmative vote of seventy percent (70%) or more of the percentage interests held by the members.

     RALSTON CAR WASH AND KBG. Subject to the provisions of the CLLCA which majority and unanimous consent vote, or agreement of the members (such as provisions requiring the unanimous written agreement of members to dissolve, and unanimous consent of members to admit a transferee as a member), the operating agreement may grant to all or a specified group of members the right to consent, vote, or agree, on any basis on any matter. Unless otherwise provided in the operating agreement or articles of organization, the CLLCA also requires the vote of a majority of members entitled to vote to remove a manager, and requires the unanimous written consent of the members to compromise an obligation of a member to make a contribution or return money or other property paid or distributed in violation of the CLLCA. The operating agreements of Ralston Car Wash and KBG provide that voting by the members shall be in accordance with their percentage ownership of the LLC and, in the case of Ralston Car Wash, that cumulative voting is authorized. The Ralston Car Wash and KBG articles of organization and operating agreement do not contain any provisions that alter the voting requirements provided in the CLLCA.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS/MEMBERS

     PRECISION AUTO CARE. Virginia law authorizes stockholders to act by signing a unanimous consent in writing to the action in lieu of approving the action at a meeting. The articles of incorporation of Precision Auto Care specify that action by the stockholders of the corporation must be taken at a duly called meeting of the stockholders.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, unless the certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders by the written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. Each of WE JAC's, Lube Ventures' and Miracle Partners' certificates of incorporation does not prohibit stockholder action by written consent. Accordingly, any action which may be taken at a stockholders annual or special meeting may be taken by consent of the stockholders without a meeting, without prior notice and without a vote. The consents shall be given in writing, setting forth the action taken, and shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such

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
action at a meeting at which all shares entitled to vote were present and voted. Every written consent shall bear the date of signature of each stockholder who signs it, and no written consent shall be effective to take the corporate action unless, within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders are delivered to the Corporation. Prompt notice of any action by less than unanimous written consent shall be given to all shareholders who have not consented in writing to the action.

     MIRACLE INDUSTRIES. Pursuant to Section 1701.54 of the OGCL, unless an Ohio corporation's articles or regulations provided otherwise, an action which may be authorized or taken at a meeting of the shareholders or of the directors may be authorized or taken without a meeting with the written consent of all of the shareholders who would be entitled to notice of such meeting or all of the directors, as the case may be.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Any action that may be taken by the shareholders of a Colorado corporation pursuant to a vote at an annual or special meeting of shareholders may be taken by written consent of all of the shareholders entitled to vote on such action.

     PREMA PROPERTIES. The operating agreement for Prema Properties and the OLLCA provide that in lieu of a meeting, the members may take any action by an written instrument indicating consent to the members.

     RALSTON CAR WASH AND KBG. The operating agreements of Ralston Car Wash and KBG and the CLLCA provide that any action required or permitted to be taken at a meeting of the members may be taken without a meeting if evidenced by a written consent signed by each member entitled to vote on the matter.

NOTICE PROCEDURES FOR STOCKHOLDER PROPOSALS

     PRECISION AUTO CARE. Virginia law does not prescribe the procedures by which stockholders propose actions to a corporation. The By-Laws of Precision Auto Care establish the following procedure by which stockholders may introduce proposals for stockholder action:

     (1) The stockholder must provide timely notice in writing to the Secretary of the corporation of the action he proposes. Notice is timely if delivered to the corporation no fewer than seventy (70) and no more than ninety (90) days before the first anniversary of the preceding year's annual meeting. If the date of the next annual stockholders meeting is advanced more than twenty (20) days or delayed more than seventy (70) days from the anniversary date, the stockholder's notice must be delivered to the corporation no earlier than ninety
(90) days before the annual meeting, and no later than seventy (70) days prior to such annual meeting. Under certain circumstances, notice is timely if it is delivered ten (10) days after the corporation's announcement of the annual meeting.

     (2) The stockholder's notice shall state (i) the names of all persons the stockholder intends to nominate for election or reelection as director of the corporation, together with all information about such nominees required by applicable securities laws; (ii) a brief description of any other business the stockholder proposes to bring before the meeting, the reasons for conducting said business at the meeting, and any material interest the stockholder has in said business; (iii) the name and address of the stockholder and beneficial owner; (iv) the class and number of shares of the Corporation owned by the stockholder and beneficial owner; and (v) whether the proponent intends or is part of a group that intends to solicit proxies from other stockholders in support of his proposal.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Delaware statutes do not address notice procedures for stockholder proposals, nor do WE JAC's, Lube Ventures' or Miracle Partners' certificate of incorporation or bylaws.

     MIRACLE INDUSTRIES. The OGCL does not address notice procedures for stockholder proposals, nor do the articles of incorporation or bylaws of Miracle Industries.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. The articles of incorporation and bylaws of Rocky Mountain I or Rocky Mountain II do not impose any notice requirements with respect to proposals to be brought up by shareholders at an annual meeting. Only matters within the purpose or purposes described within the notice of a special meeting of shareholders may be considered at such special meeting.

     PREMA PROPERTIES. The OLLCA and Prema Properties operating agreement do not address notice procedures for member proposals.

     RALSTON CAR WASH AND KBG. The Ralston Car Wash and KBG operating agreements provide that a special meeting may be held at any time upon the call of a majority in interest of the ownership of the company. The CLLCA imposes a notice requirement with respect to proposals to be brought up at a special meeting.

BOARD/MANAGING MEMBER VACANCIES

     PRECISION AUTO CARE. Under Virginia law, vacancies and newly created directorships may be filled either by the stockholders or by the majority of the remaining directors, or by a sole remaining director, even though the directors who remain do not constitute a quorum. The articles of incorporation of Precision Auto Care authorize the remaining directors to fill vacancies and newly created directorships on the Board of Directors.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, vacancies and newly created director-ships may be filled by a majority of the directors then in office or a sole remaining director (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. WE JAC's, Lube Ventures' and Miracle Partners' bylaws follow the statute. However, Delaware law also provides that if the directors then in office constitute less than a majority of the corporation's board of directors, then, upon application by stockholders representing at least ten percent (10%) of outstanding shares entitled to vote for such directors, the Court of Chancery may order a stockholder election of directors to be held.

     MIRACLE INDUSTRIES. Vacancies in the Board of Directors of the corporation and any newly-created directorships resulting from any increase in the number of the directors may be filled by the directors, acting by the vote of a majority of the directors then in office, even if less than a quorum. A director elected to the Board to fill a vacancy would hold office for the unexpired portion of the term of the directors whose place has been filled. A director elected by the Board to fill a newly-created directorship resulting from an increase in the number of directors would hold office until the next election of the class of which the director was elected.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Vacancies on the Board of Directors of Rocky Mountain I and Rocky Mountain II may be filled by the shareholders or the Board of Directors. If the vacant office was held by a director elected by a voting group of shareholders and one or more of the remaining directors were elected by the same voting group, such directors are entitled to vote to fill the vacancy if it is filled by the directors, and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

     PREMA PROPERTIES. Prema Properties does not have directors as such, but instead has a general manager. The general manager is appointed and may be removed by a vote of majority of the members, and any vacancy of the general manager is also to be voted on the majority of the members.

     RALSTON CAR WASH AND KBG. The Ralston Car Wash and KBG operating agreements provide that the managing member of the LLC shall serve on an annual basis and that any vacancy in such position shall be filled by a majority of vote of the members.

     KBG. KBG's Operating Agreement provides that the sole member may appoint the manager if any vacancy exists.

REMOVAL OF DIRECTORS/MEMBERS

     PRECISION AUTO CARE. Virginia law provides that directors may be removed, with or without cause, by a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected. Virginia law permits a corporation's articles of incorporation to require a greater vote to remove directors or to permit removal of a director only for cause. The articles of incorporation of Precision Auto Care, Inc. require that directors may be removed only for cause and then only by the affirmative vote of eighty percent (80%) of the outstanding shares entitled to vote generally in the election of directors, voting as a single class.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, a director generally may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation otherwise provides. WE JAC's, Lube Ventures' and Miracle Partners' bylaws do not provide otherwise. Additionally, WE JAC's, Lube Ventures' and Miracle Partners' bylaws provide that any officer may be removed from office, with or without cause, by resolution passed by the directors.

     MIRACLE INDUSTRIES. Under the OGCL, a director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the corporation which entitles them to elect directors in place of those to be removed.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. The shareholders of Rocky Mountain I or Rocky Mountain II may remove one or more directors, with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed by the shareholders only at a meeting called for the purpose of removing that director, and the meeting notice shall state that the purpose or one of the purposes of the meeting is removal of the director.

     PREMA PROPERTIES. The operating agreement of Prema Properties provides that the manager may be removed for any reason by a majority vote of the members of the LLC as determined by their ownership interest in the LLC.

     RALSTON CAR WASH AND KBG. The operating agreements of Ralston Car Wash and KBG do not provide any specifics for removal of managers. However, the CLLCA provides that at a meeting called expressly for that purpose, managing members may be removed with or without cause by a vote of the majority of the members entitled to vote at an election of managers.

AMENDMENTS OF CHARTERS/MEMBERSHIP AGREEMENTS

     PRECISION AUTO CARE. Virginia law generally requires that amendments to the articles of incorporation of a corporation be adopted using the following procedure: (1) the Corporation's board of directors approves the amendment and submits the amendment to the stockholders for approval; and (2) the stockholders approve the amendment by vote of more than two-thirds (2/3) of all the votes entitled to be cast by each voting group entitled to vote on the amendment. Virginia law permits a corporation's articles of incorporation to require greater affirmative vote of the stockholders to approve amendments. The articles of incorporation of Precision Auto Care require that amendments to the articles of incorporation be approved by the affirmative vote of eighty percent (80%) of all outstanding shares, voting as a single class, with respect to amendments affecting the following sections of the corporation's articles of incorporation:

Article V      Business Combinations
Article VI     Board of Directors
Article VII    Stockholder Action
Article VIII   By-Law Amendments
Article IX     Amendments to the Articles of Incorporation

Amendments to sections of the articles of incorporation other than those described above require the affirmative vote of two-thirds (2/3) of the outstanding shares of each voting group entitled to vote on the amendment.

     If a Virginia corporation has more than one class or series of stock, holders of that class or series are entitled to vote on a proposed amendment, regardless of whether the corporation's articles of incorporation grant said class the right to vote, if the amendment proposes changing certain features of the class or series. The following changes trigger the right of a class or series to vote as a class or series on approving the amendment: (i) a change in the number of authorized shares of the class or series; (ii) an exchange or reclassification of the shares into another class or series; (iii) an exchange or reclassification of shares of another class or series into the affected class or series; (iv) a change in the rights of the class or series; (v) a change of the number of shares outstanding in a class or series into a different number of shares in the same class or series; (vi) creation or alteration of a class or series of shares into a class or series with rights substantially equal to or superior to the affected class, or the augmentation of rights to a class or series previously having rights superior to or substantially equal to those of the affected class; (vii) division of an existing class or series into new classes or series; (viii) limitation or elimination of an existing preemptive right; or (ix) cancellation or restriction on distributions previously accrued but not yet declared.

     The foregoing provision of Virginia law could trigger voting rights as a class in preferred stock in the event the corporation issues preferred stock and later attempts to change any of its characteristics outlined above.

     Virginia law allows a corporation's articles of incorporation to empower its board of directors to fix the relative rights of a class or series of stock. In all cases, the class or series of stock is designated and described by amending the corporation's articles of incorporation. The board of directors of the corporation may approve the amendment to the articles of incorporation creating, designating, and describing the rights of a new class or series without action by the stockholders. After shares of a class or series are outstanding, amendments to the articles of incorporation affecting that class or series require the approval of the stockholders of the affected class or series. The articles of incorporation of Precision Auto Care empower its board of directors to create, designate, and determine the rights of multiple series within the preferred class of stock.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. To amend a certificate of incorporation, Delaware law requires that the board of directors adopt a resolution declaring that the proposed amendment is advisable and directing that it be submitted for consideration at an annual or special meeting of the stockholders. The amendment must be approved by the holders of a majority of the outstanding stock entitled to vote thereon, except that the certificate of incorporation may require a greater majority. WE JAC's, Lube Ventures' and Miracle Partners' certificate of incorporation does not alter the requirement of a simple majority vote. If a Delaware corporation has more than one class of stock, holders are entitled to vote as a class on proposed amendments, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would change the number of authorized shares of the class, change the par value of the shares of the class, or adversely affect the powers, preferences or special rights of the shares of the class.

     MIRACLE INDUSTRIES. Under the OGCL, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion but not less than a majority of the voting power, as provided in the articles.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Amendments to the articles of incorporation of Rocky Mountain I and Rocky Mountain II must be approved by the board of directors and submitted to the shareholders for approval. The board of directors is required to recommend the amendment to the shareholders unless the amendment is proposed by shareholders or unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for that determination to the shareholders with the amendment. Unless a greater vote is required by the articles of incorporation or bylaws adopted by the shareholders, the amendment must be approved by the affirmative vote of a majority of the votes entitled to be cast on the amendment by each separate voting group entitled to vote on the amendment.

     PREMA PROPERTIES. Prema Properties as a LLC was organized pursuant to articles of organization. The articles of organization only contained the name, period of duration, the address to which interested persons made direct requests for copies for any operating agreement and any bylaws and any other provision which the members elect to set forth in the articles. There is no provision in the OLLCA regarding amendments to the articles other than correcting false statements and permitting amendments. There is no specific provision in the OLLCA or the operating agreement of Prema Properties which otherwise deals with amendments to the articles.

     RALSTON CAR WASH AND KBG. Ralston Car Wash and KBG were organized pursuant to articles of organization. The CLLCA requires that articles of organization contain the LLC's name, period of duration, its principal place of business, the name and address of the registered agent for service of process, the names and business addresses of the manager and any other optional provisions as desired. The articles are required to be amended if there is a change in the name of the limited liability company, any statement contained therein is incorrect, there is a change in the time stated in the articles of organization for the dissolution of the limited liability company, or if members desire to make a change to the articles of organization to more accurately reflect their agreement. There is no specific provision of the Ralston Car Wash and KBG operating agreements regarding amendments to articles of organization.

AMENDMENT OF BYLAWS

     PRECISION AUTO CARE. Virginia law permits a corporation's board of directors to adopt, amend, or repeal by-laws. Under Virginia law, the articles of incorporation of a corporation may reserve the power to adopt, amend, or repeal by-laws to the stockholders. A corporation's stockholders may amend or repeal by-laws even though the By-laws may also be amended by the board of directors. Stockholders may provide, in adopting or amending a by-law, that the Board of Directors may not amend or repeal that by-law. The articles of incorporation of Precision Auto Care provide that either its board of directors or stockholders may make, amend, or repeal by-laws. The articles of incorporation specify that actions of the stockholders that make, amend or repeal by-laws must be approved by the affirmative vote of eighty percent (80%) of the outstanding shares of all classes of stock generally entitled to elect directors, voting together as a single class.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Under Delaware law, the power to adopt, amend or repeal the bylaws is vested in the stockholders entitled to vote, but a corporation may, in its certificate of incorporation, also confer that power upon the directors. The fact that such power has been conferred upon the directors shall not divest the stockholders of that power or limit its exercise. WE JAC's, Lube Ventures' and Miracle Partners' certificates of incorporation confer upon the directors the power to adopt, amend or repeal the bylaws.

     MIRACLE INDUSTRIES. Under Ohio law, bylaws may be amended or new ones adopted by the shareholders at a meeting called for such purpose, or by a majority of shares entitle to vote, or without a meeting by written consent of two-thirds of the shareholders entitled to vote. If the charter or bylaws permit, and the charter and bylaws of Miracle Industries do not, the bylaws may be amended without a meeting by a greater or lesser proportion than two-thirds of the shareholders entitled to vote, but not by less than a majority.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. The CBCA permits both the shareholders and the board of directors to amend the bylaws, unless the articles of incorporation or bylaws or a provision of the CBCA reserves such power exclusively to the shareholders or a particular bylaw expressly prohibits the board of directors from doing so. Pursuant to the bylaws of Rocky Mountain I and Rocky Mountain II, the shareholders of Rocky Mountain and Rocky Mountain II may amend the bylaws at any annual meeting or at a special meeting when a proposal to amend the bylaws was stated in the notice for such special meeting. A majority vote of the shareholders represented at the meeting is required to alter, amend, or repeal and adopt new bylaws.

     PREMA PROPERTIES. While the OLLCA does permit a LLC to adopt bylaws that are not inconsistent with its articles of organization or its operating agreements, Prema Properties has not adopted such bylaws. The operating agreement of Prema Properties is silent as to whether it can be amended and the OLLCA is silent as to amendments of operating agreements.

     RALSTON CAR WASH AND KBG. Ralston Car Wash and KBG are not required to and do not have bylaws. Ralston Car Wash and KBG are governed by operating agreements, which are silent as to any procedure for amendments.

     KBG. KBG is not required to and does not have bylaws. KBG is governed by an Operating Agreement which may be amended by its sole member.

SPECIAL MEETINGS OF STOCKHOLDERS/MEMBERS

     PRECISION AUTO CARE. Virginia law provides that special meetings of stockholders of the corporation may be called by chairman of the board of directors, the president, the board of directors, or such other persons authorized to do so by the articles of incorporation or By-laws. The By-laws of Precision Auto Care provide that only the Chairman of the Board of Directors or the Board of Directors may call a special meeting of the stockholders of the Corporation.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Delaware law provides that special meetings of stockholders may be called by the board of directors or by any other person authorized by the certificate of incorporation or by the bylaws. WE JAC's, Lube Ventures' and Miracle Partners' bylaws provide that special meetings of stockholders may be called by the Board of Directors. WE JAC's bylaws also provide that a special meeting may be called by written request of the holders of not less than fifty-one percent (51%) of the outstanding shares of the Corporation entitled to vote at the meeting. Pursuant to the bylaws of each of WE JAC, Lube Ventures and Miracle Partners, business transacted at the meeting shall be limited to the purpose or purposes for which the special meeting is called.

     MIRACLE INDUSTRIES. Under the OGCL, persons who may call a special meeting of shareholders include the chairman of the board, the president, or, in case of the president's absence, death or disability, the vice president authorized to exercise the authority of the president in the absence of the latter; the directors by action at a meeting or a majority of the directors acting without a meeting; persons holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote, unless the articles or regulations specify a smaller or larger portion, but not more than fifty percent (50%); or such other officers or persons as the articles or regulations may authorize.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Special meetings of the shareholders of Rocky Mountain I or Rocky Mountain II may be called by the Board of Directors or the President of the corporation or pursuant to a written demand executed by the holders of shares representing not less than forty percent (40%) of all the votes entitled to be cast on any issue proposed to be considered at a special meeting.

     PREMA PROPERTIES. The OLLCA is silent as to any specific notice as to member proposals. However, the operating agreement of Prema Properties provides that any member or the general manager or those members holding more than 51% of the interest held by the LLC may call a meeting with the members of the LLC at any time. The requirements give not less then 10 days and no more than 90 days notice before such meeting. The notice shall state the time, place and purpose of the meeting.

     RALSTON CAR WASH. The operating agreement for Ralston Car Wash in addition to providing for annual meetings states that a special meeting may be called at any time by a majority of interest of the ownership of the LLC. The operating agreement is silent as to the necessary time period to call such meeting, however, the CLLCA provides that written notice of a meeting, including a special meeting, shall be delivered not less than 10 days or more than 50 days before the date of such meeting and if a special meeting, such notice shall state the purpose for which the meeting is called. KBG is a single person LLC and, therefore, its Operating Agreement and its Articles do not have any provisions for special meetings.

AFFILIATED TRANSACTIONS

     PRECISION AUTO CARE. The VSCA generally permits transactions involving a Virginia corporation and an interested director of that corporation if (i) the material facts are disclosed to the board of directors or a committee thereof and a majority of the disinterested directors on the board or such committee authorized, approved or ratified the transactions, (ii) the material facts are disclosed to the stockholders entitled to vote and the transaction is authorized, approved or ratified by the vote of a majority of the shares entitled to be voted on the matter (excluding shares owned or controlled by the interested director or entity), or (iii) the transaction is fair to the corporation.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Pursuant to Delaware law, certain contracts or transactions in which one (1) or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions are met. Delaware law provides that any such contract or transaction shall not be void or voidable for such reason (i) if approved or ratified by the stockholders or a majority of disinterested members of the board of directors or a committee thereof if the material facts are disclosed or known thereto, or (ii) the contract or transaction was fair to the corporation at the time it was approved or ratified.

     MIRACLE INDUSTRIES. Unless the charter or bylaws provide otherwise, Ohio law provides that transactions involving an interested director or officer of the corporation shall not be void or voidable if: (i) the material facts as to the interested person's interest in the transaction are disclosed or otherwise known to the directors and a majority of disinterested directors, or a committee of them, approves the transaction in good faith reasonably justified by such facts, even if the disinterested directors constitute less than quorum; (ii) the material facts as to the interested person's interest in the transaction are disclosed or otherwise known to the shareholders entitled to vote and a majority of the disinterested shareholders approves the transaction in good faith reasonably justified by such facts; or (iii) the transaction is fair as to the corporation as of the time it is approved. Interested directors may be counted in determining the presence of a quorum for a meeting of the directors, a committee of them, to approve the transaction. Miracle Industries' charter provides only for approval of interested director, officer or other agent transactions (i) by a vote of disinterested directors, but not of stockholders, in the manner permitted under the statute, or (ii) if the transaction is no less favorable than an arm's length transaction in which no director, officer or other agent has any interest, or the transaction is otherwise fair to the corporation as of the time it is approved.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. A loan to or a guarantee by a corporation of an obligation of one of such corporation's directors or an entity in which a director is a director or officer or has a financial interest, or a contract or transaction between a corporation and one of its directors or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest (each of the foregoing a "conflicting interest transaction") may be voidable at the option of the corporation unless certain requirements are met. A conflicting interest transaction is not voidable if, after disclosure of the material facts as to the director's relationship or interest and as to the conflicting interest transaction, the conflicting interest transaction is authorized, approved or ratified in good faith by the affirmative vote of a majority of the disinterested directors of the corporation or by the shareholders, or the conflicting interest transaction is fair to the corporation.

     PREMA PROPERTIES. The OLCCA provides that unless otherwise provided in the operating agreement, transactions that involve potential conflict of interest between a LLC and one more of its members, or managers, are not void or voidable if any of the following circumstances exist: (i) the material facts as to the potential conflict of interest are disclosed and known to the other members or managers and the other members or managers in good faith reasonably authorize the transaction by an affirmative vote of majority of disinterested members or managers, (ii) the materials facts as to potential conflict of interest are known to the members entitled to vote on the transaction approved at a meeting of the members held for that purpose by affirmative vote of the members not interested in the transaction; or (iii) the transaction is fair to the LLC. Furthermore, regardless of any personal financial interest of a member or manager, the members by the affirmative vote of majority of voting power of the LLC, if the LLC is run by the members, or the manager of the LLC, have the right to establish reasonable compensation for services of members, or managers. A member or manager is not deemed to be involved in the conflict of interest transaction simply because the subject may involve a change in control of the LLC.

     RALSTON CAR WASH AND KBG. The CLLCA is silent as to conflict of interest other than to provide that, except as provided in an operating agreement, a member or manager may lend money to, act as surety for, and transact other business with the LLC and, subject to other applicable law, has the same rights and obligations as a person who is not a member or manager except that such provisions do not relieve the manager from his duties as provided in the CLLCA, including his duty to act in good faith.

ANTITAKEOVER PROVISIONS

     PRECISION AUTO CARE. The Virginia Stock Corporation Act sets forth restrictions on "affiliated transactions" (including, among other various transactions, mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions) with an "interested shareholder" (generally the beneficial owner of more than 10% of any class of the corporation's outstanding voting shares). During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the "disinterested directors" (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation's voting shares other than shares beneficially owned by the interested shareholder. The foregoing requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder's acquisition of voting shares making such person an interested shareholder prior to such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if (i) the transaction is approved by the holders of two-thirds of the corporation's voting shares, other than shares beneficially owned by the interested shareholder, (ii) the affiliated transaction has been approved by a majority of the disinterested directors, or (iii) subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to insure that all stockholders receive fair and equivalent consideration, regardless of when they tender their shares.

     The articles of incorporation of Precision Auto Care restrict affiliated transactions in ways very similar to the restrictions imposed by Virginia statute. As defined by the articles of incorporation, "affiliated transactions" include: (i) A merger between the corporation and a stockholder owning at least twenty percent (20%) of the stock of the corporation, or with an entity affiliated with such a stockholder; (ii) The transfer to a stockholder owning at least twenty percent (20%) of the stock of the corporation of corporation assets with a fair market value of $500,000 or more; (iii) The issuance to a stockholder owning at least twenty percent (20%) of the stock of the corporation of securities of the corporation with a fair market value of $500,000 or more;
(iv) A reclassification of securities of a corporate reorganization that will have the effect of increasing, by any amount, the percentage of the corporation's outstanding securities held by the stockholder holding at least twenty percent (20%) of the stock of the corporation; (v) A plan or proposal for dissolution of the corporation proposed by or on behalf of a stockholder owning at least twenty percent (20%) of the stock of the corporation.

     The articles of incorporation of Precision Auto Care prohibit affiliated transactions for an indefinite period unless the transaction is approved by: (1) A majority, but not less than two of the corporation's disinterested directors, or (2) Eighty percent (80%) of the outstanding shares issued by the corporation generally entitled to elect directors; or (3) The stockholder owning twenty percent (20%) of the corporation's stock pays at least a value defined in the articles of incorporation to each class of securities.

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. WE JAC, Lube Ventures and Miracle Partners are not subject to Delaware's antitakeover statute because they do not have a class of voting shares that is (i) listed on a national securities exchange, (ii) authorized for quotation on the NASDAQ Stock Market, or (iii) held of record by more than 2,000 stockholders.

     MIRACLE INDUSTRIES. Miracle Industries is not subject to Ohio's antitakeover statute because it is a closely held corporation.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Colorado does not have an antitakeover statute.

     PREMA PROPERTIES. Prema Properties' operating agreement and the OLLCA are silent as to any antitakeover provisions.

     RALSTON CAR WASH AND KBG. The operating agreements of Ralston Car Wash and KBG and the CLLCA are silent as to any antitakeover provisions.

CONTROL SHARE ACQUISITIONS

     PRECISION AUTO CARE. Under the Virginia Stock Corporation Act's control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person at ownership levels of 20%, 33 1/3% and 50% of all outstanding shares may, under certain circumstances, be denied unless conferred by a special stockholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and certain directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation. If authorized in the corporation's articles or by-laws (and Precision Auto Care's articles contain this authorization), the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a "control share acquisition statement" with the corporation within sixty days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than fifty percent of the corporation's outstanding stock, objecting stockholders may have the right to have their shares repurchased by the corporation for "fair value."

     WE JAC, LUBE VENTURES AND MIRACLE PARTNERS. Delaware law does not have a control share acquisition statute.

     MIRACLE INDUSTRIES. Miracle Industries is not subject Ohio's control share statute because it is a closely held corporation.

     ROCKY MOUNTAIN I AND ROCKY MOUNTAIN II. Colorado has no control share acquisition act which affects the ability of parties to acquire a controlling interest in a Colorado corporation.

     PREMA PROPERTIES. The OLLCA does not have the equivalent of a control share acquisition provision.

     RALSTON CAR WASH AND KBG. The CLLCA does not have the equivalent of a control share acquisition provision.

ADDITIONAL DIFFERENCES BETWEEN CORPORATIONS AND LIMITED LIABILITY COMPANIES

     In addition to the differences described above, holders of Prema Properties and Ralston Car Wash Membership Interests have different rights from holders of Precision Auto Care Common Stock due to the differences between limited liability companies and corporations.

FORM OF ORGANIZATION

     PRECISION AUTO CARE. Precision Auto Care is a Virginia corporation. The corporation will be a separate taxable entity for federal and state income tax purposes. The corporation may remain in existence in perpetuity.

     PREMA PROPERTIES. Prema Properties is a limited liability company. It has elected to be taxed as a partnership for federal income tax purposes and, therefore, is not a separate tax paying entity, instead all of its taxable income is taxed to its owners. Further, Prema Properties has a term that expires on September 26, 2024 and may also terminate on certain other specific events including a withdrawal of a member.

     RALSTON CAR WASH AND KBG. Ralston Car Wash and KBG are Colorado limited liability companies and are taxed as a partnership for federal income tax purposes. This means that Ralston Car Wash and KBG are not separate tax paying entities, but instead their income is taxed to its owners. Ralston Car Wash and KBG have specific terms of 30 years, but they may dissolve earlier under certain circumstances including the withdrawal of a member.

RESTRICTIONS ON TRANSFERABILITY

     PRECISION AUTO CARE. Precision Auto Care shares, subject to federal and state securities laws (and, in the case of shares to be issued to certain holders in the Combination, the 180-day "lock-up" restrictions), do not have any restrictions on transfer imposed on them as a matter of Virginia corporate law.

     PREMA PROPERTIES. The OLLCA provides that membership interests are assignable in whole or in part, but that an assignee does not become a member or have any rights as a member. The assignee is entitled to receive the distributions of cash or property and allocations of profits and losses with respect to the interest assigned. In addition, the operating agreement of Prema Properties provides significant transfer restrictions, and provides that a member must first offer Prema Properties the right to purchase the Membership Interests at a price provided for in the operating agreement before the member sells his interest to a third party.

     RALSTON CAR WASH. An interest in Ralston Car Wash under both the CLLCA and the operating agreement may be assigned. However, unless all of the other members of Ralston Car Wash consent, such assignee shall have no right to participate in the management or the business and affairs of Ralston Car Wash or become a member. The assignee only receives the share of profits and all other compensation that the transferring member would have otherwise received.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Precision Auto Care Common Stock to be issued pursuant to the Mergers and the Exchange Offers are being passed upon for Precision Auto Care by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland.

                                    EXPERTS

     The financial statements appearing in this Joint Proxy Statement/Prospectus and Registration Statement of WE JAC Corporation for the three years in the period ended June 30, 1997, of Miracle Industries for the two years in the period ended December 31, 1996, of Lube Ventures for the year ended December 31, 1996, of Rocky Mountain I for the year ended December 31, 1996, of Rocky Mountain II for the year ended December 31, 1996, of Prema Properties for the year ended December 31, 1996, of Miracle Partners for the year ended December 31, 1996 and of Ralston Car Wash for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                          PAGE
                                                                                                                          ----
WE JAC CORPORATION
  Report of Independent Auditors.......................................................................................    F-3
  Consolidated Balance Sheets as of June 30, 1996 and June 30, 1997....................................................    F-4
  Consolidated Statements of Operations for the three years in the period ended June 30, 1997..........................    F-5
  Consolidated Statements of Stockholders' Equity for the years in the period ended June 30, 1997......................    F-6
  Consolidated Statements of Cash Flows for the three years in the period ended June 30, 1997..........................    F-7
  Notes to Consolidated Financial Statements...........................................................................    F-8
MIRACLE INDUSTRIES, INC.
  Report of Independent Auditors.......................................................................................   F-16
  Consolidated Balance Sheets as of December 31, 1995 and 1996 and June 30, 1997 (unaudited)...........................   F-17
  Consolidated Statements of Operations for the years ended December 31, 1995 and 1996 and the six months ended June
     30, 1996 and 1997 (unaudited).....................................................................................   F-18
  Consolidated Statement of Changes in Stockholders' Equity for the years ended December 31, 1995 and 1996 and the six
     months ended June 30, 1996 and 1997 (unaudited)...................................................................   F-19
  Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the six months ended June
     30, 1996 and 1997 (unaudited).....................................................................................   F-20
  Notes to Consolidated Financial Statements...........................................................................   F-21
LUBE VENTURES, INC.
  Report of Independent Auditors.......................................................................................   F-27
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-28
  Statements of Operations for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-29
  Statements of Changes in Stockholders' Equity for the years ended December 31, 1995 (unaudited) and 1996 and the six
     months ended June 30, 1996 and 1997 (unaudited)...................................................................   F-30
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-31
  Notes to Financial Statements........................................................................................   F-32
PREMA PROPERTIES, LTD.
  Report of Independent Auditors.......................................................................................   F-36
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-37
  Statements of Operations and Members' Equity for the years ended December 31, 1995 (unaudited) and 1996 and the six
     months ended June 30, 1996 and 1997 (unaudited)...................................................................   F-38
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-39
  Notes to Consolidated Financial Statements...........................................................................   F-40
RALSTON CAR WASH, LTD.
  Report of Independent Auditors.......................................................................................   F-43
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-44
  Statements of Operations for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-45
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-46
  Notes to Financial Statements........................................................................................   F-47
ROCKY MOUNTAIN VENTURES, INC.
  Report of Independent Auditors.......................................................................................   F-49
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-50
  Statements of Operations for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-51
  Statements of Changes in Stockholders' Equity for the years ended December 31, 1995 (unaudited) and 1996 and the six
     months ended June 30, 1996 and 1997 (unaudited)...................................................................   F-52
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-53
  Notes to Financial Statements........................................................................................   F-54
ROCKY MOUNTAIN VENTURES II, INC.
  Report of Independent Auditors.......................................................................................   F-56
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-57
  Statements of Operations for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-58

  Statements of Changes in Stockholders' Equity for the years ended December 31, 1995 (unaudited) and 1996 and the six
     months ended June 30, 1996 and 1997 (unaudited)...................................................................   F-59
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-60
  Notes to Financial Statements........................................................................................   F-61
MIRACLE PARTNERS, INC.
  Report of Independent Auditors.......................................................................................   F-64
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).................................................   F-65
  Statements of Operations for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-66
  Statement of Stockholders' Equity for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended
     June 30, 1996 and 1997 (unaudited)................................................................................   F-67
  Statements of Cash Flows for the years ended December 31, 1995 (unaudited) and 1996 and the six months ended June 30,
     1996 and 1997 (unaudited).........................................................................................   F-68
  Notes to Financial Statements........................................................................................   F-69
PRECISION AUTO CARE, INC.
  Report of Independent Auditors.......................................................................................   F-72
  Balance Sheet as of June 30, 1997....................................................................................   F-73
  Notes to Financial Statement.........................................................................................   F-74

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
WE JAC CORPORATION


     We have audited the accompanying consolidated balance sheets of WE JAC Corporation and subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three years in the period ended June 30, 1997. Our audits also included the financial statement schedule. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of WE JAC Corporation and subsidiary at June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                         /s/ Ernst & Young LLP


Vienna, Virginia
August 15, 1997

                       WE JAC CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                                           JUNE 30,
                                                                                                  --------------------------
                                                                                                     1996           1997
                                                                                                  -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents....................................................................   $   751,472    $   576,608
  Accounts receivable, net of allowance of $534,009 and $301,227...............................     3,012,906      4,080,216
  Inventory....................................................................................     1,133,858        768,496
  Notes receivable, current portion, net of allowance of $97,281 and $136,526..................       363,759        512,960
  Prepaid expenses.............................................................................       361,646        404,300
  Deferred costs...............................................................................            --      1,211,257
  Deferred income taxes........................................................................       880,000        257,000
                                                                                                  -----------    -----------
Total current assets...........................................................................     6,503,641      7,810,837
Notes receivable, noncurrent portion, net of allowance of $82,175 and $61,085..................     1,041,607      1,360,958
Property, plant and equipment, net.............................................................       939,327        853,626
Other assets:
  Franchise rights, net of accumulated amortization of $8,715,572 and $9,682,348...............    16,298,618     15,879,157
  Deferred loan costs, net.....................................................................       159,804         89,292
  Deposits, trademarks and other...............................................................       711,290        700,398
                                                                                                  -----------    -----------
Total other assets.............................................................................    17,169,712     16,668,847
                                                                                                  -----------    -----------
Total assets...................................................................................   $25,654,287    $26,694,268
                                                                                                  -----------    -----------
                                                                                                  -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities.....................................................   $ 3,383,172    $ 5,202,650
  Income taxes payable.........................................................................       757,011        680,000
  Current maturities, notes payable............................................................       129,550        161,098
  Current maturities, term loan................................................................     1,600,000      7,066,667
  Current maturities, revolving line-of-credit.................................................            --      1,529,301
  Deferred revenue, current portion............................................................       453,882        413,465
                                                                                                  -----------    -----------
Total current liabilities......................................................................     6,323,615     15,053,181
Notes payable, net of current portion..........................................................       645,413        622,308
Term loan, net of current portion..............................................................     4,533,333             --
Revolving line-of-credit, net of current portion...............................................     1,554,108             --
Deferred revenue, net of current portion.......................................................       997,308        529,837
Lease deposits                                                                                        194,557        194,557
                                                                                                  -----------    -----------
Total liabilities..............................................................................    14,248,334     16,399,883
Stockholder's equity:
  Common stock, $.01 par; 2,600,000 shares authorized; 1,562,393 and 1,580,740 shares issued;
     1,562,393 and 1,333,700 shares outstanding, in 1996 and 1997, respectively................        15,624         15,807
  Additional paid-in capital...................................................................     8,302,396      8,407,722
  Retained earnings............................................................................     3,087,933      4,342,813
  Treasury stock, at cost; 247,040 shares in 1997..............................................            --     (2,471,957)
                                                                                                  -----------    -----------
Total stockholders' equity.....................................................................    11,405,953     10,294,385
                                                                                                  -----------    -----------
Total liabilities and stockholder's equity.....................................................   $25,654,287    $26,694,268
                                                                                                  -----------    -----------
                                                                                                  -----------    -----------

                            See accompanying notes.

                       WE JAC CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             YEARS ENDED JUNE 30,
                                                                                   -----------------------------------------
                                                                                      1995           1996           1997
                                                                                   -----------    -----------    -----------
Sales:
  Royalty.......................................................................   $12,845,393    $12,998,505    $13,755,440
  Equipment and parts...........................................................    12,178,256     12,203,414     11,852,062
  Franchise.....................................................................     1,246,737      1,316,055      1,551,097
  Other.........................................................................       308,569        216,340        298,332
                                                                                   -----------    -----------    -----------
Total sales.....................................................................    26,578,955     26,734,314     27,456,931
Direct cost:
  Royalty.......................................................................     7,240,287      7,211,061      7,788,266
  Equipment and parts...........................................................    11,310,372     11,280,924     11,085,165
  Franchise.....................................................................     1,082,280      1,063,895      1,239,444
  Other.........................................................................       409,046        152,195        178,299
                                                                                   -----------    -----------    -----------
Total direct cost...............................................................    20,041,985     19,708,075     20,291,174
                                                                                   -----------    -----------    -----------
Contribution (exclusive of amortization shown separately below).................     6,536,970      7,026,239      7,165,757
General and administrative expense..............................................     2,887,746      2,276,124      2,521,775
Amortization of franchise rights................................................     1,015,580        964,311        968,072
Company-owned stores held for resale (loss).....................................      (351,537)      (454,668)        29,194
                                                                                   -----------    -----------    -----------
Operating income................................................................     2,282,106      3,331,136      3,705,104
Other income (expense):
  Interest expense..............................................................    (1,230,015)    (1,031,705)    (1,056,597)
  Interest income...............................................................        92,477         67,353        147,638
  Other.........................................................................    (1,297,352)      (118,798)      (270,405)
                                                                                   -----------    -----------    -----------
                                                                                    (2,434,890)    (1,083,150)    (1,179,364)
Income (loss) before income tax expense and extraordinary gain..................      (152,784)     2,247,986      2,525,740
Provision for income taxes......................................................        71,743      1,177,810      1,270,860
                                                                                   -----------    -----------    -----------
Income (loss) before extraordinary gain.........................................      (224,527)     1,070,176      1,254,880
Extraordinary gain on repurchase of stock warrants related to debt (net of
  applicable income taxes of $156,000)..........................................       157,328             --             --
                                                                                   -----------    -----------    -----------
Net income (loss)...............................................................   $   (67,199)   $ 1,070,176    $ 1,254,880
                                                                                   -----------    -----------    -----------
                                                                                   -----------    -----------    -----------


                            See accompanying notes.

                       WE JAC CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      ADDITIONAL
                                               COMMON      COMMON      PAID-IN       RETAINED      TREASURY
                                               SHARES       STOCK      CAPITAL       EARNINGS        STOCK          TOTAL
                                              ---------    -------    ----------    ----------    -----------    -----------
Balance at June 30, 1994...................   1,414,418    $14,144    $7,160,983    $2,084,956             --    $ 9,260,083
  Net loss.................................          --         --            --       (67,199)            --        (67,199)
                                              ---------    -------    ----------    ----------    -----------    -----------
Balance at June 30, 1995...................   1,414,418     14,144     7,160,983     2,017,757             --      9,192,884
  Private placement of stock...............     147,975      1,480     1,141,413            --             --      1,142,893
  Net income...............................          --         --            --     1,070,176             --      1,070,176
                                              ---------    -------    ----------    ----------    -----------    -----------
Balance at June 30, 1996...................   1,562,393     15,624     8,302,396     3,087,933             --     11,405,953
  Issuances of common stock................      18,347        183       105,326            --             --        105,509
  Treasury stock purchase..................    (247,040)        --            --            --     (2,471,957)    (2,471,957)
  Net income...............................          --         --            --     1,254,880             --      1,254,880
                                              ---------    -------    ----------    ----------    -----------    -----------
Balance at June 30, 1997...................   1,333,700    $15,807    $8,407,722    $4,342,813    $(2,471,957)   $10,294,385
                                              ---------    -------    ----------    ----------    -----------    -----------
                                              ---------    -------    ----------    ----------    -----------    -----------

                            See accompanying notes.

                       WE JAC CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              YEARS ENDED JUNE 30,
                                                                                    -----------------------------------------
                                                                                       1995           1996           1997
                                                                                    -----------    -----------    -----------
OPERATING ACTIVITIES:
Net income (loss)................................................................   $   (67,199)   $ 1,070,176    $ 1,254,880
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization..................................................     1,441,923      1,234,705      1,251,462
  Loss on disposal of property, plant, and equipment.............................            --        306,705        207,256
  Extraordinary gain on repurchase of stock warrants.............................      (313,828)            --             --
  Deferred income taxes..........................................................      (261,000)       (67,000)       623,000
  Changes in operating assets and liabilities:
     Accounts and notes receivable...............................................       (64,097)      (768,799)    (1,535,862)
     Inventory...................................................................        49,706        (43,044)       365,362
     Prepaid expenses, recoverable income taxes, deposits and other..............      (157,981)       (72,420)    (1,193,484)
     Accounts payable and accrued liabilities....................................     1,442,618     (1,349,981)     1,819,478
     Income taxes payable........................................................      (345,576)       701,363        (77,011)
     Deferred revenue, net.......................................................       224,524       (549,833)      (507,888)
                                                                                    -----------    -----------    -----------
Net cash provided by operating activities........................................     1,949,090        461,872      2,207,193

INVESTING ACTIVITIES:
  Purchases of property and equipment............................................      (504,520)      (358,392)      (296,088)
  Purchase of franchise agreements and rights....................................            --       (754,545)      (545,730)
  Purchase of trademarks.........................................................            --        (62,949)       (49,535)
                                                                                    -----------    -----------    -----------
Net cash used in investing activities............................................      (504,520)    (1,175,886)      (891,353)

FINANCING ACTIVITIES:
  Repurchase of stock warrants...................................................      (750,000)            --             --
  Treasury stock purchases.......................................................            --             --     (2,471,957)
  Issuance of common stock.......................................................            --      1,142,893        105,509
  Loan acquisition costs.........................................................      (220,603)       (39,374)       (41,226)
  Proceeds from term loan and line of credit.....................................     8,408,058             --      2,816,667
  Proceeds from notes payable....................................................       472,626      1,593,808        101,642
  Repayments of long-term debt and notes payable.................................    (9,761,636)    (1,764,374)    (2,001,339)
                                                                                    -----------    -----------    -----------
Net cash (used in) provided by financing activities..............................    (1,851,555)       932,953     (1,490,704)
                                                                                    -----------    -----------    -----------
Net change in cash and cash equivalents..........................................      (406,985)       218,939       (174,864)
Cash and cash equivalents at beginning of year...................................       939,518        532,533        751,472
                                                                                    -----------    -----------    -----------
Cash and cash equivalents at end of year.........................................   $   532,533    $   751,472    $   576,608
                                                                                    -----------    -----------    -----------
                                                                                    -----------    -----------    -----------

                            See accompanying notes.

                       WE JAC CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     WE JAC Corporation (WE JAC or the Company) is a Delaware Corporation that was incorporated on December 23, 1986. The Company commenced operations when it acquired all of the stock of Precision Tune Auto Care, Inc., a Virginia corporation, on April 30, 1987. On April 30, 1987, WE JAC Acquisitions, Inc., a wholly owned subsidiary of WE JAC, acquired all of the stock of Precision Tune Auto Care, Inc. (Precision Tune Auto Care), and the two companies were merged. Precision Tune Auto Care was the surviving company and became a wholly owned subsidiary of WE JAC. The acquisition was accounted for by WE JAC as a purchase for financial accounting purposes, and, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed on the basis of estimated fair values. On July 25, 1989, Precision Tune Auto Care acquired National 60 Minute Tune, Inc. (N60MT).

NATURE OF OPERATIONS

     Precision Tune Auto Care, Inc. is an international franchising company which sells individual franchises for automotive service businesses known as Precision Tune Auto Care centers, as well as development rights for multiple franchises in specific geographic areas. A Precision Tune Auto Care center is a retail service business specializing in automotive maintenance services, including engine performance, oil change and lubrication, and brake services.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of WE JAC Corporation and its wholly owned subsidiary, Precision Tune Auto Care. During 1996, Precision Tune Auto Care operated thirteen Precision Tune Auto Care centers. As of June 30, 1996, the Company had divested ten of these centers, leaving three still in operation. During the year ended June 30, 1997, the Company divested the three remaining Precision Tune Auto Care centers. Revenues and expenses from the company-owned centers are included as a net amount in the consolidated statements of operations and are listed in detail in the table below. All significant intercompany transactions and balances have been eliminated in consolidation.

                                                                                                YEAR ENDED JUNE 30,
                                                                                      ----------------------------------------
                                                                                         1995          1996           1997
                                                                                      ----------    -----------    -----------

                                                                                      (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Revenue............................................................................   $3,597,772    $ 2,980,153     $ 195,866
Expense............................................................................   (3,949,309)    (3,434,821)     (166,672)
                                                                                      ----------    -----------    -----------
                                                                                      $ (351,537)   $  (454,668)    $  29,194
                                                                                      ----------    -----------    -----------
                                                                                      ----------    -----------    -----------

REVENUE RECOGNITION

     The Company recognizes revenue from the sale of a franchise as certain obligations to the franchisee are met.


     The Company, through its Precision Tune Auto Care subsidiary, enters into domestic Area Subfranchise Agreements and international Master License Agreements (Agreements) which grant the subfranchisor and master licensor, respectively, the right to sell, on the Company's behalf, Precision Tune Auto Care franchises (PTAC franchise) within a specific geographic region. Revenue from the sale of area subfranchise rights is deferred and recognized ratably over the terms of the Agreement, generally 10 years, because the Company's obligation under the Agreement does not depend significantly upon the number of PTAC franchises opened. The Company's continuing obligations to its area subfranchisors include training in system procedures and techniques, a copy of the Company's uniform franchise offering circular, samples of advertising and promotional materials, the prompt processing of applications of prospective franchisees, and other assistance considered reasonable by the Company. The Company is also required to promptly remit the area subfranchisor's portion of collected fees and, upon written request, to furnish summary reports of gross sales and fees of franchisees in the area subfranchisor's territory. Revenue from the sale of master license rights is recognized upon signing the Agreement as the Company is not required to support the international PTAC franchises as there is no contractual agreement between the Company and the international PTAC franchisees.

                       WE JAC CORPORATION AND SUBSIDIARY

     The Company's royalty revenues are recognized as earned and in accordance with specific terms of each Agreement. At the end of any accounting period, royalty revenue estimates are made for the franchisees' revenues earned but not yet reported. The royalty revenue accrual is adjusted in the subsequent period as a result of immaterial differences between franchisees' actual and estimated revenues.



     Revenue from the sale of parts is recognized when the parts are shipped from the Company's warehouse.



     Revenue from the sale of equipment is recognized when notification is received from the manufacturer that the equipment has been shipped to the PTAC franchisee.


CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are comprised of highly liquid instruments with original maturities of three months or less.

INVENTORY

     Inventory consists primarily of auto parts and is priced at the lower of cost or market, using the moving-average cost method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives are as follows:

                                                                          YEARS
                                                                          -----
Building and leasehold improvements....................................    7-15
Furniture and fixtures.................................................     3-8
Equipment..............................................................     3-8
Other items............................................................     3-7

FRANCHISE RIGHTS

     Purchase price in excess of the fair market value of net assets acquired is included in franchise agreements and is amortized principally over 30 years on a straight-line basis.


     The Company occasionally repurchases franchise rights. The decision to repurchase is made solely at management's discretion and is not a contractual obligation. The Company also will periodically obtain possession of franchise rights by exchanging notes payable or exercising rights outlined in the franchise agreements. The Company's policy is to capitalize the rights reacquired at the lower of the cost of reacquisition or fair market value. The Company amortizes the repurchased franchise rights over ten years using an accelerated method.


DEFERRED LOAN COSTS

     Deferred loan costs are amortized and charged to interest expense over the initial term of the loan.

INCOME TAXES

     The Company accounts for income taxes under the liability method. Under the liability method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. A valuation allowance is established, if necessary, to reduce deferred income tax assets to the amount expected to be realized. For financial reporting purposes, the Company computes its federal and state income taxes on a separate company basis.

STOCK BASED COMPENSATION

     On July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123). The provisions of SFAS No. 123 allow companies to either expense the estimated fair

                       WE JAC CORPORATION AND SUBSIDIARY
value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans. (See Note 9).



SEGMENT REPORTING



     The Company believes that it operates in one industry segment -- as a franchisor of the Precision Tune Auto Care brand name automotive services.



     The Company intends to adopt Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS No. 131), in fiscal year 1998. SFAS No. 131 changes the way companies report segment information and requires segments to be determined based on how management measures performance and makes decisions about allocating resources. The adoption of SFAS No. 131 is not expected to materially impact the Company's financial position or results of operations.


IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates its long-lived assets or other assets for impairment periodically. In completing this evaluation, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down is required. If a write-down is required, the Company prepares a discounted cash flow analysis to determine the amount of the write-down.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable and notes receivable. The Company periodically performs credit evaluations of customers' financial condition.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR END

     In February 1996, the Board of Directors approved a change in the Company's fiscal year end from April 30 to June 30. All years presented reflect this change.

2. DEFERRED EXPENSES


     During the latter part of 1997, the Company incurred approximately $1,221,000 in expenses related to its efforts to raise permanent equity capital. These costs are being deferred and will be deducted from the equity proceeds once the transaction is completed, or the Company's portion will be charged to operations if the Company's initial public offering (IPO) is not completed. If the IPO is not completed, several other Companies that are a party to a merger and exchange offer transaction that would occur simultaneously with the IPO, have agreed to reimburse the Company for their portion of the costs, estimated at 45% of the total. At June 30, 1997, most of these costs are unpaid and are included in accounts payable and accrued liabilities.

                       WE JAC CORPORATION AND SUBSIDIARY

3. PROPERTY, PLANT AND EQUIPMENT

     The components of property, plant and equipment are as follows:

                                                                                     JUNE 30,
                                                                             ------------------------
                                                                                1996          1997
                                                                             ----------    ----------
Land......................................................................   $   57,865    $   57,865
Building and leasehold improvements.......................................      131,552       128,551
Furniture and fixtures....................................................      561,159       829,256
Equipment.................................................................      797,463       561,831
Other items...............................................................       51,866        36,631
                                                                             ----------    ----------
                                                                              1,599,905     1,614,134
Accumulated Depreciation..................................................     (660,578)     (760,508)
                                                                             ----------    ----------
Property, plant and equipment, net........................................   $  939,327    $  853,626
                                                                             ----------    ----------
                                                                             ----------    ----------

     During the years ended June 30, 1995, 1996 and 1997, the Company's depreciation expense was $208,000, $217,000, and $175,000 respectively.

4. INCOME TAXES

     Income tax expense consists of the following items:

                                                                        YEARS ENDED JUNE 30,
                                                                -------------------------------------
                                                                  1995          1996          1997
                                                                ---------    ----------    ----------
Current tax expense - federal and state......................   $ 488,743    $1,244,810    $  647,860
Deferred tax expense (benefit) - federal and state...........    (261,000)      (67,000)      623,000
                                                                ---------    ----------    ----------
Total income tax expense.....................................   $ 227,743    $1,177,810    $1,270,860
                                                                ---------    ----------    ----------
                                                                ---------    ----------    ----------

     The effective tax rate differed from the statutory rate as follows:

                                                                                    YEARS ENDED JUNE 30,
                                                                                  ------------------------
                                                                                  1995     1996      1997
                                                                                  ----    ------    ------
Statutory federal rate.........................................................    34 %      34 %      34 %
Franchise agreement amortization...............................................   147        11        11
State taxes....................................................................    22         5         5
Permanent differences due to purchase accounting...............................   (32 )      --        --
Other..........................................................................   (29 )       2        --
                                                                                  ----    ------    ------
Effective tax rate.............................................................   142 %      52 %      50 %
                                                                                  ----    ------    ------
                                                                                  ----    ------    ------

     The percentages for 1995 are distorted due to the small pretax operating loss and the impact of the extraordinary gain on repurchase of stock warrants related to debt.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. The significant temporary differences result from different revenue recognition policies and amortization methods. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                      JUNE 30,
                                                                               ----------------------
                                                                                  1996         1997
                                                                               ----------    --------
Deferred tax liabilities:
Area rights.................................................................   $  153,585    $252,342
Expense related to acquisition..............................................      135,151     153,537
Royalties...................................................................       44,000      44,000
Other, net..................................................................           --      14,000
                                                                               ----------    --------
Total deferred tax liabilities..............................................      332,736     463,879

                       WE JAC CORPORATION AND SUBSIDIARY

Deferred tax assets:
Reserve for bad debts.......................................................      267,620     127,424
Deferred revenue............................................................      896,567     593,455
Other, net..................................................................       96,184          --
                                                                               ----------    --------
Total deferred tax assets...................................................    1,260,371     720,879
Valuation allowance for deferred tax assets.................................      (47,635)         --
                                                                               ----------    --------
Deferred tax assets, net of allowance.......................................    1,212,736     720,879
                                                                               ----------    --------
Net deferred tax assets.....................................................   $  880,000    $257,000
                                                                               ----------    --------
                                                                               ----------    --------

     During the years ended June 30, 1995, 1996 and 1997, respectively, the Company paid income taxes of $771,000 and $150,000 and $756,000, respectively.

5. TERM LOAN AND REVOLVING LINE OF CREDIT


     The Company has a $10,500,000 credit facility (the Loan Agreement or Facility) with its primary lender (the Lender) which consists of an $8,000,000 term loan and a $2,500,000 revolving line of credit and is secured by all the assets of the Company. The term loan accrues interest, payable monthly, calculated daily, at a rate equal to the index rate (which approximates the prime rate) plus 2% (10.25% and 10.50% at June 30, 1996 and June 30, 1997,
respectively). On January 27, 1997, the third amendment (the Amendment) to the Loan Agreement was executed which provided, among other things, an increase in the term loan of approximately $2,700,000. The Amendment required the proceeds from the term loan increase to be used to repurchase shares of the Company's common stock and warrants from a related party (See Note 8) and to satisfy working capital requirements. As consideration for the term loan increase, the Company granted warrants to the Lender and another bank (See Note 9). The $8,000,000 term loan is payable in monthly installments of approximately $133,000 with the balance due on April 1, 1998. At June 30, 1996 and 1997, approximately $6,133,000 and $7,067,000, respectively, was outstanding under the term loan. The Company has begun discussions with its lender and expects to negotiate an extension of the Facility to April 1, 2001.


     The revolving line of credit accrues interest, payable monthly, at the lender's prime rate plus 1 1/2%. Collection of the Company's accounts receivable and proceeds from other Collateral, as defined in the Loan Agreement, are applied daily to reduce principal amounts outstanding under the revolving line of credit. Unpaid principal and interest outstanding on the revolving line of credit is payable April 1, 1998. At June 30, 1996 and 1997, approximately $1,554,000 and $1,529,000, respectively, were outstanding under the revolving line of credit.

     The Loan Agreement contains affirmative, negative and financial covenants. Among these covenants is a requirement to submit additional payments if "excess cash flow," as defined in the lending agreement, is generated by the Company. As of June 30, 1997, the Company was not in compliance with a provision of the Loan Agreement which restricts capital expenditures. The Lender subsequently agreed to amend the terms of the capital requirements covenant for the year ended June 30, 1997.

     During the years ended June 30, 1995, 1996 and 1997, the Company paid interest of approximately $1,166,000, $875,000 and $845,000, respectively.

                       WE JAC CORPORATION AND SUBSIDIARY

6. NOTES PAYABLE

                                                                                     JUNE 30,
                                                                              -----------------------
                                                                                1996          1997
                                                                              ---------    ----------
Various notes and obligations payable in monthly installments. Notes payable to banks, principal and interest payable in monthly and quarterly installments at interest rates ranging from 10% to prime plus 3%,
  collateralized by liens on vehicles and equipment........................   $ 774,963    $  783,406
Less: current maturities...................................................    (129,550)     (161,098)
                                                                              ---------    ----------
Long-term portion..........................................................   $ 645,413    $  622,308
                                                                              ---------    ----------
                                                                              ---------    ----------

7. LEASE COMMITMENTS

     At June 30, 1997, the Company has lease commitments for office space, a training center, and a number of service center locations. These leases expire between 1997 and 2008, with renewal options in certain of the leases. Most of the service center location leases are subleased to franchisees. Rent expense for office space and warehouse facilities of approximately $300,000, $308,000 and $326,000 is included in operating expenses for the year ended June 30, 1995, 1996 and 1997, respectively. Rent expense for service center locations of approximately $465,000, $488,000 and $100,000 is recorded net of sublease income of $114,000, $288,000 and $912,000, for the years ended June 30, 1995, 1996 and
1997, respectively.

     The future minimum lease payments and related sublease payments for leases with terms in excess of one year as of June 30, 1997 are as follows:

                                                           FUTURE MINIMUM     SUBLEASE
                                                           LEASE PAYMENTS      INCOME         NET
                                                           --------------    ----------    ----------
1998....................................................     $1,104,000      $  820,000    $  284,000
1999....................................................        899,000         535,000       364,000
2000....................................................        743,000         371,000       372,000
2001....................................................        663,000         353,000       310,000
2002....................................................        617,000         353,000       264,000
Thereafter..............................................      1,176,000       1,148,000        28,000
                                                           --------------    ----------    ----------
                                                             $5,202,000      $3,580,000    $1,622,000
                                                           --------------    ----------    ----------
                                                           --------------    ----------    ----------

     The above minimum lease payment schedule includes lease payments and sublease income for N60MT and PTW, Inc. For a majority of the N60MT leases referred to above, the sublessor remits payments directly to the landlord.

8. RELATED PARTY TRANSACTIONS

     Pursuant to a Management Agreement approved by the Board of Directors of Precision Tune Advertising Fund, Inc. (P.T.A.F., Inc.) (which includes both franchisees and Company personnel), the Company manages the operation of P.T.A.F., Inc. - the national advertising fund for Precision Tune Auto Care centers. The Company charged P.T.A.F., Inc. $384,000, $384,000 and $416,000 for administrative and other expenses incurred on behalf of P.T.A.F., Inc., during the years ended June 30, 1995, 1996, and 1997, respectively. Based on the timing of receipts and disbursements, it is common for amounts to be due to and from the Company and P.T.A.F., Inc. At June 30, 1996 and 1997, the net amounts due from P.T.A.F., Inc. were $45,000 and $44,000, respectively. These amounts are included in accounts receivable.


     Mr. John F. Ripley loaned the Company the sum of $250,000 on June 10, 1996, in connection with the Company's acquisition of Acc-U-Tune. The funds were loaned to the Company at an interest rate of prime plus 2%. The entire loan was repaid by the Company to Mr. Ripley on June 17, 1996, including interest of approximately $500.

                       WE JAC CORPORATION AND SUBSIDIARY

9. STOCKHOLDERS' EQUITY

COMMON STOCK

     During the year ended June 30, 1996, the Company completed a private placement of 147,975 shares of Common Stock and received proceeds of approximately $1,143,000, net of direct expenses of approximately $41,000.

TREASURY STOCK


     In January 1997, the Company purchased from a former officer of the Company and another company 247,040 shares of outstanding common stock and options to purchase another 84,865 shares of common stock for a total price of approximately $2,472,000. The transaction was recorded as treasury stock at cost. To finance the purchase, the Company borrowed from its term loan in January 1997. (See Note 5).


COMMON STOCK OPTION PLANS

     In February 1996, the Company adopted the Executive Stock Option Plan under which 175,000 shares of WE JAC Corporation common stock were reserved for the exercise of options granted to employees or directors of the Company. The Board of Directors determines the recipients of the award to be granted, exercise price, vesting period, and number of shares underlying the options.

     The Company applies APB 25 in accounting for its Stock Option Plan, and, accordingly, recognizes compensation expense for any difference between the fair value of the underlying common stock and the grant price of the option at the date of grant. The effect of applying SFAS No. 123 on 1996 and 1997 net income and pro forma net loss as stated below is not necessarily representative of the effects on reported net income or loss for future years due to, among other things, (1) the vesting period of the stock options, and (2) the fair market value of additional stock option grants in future years. Had compensation expense been determined based upon the fair market value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company's net income in 1996 and 1997 would have been approximately $1,037,000 and $1,140,000, respectively. The fair value of the options granted during 1996 and 1997 are estimated as $2.02 and $2.59 per share, respectively, on the date of grant using the minimum value method with the following assumptions: dividend yield 0%, risk-free interest rate of 6%, expected life of 5 years, and a 10 year contractual life.

     Additional information with respect to Stock Option activity is summarized as follows:

                                                                       1995                  1996                   1997
                                                                ------------------    -------------------    -------------------
                                                                          WEIGHTED               WEIGHTED               WEIGHTED
                                                                          AVERAGE                AVERAGE                AVERAGE
                                                                          EXERCISE               EXERCISE               EXERCISE
                                                                SHARES     PRICE      SHARES      PRICE      SHARES      PRICE
                                                                ------    --------    -------    --------    -------    --------
Outstanding, beginning of year...............................   84,865     $ 2.23      84,865     $ 2.23     315,991     $ 6.31
Options granted..............................................       --         --     231,126       7.80     213,974      10.00
Options exercised............................................       --         --          --         --          --         --
Options canceled or expired..................................       --         --          --         --     (97,365)      3.00
Outstanding, end of year.....................................   84,865       2.23     315,991       6.31     432,600       9.79
                                                                ------    --------    -------    --------    -------    --------
Options exercisable..........................................   84,865     $ 2.23      87,865     $ 2.43     111,875     $ 8.52
                                                                ------    --------    -------    --------    -------    --------
                                                                ------    --------    -------    --------    -------    --------

     The options outstanding at June 30, 1997 range in price from $7.05 to $10.00 and have a weighted average remaining contractual life of 9.21 years.

     During July 1995, the Board of Directors granted the current President of the Company an option to purchase 80,338 shares of WE JAC Corporation common stock at $7.05 per share. The number of shares shall increase proportionally in order that the option continues to equal five percent of the Company's fully diluted, issued and outstanding common stock less shares pursuant to employee stock option and stock purchase plans. The per share price of all additional options are at the then fair market value of the Company's common stock. At June 30, 1997, addition options totaling 12,762 have been granted. The option expires ten years from the date of the grant. The options vest in three equal annual installments commencing one year from the date of the grant.

                       WE JAC CORPORATION AND SUBSIDIARY

     On October 23, 1996, the Board of Directors granted the current President of the Company an option to purchase 100,000 shares of WE JAC at $10.00 per share. One half of the options vest upon the earlier of (1) the first anniversary date of an IPO, or (2) the time following an IPO when any of the stock of the Company held by the directors and executive officers may be sold. The remaining 50,000 options vest upon the earlier of (1) the second anniversary date of an IPO, or (2) the time following an IPO when any of the stock of the Company held by the directors and executive officers may be sold.

     In November 1995 and 1996, the Company offered an Employee Stock Purchase Plan (the Plan) to encourage and facilitate the purchase of Common Stock by employees of the Company. Under the Plan, employees of the Company who elect to participate may purchase Common Stock at 85% of the fair market value of the Common Stock on the commencement date of each offering period. The Plan permits an enrolled employee to make contributions through the use of payroll deductions or lump sum payments. The aggregate amount of stock which may be purchased under the November 1996 plan is 20,000 shares.

COMMON STOCK WARRANTS

     In December 1995, an area subfranchisor was issued a warrant to purchase 28,000 shares of common stock at the then current fair market value of $7.07 per share. The warrants were exercisable beginning in fiscal year 1996. The warrants expire December 31, 2002.


     On January 27, 1997, the Company granted its Lender and another bank warrants (Warrant Shares) to purchase 12,000 and 3,000 shares, respectively, of Common Stock at $8.00 per share. The Warrant Shares expire upon the earlier of the fifth anniversary of an IPO or April 1, 1998. Commencing June 30, 1997, the number of Warrant Shares will be increased by 77.3336 and 19.3334 shares per day, respectively, until the earlier of the date of the IPO or March 31, 1998.


10. JOINT VENTURE WITH PRAXIS CORPORATION

     During the year ended June 30, 1996, the Company acquired a fifteen percent interest in a joint venture with Praxis Corporation in exchange for the area development rights to Puerto Rico and $100,000. Revenue was recognized for the exchange of the area development rights in the amount of $100,000. The Company also obtained an option to acquire an additional fifteen percent interest over a three year period for a total of $150,000. The goal of the joint venture is to incorporate a company for the purpose of acquiring and carrying on a parts distribution business in Latin America. The Company accounts for its investment in the joint venture using the cost method.

11. EMPLOYEES' SAVINGS PLAN

     The Company maintains a 401(k) plan under which the Company may contribute up to 50% of an employee's first 6% of compensation deferred under the plan. Employees become eligible after attaining the age of 21 and completing six months of employment with the Company. The employees may elect to contribute up to 15% of their annual compensation subject to limitations set forth in the Internal Revenue Code. Employees' contributions vest immediately. The matching contribution vests 20% after two years and in increments of 20% each additional year.

12. PURCHASE OF FRANCHISE RIGHTS

     During the year ended June 30, 1996, Bay Area Precision, Inc. (BAP), an area subfranchisor of the Company, acquired all of the stock of Acc-U-Tune
(AUT). AUT owned twenty-six franchise agreements located in the San Francisco Bay Area. The Company purchased from BAP the franchise agreements and trademarks of AUT for $850,000. Simultaneously, the Company granted BAP additional area franchise rights for the territory occupied by the AUT franchises. The franchise rights acquired from BAP were valued at the acquisition price less the area franchise rights sold. Accordingly, no revenue or expense was recognized by the Company relating to this transaction.

                       WE JAC CORPORATION AND SUBSIDIARY

13. CONTINGENCIES

     The Company is involved in certain litigation and is subject to unasserted claims arising in the ordinary course of business. In the opinion of counsel and management, the ultimate liability, if any, arising from the settlement of these cases will not have a material adverse effect on the financial operations or position of the Company.


14. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT


     In late August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Share Exchange Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care formed a wholly-owned subsidiary, WE JAC Acquisition Company. If the agreement is approved by the Company's stockholders, WE JAC Acquisition Company will be merged into the Company and the Company will become a wholly-owned subsidiary of Precision Auto Care. Each outstanding share of the Company will be converted into a right to receive a share of Precision Auto Care common stock.

     Mr. John F. Ripley, Jr. loaned the Company the sum of $250,000 on June 10, 1996, in connection with the Company's acquisition of Accutune. The funds were loaned to the Company at an interest rate of prime plus 2%. The entire loan was repaid by the Company to Mr. Ripley on June 17, 1996, including interest of $498.26.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

     We have audited the accompanying consolidated balance sheets of Miracle Industries, Inc. (an S Corporation) as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Miracle Industries, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 28, 1997

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                            DECEMBER 31,           JUNE 30,
                                                                                      -------------------------   -----------
                                                                                         1995          1996          1997
                                                                                      ----------    -----------   -----------

                                                                                                                  (Unaudited)
ASSETS
Current assets:
  Cash.............................................................................   $  287,580    $    83,388   $   59,786
  Accounts receivable, less allowance of
     $40,000 and $4,000 at December 31, 1996
     and 1995, respectively........................................................      214,911        794,377      610,218
  Inventories......................................................................      428,301      1,771,496    1,873,727
  Prepaid expenses and other current assets........................................       79,781         26,644       28,613
                                                                                      ----------    -----------   -----------
Total current assets...............................................................    1,010,573      2,675,905    2,572,344

Investment in Indy Ventures, Ltd...................................................           --        251,286      407,468
Property and equipment, net........................................................    2,641,115      3,853,375    3,746,280
Notes receivable-related parties...................................................      150,000             --           --
Intangible assets, net:
  Goodwill.........................................................................      482,294      1,515,664    1,626,428
  Other............................................................................      117,302        155,104      135,592
                                                                                      ----------    -----------   -----------
                                                                                         599,596      1,670,768    1,762,020
                                                                                      ----------    -----------   -----------

Total assets.......................................................................   $4,401,284    $ 8,451,334   $8,488,112
                                                                                      ----------    -----------   -----------
                                                                                      ----------    -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt................................................   $  223,000    $   469,948   $  444,950
  Lines of credit..................................................................      100,000        395,766      758,652
  Accounts payable, trade..........................................................      140,301      1,198,825      794,161
  Accrued taxes and other liabilities..............................................      157,233        490,251      502,957
                                                                                      ----------    -----------   -----------
Total current liabilities..........................................................      620,534      2,554,790    2,500,720

Long-term debt, net of current portion.............................................    1,681,741      3,449,605    3,809,406

Minority interest in subsidiary....................................................           --        174,720      163,620
                                                                                      ----------    -----------   -----------
Total liabilities..................................................................    2,302,275      6,179,115    6,473,746
Stockholders' equity:
  Common stock, no par value; 100,000 shares
     authorized; 36,919 issued and 33,619
     outstanding at December 31, 1996 and 33,254
     issued and outstanding at December 31, 1995...................................    1,973,200      2,339,700    2,476,100
  Retained earnings (deficit)......................................................      125,809        262,519     (131,734 )
                                                                                      ----------    -----------   -----------
                                                                                       2,099,009      2,602,219    2,344,366
  Treasury stock, at cost (3,300 shares)...........................................           --      (330,000)     (330,000 )
                                                                                      ----------    -----------   -----------
Total stockholders' equity.........................................................    2,099,009      2,272,219    2,014,366
                                                                                      ----------    -----------   -----------
Total liabilities and stockholders' equity.........................................   $4,401,284    $ 8,451,334   $8,488,112
                                                                                      ----------    -----------   -----------
                                                                                      ----------    -----------   -----------

                            See accompanying notes.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEARS ENDED DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                                                          1995          1996          1996           1997
                                                                       ----------    ----------    -----------    -----------

                                                                                                   (Unaudited)    (Unaudited)
Revenues:
  Product and equipment sales.......................................   $2,259,758    $8,091,675    $2,948,604     $2,786,412
  Services..........................................................      974,412       976,209       570,052        464,986
                                                                       ----------    ----------    -----------    -----------
                                                                        3,234,170     9,067,884     3,518,656      3,251,398
Cost of sales and operations:
  Product and equipment sales.......................................    1,938,418     6,879,500     2,494,359      2,562,722
  Services..........................................................      499,820       565,890       288,714        302,637
                                                                       ----------    ----------    -----------    -----------
                                                                        2,438,238     7,445,390     2,783,073      2,865,359
Gross profit........................................................      795,932     1,622,494       735,583        386,039
General and administrative expenses.................................      561,138     1,126,030       486,668        539,233
                                                                       ----------    ----------    -----------    -----------
Operating income (loss).............................................      234,794       496,464       248,915       (153,194 )
Other income (expense):
  Other income (expense), net.......................................        3,200        26,579       (50,692 )      (21,372 )
  Interest income...................................................       10,495        13,290            --             74
  Interest expense..................................................     (181,600)     (341,629)     (136,378 )     (230,861 )
                                                                       ----------    ----------    -----------    -----------
                                                                         (167,905)     (301,760)     (187,070 )     (252,159 )
                                                                       ----------    ----------    -----------    -----------
Income (loss) before minority interest..............................       66,889       194,704        61,845       (405,353 )
Minority interest in earnings (loss) of subsidiary..................           --        24,720        (6,390 )       11,100
                                                                       ----------    ----------    -----------    -----------
Net income (loss)...................................................   $   66,889    $  169,984    $   68,235     $ (394,253 )
                                                                       ----------    ----------    -----------    -----------
                                                                       ----------    ----------    -----------    -----------

                            See accompanying notes.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   COMMON STOCK
                                                             ------------------------
                                                                                                                      TOTAL
                                                             NUMBER OF                  RETAINED     TREASURY     STOCKHOLDERS'
                                                              SHARES        AMOUNT      EARNINGS       STOCK         EQUITY
                                                             ---------    -----------   ---------    ---------    -------------
Balances at January 1, 1995...............................     32,909     $ 1,938,700   $  58,920    $      --     $ 1,997,620
  Issuance of common stock................................        345          34,500          --           --          34,500
  Net income for 1995.....................................         --              --      66,889           --          66,889
                                                             ---------    -----------   ---------    ---------    -------------
Balance at December 31, 1995..............................     33,254       1,973,200     125,809           --       2,099,009
  Issuance of common stock................................      3,665         366,500          --           --         366,500
  Purchase of treasury stock..............................    ( 3,300)             --          --     (330,000)       (330,000)
  Net income for 1996.....................................         --              --     169,984           --         169,984
  Distributions to stockholders...........................         --              --     (33,274)          --         (33,274)
                                                             ---------    -----------   ---------    ---------    -------------
Balance at December 31, 1996..............................     33,619       2,339,700     262,519     (330,000)      2,272,219
  Net loss (unaudited)....................................         --              --    (394,253)          --        (394,253)
  Issuance of common stock (unaudited)....................      1,364         136,400          --           --         136,400
                                                             ---------    -----------   ---------    ---------    -------------
Balance at June 30, 1997 (unaudited)......................     34,983     $ 2,476,100   $(131,734)   $(330,000)    $ 2,014,360
                                                             ---------    -----------   ---------    ---------    -------------
                                                             ---------    -----------   ---------    ---------    -------------

                            See accompanying notes.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                                                    ------------------------    --------------------------
                                                                      1995          1996           1996           1997
                                                                    ---------    -----------    -----------    -----------

                                                                                                (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income.......................................................   $  66,889    $   169,984    $    68,235     $(394,253)
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..................................     287,431        413,275        186,055       253,004
  Other..........................................................          --         65,879             --        11,100
  Changes in operating assets and liabilities:
     Accounts receivable.........................................      78,354       (466,637)      (896,220)      184,159
     Inventories.................................................      (5,550)      (460,041)    (1,136,437)     (258,413)
     Prepaid expenses and other current assets...................     (26,305)       108,668         38,565       (17,543)
     Accounts payable............................................     (85,621)       655,763        794,859      (404,664)
     Accrued taxes and other liabilities.........................     (40,972)       109,186        410,161       (30,403)
                                                                    ---------    -----------    -----------    -----------
Net cash provided by (used in) operating activities..............     274,226        596,077       (534,782)     (621,927)

INVESTING ACTIVITIES
  Purchases of property and equipment............................    (161,336)    (1,521,082)    (1,212,041)     (125,000)
  Issuance of notes receivable  -- related parties...............    (150,000)            --        200,000            --
  Purchase of intangible assets..................................          --             --       (854,180)     (110,764)
                                                                    ---------    -----------    -----------    -----------
Net cash used in investing activities............................    (311,336)    (1,521,082)    (1,866,221)     (235,764)

FINANCING ACTIVITIES
  Proceeds from long-term debt...................................     553,662      2,181,947      2,003,041       359,801
  Repayments of long-term debt...................................    (315,000)    (1,464,360)       (42,340)      (24,998)
  Net proceeds on Line of Credit.................................          --             --        282,000       362,886
  Distributions to stockholders..................................          --        (33,274)       (33,274)           --
  Purchase of treasury stock.....................................          --       (330,000)      (330,000)           --
  Issuance of common shares......................................      34,500        366,500        302,500       136,400
                                                                    ---------    -----------    -----------    -----------
Net cash provided by financing activities........................     273,162        720,813      2,161,927       834,089
                                                                    ---------    -----------    -----------    -----------
Net (decrease) increase in cash and cash equivalents.............     236,052       (204,192)      (219,076)      (23,602)
Cash and cash equivalents, beginning of period...................      51,528        287,580        287,580        83,388
                                                                    ---------    -----------    -----------    -----------
Cash and cash equivalents, end of period.........................   $ 287,580    $    83,388    $    68,504     $  59,786
                                                                    ---------    -----------    -----------    -----------
                                                                    ---------    -----------    -----------    -----------


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:

     In 1996, the Company purchased 90% of the capital stock of HydroSpray by converting a $500,000 note receivable into common shares of HydroSpray. See Note 3.

                            See accompanying notes.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS


     Miracle Industries, Inc. and subsidiary (the Company) owns and operates 10 self-serve car wash facilities in Central Ohio, and distributes and installs car wash equipment, chemicals and supplies nationwide.


PRINCIPALS OF CONSOLIDATION

     The accompanying financial statements include the accounts of the Company and its 90% owned subsidiary, HydroSpray Car Wash Equipment Co., Ltd. (HydroSpray). HydroSpray was formed in February 1996 to acquire the assets of Don R. Havens Company. HydroSpray manufactures and installs brushless automatic car wash equipment. All significant intercompany accounts and transactions have been eliminated upon consolidation.

     The Company's 50% investment interest in Indy Ventures, Inc. is accounted for using the equity method. The Company recorded an $1,800 loss related to this investment in 1996 which is included in other expense.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist principally of cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. The Company periodically performs credit evaluations of its customers' financial condition. Large sales of car wash equipment require advance deposits with the balance due upon delivery and installation of the system. A majority of the Company's revenues are to self-serve and automatic car wash owners and operators.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are valued at the lower of cost or market using the average cost method and consisted of the following:

                                                                                    DECEMBER 31,
                                                                               ----------------------
                                                                                  1996         1995
                                                                               ----------    --------
Manufacturing raw materials.................................................   $  524,239    $ 37,395
Work-in-process.............................................................      882,362          --
Finished goods..............................................................       11,393      40,057
Equipment and supplies for resale...........................................      336,802     327,703
Other supplies..............................................................       16,700      23,146
                                                                               ----------    --------
                                                                               $1,771,496    $428,301
                                                                               ----------    --------
                                                                               ----------    --------

REVENUE RECOGNITION

     Car wash revenues are recognized at the time of service. Revenues earned on sales of car wash equipment, chemicals and supplies are recognized upon shipment to customers.

LONG-LIVED ASSETS, INCLUDING INTANGIBLE ASSETS AND GOODWILL

     The Company periodically evaluates its long-lived assets to determine whether any events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. This evaluation is based on the nature of the asset, the future economic benefit of the asset, historical or future profitability measures and external market conditions. If factors

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY
indicate that the carrying amount of the asset may not be recoverable, the Company would determine whether an impairment had occurred through the use of an undiscounted cash flow analysis. If an impairment has occurred, the Company would recognize a loss for the difference between the carrying amount and the estimated fair value of the asset. No such impairments have occurred.

     Intangible assets consist of loan fees, organization costs, covenants not to compete, original product formulas, software development and goodwill. Loan costs are amortized over the term of the loans, which range up to ten years. Organization costs are amortized on a straight line basis over five years. Covenants not-to-compete are amortized on a straight line basis over five years and are fully amortized at December 31, 1996. Original product formulas are amortized on a straight line basis over twenty five years. Software development costs are being amortized over three years. Goodwill, which represents the excess of the purchase price over the fair value of tangible net assets acquired, is amortized on a straight line basis principally over forty years. Amortization expense of approximately $114,000 and $90,000 was recorded during 1996 and 1995, respectively.

     Intangible assets consist of the following at December 31:

                                                                                1996          1995
                                                                             ----------    ----------
Loan costs................................................................   $  112,546    $  112,547
Organization costs........................................................      196,271       161,330
Covenant not-to-compete...................................................      200,000       200,000
Product formulas..........................................................       50,000        50,000
Software development......................................................       36,800            --
Goodwill..................................................................    1,612,620       499,500
                                                                             ----------    ----------
                                                                              2,208,237     1,023,377
Accumulated amortization..................................................     (537,469)     (423,781)
                                                                             ----------    ----------
                                                                             $1,670,768    $  599,596
                                                                             ----------    ----------
                                                                             ----------    ----------

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed principally on a straight line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                                         YEARS
                                                                         -----
Buildings and improvements............................................      40
Equipment.............................................................      10
Vehicles..............................................................       5
Office furniture and equipment........................................    6-10

INCOME TAXES

     Miracle Industries, Inc. is a subchapter S Corporation for federal income tax purposes. HydroSpray Car Wash Equipment Company, Ltd. is a partnership for federal income tax purposes. The tax effects of the companies' income or loss are passed through to the shareholders or partners individually, and no income tax expense or liability for federal income tax purposes is provided for in these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts receivable, accounts payable and borrowings under its short term line of credit arrangements approximate their fair values.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

ADVERTISING COSTS

     Costs of advertising are expensed when incurred and totaled approximately $221,000 and $50,000 during the years ended December 31, 1996 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1996          1995
                                                                             ----------    ----------
Land......................................................................   $  646,650    $  607,650
Buildings and improvements................................................    2,267,290     1,242,799
Equipment.................................................................    1,330,741     1,059,162
Vehicles..................................................................      204,810       177,779
Office furniture and equipment............................................      187,142       126,303
                                                                             ----------    ----------
                                                                              4,636,633     3,213,693
Accumulated depreciation..................................................     (783,258)     (572,578)
                                                                             ----------    ----------
Net property, plant and equipment.........................................   $3,853,375    $2,641,115
                                                                             ----------    ----------
                                                                             ----------    ----------

     Depreciation expense was approximately $206,000 and $185,000 during 1996 and 1995, respectively.

3. ACQUISITIONS

     Effective February 29, 1996, the Company acquired a 90% interest in HydroSpray. The acquisition was accounted for as a purchase and accordingly, the purchase price has been allocated to the assets purchased, and liabilities assumed based on the fair values at the date of acquisition. The excess purchase price over the fair value of net assets acquired was approximately $1.1 million, which the Company recorded as goodwill. The results of operations of the acquired business have been consolidated with those of the Company since the date of acquisition. The Company has the option to purchase the remaining 10% of HydroSpray for $300,000. The net purchase price of HydroSpray was allocated as follows:

Current assets.........................................................................   $ 1,127,260
Property, plant and equipment..........................................................       798,700
Goodwill...............................................................................     1,113,120
Current liabilities....................................................................    (1,044,031)
Long-term liabilities..................................................................    (1,345,049)
                                                                                          -----------
  Net assets acquired..................................................................   $   650,000
                                                                                          -----------
                                                                                          -----------

     The pro forma unaudited results of operations for the years ended December 31, 1996 and assuming the purchase of HydroSpray had been consummated as of January 1, 1996, are as follows:

                                                          1996
                                                       ----------
Revenues............................................   $9,308,389
                                                       ----------
Net income..........................................   $   74,728
                                                       ----------
                                                       ----------

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

4. LINES OF CREDIT

     Miracle Industries, Inc. has two $100,000 revolving lines of credit with a bank. Interest accrues at prime plus one-half percent and is payable monthly. HydroSpray has a $250,000 revolving line of credit with a bank. Interest accrues at the prime rate and is payable monthly. The lines are collateralized by specific assets of the Company and are guaranteed by the stockholders of the company. At December 31, 1996 and 1995, $54,200 and $100,000 was available under these lines.

5. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                                   DECEMBER 31,
                                                                             -------------------------
                                                                                1996          1995
                                                                             ----------    -----------
Note payable to a bank; monthly payments of $15,000 plus interest at prime plus 1/2% through August 2005; collateralized by specific assets and
  guaranteed by the stockholders of the company...........................   $1,544,000     $1,724,000
Note payable to a bank; monthly payments of $17,267 plus interest at the prime rate (fixed at 8.25% until March 1998) through March 2006;
  collateralized by specific assets and guaranteed by the stockholders of
  the company.............................................................    1,326,039             --
Note payable to a former stockholder; annual payments of $50,000 plus
  interest at 6% through March 2001; collateralized by treasury stock.....      250,000             --
Notes payable to banks in monthly installments plus interest at rates ranging from 6.75% to 10.75%; collateralized by specific assets and/or
  guaranteed by stockholders of the company...............................      438,693        180,741
Notes payable to various local community and economic development organization; monthly and semi-annual payments including interest up to
  6%; some collateralized by specific assets and guaranteed by
  stockholders of the company.............................................      112,324             --
Other.....................................................................      248,497             --
                                                                             ----------    -----------
Total long-term debt......................................................    3,919,553      1,904,741
Less current maturities...................................................      469,948        223,000
                                                                             ----------    -----------
Long-term debt, net of current maturities.................................   $3,449,605     $1,681,741
                                                                             ----------    -----------
                                                                             ----------    -----------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997............................................................   $  469,948
1998............................................................      471,594
1999............................................................      429,514
2000............................................................      417,557
2001............................................................      537,152
Thereafter......................................................    1,593,788
                                                                   ----------
                                                                   $3,919,553
                                                                   ----------
                                                                   ----------

     Loan agreements with the Company's two major bank lenders require the Company to maintain certain financial ratios and covenants. These ratios and covenants include, but are not limited to, cash flow ratio, ratio of liabilities to tangible net worth, minimum tangible net worth requirements and minimum debt service coverage. The Company was not in compliance with certain covenants as of December 31, 1996; however, lenders granted waivers of defaults through March 28, 1998.

     The Company paid interest of approximately $342,000 and $182,000 during 1996 and 1995, respectively.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

6. COMMITMENTS

     At December 31, 1996, the Company has lease commitments for two car wash facilities, vehicles and equipment. Rent expense under these operating leases of approximately $104,000 and $36,000 is included in operating expenses for 1996 and 1995, respectively. The future minimum lease payments under non-cancelable operating leases with terms in excess of one year as of December 31 are as follows:

1997..............................................................   $111,000
1998..............................................................     59,000
1999..............................................................     38,000
2000..............................................................     39,000
2001..............................................................     40,000
Thereafter........................................................     84,000
                                                                     --------
                                                                     --------
                                                                     $371,000
                                                                     --------
                                                                     --------

     The Company co-guaranteed $1,000,000 of borrowings by Indy Ventures, Ltd. (Note 1). HydroSpray has guaranteed approximately $260,000 owed by a customer who financed a car wash equipment package during 1996.

7. RELATED PARTY TRANSACTIONS

PREMA PROPERTIES, LTD.

     The Company sold supplies and equipment of approximately $282,000 and $100,000 during 1996 and 1995, respectively, to Prema Properties, Ltd., a car wash operation of which three stockholders of Miracle Industries collectively own 45%.

DON R. HAVENS COMPANY

     A $50,000 note receivable from Don R. Havens Company outstanding at December 31, 1995, was applied towards the purchase of HydroSpray in February 1996 (Note 1).

LUBE VENTURES, INC.

     During 1995, the Company loaned Lube Ventures, Inc. $100,000 payable on demand plus interest at 9%. Lube Ventures is wholly owned by three stockholders of the Company. During 1996, the Company purchased $113,000 of equipment from Lube Ventures and applied the total principal and interest due towards that purchase.

NOTES RECEIVABLE

     At December 31, 1995, the Company is owed $150,000 in notes receivable from related parties.

MANAGEMENT FEE

     The Company had a five-year management agreement with a related management company jointly owned by four common stockholders that expired in August 1996. The annual management fee was $85,000. Expense for 1996 and 1995 was $56,700 and $85,000, respectively.

CONSULTING AGREEMENT

     The Company agreed to compensate a consultant in shares of common stock valued at $100 per share up to $30,000 per year through 1998. At December 31, 1996 and 1995, the Company accrued compensation expense of $30,000 and issued 300 shares of common stock.

                    MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

8. PROFIT SHARING PLAN

     In 1996, the Company adopted a 401(k) profit sharing plan under which it may make discretionary matching contributions. Employees become eligible after attaining the age of 21 and completing one year of service. Employees may elect to contribute up to 15% of their annual compensation subject to limitations set forth by the Internal Revenue Service. Matching contributions vest after seven years of service. The Company made a matching contribution in 1996 of approximately $8,400.


9. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT


     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Share Exchange Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care formed a wholly-owned subsidiary, Miracle Industries Acquisition Company. If the Agreement is approved by the Company's stockholders, Miracle Industries Acquisition Company will be merged into the Company and the Company will become a wholly-owned subsidiary of Precision Auto Care. Each outstanding share of the Company's common stock will be converted into a right to receive
21.442 shares of Precision Auto Care common stock.

     During February 1997, a stockholder loaned the Company $500,000 for short-term working capital requirements. The note accrues interest at prime plus one-half percent ( 1/2%) and is due August 1997.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

TO THE STOCKHOLDERS
OF LUBE VENTURES, INC.

     We have audited the accompanying balance sheet of Lube Ventures, Inc. (an S corporation) as of December 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lube Ventures, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 21, 1997

                              LUBE VENTURES, INC.

                                 BALANCE SHEETS

                                                                                                    DECEMBER 31,     JUNE 30,
                                                                                                        1996           1997
                                                                                                    ------------    -----------
                                                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash...........................................................................................    $   63,143     $   152,668
  Accounts receivable............................................................................       105,535         328,321
  Inventory......................................................................................       515,017         459,612
  Prepaid expenses...............................................................................         4,817           3,132
                                                                                                    ------------    -----------
Total current assets.............................................................................       688,512         943,733
Investment in Wintersville Lube Depot, LLC.......................................................        83,375              --
Property and equipment, net......................................................................       881,707         860,740
Intangible assets, net...........................................................................        45,489          58,510
Other............................................................................................            --           5,808
                                                                                                    ------------    -----------
Total assets.....................................................................................    $1,699,083     $ 1,868,791
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................................    $   83,070     $   139,425
  Accrued expenses...............................................................................        48,747          27,379
  Demand note payable to a related party.........................................................        60,000          40,000
  Line of credit.................................................................................       250,000         250,000
  Customer deposits..............................................................................        76,133          68,347
  Current portion, long term debt................................................................       131,984          65,100
  Deferred revenue...............................................................................        32,000          14,001
                                                                                                    ------------    -----------
Total current liabilities........................................................................       681,934         604,252
Long term debt, net of current portion...........................................................       628,142         945,753
                                                                                                    ------------    -----------
Total liabilities................................................................................     1,310,076       1,550,005
Stockholders' equity:
  Common shares, $1 stated value; 850 shares authorized, 100 shares issued and outstanding.......           100             100
  Additional paid-in capital.....................................................................       743,856         743,856
  Accumulated deficit............................................................................      (354,949)       (425,170)
                                                                                                    ------------    -----------
Total stockholders' equity.......................................................................       389,007         318,786
                                                                                                    ------------    -----------
Total liabilities and stockholders' equity.......................................................    $1,699,083     $ 1,868,791
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------

                            See accompanying notes.

                              LUBE VENTURES, INC.

                            STATEMENTS OF OPERATIONS

                                                                        YEARS ENDED DECEMBER 31,      SIX MONTHS ENDED JUNE 30,
                                                                       --------------------------    ---------------------------
                                                                          1996           1995           1996            1997
                                                                       ----------     -----------    -----------     -----------
                                                                                      (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
Revenue:
  Product...........................................................   $1,165,689     $ 1,751,272     $ 594,733       $ 690,119
  Service...........................................................      134,680         231,058        55,100          56,681
  Franchise and royalty.............................................           --          71,004        11,681          62,411
                                                                       ----------     -----------    -----------     -----------
                                                                        1,300,369       2,053,334       661,514         809,211
Cost of goods sold..................................................    1,447,283       1,497,510       565,732         695,363
                                                                       ----------     -----------    -----------     -----------
  Gross profit......................................................     (146,914)        555,824        95,782         113,848
General and administrative expenses.................................      196,451         326,560       226,698         159,899
                                                                       ----------     -----------    -----------     -----------
Operating income (loss).............................................     (343,365)        229,264      (130,916)        (46,051)
Other income (expense):
  Interest expense..................................................     (130,059)       (123,090)      (51,866)        (50,754)
  Non-operating rebates.............................................       36,633              --            --             301
  Other.............................................................        5,000           3,625         1,000          26,283
                                                                       ----------     -----------    -----------     -----------
                                                                          (88,426)       (119,465)      (50,866)        (24,170)
                                                                       ----------     -----------    -----------     -----------
Net income (loss)...................................................   $ (431,791)    $   109,799     $(181,782)      $ (70,221)
                                                                       ----------     -----------    -----------     -----------
                                                                       ----------     -----------    -----------     -----------

                            See accompanying notes.

                              LUBE VENTURES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                     COMMON STOCK
                                                                   ----------------
                                                                   NUMBER              ADDITIONAL                       TOTAL
                                                                     OF                 PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                                                   SHARES    AMOUNT     CAPITAL        DEFICIT         EQUITY
                                                                   ------    ------    ----------    -----------    -------------
Balance at January 1, 1995 (unaudited)..........................     100      $100      $ 149,900     $ (32,957)      $ 117,043
  Net loss for 1995 (unaudited).................................      --        --                     (431,791)       (431,791)
  Contributed capital (unaudited)...............................      --        --        593,956            --         593,956
                                                                   ------    ------    ----------    -----------    -------------
Balance at December 31, 1995 (unaudited)........................     100       100        743,856      (464,748)        279,208
  Net income for 1996...........................................      --        --             --       109,799         109,799
                                                                   ------    ------    ----------    -----------    -------------
Balance at December 31, 1996....................................     100       100        743,856      (354,949)        389,007
  Net loss (unaudited)..........................................      --        --             --       (70,221)        (70,221)
                                                                   ------    ------    ----------    -----------    -------------
Balance at June 30, 1997 (unaudited)............................     100      $100      $ 743,856     $(425,170)      $ 318,786
                                                                   ------    ------    ----------    -----------    -------------
                                                                   ------    ------    ----------    -----------    -------------

                            See accompanying notes.

                              LUBE VENTURES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                         YEARS ENDED DECEMBER 31,      SIX MONTHS ENDED JUNE 30,
                                                                         -------------------------    ---------------------------
                                                                           1995           1996           1996            1997
                                                                         ---------     -----------    -----------     -----------
                                                                                       (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).....................................................   $(431,791)     $ 109,799      $(181,782)      $ (70,221)
Adjustments to reconcile net income (loss) to net cash provided (used)
  by operating activities:
  Depreciation and amortization.......................................      49,043         78,740         47,184          35,375
  Changes in operating assets and liabilities:
     Accounts receivable..............................................     (94,098)       (11,437)       (11,668)       (222,786)
     Inventory........................................................      88,016        (63,166)       (62,819)         55,405
     Accounts payable and accrued expenses............................     125,659        (12,306)        41,335          27,201
     Deferred revenue.................................................          --         32,000             --         (17,999)
     Other............................................................      55,278         (6,602)        49,815         (22,896)
                                                                         ---------     -----------    -----------     -----------
Net cash provided (used in) by operating activities...................    (207,893)       253,360       (117,935)       (215,921)

INVESTING ACTIVITIES
  Purchase of property and equipment..................................    (449,373)      (117,393)       (43,134)         (8,656)
  Purchase of intangible assets.......................................     (26,984)            --             --              --
  Purchase of investment..............................................          --        (83,375)       (60,000)             --
  Net sale of investment..............................................          --             --             --          83,375
  Issuance of note receivable.........................................          --             --             --              --
                                                                         ---------     -----------    -----------     -----------
Net cash provided by (used in) investing activities...................    (476,357)      (200,768)      (103,134)         74,719

FINANCING ACTIVITIES
  Net proceeds (payments) from long-term debt.........................     (13,983)       105,231        136,308         230,727
  Net proceeds (payments) of related party loans......................     185,000       (185,000)            --              --
  Proceeds from contributed capital...................................     593,956             --             --              --
  Payments on shareholder loans.......................................     (15,522)            --          9,661              --
                                                                         ---------     -----------    -----------     -----------
Net cash (used in) provided by financing activities...................     749,451        (79,769)       145,969         230,727
                                                                         ---------     -----------    -----------     -----------
Net (decrease) increase in cash.......................................      65,201        (27,177)       (75,100)         89,525
Cash, beginning of period.............................................      25,119         90,320         90,320          63,143
                                                                         ---------     -----------    -----------     -----------
Cash, end of period...................................................   $  90,320      $  63,143      $  15,220       $ 152,668
                                                                         ---------     -----------    -----------     -----------
                                                                         ---------     -----------    -----------     -----------


                            See accompanying notes.

                              LUBE VENTURES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS

     Lube Ventures, Inc. (the Company) manufactures and franchises modular automobile oil change and lubrication facilities and owns and operates one automobile lubrication retail site, which services individual motorists. Franchisees purchase a modular oil change facility, pay an initial franchise fee, pay royalty fees of 5% of monthly franchise gross revenues or a flat monthly rate.

INVESTMENT

     The Company's 50% investment interest in Wintersville Lube Depot, LLC, a limited liability company, is accounted for using the equity method. The Company recorded income of approximately $2,600 in 1996 related to this investment which is included in other income. (See Note 7).

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist principally of cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. The Company periodically performs credit evaluations of its customers' financial condition. Although customers are occasionally granted interim credit, sales of modular units are typically paid in full upon delivery and installation of the unit. The market for quick automobile oil change and lubrication services is primarily individuals and businesses owning automobiles.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are priced at the lower of cost or market using the average cost method and consisted of the following at December 31, 1996:

Manufacturing raw materials.......................................   $131,391
Work-in-process...................................................     22,348
Finished goods....................................................    325,851
Supplies..........................................................     35,427
                                                                     --------
                                                                     $515,017
                                                                     --------
                                                                     --------

REVENUE RECOGNITION

     Revenues from automobile oil change and lubrication services are generally paid in cash and are recognized at the time of service. Revenue earned on sales of modular automobile lubrication units is recognized upon shipment to customers. Revenue from the sale of a franchise is recognized once certain obligations to the franchisee are met. Revenue from royalty fees are recognized when received.

LONG-LIVED ASSETS

     The Company periodically evaluates its long-lived assets to determine whether any events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. This evaluation is based on the nature of the asset, the future economic benefit of the asset, historical or future profitability measures and external market conditions. If factors indicate that the carrying amount of the asset may not be recoverable, the Company would determine whether an impairment had occurred through the use of an undiscounted cash flow analysis. If an impairment has occurred, the Company would

                              LUBE VENTURES, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING -- Continued recognize a loss for the difference between the carrying amount and the estimated fair value of the asset. No such impairments have occurred.

INTANGIBLE ASSETS

     Intangible assets consist primarily of franchise rights, facility plans and drawings and organization costs and are amortized on a straight line basis over five years. Amortization expense was approximately $12,000 and $10,000 during 1996 and 1995, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed principally on a straight line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                                          YEARS
                                                                          -----
Buildings and improvements.............................................     40
Equipment..............................................................     10
Vehicles...............................................................      5
Office furniture and equipment.........................................   6-10

INCOME TAXES

     The Company is a subchapter S corporation for federal income tax purposes. The tax effects of the Company's income or loss are passed through to the shareholders individually, and no income tax expense or liability for federal income tax purposes is provided for in these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts receivable, accounts payable and borrowings under its short term lines of credit arrangements approximate their fair values.

ADVERTISING COSTS

     Costs of advertising are expensed when incurred and totaled approximately $78,000 and $69,000 during the years ended December 31, 1996 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                              LUBE VENTURES, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:


                                                                                           DECEMBER 31,
                                                                                               1996
                                                                                           ------------
Land....................................................................................     $202,275
Buildings and improvements..............................................................      466,140
Equipment...............................................................................       37,762
Vehicles................................................................................      112,698
Office furniture and equipment..........................................................      108,202
Property under capital lease............................................................       62,971
                                                                                           ------------
                                                                                              990,048
Accumulated depreciation................................................................     (108,341)
                                                                                           ------------
Net property, plant and equipment.......................................................     $881,707
                                                                                           ------------
                                                                                           ------------


     Depreciation expense was approximately $66,000 and $39,000 in 1996 and 1995, respectively. The cost and net book value of assets recorded under capital leases was $62,971 at December 31, 1996. Amortization of leased assets is included in depreciation and amortization expense.

3. FRANCHISE OBLIGATIONS, FEES AND ROYALTIES

     The Company offers its modular oil change and lubrication units to customers through ten year franchise agreements. The purchased franchise, "Lube Depot," provides the franchisee the lubrication unit, auxiliary equipment, training, delivery and assembly. During 1996, the Company recorded $60,600 in franchise fee revenue and $10,400 in royalty revenue. Included in intangible assets at December 31, 1996 are franchise organization costs of approximately $19,000.

4. LINE OF CREDIT

     The Company has a $250,000 revolving line of credit with a bank which expires in November 1999. Interest accrues at prime plus one and one-half percent and is payable monthly. The line is collateralized by real estate, equipment, inventories and is guaranteed by the stockholders of the Company. At December 31, 1996, no further borrowings were available under the line.

5. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

Notes payable to banks and capital lease obligations, monthly payments ranging from $500 to $5,000 plus interest rates ranging from 9.5% to 10.75%, collateralized by specific
  assets and guaranteed by the stockholders of the Company...............................   $ 760,126
Less current maturities..................................................................    (131,984)
                                                                                            ---------
Long-term debt, net of current maturities................................................   $ 628,142
                                                                                            ---------
                                                                                            ---------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997......................................................................................   $131,984
1998......................................................................................    143,086
1999......................................................................................    147,848
2000......................................................................................    100,170
2001......................................................................................     69,951
Thereafter................................................................................    167,087
                                                                                             --------
                                                                                             $760,126
                                                                                             --------
                                                                                             --------

                              LUBE VENTURES, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. LONG-TERM DEBT -- Continued
     The Company was not in compliance with covenants in certain loan agreements with respect to approximately $328,000 of outstanding long-term debt. The lenders involved have amended the related agreements to permit the Company to be in compliance with such covenants through March 21, 1998.

     The Company paid interest of approximately $123,000 and $130,000 during 1996 and 1995, respectively.

6. RELATED PARTY TRANSACTIONS

MIRACLE INDUSTRIES, INC.

     During 1995, the Company borrowed $100,000 from Miracle Industries, Inc., a related party through common ownership, payable on demand plus interest at 9%. During 1996, the Company sold two modular lubrication facilities and a computer for a total sales price of $113,000 to Miracle Industries, Inc. In lieu of cash payment, Miracle Industries, Inc. applied the purchase price to the principal and interest balance due.

MIRACLE PARTNERS, INC.

     During 1996, the Company borrowed $81,500 from Miracle Partners, Inc. The balance was repaid at December 31, 1996. A $25,000 note payable to Miracle Partners, Inc. outstanding at December 31, 1995, was repaid during 1996.

ACCOUNTS RECEIVABLE

     At December 31, 1996, the Company is owed approximately $67,000 in accounts receivable from related parties.

DEMAND NOTES PAYABLE

     At December 31, 1996, the Company owes $60,000 in demand notes to related parties.

7. SUBSEQUENT EVENTS

     In February 1997, the Company sold its 50% interest in Wintersville Lube Depot, LLC for $100,000.

     Effective March 6, 1997, the Company received a guaranty loan in the amount of $750,000 from the First National Bank of Zanesville. Seventy-five percent of the loan is guaranteed by the U.S. Small Business Administration. The interest rate on the guaranteed portion is 9.75% and 8.25% on the unguaranteed portion, to be adjusted every five years. The loan will expire in March 2020. The majority of the proceeds were used to pay off the line of credit and selected outstanding debt balances.

8. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Share Exchange Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care formed a wholly-owned subsidiary, Lube Ventures Acquisition Company. If the Agreement is approved by the Company's stockholders, Lube Ventures Acquisition Company will be merged into the Company and the Company will become a wholly-owned subsidiary of Precision Auto Care. Each outstanding share of the Company's common stock will be converted into a right to receive 1,691.680 shares of Precision Auto Care common stock.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND PARTNERS
PREMA PROPERTIES, LTD.

     We have audited the accompanying balance sheet of Prema Properties, Ltd. (a Limited Liability Company) as of December 31, 1996 and the related statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prema Properties, Ltd., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 21, 1997

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                                    DECEMBER 31,     JUNE 30,
                                                                                                        1996           1997
                                                                                                    ------------    -----------
                                                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash...........................................................................................    $   66,825     $    31,960
  Inventory......................................................................................        12,000          12,000
                                                                                                    ------------    -----------
Total current assets.............................................................................        78,825          43,960
Investment.......................................................................................        67,698          67,698
Property and equipment, net......................................................................     3,108,087       3,031,981
                                                                                                    ------------    -----------
Total assets.....................................................................................    $3,254,610     $ 3,143,639
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Note payable, related party....................................................................    $  448,793     $   578,793
  Accounts payable...............................................................................        85,080          48,363
  Current maturities, capital lease obligations..................................................        14,960          16,500
  Current maturities, long term debt.............................................................       172,600         228,300
                                                                                                    ------------    -----------
Total current liabilities........................................................................       721,433         871,956
Capital lease obligations, net of current maturities.............................................       114,242         105,479
Long term debt, net of current maturities........................................................     2,226,097       2,078,544
                                                                                                    ------------    -----------
Total liabilities................................................................................     3,061,772       3,055,979
Total members' equity............................................................................       192,838          87,660
                                                                                                    ------------    -----------
Total liabilities and members' equity............................................................    $3,254,610     $ 3,143,639
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------

                            See accompanying notes.

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                                                                            YEARS ENDED DECEMBER 31,         SIX MONTHS ENDED
                                                                                                                 JUNE 30,
                                                                            ------------------------    --------------------------
                                                                               1995          1996          1996           1997
                                                                            -----------    ---------    -----------    -----------
                                                                            (UNAUDITED)                        (UNAUDITED)
Revenue..................................................................    $ 353,854     $ 672,161     $ 311,927      $ 389,682
Direct operating costs...................................................      234,738       608,705       374,278        323,263
                                                                            -----------    ---------    -----------    -----------
  Gross profit...........................................................      119,116        63,456       (62,351)        66,419
General and administrative expenses......................................       24,834        52,354        31,060         23,454
                                                                            -----------    ---------    -----------    -----------
Operating income (loss)..................................................       94,282        11,102       (93,411)        42,965
Other income (expense):
  Interest expense.......................................................      (76,659)     (214,143)      (77,935)      (148,143)
  Other income (expense).................................................       (4,380)       10,578            --             --
                                                                            -----------    ---------    -----------    -----------
                                                                               (81,039)     (203,565)      (77,935)      (148,143)
                                                                            -----------    ---------    -----------    -----------
Net (loss) income........................................................       13,243      (192,463)     (171,346)      (105,178)
Members' equity, beginning of year.......................................      372,058       385,301       385,301        192,838
                                                                            -----------    ---------    -----------    -----------
Members' equity, end of year.............................................    $ 385,301     $ 192,838     $ 213,955      $  87,660
                                                                            -----------    ---------    -----------    -----------
                                                                            -----------    ---------    -----------    -----------

                            See accompanying notes.

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                        YEARS ENDED DECEMBER 31,      SIX MONTHS ENDED JUNE 30,
                                                                       --------------------------    ---------------------------
                                                                          1995           1996           1996            1997
                                                                       -----------    -----------    -----------     -----------
                                                                       (UNAUDITED)                    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income..................................................     $  13,243     $  (192,463)   $  (171,346)     $(105,178)
Adjustments to reconcile net (loss) income to cash
  provided by operating activities:
  Depreciation and amortization....................................        86,490         164,473         65,790        101,844
  Other............................................................         4,380         (10,578)            --             --
  Changes in operating assets and liabilities:
     Inventory.....................................................        (4,500)         (7,500)       (12,500)            --
     Accounts payable..............................................        10,457          74,623         25,629        (36,717)
                                                                       -----------    -----------    -----------     -----------
Net cash provided by operating activities..........................       110,070          28,555        (92,427)       (40,051)

INVESTING ACTIVITIES
  Net purchases of property and equipment..........................      (122,248)     (1,931,950)    (1,640,376)       (25,738)
  Purchase of investment...........................................       (61,500)             --             --             --
  Other............................................................            --         (23,365)            --             --
                                                                       -----------    -----------    -----------     -----------
Net cash used in investing activities:.............................      (183,748)     (1,955,315)    (1,640,376)       (25,738)

FINANCING ACTIVITIES
  Proceeds from notes payable......................................       185,000         348,793        117,398        130,000
  Principal payments under capital lease obligation................            --          (4,548)            --         (7,223)
  Proceeds from long-term debt.....................................            --       1,766,482      1,700,954             --
  Principal payments on long-term debt.............................       (83,230)       (146,780)            --        (91,853)
                                                                       -----------    -----------    -----------     -----------
Net cash provided by financing activities..........................       101,770       1,963,947      1,818,352         30,924
                                                                       -----------    -----------    -----------     -----------
Net increase (decrease) in cash....................................        28,092          37,187         85,549        (34,865)
Cash, beginning of period..........................................         1,546          29,638         29,638         66,825
                                                                       -----------    -----------    -----------     -----------
Cash, end of period................................................     $  29,638     $    66,825    $   115,187      $  31,960
                                                                       -----------    -----------    -----------     -----------
                                                                       -----------    -----------    -----------     -----------

                            See accompanying notes.

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS


     Prema Properties, Ltd. (the Company), owns and operates self-serve car wash facilities and a quick lube facility in seven locations throughout Ohio. Virtually all of the Company's customers are individual automobile owners.


INVESTMENTS

     The Company's 50% investment interest in Tamarack Circle Car Wash, a general partnership, is accounted for using the equity method. The Company recorded approximately $11,000 of income in 1996 related to this investment which is included in other income.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories consist of chemicals and supplies and are priced at the lower of cost or market using the average cost method.

REVENUE RECOGNITION

     Car wash revenues are received in cash and recognized at the time of service.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed principally on a straight line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements.................................     40
Equipment..................................................     10

INCOME TAXES

     The Company is an Ohio limited liability corporation, and is treated as a partnership for federal income tax purposes. The tax effect of the Company's income or loss is passed through to the members individually and no income tax expense or liability for federal income tax purposes is provided for in these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts payable and demand notes payable approximate their fair values.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at December 31, 1996:

Land........................................................................   $  471,352
Buildings and improvements..................................................    1,118,934
Equipment...................................................................    1,764,726
                                                                               ----------
                                                                                3,355,012
Accumulated depreciation....................................................     (246,925)
                                                                               ----------
Net property, plant and equipment...........................................   $3,108,087
                                                                               ----------
                                                                               ----------

     Depreciation expense was approximately $164,000 and $86,000 during 1996 and 1995 respectively. During 1996, the Company purchased $133,750 in office equipment under capital leases. The net book value of these assets was $128,177 at December 31, 1996. Amortization of leased assets is included in depreciation and amortization expense.

3. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

Various notes payable to banks; monthly payments ranging from $1,200 to
  $9,600, plus interest at rates ranging from 9% to 10.25%; collateralized
  by real estate............................................................   $2,398,697
Less current maturities.....................................................      172,600
                                                                               ----------
Long-term debt, net of current maturities...................................   $2,226,097
                                                                               ----------
                                                                               ----------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997................................................   $  172,600
1998................................................      326,000
1999................................................      514,500
2000................................................      123,500
2001................................................      133,900
Thereafter..........................................    1,128,197
                                                       ----------
                                                       $2,398,697
                                                       ----------
                                                       ----------

     The Company paid interest of approximately $214,000 and $77,000 during 1996 and 1995, respectively. Included in 1996 interest expense is approximately $31,000 of interest paid to a related party. (See Note 5).

4. CAPITAL LEASE OBLIGATIONS

     The future minimum lease payments under capital lease obligations as of December 31, 1996 are as follows:

1997..........................................................................   $ 31,862
1998..........................................................................     37,884
1999..........................................................................     40,895
2000..........................................................................     40,895
2001..........................................................................     27,264
                                                                                 --------
Net minimum lease payments....................................................    178,800
Amount representing interest..................................................    (49,598)
                                                                                 --------
Present value of net minimum lease payments, including current maturities of
  $14,960.....................................................................   $129,202
                                                                                 --------
                                                                                 --------

                             PREMA PROPERTIES, LTD.
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. RELATED PARTY TRANSACTIONS

MIRACLE INDUSTRIES, INC. AND SUBSIDIARY

     The Company purchased car wash supplies and equipment of approximately $282,000 and $100,000 during 1996 and 1995, respectively from Miracle Industries, Inc., a company with common ownership. At December 31, 1996, accounts payable to Miracle Industries, Inc. totaled $58,436.

NOTE PAYABLE

     The Company holds a note payable to Pella Company, which bears interest at 9.25% and is payable on demand. Pella Company is a related party through common ownership, and manages the operations of the Company. The note was extended to the Company to finance the purchase of additional property and equipment. At December 31, 1996 the balance due was $448,793. (See Note 3).

6. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Exchange Share Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care has agreed to make an offer to exchange 1,488.890 shares of Precision Auto Care common stock for each outstanding one percentage membership interest of the Company.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
RALSTON CAR WASH, LTD.

     We have audited the accompanying balance sheet of Ralston Car Wash, LTD. (a Colorado Limited Liability Company) as of December 31, 1996 and the related statements of operations and members' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ralston Car Wash, LTD. at December 31, 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 28, 1997

                             RALSTON CAR WASH, LTD.
                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                                     DECEMBER 31,     JUNE 31,
                                                                                                         1996           1997
                                                                                                     ------------    -----------
                                                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash............................................................................................     $  9,049       $   4,552
  Prepaid expenses and other current assets.......................................................        1,027           4,648
                                                                                                     ------------    -----------
Total current assets..............................................................................       10,076           9,200
Property and equipment, net.......................................................................      209,908         200,606
                                                                                                     ------------    -----------
Total assets......................................................................................     $219,984       $ 209,806
                                                                                                     ------------    -----------
                                                                                                     ------------    -----------
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable................................................................................     $  9,930       $  14,997
  Accrued liabilities.............................................................................       22,342          26,339
  Notes payable to related parties................................................................       24,986          18,052
  Current portion of long-term debt...............................................................       31,098          21,912
                                                                                                     ------------    -----------
Total current liabilities.........................................................................       88,356          81,300
Long-term debt....................................................................................      229,660         217,474
                                                                                                     ------------    -----------
Total liabilities.................................................................................      318,016         298,774
Total members' deficit............................................................................      (98,032)        (88,968)
                                                                                                     ------------    -----------
Total liabilities and members' deficit............................................................     $219,984       $ 209,806
                                                                                                     ------------    -----------
                                                                                                     ------------    -----------

                            See accompanying notes.

                             RALSTON CAR WASH, LTD.
                         (A LIMITED LIABILITY COMPANY)

                 STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

                                                                                   YEARS ENDED               SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                             -----------------------    --------------------------
                                                                               1996         1995           1996           1997
                                                                             --------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenues..................................................................   $163,660     $ 149,276      $  88,260      $  93,662
Direct operating costs....................................................     90,816        64,690         51,539         56,426
                                                                             --------    -----------    -----------    -----------
  Gross profit............................................................     72,844        84,586         36,721         37,236
Selling, general, and administrative expenses.............................     39,113        48,293         16,882         16,047
                                                                             --------    -----------    -----------    -----------
  Operating income........................................................     33,731        36,293         19,839         21,189
Interest expense..........................................................    (36,864)      (30,556)       (11,573)       (12,125)
                                                                             --------    -----------    -----------    -----------
Net (loss) income.........................................................     (3,133)        5,737          8,266          9,064
Members' deficit, beginning of period.....................................    (94,899)     (100,636)       (94,899)       (98,032)
                                                                             --------    -----------    -----------    -----------
Members' deficit, ending of period........................................   $(98,032)    $ (94,899)     $ (86,633)     $ (88,968)
                                                                             --------    -----------    -----------    -----------
                                                                             --------    -----------    -----------    -----------

                            See accompanying notes.

                             RALSTON CAR WASH, LTD.
                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                   YEARS ENDED                  SIX MONTHS
                                                                                  DECEMBER 31,                ENDED JUNE 30,
                                                                             -----------------------    --------------------------
                                                                               1996         1995           1996           1997
                                                                             --------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income.........................................................   $ (3,133)    $   5,737      $   8,266      $   9,064
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Depreciation and amortization...........................................     19,971        29,016         11,146          9,302
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets............................       (544)           --             --         (3,621)
     Accounts payable and accrued liabilities.............................     (3,977)      (10,106)        (7,332)         9,064
                                                                             --------    -----------    -----------    -----------
Net cash provided by operating activities.................................     12,317        24,647         12,080         23,809

INVESTING ACTIVITIES
  Net purchases of property and equipment.................................    (11,229)           --         (7,814)            --
                                                                             --------    -----------    -----------    -----------
  Net cash used in investing activities...................................    (11,229)           --         (7,814)            --

FINANCING ACTIVITIES
  Proceeds from long-term debt............................................     31,098            --             --             --
  Payments on long-term debt..............................................    (29,069)      (21,356)        (5,961)       (28,306)
                                                                             --------    -----------    -----------    -----------
Net cash provided by (used in) financing activities.......................      2,029       (21,356)        (5,961)       (28,306)
                                                                             --------    -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents......................      3,117         3,291         (1,695)        (4,497)
Cash and cash equivalents, beginning of period............................      5,932         2,641          6,414          9,049
                                                                             --------    -----------    -----------    -----------
Cash and cash equivalents, end of period..................................   $  9,049     $   5,932      $   4,719      $   4,552
                                                                             --------    -----------    -----------    -----------
                                                                             --------    -----------    -----------    -----------

                            See accompanying notes.

                             RALSTON CAR WASH, LTD.
                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS

     Ralston Car Wash, LTD. (the Company) owns and operates a self-serve car wash facility in the Denver metropolitan area. Virtually all of the Company's customers are individual automobile owners.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed on the straight-line method over estimated useful lives of the related assets which are as follows:

                                                              YEARS
                                                              -----
Buildings..................................................   31.5
Machinery and equipment....................................    5-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, current liabilities and borrowings under its long-term arrangements approximate their fair values.

REVENUE RECOGNITION

     Car wash revenues are recognized at the time of service.

INCOME TAXES

     Ralston Car Wash, LTD is a Colorado limited liability corporation and is treated as a partnership for federal income tax purposes. The tax effect of the Company's income or loss is passed through to the individual members. No income tax expense or liability for federal income tax purposes is provided for in these financial statements.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are comprised of highly liquid investments with original maturities of three months or less.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land..........................................................................   $ 82,000
Buildings.....................................................................     96,031
Machinery and equipment.......................................................     96,584
Vehicle.......................................................................      7,814
                                                                                 --------
                                                                                  282,429
Accumulated depreciation......................................................    (72,521)
                                                                                 --------
Net property and equipment....................................................   $209,908
                                                                                 --------
                                                                                 --------

                             RALSTON CAR WASH, LTD.
                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. PROPERTY AND EQUIPMENT -- Continued
     Depreciation expense was approximately $20,000 and $29,000 during 1996 and 1995, respectively. The cost basis and net book value of assets purchased under capital leases at December 31, 1996 is $68,195 and $34,147, respectively. Amortization expense of assets recorded under capital leases is included in depreciation expense.

3. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

Various notes payable to banks and capital lease obligations; monthly payments ranging from $200 to $2,000, plus interest at rates ranging from 9% to 16.5%, collateralized by substantially all the property and equipment of the Company and guaranteed by the
  majority owner..........................................................................   $260,758
Less current maturities...................................................................    (31,098)
                                                                                             --------
                                                                                             $229,660
                                                                                             --------
                                                                                             --------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997..........................................................................   $ 31,098
1998..........................................................................     26,956
1999..........................................................................    202,704
                                                                                 --------
                                                                                 $260,758
                                                                                 --------
                                                                                 --------

     The Company paid interest of approximately $37,000 and $31,000 during 1996 and 1995, respectively.

4. RELATED PARTY TRANSACTIONS

     During 1996, the Company was charged expenses of $32,000 from an entity under common ownership for payroll, accounting, technical, and management services.

     At December 31, 1996, the Company owes $24,986 to related parties.

5. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Exchange Share Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care has agreed to make an offer to exchange 291.610 shares of Precision Auto Care common stock for each outstanding one percentage membership interest of the Company.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
ROCKY MOUNTAIN VENTURES, INC.

     We have audited the accompanying balance sheet of Rocky Mountain Ventures, Inc. (an S Corporation) as of December 31, 1996 and the related statement of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Mountain Ventures, Inc. at December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 28, 1997

                         ROCKY MOUNTAIN VENTURES, INC.

                                 BALANCE SHEETS

                                                                                                     DECEMBER 31,      JUNE 30,
                                                                                                         1996            1997
                                                                                                     ------------    ------------
                                                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash............................................................................................    $   12,864      $   10,577
  Prepaid expenses and other current assets.......................................................         6,403          26,463
  Current portion of note receivable..............................................................         4,146         188,045
                                                                                                     ------------    ------------
Total current assets..............................................................................        23,413         225,085
  Note receivable, net of current portion.........................................................       185,581              --
Property and equipment, net.......................................................................       480,190         466,768
Other assets, net.................................................................................        11,573          10,206
                                                                                                     ------------    ------------
Total assets......................................................................................    $  700,757      $  702,059
                                                                                                     ------------    ------------
                                                                                                     ------------    ------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable................................................................................    $    2,577      $    2,040
  Accrued expenses................................................................................        19,806          14,219
  Current maturities of long-term debt............................................................        16,848          17,530
                                                                                                     ------------    ------------
Total current liabilities.........................................................................        39,231          33,789
Long-term debt, net of current maturities.........................................................       469,354         460,784
                                                                                                     ------------    ------------
Total liabilities.................................................................................       508,585         494,573
Stockholders' equity:
  Common stock, $100 par value; 6,000 shares authorized, 5,198 shares issued and outstanding......       519,750         519,750
  Accumulated deficit.............................................................................      (327,578)       (312,264)
                                                                                                     ------------    ------------
Total stockholders' equity........................................................................       192,172         207,486
                                                                                                     ------------    ------------
Total liabilities and stockholders' equity........................................................    $  700,757      $  702,059
                                                                                                     ------------    ------------
                                                                                                     ------------    ------------

                            See accompanying notes.

                         ROCKY MOUNTAIN VENTURES, INC.

                            STATEMENTS OF OPERATIONS

                                                                              YEARS ENDED                 SIX MONTHS ENDED
                                                                              DECEMBER 31,                    JUNE 30,
                                                                        ------------------------     ---------------------------
                                                                          1996          1995            1996            1997
                                                                        --------     -----------     -----------     -----------
                                                                                     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Revenues............................................................    $190,403      $ 246,608       $ 109,227       $ 117,277
Direct operating costs..............................................     109,338        141,502          54,041          54,244
                                                                        --------     -----------     -----------     -----------
  Gross profit......................................................      81,065        105,106          55,186          63,033
General and administrative expenses.................................      31,895         49,638          22,154          25,818
  Operating income..................................................      49,170         55,468          33,032          37,215
Other income (expense):
  Gain on sale of property and equipment............................          --         16,582              --              --
  Interest income...................................................      17,305             --              --              --
  Interest expense..................................................     (45,537)       (57,402)        (20,935)        (21,901)
                                                                        --------     -----------     -----------     -----------
                                                                         (28,232)       (40,820)        (20,935)        (21,901)
Income before extraordinary items...................................      20,938         14,648          12,097          15,314
Extraordinary gain..................................................      16,535             --          16,535              --
                                                                        --------     -----------     -----------     -----------
Net income..........................................................    $ 37,473      $  14,648       $  28,632       $  15,314
                                                                        --------     -----------     -----------     -----------
                                                                        --------     -----------     -----------     -----------

                            See accompanying notes.

                         ROCKY MOUNTAIN VENTURES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                 COMMON STOCK
                                                                              ------------------
                                                                              NUMBER                                     TOTAL
                                                                                OF                  ACCUMULATED      STOCKHOLDERS'
                                                                              SHARES     AMOUNT       DEFICIT           EQUITY
                                                                              ------    --------    -----------    -----------------
Balance at December 31, 1995 (unaudited)...................................   5,198     $519,750     $(344,727)        $ 175,023
  Net income for 1996......................................................      --           --        37,473            37,473
  Distributions to stockholders............................................      --           --       (20,324)          (20,324)
                                                                              ------    --------    -----------    -----------------
Balance at December 31, 1996...............................................   5,198      519,750      (327,578)          192,172
Net income (unaudited).....................................................      --           --        15,314            15,314
                                                                              ------    --------    -----------    -----------------
Balance at June 30, 1997 (unaudited).......................................   5,198     $519,750     $(312,264)        $ 207,486
                                                                              ------    --------    -----------    -----------------
                                                                              ------    --------    -----------    -----------------

                            See accompanying notes.

                         ROCKY MOUNTAIN VENTURES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                  YEARS ENDED                SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                            ------------------------    --------------------------
                                                                              1996          1995           1996           1997
                                                                            ---------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................................   $  37,473     $  14,648         28,632         15,314
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
  Depreciation and amortization..........................................      26,370        29,581         12,957         13,422
  Gain on sale of property and equipment.................................          --        16,582             --             --
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets...........................       3,589         1,293        (21,228)       (17,011)
     Accounts payable and accrued expenses...............................      (9,018)      (40,967)       (45,214)        (6,124)
                                                                            ---------    -----------    -----------    -----------
Net cash provided (used in) by operating activities......................      58,414        21,137        (24,853)         5,601

INVESTING ACTIVITIES
  Proceeds from sale of property and equipment...........................          --        13,818             --             --
  Payments on notes receivable...........................................       3,791            --             --             --
                                                                            ---------    -----------    -----------    -----------
Net cash provided by investing activities................................       3,791        13,818             --             --

FINANCING ACTIVITIES
  Proceeds from long-term debt...........................................     412,071            --         22,568             --
  Payments on long-term debt.............................................    (432,432)      (35,179)            --         (7,888)
  Other..................................................................     (31,265)           --             --             --
                                                                            ---------    -----------    -----------    -----------
Net cash provided by (used in) financing activities......................     (51,626)      (35,179)        22,568         (7,888)
                                                                            ---------    -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents.....................      10,579          (224)        (2,285)        (2,287)
Cash and cash equivalents, beginning of period...........................       2,285         2,509          2,285         12,864
                                                                            ---------    -----------    -----------    -----------
Cash and cash equivalents, end of period.................................   $  12,864     $   2,285             --         10,577
                                                                            ---------    -----------    -----------    -----------
                                                                            ---------    -----------    -----------    -----------

                            See accompanying notes.

                         ROCKY MOUNTAIN VENTURES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS

     Rocky Mountain Ventures, Inc., owns and operates a self-serve car wash facility in the Denver, Colorado metropolitan area.

NOTES RECEIVABLE

     During 1995, the Company sold a car wash facility for cash and notes totaling approximately $253,000 resulting in a gain on sale of approximately $17,000. The balance of the note receivable was approximately $189,000 at December 31, 1996.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed principally on a straight line basis over the estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                                          YEARS
                                                                          -----
Buildings..............................................................   31.5
Machinery and equipment................................................    5-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts payable and long-term notes payable approximate their fair values.

REVENUE RECOGNITION

     Car wash revenues are recognized at the time of service.

INCOME TAXES

     Rocky Mountain Ventures, Inc. is a Subchapter S corporation for federal income tax purposes. The tax effects of the Company's income or loss are passed through to the stockholders individually. No income tax expense or liability for federal income tax purposes is provided for in these financial statements.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         ROCKY MOUNTAIN VENTURES, INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land.............................................................   $ 197,625
Buildings and improvements.......................................     344,882
Machinery and equipment..........................................     136,083
                                                                    ---------
                                                                      678,590
Accumulated depreciation.........................................    (198,400)
                                                                    ---------
Net property, plant and equipment................................   $ 480,190
                                                                    ---------
                                                                    ---------

     Depreciation expense was approximately $26,000 and $30,000 during 1996 and 1995, respectively.

3. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

Notes payable to banks, monthly payments ranging from $700 to
  $4,200 plus interest rates ranging from 8.75% to 10.75%,
  collateralized by substantially all the property and equipment
  of the Company, and guaranteed by a stockholder.................   $486,202
Current maturities................................................    (16,848)
                                                                     --------
Long-term debt, net of current maturities.........................   $469,354
                                                                     --------
                                                                     --------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997..............................................................   $ 16,848
1998..............................................................     18,370
1999..............................................................     20,030
Thereafter........................................................    430,954
                                                                     --------
                                                                     $486,202
                                                                     --------
                                                                     --------

     The Company paid interest of approximately $46,000 and $58,000 during 1996 and 1995, respectively.

4. EXTRAORDINARY GAIN

     The Company recognized an extraordinary gain of approximately $17,000 during 1996 in conjunction with the refinancing of $393,734 of its long-term debt which carried an effective interest rate of 10.5%.

5. RELATED PARTY TRANSACTIONS

     During 1996, the Company was charged expenses of $36,000 from an entity under common ownership for payroll, accounting, technical and management services.

6. EVENTS SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Exchange Share Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care formed a wholly-owned subsidiary, Rocky Mountain I Acquisition Company. If the Agreement is approved by the Company's stockholders, Rocky Mountain I Acquisition Company will be merged into the Company and the Company will become a wholly-owned subsidiary of Precision Auto Care. Each outstanding share of the Company's common stock will be converted into a right to receive
12.355 shares of Precision Auto Care common stock.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
ROCKY MOUNTAIN VENTURES II, INC.

     We have audited the accompanying balance sheet of Rocky Mountain Ventures II, Inc. (an S corporation) as of December 31, 1996 and the related statement of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Mountain Ventures II, Inc. at December 31, 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
April 7, 1997

                        ROCKY MOUNTAIN VENTURES II, INC.

                                 BALANCE SHEETS

                                                                                                    DECEMBER 31,     JUNE 30,
                                                                                                        1996           1997
                                                                                                    ------------    -----------
                                                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash...........................................................................................    $   36,155     $    22,609
  Receivables from related parties...............................................................        48,375          75,869
  Prepaid expenses and other current assets......................................................        49,850          88,740
                                                                                                    ------------    -----------
Total current assets.............................................................................       134,380         187,218
Property and equipment, net......................................................................     2,307,907       2,282,130
Other assets.....................................................................................        15,837           9,534
                                                                                                    ------------    -----------
Total assets.....................................................................................    $2,458,124     $ 2,478,882
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...............................................................................    $   60,999     $    53,523
  Accrued liabilities............................................................................       134,875         175,855
  Current portion of long-term debt..............................................................       363,094          95,519
                                                                                                    ------------    -----------
Total current liabilities........................................................................       558,968         324,897
Long-term debt, net of current portion...........................................................     1,364,248       1,545,283
                                                                                                    ------------    -----------
Total liabilities................................................................................     1,923,216       1,870,180

Stockholders' equity:
Common stock, $1.00 par value, 50,000 shares authorized; 14,539 shares issued and outstanding....     1,453,889       1,453,889
Accumulated deficit..............................................................................      (918,981)       (845,187)
                                                                                                    ------------    -----------
Total stockholders' equity.......................................................................       534,908         608,702
                                                                                                    ------------    -----------
Total liabilities and stockholders' equity.......................................................    $2,458,124     $ 2,478,882
                                                                                                    ------------    -----------
                                                                                                    ------------    -----------

                            See accompanying notes.

                        ROCKY MOUNTAIN VENTURES II, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 YEARS ENDED                SIX MONTHS ENDED
                                                                                DECEMBER 31,                    JUNE 30,
                                                                          -------------------------    --------------------------
                                                                             1996          1995           1996           1997
                                                                          ----------    -----------    -----------    -----------
                                                                                        (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenues...............................................................   $1,377,237    $ 1,257,654     $ 731,047      $ 757,894
Direct operating costs.................................................      841,774        775,930       393,942        407,427
                                                                          ----------    -----------    -----------    -----------
  Gross profit.........................................................      535,463        481,724       337,105        350,367
Selling, general and administrative expenses...........................      316,760        286,247       197,770        188,008
                                                                          ----------    -----------    -----------    -----------
Operating income.......................................................      218,703        195,477       139,335        162,459
Interest expense.......................................................     (200,809)      (159,615)     (111,222)       (88,665)
                                                                          ----------    -----------    -----------    -----------
Net income.............................................................   $   17,894    $    35,862     $  28,113      $  73,794
                                                                          ----------    -----------    -----------    -----------
                                                                          ----------    -----------    -----------    -----------

                            See accompanying notes.

                        ROCKY MOUNTAIN VENTURES II, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                          COMMON STOCK
                                                                     -----------------------                          TOTAL
                                                                     NUMBER OF                  ACCUMULATED       STOCKHOLDERS'
                                                                      SHARES        AMOUNT        DEFICIT            EQUITY
                                                                     ---------    ----------    -----------    -------------------
Balance at December 31, 1995 (unaudited)..........................     14,539     $1,453,889     $(854,307)         $ 599,582
  Net income for 1996.............................................         --             --        17,894             17,894
  Distributions to stockholders...................................         --             --       (82,568)           (82,568)
                                                                     ---------    ----------    -----------    -------------------
Balance at December 31, 1996......................................     14,539      1,453,889      (918,981)           534,908
  Net income (unaudited)..........................................         --             --        73,794             73,794
                                                                     ---------    ----------    -----------    -------------------
Balance at June 30, 1997 (unaudited)..............................     14,539     $1,453,889     $(845,187)         $ 608,702
                                                                     ---------    ----------    -----------    -------------------
                                                                     ---------    ----------    -----------    -------------------

                            See accompanying notes.

                        ROCKY MOUNTAIN VENTURES II, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                  YEARS ENDED                SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                            ------------------------    --------------------------
                                                                              1996          1995           1996           1997
                                                                            ---------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................................   $  17,894     $  35,862      $  28,113      $  73,794
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..........................................     145,604       130,373         61,854        104,387
  Changes in operating assets and liabilities:
     Accounts receivable, prepaid expenses and other current assets......     (11,013)       30,281         23,725        (60,081)
     Accounts payable, accrued taxes and other liabilities...............      15,404          (688)       (89,394)        33,504
                                                                            ---------    -----------    -----------    -----------
Net cash provided by operating activities................................     167,889       195,828         24,298        151,604

INVESTING ACTIVITIES
  Purchases of property and equipment....................................     (54,370)     (358,067)       (43,564)       (78,610)
  Payments on notes receivable...........................................          --        14,422             --             --
                                                                            ---------    -----------    -----------    -----------
Net cash used in investing activities....................................     (54,370)     (343,645)       (43,564)       (78,610)

FINANCING ACTIVITIES
  Proceeds from long-term debt...........................................      29,330       180,421             99        181,035
  Payments on long-term debt.............................................     (48,661)       (8,069)            --       (267,575)
  Distributions to stockholders..........................................     (82,568)           --             --             --
                                                                            ---------    -----------    -----------    -----------
Net cash (used in) provided by financing activities......................    (101,899)      172,352             99        (86,540)
                                                                            ---------    -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents.....................      11,620        24,535        (19,167)       (13,546)
Cash and cash equivalents, beginning of period...........................      24,535            --         24,535         36,155
                                                                            ---------    -----------    -----------    -----------
Cash and cash equivalents, end of period.................................   $  36,155     $  24,535      $   5,368      $  22,609
                                                                            ---------    -----------    -----------    -----------
                                                                            ---------    -----------    -----------    -----------


                            See accompanying notes.

                        ROCKY MOUNTAIN VENTURES II, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS

     Rocky Mountain Ventures II, Inc. owns and operates seven self-serve car wash facilities in the Denver metropolitan area.

PLANT AND EQUIPMENT

     Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                                          YEARS
                                                                          -----
Buildings..............................................................   31.5
Machinery and Equipment................................................    5-7

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts payable and borrowings under its long-term debt arrangements approximate their fair values.

INCOME TAXES

     Rocky Mountain Ventures II, Inc. is a subchapter S corporation for federal income tax purposes. The tax effects of the Company's income or loss are passed through to the stockholders individually, and no income tax expense or liability for federal income tax purposes is provided for in these financial statements.

REVENUE RECOGNITION

     Car wash revenues are recognized at the time of service.

ADVERTISING COSTS

     Costs of advertising are expensed when incurred and totaled approximately $32,952 and $23,438 for the years ended December 31, 1996 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        ROCKY MOUNTAIN VENTURES II, INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land....................................................................................   $  890,273
Buildings...............................................................................    1,420,808
Machinery and equipment.................................................................      859,091
Vehicles................................................................................       20,773
Office furniture and equipment..........................................................       14,263
                                                                                           ----------
                                                                                            3,205,208
Accumulated depreciation................................................................     (897,301)
                                                                                           ----------
Net property and equipment..............................................................   $2,307,907
                                                                                           ----------
                                                                                           ----------

     Depreciation expense was approximately $137,000 and $117,000 in 1996 and 1995, respectively. Amortization of leased assets is included in depreciation and amortization expense.

3. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1996:

Note Payable bearing interest at 9.5%, payable in monthly installments
  through 1999..........................................................................   $  355,533
Note Payable bearing interest at 10.5%, payable in monthly installments
  through 2022..........................................................................      281,003
Note Payable bearing interest at 9.5%, payable in monthly installments
  through 1997..........................................................................      242,016
Note Payable bearing interest at prime rate plus 2%, payable in monthly installments
  through 1999..........................................................................      231,786
Note Payable bearing interest at monthly average yield on one year United States
  Treasury Securities plus 4%, payable in monthly installments through 1998.............      206,984
Note Payable bearing interest at prime rate plus 2%, payable in monthly installments
  through 1999..........................................................................      197,830
Note Payable bearing interest at 9.5%, payable in monthly installments
  through 2005..........................................................................      116,642
Other notes payable.....................................................................       95,548
                                                                                           ----------
                                                                                            1,727,342
Less current maturities.................................................................     (363,094)
                                                                                           ----------
Long-term debt, net of current maturities...............................................   $1,364,248
                                                                                           ----------
                                                                                           ----------

     The above notes are guaranteed by a stockholder and are collateralized by substantially all the property and equipment of the Company.

     Maturities of long-term debt at December 31, 1996 are as follows:

1997............................................................   $  363,094
1998............................................................      292,735
1999............................................................      512,359
2000............................................................       28,634
2001............................................................       31,735
Thereafter......................................................      498,785
                                                                   ----------
                                                                   $1,727,342
                                                                   ----------
                                                                   ----------

     The Company paid interest of approximately $201,000 and $160,000 during 1996 and 1995, respectively.

                        ROCKY MOUNTAIN VENTURES II, INC.

4. COMMITMENTS

     The Company has commitments under long-term operating leases, principally for office space and land. Lease terms generally cover periods from 1 to 10 years. Rental expense under operating leases was $34,000 and $33,000 for 1996 and 1995, respectively. Future minimum lease payments under noncancelable operating leases at December 31, 1996 are:

1997...............................................................   $34,539
1998...............................................................    27,510
1999...............................................................    13,755
                                                                      -------
Total..............................................................   $75,804
                                                                      -------
                                                                      -------

5. RELATED PARTY TRANSACTIONS

NOTES RECEIVABLE

     At December 31, 1996, the Company is owed approximately $48,000 in notes receivable from related parties.

RALSTON CAR WASH, LTD.

     During 1996 and 1995, the Company charged Ralston Car Wash, Ltd., a car wash operation which is wholly owned by a stockholder, approximately $32,000 and, $30,000 respectively for payroll, accounting, technical and management services.

ROCKY MOUNTAIN VENTURES, INC.

     During 1996 and 1995, the Company charged Rocky Mountain Ventures, Inc., a car wash operation of which several stockholders of the Company collectively own 85%, approximately $32,000 and $30,000, respectively for payroll, accounting, technical and management services.

6. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Exchange Share Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care formed a wholly-owned subsidiary, Rocky Mountain II Acquisition Company. If the Agreement is approved by the Company's stockholders, Rocky Mountain II Acquisition Company will be merged into the Company and the Company will become a wholly owned subsidiary of Precision Auto Care. Each outstanding share of the Company's common stock will be converted into a right to receive
12.356 shares of Precision Auto Care common stock.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

STOCKHOLDERS
MIRACLE PARTNERS, INC.

     We have audited the accompanying balance sheet of Miracle Partners, Inc. (an S Corporation) as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miracle Partners, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Vienna, Virginia
March 21, 1997

                             MIRACLE PARTNERS, INC.

                                 BALANCE SHEETS

                                                                                                 DECEMBER 31,      JUNE 30,
                                                                                                     1996            1997
                                                                                                 ------------    ------------
                                                                                                                 (UNAUDITED)
ASSETS
Current assets:
  Cash........................................................................................    $   20,259      $   43,024
  Other.......................................................................................         6,331          12,521
                                                                                                 ------------    ------------
Total current assets..........................................................................        26,590          55,545
Property and equipment, net...................................................................     1,724,430       1,736,702
                                                                                                 ------------    ------------
Total assets..................................................................................    $1,751,020      $1,792,247
                                                                                                 ------------    ------------
                                                                                                 ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................................................    $   28,810      $   51,628
  Current portion of long-term debt...........................................................       158,323         125,000
                                                                                                 ------------    ------------
     Total current liabilities................................................................       187,133         176,628
  Long-term debt, net of current portion......................................................     1,197,178       1,228,198
                                                                                                 ------------    ------------
Total liabilities.............................................................................     1,384,311       1,404,826
Stockholders' equity:
  Common stock, no par value; 500 shares
     authorized, issued and outstanding.......................................................       450,000         450,000
  Additional paid-in capital..................................................................       284,330         284,330
  Accumulated deficit.........................................................................      (367,621)       (346,909)
                                                                                                 ------------    ------------
Total stockholders' equity....................................................................       366,709         387,421
                                                                                                 ------------    ------------
Total liabilities and stockholders' equity....................................................    $1,751,020      $1,792,247
                                                                                                 ------------    ------------
                                                                                                 ------------    ------------

                            See accompanying notes.

                             MIRACLE PARTNERS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                  YEARS ENDED                SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                            ------------------------    --------------------------
                                                                              1996          1995           1996           1997
                                                                            ---------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Revenue..................................................................   $ 443,411     $ 416,069      $ 256,067      $ 228,877
Direct operating costs...................................................     116,560       148,676         81,080         87,186
                                                                            ---------    -----------    -----------    -----------
  Gross profit...........................................................     326,851       267,393        174,987        141,691
General and administrative expenses......................................     223,455       215,660        124,169        132,104
                                                                            ---------    -----------    -----------    -----------
Operating income.........................................................     103,396        51,733         50,818          9,587
Other income (expense):
  Management fees........................................................     113,500        65,000         36,000         49,367
  Gain on sale of equipment..............................................      20,676            --             --             --
  Other income, net......................................................      36,000        30,464         18,000         18,380
  Interest expense.......................................................    (139,237)     (120,561)       (71,818)       (56,622)
                                                                            ---------    -----------    -----------    -----------
                                                                               30,939       (25,097)       (17,818)        11,125
                                                                            ---------    -----------    -----------    -----------
Net income...............................................................   $ 134,335     $  26,636      $  33,000      $  20,712
                                                                            ---------    -----------    -----------    -----------
                                                                            ---------    -----------    -----------    -----------

                            See accompanying notes.

                             MIRACLE PARTNERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                   COMMON STOCK
                                                               ---------------------    ADDITIONAL                       TOTAL
                                                               NUMBER OF                 PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                                                SHARES       AMOUNT      CAPITAL        DEFICIT          EQUITY
                                                               ---------    --------    ----------    -----------    --------------
Balance at January 1, 1995 (unaudited)......................      500       $450,000     $ 284,330     $(528,592)       $205,738
  Net income for 1995 (unaudited)...........................     --            --           --            26,636          26,636
                                                                  ---       --------    ----------    -----------    --------------
Balance at December 31, 1995 (unaudited)....................      500        450,000       284,330      (501,956)        232,374
  Net income for 1996.......................................     --            --           --           134,335         134,335
                                                                  ---       --------    ----------    -----------    --------------
Balance at December 31, 1996................................      500        450,000       284,330      (367,621)        366,709
  Net income (unaudited)....................................     --            --           --            20,712          20,712
                                                                  ---       --------    ----------    -----------    --------------
Balance at June 30, 1997 (unaudited)........................      500       $450,000     $ 284,330     $(346,909)       $387,421
                                                                  ---       --------    ----------    -----------    --------------
                                                                  ---       --------    ----------    -----------    --------------

                            See accompanying notes.

                             MIRACLE PARTNERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                  YEARS ENDED                SIX MONTHS ENDED
                                                                                  DECEMBER 31,                   JUNE 30,
                                                                            ------------------------    --------------------------
                                                                              1996          1995           1996           1997
                                                                            ---------    -----------    -----------    -----------
                                                                                         (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income...............................................................   $ 134,335     $  26,636         33,000         20,712
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..........................................      89,127       123,464         61,731         76,721
  Changes in operating assets and liabilities:
     Current assets......................................................      10,244        (3,040)        28,856         (6,190)
     Accounts payable....................................................       8,412         1,046         18,502         22,818
                                                                            ---------    -----------    -----------    -----------
Net cash provided by operating activities................................     242,118       148,106        142,089        114,061

INVESTING ACTIVITIES
Purchase of property and equipment.......................................    (116,408)     (109,173)       (24,283)       (88,993)
Loan to affiliated company...............................................    (246,500)      (25,000)        --             --
Repayment of loan to affiliated company..................................     271,500        --             --             --
                                                                            ---------    -----------    -----------    -----------
Net cash used in investing activities....................................     (91,408)     (134,173)       (24,283)       (88,993)

FINANCING ACTIVITIES
Proceeds from long-term debt.............................................      36,036        57,832         --             --
Repayment of long-term debt..............................................    (215,923)      (64,595)      (112,449)        (2,303)
                                                                            ---------    -----------    -----------    -----------
Net cash used in financing activities....................................    (179,887)       (6,763)      (112,449)        (2,303)
                                                                            ---------    -----------    -----------    -----------
Net (decrease) increase in cash..........................................     (29,177)        7,170          5,357         22,765
Cash at beginning of period..............................................      49,436        42,266         49,436         20,259
                                                                            ---------    -----------    -----------    -----------
Cash at end of period....................................................   $  20,259     $  49,436      $  54,793      $  43,024
                                                                            ---------    -----------    -----------    -----------
                                                                            ---------    -----------    -----------    -----------

                            See accompanying notes.

                             MIRACLE PARTNERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING

     Policies

NATURE OF OPERATIONS


     Miracle Partners, Inc. (the Company) owns and operates five self-serve car wash facilities, serving individual motorists, in Central Ohio. It also owns one and leases one fast oil change and lube express center.


PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of the related assets. Estimated useful lives are as follows:

                                                                          YEARS
                                                                          -----
Buildings..............................................................     15
Machinery and Equipment................................................    5-7

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash, accounts payable and borrowings under its long-term debt arrangements approximate their fair values.

INCOME TAXES

     Miracle Partners, Inc. is a sub chapter S Corporation for federal income tax purposes. The tax effect of the Company's income or loss passes through to the shareholders individually, and no income tax expense or liability for federal income tax purposes is provided for in these financial statements.

REVENUE RECOGNITION

     Car wash revenues are recognized at the time of service.

ADVERTISING COSTS

     Costs of advertising are expensed when incurred and totaled approximately $9,000 during 1996. No advertising expenses were incurred during 1997.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY, PLANT AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:

Land and land improvements..............................................................   $1,048,258
Buildings...............................................................................    1,084,109
Machinery and equipment.................................................................      701,597
                                                                                           ----------
                                                                                            2,833,964
Accumulated depreciation................................................................   (1,109,534)
                                                                                           ----------
Net property, plant and equipment.......................................................   $1,724,430
                                                                                           ----------
                                                                                           ----------

     Depreciation expense was approximately $87,000 and $121,000 during 1996 and 1995, respectively.

                             MIRACLE PARTNERS, INC.

3. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1996:

Note payable bearing interest at 9.75%; monthly payments of $13,447 through August 1998;
  collateralized by assets..............................................................   $1,126,188
Note payable bearing interest at 9.25%; monthly payments of $6,264 through August 1999;
  collateralized by specific assets.....................................................      166,151
Note payable to shareholder bearing interest at 9.00% (See Note 4)......................       29,842
Notes payable to related party (See Note 4).............................................       33,320
                                                                                           ----------
                                                                                            1,355,501
Less current portion....................................................................      158,323
                                                                                           ----------
Long-term debt, net of current portion..................................................   $1,197,178
                                                                                           ----------
                                                                                           ----------

     Maturities of long-term debt at December 31, 1996 are as follows:

1997............................................................   $  158,323
1998............................................................    1,151,111
1999............................................................       46,067
                                                                   ----------
                                                                   $1,355,501
                                                                   ----------
                                                                   ----------

     The Company paid interest of approximately $139,000 and $121,000 during 1996 and 1995, respectively.

4. RELATED PARTY TRANSACTIONS

STAR AUTO CENTER, INC.

     During 1996, the Company borrowed $36,036 from Star Auto Center, Inc. (interest rate of 10%) which is collateralized by equipment. Star Auto Center Inc., is wholly owned by the sole shareholder of Miracle Partners, Inc.

NOTES RECEIVABLE

     During 1996, the Company loaned $165,000 to GEM Development Corp. The balance was repaid at December 31, 1996. During 1996, the Company loaned $81,500 to Lube Ventures, Inc. The balance was repaid at December 31, 1996. A $25,000 note receivable from Lube Ventures, Inc. outstanding at December 31, 1995, was repaid during 1996. The sole shareholder of Miracle Partners, Inc. owns 22% of GEM Development Corp. and 50% of Lube Ventures, Inc.

GAIN ON DISPOSAL

     During 1996, the Company sold equipment to Miracle CW, Inc. for a recorded gain of $20,676. The sole shareholder of the Company owns 50% of Miracle CW, Inc.

MANAGEMENT FEE

     During 1996, the Company earned management fees of $89,500 and $24,000 from Sunbrite, Inc. and Miracle CW, Inc., respectively. The sole shareholder of Miracle Partners, Inc. owns 50% of Sunbrite, Inc. and 50% of Miracle CW, Inc. During 1995, the Company earned management fees of $65,000 from Sunbrite, Inc.

NOTE PAYABLE TO SHAREHOLDER

     At December 31, 1996, the Company owed the sole shareholder $29,842 under a note payable. The note carries an interest rate of 9%.

                             MIRACLE PARTNERS, INC.

5. EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT

     In August 1997, the Company plans to enter into a Plan of Reorganization and Agreement for Exchange Share Offers (the Agreement) with Precision Auto Care, a newly formed corporation. In connection with the Agreement, Precision Auto Care has agreed to exchange 188.640 shares of Precision Auto Care common stock for each outstanding share of common stock of the Company.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

BOARD OF DIRECTORS
PRECISION AUTO CARE, INC.

     We have audited the accompanying balance sheet of Precision Auto Care, Inc. as of June 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Precision Auto Care, Inc. at June 30, 1997 in conformity with generally accepted accounting principles.

Vienna, Virginia
August 15, 1997

                           PRECISION AUTO CARE, INC.

                                 BALANCE SHEET
                                 JUNE 30, 1997

ASSETS
  Cash.................................................................................   $1,000
                                                                                          ------
                                                                                          ------
LIABILITIES AND STOCKHOLDER EQUITY
  Preferred stock, $.01 par; 1,000,000 shares authorized;
     0 shares issued and outstanding
  Common stock; $.01 par; 19,000,000 shares authorized; 100 shares issued and
     outstanding.......................................................................        1
                                                                                          ------
  Additional paid-in capital...........................................................   $  999
                                                                                          ------
                                                                                          $1,000
                                                                                          ------
                                                                                          ------

                           PRECISION AUTO CARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1997

1. ORGANIZATION

     Precision Auto Care, Inc. was incorporated in April 1997 and has conducted no business as of June 30, 1997 and was organized to carry out a proposed Plan of Reorganization.

                                   APPENDICES

A     Combination Agreement
B     Opinion of Ferris, Baker Watts, Incorporated
C     Opinion of Quist Financial, Inc.
D     Form of Agreement Not to Compete
E     Section 262 of the Delaware General Corporation Law
F     Section 1701.85 of the Ohio General Corporation Law
G     Article 113 of the Colorado Business Corporation Act

                                                                      APPENDIX A

                             PLAN OF REORGANIZATION

                                      AND

                      AGREEMENT FOR SHARE EXCHANGE OFFERS

                         DATED AS OF AUGUST [27], 1997

                                  BY AND AMONG

                           PRECISION AUTO CARE, INC.
                             a Virginia corporation
                            (the "Holding Company")

      WE JAC CORPORATION              MIRACLE INDUSTRIES, INC.
    a Delaware corporation               an Ohio corporation
          ("WEJAC")                    ("Miracle Industries")

     LUBE VENTURES, INC.               MIRACLE PARTNERS, INC.
    a Delaware corporation             a Delaware corporation
      ("Lube Ventures")                 ("Miracle Partners")

ROCKY MOUNTAIN VENTURES, INC.     ROCKY MOUNTAIN VENTURES II, INC.
    a Colorado corporation             a Colorado corporation
     ("Rocky Mountain I")               ("Rocky Mountain II")

    PREMA PROPERTIES, LTD.             RALSTON CAR WASH, LTD.
  an Ohio limited liability         a Colorado limited liability
           company                             company
     ("Prema Properties")               ("Ralston Car Wash")

                                      and

                           THE KARL BYRER GROUP, INC.
                             a Colorado corporation
                                    ("KBG")

                               TABLE OF CONTENTS

SCHEDULES

Schedule 5.5(j)   Sales of Assets Outside of Ordinary Course
Schedule 5.14     Option Property of Prema Property
Schedule 5.15     Option Property of Lube Ventures
Schedule 5.16     Option Property of Miracle Partners
Schedule 13.5     Encumbrances against Software
Schedule 19.1     Debt Level Guarantees
Schedule 22.1     WE JAC Options and Warrants
Schedule 23.1     Debt to be Discharged

EXHIBITS

Exhibit A         Articles of Incorporation
Exhibit B         By Laws
Exhibit C         Non-Compete Agreements
Exhibit D         Tax Opinion
Exhibit E         Financial Statements

                             PLAN OF REORGANIZATION
                                      AND
                      AGREEMENT FOR SHARE EXCHANGE OFFERS


     THIS PLAN OF REORGANIZATION AND AGREEMENT FOR SHARE EXCHANGE OFFERS (together with the Schedules and Exhibits hereto, hereinafter referred to as this "Agreement") is made and entered into as of the 27th day of August, 1997, by and among PRECISION AUTO CARE, INC., a Virginia corporation (the "Holding Company"), WE JAC CORPORATION, a Delaware corporation, having its principal place of business at 748 Miller Drive, S.E., Leesburg, Virginia ("WE JAC"), MIRACLE INDUSTRIES, INC., a Delaware corporation having its principal place of business at 1458 Park Avenue West, Mansfield, Ohio 44906 ("Miracle Industries"), LUBE VENTURES, INC., a Delaware corporation having its principal place of business at 1237 West Fourth Street, Mansfield, Ohio 44906 ("Lube Ventures"), MIRACLE PARTNERS, INC., a Delaware corporation having its principal place of business at 1237 West Fourth Street, Mansfield, Ohio 44906 ("Miracle Partners"), PREMA PROPERTIES, LTD., an Ohio limited liability company having its principal place of business at 52 East 15th Avenue, Columbus, Ohio 43201 ("Prema Properties"), ROCKY MOUNTAIN VENTURES, INC., a Colorado corporation having its principal place of business at 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039 ("Rocky Mountain I"), ROCKY MOUNTAIN VENTURES II, INC., a Colorado corporation having its principal place of business at 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039 ("Rocky Mountain II"), RALSTON CAR WASH, LTD., a Colorado limited liability company having its principal place of business at 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039 ("Ralston Car Wash"), and THE KARL BYRER GROUP, INC., a Colorado corporation having its principal place of business at 2171 S. Trenton Way #215, Denver, Colorado 80231 ("KBG").


     Certain capitalized terms used herein without definition shall have the meanings given to such terms in Section 25.10 hereof.

                             EXPLANATORY STATEMENT:

     1. WE JAC is the holder, directly and indirectly, of all of the issued and outstanding capital stock of, among other corporations, Precision Tune Auto Care, Inc., a Virginia corporation, which are engaged in the businesses of (i) owning and operating retail centers devoted to providing automotive services for automobiles and light trucks and (ii) franchising a system of operating such retail centers; and


     2. Miracle Industries is engaged in the businesses of (i) owning and operating a chain of car washes in the central Ohio area and (ii) manufacturing chemicals for use by operators of car wash businesses, and is the holder of a 90% membership interest in Hydro Spray Car Wash Equipment Co., Ltd., an Ohio limited liability company ("Hydro-Spray") and a 50% membership interest in Indy Ventures, L.L.C., an Indiana limited liability company ("Indy Ventures") and HydroSpray is engaged in the business of manufacturing and selling equipment designed for use in the car wash business; and Indy Ventures is engaged in the business of owning and operation a chain of car wash businesses in the Indianapolis, Indiana area; and


     3. Prema Properties is engaged in the business of owning and operating a chain of car washes, as well as a franchised "Lube Depot" fast lube center, in the Columbus, Ohio area; and

     4. Lube Ventures is engaged in the businesses of (i) manufacturing and selling modular fast lube center buildings, (ii) owning and operating fast lube centers and (iii) franchising a system for the operation of fast lube centers; and

     5. Rocky Mountain I, Rocky Mountain II and Ralston Car Wash are each engaged in the business of owning and operating car washes in the greater Denver, Colorado area; and

     6. Miracle Partners is engaged in the business of owning and operating a chain of car washes in the Columbus, Ohio area; and

     7. KBG has developed a proprietary computer software system designed to operate car wash centers; and

     8. Each of the parties hereto believes that it would be in their respective best interests to combine the ownership of their respective businesses in the manner provided for herein, and, in connection with such combination, to initiate an initial public offering of a portion of the capital stock of the Holding Company following such combination;

     NOW, THEREFORE, this Agreement witnesseth that, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                          FORMATION OF HOLDING COMPANY
                                      AND
         REGISTRATION OF A PORTION OF THE SHARES OF THE HOLDING COMPANY
                        FOR OFFER AND SALE TO THE PUBLIC

SECTION 1.1 FORMATION OF HOLDING COMPANY.

     1.1.1 Form of Holding Company. Each of the parties to this Agreement hereby confirms and ratifies their authorization and approval of the formation by WE JAC, on their behalf, of a corporation under the laws of the Commonwealth of Virginia, known as "Precision Auto Care, Inc." Following the consummation of the transactions described in Article III hereof, the corporation so formed by WE JAC shall be the "holding company" for the various subsidiary corporations and other entities that will arise as a result of the transactions contemplated hereby, and such corporation shall be referred to hereinafter as the "Holding Company." WE JAC has capitalized the Holding Company initially by contributing to the Holding Company the amount of $1000, for which WE JAC has received in exchange 100 shares of the Common Stock, par value $.01 of the Holding Company, as the nominee of each of the parties hereto. All of the shares of Common Stock of the Holding Company issued to WE JAC pursuant to its initial capitalization shall be redeemed by the Holding Company substantially contemporaneously with, but immediately prior to, the consummation of the transactions contemplated by the provisions of Article III of this Agreement.

     1.1.2 Charter and Bylaws. The Articles of Incorporation of the Holding Company shall be substantially in the form attached hereto as Exhibit A and the Bylaws of the Holding Company shall be substantially in the form attached hereto as Exhibit B. Neither the Articles of Incorporation nor the Bylaws of the Holding Company shall be amended or modified in any manner prior to the Closing of the transactions contemplated hereby, except with the prior written consent of each of the parties to this Agreement.

     1.1.3 Initial Officers and Directors. The initial officers of the Holding Company shall be the following persons, each of whom shall hold the offices and have the titles indicated opposite their respective names, and shall serve in such capacities until the first annual meeting of the Board of Directors of the Holding Company held after the first annual meeting of the stockholders of the Holding Company, or until his or her earlier death or resignation, or until such later time as may be specified in a written Employment Agreement with such person, and until his or her respective successor shall have been duly elected and qualified:

NAME                   OFFICES AND TITLES
---------------------  -----------------------------------------------------------------------------------------------
Lynn E. Caruthers      Chairman of the Board
Bernard H. Clineberg   Vice Chairman of the Board
John F. Ripley         President and Chief Executive Officer
Arnold Janofsky        Senior Vice President, Secretary & General Counsel
Peter Kendrick         Senior Vice President, Chief Financial Officer and Treasurer
Grant G. Nicolai       Senior Vice President -- Franchise Development
James A. Hay           Senior Vice President -- Retail Operations
William R. Klumb       Vice President -- Precision Auto Wash Operations
Paul E. Bernstein      Vice President -- Communications
Karl W. Byrer          Vice President -- Precision Auto Wash Development
Alan Caldwell          Vice President -- Precision Auto Care and Precision Lube Express Operations
Carol Cothern          Vice President -- Controller
Effie Eliopulos        Vice President
Glyn D. Massingill     Vice President -- Precision Auto Care M&D
Kevin Rooney           Vice President -- Franchise Sales

     Notwithstanding anything contained in the Articles of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the persons named herein to serve as an initial officer of the Holding Company shall be removed from any such office prior to the closing of the IPO except with the prior written approval of each of the parties to this Agreement.

     The parties have agreed that the initial Board of Directors of the Holding Company shall consist of thirteen (13) directors, of which the WE JAC Group shall have the right to designate seven (7) directors, the Ohio Group shall have the right to designate five (5) directors and the Rocky Mountain Group shall have the right to designate one (1) director. Consistent with the foregoing, the parties agree that the initial directors of the Holding Company shall be the following persons, each of whom shall be appointed to the Class of directorship indicated opposite their respective names, and shall serve in such capacities until the expiration of the term of the Class of directorship to which he or she has been appointed, as provided in the Articles of Incorporation of the Holding Company, or until his or her earlier death or resignation, and until his or her respective successor shall have been duly elected and qualified:

NAME                             CLASS OF DIRECTORS
-------------------------        -----------------------------------------------------------------------------------------------
Lynn E. Caruthers                III   (initial 3 year term)
John F. Ripley                   I     (initial 1 year term)
Harry G. Pappas, Jr.             I     (initial 1 year term)
Woodley A. Allen                 II    (initial 2 year term)
Bernard H. Clineburg             III   (initial 3 year term)
Bassam Ibrahim                   II    (initial 2 year term)
Arthur Kellar                    II    (initial 2 year term)
Effie Eliopulos                  III   (initial 3 year term)
Richard O. Johnson               I     (initial 1 year term)
Gerald Zamensky                  II    (initial 2 year term)
George Bavelis                   III   (initial 3 year term)
C. Eugene Deal                   I     (initial 1 year term)
William R. Klumb                 III   (initial 3 year term)

     Notwithstanding anything contained in the Articles of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the persons named herein to serve as an initial director of the Holding Company shall be removed as a director prior to the closing of the IPO except with the prior written approval of the Participant Group which was entitled to designate such person as a director of the Holding Company. In the event that a director dies or resigns prior to the closing of the IPO, the Participant Group which was entitled to designate such person as a director of the Holding Company shall have the right to designate his successor.

     The parties have further agreed that, initially, there shall be at least 3 committees of the Board of Directors of the Holding Company; namely, an Audit Committee, an Executive Committee and a Finance Committee. Although the members of the Audit Committee and the Executive Committee have yet to be determined, Effie Eliopulos, William R. Klumb, John F. Ripley and Lynn E. Caruthers shall be the initial members of the Finance Committee. The Finance Committee shall have all of the powers of the Board of Directors delegated to the Finance Committee pursuant to the Bylaws of the Holding Company as well as the power and authority to take the actions contemplated by Section 18.3 of this Agreement. Notwithstanding anything contained in the Articles of Incorporation or the Bylaws which may be inconsistent or to the contrary, none of the persons named herein to serve as an initial member of the Finance Committee shall be removed by the Board of Directors as a member of the Finance Committee prior to the closing of the IPO except with the prior written approval of the Participant Group which was entitled to designate such person as a director of the Holding Company.

SECTION 1.2 REGISTRATION OF SHARES OF THE HOLDING COMPANY.

     1.2.1 Engagement of Securities Counsel. Each of the parties hereby agrees and consents to, and ratifies, the prior engagement by WE JAC on behalf of the Holding Company of the law firm of Miles & Stockbridge, a Professional Corporation, a Maryland professional corporation ("M&S"), to act as counsel to the Holding Company, and agrees that the legal fees of such legal counsel and the expenses incurred by them in rendering services for the Holding Company shall be deemed to be part of the Transaction Expenses. Each of the parties hereto (other than WE JAC) hereby acknowledges that it or he understands that
(i) M&S has represented WE JAC and its Subsidiaries as its principal outside legal counsel, (ii) M&S has represented, and will continue to represent, WE JAC in connection with the negotiations relating to this Agreement and the preparation of this Agreement, and (iii) M&S also will be representing the Holding Company in connection with negotiations relating to this Agreement. Each such party acknowledges that it has been advised by M&S and their respective legal counsel that there may be potential conflicts of interest as a result of such dual representation by M&S. WE JAC further acknowledges that it has been advised by M&S that in the event of a conflict between WE JAC and the Holding Company, M&S could not ethically favor either WE JAC's or the Holding Company's interests over the interests of the other, and that M&S' representation of the Holding Company in connection with these transactions may limit the protections that normally would be afforded to WE JAC by the attorney/client privilege doctrine as it relates to communications between WE JAC and M&S relating to these matters and that M&S may be required to disclose to the other parties to this Agreement certain otherwise confidential communications between WE JAC and M&S. The parties to this Agreement also understand and agree that in the event that any dispute or controversy should arise by and between or by and among any of the parties to this Agreement (other than disputes between WE JAC and the Holding Company), M&S will continue to represent WE JAC and its interests in connection with such dispute or controversy. Nevertheless, despite having been advised as to these matters, each of the parties hereto, in the interest of cost-savings and efficiency, consents to the dual representation by M&S of the Holding Company and WE JAC. M&S may rely on the acknowledgments, agreements and consents of the parties pursuant to this Section 1.2.1.

     1.2.2 Engagement of Underwriters. Each of the parties hereby agrees and consents to, and ratifies, the prior engagement by WE JAC on behalf of the Holding Company of the firm of A.G. Edwards & Sons, Inc. to act as the lead underwriter for the proposed IPO and the engagement by WE JAC on behalf of the Holding Company of Ferris Baker Watts, Incorporated to act as co- managing underwriter for the proposed IPO.

     1.2.3 Engagement of Certified Public Accountants. Each of the parties hereby agrees and consents to, and ratifies, the prior engagement by WE JAC on behalf of the Holding Company of the accounting firm of Ernst & Young LLP ("Ernst & Young") to act as the certified independent public accountants for the Holding Company, and agrees that the fees of such accounting firm and the expenses incurred by Ernst & Young in rendering services for the Holding Company shall be deemed to be part of the Transaction Expenses.

     1.2.4 Preparation of Registration Statement(s).

          (a) Form S-4 Registration Statement; Proxy Statement. From and after the date hereof, the Holding Company shall (and each of the parties hereto agrees to devote its or his reasonable best efforts to cause the Holding Company
to) prepare a registration statement or registration statements (including a joint proxy statement or proxy statements to be included therein) on Form S-4 for registration with the Commission of each of the shares of the Common Stock of the Holding Company to be issued by the Holding Company in connection with the transactions contemplated by Article III hereof, and file such Form S-4 Registration Statement with the Commission as soon as reasonably practicable. Each of the parties hereto further agrees to cooperate with the other parties and the Holding Company in connection with the preparation thereof and to devote its reasonable best efforts to having the same declared effective by the Commission.

          (b) Form S-1 Registration Statement. From and after the date hereof, the Holding Company shall (and each of the parties hereto agrees to devote its or his reasonable best efforts to cause the Holding Company to) prepare a registration statement (and the prospectus to be included in such registration statement) on Form S-1 for registration with the Commission for offer and sale to the public following the Closing on account of the Holding Company of 2,645,000 shares of the Common Stock of the Holding Company, and up to 19% of the number of shares to be issued to the Selling Stockholders and the Selling Members by the Holding Company pursuant to the transactions contemplated by
Article III, and shall file such Form S-1 Registration Statement with the Commission as soon as reasonably practicable. Each of the parties hereto further agrees to cooperate with the other parties in the preparation thereof, and to devote its reasonable best efforts to having such Form S-1 Registration Statement declared effective by the Commission.

          (c) Obligations of the Holding Company. The Holding Company shall (i) use its reasonable best efforts to prepare and file with the Commission the registration statements, proxy statements and prospectuses contemplated hereby, and shall use its reasonable best efforts thereafter to cause such registration statements to become and remain effective until the sale or exchange of all of the shares of the Common Stock of the Holding Company covered thereby; (ii) prepare and file with the Commission such amendments and supplements to the registration statements and the prospectuses filed by the Holding Company as may be reasonably necessary to keep such registration statements effective until the sale or exchange of all of the shares of the Common Stock of the Holding Company covered thereby; (iii) use its reasonable best efforts to register or qualify the shares of the Common Stock of the Holding Company covered by such registration statements under the securities or blue sky laws of such jurisdictions as may be applicable to the transactions contemplated by Article III hereof or as may be directed by the underwriter in the IPO; and (iv) do any and all other acts and things which may be reasonably necessary or advisable to enable the Holding Company to consummate the issuance, sale or exchange of the shares of the Common Stock of the Holding Company in such jurisdictions.

          (d) Information to be Provided to the Holding Company. Each of the Predecessor Companies agrees that, from and after the date hereof through and including the earlier to occur of the Closing or the termination of this Agreement, in order to enable the Holding Company to prepare and file the registration statements contemplated by this Agreement, it shall provide to the Holding Company and to the underwriters for the proposed IPO (and to their respective employees, counsel, accountants and other representatives), so long as each remains a party to this Agreement, all information concerning the business, operations, assets, liabilities, properties, indebtedness, condition, finances or prospects of such Predecessor Company reasonably available to the management of such Predecessor Company, and such other material information as may be reasonably necessary to ensure that the information so requested may be properly evaluated so as not to be misleading. Each of the Predecessor Companies hereby further represents and warrants to the Holding Company that all of the information to be provided to the Holding Company or the underwriters pursuant to the terms of this Section 1.2.4(d) by such Predecessor Company shall not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

          (e) Effective Date of Registration Statements. The parties shall use their reasonable best efforts to cause the Holding Company to file all such registration statements with the Commission on or before August 28, 1997 and to have all such registration statements declared effective by the Commission, such that the Closing and the IPO may be consummated on or before November 14, 1997.

                                   ARTICLE II

                              TRANSACTION EXPENSES

SECTION 2.1 AGREEMENT AS TO TRANSACTION EXPENSES.

     Except as otherwise provided for herein, all attorneys', brokers', accountants', investment banking and finders fees and other expenses incurred by each of the Predecessor Companies prior to the date hereof in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby that the parties have agreed will be Transaction Expenses pursuant to the terms of the Memorandum of Understanding and which are to be incurred by each of the Predecessor Companies from and after the date hereof in taking all actions contemplated by this Agreement to be taken prior to or at the Closing of the transactions contemplated by this Agreement (other than Income Taxes and other Taxes imposed upon gross receipts and recordation, transfer, stamp duties, documentary or notarial fees or Taxes imposed upon or incurred by any of the parties in connection with the transactions contemplated by this Agreement and other fees and expenses that the parties have specified herein will not be considered part of the Transaction Expenses), or otherwise reasonably necessary to consummate the Closing and the IPO, including those expenses that the parties have agreed will be Transaction Expenses pursuant to Sections 1.2.1 and 1.2.3 of this Agreement, except for costs and expenses previously or hereafter incurred by the Predecessor Companies for meals, travel and lodging of its officers, agents and representatives and managerial time incurred in connection with or devoted to the transactions contemplated hereby (collectively, the "Transaction Expenses"), will be paid for or contributed to by the Contributing Companies as follows (hereinafter, the "Transaction Expense Shares"): the members of the Ohio Group will be responsible, jointly and severally, for 32.5% of the aggregate dollar amount of the Transaction Expenses; the members of the Rocky Mountain Group will be responsible, jointly and severally, for 8.3% of the aggregate dollar amount of the Transaction Expenses; Miracle Partners will be responsible for 2.9% of the aggregate dollar amount of the Transaction Expenses; and the members of the WE JAC Group will be responsible, jointly and severally, for 56.3% of the aggregate dollar amount of the Transaction Expenses. KBG will not be obligated to contribute to the Transaction Expenses, unless KBG shall fail to comply with the provisions of
Section 3.2.4(a) of this Agreement or fail to exchange its Membership Interest in KBG, LLC for shares of the Common Stock of the Holding Company pursuant to the terms of the KBG Exchange. If KBG shall fail to comply with the provisions of Section 3.2.4(a) of this Agreement or fail to exchange its Membership Interest in KBG, LLC for shares of the Common Stock of the Holding Company pursuant to the terms of the KBG Exchange, KBG shall be liable to contribute $100,000 toward the Transaction Expenses, as liquidated damages for its failure to do so, which amount shall be allocated and disbursed to the Contributing Companies in accordance with their respective Transaction Expense Shares.

SECTION 2.2 ACCOUNTING FOR TRANSACTION EXPENSES.

     From and after the date hereof through and including the Closing or the earlier termination of this Agreement, the Holding Company and each of the Contributing Companies shall maintain detailed records of all Transaction Expenses incurred by them and shall account to each other for the Transaction Expenses they have incurred on a monthly basis.

SECTION 2.3 REIMBURSEMENT OF CERTAIN FEES AND EXPENSES.

     Notwithstanding the terms of the Memorandum of Understanding, from and after the date hereof through and including the Closing or the earlier termination of this Agreement, each of the Contributing Companies and the Holding Company shall pay for all of the Transaction Expenses that are comprised of fees and expenses of third party providers of services (including investment bankers, lawyers, accountants, printers and architectural and environmental consultants) incurred by them respectively through the Closing Date (the "Professional Expenses") as the same become due and payable, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, each of the Contributing Companies shall be entitled to declare and pay, prior to the Closing Date, a dividend or distribution in an amount equal to the aggregate dollar amount actually expended by such Contributing Company for Professional Expenses in connection with the transactions contemplated hereby (the "Professional Expense Dividend");provided, however, that each Contributing Company shall only be entitled to declare such a dividend or distribution and to the extent that, such Professional Expenses would qualify as Transaction Expenses pursuant to the terms of this Agreement. If this Agreement shall terminate and the transactions contemplated hereby shall not be consummated, to the extent that they have not already done so, each of the Contributing Companies shall, within 10 business days following the date of such termination, make appropriate contributions to and reimbursements of each of the other Contributing Companies in respect of all Transaction Expenses incurred by each such Contributing Company and the Holding Company through the date of the termination of this Agreement in accordance with their respective Transaction Expense Shares (it being understood and agreed that the obligations of each of the Contributing Companies to contribute to and to reimburse the other Contributing Companies in respect of Transaction Expenses shall survive the termination of this Agreement). If, however, the Closing of the transactions contemplated hereby shall be consummated, the Holding Company shall discharge, out of the net cash proceeds received by the Holding Company in the IPO, all of the Transaction Expenses incurred by the Holding Company and each of the Contributing Companies which have not been discharged as of the Closing Date. No interest shall be payable on any declared but unpaid Professional Expense Dividend.

                                  ARTICLE III

                             PLAN OF REORGANIZATION
                                      AND
                      AGREEMENT FOR SHARE EXCHANGE OFFERS

SECTION 3.1 PLAN OF REORGANIZATION OF CORPORATE PREDECESSOR COMPANIES.

     3.1.1 Formation of Merger Subsidiaries. Following the execution of this Agreement and prior to the Closing Date, the Holding Company shall form, solely for the purpose of consummating the transactions contemplated by this Section 3.1, five subsidiary corporations (hereinafter referred to as the "Merger Subsidiaries") under the laws of the jurisdictions which correspond to the jurisdiction in which the corporation into which each such Merger Subsidiary shall merged as hereinafter provided, which shall be known, respectively, as follows: (i) "WE JAC Acquisition Subsidiary, Inc." (hereinafter referred to as "WE JAC Acquisition"); (ii) "Miracle Industries Acquisition Subsidiary, Inc." (hereinafter referred to as "Miracle Industries Acquisition"); (iii) "Lube Ventures Acquisition Subsidiary, Inc." (hereinafter referred to as "Lube Ventures Acquisition"); (iv) "Rocky Mountain I Acquisition Subsidiary, Inc." (hereinafter referred to as "Rocky Mountain I Acquisition"); and (v) "Rocky Mountain II Acquisition Subsidiary, Inc." (hereinafter referred to as "Rocky Mountain II Acquisition").

     3.1.2 Merger of WE JAC Acquisition with and into WE JAC.

          (a) WE JAC Merger. Subject to the prior satisfaction of each of the conditions precedent set forth in Section 4.1 hereof, and of each of the conditions precedent set forth in Section 4.2, which have not been waived in writing by WE JAC, and of each of the conditions precedent set forth in Section 4.10, which have not been waived in writing by the Holding Company, on the Closing Date, WE JAC Acquisition shall be merged with and into WE JAC (the "WE JAC Merger"); whereupon, (i) the separate existence of WE JAC Acquisition shall cease; (ii) WE JAC shall continue in existence and shall thereafter possess all of the purposes and powers of WE JAC Acquisition; (iii) WE JAC shall succeed to all of the assets, rights, properties, licenses, franchises and privileges of WE JAC Acquisition (if any), which shall be transferred to, vested in and devolved upon WE JAC without further act or deed, subject to all of the debts and obligations of WE JAC Acquisition (if any); and (iv) WE JAC shall thereafter be liable and responsible for all of the liabilities, duties, indebtedness, obligations and responsibilities of WE JAC Acquisition (if any). The Certificate of Incorporation and Bylaws of WE JAC in effect as of the Effective Time of the WE JAC Merger shall continue to be the Certificate of Incorporation and Bylaws of WE JAC. In addition, as part of the WE JAC Merger, each warrant and option to purchase shares of WE JAC Common Stock issued and outstanding immediately prior to the Effective Time of the WE JAC Merger shall be converted into a warrant or an option, as the case may be, to purchase the same number of shares of the Common Stock of the Holding Company on the same terms as set forth in such warrant or option.

          (b) Conversion of Shares. As part of the WE JAC Merger, each share of the WE JAC Common Stock issued and outstanding immediately prior to the Effective Time of the WE JAC Merger (other than WE JAC Dissenting Shares) shall be converted into one share of the Common Stock of the Holding Company, and all of the authorized but unissued shares of WE JAC, if any, shall be canceled and retired, all without the need for further act or deed. Each of the shares of the capital stock of WE JAC Acquisition issued and outstanding at the Effective Time of the WE JAC Merger shall be converted into one share of the Common Stock, par value $0.01, of WE JAC, which shall be held of record by the Holding Company following the WE JAC Merger.

          (c) WE JAC Dissenting Shares. Notwithstanding the foregoing, each of the shareholders of WE JAC shall have the rights provided to them under Section 262 of the Delaware Corporation Law (the "DCL") as in effect at the Effective Time of the WE JAC Merger ("WE JAC Dissenter's Rights") with respect to their shares of WE JAC Common Stock, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, none of the shares of WE JAC Common Stock issued and outstanding at the Effective Time of the WE JAC Merger that are held by any WE JAC shareholder who has the right, to the extent that such right is available by law, to exercise WE JAC Dissenter's Rights pursuant thereto shall be converted into shares of the Holding Company Common Stock pursuant to the WE JAC Merger, unless such shareholder shall have failed to perfect his or her WE JAC Dissenter's Rights or shall have withdrawn or lost the same in accordance with the terms of the DCL. If, however, any WE JAC shareholder shall fail to perfect or shall withdraw or lose his or her WE JAC Dissenter's Rights with respect to his or her shares of WE JAC Common Stock, each of his or her shares shall be deemed to have been converted into shares of the Common Stock of the Holding Company as provided for herein effective as of the Effective Time of the WE JAC Merger.

          (d) WE JAC Merger Filings. The WE JAC Merger shall be accomplished as follows: WE JAC and WE JAC Acquisition shall each cause a Certificate of Merger in form suitable for filing with the Delaware Secretary of State (the "WE JAC Certificate of Merger") to be executed by the appropriate officers of each of them and filed with the Delaware Secretary of State on the Closing Date.

          (e) Effective Time of the WE JAC Merger. The WE JAC Merger shall become effective at the time that the WE JAC Certificate of Merger shall become effective with the Delaware Secretary of State in accordance with the DCL (the "Effective Time of the WE JAC Merger").

          (f) Surrender and Exchange of Common Stock of WE JAC. After the Effective Time of the WE JAC Merger, each holder of shares of WE JAC Common Stock outstanding as of the Effective Time of the WE JAC Merger (other than shares held by those holders who have perfected or could perfect WE JAC Dissenter's Rights) shall surrender to the Exchange Agent all outstanding certificates theretofore evidencing shares of the Common Stock of WE JAC, and shall receive in exchange therefor, upon delivery to the Exchange Agent together with satisfactory and customary delivery requirements, certificates evidencing the full number of shares of the Common Stock of the Holding Company into which such shares of the WE JAC Common Stock have been converted pursuant to the WE JAC Merger, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares in the amount determined under Section 3.3. Until so surrendered or exchanged, each outstanding certificate evidencing shares of the WE JAC Common Stock shall be deemed for all purposes solely as evidencing the number of shares of the Common Stock of the Holding Company into which such shares shall have been converted pursuant to the WE JAC Merger; provided, however, that no dividends or other distributions, if any, declared by the Holding Company after the Effective Time of the WE JAC Merger in respect of any shares of the Common Stock of the Holding Company payable to holders of record after the Effective Time of the WE JAC Merger shall be paid to the holders of any unsurrendered certificates evidencing shares of WE JAC Common Stock until such certificates shall have been surrendered to the Exchange Agent. After the surrender and exchange of such certificates, the record holders thereof will be entitled to receive any such dividends or distributions, without interest thereon, to the extent that the same shall have become payable with respect to the number of shares of the Common Stock of the Holding Company for which such certificate was exchangeable. The Exchange Agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the Exchange Agent from any holder of shares of WE JAC Common Stock in the event that such holder shall allege that any certificate evidencing shares of the WE JAC Common Stock shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

     3.1.3 Merger of Lube Ventures Acquisition with and into Lube Venture.

          (a) Lube Ventures Merger. Subject to the prior satisfaction of each of the conditions precedent set forth in Section 4.1 hereof, and of each of the conditions precedent set forth in Section 4.3, which have not been waived in writing by Lube Ventures, and of each of the conditions precedent set forth in
Section 4.10, which have not been waived in writing by the Holding Company, on the Closing Date, Lube Ventures Acquisition shall be merged with and into Lube Ventures (the "Lube Ventures Merger"); whereupon, (i) the separate existence of Lube Ventures Acquisition shall cease; (ii) Lube Ventures shall continue in existence and shall thereafter possess all of the purposes and powers of Lube Ventures Acquisition; (iii) Lube Ventures shall succeed to all of the assets, rights, properties, licenses, franchises and privileges of Lube Ventures Acquisition (if any), which shall be transferred to, vested in and devolved upon Lube Ventures without further act or deed, subject to all of the debts and obligations of Lube Ventures Acquisition (if any); and (iv) Lube Ventures shall thereafter be liable and responsible for all of the liabilities, duties, indebtedness, obligations and responsibilities of Lube Ventures Acquisition (if any). The Certificate of Incorporation and Bylaws of Lube Ventures in effect as of the Effective Time of the Lube Ventures Merger shall continue to be the Certificate of Incorporation and Bylaws of Lube Ventures.

          (b) Conversion of Shares. As part of the Lube Ventures Merger, each of the 100 shares of the Lube Ventures Common Stock issued and outstanding immediately prior to the Effective Time of the Lube Ventures Merger (other than Lube Ventures Dissenting Shares) shall be converted into 1,691.68 shares of the Common Stock of the Holding Company and all of the authorized but unissued shares of Lube Ventures, if any, shall be canceled and retired, all without the need for further act or deed. Each of the shares of the capital stock of Lube Ventures Acquisition issued and outstanding at the Effective Time of the Lube Ventures Merger shall be converted into one share of the Common Stock, par value $0.00, of Lube Ventures, all which shall be held of record by the Holding Company following the Lube Ventures Merger.

          (c) Lube Ventures Dissenting Shares. Notwithstanding the foregoing, each of the shareholders of Lube Ventures shall have the rights provided to them under Section 262 of the DCL as in effect at the Effective Time of the Lube Ventures Merger ("Lube Ventures Dissenter's Rights") with respect to their shares of Lube Ventures Common Stock, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, none of the shares of Lube Ventures Common Stock issued and outstanding at the Effective Time of the Lube Ventures Merger that are held by a Lube Ventures shareholder who has the right, to the extent that such right is available by law, to exercise Lube Ventures Dissenter's Rights pursuant thereto shall be converted into shares of the Holding Company Common Stock pursuant to the Lube Ventures Merger, unless such shareholder shall have failed to perfect his or her Lube Ventures Dissenter's Rights or shall have withdrawn or lost the same in accordance with the terms of the DCL. If, however, any Lube Ventures shareholder shall fail to perfect or shall withdraw or lose his or her Lube Ventures Dissenter's Rights with respect to his or her shares of Lube Ventures Common Stock, each of his or her shares shall be deemed to have been converted into shares of the Holding Company Common Stock as provided for herein effective as of the Effective Time of the Lube Ventures Merger.

          (d) Merger Filings. The Lube Ventures Merger shall be accomplished as follows: Lube Ventures and Lube Ventures Acquisition shall each cause a Certificate of Merger (the "Lube Ventures Certificate of Merger") in form suitable for filing with the Delaware Secretary of State to be executed by its appropriate officers and filed with the Delaware Secretary of State in accordance with the DCL on the Closing Date.

          (e) Effective Time of the Lube Ventures Merger. The Lube Ventures Merger shall become effective at the time that the Lube Ventures Certificate of Merger shall become effective with the Delaware Secretary of State shall become effective in accordance with the DCL (the "Effective Time of the Lube Ventures Merger").

          (f) Surrender and Exchange of Common Stock of Lube Ventures. After the Effective Time of the Lube Ventures Merger, each holder of shares of Lube Ventures Common Stock outstanding as of the Effective Time of the Lube Ventures Merger (other than shares held by those holders who have perfected or could perfect Lube Ventures Dissenter's Rights) shall surrender to the Exchange Agent all outstanding certificates theretofore evidencing shares of the Common Stock of Lube Ventures, and shall receive in exchange therefor, upon delivery to the Exchange Agent together with satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company into which such shares of the Lube Ventures Common Stock have been converted pursuant to the Lube Ventures Merger, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares in the amount determined under Section 3.3. Until so surrendered or exchanged, each outstanding certificate evidencing shares of the Lube Ventures Common Stock shall be deemed for all purposes solely as evidence of the number of shares of the Common Stock of the Holding Company into which such shares shall have been converted pursuant to the Lube Ventures Merger; provided, however, that no dividends or other distributions, if any, declared by the Holding Company after the Effective Time of the Lube Ventures Merger in respect of any shares of the Common Stock of the Holding Company payable to holders of record after the Effective Time of the Lube Ventures Merger shall be paid to the holders of any unsurrendered certificates evidencing shares of Lube Venture Common Stock until such certificates shall have been surrendered to the Exchange Agent. After the surrender and exchange of such certificates, the record holders thereof will be entitled to receive any such dividends or distributions, without interest thereon, to the extent that the same shall have become payable with respect to the number of shares of the Common Stock of the Holding Company for which such certificate was exchangeable. The Exchange Agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the Exchange Agent from any holder of shares of Lube Ventures Common Stock in the event that such holder shall allege that any certificate evidencing shares of the Lube Ventures Common Stock shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

     3.1.4 Merger of Miracle Industries Acquisition with and into Miracle Industries.

          (a) Miracle Industries Merger. Subject to the prior satisfaction of each of the conditions precedent set forth in Section 4.1 hereof, and of each of the conditions precedent set forth in Section 4.4, which have not been waived in writing Miracle Industries, and of each of the conditions precedent set forth in
Section 4.10, which have not been waived in writing by the Holding Company, on the Closing Date, Miracle Industries Acquisition shall be merged with and into Miracle Industries (the "Miracle Industries Merger"); whereupon, (i) the separate existence of Miracle Industries Acquisition shall cease; (ii) Miracle Industries shall continue in existence and shall thereafter possess all of the purposes and powers of Miracle Industries Acquisition; (iii) Miracle Industries shall succeed to all of the assets, rights, properties, licenses, franchises and privileges of Miracle Industries Acquisition (if any), which shall be transferred to, vested in and devolved upon Miracle Industries without further act or deed, subject to all of the debts and obligations of Miracle Industries Acquisition (if any); and (iv) Miracle Industries shall thereafter be liable and responsible for all of the liabilities, duties, indebtedness, obligations and responsibilities of Miracle Industries Acquisition (if any). The Certificate of Incorporation and Bylaws of Miracle Industries in effect as of the Effective Time of the Miracle Industries Merger shall continue to be the Certificate of Incorporation and Bylaws of Miracle Industries.

          (b) Conversion of Shares. As part of the Miracle Industries Merger, each of the 34,943 shares of the Miracle Industries Common Stock issued and outstanding immediately prior to the Effective Time of the Miracle Industries Merger (other than Miracle Industries Dissenting Shares) shall be converted into
21.442 shares of the Holding Company Common Stock and all of the authorized but unissued shares of Miracle Industries, if any, shall be canceled and retired, all without the need for further act or deed. Each of the shares of the capital stock of Miracle Industries Acquisition issued and outstanding at the Effective Time of the Miracle Industries Merger shall be converted into one share of the Common Stock, par value $0.00, of Miracle Industries, all which shall be held of record by the Holding Company following the Miracle Industries Merger.

          (c) Miracle Industries Dissenting Shares. Notwithstanding the foregoing, each of the shareholders of Miracle Industries shall have the rights provided to them under Section 1701.84(A) of the Ohio General Corporation Law (the "OGCL") as in effect at the Effective Time of the Miracle Industries Merger ("Miracle Industries Dissenter's Rights") with respect to their shares of Miracle Industries Common Stock, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, none of the shares of Miracle Industries Common Stock issued and outstanding at the Effective Time of the Miracle Industries Merger that are held by a Miracle Industries shareholder who has the right, to the extent that such right is available by law, to exercise Miracle Industries Dissenter's Rights pursuant thereto shall be converted into shares of the Common Stock of the Holding Company pursuant to the Miracle Industries Merger, unless such shareholder shall have failed to perfect his or her Miracle Industries Dissenter's Rights or shall have withdrawn or lost the same in accordance with the terms of the OGCL. If, however, any Miracle Industries shareholder shall fail to perfect or shall withdraw or lose his or her Miracle Industries Dissenter's Rights with respect to his or her shares of Miracle Industries Common Stock, each of his or her shares shall be deemed to have been converted into shares of the Common Stock of the Holding Company as provided for herein effective as of the Effective Time of the Miracle Industries Merger.

          (d) Merger Filings. The Miracle Industries Merger shall be accomplished as follows: Miracle Industries and Miracle Industries Acquisition shall each cause Articles of Merger in form suitable for filing with the Ohio Secretary of State (the "Miracle Industries Articles of Merger") to be executed by its appropriate officers and filed with the Ohio Secretary of State in accordance with OGCL on the Closing Date.

          (e) Effective Time of the Miracle Industries Merger. The Miracle Industries Merger shall become effective at the time that the Miracle Industries Articles of Merger shall become effective with the Ohio Secretary of State in accordance with the OGCL (the "Effective Time of the Miracle Industries Merger").

          (f) Surrender and Exchange of Common Stock of Miracle Industries. After the Effective Time of the Miracle Industries Merger, each holder of shares of Miracle Industries Common Stock outstanding as of the Effective Time of the Miracle Industries Merger (other than shares held by those holders who have perfected or could perfect Miracle Industries Dissenter's Rights) shall surrender to the Exchange Agent all outstanding certificates theretofore evidencing shares of the Common Stock of Miracle Industries, and shall receive in exchange therefor, upon delivery to the Exchange Agent satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding

Company into which such shares of the Miracle Industries Common Stock have been converted pursuant to the Miracle Industries Merger, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares as determined pursuant to Section 3.3. Until so surrendered or exchanged, each outstanding certificate evidencing shares of the Miracle Industries Common Stock shall be deemed for all purposes solely as evidence of the number of shares of the Common Stock of the Holding Company into which such shares shall have been converted pursuant to the Miracle Industries Merger; provided, however, that no dividends or other distributions, if any, declared by the Holding Company after the Effective Time of the Miracle Industries Merger in respect of any shares of the Common Stock of the Holding Company payable to holders of record after the Effective Time of the Miracle Industries Merger shall be paid to the holders of any unsurrendered certificates evidencing shares of Miracle Industries Common Stock until such certificates shall have been surrendered to the Exchange Agent. After the surrender and exchange of such certificates, the record holders thereof will be entitled to receive any such dividends or distributions, without interest thereon, to the extent that the same shall have become payable with respect to the number of shares of the Common Stock of the Holding Company for which such certificate was exchangeable. The Exchange Agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the Exchange Agent from any holder of shares of Miracle Industries Common Stock in the event that such holder shall allege that any certificate evidencing shares of the Miracle Partners Common Stock shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

     3.1.5 Merger of Rocky Mountain I Acquisition with and into Rocky Mountain
I.

          (a) Rocky Mountain I Merger. Subject to the prior satisfaction of each of the conditions precedent set forth in Section 4.1 hereof, and of each of the conditions precedent set forth in Section 4.5, which have not been waived in writing by Rocky Mountain I, and of each of the conditions precedent set forth in Section 4.10, which have not been waived in writing by the Holding Company, on the Closing Date, immediately following the consummation of the transactions contemplated by Section 3.2 of this Agreement, Rocky Mountain I Acquisition shall be merged with and into Rocky Mountain I (the "Rocky Mountain I Merger"); whereupon, the separate existence of Rocky Mountain I Acquisition shall cease;
(ii) Rocky Mountain I shall continue in existence and shall thereafter possess all of the purposes and powers of Rocky Mountain I Acquisition; (iii) Rocky Mountain I shall succeed to all of the assets, rights, properties, licenses, franchises and privileges of Rocky Mountain I Acquisition (if any), which shall be transferred to, vested in and devolved upon Rocky Mountain I without further act or deed, subject to all of the debts and obligations of Rocky Mountain I Acquisition (if any); and (iv) Rocky Mountain I shall thereafter be liable and responsible for all of the liabilities, duties, indebtedness, obligations and responsibilities of Rocky Mountain I Acquisition (if any). The Articles of Incorporation and Bylaws of Rocky Mountain I in effect as of the Effective Time of the Rocky Mountain I Merger shall continue to be the Articles of Incorporation and Bylaws of Rocky Mountain I.

          (b) Conversion of Shares. As part of the Rocky Mountain I Merger, each of the 5,198 shares of the Rocky Mountain I Common Stock issued and outstanding immediately prior to the Effective Time of the Rocky Mountain I Merger (other than Rocky Mountain I Dissenting Shares) shall be converted into 12.355 shares of the Common Stock of the Holding Company and all of the authorized but unissued shares of Rocky Mountain I, if any, shall be canceled and retired, all without the need for further act or deed. Each of the shares of the capital stock of Rocky Mountain I Acquisition issued and outstanding at the Effective Time of the Rocky Mountain I Merger shall be converted into one share of the Common Stock, par value $100.00, of Rocky Mountain I, all which shall be held of record by the Holding Company following the Rocky Mountain I Merger.

          (c) Rocky Mountain I Dissenting Shares. Notwithstanding the foregoing, each of the shareholders of Rocky Mountain I shall have the rights provided to them under Article 113 of the Colorado Business Corporation Act (the "CBCA") as in effect at the Effective Time of the Rocky Mountain I Merger ("Rocky Mountain I Dissenter's Rights") with respect to their shares of Rocky Mountain I Common Stock, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, none of the shares of Rocky Mountain I Common Stock issued and outstanding at the Effective Time of the Rocky Mountain I Merger that are held by any Rocky Mountain I shareholder who has the right, to the extent that such right is available by law, to exercise Rocky Mountain I Dissenter's Rights pursuant thereto shall be converted into shares of the Holding Company Common Stock pursuant to the Rocky Mountain I Merger, unless such shareholder shall have failed to perfect his or her Rocky Mountain I Dissenter's Rights or shall have withdrawn or lost the same in accordance with the terms of the CBCA. If, however, any Rocky Mountain I shareholder shall fail to perfect or shall withdraw or lose his or her Rocky Mountain I Dissenter's Rights with respect to his or her shares of Rocky Mountain I Common Stock, each of his or her shares shall be deemed to have been converted into shares of the Common Stock of the Holding Company as provided for herein effective as of the Effective Time of the Rocky Mountain I Merger.

          (d) Merger Filings. The Rocky Mountain I Merger shall be accomplished as follows: Rocky Mountain I and Rocky Mountain I Acquisition shall each cause Articles of Merger in form suitable for filing with the Colorado Secretary of State (the "Rocky Mountain I Articles of Merger") to be executed by its appropriate officers and filed with the Colorado Secretary of State on the Closing Date.

          (e) Effective Time of the Rocky Mountain I Merger. The Rocky Mountain I Merger shall become effective at the time that the Rocky Mountain I Articles of Merger shall become effective with the Colorado Secretary of State in accordance with the CBCA (the "Effective Time of the Rocky Mountain I Merger").

          (f) Surrender and Exchange of Common Stock of Rocky Mountain I. After the Effective Time of the Rocky Mountain I Merger, each holder of shares of Rocky Mountain I Common Stock outstanding as of the Effective Time of the Rocky Mountain I Merger shall surrender to the Exchange Agent (other than those holders who have perfected or could perfect Rocky Mountain I Dissenter's Rights) all outstanding certificates theretofore evidencing shares of the Common Stock of Rocky Mountain I, and shall receive in exchange therefor, upon delivery to the exchange agent together with satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company into which such shares of the Rocky Mountain I Common Stock have been converted pursuant to the Rocky Mountain I Merger, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares in the amount determined pursuant to Section 3.3. Until so surrendered or exchanged, each outstanding certificate evidencing shares of the Rocky Mountain I Common Stock shall be deemed for all purposes solely as evidencing the number of shares of the Common Stock of the Holding Company into which such shares shall have been converted pursuant to the Rocky Mountain I Merger; provided, however, that no dividends or other distributions, if any, declared by the Holding Company after the Effective Time of the Rocky Mountain I Merger in respect of any shares of the Common Stock of the Holding Company payable to holders of record after the Effective Time of the Rocky Mountain I Merger shall be paid to the holders of any unsurrendered certificates evidencing shares of Rocky Mountain I Common Stock until such certificates shall have been surrendered to the Exchange Agent. After the surrender and exchange of such certificates, the record holders thereof will be entitled to receive any such dividends or distributions, without interest thereon, to the extent that the same shall have become payable with respect to the number of shares of the Common Stock of the Holding Company for which such certificate was exchangeable. The Exchange Agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the Exchange Agent from any holder of shares of Rocky Mountain I Common Stock in the event that such holder shall allege that any certificate evidencing shares of the Rocky Mountain I Common Stock shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

     3.1.6 Merger of Rocky Mountain II Acquisition with and into Rocky Mountain II.

          (a) Rocky Mountain II Merger. Subject to the prior satisfaction of each of the conditions precedent set forth in Section 4.1 hereof, and of each of the conditions precedent set forth in Section 4.6, which have not been waived in writing by Rocky Mountain II, and of each of the conditions precedent set forth in Section 4.10, which have not been waived in writing by the Holding Company, on the Closing Date, immediately following the consummation of the transactions contemplated by Section 3.2 of this Agreement, Rocky Mountain II Acquisition shall be merged with and into Rocky Mountain II (the "Rocky Mountain II Merger"); whereupon, (i) the separate existence of Rocky Mountain II Acquisition shall cease; (ii) Rocky Mountain II shall continue in existence and shall thereafter possess all of the purposes and powers of Rocky Mountain II Acquisition; (iii) Rocky Mountain II shall succeed to all of the assets, rights, properties, licenses, franchises and privileges of Rocky Mountain II Acquisition (if any), which shall be transferred to, vested in and devolved upon Rocky Mountain II without further act or deed, subject to all of the debts and obligations of Rocky Mountain II Acquisition (if any); and (iv) Rocky Mountain II shall thereafter be liable and responsible for all of the liabilities, duties, indebtedness, obligations and responsibilities of Rocky Mountain II Acquisition (if any). The Articles of Incorporation and Bylaws of Rocky Mountain II in effect as of the Effective Time of the Rocky Mountain II Merger shall continue to be the Articles of Incorporation and Bylaws of Rocky Mountain II.

          (b) Conversion of Shares. As part of the Rocky Mountain II Merger, each of the 14,539 shares of the Rocky Mountain II Common Stock issued and outstanding immediately prior to the Effective Time of the Rocky Mountain II Merger (other than Rocky Mountain II Dissenting Shares) shall be converted into
12.356 of shares of the Holding Company Common Stock, and all of the authorized but unissued shares of Rocky Mountain II, if any, shall be canceled and retired, all without the need for further act or deed. Each of the shares of the capital stock of Rocky Mountain II Acquisition issued and outstanding at the Effective Time of the Rocky Mountain II Merger shall be converted into one share of the Common Stock, par value $1.00, of Rocky Mountain II, all which shall be held of record by the Holding Company following the Rocky Mountain II Merger.

          (c) Rocky Mountain II Dissenting Shares. Notwithstanding the foregoing, each of the shareholders of Rocky Mountain II shall have the rights provided to them under Article 113 of the CBCA as in effect at the Effective Time of the Rocky Mountain II Merger ("Rocky Mountain II Dissenter's Rights") with respect to their shares of Rocky Mountain II Common Stock, and, notwithstanding anything contained herein which may be inconsistent or to the contrary, none of the shares of Rocky Mountain II Common Stock issued and outstanding at the Effective Time of the Rocky Mountain II Merger that are held by any Rocky Mountain II shareholder who has the right, to the extent that such right is available by law, to exercise Rocky Mountain II Dissenter's Rights pursuant thereto shall be converted into shares of the Holding Company Common Stock pursuant to the Rocky Mountain II Merger, unless such shareholder shall have failed to perfect his or her Rocky Mountain II Dissenter's Rights or shall have withdrawn or lost the same in accordance with the terms of the CBCA. If, however, any Rocky Mountain II shareholder shall fail to perfect or shall withdraw or lose his or her Rocky Mountain II Dissenter's Rights with respect to his or her shares of Rocky Mountain II Common Stock, each of his or her shares shall be deemed to have been converted into shares of the Holding Company Common Stock as provided for herein effective as of the Effective Time of the Rocky Mountain II Merger.

          (d) Merger Filings. The Rocky Mountain II Merger shall be accomplished as follows: Rocky Mountain II and Rocky Mountain II Acquisition shall each cause Articles of Merger in form suitable for filing with the Colorado Secretary of State (the "Rocky Mountain II Articles of Merger") to be executed by its appropriate officers and filed with the Colorado Secretary of State on the Closing Date.

          (e) Effective Time of the Rocky Mountain II Merger. The Rocky Mountain II Merger shall become effective at the time that the Rocky Mountain II Articles of Merger become effective with the Colorado Secretary of State in accordance with the CBCA (the "Effective Time of the Rocky Mountain II Merger").

          (f) Surrender and Exchange of Common Stock of Rocky Mountain II. After the Effective Time of the Rocky Mountain II Merger, each holder of shares of Rocky Mountain II Common Stock outstanding as of the Effective Time of the Rocky Mountain II Merger shall surrender to the Exchange Agent (other than those holders who have perfected or could perfect Rocky Mountain II Dissenter's Rights) all outstanding certificates theretofore evidencing shares of the Common Stock of Rocky Mountain II, and shall receive in exchange therefor, upon delivery to the exchange agent together with satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company into which such shares of the Rocky Mountain II Common Stock have been converted pursuant to the Rocky Mountain II Merger, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares in an amount determined pursuant to Section 3.3. Until so surrendered or exchanged, each outstanding certificate evidencing shares of the Rocky Mountain II Common Stock shall be deemed for all purposes solely as evidencing the number of shares of the Common Stock of the Holding Company into which such shares shall have been converted pursuant to the Rocky Mountain II Merger; provided, however, that no dividends or other distributions, if any, declared by the Holding Company after the Effective Time of the Rocky Mountain II Merger in respect of any shares of the Common Stock of the Holding Company payable to holders of record after the Effective Time of the Rocky Mountain II Merger shall be paid to the holders of any unsurrendered certificates evidencing shares of Rocky Mountain II Common Stock until such certificates shall have been surrendered to the Exchange Agent. After the surrender and exchange of such certificates, the record holders thereof will be entitled to receive any such dividends or distributions, without interest thereon, to the extent that the same shall have become payable with respect to the number of shares of the Common Stock of the Holding Company for which such certificate was exchangeable. The exchange agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the exchange agent from any holder of shares of Rocky Mountain II Common Stock in the event that such holder shall allege that any certificate evidencing shares of the Rocky Mountain II Common Stock shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

SECTION 3.2 EXCHANGE OFFERS.

     3.2.1 Miracle Partners Exchange Offer.


          (a) As provided in Section 5.1, the Holding Company shall commence an offer, in accordance with the terms and conditions set forth in the Form S-4 Registration Statement and the form of Letter of Transmittal reasonably satisfactory to the Board of Directors of the Holding Company, to each of the holders of the issued and outstanding shares of the capital stock of Miracle Partners which offer shall provide that each of the 500 issued and outstanding shares capital stock of Miracle

Partners may be exchanged pursuant to such offer for 188.64 shares of the Common Stock of the Holding Company (the "Miracle Partners Exchange Offer").

          (b) Subject to the prior satisfaction of each of the conditions precedent to the obligations of the Holding Company set forth in Sections 4.1 and 4.10, which have not been waived in writing by the Holding Company, at the Closing, the Holding Company shall issue to each holder of shares of the capital stock of Miracle Partners who elects to exchange his or her shares for shares of the Common Stock of the Holding Company, against the receipt by the Exchange Agent of all outstanding certificates evidencing shares of the capital stock of Miracle Partners and other satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company for which such shares may be exchanged as provided herein, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each such holder, plus a cash payment in lieu of fractional shares in an amount determined pursuant to Section 3.3.

          (c) The terms of the Miracle Partners Exchange Offer shall provide that the tender by the holder of shares of the capital stock of Miracle Partners of his or her shares for exchange pursuant to such offer shall be irrevocable. The Exchange Agent shall be authorized to require an indemnification agreement or the posting of a bond or other financial accommodation satisfactory to the Exchange Agent from any holder of shares of the capital stock of Miracle Partners who tenders his or her shares for exchange in the event that such holder shall allege that any certificate evidencing shares of Miracle Partners shall have been lost, stolen or destroyed prior to surrender thereof to the Exchange Agent.

     3.2.2 Prema Properties Exchange Offer.


          (a) As provided in Section 5.1, the Holding Company shall commence an offer, in accordance with the terms and conditions set forth in the Form S-4 Registration Statement and in a form of Letter of Transmittal reasonably satisfactory to the Board of Directors of the Holding Company, to each of the Prema Properties members to exchange an aggregate of 1,488.89 shares of the Common Stock of the Holding Company for each 1% Percentage Interest in the profits of Prema Properties represented by such Membership Interest (the "Prema Properties Exchange Offer").


          (b) Subject to the prior satisfaction of each of the conditions precedent to the obligations of the Holding Company set forth in Sections 4.1 and 4.10, which have not been waived in writing by the Holding Company, at the Closing, the Holding Company shall issue to each Prema Properties Member who elects to exchange his or her Membership Interests for shares of the Common Stock of the Holding Company pursuant to the Prema Properties Exchange Offer, against the receipt by the Exchange Agent of an Assignment of Membership Interest in a form reasonably satisfactory to the Board of Directors of the Holding Company, duly executed with signatures guaranteed, and other satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company for which each such Membership Interest may be exchanged as provided herein, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each of the Prema Properties Members who elects to exchange his or her Membership Interests for shares of the Common Stock of the Holding Company pursuant to the Prema Properties Exchange Offer, plus cash payment in lieu of fractional shares in the amount determined pursuant to Section 3.3.

          (c) The Prema Properties Exchange Offer shall further provide that the tender by a Prema Properties Member of his or her Membership Interest for exchange in accordance with the Prema Properties Exchange Offer shall be irrevocable.

     3.2.3 Ralston Car Wash Exchange Offer.


          (a) As provided in Section 5.1, the Holding Company shall commence an offer, in accordance with the terms and conditions set forth in the Form S-4 Registration Statement and a form of Letter of Transmittal reasonably satisfactory to the Board of Directors of the Holding Company to each of the Ralston Car Wash Members to exchange 291.61 shares of the Common Stock of the Holding Company for each 1% Percentage Interest in the profits of Ralston Car Wash represented by such Membership Interest (the "Ralston Car Wash Exchange Offer").


          (b) Subject to the prior satisfaction of each of the conditions precedent to the obligations of the Holding Company set forth in Sections 4.1 and 410, which have not been waived in writing by the Holding Company, at the Closing, the Holding Company shall issue to each of the Ralston Car Wash Members who elects to exchange his or her Membership Interest for shares of the Common Stock of the Holding Company, against the receipt by the Exchange Agent of an Assignment of Membership Interest in a form reasonably satisfactory to the Board of Directors of the Holding Company, duly executed with signatures guaranteed, and other satisfactory and customary delivery requirements, certificates evidencing the greatest whole number of shares of the Common Stock of the Holding Company for which each such Membership Interest may be exchanged as provided herein, less the number of Indemnity Escrow Shares and Debt Level Escrow Shares attributable to each Ralston Car Wash Member who elects to exchange his or her Membership Interest for shares of the Common Stock of the Holding Company, plus a cash payment in lieu of fractional shares in the amount determined pursuant to Section 3.3.

          (c) The Ralston Car Wash Exchange Offer shall further provide that the tender by any Ralston Car Wash Member of his or her Membership Interest for exchange pursuant to the Ralston Car Wash Exchange Offer shall be irrevocable.

     3.2.4 KBG Car Wash Exchange Offer.


          (a) KBG has formed a limited liability company under and pursuant to the laws of the State of Colorado known as "KBG, LLC."



          (b) As provided in Section 5.1 the Holding Company shall commence an offer to KBG, in accordance with the terms and conditions set forth in the Form S-4 Registration Statement and a form of Letter of Transmittal reasonably satisfactory to the Board of Directors of the Holding Company, to exchange an aggregate of 12,411 shares of the Common Stock of the Holding Company for all of the Membership Interests in KBG, LLC, subject to the compliance by KBG with the terms of this Agreement (the "KBG Exchange Offer"). The terms of the KBG Exchange Offer shall, among other things, require KBG to contribute to KBG, LLC prior to the Closing Date, in exchange for all of the Membership Interests of KBG, LLC, all of the right, title and interest of KBG and Byrer in and to the Proprietary Car Wash Software System, together with any and all copyrights therein, patents of any portion thereof, pending applications for patents of any portion thereof, patent rights therein, and pending applications for registrations of copyrights therein, anywhere in the world, and all of its rights, title and interest in and to any and all licenses or privileges granted by KBG with respect thereto, free and clear of any and all liens, claims, charges, encumbrances, rights, licenses or privileges of any other party whatsoever, except those approved in writing by the Board of Directors of the Holding Company or its designee, pursuant to an Assignment of Intellectual Property Rights in form and content reasonably acceptable to the Board of Directors of the Holding Company.


          (c) Pursuant to the KBG Exchange Offer, and subject to the prior satisfaction of each of the conditions precedent to the obligations of the Holding Company set forth in Sections 4.1 and 4.10, which have not been waived in writing by the Holding Company, at the Closing, the Holding Company shall issue to KBG, against the receipt by the Exchange Agent of an Assignment of Membership Interests, duly executed with signatures guaranteed, covering all of the Membership Interests of KBG, LLC, and other satisfactory and customary delivery requirements, certificates evidencing the full number of shares of the Common Stock of the Holding Company for which each such Membership Interest may be exchanged as provided herein, less the number of Indemnity Escrow Shares attributable to KBG.

SECTION 3.3 FRACTIONAL SHARES.

     The Holding Company shall not issue any fractional shares pursuant to any of the Subsidiary Mergers or any of the Exchange Offers. Rather, in lieu of the issuance of fractional shares, the Holding Company shall issue to each holder of shares of or a Membership Interest in a Predecessor Company who otherwise would be entitled to receive fractional shares pursuant to consummation of any of the Subsidiary Mergers or any of the Exchange Offers cash in an amount equal to the product obtained by multiplying such fractional share interest by the price per share at which shares of the Common Stock shall be offered to the public pursuant to the IPO. No interest shall be paid by the Holding Company on any cash payment to be made by the Holding Company in lieu of fractional shares.

                                   ARTICLE IV

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 4.1 CONDITIONS TO THE OBLIGATIONS OF EACH OF THE PARTIES.

     The obligations of each of the parties to this Agreement to consummate the transactions contemplated by Article III to be consummated at the Closing and to perform the other obligations under this Agreement which are to be performed at and after the Closing are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this Section 4.1:

     4.1.1 Effective Registration Statements.

          (a) Form S-1 Registration Statement. A registration statement on Form S-1 covering the issuance, offer and sale to the public by the Holding Company of not more than 2,645,000 shares of the Common Stock of the Holding Company in the proposed IPO for the account of the Company, and, subject to the limitations provided for in Section 22.7 of this Agreement, such number of Combination Shares that the Selling Stockholders and Selling Members shall have elected in accordance with the terms of this Agreement to include therein, shall have been filed by the Holding Company with the Commission in accordance with the Securities Act and declared effective by the Commission, and be effective as of the Closing Date, and no stop order shall have been issued and be in effect as of the Closing Date with respect thereto.

          (b) Form S-4 Registration Statement; Joint Proxy Statement. A registration statement on Form S-4 covering the issuance by the Holding Company of the shares of the Common Stock of the Holding Company to be issued by the Holding Company pursuant to the transactions contemplated by Article III of this Agreement shall have been filed by the Holding Company with the Commission in accordance with the Securities Act and declared effective by the Commission, and be effective as of the Closing Date, and no stop order shall have been issued and be in effect as of the Closing Date with respect thereto.

     4.1.2 Underwriting Agreement. The Holding Company shall have entered into an underwriting agreement which shall provide for (i) the issuance and sale by the Holding Company to the several underwriters who are parties to the underwriting agreement, on a firm commitment basis, of all of the IPO Shares (and, subject to the limitations provided for in this Agreement, all of the Combination Shares that the Selling Stockholders and the Selling Members shall have elected to include therein in accordance with the terms of this Agreement), and (ii) the issuance and sale by the Holding Company of the IPO Shares (andsuch Combination Shares) at a gross price to the public (before the deduction of underwriting discounts) of at least $10 per share or such lower price as may be approved by the Finance Committee or the Board of Directors of the Holding Company pursuant to Section 18.3, and shall further provide that each of the IPO Shares and Combination Shares to be offered and sold to the public shall be deemed to be "stapled" and part of a common pool of shares, such that each investor in the IPO shall be deemed to have purchased from the underwriters a proportionate interest in the IPO Shares and the Combination Shares (the "Underwriting Agreement"). The Underwriting Agreement shall be in full force and effect as of the Closing Date, each of the conditions precedent to the obligations of the parties thereunder shall have been satisfied or waived in writing by the party entitled to the benefit thereof, and the underwriters shall be ready, willing and able to perform their obligations thereunder, subject only to the occurrence of the Closing hereunder.

     4.1.3 Compliance with the Terms of this Agreement. Each of the parties to this Agreement shall have performed or complied with in all material respects all of the covenants and agreements made by each of them, respectively, which are to be performed or complied with prior to the Closing Date or at the Closing pursuant to the terms of this Agreement unless the failure to have so performed or complied with such covenants and agreements in the aggregate has not had or is not reasonably likely to have a Material Adverse Effect on the Predecessor Companies taken as a whole.

     4.1.4 Representations and Warranties True. Each of the representations and warranties made by the parties to this Agreement pursuant to the terms of this Agreement shall have been true and correct as of the date hereof and be true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date, which representations and warranties need be true and correct only as of such certain date) unless the falsety or inaccuracy of such representations and warranties in the aggregate has not had or is not reasonably likely to have Material Adverse Effect on the Predecessor Companies taken as a whole.

     4.1.5 Consents and Approvals Obtained. Each of the parties shall have obtained, prior to the Closing, all consents, approvals, waivers, and authorizations from governmental authorities, courts, lenders and other third parties whose consent, approval, waiver or authorization is necessary or advisable in order to consummate the transactions contemplated hereby unless the failure to obtain such consents, approvals, waivers or authorizations in the aggregate is not reasonably likely to have a Material Adverse Effect on the Predecessor Companies taken as whole.

     4.1.6 No Injunctions or Restraining Orders. There shall be no injunction, restraining order or decree of any nature whatsoever that is in effect which restrains or prohibits the consummation of the transactions contemplated hereby.

     4.1.7 Agreements Not to Compete. Each natural person who as of the Closing Date is the holder of 10% or more of the common stock or membership interests of a Predecessor Company (other than any such Person who is subject to another agreement not to compete with the Holding Company) shall have entered into Agreements Not to Compete with the Holding Company substantially in the forms attached hereto collectively as Exhibit C and, subject to the occurrence of the Closing, each such Agreement Not to Compete shall be in full force and effect as of the Closing Date.

     4.1.8 Waivers of Indemnification Rights. Each of the officers and directors of the Corporate Predecessor Companies who also are Selling Stockholders and entitled to be indemnified under the terms of the applicable charter or bylaws of a Corporate Predecessor Company and each of the members of Prema Properties and of Ralston Car Wash who also are Selling

Members and entitled to be indemnified under an operating agreement of any Predecessor Company shall have executed and delivered in favor of the Holding Company and such Predecessor Company a written waiver of such rights to indemnification from such Predecessor Company to the extent that the Holding Company may be entitled to indemnification from each such Person pursuant to the terms of this Agreement.

     4.1.9 Closing Documentation. Each of the parties to this Agreement shall have received duplicate originals of all of the documents, instruments or certificates required by Article XV hereof to be executed and delivered by the parties to this Agreement at the Closing.

     4.1.10 Financial Statements. The Financial Statements of each of the Predecessor Companies for their respective fiscal years of 1994, 1995, 1996 and 1997 (and any other applicable periods that the Holding Company reasonably determines it must include in the registration statements that the Holding Company intends to file with the Commission in the manner contemplated by this Agreement) shall have been audited (except for unaudited financial statements that the Holding Company reasonably determines can be included in such registration statements) and shall comply in all material respects with GAAP and the accounting requirements of the Securities Act and the Commission, consistently applied. Each of the Predecessor Companies shall have provided to the Holding Company consents from Ernst & Young to the inclusion of their audit reports in all filings to be made by the Holding Company with the Commission, "comfort letters" and such other assurances from Ernst & Young and its other independent accountants that may be reasonably requested by the Holding Company or any underwriter involved in the public offering by the Holding Company of its common stock or other securities.

     4.1.11 Exercise of Dissenter's Rights. The aggregate amount of cash that will be required to be paid to the former stockholders of the Corporate Predecessor Companies who validly exercise and perfect "dissenter's rights" with respect to any applicable Subsidiary Merger under the laws of the jurisdiction in which any such Corporate Predecessor Company shall be incorporated (or who have voted against an applicable Subsidiary Merger and have taken the necessary steps to perfect "dissenter's rights" and are entitled to perfect "dissenter's rights" after the Closing by taking additional actions in accordance with applicable law), assuming that each such dissenting stockholder would be entitled to receive cash in exchange for each dissenting share of a Corporate Predecessor Company equal to the gross price to the public (before the deduction of underwriting discounts) of each of the IPO Shares multiplied by the exchange ratio provided in Article III for each dissenting share shall not exceed 10% of the amount of the net cash proceeds expected to be realized by the Holding Company pursuant to the IPO.

     4.1.12 Tender of Shares and Interests. The stockholders of Miracle Partners shall have tendered to the Holding Company for exchange in accordance with the terms of the Miracle Partners Exchange Offer all of the issued and outstanding shares of the capital stock of Miracle Partners; the members of Prema Properties (or other holders of interests in Prema Properties) shall have tendered to the Holding Company for exchange in accordance with the terms of the Prema Properties Exchange Offer all of their respective rights, title and interests in and to Membership Interests in Prema Properties representing at least 75% of all of the Percentage Interests in Prema Properties; the members of Ralston Car Wash (or other holders of interests in Ralston Car Wash) shall have tendered to the Holding Company for exchange in accordance with the terms of the Ralston Car Wash Exchange Offer all of their respective rights, title and interests in and to Membership Interests in Ralston Car Wash representing at least 95% of all of the Percentage Interests in Ralston Car Wash; and KBG shall have tendered to the Holding Company for exchange in accordance with the terms of the KBG Exchange Offer all of its right, title and interest in and to all of the Membership Interests in KBG, LLC.

     4.1.13 Resignations of Officers and Directors of Predecessor Companies. Each of the officers and directors of each of the Corporate Predecessor Companies shall have resigned from their respective offices and directorships, effective as of the Closing; the General Manager of Prema Properties shall have resigned as General Manager, effective as of the Closing; and the Manager of Ralston Car Wash shall have resigned as Manager, effective as of the Closing.

     4.1.14 Environmental Due Diligence. With respect to each of the properties of the Predecessor Companies, (i) the Holding Company shall have been satisfied with the environmental condition of such property, (ii) each Predecessor Company owning any property the environmental condition of which the Holding Company finds unsatisfactory shall have remediated such unsatisfactory environmental condition (or adequately provided for such remediation) to the satisfaction of the Holding Company or (iii) each Predecessor Company owning any property the environmental condition of which the Holding Company finds unsatisfactory and the other parties hereto shall have agreed to an appropriate reduction in the number of Combination Shares to be issued by the Holding Company to the Selling Stockholders or Selling Members of such Predecessor Company as contemplated in
Section 5.20.

SECTION 4.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF WE JAC.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of WE JAC to consummate the transactions contemplated by Article III to be consummated by WE JAC at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing by WE JAC are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this Section 4.2:

     4.2.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to WE JAC and its shareholders, in substantially the form attached hereto as Exhibit D.

     4.2.2 Fairness Opinion. The Board of Directors of WE JAC shall have received the written opinion of Ferris, Baker Watts, Incorporated, dated as of the date that the Form S-4 Registration Statement is declared effective by the Commission, that the terms of the WE JAC Merger and of this Agreement, as ultimately negotiated by the parties, is fair, from a financial point of view, to the shareholders of WE JAC.

     4.2.3 Shareholder Approval. The shareholders of WE JAC shall have approved and authorized the WE JAC Merger in the manner and by the vote required by its Certificate of Incorporation and Bylaws and the applicable provisions of the DCL.

SECTION 4.3 CONDITIONS TO THE OBLIGATIONS OF LUBE VENTURES.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of Lube Ventures to consummate the transactions contemplated by
Article III to be consummated by Lube Ventures at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing by Lube Ventures are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this Section 4.3:

     4.3.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to Lube Ventures and its shareholders, in substantially the form attached hereto as Exhibit D.

     4.3.2 Shareholder Approval. The shareholders of Lube Ventures shall have approved and authorized the transactions contemplated by this Agreement in the manner and by the vote required by its Certificate of Incorporation and Bylaws and the applicable provisions of the DCL.

SECTION 4.4 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF MIRACLE INDUSTRIES.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of Miracle Industries to consummate the transactions contemplated by
Article III to be consummated by Miracle Industries at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing by Miracle Industries are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this
Section 4.4:

     4.4.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to Miracle Industries and its shareholders, in substantially the form attached as Exhibit D.

     4.4.2 Shareholder Approval. The shareholders of Miracle Industries shall have approved and authorized the transactions contemplated by this Agreement in the manner and by the vote required by its Certificate of Incorporation and Bylaws and the applicable provisions of the DCL.

SECTION 4.5 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ROCKY MOUNTAIN I.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of Rocky Mountain I to consummate the transactions contemplated by
Article III to be consummated by Rocky Mountain I at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing by Rocky Mountain I are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this
Section 4.5:

     4.5.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to Rocky Mountain I and its shareholders, in substantially the form attached as Exhibit D.

     4.5.2 Fairness Opinion. The Board of Directors of Rocky Mountain I shall have received the written opinion of Quist Financial, Inc., dated as of the date that the S-4 Registration Statement is declared effective by the Commission, that the terms of the Rocky Mountain I and of this Agreement, as ultimately negotiated by the parties, is fair, from a financial point of view, to the shareholders of Rocky Mountain I.

     4.5.3 Shareholder Approval. The shareholders of Rocky Mountain I shall have approved and authorized the transactions contemplated by this Agreement in the manner and the vote required by its Articles of Incorporation and Bylaws and the applicable provisions of the CBCA.

SECTION 4.6 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ROCKY MOUNTAIN II.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of Rocky Mountain II to consummate the transactions contemplated by
Article III to be consummated by Rocky Mountain II at the Closing and to perform its other obligations under this Agreement which are to be performed at and after the Closing by Rocky Mountain II are subject to the satisfaction at or prior to the Closing of each of the conditions precedent set forth in this
Section 4.6:

     4.6.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to Rocky Mountain II and its shareholders, in substantially the form attached as Exhibit D.

     4.6.2 Fairness Opinion. The Board of Directors of Rocky Mountain II shall have received the written opinion of Quist Financial, Inc., dated as of the date that the Form S-4 is declared effective by the Commission, that the terms of the Rocky Mountain I and of this Agreement, as ultimately negotiated by the parties, is fair, from a financial point of view, to the shareholders of Rocky Mountain II.

     4.6.3 Shareholder Approval. The shareholders of Rocky Mountain II shall have approved and authorized the transactions contemplated by this Agreement in the manner and the vote required by its Articles of Incorporation and Bylaws and the applicable provisions of the CBCA.

SECTION 4.7 ADDITIONAL CONDITION TO THE OBLIGATIONS OF THE MIRACLE PARTNERS STOCKHOLDERS.

     Notwithstanding the fact that all tenders made by the holders of capital stock of Miracle Partners in acceptance of the Miracle Partners Exchange Offer will be irrevocable, subject to the terms of the Miracle Partners Exchange Offer, the obligation of the holders of shares of the capital stock of Miracle Partners to consummate the exchange of their shares at the Closing, and to perform their other obligations under this Agreement which are to be performed at and after the Closing, also are subject to the satisfaction at or prior to the Closing of the following condition precedent:

     4.7.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to Miracle Partners and its shareholders, in substantially the form attached as Exhibit D.

SECTION 4.8 ADDITIONAL CONDITION TO THE OBLIGATIONS OF THE RALSTON CAR WASH MEMBERS.

     Notwithstanding the fact that all tenders of Membership Interests in Ralston Car Wash made by the Ralston Car Wash Members in acceptance of the Ralston Car Wash Exchange Offer will be irrevocable, subject to the terms of the Ralston Car Wash Exchange Offer, the obligation of the Ralston Car Wash Members to consummate the exchange of their Membership Interests in Ralston Car Wash at the Closing, and to perform their other obligations under this Agreement which are to be performed at and after the Closing, also are subject to the satisfaction at or prior to the Closing of the each of the following conditions precedent set forth in this Section 4.8:

     4.8.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to the Ralston Car Wash Members, in substantially the form attached as Exhibit D.

SECTION 4.9 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE PREMA PROPERTIES MEMBERS.

     Notwithstanding the fact that all tenders of Membership Interests in Prema Properties made by the Prema Properties Members in acceptance of the Prema Properties Exchange Offer will be irrevocable, subject to the terms of the Prema Properties Exchange Offer, the obligation of the Prema Properties Members to consummate the exchange of their Membership Interests in Prema Properties at the Closing, and to perform their other obligations under this Agreement which are to be performed at and after the Closing, also are subject to the satisfaction at or prior to the Closing of the following condition precedent:

     4.9.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to the Prema Properties Members, in substantially the form attached as Exhibit D.

SECTION 4.10 ADDITIONAL CONDITION TO THE OBLIGATIONS OF THE HOLDING COMPANY.

     In addition to the conditions precedent set forth in Section 4.1 above, the obligations of the Holding Company to consummate the transactions contemplated by Article III to be consummated by the Holding Company at the Closing and to cause the Merger Subsidiaries to consummate the Subsidiary Mergers in accordance with the terms of Article III, and to perform its other obligations under this Agreement which are to be performed at and after the Closing by the Holding Company are subject to the satisfaction at or prior to the Closing of each of the condition precedent set forth in this Section 4.10:

     4.10.1 No Material Adverse Effects. None of the Predecessor Companies shall have suffered any casualty and no event shall have occurred which has had a Material Adverse Effect on such Predecessor Company or which would be reasonably likely to have a Material Adverse Effect on such Predecessor Company following the Closing.

SECTION 4.11 ADDITIONAL CONDITION TO THE OBLIGATIONS OF KGB.


     Notwithstanding the fact that all tenders of Membership Interests in KBG, LLC made by KBG in acceptance of the KBG Exchange Offer will be irrevocable, subject to the terms of the KBG Exchange Offer, the obligation of KBG to consummate the exchange of Membership Interests in KBG, LLC at the Closing, and to perform other obligations under this Agreement which are to be performed at and after the Closing, also are subject to the satisfaction at or prior to the Closing of the following condition precedent:



     4.11.1 Tax Opinion. Ernst & Young shall have rendered a written opinion to KBG, in substantially the form attached as Exhibit D.


                                   ARTICLE V

            COVENANTS AND AGREEMENTS RELATING TO PRE-CLOSING PERIOD

SECTION 5.1

     Special Shareholder Meetings/Exchange Officers. The parties shall cooperate and use their reasonable best efforts to cause the Form S-4 Registration Statement to be filed with, and declared effective by, the Securities and Exchange Commission as soon as practicable. Each of WE JAC, Lube Ventures, Miracle Industries, Rocky Mountain I and Rocky Mountain II shall call, provide notice of, and convene a special meeting of its shareholders for the purpose of considering and voting upon the approval of the transactions contemplated by, and the adoption of the terms of, this Agreement (or solicit the appropriate written consent of their shareholders). Such special meetings and consent solicitations shall be conducted in accordance with the respective charters, bylaws and the applicable corporation laws of the jurisdiction in which each such party is incorporated. Each of Miracle Partners, Prema Properties, Ralston Car Wash and KBG shall commence the Exchange Offers contemplated by this Agreement in accordance with the terms of Section 3.2 hereof. The parties shall cooperate in order to cause their respective special meetings and consent solicitations and their respective Exchange Offers to be commenced as soon as practicable and as soon as such meetings and Exchange Offers may be lawfully called, conducted and commenced, taking into account the parties' responsibilities under applicable securities laws, including the responsibility to deliver the Joint Proxy Statement/Prospectus forming a part of the Form S-4 Registration Statement to each of the parties' respective stockholders or members. The Boards of Directors of each of the Corporate Predecessor Companies and the Managing Member of each of the LLC Predecessor Companies each acknowledge and agree that such Proxy Statement-Prospectus shall state that each such Board or Managing Member approves of and supports such transactions and the terms of this Agreement and recommends that its respective stockholders vote in favor of the same or tender their membership interests, as the case may be. Furthermore, in the event that a special meeting of stockholders or shareholders of any such corporation shall be held as provided for herein, at such special meeting, the Boards of Directors of each of the Corporate Predecessor Companies actively shall encourage its respective stockholders or shareholder to vote in favor of the transactions contemplated hereby and in favor of the terms of this Agreement.

SECTION 5.2 CORPORATE STATUS.

     From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, each of the corporate parties to this Agreement shall take all actions, corporate or otherwise, reasonably necessary or appropriate to maintain its respective status as a corporation validly existing and in good standing under the laws of its the state of its incorporation and to maintain its qualifications as a foreign corporation in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification. In addition, from and after the date hereof through and including the Closing or the earlier termination of this Agreement, Miracle Industries and Lube Ventures shall each take all actions, corporate or otherwise, as may be reasonably necessary to maintain its respective election under the Code to be subject to federal income taxation as a "small business corporation" under Subchapter S of the Code.

SECTION 5.3 STATUS OF LIMITED LIABILITY COMPANIES.

     5.3.1 Prema Properties. From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Prema Properties shall take all actions reasonably necessary or appropriate to maintain the status of Prema Properties as a limited liability company validly existing and in good standing under the laws of the state of its organization and to maintain its qualifications as a foreign limited liability company in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification. In addition, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Prema Properties shall take all actions reasonably necessary or appropriate to maintain the status of Prema Properties as a "partnership" for federal income tax purposes.

     5.3.2 Ralston Car Wash. From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Ralston Car Wash shall take all actions reasonably necessary or appropriate to maintain the status of Ralston Car Wash as a limited liability company validly existing and in good standing under the laws of the state of its organization and to maintain its qualifications as a foreign limited liability company in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification. In addition, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Ralston Car Wash shall take all actions reasonably necessary or appropriate to maintain the status of Ralston Car Wash as a "partnership" for federal income tax purposes.

     5.3.3 Hydro-Spray and Indy Ventures. From and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Miracle Industries shall take all actions reasonably necessary or appropriate to maintain the status of each of Hydro-Spray and Indy Ventures as limited liability companies validly existing and in good standing under the laws of the state of their respective organization and to maintain their respective qualifications as foreign limited liability companies in good standing under the laws of each jurisdiction in which the conduct of their respective businesses or the ownership or operation of their respective assets and properties requires such qualification. In addition, from and after the date hereof through and including the Closing Date or the earlier termination of this Agreement, Miracle Industries shall take all actions reasonably necessary or appropriate to maintain the status of each of Hydro-Spray and Indy Ventures as a "partnership" for federal income tax purposes.

SECTION 5.4 ACCESS TO INFORMATION.

     Except as prohibited or limited by law or regulation, each of the parties to this Agreement shall, from and after the date of this Agreement and until the Closing Date or the earlier termination of this Agreement, provide to each of the other parties, and their respective employees, counsel, accountants and other representatives, so long as each remains a party to this Agreement, full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of such party and its business, and will provide copies of such information concerning such party and its business as any other party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

SECTION 5.5 CONDUCT OF BUSINESSES OF PREDECESSOR COMPANIES PENDING CLOSING.

     From and after the date hereof through the Closing Date or the earlier termination of this Agreement, except with the prior written consent of a majority of the Operating Committee each of the Predecessor Companies shall conduct their respective businesses in the ordinary course in a manner consistent with its past practices (it being understood and agreed that (i) the Constituent Companies of the WE JAC Group shall have the right hereafter to enter into strategic alliances, joint ventures and other arrangements even though not consistent with its past practices if the Board of Directors of WE JAC determines in good faith that to do so would be in the best interests of the WE JAC Group and would not materially adversely affect the transactions contemplated hereby. In addition, without limiting the generality of the foregoing, each of the Predecessor Companies covenants and agreement that, from and after the date hereof through and including the Closing, it shall abide by and comply with the following:

          (a) No Changes in Accounting Methods. None of the Predecessor Companies shall adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP or in order to conform such methods or practices to GAAP;

          (b) No Amendments to Corporate or Similar Documents. None of the Predecessor Companies shall, in the case of corporations, amend its charter or by-laws, or, in the case of limited liability companies, amend its articles of organization or operating agreement, and Miracle Industries shall not agree to any amendment of the Articles of Organization or Operating Agreements of Hydra-Spray or Indy Ventures;

          (c) No New Employees or Employee Benefits. Except as may be required in accordance with contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, none of the Predecessor Companies shall employ any additional employees otherwise than as may be necessary in the ordinary course of business, pay to any current or former Employee any benefit that is not required by any Employee Benefit Plan or Benefit Arrangement or adopt, amend, or increase any benefits payable under, any Employee Benefit Plan or Benefits Arrangement, trust, agreement or other arrangement covering any existing or former Employee (or beneficiary or dependent);

          (d) No Mergers, Etc. None of the Predecessor Companies shall merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, or make any investments in any other business entity or interest therein or enter into any joint venture or similar arrangement with any other person, party or business entity except as may be contemplated specifically by the terms of this Agreement without the prior written consent of a majority or more of the Operating Committee (it being understood and agreed that the purchase by Precision Tune from time to time of area subfranchise rights or area development rights from its area subfranchisors or master licensees shall not be deemed to be a violation of the foregoing covenant);

          (e) No Issuance or Redemption of Securities. Except as may be required in accordance with obligations under options, warrants, or other contractually enforceable obligations to sell or issue stock or equity interests or securities convertible into or exchangeable for stock or equity interests, none of the Predecessor Companies shall authorize for issuance, issue or sell any additional shares of its capital stock or any additional equity interests or any securities or obligations convertible into or exchangeable for shares of its capital stock or equity interests or issue or grant any option, warrant or other right to purchase any shares of its capital stock or equity interests or redeem, purchase or otherwise acquire, or propose or commit to, redeem, purchase or otherwise acquire, any shares of its capital stock or other equity interests or securities or any securities or obligations convertible into or exchangeable for shares of its capital stock or equity interests;


          (f) No New Debt or Debt Restructuring. Except (i) in the ordinary course of business, (ii) to pay Transaction Expenses or pay a Professional Expense Dividend or pay Professional Expense Dividends, (iii) with the prior approval of the Operating Committee or (iv) in connection with transactions otherwise permitted by this Section 5.5, none of the Predecessor Companies shall incur or agree to incur any Debt or restructure any existing Debt, nor shall any of the Predecessor Companies make any loans, advances or capital contributions to, or investments in, any Person without the prior written consent of a majority or more of the Operating Committee.


          (g) Payments; Amortization of Debt. From and after the date hereof, each of the Predecessor Companies shall pay its current liabilities as they become due and amortize its Debt in the ordinary course of business in accordance with the contractual agreements evidencing such Debt, and, except in accordance with contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, none of the Predecessor Companies shall make, or agree to make, except in the ordinary course of business, consistent with past practices, any payments to any Person on account of Debt or otherwise without the prior written consent of a majority or more of the Operating Committee or as may be otherwise permitted by this Agreement (it being understood and agreed that the purchase by Precision Tune from time to time of area subfranchise rights or area development rights from its area subfranchisors or master licensees shall not be deemed to be a violation of the foregoing covenant);

          (h) No New Bids or Proposals. Except as may be approved in advance by the Board of Directors of the Holding Company, none of the Predecessor Companies shall make or submit any bid, proposal or commitment to provide services or to purchase or distribute any products (in response to a request for proposal or otherwise) otherwise than in the ordinary course of business consistent with its past practices;

          (i) No Dividends or Distributions. Except as provided for in Section 2.3, 5.17 and 5.18 of this Agreement, none of the Predecessor Companies shall declare or distribute or pay any dividend or make any other distribution of cash or any other asset to any stockholder, shareholder or member;

          (j) No Sales of Assets Except in Ordinary Course. Except as provided in Schedule 5.5(j), none of the Predecessor Companies shall sell or agree to sell any assets, rights or properties otherwise than in the ordinary course of business, or create, or suffer to exist, any Encumbrance on any of its assets, rights and properties other than Encumbrances existing as of the date of this Agreement;

          (k) No New Material Contracts Except in Ordinary Course. Except in the ordinary course of business, none of the Predecessor Companies shall make any capital expenditures exceeding $10,000 individually or enter into or become a party to any arrangement or contract of a type that would require the expenditure of more than $50,000 in any 12 month period or which would otherwise be required to be disclosed by such party in its Disclosure Letter without the prior written consent of a majority or more of the Operating Committee; and

          (l) No Changes to Compensation Arrangements. Except as required by law or contractual obligations existing on the date hereof that are contained in written agreements in effect on the date hereof which have been disclosed in the Disclosure Letter submitted by such party to the other parties pursuant to this Agreement, none of the Predecessor Companies shall (i) increase in any manner the compensation (other than increases in the ordinary course of business and consistent with past practice) of, or enter into any new bonus or incentive agreement or arrangement with, any of its Employees, officers or directors, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any Employee, officer, or director, (iii) enter into any new employment, severance, consulting or other compensation agreement with any existing Employee, officer, or director; (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof.

SECTION 5.6 COVENANTS BINDING ONLY UPON KBG.

     From and after the date hereof through and including the Closing, KBG hereby covenants and agrees that it shall not sell, license, transfer, assign, pledge or otherwise create any Encumbrance upon the Proprietary Car Wash Computer Software except as contemplated by Section 3.2.4 of this Agreement.

SECTION 5.7 CONSENTS.

     From and after the date hereof, each of the Predecessor Companies shall use their reasonable best efforts to (i) obtain all consents, waivers and authorizations and make all filings with and give all notices that may be necessary or reasonably required to consummate the transactions contemplated hereby, and (ii) cause each of the conditions precedent to the obligations of each of the other parties to this Agreement to be satisfied.

SECTION 5.8 PUBLIC STATEMENTS.

     From and after the date hereof until the earlier of the Closing or the termination of this Agreement, none of the Predecessor Companies shall disclose to any Person other than its shareholders or members the terms of this Agreement, or release any information concerning any of the transactions contemplated hereby, that is intended for or is reasonably likely to result in public dissemination thereof without the prior written consent of a majority or more of the Operating Committee.

SECTION 5.9 UPDATE OF DISCLOSURE.

     From and after the date hereof through and including the earlier of the Closing or the termination of this Agreement, each of the Predecessor Companies shall promptly notify the other parties hereto of the occurrence of any material facts or circumstances that would have required disclosure pursuant to the representations and warranties made by such parties pursuant to the terms of this Agreement if such facts or circumstances had been known to them prior to the execution of this Agreement and of any other matters that would cause any representation or warranty to be untrue, incorrect or misleading.

SECTION 5.10 EMPLOYEE BENEFIT CONTRIBUTIONS.

     On or prior to the Closing Date, each of the Predecessor Companies shall make, and shall cause each of its Affiliates to make, all contributions, and shall pay all premiums, or shall cause each of its ERISA Affiliates to pay all premiums, with respect to liabilities arising under any Benefit Arrangement or Employee Benefit Plan provided to its current or former Employees, with respect to liabilities or obligations which have accrued on or prior to the Closing Date or which will accrue following the Closing Date in respect of periods prior to and through the Closing Date.

SECTION 5.11 LOCK-UP; NO SHOPPING, SOLICITATIONS OR COMPETING NEGOTIATIONS.

     Each of the parties to this Agreement hereby agrees that, from and after the date hereof through and including the Closing or the earlier termination of this Agreement, none of them shall encourage, solicit, entertain or hold any negotiations or other discussions with any other Person relating to the possible acquisition of all or any part of their respective businesses, whether pursuant to a sale of assets, merger, consolidation, share exchange, tender offer or otherwise.

SECTION 5.12 AUDITS.

     Promptly upon the execution of this Agreement, if and to the extent they have not already done so, each of the Predecessor Companies shall assist Ernst and Young, LLP with audits of their respective financial statements at such dates and for such periods as the Holding Company reasonably determines it must include in the registration statements the Holding Company files with the Commission in the manner contemplated by this Agreement), and shall make their respective books and records, financial statements, employees, officers and facilities open to such auditors at reasonable hours upon reasonable advance notice and to otherwise cooperate, and cause their respective certified public accountants and other outside auditors to cooperate, with such auditors in conducting such audits. Each of the Predecessor Companies also shall provide the Holding Company with any unaudited financial statements for any periods the Holding Company reasonably determines it must include in the registration statements the Holding Company files with the Commission in the manner contemplated by this Agreement. Each of the Predecessor Companies shall also promptly provide to the Holding Company consents from Ernst & Young LLP to the inclusion of their audit reports in filings with the Commission, "comfort letters" and such other assurances from Ernst & Young LLP and other independent accountants of such Predecessor Company that may reasonably be requested by the Holding Company or any underwriter involved in the public offering of the Holding Company's securities. All of the financial statements provided to the Holding Company pursuant to this Section 5.12 shall be prepared in accordance with GAAP (and Regulation S-X of the Commission) consistently applied.

SECTION 5.13 ACQUISITION BY MIRACLE INDUSTRIES OF MINORITY INTERESTS IN HYDRO-SPRAY.

     Promptly following the execution and delivery of this Agreement by each of the parties hereto, Miracle Industries shall form a subsidiary corporation under the laws of the State of Ohio solely for the purpose of acquiring the minority membership interests in Hydro-Spray which are held currently by Donald Havens and Dale Hughson, respectively, and shall cause such subsidiary corporation to acquire such minority membership interests on or prior to the Closing Date (but prior to the Closing) for an aggregate purchase price, including debts and obligations, if any, assumed by Miracle Industries or such subsidiary corporation in such transaction of not more than $300,000. In lieu of payment of cash to such Hydro-Spray members for their membership interests in Hydro-Spray, Miracle Industries may acquire such membership interests in consideration of the issuance to such members of shares of common stock of Miracle Industries in which case the exchange ratio set forth in Section 3.1.4(b) shall be reduced so that the aggregate number of Combination Shares to be issued to shareholders of Miracle Industries remains at $749,250. The acquisition agreement relating to the acquisition of such minority interests shall be in a form approved by the Holding Company, and, at a minimum, shall contain representations and warranties and indemnities from the sellers of such interests which are customary for transactions of this sort and shall impose covenants upon the sellers of such interests which will obligate them not to compete with Miracle Industries or any of its presently existing or hereafter created Affiliates (including the parties to this Agreement) in the business of manufacturing and selling car wash equipment.

SECTION 5.14 OPTION TO PURCHASE PROPERTY BY PREMA PROPERTY MEMBERS.


     At the Closing Prema Properties shall execute and deliver to a partnership to be comprised of the members of Prema Properties an Option Agreement pursuant to which such partnership shall have the option to purchase the properties described in Schedule 5.14 from Prema Properties on the following terms: (i) the option shall be exercisable during the one year period commencing on the second anniversary of the Closing Date; (ii) the option purchase price of each such property shall be the fair market value of such property on the date of exercise of the option which price shall be paid to Prema Properties in cash at the closing of the transfer of such property; (iii) the closing on the sale of each such property shall occur within 90 days of the later of the exercise of the option or the determination of the purchase price therefor; (iv) all appraisal, deed preparation, recording costs and transfer and documentary or similar taxes shall be equally borne by the parties; (iv) all real estate taxes shall be apportioned as of the date of the closing on the transfer of such property; and
(vii) all other terms of the transfer of such property shall be the customary terms of transfer of commercial properties in the locale of such property. In addition, the Option Agreement shall provide that upon the transfer of any such property pursuant to the Option Agreement, Prema Properties or any assignee that is an Affiliate of the Holding Company shall lease such property pursuant to a Lease Agreement that contains the following terms: (i) the annual rent throughout the initial and all renewal terms (including rent escalation factors) shall be the fair rental value of the property; (ii) annual rent shall be paid in monthly installments in advance; (iii) the annual rent shall be triple net to the landlord; (iv) the Lease Agreement shall be for an initial term of ten years and the tenant shall have options to renew for two successive renewal terms of ten years each; and (v) all other terms of the lease of such property shall be the customary terms of lease of commercial properties in the locale of such property.

SECTION 5.15 OPTION TO PURCHASE PROPERTY BY LUBE VENTURES STOCKHOLDERS.


     At the Closing Lube Ventures shall execute and deliver to a partnership to be comprised of the stockholders of Lube Ventures an Option Agreement pursuant to which such partnership shall have the option to purchase the properties described in Schedule 5.15 from Lube Ventures on the following terms: (i) the option shall be exercisable during the one year period commencing on the second anniversary of the Closing Date; (ii) the option purchase price of each such property shall be the fair market value of such property on the date of exercise of the option which price shall be paid to Lube Ventures in cash at the closing of the transfer of such property; (iii) the closing on the sale of each such property shall occur within 90 days of the later of the exercise of the option or the determination of the purchase price therefor; (iv) all appraisal, deed preparation, recording costs and transfer and documentary or similar taxes shall be equally borne by the parties; (v) all real estate taxes shall be apportioned as of the date of the closing on the transfer of such property; and (vi) all other terms of the transfer of such property shall be the customary terms of transfer of commercial properties in the locale of such property. In addition, the Option Agreement shall provide that upon the transfer of any such property pursuant to the Option Agreement, Lube Ventures or any assignee that is an Affiliate of the Holding Company shall lease such property pursuant to a Lease Agreement that contains the following terms: (i) the annual rent throughout the initial and all renewal terms (including rent escalation factors) shall be the fair rental value of the property; (ii) annual rent shall be paid in monthly installments in advance; (iii) the annual rent shall be triple net to the landlord; (iv) the Lease Agreement shall be for an initial term of ten years and the tenant shall have options to renew for two successive renewal terms of ten years each; and (v) all other terms of the lease of such property shall be the customary terms of lease of commercial properties in the locale of such property.


SECTION 5.16 OPTION TO PURCHASE PROPERTY BY MIRACLE PARTNERS STOCKHOLDERS.


     At the Closing Miracle Partners shall execute and deliver to a partnership to be comprised of the stockholders of Miracle Partners an Option Agreement pursuant to which such partnership shall have the option to purchase the properties described in Schedule 5.16 from Miracle Partners on the following terms: (i) the option shall be exercisable during the one year period commencing on the second anniversary of the Closing Date; (ii) the option purchase price of each such property shall be the fair market value of such property on the date of exercise of the option which price shall be paid to Miracle Partners in cash at the closing of the transfer of such property; (iii) the closing on the sale of each such property shall occur within 90 days of the later of the exercise of the option or the determination of the purchase price therefor; (iv) all appraisal, deed preparation, recording costs and transfer and documentary or similar taxes shall be equally borne by the parties; (iv) all real estate taxes shall be apportioned as of the date of the closing on the transfer of such property; and (vii) all other terms of the transfer of such property shall be the customary terms of transfer of commercial properties in the locale of such property. In addition, the Option Agreement shall provide that upon the transfer of any such property pursuant to the Option Agreement, Miracle Partners or any assignee that is an Affiliate of the Holding Company shall lease such property pursuant to a Lease Agreement that contains the following terms: (i) the annual rent throughout the initial and all renewal terms (including rent escalation factors) shall be the fair rental value of the property; (ii) annual rent shall be paid in monthly installments in advance; (iii) the annual rent shall be triple net to the landlord; (iv) the Lease Agreement shall be for an initial term of ten years and the tenant shall have options to renew for two successive renewal terms of ten years each; and (v) all other terms of the lease of such property shall be the customary terms of lease of commercial properties in the locale of such property.


SECTION 5.17 DISTRIBUTIONS OF UNRELATED ASSETS.

     5.17.1 Distribution by Rocky Mountain I. Each of the parties hereto acknowledges and agrees that, prior to the Closing, Rocky Mountain I shall have the right to distribute to the holders of its capital stock cash received by Rocky Mountain I pursuant to the repayment of the principal amount (discounted due to early repayment) of the Promissory Note payable to the order of Rocky Mountain I in the original principal amount of $195,000 that it received in connection with the sale of its car wash located at 10685 East Mississippi Avenue, Aurora, Colorado in July 1995.

     5.17.2 Distribution by Miracle Partners. Each of the parties hereto acknowledges and agrees that, prior to the Closing, Miracle Partners shall have the right to distribute to the holders of its capital stock the real property owned by it and known as Lot 362, Hamilton Road, Columbus, Ohio.

     5.17.3 Distribution by Lube Ventures. Each of the parties hereto acknowledges and agrees that, prior to the Closing, Lube Ventures shall have the right to distribute to the holders of its capital stock the approximately 5 acres of real property owned by it and known as 1237 West Fourth Street, Mansfield, Ohio that is not used by Lube Ventures.

     5.17.4 Distribution by Miracle Industries. Each of the parties hereto acknowledges and agrees that, prior to the Closing, Miracle Industries shall have the right to distribute to the holders of its capital stock the following parcels of real property owned by it: two houses and a vacant lot in Crestline, Ohio, a vacant lot in Delaware, Ohio and the Cleveland Avenue, Columbus, Ohio car wash.

     5.17.5 Distribution by Prema Properties. Each of the parties hereto acknowledges and agrees that, prior to the Closing, Prema Properties shall have the right to distribute to the holders of its Membership Interests the following parcels of real property owned by it: the car wash located on Main Street in Finley, Ohio and the shopping center and vacant land adjacent to the car wash in Bellville, Ohio.

     5.17.6 Conditions to Distributions. The parties agree that each distribution permitted by this Section 5.17 shall be without cost to the Predecessor Company (or Affiliate of the Predecessor Company) making such distribution. In addition, with respect to the distributions of real property contemplated by Section 5.17.2, 5.17.3, 5.17.4 and 5.17.5, each such distribution shall be made subject to any Debt that is collateralized by such real property and the distributing Predecessor Company (or Affiliate of a Predecessor Company) shall be released from any liability (whether absolute or contingent) with respect to such Debt unless such Debt is included in Schedule 19.1.

SECTION 5.18 CASH DISTRIBUTIONS BY SUBCHAPTER S CORPORATIONS AND LIMITED LIABILITY COMPANIES.

     Notwithstanding the provisions of Section 5.5, Miracle Industries, Lube Ventures, Miracle Partners, Rocky Mountain I, Rocky Mountain II, Ralston Car Wash and Prema Properties shall each be permitted to distribute on or before the Closing Date to each of their respective stockholders and members cash in an amount reasonably estimated to equal to the highest combined federal, state and local income tax obligations of any their respective stockholders or members which have or will arise solely by reason of being a stockholder or member thereof during the tax period which will end on the Closing Date (it being understood and agreed that calculation of such distribution shall not take into account the tax effect, if any, of any the transactions contemplated by Sections 5.14, 5.15, 5.16 or 5.17 of this Agreement).

SECTION 5.19 NEGOTIATIONS WITH RESPECT TO ANCILLARY AGREEMENTS AND DOCUMENTS.

     Promptly following the execution and delivery of this Agreement, the Ohio Group and Miracle Partners shall cause the representatives of each of the Real Estate Partnerships to enter into good faith negotiations with the Holding Company concerning the form of the Option Agreements and the Lease Agreements and to thereafter negotiate in good faith with respect to the form of the Option Agreements and the Lease Agreements to be executed at the Closing shall have been finalized on or before September 30, 1997. Following the execution and delivery of this Agreement, the Holding Company and each of the Predecessor Companies shall enter into good faith negotiations with respect to the forms of opinions of counsel to be executed and delivered at the Closing, the terms of the various letters of transmittal to be used by the Holding Company to make the Exchange Offers and the terms of the various other documents, agreements and instruments to be executed and delivered by each of the parties pursuant to the terms of this Agreement, such that the forms of all such documents shall have been finalized on or before September 30, 1997. Once the forms of each of the documents referred to in this Section 5.19 shall have been finalized, each of the parties shall certify their agreement with respect to the terms and forms thereof by delivering written notice of their acceptance of the terms and forms thereof to each of the other parties to this Agreement. Upon receipt by the Holding Company of written notice from each of the Predecessor Companies that the form a particular document has been accepted by each of them, the form of such document shall be appended to this Agreement as an Exhibit hereto and shall become a part of this Agreement without the need for further act or deed by any of the parties. The failure of any of the parties to satisfy its obligations under this Section 5.19 shall be deemed to be a material and willful breach of this Agreement and shall entitle the other parties to exercise the rights and remedies provided for in Section 21.1.1, in addition to such other rights and remedies available to them pursuant to the terms of this Agreement.

SECTION 5.20 ENVIRONMENTAL DUE DILIGENCE.

     5.20.1 Conduct of Due Diligence. From and after the date hereof, each of the members of the Ohio Group and the Rocky Mountain Group shall permit representatives of the Holding Company, and of environmental consulting firms engaged by the Holding Company, to enter upon their respective properties from time to time at reasonable hours upon reasonable advance notice in order to evaluate the environmental condition of each such property and the operations of the businesses of the members of the Ohio Group and the Rocky Mountain Group thereon, and shall assist the Holding Company and its representatives in conducting such evaluations.

     5.20.2 Results of Due Diligence. As soon as reasonably practicable following the receipt of the environmental evaluations referred to in Section 5.20.2, the Holding Company shall determine, in its sole but reasonable discretion, the acceptability of the environmental condition of the properties of each of the Predecessor Companies. Following such determination, the

Holding Company shall provide notice to each of the Predecessor Companies of its determination with respect to the environmental condition of the properties of such Predecessor Company (it being understood that the Holding Company shall be entitled to be unsatisfied with the environmental condition of the properties of any Predecessor Company in the event that it shall determine that a reasonable purchaser of the business of such Predecessor Company would determine not to proceed with the purchase thereof or to reduce the consideration payable to the Selling Stockholders or Selling Members thereof materially based on the environmental condition of the properties of such Predecessor Company). If the Holding Company shall be unsatisfied with the environmental condition of the properties of such Predecessor Company, the Holding Company and such Predecessor Company shall enter into good faith negotiations to agree on (i) a manner in which such Predecessor Company can proceed to remedy, at its sole cost and expense, any such environmental condition in a manner reasonably satisfactory to the Holding Company such that each such environmental condition shall be remedied on or before the Closing Date or that the financial costs of such remediation shall otherwise be provided for by the Selling Stockholders or Selling Members of such Predecessor Company or (ii) an appropriate reduction in the number of Combination Shares to be issued by the Holding Company to the Selling Stockholders or Selling Members of such Predecessor Company.

SECTION 5.21 ACTIONS BY AFFILIATES.

     5.21.1 Agreements Not to Compete. Each Predecessor Company shall cause each natural Person who as of the Closing Date is a holder of 10% or more of the common stock or membership interests of such Predecessor Company (other than any such Person who is subject to another agreement not to compete with the Holding Company) to enter into an Agreement Not to Compete with the Holding Company as contemplated by Section 4.1.7.

5.21.2 AFFILIATE AGREEMENTS.

     Each Predecessor Company shall cause each Person who is an "Affiliate" as defined in the Securities Act of such Predecessor Company to enter into an affiliates agreement with the Holding Company acknowledging that such Person is subject to the resale restrictions of Rule 145 promulgated under the Securities Act.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF WE JAC

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, WE JAC hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company:

SECTION 6.1 ORGANIZATION AND GOOD STANDING.

     6.1.1 WE JAC. WE JAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

     6.1.2 Subsidiaries of WE JAC. Precision Tune is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. National 60 Minute Tune is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification. PTW is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 6.2 CAPITALIZATION OF WE JAC AND SUBSIDIARIES.

     6.2.1 Authorized Capital; Outstanding Shares.

          (a) The authorized capital stock of WE JAC consists solely of 2,600,000 shares of a single class of common stock, $0.01 par value, of which 1,333,625 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of WE JAC issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of WE JAC has been issued in violation of shareholder preemptive rights. Except as disclosed in the WE JAC Disclosure Letter, WE JAC has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of WE JAC.

          (b) The authorized capital stock of Precision Tune consists solely of 1,000 shares of a single class of common stock, $0.01 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Precision Tune issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Precision Tune has been issued in violation of shareholder preemptive rights. Precision Tune has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of Precision Tune.

          (c) The authorized capital stock of National 60 Minute Tune consists solely of 50,000 shares of a single class of common stock, $1.00 par value, of which 500 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of National 60 Minute Tune issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of National 60 Minute Tune has been issued in violation of shareholder preemptive rights. National 60 Minute Tune has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time equity securities of National 60 Minute Tune.

          (d) The authorized capital stock of PTW consists solely of 1,000,000 shares of a single class of common stock, $1.00 par value, of which 1,000 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of PTW issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of PTW has been issued in violation of shareholder preemptive rights. PTW has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of PTW.

     6.2.2 No Obligations to Issue or Redeem Shares.

          (a) Except as disclosed in the WE JAC Disclosure Letter, WE JAC is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of WE JAC. Except as disclosed in the WE JAC Disclosure Letter, WE JAC has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (b) Precision Tune is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Precision Tune. Precision Tune has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (c) National 60 Minute Tune is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of National 60 Minute Tune. National 60 Minute Tune has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (d) PTW is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of PTW. PTW has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     6.2.3 Ownership of Shares. As of the date hereof the WE JAC Disclosure Letter contains a true, complete and accurate list of each of the record and beneficial owners of the shares of the capital stock of WE JAC, together with the name and address of each such holder. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (i) restricting the transferability of any of the shares of the capital stock of WE JAC or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 6.3 SUBSIDIARIES; INVESTMENTS.

     Except for Precision Tune, WE JAC does not own any shares of capital stock or equity securities of, or any interest in any other entity, and WE JAC has good, valid and marketable title, free and clear of all Encumbrances, to all shares of capital stock or equity securities of, or interests in, Precision Tune. Precision Tune owns all of the issued and outstanding capital stock of National 60 Minute Tune and PTW.

SECTION 6.4 EXECUTION AND EFFECT OF AGREEMENT.

     WE JAC has the corporate power to enter into this Agreement and to perform its obligations hereunder and, subject to the due authorization and approval of its shareholders, to enter into and consummate the WE JAC Merger. This Agreement has been duly executed and delivered by WE JAC and constitutes a legal, valid and binding obligation of WE JAC, fully enforceable against WE JAC in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 6.5 RESTRICTIONS.

     The execution and delivery of this Agreement by WE JAC, the consummation of the transactions contemplated hereby by WE JAC, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of WE JAC hereunder, will not (a) violate any of the provisions of the charter or by-laws of WE JAC, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of WE JAC, or (d) except as disclosed in the WE JAC Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which WE JAC or any of its Subsidiaries is a party or to which any of any of the assets of WE JAC or any of its Subsidiaries are subject.

SECTION 6.6 CONSENTS.

     Except as disclosed in the WE JAC Disclosure Letter and as may be required by any Applicable Laws relating to franchising, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by WE JAC or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 6.7 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited consolidated balance sheets and related statements of income, cash flows and changes in stockholders' equity of WE JAC as at June 30, 1995, 1996 and 1997 and for the year periods then- ended (collectively, the "WE JAC Financial Statements"). All of the WE JAC Financial Statements have been prepared in accordance with GAAP. All of the WE JAC Financial Statements have been prepared in a manner consistent with each other and the books and records of WE JAC and its Subsidiaries, and fairly present in all material respects the financial condition and results of operations of WE JAC and its Subsidiaries at the dates and for the periods indicated therein. The regular books of account of WE JAC and its Subsidiaries fairly and accurately reflect all material transactions involving WE JAC and its Subsidiaries, are true, correct and complete and have been prepared in accordance with GAAP and on a basis consistent with the Financial Statements.

SECTION 6.8 DEBT.

     The WE JAC Disclosure Letter contains a true, complete and accurate listing as of the date hereof the original principal amount of all of the Debt of WE JAC, the remaining principal balance thereof, the interest rate(s) payable by WE JAC in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the WE JAC Disclosure Letter, all of the Debt of WE JAC may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 6.9 GUARANTEES.

     The WE JAC Disclosure Letter contains a complete list of all Guarantees provided by WE JAC or any of its Subsidiaries for the benefit of any other party and of all Guarantees provided by any other party for the benefit of WE JAC or any of its Subsidiaries or any party doing business with WE JAC or any of its Subsidiaries.

SECTION 6.10 NO UNDISCLOSED LIABILITIES.

     Neither WE JAC nor any of its Subsidiaries have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the WE JAC Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the WE JAC Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of WE JAC. Except as otherwise contemplated or permitted by this Agreement, no dividends declared on any capital stock of WE JAC are unpaid.

SECTION 6.11 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of WE JAC, threatened, by or before any court, any Governmental Authority or arbitrator, against WE JAC or any of its Subsidiaries that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in the WE JAC Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of WE JAC, threatened, by or before any arbitrator, court, or other Governmental Authority, against WE JAC or any of its Subsidiaries or involving any of the former or present employees, agents, businesses, properties, rights or assets of WE JAC or any of its Subsidiaries, nor, to the knowledge of management of WE JAC, is there any basis for the assertion of any of the foregoing. Except as disclosed in the WE JAC Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator currently binding or effective against WE JAC or any of its Subsidiaries or any of their respective former or present Employees, agents, properties or assets.

SECTION 6.12 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The WE JAC Disclosure Letter sets forth a complete list of all real property owned by or leased to WE JAC or any of its Subsidiaries, and, with respect to all properties leased by WE JAC, a description of the term of such lease and the monthly rental thereunder. Neither WE JAC nor any of its Subsidiaries is in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to WE JAC or any of its Subsidiaries is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, WE JAC or one or more of its Subsidiaries has full legal and practical access to all such real property.

SECTION 6.13 INTELLECTUAL PROPERTY.

     The WE JAC Disclosure Letter sets forth a complete list of (i) all Intellectual Property owned, used or licensed by WE JAC or any of its Subsidiaries, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by WE JAC or any of its Subsidiaries. WE JAC and its Subsidiaries own their respective Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. WE JAC and each of its Subsidiaries has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the WE JAC Disclosure Letter, neither WE JAC nor any of its Subsidiaries (i) has received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, or (ii) has made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 6.14 MATERIAL CONTRACTS.

     6.14.1 List of Material Contracts. The WE JAC Disclosure Letter sets forth as of the date hereof a list of all material written, and a description of all oral, commitments, agreements or contracts to which WE JAC or any of its Subsidiaries is a party or by which WE JAC or any Subsidiary is obligated, other than agreements pursuant to which Precision Tune or National 60 Minute Tune has granted any franchise or similar rights with respect to the Precision Tune System or any license or similar rights with respect to any of the Precision Tune Marks, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements:
(i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of WE JAC or any of its Subsidiaries; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by WE JAC or any of its Subsidiaries of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by WE JAC or any of its Subsidiaries after the date hereof of more than $25,000 or which has been entered into by WE JAC or any of its Subsidiaries otherwise than in the ordinary course of business; (iv) agreements between WE JAC or any of its Subsidiaries and suppliers to WE JAC or any of its Subsidiaries pursuant to which either WE JAC or any of its Subsidiaries is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of WE JAC or any of its Subsidiaries or any officer, director, or employee of WE JAC or any of its Subsidiaries to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by WE JAC or any of its Subsidiaries to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by WE JAC or any of its Subsidiaries for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of WE JAC deems to be material to the business of WE JAC or any of its Subsidiaries.

     6.14.2 No Breaches or Defaults. Except as disclosed in the WE JAC Disclosure Letter, WE JAC and each of its Subsidiaries is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Neither WE JAC nor any of its Subsidiaries has waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of WE JAC has no knowledge, has not received any notice to the effect, that any party with whom WE JAC or any of its Subsidiaries has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

     6.14.3 Franchise Agreements. The WE JAC Disclosure Letter contains a complete list as of the date hereof of (i) all of the current franchisees of Precision Tune to whom Precision Tune has granted any franchise or similar rights with respect to the Precision Tune System or any license or similar rights with respect to any of the Precision Tune Marks and (ii) all area development, area franchise, area subfranchisor, master license or similar agreements that cover the development or franchising of Precision Tune franchises within any area or country or the delegation of duties by Precision Tune with respect to its obligations as a franchisor or otherwise (collectively, the "Precision Tune Franchise Agreements"). Each of the Precision Tune Franchise Agreements is a legal, valid and binding obligation of Precision Tune and is enforceable against Precision Tune in accordance with its respective terms. Precision Tune is in full compliance with the terms of each of the Precision Tune Franchise Agreements and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default by Precision Tune thereunder or a breach by Precision Tune thereof. Except as disclosed in the WE JAC Disclosure Letter, Precision Tune has not waived any rights under or with respect to any of the Precision Tune Franchise Agreements. Except as disclosed in the WE JAC Disclosure Letter, to the knowledge of management of WE JAC, as of the date hereof none of the franchisees or licensees that are parties to any of the Precision Tune Franchise Agreements is in default thereunder and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default thereunder or a breach thereof by such franchisees or licensees.

SECTION 6.15 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The WE JAC Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which WE JAC or any of its Subsidiaries or ERISA Affiliates is a party or to which WE JAC or any of its Subsidiaries or ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which WE JAC or any ERISA Affiliate of WE JAC is a party, which WE JAC or any ERISA Affiliate of WE JAC sponsors or maintains or to which WE JAC or any ERISA Affiliate of WE JAC contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the WE JAC Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which WE JAC or any of its Subsidiaries or ERISA Affiliates is a party or to which WE JAC or any of its Subsidiaries or ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the WE JAC Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which WE JAC or any of its Subsidiaries or ERISA Affiliates is a party or to which WE JAC or any of its Subsidiaries or ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of WE JAC and its Subsidiaries or ERISA Affiliates have been paid or otherwise adequately accrued for or reserved against in the WE JAC Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the WE JAC Disclosure Letter, neither WE JAC nor any of its Subsidiaries is liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the WE JAC Financial Statements, and there is no controversy pending, threatened or in prospect between WE JAC or any of its Subsidiaries and any of their respective Employees nor is the management of WE JAC aware of any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against WE JAC or any of its Subsidiaries with respect to or relating to any of their respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against WE JAC or any of its Subsidiaries before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of WE JAC, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the WE JAC Disclosure Letter, all current employees of WE JAC or any of its Subsidiaries may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the WE JAC Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by WE JAC or any ERISA Affiliate of WE JAC to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. WE JAC and each of its Subsidiaries has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of WE JAC, is not engaged in any unfair labor practice with respect to any of the current employees of WE JAC or any of its Subsidiaries; and to the knowledge of WE

JAC, none of the persons performing services for WE JAC or any of its Subsidiaries or ERISA Affiliates have been improperly classified as independent contractors or as being exempt from payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the WE JAC Disclosure Letter, none of the employees of WE JAC or any of its Subsidiaries are subject to any collective bargaining agreement nor is WE JAC or any of its Subsidiaries required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither WE JAC nor any of its Subsidiaries or ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by WE JAC or any of its Subsidiaries or ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of WE JAC ended June 30, 1997.

          (j) No Unfunded Liabilities. Neither WE JAC nor any ERISA Affiliate of WE JAC has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of WE JAC or ERISA Affiliate of WE JAC.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by WE JAC or any ERISA Affiliate of WE JAC, which could subject any such Employee Benefit Plan, WE JAC, any ERISA Affiliate of WE JAC, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither WE JAC nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of WE JAC or any of its ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the WE JAC Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage,
(B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither WE JAC nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at
Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and
(viii) neither WE JAC nor any of its ERISA Affiliates maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

SECTION 6.16 TAX MATTERS.

          (a) Tax Returns and Payment of Taxes. WE JAC and each of its Subsidiaries has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax returns and reports and consolidated federal Income Tax Returns and state, local or foreign Income Tax Returns filed on a consolidated or combined basis, and WE JAC and each of its Subsidiaries has paid all required Income Taxes and other Taxes

(including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between the date hereof and the Closing Date). Each of WE JAC and its Subsidiaries has paid, withheld, or will pay any and all Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transaction for all periods (or portions thereof) through the close of business on the Closing Date. WE JAC and each of its Subsidiaries have collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (b) Tax Reserves. The amount of the liability of WE JAC and of each of its Subsidiaries for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of the liability of WE JAC and of each of its Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the consolidated balance sheet of WE JAC and its Subsidiaries as of the Closing Date.

          (c) Audits; No Deficiencies Asserted. Except as set forth in the WE JAC Disclosure Letter, none of the Tax Returns of WE JAC or of any of its Subsidiaries have ever been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally), and all deficiencies asserted against WE JAC or any of its Subsidiaries as a result of IRS examinations have been paid or finally settled and no issue has been raised by any IRS examination that, by application of the same principles, is likely to result in a proposed deficiency for any other period not so examined. Except as set forth in the WE JAC Disclosure Letter, no material deficiencies with respect to Taxes, additions to Tax, interest, or penalties have been proposed or asserted against and communicated to WE JAC or any of its Subsidiaries, except those that have been paid in full and for those matters that would not result in liability being imposed against WE JAC or any of its Subsidiaries.

          (d) No Waivers of Limitations. Except as set forth in the WE JAC Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Tax against WE JAC or any of its Subsidiaries. WE JAC and each of its Subsidiaries have disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (e) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of WE JAC or of any of is Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that WE JAC or one or more of its Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the WE JAC Financial Statements.

          (f) Special Tax Elections or Benefits. Neither WE JAC nor any of is Subsidiaries is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of any of WE JAC or any of its Subsidiaries.

          (g) Disqualified Leasebacks. Neither WE JAC nor any of its Subsidiaries is a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (h) Deferrals of Income. No income or gain of WE JAC or any of its Subsidiaries has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (i) Tax Sharing and Similar Agreements. Except as disclosed in the WE JAC Disclosure Letter, neither WE JAC nor any of its Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement with any Person other than a Constituent Company of the WE JAC Group.

          (j) No Non-Deductible Compensation Payments. Neither WE JAC nor any of its Subsidiaries has made any payments, and are not obligated to make any payments, that would not be deductible under Section 280G of the Code or is a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 6.17 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by WE JAC or any of its Subsidiaries and any other real property presently or formerly owned by, used by or leased to or by WE JAC or any of its Subsidiaries (collectively, the "WE JAC Property"), the existing and prior uses of such WE JAC Property and all operations of the businesses of WE JAC and of each of its Subsidiaries comply and have at all times complied with all Environmental Laws and neither WE JAC nor any of its Subsidiaries is in violation or has violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) WE JAC and each of its Subsidiaries have all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such WE JAC Property or into the environment surrounding such WE JAC Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such WE JAC Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such WE JAC Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of WE JAC (or any predecessor in interest) in connection with (i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii).the alleged violation of any Environmental Law; or (iv) the suspected presence of any Hazardous Material thereon.

          (f) Neither WE JAC nor any of its Subsidiaries has ever had the capacity to exercise control/manage and has never exercised control or management over any matter relating to its franchisees' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

SECTION 6.18 COMPLIANCE WITH LAWS.

     WE JAC and each of its Subsidiaries has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws. Precision Tune has complied in all material respects with all of the rules and regulations of the Federal Trade Commission of the United States relating to the offer and sale of franchises.

SECTION 6.19 LICENSES AND PERMITS.

     WE JAC and each of its Subsidiaries possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of their respective businesses. WE JAC and each of its Subsidiaries has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of WE JAC, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 6.20 INSURANCE.

     WE JAC and each of its Subsidiaries has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Neither WE JAC nor any of its Subsidiaries is in default with respect to any provision contained in any insurance policy, nor has WE JAC or any of its Subsidiaries failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of WE JAC aware of any grounds therefor.

SECTION 6.21 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the WE JAC Disclosure Letter or as otherwise permitted by this Agreement, since June 30, 1997, neither WE JAC nor any of its Subsidiaries has (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, franchisee, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices;
(viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of the shareholders of WE JAC; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1997 or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 6.22 TITLE TO ASSETS.

     Except as described in the WE JAC Disclosure Letter, WE JAC and each of its Subsidiaries has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 6.23 CORPORATE RECORDS.

     The minute books of WE JAC and each of its Subsidiaries accurately reflect all minutes of proceedings of and actions taken by the directors of WE JAC and its Subsidiaries, respectively, and each committee of the Board of Directors of WE JAC or any of its Subsidiaries and all records of meetings of and actions taken by the stockholders of WE JAC, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 6.24 BROKER AND FINDER FEES.

     WE JAC has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company, WE JAC or any of its Subsidiaries by any broker, finder or intermediary in connection with such transaction.

SECTION 6.25 ADEQUATE DISCLOSURE.

     No representation or warranty made by WE JAC pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by WE JAC or any of its Subsidiaries pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 6.26 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the WE JAC Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, WE JAC and each of its Subsidiaries has conducted its business in the ordinary course and consistent with past practice, and neither WE JAC nor any of its Subsidiaries has suffered any change that has had a Material Adverse Effect on WE JAC and its Subsidiaries, taken as a whole. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon WE JAC and its Subsidiaries, taken as a whole, that have not been disclosed in writing by WE JAC pursuant to the WE JAC Disclosure Letter.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF LUBE VENTURE

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Lube Ventures hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company:

SECTION 7.1 ORGANIZATION AND GOOD STANDING.

     Lube Ventures is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 7.2 CAPITALIZATION OF LUBE VENTURES.

     The authorized capital stock of Lube Ventures consists solely of 3,000 shares of a single class of common stock, $-0- par value, of which 100 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Lube Ventures issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Lube Ventures has been issued in violation of shareholder preemptive rights. Lube Ventures has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Lube Ventures. Lube Ventures is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Lube Ventures. Lube Ventures has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

SECTION 7.3 OWNERSHIP OF SHARES.

     The Lube Ventures Disclosure Letter contains a true, complete and accurate list of all of the record and beneficial owners of the shares of the capital stock of Lube Ventures, together the name and address of each such holder. Except as disclosed in the Lube Ventures Disclosure Letter, there are no existing agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (i) restricting the transferability of any of the shares of the capital stock of Lube Ventures or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 7.4 SUBSIDIARIES; INVESTMENTS.

     Lube Ventures does not own any shares of capital stock or equity securities of, or any interest in any other Person or entity.

SECTION 7.5 EXECUTION AND EFFECT OF AGREEMENT.

     Lube Ventures has the corporate power to enter into this Agreement and to perform its obligations hereunder and, subject to the due authorization and approval of its shareholders, to enter into and consummate the Lube Ventures Merger. This Agreement has been duly executed and delivered by Lube Ventures and constitutes a legal, valid and binding obligation of Lube Ventures, fully enforceable against Lube Ventures in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 7.6 RESTRICTIONS.

     The execution and delivery of this Agreement by Lube Ventures, the consummation of the transactions contemplated hereby by Lube Ventures, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of Lube Ventures hereunder will not (a) violate any of the provisions of the charter or by-laws of Lube Ventures, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Lube Ventures, or (d) except as disclosed in the Lube Ventures Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Lube Ventures is a party or to which any of any of the assets of Lube Venture are subject.

SECTION 7.7 CONSENTS.

     Except as disclosed in the Lube Ventures Disclosure Letter and as may be required by Applicable Laws relating to franchising, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Lube Ventures in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 7.8 FINANCIAL STATEMENTS.


     Attached hereto as Exhibit E are true and correct copies of the audited financial statements of Lube Ventures as at December 31, 1994, 1995 and 1996, and for the year periods then ended and the unaudited financial statements of Lube Venturess as at June 30, 1997 and for the six month period then ended (collectively, the "Lube Ventures Financial Statements"). All of the Lube Ventures Financial Statements have been prepared in accordance with GAAP. All of the Lube Ventures Financial Statements have been prepared in a manner consistent with each other and the books and records of Lube Ventures, and fairly present in all material respects the financial condition and results of operations of Lube Ventures at the dates and for the periods indicated therein. The regular books of account of Lube Ventures fairly and accurately reflect all material transactions involving Lube Ventures, are true, correct and complete and have been prepared in accordance with GAAP and on a basis consistent with the Financial Statements. All of the accounts receivable of Lube Ventures reflected on the Lube Ventures Financial Statements arose from bona fide, arms-length transactions in the ordinary course of business for services performed or goods sold by Lube Ventures, and are not subject to any counterclaim, deduction, right of set off, set off or recoupment, and will be collectible in the ordinary course of business in the aggregate face amounts thereof, subject to the reserves therefore set forth on the Lube Ventures Financial Statements. All inventories reflected on the books and records of Lube Venture and on the Lube Ventures Financial Statements are of a quality and quantity which are good and marketable, and are saleable in the ordinary course of business which shall result in Lube Ventures realizing gross profits on such sales consistent with the gross profits of Lube Ventures reflected in the Lube Venture Financial Statements. The costs of all inventories reflected thereon have been valued in accordance with GAAP.


SECTION 7.9 DEBT.

     The Lube Ventures Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the Debt of Lube Ventures, the remaining principal balance thereof, the interest rate(s) payable by Lube Ventures in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Lube Ventures Disclosure Letter, all of the Debt of Lube Ventures may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 7.10 GUARANTEES.

     The Lube Ventures Disclosure Letter contains a complete list of all Guarantees provided by Lube Ventures for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Lube Ventures or any party doing business with Lube Ventures.

SECTION 7.11 NO UNDISCLOSED LIABILITIES.

     Lube Ventures does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the Lube Ventures Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Lube Ventures Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Lube Ventures. Except as otherwise contemplated or permitted by this Agreement no dividends have been declared on any capital stock of Lube Ventures which are unpaid.

SECTION 7.12 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Lube Ventures, threatened, by or before any court, any Governmental Authority or arbitrator, against Lube Ventures that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in the Lube Ventures Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of Lube Ventures, threatened, by or before any arbitrator, court, or other Governmental Authority, against Lube Ventures or involving any of the former or present employees, agents, businesses, properties, rights or assets of Lube Venture, nor, to the knowledge of management of Lube Ventures, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Lube Ventures Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Lube Ventures or any of their respective former or present Employees, agents, properties or assets.

SECTION 7.13 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Lube Ventures Disclosure Letter sets forth a complete list of all real property owned by or leased to Lube Ventures, and, with respect to all properties leased by Lube Venture, a description of the term of such lease and the monthly rental thereunder. Lube Ventures is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Lube Venture is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Lube Ventures has full legal and practical access to all such real property.

SECTION 7.14 INTELLECTUAL PROPERTY.

     The Lube Ventures Disclosure Letter sets forth a complete list of (i) any and all Intellectual Property owned, used or licensed by Lube Ventures, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Lube Ventures. Lube Ventures owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Lube Ventures has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Lube Ventures Disclosure Letter, Lube Ventures (i) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 7.15 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Lube Venture Disclosure Letter sets forth a list of all written, and a description of all oral, commitments, agreements or contracts to which Lube Ventures is a party or by which Lube Ventures is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual Employee of Lube Ventures;
(ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Lube Ventures of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Lube Ventures after the date hereof of more than $25,000 or which has been entered into by Lube Ventures otherwise than in the ordinary course of business; (iv) agreements between Lube Ventures and suppliers to Lube Ventures pursuant to which Lube Ventures is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Lube Ventures or any officer, director, or employee of Lube Venture to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Lube Ventures to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Lube Ventures for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of Lube Venture deems to be material to the business of Lube Ventures.

          (b) No Breaches or Defaults. Except as disclosed in the Lube Ventures Disclosure Letter, Lube Ventures and is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Neither Lube Ventures nor any of Subsidiaries has waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Lube Ventures has no knowledge, or received any notice to the effect, that any party with whom Lube Ventures has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

          (c) Franchise Agreements. The Lube Ventures Disclosure Letter contains a complete list of all of the current franchisees of Lube Ventures to whom Lube Ventures has granted to any franchise or similar rights with respect to the Lube Depot System (collectively, the "Lube Depot Franchise Agreements"). Each of the Lube Depot Franchise Agreements is a legal, valid and binding obligation of Lube Ventures and is enforceable against Lube Ventures in accordance with its respective terms. Lube Ventures is in full compliance with the terms of each of the Lube Depot Franchise Agreements and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default by Lube Ventures thereunder or a breach by Lube Ventures thereof. Except as disclosed in the Lube Ventures Disclosure Letter, Lube Ventures has not waived any rights under or with respect to any of the Lube Depot Franchise Agreements. Except as disclosed in the Lube Ventures Disclosure Letter, to the knowledge of management of Lube Ventures, none of the franchisees or licensees that are parties to any of the Lube Depot Franchise Agreements is in default thereunder and no event has occurred that, with or without notice or lapse of time or both, constitutes or will constitute a default thereunder or a breach thereof by such franchisees or licensees.

SECTION 7.16 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Lube Ventures Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Lube Ventures or any of its ERISA Affiliates is a party or to which Lube Ventures or any of its ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Lube Ventures or any ERISA Affiliate of Lube Ventures is a party, which Lube Venture or any ERISA Affiliate of Lube Ventures sponsors or maintains or to which Lube Ventures or any ERISA Affiliate of Lube Ventures contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Lube Ventures or any of its ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Lube Ventures Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Lube Ventures or any of its ERISA Affiliates is a party or to which Lube Ventures or any of its ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Lube Ventures Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Lube Ventures or any of its ERISA Affiliates is a party or to which Lube Ventures or any of its ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Lube Ventures have been paid or otherwise adequately accrued against in the Lube Ventures Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Lube Ventures Disclosure Letter, Lube Ventures is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Lube Ventures Financial Statements, and there is no controversy pending, threatened or in prospect between Lube Ventures and any of their respective Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Lube Ventures with respect to or relating to any of their respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Lube Ventures before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Lube Ventures, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Lube Ventures Disclosure Letter, all current employees of Lube Ventures may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Lube Ventures Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Lube Ventures or any ERISA Affiliate of Lube Ventures to any of its Employees in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Lube Ventures has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Lube Ventures, is not engaged in any unfair labor practice with respect to any of the current employees of Lube Ventures; and to the best knowledge of Lube Ventures, none of the persons performing services for Lube Venture or any of its ERISA Affiliates has been improperly classified as independent contractors or as exempt from payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Lube Ventures Disclosure Letter), none of the employees of Lube Venture are subject to any collective bargaining agreement nor is Lube Ventures required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither Lube Venture nor any of its ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Lube Ventures or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Lube Ventures ended December 31, 1996.

          (j) No Unfunded Liabilities. Neither Lube Venture nor any ERISA Affiliate of Lube Ventures has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Lube Ventures or ERISA Affiliate of Lube Ventures.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Lube Ventures or any ERISA Affiliate of Lube Ventures, which could subject any such Employee Benefit Plan, Lube Ventures, any ERISA Affiliate of Lube Ventures, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Lube Venture nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions, to any Multiemployer Plan which has resulted in any unpaid liability of Lube Ventures or any of its ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Lube Ventures Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) Neither Lube Ventures nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (viii) neither Lube Ventures nor any of its ERISA Affiliates maintains a nonconforming group health plan as defined at
Section 5000(c) of the Code.

SECTION 7.17 TAX MATTERS.

          (a) Affiliated Groups. Lube Ventures is not a member of, and has never been a member of, any "affiliated group" as that term is defined in Section 1054(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Lube Venture has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws with respect to all periods prior to the date hereof, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Lube Ventures has paid, withheld, or accrued, or will accrue, on the Lube Ventures Financial Statements in accordance with GAAP any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Lube Ventures has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Lube Ventures has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Lube Ventures's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Lube Ventures 's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Lube Ventures as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. The Tax Returns of Lube Ventures have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Lube Venture Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Lube Ventures as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Lube Ventures Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Lube Ventures. Lube Ventures has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Lube Ventures with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Lube Venture is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Lube Ventures Financial Statements.

          (g) Tax Elections and Special Tax Status. Lube Venture is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of Lube Ventures. Lube Ventures is a "small business corporation" which has elected to be subject to federal income taxation under Subchapter S of the Code and has had such status for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Lube Ventures is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Lube Ventures has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Lube Venture is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Lube Ventures has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 7.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Lube Ventures and any other real property presently or formerly owned by, used by or leased to or by Lube Ventures (collectively, the "Lube Ventures Property"), the existing and prior uses of such Lube Ventures Property and all operations of the businesses of Lube Ventures comply and have at all times complied with all Environmental Laws and Lube Ventures is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Lube Ventures has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Lube Ventures Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Lube Ventures Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such Lube Ventures Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Lube Ventures (or any predecessor in interest) in connection with
(i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii).the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

          (f) Lube Ventures has never had the capacity to exercise control/manage and has never exercised control or management over any matter relating to its franchisees' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

SECTION 7.19 COMPLIANCE WITH LAWS.

     Lube Ventures has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws, and has registered each of the franchises granted under the Lube Depot Franchise Agreements with each jurisdiction in which the sale of such franchises requires such registration. Lube Ventures has complied in all material respects with all of the rules and regulations of the Federal Trade Commission of the United States relating to the offer and sale of franchises.

SECTION 7.20 LICENSES AND PERMITS.

     Lube Ventures possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Lube Ventures. Lube Ventures has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of Lube Ventures, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 7.21 INSURANCE.

     Lube Ventures has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Lube Ventures is not in default under any provision contained in any insurance policy maintained by Lube Venture currently, nor has Lube Ventures failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Lube Ventures aware of any grounds therefor.

SECTION 7.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Lube Ventures Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Lube Ventures has not (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, franchisee, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1997 or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 7.23 TITLE TO ASSETS.

     Except as described in the Lube Ventures Disclosure Letter, Lube Ventures has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 7.24 CORPORATE RECORDS.

     The minute books of Lube Ventures accurately reflect all minutes of proceedings of and actions taken by the directors of Lube Ventures, and by each committee of the Board of Directors of Lube Ventures and all records of meetings of and actions taken by the stockholders of Lube Ventures, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 7.25 BROKER AND FINDER FEES.

     Lube Ventures has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Lube Ventures by any broker, finder or intermediary in connection with such transaction.

SECTION 7.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Lube Ventures pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Lube Venture pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 7.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Lube Ventures Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Lube Ventures has conducted its business in the ordinary course and consistent with past practice, and neither Lube Ventures has not suffered any change that has had a Material Adverse Effect on Lube Ventures. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Lube Ventures that have not been disclosed in writing by Lube Ventures pursuant to the Lube Ventures Disclosure Letter.

                                  ARTICLE VIII

              REPRESENTATIONS AND WARRANTIES OF MIRACLE INDUSTRIES

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Miracle Industries hereby makes the following representations and warranties to the other parties to this
Agreement:

SECTION 8.1 ORGANIZATION AND GOOD STANDING.

     8.1.1 Miracle Industries. Miracle Industries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.


     8.1.2 Hydro-Spray. Hydro-Spray is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign limited liability company in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.



     8.1.3 Indy Ventures. Indy Ventures is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign limited liability company in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.


SECTION 8.2 CAPITALIZATION OF MIRACLE INDUSTRIES.

     8.2.1 Authorized Capital Stock; Outstanding Shares. The authorized capital stock of Miracle Industries consists solely of 100,000 shares of a single class of common stock, $-0- par value, of which 34,943 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Miracle Industries issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Miracle Industries has been issued in violation of shareholder preemptive rights. Miracle Industries has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Miracle Industries.

     8.2.2 No Obligations to Issue or Redeem Shares.

          (a) Miracle Industries is not subject to any commitment or obligation which would require the issuance or sale by Miracle Industries of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Miracle Industries. Miracle Industries has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (b) Hydro-Spray is not subject to any commitment or obligation which would require the issuance or sale by Hydro-Spray of any equity interest at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Hydro-Spray. Hydro-Spray has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

          (c) Indy Ventures is not subject to any commitment or obligation which would require the issuance or sale by Indy Ventures of any equity interest at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Hydro-Spray. Hydro-Spray has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

SECTION 8.3 OWNERSHIP OF SHARES.

     The Miracle Industries Disclosure Letter contains a true, complete and accurate list of all of the record and beneficial owners of the shares of the capital stock of Miracle Industries, together the name and address of each such holder. Except as disclosed in the Miracle Industries Disclosure Letter, there are no existing agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (i) restricting the transferability of any of the shares of the capital stock of Miracle Industries or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 8.4 SUBSIDIARIES; INVESTMENTS.

     Miracle Industries owns a 90% Membership Interest in Hydro-Spray and a 50% Membership Interest in Indy Ventures. Donald Havens and Dale Hughson each own 5% Membership Interests in Hydro-Spray. Gerald A. Zamensky and James Pauley each own 25% Membership Interests in Indy Ventures. Except for the foregoing Persons, no other Person owns any legal or beneficial Membership Interest in either Hydro-Spray or Indy Ventures. Miracle Industries has good, valid and marketable title, free and clear of all Encumbrances, to its Membership Interests in Hydro-Spray and Indy Ventures. Except for its interests in Hydro-Spray and Indy Ventures, Miracle Industries does not own any shares of capital stock or equity securities of, or any interest in any other Person or entity. There are no agreements, pledges, powers of attorney, assignments or similar agreement or arrangements either (i) restricting the transferability of the membership interests of Miracle Industries in Hydro-Spray or Indy Ventures or (ii) relating to the membership interests of Miracle Industries in Hydro-Spray or Indy Ventures which reasonably could be expected to prohibit or delay any of the transactions contemplated hereby.

SECTION 8.5 EXECUTION AND EFFECT OF AGREEMENT.

     Miracle Industries has the corporate power to enter into this Agreement and to perform its obligations hereunder and, subject to the due authorization and approval of its shareholders, to enter into and consummate the Miracle Industries Merger. Subject only to the approval of its Board of Directors, this Agreement has been duly executed and delivered by Miracle Industries and constitutes a legal, valid and binding obligation of Miracle Industries, fully enforceable against Miracle Industries in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 8.6 RESTRICTIONS.

     The execution and delivery of this Agreement by Miracle Industries, the consummation of the transactions contemplated hereby by Miracle Industries, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of Miracle Industries hereunder will not (a) violate any of the provisions of the charter or by-laws of Miracle

Industries, or the operating agreement of Hydro-Spray or Indy Ventures, respectively, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Miracle Industries or Hydro-Spray or Indy Ventures, or
(d) except as disclosed in the Miracle Industries Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Miracle Industries or Hydro-Spray or Indy Ventures is a party or to which any of any of the assets of Miracle Industries or Hydro-Spray or Indy Ventures are subject.

SECTION 8.7 CONSENTS.

     Except as disclosed in the Miracle Industries Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Miracle Industries or Hydro-Spray or Indy Venture in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 8.8 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of (i) the audited consolidated balance sheets and related statements of income, cash flows and changes in stockholders' equity of Miracle Industries and its Subsidiaries as at December 31, 1994, 1995 and 1996 and for the year periods then ended and the unaudited financial statements of such entities as at June 30, 1997 and for the six month period then ended, and (ii) the unaudited balance sheets and related statements of income, cash flows and changes in members' equity of each of Hydro-Spray and Indy Ventures as at December 31, 1994, 1995 and 1996 and for the year periods then-ended to the extent applicable (collectively, the "Miracle Industries Financial Statements"). All of the Miracle Industries Financial Statements have been prepared in accordance with GAAP in a manner consistent with each other and the books and records of Miracle Industries and its Subsidiaries, and fairly present in all material respects the financial condition and results of operations of Miracle Industries and its Subsidiaries at the dates and for the periods indicated therein. The regular books of account of Miracle Industries and its Subsidiaries fairly and accurately reflect all material transactions involving Miracle Industries and its Subsidiaries, are true, correct and complete and have been prepared in accordance with GAAP and on a basis consistent with the Financial Statements. All of the accounts receivable of Hydro-Spray reflected on the books and records of Hydro-Spray arose from bona fide, arms-length transactions in the ordinary course of business, goods sold by Hydro-Spray and are not subject to any counterclaim, deduction, right of set off, set off or recoupment, and will be collectible in the ordinary course of business in the aggregate face amounts thereof subject to the reserves set forth on the Miracle Industries Financial Statements. All of the inventories reflected on the books and records of Hydro-Spray are of a quality and quantity which are good and marketable, and are saleable in the ordinary course of business at prices which will result in Hydro-Spray realizing gross profits on such sales consistent with the gross profits of Hydro-Spray reflected in the Miracle Industries Financial Statements. The cost of all inventories reflected on the books and records of Hydro-Spray have been valued in accordance with GAAP.

SECTION 8.9 DEBT.

     The Miracle Industries Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the Debt of Miracle Industries, Hydro-Spray and Indy Ventures, the remaining principal balance thereof, the interest rate(s) payable in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Miracle Industries Disclosure Letter, all of the Debt of each of Miracle Industries, Hydro-Spray and Indy Ventures may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 8.10 GUARANTEES.

     The Miracle Industries Disclosure Letter contains a complete list of all Guarantees provided by Miracle Industries or Hydro-Spray or Indy Ventures for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Miracle Industries or Hydro-Spray or Indy Ventures or any party doing business with Miracle Industries or Hydro-Spray or Indy Ventures.

SECTION 8.11 NO UNDISCLOSED LIABILITIES.

     Neither Miracle Industries nor Hydro-Spray or Indy Ventures has any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the Miracle Industries Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Miracle Industries Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Miracle Industries. Except as otherwise contemplated or permitted by this Agreement no dividends have been declared on any capital stock of Miracle Industries which are unpaid.

SECTION 8.12 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Miracle Industries, threatened, by or before any court, any Governmental Authority or arbitrator, against Miracle Industries or Hydro-Spray or Indy Ventures that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in the Miracle Industries Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of Miracle Industries, threatened, by or before any arbitrator, court, or other Governmental Authority, against Miracle Industries or Hydro-Spray or Indy Ventures or involving any of the former or present employees, agents, businesses, properties, rights or assets of Miracle Industries or Hydro-Spray or Indy Ventures, nor, to the knowledge of management of Miracle Industries, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Miracle Industries Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Miracle Industries or Hydro-Spray or Indy Ventures or any of their respective former or present Employees, agents, properties or assets.

SECTION 8.13 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Miracle Industries Disclosure Letter sets forth a complete list of all real property owned by or leased to Miracle Industries, and, with respect to all properties leased by Miracle Industries, a description of the term of such lease and the monthly rental thereunder. Neither Miracle Industries or Hydro-Spray or Indy Ventures nor (any of its other Subsidiaries) is in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Miracle Industries or Hydro-Spray or Indy Ventures is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Miracle Industries or Hydro-Spray or Indy Ventures has full legal and practical access to all such real property.

SECTION 8.14 INTELLECTUAL PROPERTY.

     The Miracle Industries Disclosure Letter sets forth a complete list of (i) Intellectual Property owned, used or licensed by Miracle Industries or Hydro-Spray or Indy Ventures, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Miracle Industries or Hydro-Spray or Indy Ventures. Miracle Industries and each of Hydro-Spray and Indy Ventures own their respective Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Miracle Industries and each of Hydro-Spray and Indy Ventures have each duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Miracle Industries Disclosure Letter, neither Miracle Industries nor Hydro-Spray or Indy Ventures
(i) has received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, or (ii) has made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 8.15 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Miracle Industries Disclosure Letter sets forth a list of all written, and a description of all oral, commitments, agreements or contracts to which Miracle Industries or Hydro-Spray or Indy Ventures is a party or by which Miracle Industries or Hydro-Spray or Indy Ventures is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Miracle Industries or Hydro-Spray or Indy Ventures; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Miracle Industries or Hydro-Spray or Indy Ventures of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Miracle Industries or Hydro-Spray or Indy Ventures after the date hereof of more than $25,000 or which has been entered into by Miracle Industries or Hydro-Spray or Indy Ventures otherwise than in the ordinary course of business; (iv) agreements between Miracle Industries or Hydro-Spray or Indy Ventures and suppliers to Miracle Industries or Hydro-Spray or Indy Ventures pursuant to which either Miracle Industries or Hydro-Spray or Indy Ventures is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Miracle Industries or Hydro-Spray or Indy Ventures or any officer, director, or employee of Miracle Industries or Hydro-Spray or Indy Ventures to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Miracle Industries or Hydro-Spray or Indy Ventures to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Miracle Industries or Hydro-Spray or Indy Ventures for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of Miracle Industries deems to be material to the business of Miracle Industries or Hydro-Spray or Indy Ventures.

          (b) No Breaches or Defaults. Except as disclosed in the Miracle Industries Disclosure Letter, Miracle Industries and each of Hydro-Spray and Indy Ventures is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Neither Miracle Industries nor Hydro-Spray or Indy Ventures has waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Miracle Industries has no knowledge, or received any notice to the effect, that any party with whom Miracle Industries or Hydro-Spray or Indy Ventures has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 8.16 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Miracle Industries Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is a party or to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Miracle Industries, Hydro- Spray, Indy Ventures or any of their ERISA Affiliates is a party, which Miracle Industries, Hydro- Spray, Indy Ventures or any of their ERISA Affiliates sponsors or maintains or to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates contributes is subject to the requirements of
Section 302 of ERISA or Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Miracle Industries Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is a party or to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Miracle Industries Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is a party or to which Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to

Employees of Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates have been paid or otherwise adequately accrued against in the Miracle Industries Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Miracle Industries Disclosure Letter, neither Miracle Industries nor Hydro-Spray or Indy Ventures is liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Miracle Industries Financial Statements, and there is no controversy pending, threatened or in prospect between Miracle Industries or Hydro-Spray or Indy Ventures and any of their respective Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Miracle Industries or Hydro-Spray or Indy Ventures with respect to or relating to any of their respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Miracle Industries or Hydro-Spray or Indy Ventures before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Miracle Industries, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Miracle Industries Disclosure Letter, all current employees of Miracle Industries and of each of Hydro-Spray and Indy Ventures may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Miracle Industries Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Miracle Industries or any ERISA Affiliate of Miracle Industries to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Miracle Industries and each of Hydro-Spray and Indy Ventures has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Miracle Industries, is not engaged in any unfair labor practice with respect to any of the current employees of Miracle Industries or Hydro-Spray or Indy Ventures and to the best knowledge of Miracle Industries, none of the persons performing services for Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates have been improperly classified as independent contractors or as exempt from payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Miracle Industries Disclosure Letter), none of the employees of Miracle Industries or Hydro-Spray or Indy Ventures are subject to any collective bargaining agreement nor is Miracle Industries or Hydro-Spray or Indy Ventures required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Nether Miracle Industries nor Hydro-Spray nor Indy Ventures nor any of their ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Miracle Industries ended December 31, 1996.

          (j) No Unfunded Liabilities. Neither Miracle Industries nor Hydro-Spray nor Indy Ventures nor any of their ERISA Affiliates have any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates, which could subject any such Employee Benefit Plan, Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under
Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Miracle Industries nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of Miracle Industries, Hydro-Spray, Indy Ventures or any of their ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Miracle Industries Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither Miracle Industries nor Hydro-Spray nor Indy Ventures nor any of their ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at
Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and
(viii) neither Miracle Industries nor Hydro-Spray nor Indy Ventures nor any of their ERISA Affiliates maintains a nonconforming group health plan as defined at
Section 5000(c) of the Code.

SECTION 8.17 TAX MATTERS.

          (a) Tax Returns and Payment of Taxes. Miracle Industries and each of Hydro-Spray and Indy Ventures has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax returns and reports and consolidated federal Income Tax Returns and state, local or foreign Income Tax Returns filed on a consolidated or combined basis, and Miracle Industries and each of Hydro-Spray and Indy Ventures has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between the date hereof and the Closing Date). Each of Miracle Industries and Hydro-Spray and Indy Ventures has paid, withheld, or will pay any and all Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transaction for all periods (or portions thereof) through the close of business on the Closing Date. Each of Miracle Industries, Hydro-Spray and Indy Ventures has (i) withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party, and (ii) collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (b) Tax Reserves. The amount of the liability, if any, of Miracle Industries and of Hydro-Spray and Indy Ventures, respectively, for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) set forth on the Miracle Industries Financial Statements as of the date of this Agreement, and the amount of their respective liabilities Group's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the consolidated balance sheet of Miracle Industries as of the Closing Date.

          (c) Audits; No Deficiencies Asserted. Except as set forth in the Miracle Industries Disclosure Letter, none of the Tax Returns of Miracle Industries or of Hydro-Spray or Indy Ventures have ever been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally), and all deficiencies asserted against Miracle Industries or Hydro-Spray or Indy Ventures or the Affiliated Groups as a result of IRS examinations have been paid or finally settled and no issue has been raised by any IRS examination that, by application of the same principles, is likely to result in a proposed deficiency for any other period not so examined. Except as set forth in the Miracle Industries Disclosure, no material deficiencies with respect to Taxes, additions to Tax, interest, or penalties have been proposed or asserted against and communicated to the Affiliated Groups, any member of the Affiliated Groups, Miracle Industries or Hydro-Spray or Indy Ventures, except those that have been paid in full and for those matters that would not result in liability being imposed against Miracle Industries or Hydro-Spray or Indy Ventures.

          (d) No Waivers of Limitations. Except as set forth in the Miracle Industries Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Tax against the Affiliated Groups or any member of the Affiliated Groups or Miracle Industries or Hydro-Spray or Indy Ventures. Miracle Industries has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (e) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Miracle Industries or of either Hydro-Spray or Indy Ventures with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that such party is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Miracle Industries Financial Statements.

          (f) Tax Elections and Special Tax Status. Neither Miracle Industries nor Hydro-Spray nor Indy Ventures is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of Miracle Industries nor Hydro-Spray nor Indy Ventures.

          (g) Special Tax Elections or Benefits. No election or consent under
Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of any of Miracle Industries or Hydro-Spray or Indy Ventures. No property of Miracle Industries or Hydro-Spray or Indy Ventures is subject to a tax benefit transfer lease subject to the provisions of former
Section 168(f)(8) of the Internal Revenue Code of 1954. Miracle Industries is a "small business corporation" which has elected to be subject to federal income taxation under subchapter S of the Code and has such status for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation or has been subject to taxation at all times since its formation. Each of Hydro-Spray and Indy Ventures is a "partnership" for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation and has had the status of a "partnership" for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Neither Miracle Industries nor Hydro-Spray or Indy Ventures is a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Miracle Industries or Hydro-Spray or Indy Ventures has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Agreements. Except as disclosed in the Miracle Industries Disclosure Letter, neither Miracle Industries nor Hydro-Spray or Indy Ventures is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Neither Miracle Industries nor Hydro-Spray or Indy Ventures has made any payments, nor is obligated to make any payments, that would not be deductible under Section 280G of the Code, or a party to any agreement that under certain circumstances could obligate it to make any payments.

SECTION 8.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by each of Miracle Industries, Hydro-Spray or Indy Ventures and any other real property presently or formerly owned by, used by or leased to or by Miracle Industries, Hydro-Spray or Indy Ventures (collectively, the "Miracle Industries Property"), the existing and prior uses of such Property and all operations of the businesses of Miracle Industries, Hydro-Spray or Indy Ventures comply and have at all times complied with all Environmental Laws and neither Miracle Industries, Hydro-Spray nor Indy Ventures is in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Each of Miracle Industries, Hydro-Spray and Indy Ventures has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Miracle Industries Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Miracle Industries Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are located on such Miracle Industries Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Miracle Industries, Hydro-Spray or Indy Ventures (or any predecessor in interest) in connection with (i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or (iv) the suspected presence of any Hazardous Material thereon.

SECTION 8.19 COMPLIANCE WITH LAWS.

     Miracle Industries and each of Hydro-Spray and Indy Ventures has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 8.20 LICENSES AND PERMITS.

     Miracle Industries and each of Hydro-Spray and Indy Ventures possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of their respective businesses. Miracle Industries and each of Hydro-Spray and Indy Ventures has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of Miracle Industries, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 8.21 INSURANCE.

     Miracle Industries and each of Hydro-Spray and Indy Ventures has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Neither Miracle Industries nor Hydro-Spray or Indy Ventures is in default with respect to any provision contained in any insurance policy, nor has Miracle Industries or Hydro-Spray or Indy Ventures failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Miracle Industries aware of any grounds therefor.

SECTION 8.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Miracle Industries Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, neither Miracle Industries nor Hydro-Spray or Indy Ventures has (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of the Selling Stockholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties; (xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 8.23 TITLE TO ASSETS.

     Except as described in the Miracle Industries Disclosure Letter, Miracle Industries and each of Hydro-Spray and Indy Ventures has good and marketable title to its respective assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 8.24 CORPORATE RECORDS.

     The minute books of Miracle Industries accurately reflect all minutes of proceedings of and actions taken by the directors of Miracle Industries and each committee of the Board of Directors of Miracle Industries, and all records of meetings of and actions taken by the stockholders of Miracle Industries, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 8.25 BROKER AND FINDER FEES.

     Miracle Industries has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by Miracle Industries will cause or support any claim to be asserted against the Holding Company, Miracle Industries or any of its Subsidiaries by any broker, finder or intermediary in connection with such transaction.

SECTION 8.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Miracle Industries pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Miracle Industries or any of its Subsidiaries pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 8.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Miracle Industries Disclosure Letter, and except as expressly permitted or contemplated by this Agreement, since June 30, 1997, Miracle Industries and each of Hydro-Spray and Indy Ventures has conducted its business in the ordinary course and consistent with past practice, and neither Miracle Industries nor Hydro-Spray or Indy Ventures has suffered any change that has had a Material Adverse Effect. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Miracle Industries or Hydro-Spray or Indy Ventures that have not been disclosed in writing by Miracle Industries pursuant to the Miracle Industries Disclosure Letter.

                                   ARTICLE IX

               REPRESENTATIONS AND WARRANTIES OF ROCKY MOUNTAIN I

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Rocky Mountain I hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company:

SECTION 9.1 ORGANIZATION AND GOOD STANDING.

     Rocky Mountain I is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 9.2 CAPITALIZATION OF ROCKY MOUNTAIN I.

     The authorized capital stock of Rocky Mountain I consists solely of 6,000 shares of a single class of common stock, $100.00 par value, of which 5,197.5 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Rocky Mountain I issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Rocky Mountain I has been issued in violation of shareholder preemptive rights. Rocky Mountain I has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Rocky Mountain I. Rocky Mountain I is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Rocky Mountain I. Rocky Mountain I has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

SECTION 9.3 OWNERSHIP OF SHARES.

     The Rocky Mountain I Disclosure Letter contains a true, complete and accurate list of each of the record and beneficial owners of the shares of the capital stock of Rocky Mountain I, together with the name and address of each such holder. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (i) restricting the transferability of any of the shares of the capital stock of Rocky Mountain I or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 9.4 SUBSIDIARIES; INVESTMENTS.

     Rocky Mountain I does not own any shares of capital stock or equity securities of, or any interest in any other entity.

SECTION 9.5 EXECUTION AND EFFECT OF AGREEMENT.

     Rocky Mountain I has the corporate power to enter into this Agreement and to perform its obligations hereunder and, subject to the due authorization and approval of its shareholders, to enter into and consummate the Rocky Mountain I Merger. Subject only to the approval of its Board of Directors, this Agreement has been duly executed and delivered by Rocky Mountain I and constitutes a legal, valid and binding obligation of Rocky Mountain I, fully enforceable against Rocky Mountain I in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 9.6 RESTRICTIONS.

     The execution and delivery of this Agreement by Rocky Mountain I, the consummation of the transactions contemplated hereby by Rocky Mountain I, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of Rocky Mountain I hereunder will not (a) violate any of the provisions of the charter or by-laws of Rocky Mountain I, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Rocky Mountain I, or (d) except as disclosed in the Rocky Mountain I Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Rocky Mountain I is a party or to which any of any of the assets of Rocky Mountain I are subject.

SECTION 9.7 CONSENTS.

     Except as disclosed in the Rocky Mountain I Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority or any third party is required to be made or obtained by Rocky Mountain I in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 9.8 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited balance sheets and related statements of income, cash flows and changes in stockholders' equity of Rocky Mountain I as at December 31, 1994, 1995 and 1996 and for the year periods then-ended and the unaudited financial statements of Rocky Mountain I as at June 30, 1997 and for the six month period then ended (collectively, the "Rocky Mountain I Financial Statements"). All of the Rocky Mountain I Financial Statements have been prepared in accordance with an accrual method of accounting consistently applied, in a manner consistent with each other and the books and records of Rocky Mountain I, and fairly present in all material respects the financial condition and results of operations of Rocky Mountain I at the dates and for the periods indicated therein. The regular books of account of Rocky Mountain I fairly and accurately reflect all material transactions involving Rocky Mountain I, are true, correct and complete and have been prepared in accordance with an actual method of accounting, consistently applied, and on a basis consistent with the Financial Statements.

SECTION 9.9 DEBT.

     The Rocky Mountain I Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the outstanding Debt of Rocky Mountain I, the remaining principal balance thereof, the interest rate(s) payable by Rocky Mountain I in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Rocky Mountain I Disclosure Letter, all of the Debt of Rocky Mountain I may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 9.10 GUARANTEES.

     The Rocky Mountain I Disclosure Letter contains a complete list of all Guarantees provided by Rocky Mountain I for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Rocky Mountain I or any party doing business with Rocky Mountain I.

SECTION 9.11 NO UNDISCLOSED LIABILITIES.

     Rocky Mountain I does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the Rocky Mountain I Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Rocky Mountain I Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Rocky Mountain
I. Except as otherwise contemplated or permitted by this Agreement no dividends have been declared on any capital stock of Rocky Mountain I which are unpaid.

SECTION 9.12 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Rocky Mountain I, threatened, by or before any court, any Governmental Authority or arbitrator, against Rocky Mountain I that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in the Rocky Mountain I Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of Rocky Mountain I, threatened, by or before any arbitrator, court, or other Governmental Authority, against Rocky Mountain I or involving any of the former or present employees, agents, businesses, properties, rights or assets of Rocky Mountain I, nor, to the knowledge of management of Rocky Mountain I, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Rocky Mountain I Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Rocky Mountain I or any of their respective former or present Employees, agents, properties or assets.

SECTION 9.13 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Rocky Mountain I Disclosure Letter sets forth a complete list of all real property owned by or leased to Rocky Mountain I, and, with respect to all properties leased by Rocky Mountain I, a description of the term of such lease and the monthly rental thereunder. Rocky Mountain I is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Rocky Mountain I is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Rocky Mountain I has full legal and practical access to all such real property.

SECTION 9.14 INTELLECTUAL PROPERTY.

     The Rocky Mountain I Disclosure Letter sets forth a complete list of (i) all Intellectual Property owned, used or licensed by Rocky Mountain I, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Rocky Mountain I. Rocky Mountain I owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Rocky Mountain I has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Rocky Mountain I Disclosure Letter, Rocky Mountain I (i) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 9.15 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Rocky Mountain I Disclosure Letter sets forth a list of all material written, and a description of all oral, commitments, agreements or contracts to which Rocky Mountain I is a party or by which Rocky Mountain I is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Rocky Mountain I; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Rocky Mountain I of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Rocky Mountain I after the date hereof of more than $25,000 or which has been entered into by Rocky Mountain I otherwise than in the ordinary course of business; (iv) agreements between Rocky Mountain I and suppliers to Rocky Mountain I pursuant to which Rocky Mountain I is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Rocky Mountain I or any officer, director, or employee of Rocky Mountain I to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Rocky Mountain I to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Rocky Mountain I for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of Rocky Mountain I deems to be material to the business of Rocky Mountain I.

          (b) No Breaches or Defaults. Except as disclosed in the Rocky Mountain I Disclosure Letter, Rocky Mountain I is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Rocky Mountain I has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Rocky Mountain I has no knowledge, or received any notice to the effect, that any party with whom Rocky Mountain I has contractual arrangements under the Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts to which Rocky Mountain I is a party constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 9.16 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Rocky Mountain I Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Rocky Mountain I or any of its ERISA Affiliates is a party or to which Rocky Mountain I or any of its ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Rocky Mountain I or any ERISA Affiliate of Rocky Mountain I is a party, which Rocky Mountain I or any ERISA Affiliate of Rocky Mountain I sponsors or maintains or to which Rocky Mountain I or any ERISA Affiliate of Rocky Mountain I contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Rocky Mountain I or any of its ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Rocky Mountain I Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Rocky Mountain I or any of its ERISA Affiliates is a party or to which Rocky Mountain I or any of its ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Rocky Mountain I Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under
Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Rocky Mountain I of any of its ERISA Affiliates is a party or to which Rocky Mountain I or any of its ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Rocky Mountain I have been paid or otherwise adequately accrued against in the Rocky Mountain I Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Rocky Mountain I Disclosure Letter, Rocky Mountain I is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Rocky Mountain I Financial Statements, and there is no controversy pending, threatened or in prospect between Rocky Mountain I and any of its Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Rocky Mountain I with respect to or relating to any of its Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Rocky Mountain I before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Rocky Mountain I, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Rocky Mountain I Disclosure Letter, all current employees of Rocky Mountain I may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Rocky Mountain I Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Rocky Mountain I or any ERISA Affiliate of Rocky Mountain I to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Rocky Mountain I has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Rocky Mountain I, is not engaged in any unfair labor practice with respect to any of the current employees of Rocky Mountain I and to the best knowledge of Rocky Mountain I, none of the persons performing services for Rocky Mountain I or any of its ERISA Affiliates have been improperly classified as independent contractors or as being exempt from the payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Rocky Mountain I Disclosure Letter), none of the employees of Rocky Mountain I are subject to any collective bargaining agreement nor is Rocky Mountain I required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither Rocky Mountain I nor any of its ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Rocky Mountain I or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Rocky Mountain I ended December 31, 1996.

          (j) No Unfunded Liabilities. Neither Rocky Mountain I nor any ERISA Affiliate of Rocky Mountain I has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Rocky Mountain I or ERISA Affiliate of Rocky Mountain I.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Rocky Mountain I or any ERISA Affiliate of Rocky Mountain I, which could subject any such Employee Benefit Plan, Rocky Mountain I, any ERISA Affiliate of Rocky Mountain I, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Rocky Mountain I nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of Rocky Mountain I or any of its ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Rocky Mountain I Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither Rocky Mountain I nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (viii) neither Rocky Mountain I nor any of its ERISA Affiliates maintains a nonconforming group health plan as defined at
Section 5000(c) of the Code.

SECTION 9.17 TAX MATTERS.

          (a) Affiliated Groups. Rocky Mountain I is not a member of, and has never been a member of, any "affiliated group" as that term is defined in
Section 1504(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Rocky Mountain I has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Rocky Mountain I has paid, withheld, or accrued, or will accrue, on the Rocky Mountain I Financial Statements in accordance with an accrual method of accounting consistently applied any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Rocky Mountain I has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Rocky Mountain I has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Rocky Mountain I's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Rocky Mountain I's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Rocky Mountain I as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. The Tax Returns of Rocky Mountain I have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Rocky Mountain I Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Rocky Mountain I as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Rocky Mountain I Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Rocky Mountain I. Rocky Mountain I has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Rocky Mountain I with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Rocky Mountain I is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Rocky Mountain I Financial Statements.

          (g) Tax Elections and Special Tax Status. Rocky Mountain I is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of Rocky Mountain
I. Rocky Mountain I is a "small business corporation" which has elected to be subject to federal income taxation under subchapter S of the Code and has such status for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Rocky Mountain I is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Rocky Mountain I has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Rocky Mountain II is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Rocky Mountain I has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code, nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 9.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Rocky Mountain I and any other real property presently or formerly owned by, used by or leased to or by Rocky Mountain I (collectively, the "Rocky Mountain I Property"), the existing and prior uses of such Property and all operations of the businesses of Rocky Mountain I comply and have at all times complied with all Environmental Laws and Rocky Mountain I is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Rocky Mountain I has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) Except as disclosed in the Rocky Mountain I Disclosure Letter, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Rocky Mountain I Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Rocky Mountain I Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are located on such Rocky Mountain I Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Rocky Mountain I (or any predecessor in interest) in connection with
(i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

SECTION 9.19 COMPLIANCE WITH LAWS.

     Rocky Mountain I has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 9.20 LICENSES AND PERMITS.

     Rocky Mountain I possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Rocky Mountain I. Rocky Mountain I has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of Rocky Mountain I, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 9.21 INSURANCE.

     Rocky Mountain I has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Rocky Mountain I is not in default under any provision contained in any insurance policy maintained by Rocky Mountain I currently, nor has Rocky Mountain I failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Rocky Mountain I aware of any grounds therefor.

SECTION 9.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Rocky Mountain I Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Rocky Mountain I has not (I) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt;
(xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties; (xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 9.23 TITLE TO ASSETS.

     Except as described in the Rocky Mountain I Disclosure Letter, Rocky Mountain I has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 9.24 CORPORATE RECORDS.

     The minute books of Rocky Mountain I accurately reflect all minutes of proceedings of and actions taken by the directors of Rocky Mountain I, and by each committee of the Board of Directors of Rocky Mountain I, and all records of meetings of and actions taken by the stockholders of Rocky Mountain I, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 9.25 BROKER AND FINDER FEES.

     Rocky Mountain I has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Rocky Mountain I by any broker, finder or intermediary in connection with such transaction.

SECTION 9.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Rocky Mountain I pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Rocky Mountain I pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 9.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Rocky Mountain I Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Rocky Mountain I and has conducted its business in the ordinary course and consistent with past practice, and Rocky Mountain I has not suffered any change that has had a Material Adverse Effect on Rocky Mountain I. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Rocky Mountain I that have not been disclosed in writing by Rocky Mountain I pursuant to the Rocky Mountain I Disclosure Letter.

                                   ARTICLE X

              REPRESENTATIONS AND WARRANTIES OF ROCKY MOUNTAIN II

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Rocky Mountain II hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company.

SECTION 10.1 ORGANIZATION AND GOOD STANDING.

     Rocky Mountain II is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 10.2 CAPITALIZATION OF ROCKY MOUNTAIN II.

     The authorized capital stock of Rocky Mountain II consists solely of 500,000 shares of a single class of common stock, $1.00 par value, of which 14,538.88 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Rocky Mountain II issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Rocky Mountain II has been issued in violation of shareholder preemptive rights. Rocky Mountain II has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Rocky Mountain
II. Rocky Mountain II is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Rocky Mountain II except as provided in the Disclosure Letter dated of even date with this Agreement submitted by Rocky Mountain II to each of the parties. Rocky Mountain II has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

SECTION 10.3 OWNERSHIP OF SHARES.

     The Rocky Mountain II Disclosure Letter contains a true, complete and accurate list of each of the record and beneficial owners of the shares of the capital stock of Rocky Mountain II, together with the name and address of each such holder. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (I) restricting the transferability of any of the shares of the capital stock of Rocky Mountain II or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 10.4 SUBSIDIARIES; INVESTMENTS.

     Rocky Mountain II does not own any shares of capital stock or equity securities of, or any interest in any other entity.

SECTION 10.5 EXECUTION AND EFFECT OF AGREEMENT.

     Rocky Mountain II has the corporate power to enter into this Agreement and to perform its obligations hereunder and, subject to the due authorization and approval of its shareholders, to enter into and consummate the Rocky Mountain II Merger. Subject only to the approval of its Board of Directors, this Agreement has been duly executed and delivered by Rocky Mountain II and constitutes a legal, valid and binding obligation of Rocky Mountain II, fully enforceable against Rocky Mountain II in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 10.6 RESTRICTIONS.

     The execution and delivery of this Agreement by Rocky Mountain II, the consummation of the transactions contemplated hereby by Rocky Mountain II, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of Rocky Mountain II hereunder will not (a) violate any of the provisions of the charter or by-laws of Rocky Mountain II,
(b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Rocky Mountain II, or (d) except as disclosed in the Rocky Mountain II Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Rocky Mountain II is a party or to which any of any of the assets of Rocky Mountain II are subject.

SECTION 10.7 CONSENTS.

     Except as disclosed in the Rocky Mountain II Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Rocky Mountain II in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 10.8 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited balance sheets and related statements of income, cash flows and changes in stockholders' equity of Rocky Mountain II as at December 31, 1994, 1995 and 1996 and for the year periods then ended and the unaudited financial statements of Rocky Mountain II as at June 30, 1997 and for the six month period then ended (collectively, the "Rocky Mountain II Financial Statements"). All of the Rocky Mountain II Financial Statements have been prepared in accordance with an accrual method of accounting, consistently applied, in a manner consistent with each other and the books and records of Rocky Mountain II, and fairly present in all material respects the financial condition and results of operations of Rocky Mountain II at the dates and for the periods indicated therein. The regular books of account of Rocky Mountain II fairly and accurately reflect all material transactions involving Rocky Mountain II, are true, correct and complete and have been prepared in accordance with an accrual method of accounting, consistently applied, and on a basis consistent with the Financial Statements.

SECTION 10.9 DEBT.

     The Rocky Mountain II Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the outstanding Debt of Rocky Mountain II, the remaining principal balance thereof, the interest rate(s) payable by Rocky Mountain II in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Rocky Mountain II Disclosure Letter, all of the Debt of Rocky Mountain II may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 10.10 GUARANTEES.

     The Rocky Mountain II Disclosure Letter contains a complete list of all Guarantees provided by Rocky Mountain II for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Rocky Mountain II or any party doing business with Rocky Mountain II.

SECTION 10.11 NO UNDISCLOSED LIABILITIES.

     Rocky Mountain II does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (I) liabilities or obligations set forth in the Rocky Mountain II Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Rocky Mountain II Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Rocky Mountain
II. Except as otherwise contemplated or permitted by this Agreement no dividends have been declared on any capital stock of Rocky Mountain II which are unpaid.

SECTION 10.12 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Rocky Mountain II, threatened, by or before any court, any Governmental Authority or arbitrator, against Rocky Mountain II that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby. Except as disclosed in the Rocky Mountain II Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of Rocky Mountain II, threatened, by or before any arbitrator, court, or other Governmental Authority, against Rocky Mountain II or involving any of the former or present employees, agents, businesses, properties, rights or assets of Rocky Mountain II, nor, to the knowledge of management of Rocky Mountain II, is there any basis for the assertion of any of the foregoing.

Except as disclosed in the Rocky Mountain II Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Rocky Mountain II or any of their respective former or present Employees, agents, properties or assets.

SECTION 10.13 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Rocky Mountain II Disclosure Letter sets forth a complete list of all real property owned by or leased to Rocky Mountain II, and, with respect to all properties leased by Rocky Mountain II, a description of the term of such lease and the monthly rental thereunder. Rocky Mountain II is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Rocky Mountain II is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Rocky Mountain II has full legal and practical access to all such real property.

SECTION 10.14 INTELLECTUAL PROPERTY.

     The Rocky Mountain II Disclosure Letter sets forth a complete list of (I) all Intellectual Property owned, used or licensed by Rocky Mountain II, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Rocky Mountain II. Rocky Mountain II owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Rocky Mountain II has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Rocky Mountain II Disclosure Letter, Rocky Mountain II (I) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 10.15 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Rocky Mountain II Disclosure Letter sets forth a list of all material written, and a description of all oral, commitments, agreements or contracts to which Rocky Mountain II is a party or by which Rocky Mountain II is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Rocky Mountain II; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Rocky Mountain II of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Rocky Mountain II after the date hereof of more than $25,000 or which has been entered into by Rocky Mountain II otherwise than in the ordinary course of business; (iv) agreements between Rocky Mountain II and suppliers to Rocky Mountain II pursuant to which Rocky Mountain II is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Rocky Mountain II or any officer, director, or employee of Rocky Mountain II to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Rocky Mountain II to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Rocky Mountain II for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of Rocky Mountain II deems to be material to the business of Rocky Mountain II.

          (b) No Breaches or Defaults. Except as disclosed in the Rocky Mountain II Disclosure Letter, Rocky Mountain II and is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Rocky Mountain II has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Rocky Mountain II has no knowledge, or received any notice to the effect, that any party with whom Rocky Mountain II has contractual arrangements under its Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts to which Rocky Mountain II is a party constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 10.16 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Rocky Mountain II Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Rocky Mountain II or any of its ERISA Affiliates is a party or to which Rocky Mountain II or any of its ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Rocky Mountain II or any ERISA Affiliate of Rocky Mountain II is a party, which Rocky Mountain II or any ERISA Affiliate of Rocky Mountain II sponsors or maintains or to which Rocky Mountain II or any ERISA Affiliate of Rocky Mountain II contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Rocky Mountain II or any of its ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Rocky Mountain II Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Rocky Mountain II or any of its ERISA Affiliates is a party or to which Rocky Mountain II or any of its ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Rocky Mountain II Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under
Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Rocky Mountain II or any of its ERISA Affiliates is a party or to which Rocky Mountain II or any of its ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Rocky Mountain II have been paid or otherwise adequately accrued against in the Rocky Mountain II Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Rocky Mountain II Disclosure Letter, Rocky Mountain II is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Rocky Mountain II Financial Statements, and there is no controversy pending, threatened or in prospect between Rocky Mountain II and any of its Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Rocky Mountain II with respect to or relating to any of its Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Rocky Mountain II before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Rocky Mountain II, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Rocky Mountain II Disclosure Letter, all current employees of Rocky Mountain II may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Rocky Mountain II Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (I) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Rocky Mountain II or any ERISA Affiliate of Rocky Mountain II to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Rocky Mountain II has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Rocky Mountain II, is not engaged in any unfair labor practice with respect to any of the current employees of Rocky Mountain II and to the best knowledge of Rocky Mountain II, none of the persons performing services for Rocky Mountain II or any of its ERISA Affiliates have been improperly classified as independent contractors or as being exempt from the payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Rocky Mountain II Disclosure Letter), none of the employees of Rocky Mountain II are subject to any collective bargaining agreement nor is Rocky Mountain II required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither Rocky Mountain II nor any of its ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Rocky Mountain II or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Rocky Mountain II ended June 30, 1996.

          (j) No Unfunded Liabilities. Neither Rocky Mountain II nor any ERISA Affiliate of Rocky Mountain II has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Rocky Mountain II or ERISA Affiliate of Rocky Mountain II.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Rocky Mountain II or any ERISA Affiliate of Rocky Mountain II, which could subject any such Employee Benefit Plan, Rocky Mountain II, any ERISA Affiliate of Rocky Mountain II, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Rocky Mountain II nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of Rocky Mountain II or any of its ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Rocky Mountain II Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (I) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither Rocky Mountain II nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other welfare benefit fund as defined at Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (viii) neither Rocky Mountain II nor any of its Affiliates maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

SECTION 10.17 TAX MATTERS.

          (a) Affiliated Groups. Rocky Mountain II is not a member of, and has never been a member of, any "affiliated group" as that term is defined in
Section 1504(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Rocky Mountain II has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Rocky Mountain II has paid, withheld, or accrued, or will accrue, on the Rocky Mountain II Financial Statements in accordance with an accrual method of accounting consistently applied any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Rocky Mountain II has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Rocky Mountain II has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Rocky Mountain II's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Rocky Mountain II 's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Rocky Mountain II as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. The Tax Returns of Rocky Mountain II have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Rocky Mountain II Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Rocky Mountain II as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Rocky Mountain II Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Rocky Mountain II. Rocky Mountain II has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Rocky Mountain II with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Rocky Mountain II is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Rocky Mountain II Financial Statements.

          (g) Tax Elections and Special Tax Status. Rocky Mountain II is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. No election or consent under Section 341(f) of the Code has been made or shall be made on or prior to the Closing Date by or on behalf of Rocky Mountain
II. Rocky Mountain II is a "small business corporation" which has elected to be subject to federal income taxation under subchapter S of the Code and has such status for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Rocky Mountain II is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Rocky Mountain II has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Rocky Mountain II is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Rocky Mountain I has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code, nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

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
SECTION 10.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Rocky Mountain II and any other real property presently or formerly owned by, used by or leased to or by Rocky Mountain II (collectively, the "Rocky Mountain II Property"), the existing and prior uses of such Property and all operations of the businesses of Rocky Mountain II comply and have at all times complied with all Environmental Laws and Rocky Mountain II is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Rocky Mountain II has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) Except as disclosed in the Rocky Mountain II Disclosure Letter, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Rocky Mountain II Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Rocky Mountain II Ventures Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are located on such Rocky Mountain II Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Rocky Mountain II (or any predecessor in interest) in connection with (I) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

SECTION 10.19 COMPLIANCE WITH LAWS.

     Rocky Mountain II has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 10.20 LICENSES AND PERMITS.

     Rocky Mountain II possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Rocky Mountain II. Rocky Mountain II has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of Rocky Mountain II, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 10.21 INSURANCE.

     Rocky Mountain II has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Rocky Mountain II is not in default under any provision contained in any insurance policy maintained by Rocky Mountain II currently, nor has Rocky Mountain II failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Rocky Mountain II aware of any grounds therefor.

SECTION 10.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Rocky Mountain II Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Rocky Mountain II has not (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; (viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt;
(xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties; (xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 10.23 TITLE TO ASSETS.

     Except as described in the Rocky Mountain II Disclosure Letter, Rocky Mountain II has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 10.24 CORPORATE RECORDS.

     The minute books of Rocky Mountain II accurately reflect all minutes of proceedings of and actions taken by the directors of Rocky Mountain II, and by each committee of the Board of Directors of Rocky Mountain II, and all records of meetings of and actions taken by the stockholders of Rocky Mountain II, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 10.25 BROKER AND FINDER FEES.

     Rocky Mountain II has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Rocky Mountain II by any broker, finder or intermediary in connection with such transaction.

SECTION 10.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Rocky Mountain II pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Rocky Mountain II pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 10.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Rocky Mountain II Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Rocky Mountain II has conducted its business in the ordinary course and consistent with past practice, and Rocky Mountain II has not suffered any change that has had a Material Adverse Effect on Rocky Mountain II. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Rocky Mountain II that have not been disclosed in writing by Rocky Mountain II pursuant to the Rocky Mountain II Disclosure Letter.

                                   ARTICLE XI

               REPRESENTATIONS AND WARRANTIES OF PREMA PROPERTIES

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Prema Properties hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company:

SECTION 11.1 ORGANIZATION AND GOOD STANDING.

     Prema Properties is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign limited liability company in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 11.2 CAPITALIZATION OF PREMA PROPERTIES.

     The Prema Properties Members hold, in the aggregate, all of the membership or equity interests in Prema Properties. Prema Properties has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Prema Properties. Prema Properties is not subject to any commitment or obligation which would require the issuance or sale of any equity interest at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Prema Properties. Prema Properties has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no agreements, pledges, powers of attorney, consents, assignments or other similar agreements or arrangements either (I) restricting the transferability of the Membership Interests of Prema Properties or (ii) relating to the Membership Interests of Prema Properties which reasonably may be likely to prevent or delay the consummation of the transactions contemplated hereby.

SECTION 11.3 SUBSIDIARIES; INVESTMENTS.

     Prema Properties does not own any shares of capital stock or equity securities of, or any interest in any other entity.

SECTION 11.4 EXECUTION AND EFFECT OF AGREEMENT.

     Prema Properties has the power to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Prema Properties and constitutes a legal, valid and binding obligation of Prema Properties, fully enforceable against Prema Properties and each of the Prema Properties Members in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 11.5 RESTRICTIONS.

     The execution and delivery of this Agreement by Prema Properties, the consummation of the transactions contemplated hereby by Prema Properties and the Prema Properties Members, and the performance of their respective obligations hereunder will not (a) violate any of the provisions of the operating agreement or articles of organization of Prema Properties, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Prema Properties, or
(d) except as disclosed in the Prema Properties Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Prema Properties or any of the Prema Properties Members is a party or to which Prema Properties or any of the Prema Properties Members or any of their respective assets or properties are subject.

SECTION 11.6 CONSENTS.

     Except as disclosed in the Prema Properties Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Prema Properties or the Prema Properties Members in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 11.7 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited balance sheets and related statements of income, cash flows and changes in Member equity of Prema Properties as at December 31, 1994, 1995 and 1996 and for the year periods then ended and the unaudited financial statements of Prema Properties as at June 30, 1997 and for the six month period then ended (collectively, the "Prema Properties Financial Statements"). All of the Prema Properties Financial Statements have been prepared in accordance with GAAP in a manner consistent with each other and the books and records of Prema Properties, and fairly present in all material respects the financial condition and results of operations of Prema Properties at the dates and for the periods indicated therein. The regular books of account of Prema Properties fairly and accurately reflect all material transactions involving Prema Properties, are true, correct and complete and have been prepared in accordance with GAAP and on a basis consistent with the Financial Statements.

SECTION 11.8 DEBT.

     The Prema Properties Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the Debt of Prema Properties, the remaining principal balance thereof, the interest rate(s) payable by Prema Properties in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Prema Properties Disclosure Letter, all of the Debt of Prema Properties may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 11.9 GUARANTEES.

     The Prema Properties Disclosure Letter contains a complete list of all Guarantees provided by Prema Properties for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Prema Properties or any party doing business with Prema Properties.

SECTION 11.10 NO UNDISCLOSED LIABILITIES.

     Prema Properties does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (I) liabilities or obligations set forth in the Prema Properties Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Prema Properties Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Prema Properties. Except as otherwise contemplated or permitted by this Agreement no dividends or distributions have been declared on any Membership Interests of Prema Properties which are unpaid.

SECTION 11.11 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the Prema Properties Members, threatened, by or before any court, any Governmental Authority or arbitrator, against Prema Properties or any of the Prema Properties Members that reasonably could be expected to prevent or delay the consummation of any of the transactions contemplated hereby. Except as disclosed in the Prema Properties Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of Prema Properties Members, threatened, by or before any arbitrator, court, or other Governmental Authority, against Prema Properties or involving any of the former or present employees, agents, businesses, properties, rights or assets of Prema Properties, nor, to the knowledge of Prema Properties Members, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Prema Properties Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Prema Properties or any of their respective former or present Employees, agents, properties or assets.

SECTION 11.12 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Prema Properties Disclosure Letter sets forth a complete list of all real property owned by or leased to Prema Properties, and, with respect to all properties leased by Prema Properties, a description of the term of such lease and the monthly rental thereunder. Prema Properties is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Prema Properties is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Prema Properties has full legal and practical access to all such real property.

SECTION 11.13 INTELLECTUAL PROPERTY.

     The Prema Properties Disclosure Letter sets forth a complete list of (I) all Intellectual Property owned, used or licensed by Prema Properties, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Prema Properties. Prema Properties owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Prema Properties has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Prema Properties Disclosure Letter, Prema Properties (I) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 11.14 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Prema Properties Disclosure Letter sets forth a list of all material written, and a description of all oral, commitments, agreements or contracts to which Prema Properties is a party or by which Prema Properties is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (I) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Prema Properties ; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Prema Properties of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Prema Properties after the date hereof of more than $25,000 or which has been entered into by Prema Properties otherwise than in the ordinary course of business; (iv) agreements between Prema Properties and suppliers to Prema Properties pursuant to which Prema Properties is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Prema Properties or any officer, director, or employee of Prema Properties to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Prema Properties to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Prema Properties for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the Prema Properties Members deems to be material to the business of Prema Properties.

          (b) No Breaches or Defaults. Except as disclosed in the Prema Properties Disclosure Letter, Prema Properties and is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Prema Properties has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The Prema Properties Members have no knowledge, and have not received any notice to the effect, that any party with whom Prema Properties has contractual arrangements under the Material Contracts to which it is a party, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts to which it is a party constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 11.15 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Prema Properties Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Prema Properties is a party or to which Prema Properties is obligated to contribute. None of the Employee Benefit Plans to which Prema Properties or any ERISA Affiliate of Prema Properties is a party, which Prema Properties or any ERISA Affiliate of Prema Properties sponsors or maintains or to which Prema Properties or any ERISA Affiliate of Prema Properties contributes is subject to the requirements of Section 302 of ERISA or
Section 412 of the Code.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Prema Properties Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Prema Properties is a party or to which Prema Properties is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms. Except as disclosed in the Prema Properties Disclosure Letter, with respect to any Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under Section 401 of the Code has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Prema Properties is a party or to which Prema Properties is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Prema Properties have been paid or otherwise adequately accrued against in the Prema Properties Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Prema Properties Disclosure Letter, Prema Properties is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Prema Properties Financial Statements, and there is no controversy pending, threatened or in prospect between Prema Properties and any of its Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Prema Properties with respect to or relating to any of its Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Prema Properties before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Prema Properties, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Prema Properties Disclosure Letter, all current employees of Prema Properties may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Prema Properties Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Prema Properties or any ERISA Affiliate of Prema Properties to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Prema Properties has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the Prema Properties Members, is not engaged in any unfair labor practice with respect to any of the current employees of Prema Properties.

          (g) Collective Bargaining Agreements. Except as disclosed in the Prema Properties Disclosure Letter, none of the employees of Prema Properties are subject to any collective bargaining agreement nor is Prema Properties required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Prema Properties has not contributed to, nor had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Prema Properties relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Prema Properties ended December 31, 1996.

          (j) No Unfunded Liabilities. Prema Properties nor any ERISA Affiliate of Prema Properties has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Prema Properties or ERISA Affiliate of Prema Properties.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Prema Properties or any ERISA Affiliate of Prema Properties, which could subject any such Employee Benefit Plan, Prema Properties, any ERISA Affiliate of Prema Properties, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Prema Properties nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of any of the Companies.

          (l) Welfare Benefit Plans. (I) Except as disclosed in the Prema Properties Disclosure Letter, none of the Employee Benefit Plans that are "welfare benefit plans" as defined in ERISA contributions to Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause
(i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such Plan that could result in any material liability; (iii) no such Plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such Plans that are self-insured, no claims have been made pursuant to any such Plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) Prema Properties does not maintain and does not have any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9) or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; and
(vii) no amounts are required in connection with any such Plan to be included in income under Code Section 105(h) (under official regulations thereof to date);.

SECTION 11.17 TAX MATTERS.

          (a) Affiliated Groups. Prema Properties is not a member of, and has never been a member of, any "affiliated group" as that term is defined in
Section 1054(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Prema Properties has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Prema Properties has paid, withheld, or accrued, or will accrue, on the Prema Properties Financial Statements in accordance with GAAP any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Prema Properties has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Prema Properties has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Prema Properties's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Prema Properties 's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Prema Properties as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. The Tax Returns of Prema Properties have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Prema Properties Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Prema Properties as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Prema Properties Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Prema Properties. Prema Properties has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Prema Properties with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Prema Properties is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Prema Properties Financial Statements.

          (g) Tax Elections and Special Tax Status. Prema Properties is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. Prema Properties is a "partnership" for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation and has had the status of a "partnership" for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Prema Properties is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Prema Properties has been deferred pursuant to Treasury Regulation (section mark)1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Prema Properties is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Prema Properties has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 11.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Prema Properties and any other real property presently or formerly owned by, used by or leased to or by Prema Properties (collectively, the "Prema Properties Property"), the existing and prior uses of such Prema Properties Property and all operations of the businesses of Prema Properties comply and have at all times complied with all Environmental Laws and Prema Properties is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Prema Properties has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Prema Properties Property or into the environment surrounding such Prema Properties Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Prema Properties Property. No asbestos-containing materials, underground improvements (including, but not limited to treatment or storage tanks, sumps, or hydraulic tanks or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such Prema Properties Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Prema Properties (or any predecessor in interest) in connection with
(i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

SECTION 11.19 COMPLIANCE WITH LAWS.

     Prema Properties has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 11.20 LICENSES AND PERMITS.

     Prema Properties possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Prema Properties. Prema Properties has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of Prema Properties Members, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termina tion or suspension of any Permits.

SECTION 11.21 INSURANCE.

     Prema Properties has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Prema Properties is not in default under any provision contained in any insurance policy maintained by Prema Properties currently, nor has Prema Properties failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the Prema Properties Members aware of any grounds therefor.

SECTION 11.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Prema Properties Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Prema Properties has not (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices;
(viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 11.23 TITLE TO ASSETS.

     Except as described in the Prema Properties Disclosure Letter, Prema Properties has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 11.24 CORPORATE RECORDS.

     The books and records of Prema Properties accurately reflect all minutes of proceedings of and actions taken by the members of Prema Properties.

SECTION 11.25 BROKER AND FINDER FEES.

     Prema Properties has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Prema Properties by any broker, finder or intermediary in connection with such transaction.

SECTION 11.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Prema Properties pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Prema Properties pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 11.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Prema Properties Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Prema Properties has conducted its business in the ordinary course and consistent with past practice, and Prema Properties has not suffered any change that has had a Material Adverse Effect on Prema Properties. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon the financial condition, business or prospects of Prema Properties that have not been disclosed in writing by Prema Properties pursuant to the Prema Properties Disclosure Letter.

                                  ARTICLE XII

               REPRESENTATIONS AND WARRANTIES OF RALSTON CAR WASH

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Ralston Car Wash hereby makes the following representations and warranties to the other parties to this Agreement and the Holding Company:

SECTION 12.1 ORGANIZATION AND GOOD STANDING.

     Ralston Car Wash is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign limited liability company in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 12.2 CAPITALIZATION OF RALSTON CAR WASH.

     The Ralston Car Wash Members hold, in the aggregate, all of the membership or equity interests in Ralston Car Wash. Ralston Car Wash has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Ralston Car Wash. Ralston Car Wash is not subject to any commitment or obligation which would require the issuance or sale of any equity interest at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Ralston Car Wash. Ralston Car Wash has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no agreements, pledges, powers of attorney, consents, assignments or other similar agreements or arrangements either (I) restricting the transferability of the Membership interests of Ralston Car Wash or (ii) relating to the Ralston Car Wash Membership Interests which reasonably may be likely to prevent or delay the consummation of the transactions contemplated hereby.

SECTION 12.3 SUBSIDIARIES; INVESTMENTS.

     Ralston Car Wash does not own any shares of capital stock or equity securities of, or any interest in any other entity.

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SECTION 12.4 EXECUTION AND EFFECT OF AGREEMENT.

     Ralston Car Wash has the power to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Ralston Car Wash and constitutes a legal, valid and binding obligation of Ralston Car Wash, fully enforceable against Ralston Car Wash in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 12.5 RESTRICTIONS.

     The execution and delivery of this Agreement by Ralston Car Wash, the consummation of the transactions contemplated hereby by Ralston Car Wash and by each of the Ralston Car Wash Members, and the performance of their respective obligations hereunder will not (a) violate any of the provisions of the operating agreement or articles of organization of Ralston Car Wash, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Ralston Car Wash, or (d) except as disclosed in the Ralston Car Wash Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Ralston Car Wash or any of the Ralston Car Wash Members is a party or to which Ralston Car Wash or any of the Ralston Car Wash Members or any of their respective assets or properties are subject.

SECTION 12.6 CONSENTS.

     Except as disclosed in the Ralston Car Wash Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Ralston Car Wash or any of the Ralston Car Wash Members in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 12.7 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited balance sheets and related statements of income, cash flows and changes in member equity of Ralston Car Wash as at December 31, 1994, 1995 and 1996 and for the year periods then ended and the unaudited financial statements of Ralston Car Wash as at June 30, 1997 and for the six month period then ended (collectively, the "Ralston Car Wash Financial Statements"). All of the Ralston Car Wash Financial Statements have been prepared in accordance with an accrual method of accounting, consistently applied, in a manner consistent with each other and the books and records of Ralston Car Wash, and fairly present in all material respects the financial condition and results of operations of Ralston Car Wash at the dates and for the periods indicated therein. The regular books of account of Ralston Car Wash fairly and accurately reflect all material transactions involving Ralston Car Wash, are true, correct and complete and have been prepared in accordance with an accrual method of accounting, consistently applied, and on a basis consistent with the Financial Statements.

SECTION 12.8 DEBT.

     The Ralston Car Wash Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the Debt of Ralston Car Wash, the remaining principal balance thereof, the interest rate(s) payable by Ralston Car Wash in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Ralston Car Wash Disclosure Letter, all of the Debt of Ralston Car Wash may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 12.9 GUARANTEES.

     The Ralston Car Wash Disclosure Letter contains a complete list of all Guarantees provided by Ralston Car Wash for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Ralston Car Wash or any party doing business with Ralston Car Wash.

SECTION 12.10 NO UNDISCLOSED LIABILITIES.

     Ralston Car Wash does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the Ralston Car Wash Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Ralston Car Wash Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Ralston Car Wash. Except as otherwise contemplated or permitted by this Agreement, no dividends or distributions have been declared on any Membership Interests of Ralston Car Wash which are unpaid.

SECTION 12.11 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the Ralston Car Wash Members, threatened, by or before any court, any Governmental Authority or arbitrator, against Ralston Car Wash or any of the Ralston Car Wash Members that reasonably could be expected to prevent or delay the consummation of any of the transactions contemplated hereby. Except as disclosed in the Ralston Car Wash Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of Ralston Car Wash Members, threatened, by or before any arbitrator, court, or other Governmental Authority, against Ralston Car Wash or involving any of former or present employees, agents, businesses, properties, rights or assets of Ralston Car Wash, nor, to the knowledge of Ralston Car Wash Members, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Ralston Car Wash Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Ralston Car Wash or any of their respective former or present Employees, agents, properties or assets.

SECTION 12.12 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Ralston Car Wash Disclosure Letter sets forth a complete list of all real property owned by or leased to Ralston Car Wash, and, with respect to all properties leased by Ralston Car Wash, a description of the term of such lease and the monthly rental thereunder. Ralston Car Wash is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Ralston Car Wash is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Ralston Car Wash has full legal and practical access to all such real property.

SECTION 12.13 INTELLECTUAL PROPERTY.

     The Ralston Car Wash Disclosure Letter sets forth a complete list of all Intellectual Property owned, used or licensed by Ralston Car Wash, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Ralston Car Wash. Ralston Car Wash owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Ralston Car Wash has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Ralston Car Wash Disclosure Letter, Ralston Car Wash (I) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 12.14 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Ralston Car Wash Disclosure Letter sets forth a list of all material written, and a description of all oral, commitments, agreements or contracts to which Ralston Car Wash is a party or by which Ralston Car Wash is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Ralston Car Wash; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Ralston Car Wash of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Ralston Car Wash after the date hereof of more than

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$25,000 or which has been entered into by Ralston Car Wash otherwise than in the ordinary course of business; (iv) agreements between Ralston Car Wash and suppliers to Ralston Car Wash pursuant to which Ralston Car Wash is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Ralston Car Wash or any officer, director, or employee of Ralston Car Wash to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Ralston Car Wash to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Ralston Car Wash for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the Ralston Car Wash Members deems to be material to the business of Ralston Car Wash.

          (b) No Breaches or Defaults. Except as disclosed in the Ralston Car Wash Disclosure Letter, Ralston Car Wash and is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Ralston Car Wash has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The Ralston Car Wash Members have no knowledge, and have not received any notice to the effect, that any party with whom Ralston Car Wash has contractual arrangements under the Material Contracts to which it is a party, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts to which it is a party constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 12.15 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Ralston Car Wash Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Ralston Car Wash or any of its ERISA Affiliates is a party or to which Ralston Car Wash or any of its ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Ralston Car Wash or any ERISA Affiliate of Ralston Car Wash is a party, which Ralston Car Wash or any ERISA Affiliate of Ralston Car Wash sponsors or maintains or to which Ralston Car Wash or any ERISA Affiliate of Ralston Car Wash contributes is subject to the requirements of Section 302 of ERISA or
Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Ralston Car Wash or any of its ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Ralston Car Wash Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Ralston Car Wash is a party or to which Ralston Car Wash is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Ralston Car Wash Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under
Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Ralston Car Wash or any of its ERISA Affiliates is a party or to which Ralston Car Wash or any of its ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Ralston Car Wash have been paid or otherwise adequately accrued against in the Ralston Car Wash Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Ralston Car Wash Disclosure Letter, Ralston Car Wash is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Ralston Car Wash Financial Statements, and there is no controversy pending, threatened or in prospect between Ralston Car Wash and any of their respective Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Ralston Car Wash with respect to or relating to any of their respective Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Ralston Car Wash before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Ralston Car Wash, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Ralston Car Wash Disclosure Letter, all current employees of Ralston Car Wash may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Ralston Car Wash Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Ralston Car Wash or any ERISA Affiliate of Ralston Car Wash to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Ralston Car Wash has complied in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the Ralston Car Wash Members, is not engaged in any unfair labor practice with respect to any of the current employees of Ralston Car Wash; and to the best knowledge of Ralston Car Wash, none of the persons performing services for Ralston Car Wash or any of its ERISA Affiliates have been improperly classified as independent contractors or as being exempt from payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Ralston Car Wash Disclosure Letter), none of the employees of Ralston Car Wash are subject to any collective bargaining agreement nor is Ralston Car Wash required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither Ralston Car Wash nor any of its ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Ralston Car Wash or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Ralston Car Wash ended December 31, 1996.

          (j) No Unfunded Liabilities. Neither Ralston Car Wash nor any ERISA Affiliate of Ralston Car Wash has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Ralston Car Wash or ERISA Affiliate of Ralston Car Wash.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Ralston Car Wash or any ERISA Affiliate of Ralston Car Wash, which could subject any such Employee Benefit Plan, Ralston Car Wash, any ERISA Affiliate of Ralston Car Wash, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Ralston Car Wash nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of any of the Companies.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Ralston Car Wash Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (i) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage;
(ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither Ralston Car Wash nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code
Section 501(c)(9) or other welfare benefit fund as defined at Section 419(e) of the Code (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such Plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (viii) neither Ralston Car Wash nor any of its ERISA Affiliates maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

SECTION 12.17 TAX MATTERS.

          (a) Affiliated Groups. Ralston Car Wash is not a member of, and has never been a member of, any "affiliated group" as that term is defined in
Section 1054(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Ralston Car Wash has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Ralston Car Wash has paid, withheld, or accrued, or will accrue, on the Ralston Car Wash Financial Statements in accordance with an accrual method of accounting, consistently applied, any and all Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Ralston Car Wash has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Ralston Car Wash has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Ralston Car Wash's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Ralston Car Wash's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Ralston Car Wash as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. Except as disclosed in the Ralston Car Wash Disclosure Letter, the Tax Returns of Ralston Car Wash have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Ralston Car Wash Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Ralston Car Wash as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Ralston Car Wash Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrange ments providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Ralston Car Wash. Ralston Car Wash has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Ralston Car Wash with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Ralston Car Wash is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Ralston Car Wash Financial Statements.

          (g) Tax Elections and Special Tax Status. Ralston Car Wash is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. Ralston Car Wash is a "partnership" for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation and has had the status of a "partnership" for purposes of federal income taxation and state income taxation in all states in which its income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Ralston Car Wash is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Ralston Car Wash has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Ralston Car Wash is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Ralston Car Wash has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code, nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 12.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Ralston Car Wash and any other real property presently or formerly owned by, used by or leased to or by Ralston Car Wash (collectively, the "Ralston Car Wash Property"), the existing and prior uses of such Ralston Car Wash Property and all operations of the businesses of Ralston Car Wash comply and have at all times complied with all Environmental Laws and Ralston Car Wash is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Ralston Car Wash has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) Except as disclosed in the Ralston Car Wash Disclosure letter, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Ralston Car Wash Property or into the environment surrounding such Ralston Car Wash Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Ralston Car Wash Property. No asbestos-containing materials, underground improvements (including, but not limited to treatment or storage tanks, sumps, or hydraulic tanks or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are or have ever been located on such Ralston Car Wash Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Ralston Car Wash (or any predecessor in interest) in connection with
(i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

SECTION 12.19 COMPLIANCE WITH LAWS.

     Ralston Car Wash has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 12.20 LICENSES AND PERMITS.

     Ralston Car Wash possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Ralston Car Wash. Ralston Car Wash has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of Ralston Car Wash

Members, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 12.21 INSURANCE.

     Ralston Car Wash has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Ralston Car Wash is not in default under any provision contained in any insurance policy maintained by Ralston Car Wash currently, nor has Ralston Car Wash failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the Ralston Car Wash Members aware of any grounds therefor.

SECTION 12.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Ralston Car Wash Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Ralston Car Wash has not (i) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices;
(viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 12.23 TITLE TO ASSETS.

     Except as described in the Ralston Car Wash Disclosure Letter, Ralston Car Wash has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 12.24 CORPORATE RECORDS.

     The books and records of Ralston Car Wash accurately reflect all minutes of proceedings of and actions taken by the members of Ralston Car Wash.

SECTION 12.25 BROKER AND FINDER FEES.

     Ralston Car Wash has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Ralston Car Wash by any broker, finder or intermediary in connection with such transaction.

SECTION 12.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Ralston Car Wash pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Ralston Car Wash pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 12.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Ralston Car Wash Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Ralston Car Wash has conducted its business in the ordinary course and consistent with past practice, and Ralston Car Wash has not suffered any change that has had a Material Adverse Effect on Ralston Car Wash. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Ralston Car Wash that have not been disclosed in writing by Ralston Car Wash pursuant to the Ralston Car Wash Disclosure Letter.

                                  ARTICLE XIII

                     REPRESENTATIONS AND WARRANTIES OF KBG

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, KBG hereby makes the following representations and warranties to the other parties to this Agreement:

SECTION 13.1 ORGANIZATION AND GOOD STANDING.

     KBG is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 13.2 EXECUTION AND EFFECT OF AGREEMENT.

     KBG has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by KBG of this Agreement, the consummation by KBG of the transactions contemplated hereby, and the performance by KBG of its obligations hereunder, have been duly and effectively authorized by all necessary corporate action on the part of KBG. This Agreement has been duly executed and delivered by KBG and constitutes a legal, valid and binding obligation of KBG, fully enforceable against KBG in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 13.3 RESTRICTIONS.

     The execution and delivery of this Agreement by KBG, the consummation of the transactions contemplated hereby by KBG, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of KBG hereunder will not (a) violate any of the provisions of the charter or by-laws of KBG, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of KBG, or (d) except as disclosed in the KBG Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which KBG is a party or to which any of any of the assets of KBG are subject.

SECTION 13.4 CONSENTS.

     No filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by KBG in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of its obligations hereunder or thereunder which have not been obtained by KBG.

SECTION 13.5 OWNERSHIP OF PROPRIETARY CAR WASH COMPUTER SYSTEM.

     KBG is the sole and exclusive owner of all of the copyright interests in, patents of, and patent rights in, the Propriety Car Wash Computer Software and has the sole and exclusive right to sell, assign and transfer the Proprietary Computer

Software and the intellectual property rights embodied therein to the Holding Company. Except as disclosed on Schedule 13.5 to this Agreement, KBG has not sold, transferred, assigned, conveyed, licensed or otherwise encumbered the Proprietary Car Wash Computer Software or any of the intellectual property rights embodied therein and has not granted any right, license or privilege with respect thereto to any other Person. The Proprietary Car Wash Computer Software does not infringe upon, conflict with or misappropriate the rights of any other Person and KBG has not received any claim or notice from any other Person whether oral or written, which states, in essence, that the use thereof infringes upon or misappropriates the rights of any Person. KBG has not made any claim which states, in essence, that any Person has violated or infringed upon or misappropriated its rights in the Proprietary Car Wash Computer Software, and, to the knowledge of the management of KBG, no person is infringing upon, misappropriating, engaging in any unauthorized use thereof.

SECTION 13.6 BROKER AND FINDER FEES.

     KBG has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or KBG by any broker, finder or intermediary in connection with such transaction.

SECTION 13.7 ADEQUATE DISCLOSURE.

     No representation or warranty made by KBG pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by KBG pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                                  ARTICLE XIV

               REPRESENTATIONS AND WARRANTIES OF MIRACLE PARTNERS

     In order to induce each of the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the delivery and acceptance of a definitive Disclosure Letter, Miracle Partners hereby makes the following representations and warranties to the other parties to this Agreement and to the Holding Company.

SECTION 14.1 ORGANIZATION AND GOOD STANDING.

     Miracle Partners is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own, operate and lease its properties, and to conduct its business as it is now being conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which the operation of its business or the ownership of its properties requires such qualification.

SECTION 14.2 CAPITALIZATION OF MIRACLE PARTNERS.

     The authorized capital stock of Miracle Partners consists solely of 500 shares of a single class of common stock, $-0-par value, of which 500 shares have been issued and are outstanding as of the date of this Agreement. Each of the shares of the capital stock of Miracle Partners issued and outstanding as of the date hereof has been duly authorized and validly issued and is fully paid and non-assessable. None of the shares of the issued and outstanding capital stock of Miracle Partners has been issued in violation of shareholder preemptive rights. Miracle Partners has no issued or outstanding equity securities, debt securities or other instruments which are convertible into or exchangeable for at any time into equity securities of Miracle Partners. Miracle Partners is not subject to any commitment or obligation which would require the issuance or sale of shares of its capital stock at any time under options, subscriptions, warrants, rights, calls, preemptive rights, convertible obligations or any other fixed or contingent obligations or which would provide the holder thereof with the right to acquire any equity securities of Miracle Partners. Miracle Partners has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

SECTION 14.3 OWNERSHIP OF SHARES.

     All of the issued and outstanding shares of the capital stock of Miracle Partners are held of record and beneficially by C. Eugene Deal. There are no agreements, pledges, powers of attorney, assignments or similar agreements or arrangements either (i) restricting the transferability of any of the shares of the capital stock of Miracle Partners or (ii) which reasonably could be expected to prohibit or delay the consummation of the transactions contemplated hereby.

SECTION 14.4 SUBSIDIARIES; INVESTMENTS.

     Miracle Partners does not own any shares of capital stock or equity securities of, or any interest in any other entity.

SECTION 14.5 EXECUTION AND EFFECT OF AGREEMENT.

     Miracle Partners has the corporate power to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Miracle Partners and constitutes a legal, valid and binding obligation of Miracle Partners, fully enforceable against Miracle Partners in accordance with its terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 14.6 RESTRICTIONS.

     The execution and delivery of this Agreement by Miracle Partners, the consummation of the transactions contemplated hereby by Miracle Partners, and, subject to the due authorization and approval of its shareholders, the performance of the obligations of Miracle Partners hereunder will not (a) violate any of the provisions of the charter or by-laws of Miracle Partners, (b) violate or conflict with the provisions of any Applicable Laws, (c) result in the creation of any Encumbrance upon any of the assets, rights or properties of Miracle Partners, or (d) except as disclosed in the Miracle Partners Disclosure Letter, conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any material agreement, indenture, mortgage, deed of trust, security or pledge agreement, lease, contract, note, bond, license, permit, authorization or other instrument to which Miracle Partners is a party or to which any of any of the assets of Miracle Partners are subject.

SECTION 14.7 CONSENTS.

     Except as disclosed in the Miracle Partners Disclosure Letter, no filing with, or consent, waiver, approval or authorization of, or notice to, any governmental authority or any third party is required to be made or obtained by Miracle Partners in connection with the execution and delivery of this Agreement or any document or instrument contemplated hereby, the consummation of any of the transactions contemplated hereby or the performance of any of their respective obligations hereunder or thereunder.

SECTION 14.8 FINANCIAL STATEMENTS.

     Attached hereto as Exhibit E are true and correct copies of the audited balance sheets and related statements of income, cash flows and changes in stockholders' equity of Miracle Partners as at December 31, 1994, 1995 and 1996 and for the year periods then ended and the financial statements of Miracle Partners as at June 30, 1997 and for the six month period then ended (collectively, the "Miracle Partners Financial Statements"). All of the Miracle Partners Financial Statements have been prepared in accordance with GAAP in a manner consistent with each other and the books and records of Miracle Partners, and fairly present in all material respects the financial condition and results of operations of Miracle Partners at the dates and for the periods indicated therein. The regular books of account of Miracle Partners fairly and accurately reflect all material transactions involving Miracle Partners, are true, correct and complete and have been prepared in accordance with GAAP and on a basis consistent with the Financial Statements.

SECTION 14.9 DEBT.

     The Miracle Partners Disclosure Letter contains a true, complete and accurate listing of the original principal amount of all of the Debt of Miracle Partners, the remaining principal balance thereof, the interest rate(s) payable by Miracle Partners in respect thereof, if any, and the date(s) of maturity thereof. Except as disclosed in the Miracle Partners Disclosure Letter, all of the Debt of Miracle Partners may be prepaid at any time, without premium, prepayment penalties, termination fees or other fees or charges.

SECTION 14.10 GUARANTEES.

     The Miracle Partners Disclosure Letter contains a complete list of all Guarantees provided by Miracle Partners for the benefit of any other party and of all Guarantees provided by any other party for the benefit of Miracle Partners or any party doing business with Miracle Partners.

SECTION 14.11 NO UNDISCLOSED LIABILITIES.

     Miracle Partners does not have any material liabilities or obligations of any nature whatsoever (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), except for (i) liabilities or obligations set forth in the Miracle Partners Disclosure Letter, (ii) liabilities or obligations to the extent expressly reflected on or reserved against in the June 30, 1997 balance sheet included among the Miracle Partners Financial Statements or disclosed in the notes thereto, (iii) liabilities or obligations of a type reflected on the June 30, 1997 balance sheet and incurred in the ordinary course of business and consistent with past practices since June 30, 1997, or (iv) liabilities or obligations arising under the terms of the Material Contracts of Miracle Partners. Except as otherwise contemplated or permitted by this Agreement no dividends have been declared on any capital stock of Miracle Partners which are unpaid.

SECTION 14.12 LITIGATION.

     There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or, to the knowledge of the management of Miracle Partners, threatened, by or before any court, any Governmental Authority or arbitrator, against Miracle Partners that reasonably could be expected to prevent the consummation of any of the trans actions contemplated hereby. Except as disclosed in the Miracle Partners Disclosure Letter, there is no material suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending, or to the knowledge of management of Miracle Partners, threatened, by or before any arbitrator, court, or other Governmental Authority, against Miracle Partners or involving any of the former or present employees, agents, businesses, properties, rights or assets of Miracle Partners, nor, to the knowledge of management of Miracle Partners, is there any basis for the assertion of any of the foregoing. Except as disclosed in the Miracle Partners Disclosure Letter, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any court, Governmental Authority or arbitrator against Miracle Partners or any of their respective former or present Employees, agents, properties or assets.

SECTION 14.13 PROPERTIES; ABSENCE OF ENCUMBRANCES.

     The Miracle Partners Disclosure Letter sets forth a complete list of all real property owned by or leased to Miracle Partners, and, with respect to all properties leased by Miracle Partners, a description of the term of such lease and the monthly rental thereunder. Miracle Partners is not in default (and will not be in default with the passage of time or the receipt of notice or both) and has not received notice of default, under any lease of real property. All real property leased to Miracle Partners is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized. Subject in the case of leased property to the terms and conditions of the respective leases, Miracle Partners has full legal and practical access to all such real property.

SECTION 14.14 INTELLECTUAL PROPERTY.

     The Miracle Partners Disclosure Letter sets forth a complete list of (I) all Intellectual Property owned, used or licensed by Miracle Partners, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property is licensed to or by Miracle Partners. Miracle Partners owns its Intellectual Property free and clear of any and all Encumbrances, or, in the case of licensed Intellectual Property, has valid, binding and enforceable rights to use such Intellectual Property. Miracle Partners has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof. Except as disclosed in the Miracle Partners Disclosure Letter, Miracle Partners (I) has not received any notice or claim to the effect that the use of any Intellectual Property infringes upon, conflicts with or misappropriates the rights of any other party or that any of the Intellectual Property is not valid or enforceable, and (ii) has not made any claim that any party has violated or infringed upon its rights with respect to any Intellectual Property.

SECTION 14.15 MATERIAL CONTRACTS.

          (a) List of Material Contracts. The Miracle Partners Disclosure Letter sets forth a list of all material written, and a description of all oral, commitments, agreements or contracts to which Miracle Partners is a party or by which Miracle Partners is obligated, including, but not limited to, all commitments, agreements or contracts embodying or evidencing the following transactions or arrangements: (i) agreements for the employment of, or independent contractor arrangements with, any officer or other individual employee of Miracle Partners; (ii) any consulting agreement, agency agreement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by Miracle Partners of consultants, agents, legal counsel, accountants or anyone else who is not an Employee; (iii) any single contract, purchase order or commitment providing for expenditures by Miracle Partners after the date hereof of more than $25,000 or which has been entered into by Miracle Partners otherwise than in the ordinary course of business; (iv) agreements between Miracle Partners and suppliers to Miracle Partners pursuant to which Miracle Partners is obligated to purchase or to sell or distribute the products of any other party other than current purchase orders entered into in the ordinary course of business consistent with past practices; (v) any contract containing covenants limiting the freedom of Miracle Partners or any officer, director, or employee of Miracle Partners to engage in any line or type of business or with any person in any geographic area; (vi) any commitment or arrangement by Miracle Partners to participate in a strategic alliance, partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (vii) any commitments by Miracle Partners for capital expenditures involving more than $25,000 individually or $50,000 in the aggregate; and (viii) any other contract, commitment, agreement, understanding or arrangement that the management of Miracle Partners deems to be material to the business of Miracle Partners.

          (b) No Breaches or Defaults. Except as disclosed in the Miracle Partners Disclosure Letter, Miracle Partners and is in full compliance with each, and is not in default under any, Material Contract to which it is a party, and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Miracle Partners has not waived any rights under or with respect to any of the Material Contracts to which it is a party. The management of Miracle Partners has no knowledge, or received any notice to the effect, that any party with whom Miracle Partners has contractual arrangements under its Material Contracts, is in default under any such contractual arrangements or that any event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each of the Material Contracts to which Miracle Partners is a party constitutes a legal, valid and binding obligation of each the parties thereto and is enforceable against each of the parties thereto in accordance with its respective terms; except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 14.16 EMPLOYEE BENEFITS AND EMPLOYMENT MATTERS.

          (a) Plans and Arrangements. The Miracle Partners Disclosure Letter sets forth a true, complete and correct list of all Employee Benefit Plans and all Benefit Arrangements to which Miracle Partners or any of its ERISA Affiliates is a party or to which Miracle Partners or any of its ERISA Affiliates is obligated to contribute. None of the Employee Benefit Plans to which Miracle Partners or any ERISA Affiliate of Miracle Partners is a party, which Miracle Partners or any ERISA Affiliate of Miracle Partners sponsors or maintains or to which Miracle Partners or any ERISA Affiliate of Miracle Partners contributes is subject to the requirements of Section 302 of ERISA or
Section 412 of the Code and no liability under Title IV of ERISA (whether to the PBGC or otherwise) has been incurred by Miracle Partners or any of its ERISA Affiliates.

          (b) Compliance with Laws and Terms of Plans. Except as disclosed in the Miracle Partners Disclosure Letter, each Employee Benefit Plan and Benefit Arrangement to which Miracle Partners or any of its ERISA Affiliates is a party or to which Miracle Partners or any of its ERISA Affiliates is obligated to contribute has been operated or maintained in compliance in all material respects with all Applicable Laws, including, without limitation, ERISA and the Code, and has been maintained in material compliance with its terms and in material compliance with the terms of any applicable collective bargaining agreement. Except as disclosed in the Miracle Partners Disclosure Letter, with respect to any Employee Benefit Plan that is intended to qualify under Section 401 of the Code, a favorable determination letter as to qualification under
Section 401 of the Code that considered the Tax Reform Act of 1986 has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could adversely affect the qualified status of any such Plan.

          (c) Contributions. All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan or Benefit Arrangement to which Miracle Partners or any of its ERISA Affiliates is a party or to which Miracle Partners or any of its ERISA Affiliates is obligated to contribute, under ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees of Miracle Partners or any of its ERISA Affiliates have been paid or otherwise adequately accrued against in the Miracle Partners Financial Statements, as the case may be.

          (d) Arrearages and Employment Disputes. Except as disclosed in the Miracle Partners Disclosure Letter, Miracle Partners is not liable for any arrearage of wages, any accrued or vested vacation pay or any tax or penalty for failure to comply with any Applicable Law relating to employment or labor above the level accrued for or reserved against on the June 30, 1997 balance sheet included in the Miracle Partners Financial Statements, and there is no controversy pending, threatened or in prospect between Miracle Partners and any of its Employees nor is there any basis for any such controversy. There is no unfair labor practice charge or complaint currently pending against Miracle Partners with respect to or relating to any of its

Employees before the National Labor Relations Board or any other agency having jurisdiction over such matters and no charges or complaints are currently pending against Miracle Partners before the Equal Employment Opportunity Commission or any state or local agency having responsibility for the prevention of unlawful employment practices. There are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and, to the knowledge of the management of Miracle Partners, no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

          (e) Severance Obligations. Except as disclosed in the Miracle Partners Disclosure Letter, all current employees of Miracle Partners may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements disclosed in the Miracle Partners Disclosure Letter, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay. No "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be required to be made by Miracle Partners or any ERISA Affiliate of Miracle Partners to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

          (f) Compliance with Laws on Employment Practices. Miracle Partners has complied in all material respects with all Applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours, and to the knowledge of the management of Miracle Partners, is not engaged in any unfair labor practice with respect to any of the current employees of Miracle Partners; and to the best knowledge of Miracle Partners, none of the persons performing services for Miracle Partners or any of its ERISA Affiliates have been improperly classified as independent contractors or as being exempt from the payment of wages or overtime.

          (g) Collective Bargaining Agreements. Except as disclosed in the Miracle Partners Disclosure Letter, none of the employees of Miracle Partners are subject to any collective bargaining agreement nor is Miracle Partners required under any agreement to recognize or bargain with any labor organization or union on behalf of its employees.

          (h) No Multi-Employer Plans. Neither Miracle Partners nor any of its ERISA Affiliates has contributed to, or had the obligation to contribute to, any Multiemployer Plan within the five-year period ending on the date of this Agreement.

          (i) No Amendments to Plans. There has been no amendment to, written interpretation or announcement (whether or not written) by Miracle Partners or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Benefit Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year of Miracle Partners ended December 31, 1996.

          (j) No Unfunded Liabilities. Neither Miracle Partners nor any ERISA Affiliate of Miracle Partners has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of Miracle Partners or ERISA Affiliate of Miracle Partners.

          (k) No Prohibited Transactions. No event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by Miracle Partners or any ERISA Affiliate of Miracle Partners, which could subject any such Employee Benefit Plan, Miracle Partners, any ERISA Affiliate of Miracle Partners, or the Holding Company directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code. Neither Miracle Partners nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to any Multiemployer Plan which has resulted in any unpaid liability of Miracle Partners or any of its ERISA Affiliates.

          (l) Welfare Benefit Plans. (i) Except as disclosed in the Miracle Partners Disclosure Letter, none of the Employee Benefit Plans that are "employee welfare benefit plans" as defined in ERISA Section 3(1) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; provided that any disclosure regarding this clause (I) shall set forth (A) the number of individuals currently receiving such continuing benefits or coverage, (B) the limit on liability with respect to such coverage, (C) the terms and conditions of such coverage, and (D) the maximum number of current employees or independent contractors who could become eligible for such continuing benefits or coverage; (ii) there has been no violation of Code Section 4980B or ERISA Sections 601-609 with respect to any such plan that could result in any material liability; (iii) no such plans are "multiple employer welfare arrangements" within the meaning of ERISA
Section 3(40); (iv) with respect to any such plans that are self-insured, no claims have been made pursuant to any such plan that have not yet been paid (other than claims which have not yet been paid but are in the normal course of processing) and no individual has incurred injury, sickness or other medical condition with respect to which claims may be made pursuant to any such plan where the liability to the employer could in the aggregate with respect to each such individual exceed $50,000 per year; (v) neither Miracle Partners nor any of its ERISA Affiliates maintains or has any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code
Section 501(c)(9) or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding); (vi) no such plan is intended to satisfy Code Section 125; (vii) no amounts are required in connection with any such plan to be included in income under Code Section 105(h) (under official regulations thereof to date); and (viii) neither Miracle Partners nor any of its ERISA Affiliates maintains a nonconforming group health plan as defined at Section 5000(c) of the Code.

SECTION 14.17 TAX MATTERS.

          (a) Affiliated Groups. Miracle Partners is not a member of, and has never been a member of, any "affiliated group" as that term is defined in
Section 1454(a) of the Code.

          (b) Tax Returns and Payment of Taxes. Miracle Partners has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof. Miracle Partners has paid, withheld, or accrued, or will accrue, on the Miracle Partners Financial Statements in accordance with GAAP any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transactions for all periods (or portions thereof) through the close of business on the Closing Date. Miracle Partners has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any Employee, creditor, independent contractor or other third party. Miracle Partners has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Government Authorities and have furnished properly completed exemption certificates for all exempt transactions.

          (c) Tax Reserves. The amount of Miracle Partners's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of the date of this Agreement, and the amount of Miracle Partners 's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals shall be reflected on the balance sheet of Miracle Partners as of the Closing Date.

          (d) Audits; No Deficiencies Asserted Against Company. The Tax Returns of Miracle Partners have never been audited by any Tax Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). Except as disclosed in the Miracle Partners Disclosure Letter, no deficiencies have been asserted (or are expected to be asserted) against Miracle Partners as a result of IRS (or state or local Tax Authority) examinations and no issue has been raised by any IRS (or state or local Tax Authority) examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

          (e) No Waivers of Limitations. Except as disclosed in the Miracle Partners Disclosure Letter, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Miracle Partners. Miracle Partners has disclosed on its federal Income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) No Tax Liens. There are no Encumbrances on any of the assets, rights or properties of Miracle Partners with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Miracle Partners is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Miracle Partners Financial Statements.

          (g) Tax Elections and Special Tax Status. Miracle Partners is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code. Miracle Partners is a "small business corporation" which has elected to be subject to federal income taxation under subchapter S of the Code and has such status for purposes of federal income taxation and state income taxation in all states in which its respective income is subject to taxation or has been subject to taxation at all times since its formation.

          (h) Disqualified Leasebacks. Miracle Partners is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

          (i) Deferrals of Income. No income or gain of Miracle Partners has been deferred pursuant to Treasury Regulation (section mark) 1.1502-13 or 1.1502-14, or Temporary Treasury Regulation (section mark) 1.1502-13T or 1.1502-14T.

          (j) Tax Sharing and Similar Arrangements. Miracle Partners is not a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or other similar arrangement.

          (k) No Non-Deductible Compensation Payments. Miracle Partners has not made any payments, nor is it obligated to make any payments, that would not be deductible under Section 280G of the Code, nor is it a party to any agreement that under certain circumstances could obligate it to make any such payments.

SECTION 14.18 ENVIRONMENTAL MATTERS.

          (a) The facilities presently or formerly occupied or used by Miracle Partners and any other real property presently or formerly owned by, used by or leased to or by Miracle Partners (collectively, the "Miracle Partners Property"), the existing and prior uses of such Property and all operations of the businesses of Miracle Partners comply and have at all times complied with all Environmental Laws and Miracle Partners is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such property or the conduct of its business, any Environmental Law.

          (b) Miracle Partners has all necessary permits, registrations, approvals and licenses required by any Governmental Authority or Environmental Law.

          (c) There has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Miracle Partners Property of any Hazardous Materials.

          (d) There has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Miracle Partners Ventures Property. No asbestos-containing materials, underground improvements (including, but not limited to the treatment or storage tanks, sumps, or water, gas or oil wells) or polychlorinated biphenyls (PCBs) transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs at levels in excess of fifty parts per million (50 PPM) are located on such Miracle Partners Property.

          (e) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any Governmental Authority or third party with respect to the business or any Property of Miracle Partners (or any predecessor in interest) in connection with
(i) any actual or alleged failure to comply with any requirement of any Environmental Law; (ii) the ownership, use, maintenance or operation of the Property by any person; (iii) the alleged violation of any Environmental Law; or
(iv) the suspected presence of any Hazardous Material thereon.

SECTION 14.19 COMPLIANCE WITH LAWS.

     Miracle Partners has at all times conducted its business in material compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

SECTION 14.20 LICENSES AND PERMITS.

     Miracle Partners possess all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of the business of Miracle Partners. Miracle Partners has complied with the terms and conditions of all Permits in all material respects and all such Permits are in full force and effect, and there has occurred no event nor is any event, action, investigation or proceeding pending or, to the knowledge of management of Miracle Partners, threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. The transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

SECTION 14.21 INSURANCE.

     Miracle Partners has regularly maintained all policies of commercial liability, products liability, fire, casualty, worker's compensation, life and other forms of insurance on an "occurrence" rather than a "claims made" basis in amounts and types required by law and generally carried by reasonably prudent, similarly situated businesses. Miracle Partners is not in default under any provision contained in any insurance policy maintained by Miracle Partners currently, nor has Miracle Partners failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation, non-renewal, reduction of coverage or arrearage in premiums has been threatened or occurred with respect to any policy, nor is the management of Miracle Partners aware of any grounds therefor.

SECTION 14.22 EXTRAORDINARY TRANSACTIONS.

     Except as disclosed in the Miracle Partners Disclosure Letter or otherwise permitted by this Agreement, since June 30, 1997, Miracle Partners has not (I) mortgaged, pledged or subjected to any Encumbrance any of its assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets except in the ordinary course of business; (iv) entered into any material transaction other than in the ordinary course of business; (v) experienced any material change in the relationship or course of dealing with any supplier, customer or creditor; (vi) suffered any material destruction, loss or damage to any of its assets; (vii) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices;
(viii) declared, set aside or paid any dividends on or made any distributions in respect of any outstanding shares of capital stock or made any other distributions or payments to any of its shareholders; (ix) submitted any bid, proposal, quote or commitment to any party in response to a request for proposal or otherwise; (x) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other party; (xi) entered into any strategic alliance, partnership, joint venture or similar arrangement with any other party; (xii) incurred or agreed to incur any Debt or prepaid or made any prepayments in respect of Debt; (xiii) issued or agreed to issue to any party, any shares of stock or other securities; (xiv) redeemed, purchased or agreed to redeem or purchase any of its outstanding shares of capital stock or other securities; (xv) increased the rate of compensation payable or to become payable to any of its officers, directors, employees or agents over the rate being paid to them as of June 30, 1996 or agreed to do so otherwise than in accordance with contractual agreements with such parties;
(xvi) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses; or (xvii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices.

SECTION 14.23 TITLE TO ASSETS.

     Except as described in the Miracle Partners Disclosure Letter, Miracle Partners has good and marketable title to its assets and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances.

SECTION 14.24 CORPORATE RECORDS.

     The minute books of Miracle Partners accurately reflect all minutes of proceedings of and actions taken by the directors of Miracle Partners, and by each committee of the Board of Directors of Miracle Partners, and all records of meetings of and actions taken by the stockholders of Miracle Partners, that are required by applicable laws to be recorded in or reflected in the corporate records thereof.

SECTION 14.25 BROKER AND FINDER FEES.

     Miracle Partners has not engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against the Holding Company or Miracle Partners by any broker, finder or intermediary in connection with such transaction.

SECTION 14.26 ADEQUATE DISCLOSURE.

     No representation or warranty made by Miracle Partners pursuant to this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished by Miracle Partners pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains any untrue or misleading statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 14.27 NO ADVERSE CHANGE OR CONDITIONS.

     Except as set forth in the Miracle Partners Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, since June 30, 1997, Miracle Partners has conducted its business in the ordinary course and consistent with past practice, and Miracle Partners has not suffered any change that has had a Material Adverse Effect on Miracle Partners. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon Miracle Partners that have not been disclosed in writing by Miracle Partners pursuant to the Miracle Partners Disclosure Letter.

                                   ARTICLE XV

             REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY

     To induce each of the Predecessor Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Holding Company represents and warrants to each of the Predecessor Companies as follows:

SECTION 15.1 ORGANIZATION AND GOOD STANDING.

     The Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Holding Company has the requisite corporate power to own and hold its properties, to conduct its business as it is now being conducted, to enter into, execute and deliver this Agreement, to issue, sell and deliver the shares of Common Stock of the Holding Company to be issued in the proposed IPO and pursuant to the transactions contemplated by Article III of this Agreement.

SECTION 15.2 EXECUTION AND EFFECT OF AGREEMENT.

     The execution and delivery by the Holding Company of this Agreement, the performance by the Holding Company of its obligations hereunder, other than the issuance, sale and delivery of the shares of Common Stock of the Holding Company to be issued in the proposed IPO have been duly authorized by all necessary corporate action on the part of the Holding Company. This Agreement has been duly executed and delivered by the Holding Company and constitutes the legal, valid and binding obligation of the Holding Company, enforceable against the Holding Company in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights including fraudulent conveyance laws and the exercise of judicial discretion in accordance with general principles of equity.

SECTION 15.3 AUTHORIZED CAPITAL STOCK.

     The authorized capital stock of the Holding Company consists of 20,000,000 shares, of which (i) 19,000,000 are classified as shares of Common Stock, $.01 par value per share, and (ii) 1,000,000 are classified as shares of Preferred Stock, $1.00 par value per share. As of the date hereof, none of the shares of the Common Stock of the Holding Company have been issued by the Holding Company [other than organizational shares subject to cancellation]. Except as contemplated by this Agreement and for options which may be issued to officers, directors, employees and agents of the Holding Company and its subsidiaries pursuant to stock option plans or arrangements or other equity incentive, bonus or similar plans or arrangements which are expected to be approved by the Board of Directors of the Holding Company to purchase or subscribe for not more than 250,000 shares of the Common Stock of the Holding Company in the aggregate (the "Management Option Shares"), as of the date hereof, the Holding Company is under no obligation to issue any of its shares of Common Stock or other equity securities pursuant to subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Holding Company. As of the date hereof, except for the Management Option Shares and shares to be issued pursuant to this Agreement, no shares of Common Stock or other capital stock of the Holding Company are reserved for possible future issuance. The Holding Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Holding Company (whether or not the Holding Company is a party thereto). The shares of Common Stock of the Holding Company to be issued in the proposed IPO and pursuant to the transactions contemplated by Article III of this Agreement, when issued in accordance with the terms of this Agreement and the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Encumbrances imposed by or through the Holding Company (other than restrictions imposed by Federal and state securities laws). Neither the issuance of the shares of Common Stock of the Holding

Company in the IPO nor the issuance of shares of the Holding Company pursuant to the transactions contemplated by Article III of this Agreement will be subject to any preemptive or similar right of the stockholders of the Holding Company. The holders of shares of the Common Stock of the Holding Company following the issuance thereof in the IPO and pursuant to the transactions contemplated by
Article III of this Agreement will not be subject to personal liability for the debts and obligations of the Holding Company solely by reason of being the holders thereof.

SECTION 15.4 SUBSIDIARIES; INVESTMENTS.

     As of the date hereof, the Holding Company has no Subsidiaries, and does not own of record or beneficially, directly or indirectly, (I) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise, and does not control, directly or indirectly, any other Person or entity.

SECTION 15.5 NO RESTRICTIONS.

     The execution and delivery of this Agreement by the Holding Company, the consummation by the Holding Company of the transactions contemplated hereby and the performance of the obligations of the Holding Company hereunder do not and will not (a) violate any of the provisions of the Certificate of Incorporation or By-Laws of the Holding Company, (b) violate or conflict with the provisions of the Virginia General Corporation Law or any award, judgment or decree of any court or any agency, authority, bureau, commission, department or other government instrumentality applicable to the Holding Company or (c) conflict with, violate the provisions of, result in a breach of, give rise to a right of termination, modification or cancellation of, constitute a default under, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, the terms of any agreement, indenture, mortgage, deed of trust, lease, agreement, note, bond, license, permit, authorization or other instrument to which the Holding Company is a party or to which the Holding Company is bound or subject.

SECTION 15.6 LITIGATION.

     There is no action, suit, claim, proceeding, investigation or audit pending or, to the best of the Holding Company's knowledge, threatened against or affecting the Holding Company, at law or in equity, before or by any Governmental Authority.

SECTION 15.7 LOANS.

     The Holding Company has no outstanding loans or advances to any Person and is not obligated to make any such loans or advances. Except as set forth in this Agreement, the Holding Company has not incurred any obligation or liability to any Person for borrowed money.

SECTION 15.8 CONSENTS.

     No registration or filing with, notice to, consent or approval of, or other action by, any Governmental Authority or any other party is or will be necessary for the valid execution and delivery by the Holding Company of this Agreement or the performance of its obligations hereunder, including the issuance, sale and delivery of the Common Stock in the proposed IPO or pursuant to the transactions contemplated by Article III of this Agreement, other than (i) filings and registrations required pursuant to Federal and state securities laws (all of which filings are expected to be made by or on behalf of the Holding Company prior to the Closing) in connection with the issuance and sale of the Common Stock of the Holding Company and the registration of the Common Stock of the Holding Company with the Commission in connection with the IPO and the transactions contemplated by Article III of this Agreement, and (ii) as required by Applicable Laws relating to franchising.

SECTION 15.9 ADEQUATE DISCLOSURE.

     No representation or warranty made by the Holding Company in this Agreement contains any untrue or misleading statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact that the Holding Company has not disclosed to the Predecessor Companies and the Prema Properties Members or the Ralston Car Wash Members of which the Holding Company is aware that materially and adversely affects or could reasonably be expected to affect materially and adversely the business, financial condition, operations, property or affairs of the Holding Company.

SECTION 15.10 BUSINESS OF THE HOLDING COMPANY.

     The Holding Company was incorporated under the laws of the Commonwealth of Virginia on April 17, 1997. Except for the rights, obligations and liabilities of the Holding Company arising under this Agreement and its initial capitalization, and except for the rights and obligations of the Holding Company arising out of the engagements of legal counsel, underwriters and the certified public accountants referred to in Article II of this Agreement, as of the date of this Agreement, the Holding Company has no assets or liabilities or obligations, whether mature or unmatured, due or to become due, fixed or contingent.

                                  ARTICLE XVI

                                    CLOSING

SECTION 16.1 CLOSING.

     The closing of the transactions contemplated by this Agreement shall take place at the offices of Miles & Stockbridge, a Professional Corporation, located at 10 Light Street, Baltimore, Maryland, beginning at 10:00 a.m., Eastern Standard Time, on the date of closing of the IPO.

SECTION 16.2 DOCUMENTS TO BE DELIVERED BY THE HOLDING COMPANY.

     At the Closing, the Holding Company shall deliver, or shall cause to be delivered, to each of the parties to this Agreement the following:


          (a) A Certificate of the Secretary or an Assistant Secretary of the Holding Company, dated the Closing Date, certifying that attached thereto are true and complete copies of (i) the resolutions of the Board of Directors of the Holding Company and each of the Merger Subsidiaries, which authorize (a) the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby by the Holding Company and each of the Merger Subsidiaries, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and (ii) the charter and by-laws of the Holding Company as in effect as of the date of such certification, and certifying the identity and incumbency of the officers and directors of the Holding Company;


          (b) A good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date, of the Holding Company and each of the Merger Subsidiaries;

          (c) An opinion letter from counsel to the Holding Company in form and content reasonably satisfactory to each of the Predecessor Companies and their counsel;

          (d) A certificate of a duly authorized officer of the Holding Company dated as of the Closing Date, certifying that (I) the Holding Company has performed or complied with in all material respects all the covenants and agreements made by the Holding Company herein which are to be performed or complied with prior to the Closing Date or at the Closing pursuant to the terms of this Agreement, and (ii) each of the representations and warranties made by the Holding Company pursuant to the terms of this Agreement are true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date which representations and warranties need be true and correct only as of such certain date);

          (e) The tax opinions of Ernst & Young referred to in Article III of this Agreement; and

          (f) Such other documents, instruments or agreements as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

SECTION 16.3 DOCUMENTS TO BE DELIVERED BY THE CORPORATE PREDECESSOR COMPANIES.

     At the Closing, each of the Corporate Predecessor Companies shall execute and deliver, or cause to be delivered to the Holding Company and each of the other parties to this Agreement the following:

          (a) A certificate of the Secretary or an Assistant Secretary of such Predecessor Company, dated the Closing Date, certifying that attached thereto are true and complete copies of (I) the resolutions of the Board of Directors and stockholders of such Corporate Predecessor Company which authorize (a) the execution and delivery of this Agreement and (b) the consummation of the transactions contemplated hereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and (ii) the charter and by-laws of such Corporate Predecessor Company as in effect as of the date of such certification; and certifying the identity and incumbency of the officers of such Corporate Predecessor Company;

          (b) A good standing certificate and certified charter documents, dated as of a date reasonably close to the Closing Date, of such Corporate Predecessor Company;

          (c) An opinion letter of legal counsel to such Corporate Predecessor Company addressed to the Holding Company in form and content reasonably satisfactory to the Holding Company and its counsel;

          (d) A certificate of a duly authorized officer of such Corporate Predecessor Company, dated as of the Closing Date, certifying that (i) such Corporate Predecessor Company has performed or complied with in all material respects all of the covenants and agreements made by such Corporate Predecessor Company herein which are to be performed or complied with prior to the Closing Date or at the Closing pursuant to the terms of this Agreement, and (ii) each of the representations and warranties made by such Corporate Predecessor Company pursuant to the terms of this Agreement are true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date, which representations and warranties need be true and correct only as of such certain date); and

          (e) Such other documents, instruments or agreements as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

SECTION 16.4 DELIVERIES BY THE PREMA PROPERTIES AND RALSTON CAR WASH.

     At the Closing, each of Prema Properties and Ralston Car Wash shall execute and deliver to the Holding Company and the other parties to this Agreement the following:


          (a) A certificate of its duly authorized manager, dated as of the Closing Date, certifying that (i) attached thereto as an exhibit is a true, correct and complete copy of the Articles of Organization and operating agreement of such limited liability company, (ii) such limited liability company has performed or complied with in all material respects all of the covenants and agreements made by such company herein which are to be performed or complied with prior to the Closing Date or at the Closing pursuant to the terms of this Agreement, and (iii) each of the representations and warranties made by such limited liability company pursuant to the terms of this Agreement are true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date, which representations and warranties need be true and correct only as of such certain date);


          (b) An opinion letter of legal counsel to Prema Properties and Ralston Car Wash, respectively, addressed to the Holding Company, in form and content reasonably satisfactory to the Holding Company and its counsel; and

          (c) Such other documents, instruments or agreements as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

SECTION 16.5 CLOSING DELIVERIES OF KBG.

     At the Closing, KBG shall execute and deliver to the Holding Company the following:

          (a) a certified copy of an Assignment of Intellectual Property Rights with respect to the Proprietary Car Wash Software System between KBG, as assignor, and KBG, LLC, as assignee, duly executed with signatures guaranteed, together with a complete copy, in electronic form, of the Source Code and the object code for the Proprietary Car Wash Software System;

          (b) a certificate, dated as of the Closing Date, certifying that (I) such KBG has performed or complied with in all material respects all of the covenants and agreements made by such company herein which are to be performed or complied with prior to the Closing Date or at the Closing pursuant to the terms of this Agreement, and (ii) each of the representations and warranties made by KBG pursuant to the terms of this Agreement are true and correct in all material respects as of the Closing Date (except with respect to those representations and warranties made with respect to a certain date other than the date of this Agreement or the Closing Date, which representations and warranties need be true and correct only as of such certain date);

          (c) an opinion letter of legal counsel to KBG, addressed to the Holding Company, in form and content reasonably satisfactory to the Holding Company and its counsel; and

          (d) such other documents, instruments, certificates or agreements as may be reasonably necessary to consummate the transaction contemplated by this Agreement.

                                  ARTICLE XVII

                            WITHDRAWAL AND EXCLUSION
                     FROM PARTICIPATION IN THE TRANSACTION

SECTION 17.1 WITHDRAWAL FROM TRANSACTION.

     Notwithstanding anything contained herein which may be inconsistent or to the contrary, each Predecessor Company shall have the right, upon written notice delivered to the Holding Company and to each of the other Participant Groups in which such Predecessor Company is not a Constituent Company, to withdraw from further participation in the transactions contemplated by this Agreement, without liability to the other parties to this Agreement (except as hereinafter provided with respect to Transaction Expenses and in Section 21.1.1), if, and only if:

          (a) a Material Adverse Effect shall have occurred after the date of this Agreement with respect to any Material Participant (other than such Predecessor Company); or

          (b) each of the conditions precedent to the obligations of the Predecessor Company shall not have been or fulfilled or waived in writing by such Predecessor Company on or before November 14, 1997.

          (c) the Closing shall not have occurred before the close of business on November 14, 1997.

SECTION 17.2 EFFECT OF WITHDRAWAL.

     Upon the withdrawal of a Predecessor Company, such Predecessor Company shall no longer be obligated to consummate the any of the transactions contemplated hereby and this Agreement shall be terminated, unless the remaining Predecessor Companies elect within 5 business days of their receipt of notice of withdrawal (or deemed withdrawal in the case of the failure of a Corporate Predecessor Company to obtain Board approval) from another Predecessor Company proceed with the transactions contemplated hereby notwithstanding the withdrawal of a Predecessor Company; provided, however, that no such withdrawal shall operate to relieve any withdrawing Predecessor Company from its obligation to contribute its proportionate share of its Participant Group's Transaction Expense Share to the Transaction Expenses which have been incurred through the date of the withdrawal of such Predecessor Company. For purposes hereof, a party shall be considered to have withdrawn from participation on the date on which notice of such withdrawal shall have been received by the Holding Company.

SECTION 17.3 EXCLUSION FROM TRANSACTION.

          17.3.1 Right to Exclude Parties. Notwithstanding anything contained herein which may be inconsistent or to the contrary, upon the affirmative vote of 2/3 or more of the entire Board of Directors of the Holding Company, the Holding Company shall have the right to exclude Ralston Car Wash and\or Rocky Mountain I (an "Excluded Participant") from further participation in the transactions contemplated hereby if, and only if, the Excluded Participant shall suffer a Material Adverse Effect after the date of this Agreement and prior to the Closing Date.

          17.3.2 Effect of Exclusion. Upon the exclusion of an Excluded Participant pursuant to the foregoing provisions, the Excluded Participant shall thereafter be released from further liability to the other parties to this Agreement, except (i) as provided in Section 21.1 and (ii) that the Excluded Participant shall, nevertheless, remain liable for its agreed upon contribution to Rocky Mountain Group's Transaction Expense Share with respect to Transaction Expenses which have been incurred through the date of the exclusion of the Excluded Participant from further participation in the transactions contemplated hereby.

                                 ARTICLE XVIII

                            TERMINATION OF AGREEMENT

SECTION 18.1 AGREEMENT OF TERMINATION.

     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by the written consent and agreement of each of the parties to this Agreement.

SECTION 18.2 EVENTS OF AUTOMATIC TERMINATION.

     Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and the transactions contemplated hereby shall be deemed to have been abandoned, if the Closing shall not occur before the close of business on November 17, 1997, unless the remaining parties to this Agreement shall agree on or before such date to extend the term of this Agreement.

SECTION 18.3 TERMINATION BY THE HOLDING COMPANY.

     If the lead underwriter engaged by the Holding Company to underwrite the IPO shall at any time prior to the Closing advise the Board of Directors of the Holding Company that the per share offering price in the IPO for the Holding Company Common Stock reasonably can be expected to be less than $10.00, the Board of Directors of the Holding Company shall promptly convene a meeting of the Finance Committee of the Board of Directors to consider the advisability of consummating the IPO and the other transactions contemplated by this Agreement. If the Finance Committee shall determine that it is not advisable to proceed with the IPO and the other transactions contemplated by this Agreement, then the Finance Committee shall so notify the full Board of Directors of the Holding Company and the Holding Company shall then terminate this Agreement by delivering written notice to that effect to each of the parties to this Agreement. The determination of the Finance Committee with respect to this matter shall be made by a majority vote of all of the members of the Finance Committee. If the Finance Committee shall become deadlocked as to its determination with respect to the advisability of continuing with the transactions contemplated hereby, the Finance Committee shall so notify the full Board of Directors of the Holding Company, which shall then promptly convene a special meeting of the full Board of Directors for purposes of considering such matter. If the full Board of Directors determines at such meeting that it is not advisable to proceed with the IPO and the other transactions contemplated by this Agreement, then the Holding Company shall then terminate this Agreement, effective immediately upon delivery of written notice to that effect delivered to each of the parties to this Agreement.

SECTION 18.4 EFFECTS OF TERMINATION OF AGREEMENT.

     In the event that this Agreement shall terminate pursuant to the foregoing provisions of this Article, this Agreement shall become null and void and of no further force and effect, and thereafter, none of the parties hereto shall have any further obligation or liability hereunder, except that each of the Contributing Companies shall, nevertheless, remain liable for their respective agreed upon contribution to their proportionate share of their Participant Group's Transaction Expense Share with respect to all Transaction Expenses which have been incurred through the date of the termination of this Agreement and the provision of Section 23.3 hereof relating to confidentiality shall remain binding upon the parties hereto for a period of 5 years following the date of the termination of this Agreement.

                                  ARTICLE XIX

              DEBT LEVEL GUARANTEES AND RELATED ESCROW ARRANGEMENT

SECTION 19.1 DEBT LEVEL GUARANTEES OF THE CONTRIBUTING COMPANIES.

     The allocation of the number and related value of the shares to be issued by the Holding Company to the Selling Stockholders and the Selling Members of each of the Contributing Companies pursuant to the transactions contemplated by
Article III of this Agreement were determined by the parties based upon agreed upon projected "enterprise values" of each of the Contributing Companies as of the projected Closing Date, assuming that the aggregate Debt level of each of the Contributing Companies would not exceed a specified level as of such date. Therefore, each of the Contributing Companies hereby represents and warrants and covenants and guarantees to the Holding Company, that its aggregate Debt will not exceed the amount set forth in Schedule 19.1 opposite the name of such Contributing Company under the heading entitled "Guaranteed Closing Date Debt Level" (the "Guaranteed Closing Date Debt Level"); provided, however, that, if, and to the extent that the incurrence by such Contributing Company of any indebtedness or other obligations is permitted in accordance with the provisions of Section 5.5 (f) of this Agreement, no portion of the amount of such indebtedness or other obligation shall be considered to be part of the Debt of Contributing Company, whether or not required by GAAP to be reflected as such on the balance sheet of such Contributing Company as of the Closing Date.

SECTION 19.2 DEFINITION OF DEBT.

     For purposes of this Agreement, "Debt" shall mean without duplication (in each case whether such obligation is with full or limited recourse), (i) any and all obligations of a Contributing Company for borrowed money, (ii) any and all obligations of a Contributing Company in respect of the deferred purchase price for any real or personal property or services,

(iii) any and all obligations a Contributing Company in respect of any capital lease, (iv) any and all amounts in respect of which a Contributing Company may be liable, contingently or otherwise, under any guarantees of Debt of another Person, and (v) any other items required to be reported as short-term or long-term debt on the balance sheets of a Contributing Company in accordance with GAAP.

SECTION 19.3 ESCROW OF SHARES.


     At the Closing, the Holding Company shall deposit with the Escrow Agent, on behalf of, and solely as an accommodation to, the Selling Stockholders and Selling Members of each of the Contributing Companies, stock certificates evidencing 10% of the aggregate number of shares of the Common Stock of the Holding Company that each such Selling Stockholder or Selling Member would otherwise be entitled to receive at the Closing pursuant to the transactions contemplated by Article III of this Agreement (the "Debt Level Escrow Shares") in order to secure to the Holding Company the guarantee of the Debt level made by each Contributing Company pursuant to Section 19.1 of this Agreement. The Escrow Agent shall hold and administer such certificates and the Debt Level Escrow Shares in accordance with the terms of an escrow agreement in form and content satisfactory to the parties (the "Debt Level Escrow Agreement"). Notwithstanding the deposit by the Holding Company of the Debt Level Escrow Shares at the Closing, each of the Debt Level Escrow Shares shall be considered to have been issued by the Holding Company at the Closing to the Person who otherwise would have been entitled to receive the same and shall be reported by the parties as having been so issued.


SECTION 19.4 DETERMINATION OF CLOSING DATE DEBT LEVEL.

     Promptly following the Closing Date, the Holding Company shall review the books and records of each of the Contributing Companies, and prepare (i) a balance sheet, in accordance with GAAP, consistently applied, of each of the Contributing Companies as at the Closing Date and (ii) a statement of the aggregate Debt of each of the Contributing Companies as at the Closing Date as shown on each such balance sheet (the "Closing Date Debt Level"), but with the adjustments thereto contemplated by Section 19.2 of this Agreement, all of which shall be delivered to each designated Representative of the Selling Stockholders and the Selling Members of each Contributing Company not later than 45 days following the Closing Date.

SECTION 19.5 DISPUTE RESOLUTION.

     If the former stockholders or former members of any Contributing Company shall dispute the amount of the Closing Date Debt Level of such Contributing Company set forth on the statement of the Closing Date Debt Level described in
Section 19.4, the Representative of any such group of Selling Stockholders or Selling Members shall so notify the Holding Company in writing of their objections within 15 days after delivery to them of such statement and shall describe, in reasonable detail, the reasons for their objections and their proposed calculation of the Closing Date Debt Level of such Contributing Company. If the Representative of an applicable group of Selling Stockholders or Selling Members of a Contributing Company fails to deliver a notice of objection to the Holding Company within such 15-day period, the amount of the Closing Date Debt Level of such Contributing Company set forth in the statement thereof described in Section 19.4 shall be deemed to have been accepted by such Selling Stockholders or Selling Members. If, however, the Representative of an applicable group of Selling Stockholders or Selling Members of a Contributing Company delivers a notice of objection to the Holding Company within such 15-day period, the Holding Company and such Representative shall endeavor in good faith to resolve any disputed items within 10 business days after the date of the Holding Company's receipt of the applicable notice of objection. In the event that the Holding Company and the Representative shall be unable to resolve any items in dispute relating to the statement of the Closing Date Debt Level described in Section 19.4, the Holding Company and such Representative shall engage Ernst & Young to resolve all items remaining in dispute, and the determination of Ernst & Young in respect of such items shall be conclusive and binding on the parties. Ernst & Young shall be instructed by the Holding Company and such Representative to prepare and deliver to the Holding Company and to such Representative, after resolving any items in dispute, a balance sheet of the applicable Contributing Company as of the Closing Date reflecting its resolution of all issues in dispute and a statement of the Closing Date Debt Level shown thereon. The Closing Date Debt Level of each Contributing Company, as finally determined (whether by failure of the Representative of the former stockholders or members thereof to deliver a notice of objection to the Holding Company, by the agreement of the parties or by the final determination of Ernst & Young), shall be deemed to be, and shall be referred to herein, as the "Final Closing Date Debt Level" of such Contributing Company.

SECTION 19.6 SET-OFF AGAINST DEBT LEVEL ESCROW SHARES.

     If the Final Closing Date Debt Level of any Contributing Company shall be more than the Guaranteed Closing Date Debt Level of such Contributing Company, the Holding Company shall have the right to set-off only against the Debt Level

Escrow Shares so deposited with the Escrow Agent on behalf of the Selling Stockholders or Selling Members of such Contributing Company Debt Level Escrow Shares having a value equal to the full amount of the difference between the Guaranteed Closing Date Debt Level of such Contributing Company and the Final Closing Date Debt Level of such Contributing Company, and the Escrow Agent shall be instructed by the Holding Company to disburse to the Holding Company share certificates evidencing such number of Debt Level Escrow Shares and to disburse the remaining balance of such Debt Level Escrow Shares, if any, to the applicable group of Selling Stockholders or Selling Members. If, on the other hand, the Final Closing Date Debt Level of the Contributing Company shall be equal to or less than the Guaranteed Debt Level of such Contributing Company, the Escrow Agent shall be instructed to disburse to the Selling Stockholders or Selling Members of such Contributing Company share certificates evidencing the full number of Debt Level Escrow Shares so deposited on behalf of such former stockholders or members.

SECTION 19.7 TERM OF THE ESCROW.


     The Escrow Agent shall hold all of the Debt Level Escrow Shares in escrow in accordance with the terms of this Agreement and of the Debt Level Escrow Agreement for a period of 60 days following the Closing Date, and shall not disburse any of the Debt Level Escrow Shares from escrow prior to the date which is 60 days after the Closing Date. On the date which is 60 days after the Closing Date, the Escrow Agent shall deliver to each of the Selling Stockholders and Selling Members, stock certificates evidencing his or her prorata portion of the aggregate number of shares of the Debt Level Escrow Shares then on deposit with the Escrow Agent; provided, however, that if the Final Net Debt Level of any Contributing Company shall not have been determined as of such date due to an unresolved dispute as to the Closing Date Debt Level of such Contributing Company, the Holding Company shall have the right to set-off on such date against the Debt Level Escrow Shares attributable to the former stockholders or members of such Contributing Company Debt Level Escrow Shares having a value equal to the undisputed amount of the difference between the Guaranteed Closing Date Debt Level and the Closing Date Net Level shown on the statement thereof described in Section 19.4 or prepared by Ernst & Young, as the case may be, if any, and Debt Level Escrow Shares having a value equal to the disputed amount of the difference between the Guaranteed Closing Date Net Debt Level and the Closing Date Net Debt Level shown on the statement thereof described in Section
19.4 or prepared by Ernst & Young, as the case may be shall remain on deposit with the Escrow Agent until the Final Closing Date Debt Level of such Contributing Company shall have been determined, and then disbursed either to the Holding Company or to the applicable group of Selling Stockholders or Selling Members, as appropriate.


SECTION 19.8 EXPENSES RELATING TO DETERMINATION OF CLOSING DATE DEBT LEVEL.

     The Holding Company shall bear all of the costs and expenses incurred by it in reviewing the books and records of the Contributing Companies and preparing the statements of Closing Date Net Debt Level described in Section 19.4. Each of the Selling Stockholders and Selling Members shall each bear, and be responsible for, the costs and expenses incurred by each of them (including the fees and expenses of their respective accounting firms) in connection with their review of such statements of Closing Date Net Debt Level. If Ernst & Young is engaged with respect to a dispute between the Holding Company and the Representative(s) of any Selling Stockholders or Selling Members over the actual amount of the Closing Date Net Debt Level of a Contributing Company, and the amount of the Final Closing Date Net Debt Level as determined by Ernst & Young is greater than or equal to the Holding Company's initial statement of the Closing Date Net Debt Level, the fees and expenses of Ernst & Young shall be paid solely by the former stockholders or members of the Contributing Company; if Ernst & Young is engaged, and the amount of the Final Net Debt Level as determined by the Independent Accountants is less than the Holding Company's initial statement of the Closing Date Net Debt Level, the fees and expenses of Ernst & Young shall be paid solely by the Holding Company.

SECTION 19.9 VALUE OF ESCROW SHARES.

     For purposes of determining the actual amount of Debt Level Escrow Shares against which the Holding Company shall be entitled to exercise its right of set-off under this Article XIX, each of the Debt Level Escrow Shares shall be valued at the price per share at which the shares of the Common Stock of the Holding Company shall be offered to the public in the IPO. Except with respect to Debt Level Escrow Shares as to which the Holding Company shall have exercised its right to set off, all of the Debt Level Escrow Share shall nevertheless be deemed to be owned by the Selling Shareholders and Selling Members that otherwise would have been entitled to receive such shares at the closing of the transactions contemplated by Article III of this Agreement, and, subject to the provisions of Article III of this Agreement, shall be entitled to vote the same and to receive all dividends declared thereon; provided, however, that, notwithstanding the foregoing, all shares issuable pursuant to any stock dividend or stock split declared by the Holding Company with respect to the shares of the Common

Stock of the Holding Company which are applicable to any of the Debt Level Escrow Shares shall also be deposited with the Escrow Agent and remain subject to the provisions of this Article.

                                   ARTICLE XX

                      INDEMNIFICATION ESCROW ARRANGEMENTS

SECTION 20.1 ESCROW OF INDEMNITY ESCROW SHARES.


     At the Closing, the Holding Company shall deposit with the Escrow Agent, on behalf of, and solely as an accommodation to, each of the Selling Shareholders and Selling Members and KBG, stock certificates evidencing 10% of the aggregate number of shares of the Holding Company Common Stock that each of the Selling Shareholders and Selling Members and KBG, respectively, would each otherwise be entitled to receive at the Closing pursuant to the transactions contemplated by
Article III of this Agreement (collectively, the "Indemnity Escrow Shares"). The Escrow Agent shall hold and administer such certificates and the Indemnity Escrow Shares in accordance with the terms of an escrow agreement (the "Indemnity Escrow Agreement"). Notwithstanding the deposit by the Holding Company of the Indemnity Escrow Shares at the Closing, each of the Indemnity Escrow Shares shall be considered to have been issued by the Holding Company at the Closing to the Person who otherwise would have been entitled to receive the same and shall be reported by the parties as having been so issued.


SECTION 20.2 PURPOSE OF ESCROW; INDEMNIFICATION.

     From and after the Closing, each group of Selling Shareholders and each group of Selling Members and KBG shall each, severally and not jointly, and not jointly and severally with each other, indemnify and hold harmless the Holding Company in respect of all Holding Company Indemnified Claims and Losses arising out or, relating to or caused or incurred as a result of acts, omissions, misstatements, misrepresentations, failures to act or breaches only by the Predecessor Company of which such group of Selling Shareholders or Selling Members were shareholders or members prior to the Closing or, in the case of KBG, only by KBG in an amount equal to the value of Indemnity Escrow Shares deposited with the Escrow Agent at the Closing on behalf of such Selling Shareholders or Selling Members or KBG, as the case may be. The Holding Company shall have the right to seek indemnification from such parties only by exercising its rights of set off in the manner provided by Section 20.4 of this Agreement and shall not have the right to seek indemnification from any Selling Shareholder or Selling Member personally or against KBG, except to the extent of the Indemnity Escrow Shares deposited with respect to KBG or such group of Selling Shareholders or Selling Members. Although the liability of each group of Selling Shareholders and Selling Members and of KBG for indemnification of the Holding Company shall not be joint or joint and several with each other, as amongst each group of Selling Shareholders and Selling Members, the liability of each such Selling Shareholder and Selling Member shall be joint and several with every other member of its group of Selling Shareholders or Selling Members. For example, the liability of the Selling Shareholders of WE JAC shall be joint and several with every other WE JAC Shareholder, but shall not be joint or joint and several with any other group of Selling Shareholders or Selling Members or with KBG.

SECTION 20.3 TERM OF THE ESCROW.


     The Escrow Agent shall hold all of the Indemnity Escrow Shares in escrow in accordance with the terms of the Indemnity Escrow Agreement for a period of one year following the Closing Date, and shall not disburse any of the Indemnity Escrow Shares, unless, and only to the extent that, the Holding Company shall exercise its rights of setoff pursuant to Section 20.4 of this Agreement, prior to the date which is one year after the Closing Date. On the date which is one year after the Closing Date, the Escrow Agent shall deliver to each of the Selling Shareholders and Selling Members and KBG, stock certificates evidencing his or her prorata portion of the aggregate number of Indemnity Escrow Shares then on deposit with the Escrow Agent, except to the extent that there then remains any unresolved claim for indemnification by the Holding Company; in which event, the Indemnity Escrow Shares attributable to the applicable Responsible Group of Selling Shareholders or Selling Members (or KBG), as the case may be, having a value equal to such unresolved claims shall remain on deposit with the Escrow Agent until such claim shall have been resolved, and then disbursed either to the Holding Company or to the applicable group of Selling Shareholders or Selling Members or KBG, as appropriate.


SECTION 20.4 SET-OFF RIGHTS OF THE HOLDING COMPANY.


          20.4.1 WE JAC Indemnity Escrow Shares. Subject to the provisions of
Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity

Escrow Agreement, against the escrow deposit of the WE JAC Indemnity Escrow Shares so made by the Holding Company, WE JAC Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by WE JAC pursuant to any certificate, document or instrument executed and 153 delivered by WE JAC or any of its Subsidiaries pursuant to or in connection with this Agreement,
(ii) the breach by WE JAC of any of the warranties or covenants made by WE JAC pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by WE JAC pursuant to or in connection with this Agreement or the failure of WE JAC to perform, observe or comply with, any of the covenants or agreements made by WE JAC pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by WE JAC pursuant to or in connection with this Agreement or (iii) any untrue alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by WE JAC or any of its Subsidiaries or any WE JAC Shareholder.


          20.4.2 Lube Ventures Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Lube Ventures Indemnity Escrow Shares so made by the Holding Company, Lube Ventures Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Lube Ventures or any of the Lube Ventures Shareholders pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Lube Ventures pursuant to or in connection with this Agreement, (ii) the breach by Lube Ventures of any of the warranties or covenant or covenants made by Lube Ventures pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Lube Ventures pursuant to or in connection with this Agreement or the failure of Lube Ventures to perform, observe or comply with, any of the covenants or agreements made by Lube Ventures pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Lube Ventures or the Lube Ventures Shareholders pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Lube Ventures or any Lube Venture Shareholder.



          20.4.3 Miracle Industries Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Miracle Industries Indemnity Escrow Shares so made by the Holding Company, Miracle Industries Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Miracle Industries pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Industries pursuant to or in connection with this Agreement, (ii) the breach by Miracle Industries of any of the warranties or covenants made by Miracle Industries pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Industries pursuant to or in connection with this Agreement or the failure of Miracle Industries or any of the Miracle Industries Shareholders to perform, observe or comply with, any of the covenants or agreements made by Miracle Industries pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Industries pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Miracle Industries or any Miracle Industries Shareholder.

          20.4.4 Rocky Mountain I Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Rocky Mountain I Indemnity Escrow Shares so made by the Holding Company, Rocky Mountain I Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Rocky Mountain I pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain I pursuant to or in connection with this Agreement, (ii) the breach of the Rocky Mountain I of any of the warranties or covenants made by Rocky Mountain I pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain I pursuant to or in connection with this Agreement or the failure of Rocky Mountain I to perform, observe or comply with, any of the covenants or agreements made by Rocky Mountain I pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain I pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Rocky Mountain I or any Rocky Mountain I Shareholder.



          20.4.5 Rocky Mountain II Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Rocky Mountain II Indemnity Escrow Shares so made by the Holding Company, Rocky Mountain II Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Rocky Mountain II pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain II pursuant to or in connection with this Agreement, (ii) the breach by Rocky Mountain II of any of the warranties or covenants made by Rocky Mountain II pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain II pursuant to or in connection with this Agreement or the failure of the Rocky Mountain II to perform, observe or comply with, any of the covenants or agreements made by Rocky Mountain II pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Rocky Mountain II pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Rocky Mountain II or any Rocky Mountain II Shareholder.



          20.4.6 KBG Indemnity Escrow Shares. Subject to the provisions of
Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the KBG Indemnity Escrow Shares so made by the Holding Company, KBG Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by KBG pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by KBG pursuant to or in connection with this Agreement, (ii) the breach by KBG of any of the warranties or covenants made by KBG pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by KBG pursuant to or in connection with this Agreement or the failure of KBG to perform, observe or comply with, any of the covenants or agreements made by KBG pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by KBG pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by KBG or any KBG Shareholder.


          20.4.7 Prema Properties Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Prema Properties Indemnity Escrow Shares so made by the Holding Company, Prema Properties Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Prema Properties or any of the Prema Properties Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Prema Properties or the Prema Properties Members pursuant to or in connection with this Agreement, (ii) the breach by Prema Properties or any of the Prema Properties Members of any of the warranties or covenants made by Prema Properties or any of the Prema Properties Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Prema Properties or the Prema Properties Members pursuant to or in connection with this Agreement or the failure of Prema Properties or any of the Prema Properties Members to perform, observe or comply with, any of the covenants or agreements made by Prema Properties or any of the Prema Properties Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Prema Properties or the Prema Properties Members pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Prema Properties or any Prema Properties Member.



          20.4.8 Ralston Car Wash Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Ralston Car Wash Indemnity Escrow Shares so made by the Holding Company, Ralston Car Wash Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Ralston Car Wash or any of the Ralston Car Wash Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Ralston Car Wash or the Ralston Car Wash Members pursuant to or in connection with this Agreement, (ii) the breach by Ralston Car Wash or any of the Ralston Car Wash Members of any of the warranties or covenants made by Ralston Car Wash or any of the Ralston Car Wash Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Ralston Car Wash or the Ralston Car Wash Members pursuant to or in connection with this Agreement or the failure of Ralston Car Wash or any of the Ralston Car Wash Members to perform, observe or comply with, any of the covenants or agreements made by Ralston Car Wash or any of the Ralston Car Wash Members pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Ralston Car Wash or the Ralston Car Wash Members pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Ralston Car Wash or any Ralston Car Wash Member.



          20.4.9 Miracle Partners Indemnity Escrow Shares. Subject to the provisions of Section 20.5 hereof, the Holding Company shall have the right to set-off from time to time, in accordance with the terms of Section 20.5 hereof and of the Indemnity Escrow Agreement, against the escrow deposit of the Miracle Partners Indemnity Escrow Shares so made by the Holding Company, Miracle Partners Indemnity Escrow Shares having a value equal to the full amount of any and all Holding Company Indemnified Claims and Losses imposed upon, asserted against, suffered or incurred by the Holding Company, directly or indirectly, based upon, arising out of, resulting from (i) the inaccuracy or untruth of any of the representations made by Miracle Partners pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Partners pursuant to or in connection with this Agreement, (ii) the breach by Miracle Partners of any of the warranties or covenants made by Miracle Partners pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Partners pursuant to or in connection with this Agreement or the failure of Miracle Partners to perform, observe or comply with, any of the covenants or agreements made by Miracle Partners pursuant to this Agreement or pursuant to any certificate, document or instrument executed and delivered by Miracle Partners pursuant to or in connection with this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in any registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, summary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Miracle Partners.

SECTION 20.5 EXERCISE OF SET-OFF RIGHTS.

     The rights of the Holding Company to set-off against the Indemnity Escrow Shares described in Section 20.4 above shall be exercised by the Holding Company only as follows:

20.5.1 NOTICE TO REPRESENTATIVE.

     The Holding Company shall deliver written notice to the Representative of the applicable group of Selling Stockholders or Selling Members of each claim for indemnification of Holding Company Indemnified Losses and Claims for which the Holding Company desires to exercise its right to set-off against the Indemnity Escrow Shares attributable to such group of Selling Stockholders or Members or KBG, which notice shall describe in reasonable detail the basis for such set-off and the dollar amount of such set-off.

20.5.2 RIGHT TO DISPUTE CLAIM.

     The applicable Selling Stockholders or Members (acting through their designated Representative) shall then have fifteen days (which period may be extended by mutual consent in writing) following receipt of such notice in which to accept or dispute each such claim, in whole or in part. To the extent that any such claim is not disputed in writing by the applicable group of Selling Stockholders or Members within such fifteen day period, such claim shall be deemed to have been accepted by such Selling Stockholders or Members, and the Holding Company shall be entitled to set-off the entire amount of its claim against the Indemnity Escrow Shares attributable to such group of Selling Stockholders or Members.

20.5.3 DISPUTED CLAIMS.

     In the event that the applicable group of Selling Stockholders or Members shall dispute any claim of the Holding Company, in whole or in part (hereafter a "Contested Claim"), the Indemnity Escrow Shares representing the amount of the Contested Claim shall be retained by the Escrow Agent until the Contested Claim has been resolved by agreement of the parties or until otherwise ordered by a court of competent jurisdiction. If, however, the parties shall be unable to reach an agreement within forty-five days after the date on which the Holding Company shall have give written notice of such claim to the applicable group of Selling Stockholders or Members, the dispute or disagreement between the parties shall be referred to arbitration and arbitrated by a single arbiter, who shall be selected in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbiter so selected shall be instructed that, in addition to making a decision on the merits of such dispute or disagreement, that he or she also shall make a determination that, on balance, one of the parties is the "prevailing party." The "prevailing party" as part of any such arbitration proceeding shall be entitled to reimbursement from the other party for all costs and expenses incurred by it in connection with such arbitration, including without limitation, reasonable attorneys' fees and disbursements and consultants' fees and disbursement. Any such arbitration shall take place in Washington, D.C. Judgment may be entered upon any award granted in any such arbitration in any court of competent jurisdiction.

20.5.4 DISBURSEMENT OF CONTESTED CLAIM.

     The Escrow Agent shall be instructed to promptly disburse the amount of the Contested Claim to the party entitled thereto (as determined by agreement of the parties or by arbitration) upon receipt of joint, written instructions from the Holding Company and the Representative of the applicable group of Selling Stockholders or Members to that effect or upon presentation of a certified copy of an order of an arbiter selected in accordance with the foregoing provisions.

SECTION 20.6 VALUE OF INDEMNITY ESCROW SHARES.

     For purposes of determining the actual amount of Indemnity Escrow Shares against which the Holding Company shall be entitled to set-off its claims for indemnification, the shares of Holding Company Common Stock deposited into escrow by the Holding Company shall be valued at the price per share at which the shares of the Common Stock of the Holding Company shall be offered to the public in the IPO. Except with respect to Indemnity Escrow Shares as to which the Holding Company shall have exercised its right to setoff, all of the Indemnity Escrow Shares shall nevertheless be deemed to be owned by the Selling Shareholders and Selling Members and KBG that otherwise would have been entitled to receive such shares at the closing of the transactions contemplated by Article III of this Agreement, and, subject to the provisions of Article III of this Agreement, shall be entitled to vote the same and to receive all dividends declared thereon; provided, however, that, notwithstanding the foregoing, all shares issuable pursuant to any stock dividend or stock split declared by the Holding Company with respect to the shares of the Common Stock of the Holding Company which are applicable to any of the Indemnity Escrow Shares shall also be deposited with the Escrow Agent and remain subject to the provisions of this Article.

SECTION 20.7 THIRD PARTY CLAIMS AGAINST THE HOLDING COMPANY.

          20.7.1 Claims. In the event that subsequent to the Closing Date, any claim is asserted, any event occurs or any proceeding (including governmental investigations or audits) is instituted relating to any matter as to which the Holding Company may be or is entitled to indemnification or reimbursement by means of set-off against any of the Indemnity Escrow Shares, as soon as practicable after such the Holding Company receives any notice or otherwise becomes aware of any such claim, proceeding or event, the Holding Company shall so notify in writing the Representative of each group of Selling Stockholders on whose behalf such Indemnity Escrow Shares have been deposited by the Holding Company into escrow (the "Responsible Group of Selling Stockholders").

          20.7.2 Defense of Claims. If any action is brought against the Holding Company in respect of any such claim, event or proceeding, the Responsible Group of Selling Stockholders shall be entitled to participate in the defense of such action, and, to the extent that the Responsible Group of Selling Stockholders may wish, to assume sole control over the defense and settlement of such action by so notifying the Holding Company of its election to assume control of the defense of any such action within 15 days after receipt of written notice thereof from the Holding Company; PROVIDED, HOWEVER, that: (i) the Holding Company shall nevertheless be entitled to participate in the defense of such action and to employ counsel at its own expense to assist in the handling of such action; and (ii) the Responsible Group of Selling Stockholders shall obtain the prior written approval of the Holding Company before entering into any settlement of such action or ceasing to defend against such action. Notwithstanding the foregoing, however, the Responsible Group of Selling Stockholders shall not be entitled to assume sole control over the defense and settlement of any claim, proceeding or action relating to any matter as to which the Holding Company may be entitled to indemnification or reimbursement pursuant to this Agreement if: (i) the claim, proceeding or action relates to, could result in, or arises in connection with any criminal proceeding, action, indictment, allegation or investigation of any officer or employee of the Holding Company; (ii) the claim, proceeding or action could result in or cause a Material Adverse Effect on the Holding Company in the reasonable judgment of the Holding Company; (iii) the claim, proceeding or action is one which seeks principally injunctive or equitable relief against the Holding Company or to the extent that the claim, proceeding or action seeks injunctive or equitable relief; or (iv) a court, Governmental Authority or other arbiter of the claim, proceeding or action rules that the Responsible Group of Selling Stockholders failed or is failing to adequately protect the Holding Company's interests, rights or remedies. If the Responsible Group of Selling Stockholders does not elect to assume control over the defense or settlement of an action as provided in this Section 20.7.2, the Holding Company shall have the right to defend the action and related claims in any reasonable manner as it may deem appropriate.

          20.7.3 Legal Expenses. After written notice by the Responsible Group of Selling Stockholders to the Holding Company of its election to assume control of the defense of any such action in accordance with the foregoing, (i) the Responsible Group of Selling Stockholders shall not be liable to the Holding Company or any other Selling Stockholders or Selling Members (or KBG), as the case may be, for any legal or other expenses (other than expenses of investigation) subsequently incurred by any of such persons in connection therewith unless the Holding Company shall be advised in writing by reputable legal counsel that it may have defenses available to it which are inconsistent with or contrary to the defenses available to the Responsible Group of Selling Stockholders or Selling Member in connection with such action, claim or proceeding (in which case, the Responsible Group of Selling Stockholders shall be liable and responsible for the reasonable fees and disbursements of legal counsel to the Holding Company), and (ii) as long as the Responsible Group of Selling Stockholders is reasonably contesting such action in good faith, the Holding Company shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying such action, claim or proceeding without the prior written consent of the Responsible Group of Selling Stockholders or Selling Members, which consent shall not be unreasonably withheld or delayed.

SECTION 20.8. INDEMNIFICATION BY THE HOLDING COMPANY.

     From and after the Closing Date, the Holding Company shall indemnify and hold harmless the Selling Stockholders and Selling Members and KBG for, from and against all Stockholder Indemnified Claims and Losses.

SECTION 20.9 GENERAL.

     It is the intent of the parties that the Holding Company shall treat all Selling Stockholders or Selling Members equally with respect to the exercise by the Holding Company of its right of setoff against the Indemnity Escrow Shares attributable to any group of Selling Stockholders or Selling Members. To this end, Holding Company agrees that all decisions to exercise the right of set off against Indemnity Escrow Shares attributable to any group of Selling Stockholders or Selling Members shall be made by the Board of Directors of Holding Company. In making any such decision with respect to the right of set off against Indemnity Escrow Shares attributable to the Selling Stockholders or Selling Members of a Predecessor Company (the "Affected Predecessor Company") the directors who were designated by the Participant Group to which the Affected Predecessor Company belongs shall not participate in the deliberations or voting on such decision.

                                  ARTICLE XXI

                          ADDITIONAL LIMITED REMEDIES

     In addition to the other rights and remedies of the parties hereto as provided herein consequent upon a breach of this Agreement by another party hereto, the parties shall have the following additional remedies:

SECTION 21.1 ADDITIONAL REMEDIES.

          21.1.1 Willful Breach. Notwithstanding anything contained herein which may be inconsistent or to the contrary, if any of the Predecessor Companies shall willfully and knowingly fail to disclose to the other parties hereto and to the Holding Company any material matter required to be disclosed by such Predecessor Company in connection with the representations and warranties made by such Predecessor Company herein or willfully and knowingly misrepresent any matter to the other parties to this Agreement pursuant to the representations and warranties made by such Predecessor Company herein (it being understood and agreed that WE JAC shall not be deemed to have willfully or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known by John F. Ripley, Peter Kendrick or Arnold Janofsky; Lube Ventures shall not be deemed to have willingly or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known to or by
C. Eugene Deal or Ernest S. Malas; Miracle Partners shall not be deemed to have willingly or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known to or by C. Eugene Deal; Miracle Industries and Prema Properties shall not be deemed to have willingly or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known to or by Ernest S. Malas; Rocky Mountain I shall not be deemed to have willingly or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known to or by William R. Klumb; Rocky Mountain II shall not be deemed to have willingly or knowingly failed to disclose any matter or misrepresented any matter unless the facts and circumstances relating to such matter or actually known to or by William R. Klumb) or if any of the Predecessor Companies shall, prior to the Closing, willfully fail to perform, comply with or observe any of the covenants or agreements made by such Predecessor Company herein which are to be performed, complied with or observed prior to the Closing, or, at the Closing, default in the performance of its obligations hereunder, without prejudice to any other rights or remedies to which any of the other parties to this Agreement may be entitled, each of the other parties shall be entitled to recover from such Predecessor Company (i) any and all actual damages that such Predecessor Company may have incurred in connection with or as a result of any such failure, misrepresentation, breach, nonperformance or noncompliance by such Predecessor Company, together with reimbursement of its out-of-pocket costs and expenses and its reasonable attorneys' fees incurred in connection with seeking such relief, (ii) Termination Damages, and (iii) its ratable share of the Transaction Expenses payable by such Predecessor Company based on the maximum number of shares of Holding Company Common Stock that the shareholders or members of such other party could have received in the Mergers and Exchange Offers described in Article III compared to the maximum number of shares of Holding Company Common Stock that the shareholders and members of all such other parties could have received in the Mergers and Exchange Offers described in Article III.

          21.1.2 Failure to Obtain Approvals. In the event that (A)(i) WE JAC fails to obtain the approval of its shareholders described in Section 4.2.3;
(ii) Lube Venturess fails to obtain the approval of its shareholders described in Section 4.3.2; (iii) Miracle Industries fails to obtain the approval of its shareholders described in Section 4.4.2; (iv) Rocky Mountain I fails to obtain the approval of its shareholders described in Section 4.5.3; (v) Rocky Mountain II fails to obtain the approval of its shareholders described in
Section 4.6.3; (vi) stockholders of Miracle Partners shall have tendered to the Holding Company for exchange in accordance with the terms of the Miracle Partners Exchange Offer less than all of the issued and outstanding shares of the capital stock of Miracle Partners; (vii) the members of Prema Properties (or other holders of interests in Prema Properties) shall have tendered to the Holding Company for exchange in accordance with the terms of the Prema Properties Exchange Offer Membership Interests in Prema Properties representing less than 75% of all of the Membership Interests in Prema Properties; (viii) the members of Ralston Car Wash (or other holders of interests in Ralston Car Wash) shall have tendered to the Holding Company for exchange in accordance with the terms of the Ralston Car Wash Exchange Offer Membership Interests in Ralston Car Wash representing less than 95% of all of the Membership Interests in Ralston Car Wash; or (ix) KBG shall have tendered to the Holding Company for exchange in accordance with the terms of the KBG Exchange Offer less than all of the Membership Interests in KBG, LLC, and (B) within one year of the date hereof, such Predecessor Company engages in a sale of substantially all of its assets or a merger or holders of its common stock or membership interests transfer in the aggregate shares or membership interests representing a majority of the outstanding shares or membership interests of such Predecessor Company, such Predecessor Company shall be liable for Termination Damages to the other Predecessor Companies which Termination Damages shall be issued ratably to such other Predecessor Companies based on the maximum number of shares of Holding Company Stock that the shareholders or members of such other Predecessor Companies could have received in the Mergers and Exchange Offers described in
Article III compared to the maximum number of shares of Holding Company Common Stock that the shareholders and members of all such other Predecessor Companies could have received in the Mergers and Exchange Offers described in Article III.

          21.1.3 Termination Damages. "Termination Damages" shall mean the obligation of a Predecessor Company to issue to the other parties hereto shares of capital stock or Membership Interests in such Predecessor Company which, following such issuance, shall represent 20% of the issued and outstanding shares of capital stock or Membership Interests in such Predecessor Company calculated on a fully diluted basis.

SECTION 21.2 EQUITABLE REMEDIES.

     Each of the Predecessor Company hereby acknowledges and agrees that damages that may result to the other Predecessor Companies from any breach or threatened breach of any of the covenants or agreements contained in this Agreement which are to be complied with or performed by each of the Predecessor Companies may be intangible, in whole or in part, and incapable of being assessed of monetary value and likely will result in irreparable harm to, and have a Material Adverse Effect on, each of the other Predecessor Companies. Therefore, each of the Predecessor Companies hereby agrees that, in the event of any breach or threatened breach by them of any of the covenants or agreements contained in this Agreement which are to be complied with or performed by them, without prejudice to and in addition to any other remedies available to them at law or in equity, each of the other Predecessor Companies shall be entitled to a decree of specific performance and/or injunctive relief to prevent any such breach or a continuation thereof and other equitable remedies, together with an award of reasonable attorneys fees, expenses and disbursements incurred in connection with seeking such relief.

                                  ARTICLE XXII

                   EMPLOYEE BENEFIT ARRANGEMENTS POST-CLOSING

SECTION 22.1 WE JAC OPTION PLANS.

     The parties agree that, upon consummation of the WE JAC Merger, the Holding Company shall succeed to, and assume, all of the obligations and liabilities of WE JAC to issue capital stock pursuant to outstanding options and warrants to purchase WE JAC common stock, including, without limitation, options outstanding
(i) under the 1996 Precision Tune Employee Stock Purchase Plan (ii) under the Precision Tune Stock Option Plan, (iii) under the terms of the Stock Option Agreements dated July 1, 1995 and October 3, 1996 by and between WE JAC and John
F. Ripley and (iv) under warrants granted to Capitol Tune, Inc., Signet Bank and Summit Bank. Schedule 22.1 sets forth a list of all such options and the number of shares of Holding Company Common Stock and exercise price per share they will be converted into at Closing.

SECTION 22.2 RESERVATION OF MANAGEMENT OPTION SHARES.

     The Holding Company shall have the right to reserve at the Closing, for issuance following the Closing to officers, directors, employees and agents of the Holding Company and its subsidiaries pursuant to stock option plans or arrangements or other equity incentive, bonus or similar plans or arrangements approved by the Board of Directors thereunder, such number of shares of the Common Stock of the Holding Company, which, if and when issued following the consummation of the IPO, will represent not more than 5% of the issued and outstanding shares of the Common Stock of the Holding Company.

                                 ARTICLE XXIII

                 OTHER COVENANTS AND AGREEMENTS OF THE PARTIES

SECTION 23.1 DISCHARGE OF INDEBTEDNESS OF PREDECESSOR COMPANIES.

     At the Closing, immediately following the consummation of the sale of the Common Stock of the Holding Company to the underwriters in anticipation of the IPO, the Holding Company shall discharge from the cash proceeds received in such sale all of the indebtedness of the Predecessor Companies set forth in Schedule 23.1.

SECTION 23.2 RELEASE FROM GUARANTEES OF CORPORATE OBLIGATIONS.

     From and after the Closing, to the extent that any obligation or indebtedness of any Predecessor Company shall not be discharged at the Closing as provided above, the Holding Company shall use its reasonable best efforts to obtain the release of each Selling Stockholder and Selling Member (and his or her spouse, if applicable) and of the officers of WE JAC from any and all Guarantees of the obligations of any of the Predecessor Companies executed or given prior to the Closing Date by such Selling Stockholder or Selling Member (and his or her spouse) or by the officers of WE JAC; provided, however, that the Holding Company shall not be obligated to expend any funds or post any bonds in order to obtain such release(s). If the Holding Company shall be unable to obtain such release(s) on behalf of any Selling Stockholder or Selling Member (or his or her spouse), or any officer of WE JAC, or if the Holding Company shall be unwilling to agree to any terms or conditions imposed by the party granting such release(s) in order to obtain any such release(s), the Holding Company shall indemnify such Selling Stockholder or Selling Member, or officer of WE JAC, not so released from any such Guarantees from and against any and all liabilities arising from any such Guarantee.

SECTION 23.3 CONFIDENTIALITY.

     Each of the parties hereto for themselves and their respective officers, directors, employees, stockholders and representatives, shall hold in confidence all information, books, records and documents acquired from any other party hereto prior to, on, or after the date hereof in the course of negotiation of the transactions contemplated hereby or pursuant to the provisions hereof and will not disclose the same to any third party except as required by law, and except to the extent necessary to (a) respond to a subpoena, court order or other legal process, (b) comply with Applicable Laws, (c) establish a lawful claim or defense, or (d) obtain reasonably necessary advice of counsel. Should the transactions contemplated hereby not be consummated for any reason, each party shall promptly return to the other all originals and copies of such documents and other written information obtained from the other in the course of such negotiations or pursuant hereto and shall promptly destroy all evaluations and studies prepared by it or by any of its representatives on the basis of such information, books, records or documents.

SECTION 23.4 MAINTENANCE OF INDEMNITY PROVISIONS IN CHARTERS AND OPERATING AGREEMENTS.

     From and after the Closing, the Holding Company shall maintain in effect the indemnification provisions contained in the charters and operating agreements of each of the Predecessor Companies as of the date hereof for a period of three (3) years following the Closing, and will not seek to amend or modify such provisions without first obtaining the written consent of a majority of the last acting directors or the Selling Members of such Predecessor Companies, it being understood and agreed, however, that, prior to the expiration of such three (3) year period, the Holding Company may merge or dissolve all or any of the Predecessor Companies in any such manner as the Board of Directors of the Holding Company shall determine to be advisable, but, if it should do so, the Holding Company shall ensure that the charter or other organizational documentation pertaining to any successor to any Predecessor Company shall contain provisions providing for the indemnification of the officers and directors of such Predecessor Company substantially equivalent to the indemnification provisions contained in the charters and operating agreements of each of the Predecessor Companies as of the date hereof.

SECTION 23.5 OFFICERS AND DIRECTORS LIABILITY INSURANCE.

     From and after the Closing, the Holding Company shall maintain in full force and effect, with a reputable insurer, officer's and director's liability insurance in such amounts and on such terms and conditions as the Board of Directors shall determine to be reasonable or advisable.

SECTION 23.6 LOCK-UPS OF SHARES.

     Each of the parties hereto acknowledges that, in order to accommodate the underwriters for the proposed IPO, the sale, transfer, assignment, pledge, gift or other disposition by any direct or indirect holder of 3,000 or more of the Combination Shares to be received by the Selling Stockholders and the Selling Members pursuant to the transactions contemplated by this Agreement shall be prohibited for a period of 180 days following the Closing Date, unless the Holding Company shall provide its written consent thereto in advance thereof, and agrees that the Articles of Incorporation of the Holding Company may reflect such restriction. In addition, each certificate evidencing the Combination Shares to be issued by the Holding Company pursuant to the transactions contemplated by this Agreement shall bear a conspicuous legend thereon which shall read substantially as follows:

          "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, GIFT OR OTHER
          DISPOSITION BY ANY RECORD OR BENEFICIAL HOLDER OF 3,000 OR MORE SHARES OF PRECISION AUTO CARE, INC. WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED UNTIL
                          , 1998."

SECTION 23.7 REGISTRATION RIGHTS.

          23.7.1 Right to Include Shares in the IPO. Subject to the further provisions of this Section 23.7, each of the Selling Stockholders or Selling Members shall have the right to elect, following their receipt of the notices given by the Predecessor Companies in accordance with applicable securities laws, (but not later than 10 days thereafter) to include in the Form S-1 Registration Statement and the IPO all or a portion of the Combination Shares to be received by them pursuant to the Closing of the transactions contemplated by this Agreement for offer and sale to the underwriters on the same terms as may be offered to the Holding Company by the underwriters for the IPO (except as otherwise provided for herein), which election shall be made by written notice to the Holding Company within such 10-day period and shall specify the number of shares of the Common Stock of the Holding Company Common Stock that the Selling Stockholder or Selling Member desires to so include in such registration statement, and which shall be accompanied by an executed Selling Shareholder Questionnaire/Power of Attorney in the form that accompanies the Notice or the Joint Proxy Statement\Prospectus included in the Form S-4 Registration Statement of the Holding Company; PROVIDED, HOWEVER, that the Holding Company shall have no obligation to include in the Form S-1 Registration Statement or the IPO any Combination Shares on behalf of any Selling Stockholder or Selling Member who desires to include less than 3,000 Combination Shares in the IPO; PROVIDED FURTHER, that each of the Selling Stockholders or Selling Members who shall be required by federal or any applicable state income tax law to recognize income in the year in which the Closing Date shall occur as a result of the consummation of any of the transactions contemplated by Article V of this Agreement otherwise than as a result of the receipt of a cash payment from the Holding Company in lieu of fractional shares (each such Selling Stockholder or Selling Member being referred to hereinafter as a "Tax Preference Selling Shareholder") shall have the right, in preference to all other Selling Stockholders or Selling Members, to include in the IPO such number of Combination Shares, which, when sold in the IPO, will yield to the Selling Stockholder or the Selling Member sufficient net cash proceeds to satisfy his or her respective combined federal and state income tax liability which will arise from such transactions; and PROVIDED FURTHER, that the Holding Company shall have no obligation to include in the Form S-1 Registration Statement or the IPO more than 19% of the aggregate number of Combination Shares to be issued pursuant to the transactions contemplated by Article III of this Agreement (the "Selling Shareholder Share Limitation"). Notwithstanding the foregoing, no election by a Selling Stockholder or Selling Member to include Combination Shares in the IPO shall be valid or effective unless and until such notice, together with the other materials referred to herein, have been submitted to the Holding Company duly executed. Each election to include Combination Shares in the IPO made by a Selling Shareholder or Selling Member shall be irrevocable and may not be withdrawn except to the extent provided in Section 23.7.2.

          23.7.2 Reduction of Number of Combination Shares to be Included in the IPO. If Selling Stockholders or Selling Members shall elect to include in the IPO an aggregate number of Combination Shares which exceeds the Selling Shareholder Share Limitation, or if the lead underwriter for the IPO advises the Holding Company in good faith that inclusion of some or all of the Combination Shares which the Selling Stockholders or Selling Members shall have requested be included in such registration statement would adversely affect the marketing of the entire offering of securities, then the Holding Company shall be obligated to include in the registration statement and the IPO only such aggregate number of Combination Shares which is equal to the Selling Shareholder Share Limitation (or such lesser number of Combination Shares as the managing underwriter shall in good faith advise the Holding Company may be included therein without, in the opinion of the managing underwriter, adversely affecting the marketing of the entire offering of shares of the Holding Company Common Stock in the IPO) (such number of shares being referred to as the "Permissible Number of Shares"). If the aggregate number of Combination Shares that the Selling Stockholders and Selling Members shall have requested be included in such registration statement exceeds the number of Permissible Number of Shares, the number of Combination Shares that each Selling Stockholder or Selling Member shall be entitled to include therein shall be reduced as follows: first, all of the Combination Shares that Tax Preference Selling Shareholders elect to include shall be included unless the amount of such shares exceeds the Permissible Number of Shares. If the Permissible Number of Shares is so exceeded, the number of Combination Shares that the Tax Preference Selling Shareholders may include shall be reduced pro rata, based on the number of Combination Shares that each Tax Preference Selling Shareholder initially requested be included in the registration statement; second if, all of the Combination Shares that the Tax Preference Selling Shareholders elect to include in the registration statement is less than the Permissible Number of Shares, the Selling Stockholders and the Selling Members (other than the Tax Preference Selling Shareholders) shall be entitled to include their pro rata portion of the difference between the Permissible Number of Shares and the number of Combination Shares that the Tax Preference Selling Shareholders have elected to include in the registration statement based upon the number of Combination Shares initially requested to be included by the Selling Shareholders and Selling Members (other than the Tax Preference Selling Shareholders).

SECTION 23.8 OBLIGATIONS OF SHAREHOLDERS SELLING IN THE IPO.

     In addition to the obligations to be set forth in the Underwriting Agreement, each Selling Stockholder or Selling Member who desires to include Combination Shares in the IPO shall be required to (i) cooperate with the Holding Company in preparing the Form S-1 Registration Statement to reflect the inclusion of their Combination Shares therein, and execute such ordinary and customary agreements as may be reasonably necessary in favor of the underwriters for the IPO; (ii) promptly supply the Holding Company with all information, documents, representations and agreements as the Holding Company or the underwriter may reasonably deem necessary in connection with the registration of such Combination Shares.

SECTION 23.9 EXPENSES OF REGISTRATION.

     The costs and expenses of all registrations and qualifications under the Securities Act and applicable state securities or blue sky laws, and of all other actions, that the Holding Company is required to take or effect in order to register the IPO Shares and any Combination Shares for offer and sale to the public (including, without limitation, all registration and filing fees, printing expenses, costs of special audits incidental to or required by any such registration, and fees and disbursements of counsel and independent public accountants for the Holding Company) shall be borne and paid for by the Holding Company and the Contributing Companies as provided for in this Agreement. In addition, all Selling Stockholders and Selling Members (other than Tax Preference Selling Shareholders) shall bear their prorata portion of underwriting discounts or commissions. The Holding Company shall pay underwriting discounts or commissions attributable to Combination Shares that Tax Preference Selling Shareholders include in the IPO.

SECTION 23.10 INCLUSION OF CERTAIN SHARES.


     Notwithstanding the provisions of Section 23.7.2, the Holding Company shall not permit the lead underwriter of the IPO to set the Permissible Number of Shares below a number that permits William R. Klumb to include in the Form S-1 Registration Statement and the IPO such number of Combination Shares to be received by him pursuant to the transactions contemplated by Article III, which, when sold in the IPO, will yield to him sufficient net cash proceeds to satisfy his combined federal and state income tax liability which will arise as a result of the discharge by the Holding Company of the indebtedness described in
Schedule 19.1.


                                  ARTICLE XXIV

       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

SECTION 24.1 SURVIVAL IN GENERAL.

     Except as otherwise provided in this Agreement, all of the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing. The representations and warranties made by the parties to this Agreement to each of the other parties to this Agreement shall terminate and expire effective as of the Closing, except with respect to the representations and warranties made by each party to the Holding Company pursuant to the terms of this Agreement. From and after the Closing, the Holding Company shall have the sole and exclusive right to exercise all remedies against the parties hereto with respect to any inaccuracy or untruth of any of the representations made by any of the parties to this Agreement pursuant to the terms of this Agreement or pursuant to any certificate, document or instrument executed and delivered by any of the parties pursuant to or in connection with this Agreement or the breach by any party of any of the warranties or covenants made by any such party pursuant to this Agreement or the failure of any such party to perform, observe or comply with, any of the covenants or agreements made by such party pursuant to this Agreement or in connection with this Agreement. Furthermore, except as provided in the next sentence, from and after the Closing the Holding Company's sole and exclusive remedy against parties who proceed to Closing hereunder with respect to the foregoing shall be limited to its right to exercise its right of setoff against the Indemnity Escrow Shares as provided in Article XX of this Agreement. The Holding Company shall not, except in the cases of fraud, have the right to seek to impose personal liability upon any of the Selling Stockholders or the Selling Members in the capacity as former stockholders or former members, as the case may be, of any of the Predecessor Companies.

SECTION 24.2 SURVIVAL OF INDEMNITY OBLIGATIONS.

     The obligations of the Selling Shareholders and the Selling Members and of KBG to indemnify the Holding Company shall, except with respect to any unresolved claims made by the Holding Company for indemnification, expire and terminate at 5:00 Eastern Daylight Time on the date which is one year after the Closing Date.

SECTION 24.3 SURVIVAL OF COVENANTS AND AGREEMENTS.

     Each of the covenants of the parties contained in or made by the parties pursuant to the terms of this Agreement which are to be performed by the parties at and after the Closing, other than the indemnity obligations of the parties with respect to representations and warranties (which shall survive the Closing as provided for in the foregoing provisions of this Section), shall survive the Closing until the same shall have been performed or discharged in full.

SECTION 24.4 EFFECT OF DUE DILIGENCE.

     Notwithstanding any investigation or audit conducted by any of the parties to this Agreement prior to the Closing, each of the parties to this Agreement shall be entitled to rely upon the representations and warranties made by the other parties pursuant to this Agreement, and such representations and warranties shall not be deemed to have been waived or otherwise affected by any such investigation or audit or any knowledge attributable to any party.

                                  ARTICLE XXV

                                 MISCELLANEOUS

SECTION 25.1 ENTIRE AGREEMENT.

     This Agreement, together with the Collateral Agreements, constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and, except as otherwise specifically provided for herein with respect to certain provisions of the Memorandum of Understanding relating to Transaction Expenses, which provisions are incorporated herein by reference, all prior negotiations, writings and understandings relating to the subject matter of this Agreement (including, without limitation, all other provisions of the Memorandum of Understanding and all supplements thereto or amendments thereof) are merged herein and are superseded and canceled by this Agreement.

SECTION 25.2 AMENDMENT AND WAIVER.

     This Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit thereof. The failure of any party hereto to insist upon strict performance of or compliance with the provisions of this Agreement shall not constitute a waiver of any right of any such party hereunder or prohibit or limit the right of such party to insist upon strict performance or compliance at any other time.

SECTION 25.3 BINDING AGREEMENT AND SUCCESSORS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 25.4 ASSIGNMENT.

     This Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, by any party without the prior written consent of the other parties hereto.

SECTION 25.5 NO THIRD PARTY BENEFICIARIES.

     Nothing in this Agreement is intended to confer any rights or remedies upon any Person other than (i) the parties hereto, (ii) the indemnified Persons under
Article XX and (iii) M&S with respect to the provisions of Section 1.2.1.

SECTION 25.6 NOTICES.

     Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) three days after being deposited in the mail, postage prepaid, certified or registered mail, (ii) on the next business day after delivery to a reputable overnight delivery service such as Federal Express, or
(iii) upon personal delivery if delivered or addressed to the addresses set forth below or to such other address as any party may hereafter specify by written notice to the other parties hereto:

          (a) If to WE JAC prior to the Closing, delivered or mailed to WE JAC Corporation, 748 Miller Drive, SE, Leesburg, Virginia 20175, Attention: Board of Directors, with a copy delivered or mailed to John B. Frisch, Esquire, Miles & Stockbridge, a Professional Corporation, 10 Light Street, Baltimore, Maryland 21202;

          (b) If to Miracle Industries prior to the Closing, delivered or mailed to Miracle Industries, Inc., c/o Miracle Car Wash, 1458 Park Avenue West, Mansfield, Ohio 44906, Attention: President;

          (c) If to Lube Venturess prior to the Closing, delivered or mailed to Lube Venturess, Inc., 1237 West Fourth Street, Mansfield, Ohio 44906, Attention:
President;

          (d) If to Miracle Partners prior to the Closing, delivered or mailed to Miracle Partners, Inc., c/o Lube Venturess, Inc., 1237 West Fourth Street, Mansfield, Ohio 44906, Attention: President;

          (e) If to Prema Properties prior to the Closing, delivered or mailed to Prema Properties, Ltd., 52 East 15th Avenue, Columbus, Ohio 43201, Attention:
Managing Member;

          (f) If to Rocky Mountain I, Rocky Mountain II or Ralston Car Wash prior to the Closing, delivered or mailed c/o Rocky Mountain Ventures, Inc., 15200 East Girard Avenue, Suite 2700, Aurora, Colorado 80014-5039, Attention:
President;

          (g) If to KBG prior to the Closing, delivered or mailed to The Karl Byrer Group, Inc., 2171 S. Trenton Way #215, Denver, Colorado 80231, Attention:
President.

SECTION 25.7 FURTHER ASSURANCES.

     The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

SECTION 25.8 ARTICLE AND SECTION HEADINGS.

     The Article and Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

SECTION 25.9 GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the Commonwealth of Virginia, without regard to its principles of conflict of laws.

SECTION 25.10 CERTAIN DEFINITIONS.

     The following terms, whenever used in capitalized form in this Agreement, shall have the following meanings:

        "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

        "Agreements Not to Compete" shall mean the Agreements Not to Compete in the forms attached hereto as Exhibits which will be entered into by and between the Holding Company and the Person listed on Schedule 4.1.7 at the Closing.

        "Applicable Laws" shall mean any law, statute, ordinance, code, rule, regulation, standard, ruling, decree, judgment, award, order or other requirement of any Government Authority that is applicable to a Predecessor Company.

        "Benefit Arrangements" shall mean all life and health benefits, hospitalization, savings, bonus, deferred compensation, incentive compensation, severance pay, disability, sick pay, vacation pay, stock option, award or similar plans, and fringe benefit plans, individual employment and severance contracts and other policies and practices, whether written or oral, providing employee or executive compensation or benefits to Employees of a Predecessor Company or their dependents, other than Employee Benefit Plans.

        "Byrer Group" shall mean and refer to KBG and its shareholders and Subsidiaries.

        "Closing" shall mean the consummation of the transactions contemplated by Article III of this Agreement.

        "Closing Date" shall mean the date on which the Closing actually shall occur pursuant to this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Collateral Agreements" shall mean the Agreements Not to Compete, the Employment Agreements and the Underwriting Agreement which are expected to be executed by the Holding Company at the Closing.

        "Combination Shares" shall mean the shares of the Common Stock of the Holding Company to be issued pursuant to the transactions contemplated by
Article III hereof.

        "Commission" shall mean the Securities and Exchange Commission of the United States of America.

        "Constituent Company" of a Participant Group shall mean and refer to each of the corporations and limited liability companies (and the shareholders and members thereof) of such Participant Group.

        "Contest" shall mean any administrative or judicial Tax audit, examination, proceeding or litigation involving any Tax Authority.

        "Contributing Companies" or "Contributing Company" shall refer only to the WE JAC Group, Miracle Industries, Prema Properties, Lube Venturess, Miracle Partners, Rocky Mountain I, Rocky Mountain II and Ralston Car Wash, but shall not include or refer to KBG.

        "Corporate Predecessor Companies" and "Corporate Predecessor Company" shall mean and refer to WE JAC, Miracle Industries, Lube Venturess, Miracle Partners, Rocky Mountain I and Rocky Mountain II.

        "Debt Level Escrow Shares" shall mean the share of Common Stock of the Holding Company to be deposited into escrow at the Closing by the Holding Company pursuant to Section 19.1.

        "DOL" shall mean the United States Department of Labor.

        "Employee Benefit Plan" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or contributed to by any of the Predecessor Companies or any of its Subsidiaries or any of its ERISA Affiliates, but excluding Multiemployer Plans.

        "Employees" or "Employee" shall mean and refer to the current employees, former employees and retired employees of a Predecessor Company.

        "Encumbrance" shall mean any interest of any Person, including, without limitation, any right to acquire, option, right of preemption, or any mortgage, lease, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, claim, covenant, condition, easement or any other security agreement or arrangement or any restriction of any kind or character.

        "Environmental Laws" shall mean any law, statute, regulation, rule, order, consent, decree, or governmental requirement that relates to or otherwise imposes liability or standards of conduct concerning Hazardous Materials or discharges or releases of any Hazardous Materials into air, water or land, including (but not limited to) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1978, as amended; the Clean Water Act, the Clean Air Act, or any other similar federal, state or local statutes.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any Person that is treated as a single employer with the Person in question under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Agent" shall mean such bank or trust company as the exchange agent for the Subsidiary Mergers.

        "Exchange Offers" shall mean the Prema Properties Exchange Offer, the Miracle Partners Exchange Offer, the Ralston Car Wash Exchange Offer and the KBG Exchange Offer.

        "GAAP" shall mean generally accepted accounting principles in effect in the United States as of the date hereof.

        "Governmental Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

        "Guarantees" shall mean any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability of another Person, including but not limited to direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

        "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; and (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (c) any "hazardous material" as defined by the Hazardous Materials Transportation Act, as amended from time to time, and regulations promulgated thereunder; and shall include without limitation, asbestos, PCBs, petroleum products, and urea-formaldehyde (in situations where considered hazardous or toxic).

        "Indemnity Escrow Shares" shall mean the shares of the Common Stock of the Holding Company deposited into escrow by the Holding Company at the Closing pursuant to Section 20.1 of this Agreement.

        "Income Taxes" shall mean any income, gross receipts, gains, net worth, surplus, franchise or withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority.

        "Holding Company Indemnified Claims and Losses" shall mean demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses.

        "Intellectual Property" shall mean all patents, patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade names, trade secrets, software and computer programs, know-how, inventions, processes and procedures.

        "IPO" shall mean the proposed public offering by the Holding Company of shares of its Common Stock following the Closing.

        "IPO Shares" shall mean and refer to such number of shares of the authorized shares of the Common Stock of the Holding Company which shall be issued by the Holding Company in the IPO.

        "IRS" shall mean the Internal Revenue Service of the United States of America.

        "Lease Agreements" shall mean the Lease Agreements described in Sections 5.14, 5.15 and 5.16.

        "Lube Ventures Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by Lube Ventures to each of the other parties hereto in connection with the representations and warranties made by Lube Ventures herein.

        "Lube Ventures Dissenting Shares" shall mean each of the shares of the Common Stock of Lube Ventures with respect which the holder thereof shall have exercised and perfected Dissenter' Rights under the laws of the State of Ohio.

        "Lube Ventures System" shall mean Lube Ventures's proprietary system for the operation of retail service centers which are devoted to providing lubrication services for automobiles and light trucks.

        "Management Option Shares" shall mean the shares of the Common Stock of the Holding Company to be reserved for issuance by the Holding Company pursuant to Section 22.2.

        "Material Adverse Effect" shall mean a material adverse change in the business, assets, rights, properties, liabilities, financial condition or prospects of a Person.

        "Material Contracts" shall mean those contracts, agreements, commitments or understanding required to be disclosed by a Predecessor Company in its Disclosure Letter pursuant to this Agreement.

        "Material Participant" shall mean WE JAC, Miracle Industries, Miracle Partners, Prema Properties, Lube Venturess and Rocky Mountain II.

        "Membership Interest" shall mean, with respect to the Prema Properties Members, all of the rights of each of the Prema Property Members as a member of Prema Properties and all of their respective right, title and interest in, to and under the _________ Agreement dated _____________ by and among the Prema Properties Members, and, with respect to the Ralston Car Wash Members, all of the rights of each of the Ralston Car Wash Members as a member of Ralston Car Wash and all of their respective right, title and interest in, to and under the Operating Agreement dated September 5, 1991, by and among the Ralston Car Wash Members.

        "Memorandum of Understanding" shall mean and refer to that certain Memorandum of Understanding dated as of October 18, 1996 by and among WE JAC, Precision Tune, Ernie Malas, William Klumb, Karl Byrer, Lube Venturess, Prema Properties, Miracle Industries, Rocky Mountain I, Rocky Mountain II and Ralston Car Wash, as supplemented by the Supplemental Memorandum of Understanding dated as of March __, 1997 by and among WE JAC, Precision Tune, Ernie Malas, William Klumb, Karl Byrer, Lube Venturess, Prema Properties, Miracle Industries, Rocky Mountain I, Rocky Mountain II and Ralston Car Wash, as amended by that certain Joinder and Amendment No. 1 to Supplemental Memorandum of Understanding dated as of March 17, 1997 by and among and among WE JAC, Precision Tune, Ernie Malas, William Klumb, Karl Byrer, Lube Venturess, Prema Properties, Miracle Industries, Rocky Mountain I, Rocky Mountain II, Ralston Car Wash, Miracle Partners and C. Eugene Deal.

        "Miracle Industries Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by Miracle Industries to each of the other parties hereto in connection with the representations and warranties made by Miracle Industries herein.

        "Miracle Industries Dissenting Shares" shall mean each of the shares of the Common Stock of Miracle Industries with respect which the holder thereof shall have exercised and perfected Dissenter' Rights under the laws of the State of Ohio.

        "Miracle Industries Subsidiaries" shall mean Hydro-Spray and Indy Ventures.

        "Multiemployer Plan" shall mean a plan described in Sections 3(37) and 4001(a)(3) of ERISA to which any of of the Predecessor Companies or any of its Subsidiaries has an obligation to contribute.

        "National 60 Minute Tune" shall mean and refer to National 60 Minute Tune, Inc., a Washington corporation and a wholly-owned subsidiary corporation of WE JAC.

        "Ohio Group" shall mean and refer to Lube Venturess and Miracle Industries and their respective shareholders and Subsidiaries and the Prema Properties Group.

        "Operating Committee" shall mean a committee comprised of two Representatives of the WE JAC Group, one Representative of the Ohio Group and one Representative of the Rocky Mountain Group which Representatives shall be the following individuals until changed in accordance with Section 24.14: John
R. Ripley and Peter Kendrick as the Representatives of the WE JAC Group; Ernst
S. Malas as the Representative of the Ohio Group; and William R. Klumb as the Representative of the Rocky Mountain Group.

        "Option Agreements" shall mean the Option Agreements described in Sections 5.14, 5.15 and 5.16.

        "Participant Group" shall mean and refer to the Rocky Mountain Group, the Ohio Group, the WE JAC Group and the Byrer Group, respectively.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation.

        "Pension Plan" shall mean any Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

        "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, limited liability partnership, trust, government or any agency or political subdivision thereof, or any other entity.

        "Precision Tune" shall mean and refer to Precision Tune Auto Care, Inc., a Virginia corporation and a wholly-owned subsidiary corporation of WE JAC.

        "Precision Tune System" shall mean Precision Tune's proprietary system for the operation of retail service centers which are devoted to providing brake repairs, engine tune-ups, lubrication services, oil and filter changes, engine diagnostics, emissions systems installation and certification, preventative maintenance services, minor air conditioning and engine cooling system services and minor repairs to the distributor, carburetor, fuel and ignition systems for automobiles and light trucks.

        "Predecessor Companies" shall mean and refer to WE JAC, Precision Tune, Lube Ventures, Miracle Industries, Hydro-Spray, Indy Ventures, KBG, Rocky Mountain I, Rocky Mountain II, Miracle Partners, Prema Properties and Ralston Car Wash.

        "Prema Properties Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by the Prema Properties Members to each of the other parties hereto in connection with the representations and warranties made by the Prema Properties Members herein.

        "Prema Properties Group" shall mean and refer to Prema Properties and the Prema Properties Members.

        "Proprietary Car Wash Software System" shall mean the Proprietary Car Wash Computer Software System designed for the operation of car wash centers which has been developed by The Karl Byrer Group and Karl Byrer.

        "PTW" shall mean and refer to PTW, Inc., a Washington corporation and a wholly-owned subsidiary corporation of Precision Tune.

        "Ralston Car Wash Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by the Ralston Car Wash Members to each of the other parties hereto in connection with the representations and warranties made by the Ralston Car Wash Members herein.

        "Real Estate Partnerships" shall mean and refer to each partnership described in Sections 5.14, 5.15 and 5.16.

        "Responsible Group of Selling Stockholders or Members" shall mean the Selling Stockholders or Members of any Predecessor Company with respect to whom the Holding Company exercises its rights of reimbursement and indemnification pursuant to the terms of this Agreement following the Closing (whether pursuant to the exercise of its rights to set-off against the Indemnity Escrow Shares or otherwise).

        "Rocky Mountain Group" shall mean and refer to Rocky Mountain I and Rocky Mountain II and their respective shareholders, and Ralston Car Wash and the Ralston Car Wash Members.

        "Rocky Mountain I Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by Rocky Mountain I to each of the other parties hereto in connection with the representations and warranties made by Rocky Mountain I herein.

        "Rocky Mountain II Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by Rocky Mountain II to each of the other parties hereto in connection with the representations and warranties made by Rocky Mountain II herein.

        "Rocky Mountain I Dissenting Shares" shall mean each of the shares of the Common Stock of Rocky Mountain I with respect which the holder thereof shall have exercised and perfected Dissenter' Rights under the laws of the State of Colorado.

        "Rocky Mountain II Dissenting Shares" shall mean each of the shares of the Common Stock of Rocky Mountain II with respect which the holder thereof shall have exercised and perfected Dissenter' Rights under the laws of the State of Colorado.

        "Securities Act" shall mean The Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations of the Commission adopted or promulgated thereunder.

        "Selling Stockholders or Members" shall mean and refer to only to those Persons who are shareholders or members of the Predecessor Companies as of the time of the Closing whose shares therein shall be converted to Holding Company Common Stock at the Closing pursuant to the Subsidiary Mergers or who actually exchange shares with or contribute interests to the Holding Company at the Closing.

        "Selling Stockholder Indemnified Claims and Losses" shall mean demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, based upon, arising out of, asserted against, resulting to, imposed on, or incurred by the Selling Stockholders, directly or indirectly, from the breach by the Holding Company of any covenant or agreement to be performed or complied with by the Holding Company from and after the Closing.

        "Source Code" shall mean all computer codes, programmer documentation, flow charts and schematics that a computer programmer reasonably skilled in the programming language in which the Proprietary Car Wash Software is written would need to support, enhance, modify and make derivatives of such software.

        "Subsidiary" as it relates to any Person, shall mean a corporation, limited liability company, partnership, joint venture or other Person 50% or more of whose outstanding securities or equity interests the Person has the right, other than as affected by events of default, directly or indirectly, to vote for the election of directors.

        "Subsidiary Mergers" shall mean and refer to the WE JAC Merger, the Lube Ventures Merger, the Miracle Industries Merger, the Rocky Mountain I Merger and the Rocky Mountain II Merger.

        "Tax Authority" shall mean a foreign or United States federal, state, or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

        "Tax Returns" shall mean all returns (including information returns and amended returns), declarations, reports, claims for refunds, estimates and statements regarding Taxes, required to be filed under Applicable Laws.

        "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, windfall profit, alternative or add on minimum, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

        "Termination Damages" shall have the meaning provided in Section 21.3.

        "WE JAC Disclosure Letter" shall mean the Disclosure Letter dated of even date with this Agreement submitted by WE JAC to each of the other parties hereto in connection with the representations and warranties made by WE JAC herein.

        "WE JAC Dissenting Shares" shall mean each of the shares of the Common Stock of WE JAC with respect which the holder thereof shall have exercised and perfected Dissenter' Rights under the laws of the State of Delaware.

        "WE JAC Group" shall mean and refer to WE JAC, Precision Tune, National 60 Minute Tune, PTW and the shareholders of WE JAC.


     SECTION 25.11 CONSTRUCTION.


     As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement and any and all agreements and instruments contemplated hereby, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. The Exhibits and Schedules to this Agreement constitute a substantive part of this Agreement and are hereby incorporated into this Agreement by this reference.


     SECTION 25.12 COUNTERPARTS.


     This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 25.13 TIME OF THE ESSENCE.


     Time is of the essence with respect to each and every term and provision of this Agreement.


     SECTION 25.14 REPRESENTATIVE OF SELLING STOCKHOLDERS AND SELLING MEMBERS.


     Prior to the Closing, the Selling Stockholders and Selling Members of each of the Predecessor Companies shall designate in writing a Representative of the Selling Stockholders and Selling Members of such Predecessor Company as their exclusive agent and attorney-in-fact to act on their behalf with respect to any and all matters, claims, controversies or disputes arising out of the terms of this Agreement (the "Representative"). The Holding Company shall have the right to rely upon any actions taken or omitted to be taken by the Representative as being the act or omission of each applicable group of Selling Stockholders or Selling Members, without the need for any inquiry and any such actions or omissions of the Representative shall be binding upon the applicable group of Selling Stockholders or Selling Members. Notwithstanding the foregoing, the Selling Stockholders and Selling Members of each Predecessor Company shall have the right to change the identity of their representative from time to time in such manner as they may agree amongst themselves; provide, however, that no change in identity shall be effective or binding upon the Holding Company unless and until written notice of such change shall have been delivered to the Holding Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth in the preamble to this Agreement.


Attest:                                    PRECISION AUTO CARE, INC.

                                           By:

                                           WE JAC CORPORATION

                                           By:

                                           LUBE VENTURES, INC.

                                           By:

                                           ROCKY MOUNTAIN VENTURES, INC.

                                           By:

                                           PREMA PROPERTIES, LTD.

                                           By:

                                           MIRACLE INDUSTRIES, INC.

                                           By:

                                           MIRACLE PARTNERS, INC.

                                           By:

                                           ROCKY MOUNTAIN VENTURES II, INC.

                                           By:

                                           RALSTON CAR WASH, LTD.

                                           By:

                                           THE KARL BYRER GROUP, INC.

                                           By:

                                                                      APPENDIX B

                       FERRIS, BAKER WATTS, INCORPORATED
                                100 LIGHT STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 685-2600

                                                                 August 27, 1997

The Board of Directors
WE JAC Corporation
748 Miller Drive, SE
Leesburg, VA 22075

Ladies and Gentlemen:

     WE JAC Corporation ("WE JAC" or the "Company") has requested a review of the proposed transaction (the "Transaction") involving the combination of certain businesses. The businesses to be combined are WE JAC, Lube Ventures, Inc., Miracle Industries, Inc., (including its interests in Hydro Spray Equipment Co. and Indy Ventures, LLC), Prema Properties, Rocky Mountain Ventures, Inc., Rocky Mountain Ventures II, Inc., Ralston Car Wash, LLC, KBG LLC. Specifically, you have requested a review of the consideration received by the shareholders of the Company in connection with the Transaction and the simultaneous Public Offering of 2,300,000 shares of common stock (2,645,000 if the over-allotment option is exercised) by the entity to be formed as a result of the Transaction, Precision Auto Care ("PAC"). We were retained by the Board of Directors and commenced our investigation of the Transaction on November 22, 1996.

     Pursuant to the Agreement, the Company's shareholders will receive one share of common stock of PAC for each share of WE JAC. Additionally, option holders will receive one option in PAC for each option currently held in WE JAC on the same terms.

     In connection with the opinion, we have reviewed, among other things, (i) the proposed Transaction, including without limitation the Plan of Reorganization and Agreement for Share Exchange Offers dated August 27, 1997 (and all exhibits thereto), (ii) historical operating results of the businesses which are a part of the Transaction, and (iii) internally prepared projections of the businesses which are a part of the Transaction. We have held discussions with the members of the management of the Company and the other entities who are party to the Transaction regarding the past and current business operations and financial condition as well as the future prospects for the Company and such entities. We have reviewed industry specific data regarding the valuation of publicly traded companies in the automotive after-care market as well as other such information as we considered appropriate.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company or representatives of the other entities, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the allocation to be received by holders of interests who may perfect dissenters' statutory fair appraisal remedies. Based upon the foregoing and based upon such other matters that we consider relevant, it is our opinion that the consideration to be received by the shareholders of the Company as a result of the Transaction is fair from a financial point of view as of the date hereof.

     Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of August 27, 1997. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the Agreement. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

                                      Very truly yours,
                                      FERRIS, BAKER WATTS, INC.

                                                                      APPENDIX C

                             QUIST FINANCIAL, INC.
                             5360 MANHATTAN CIRCLE
                                   SUITE 200
                               BOULDER, CO 80303

August 25, 1997

Mr. William R. Klumb
President
Rocky Mountain Ventures Inc.
15200 East Girard Avenue, Suite 2700
Aurora, CO 80014-5039

Dear Mr. Klumb:

Quist Financial, Inc. has been engaged by Rocky Mountain Ventures, Inc., Rocky Mountain Ventures II Inc. and Ralston Car Wash LLC ("Klumb Entities") to:

  A.  Review historical financial performance data, projected contributions and related documentation of Precision Tune Auto
      Care, Inc., and WE JAC Corporation ("Precision Entities"), Lube Ventures, Inc., Miracle Industries, Inc., and Prema
      Properties ("Malas Entities"), and the Klumb Entities, in connection with these entities', Miracle Partners, Inc.'s and
      KBG, LLC's merger into (or exchange of common stock with) ("transaction"), and the simultaneous initial public offering
      ("IPO") of common stock of, WE JAC Corporation ("Precision Auto Care");

  B.  Evaluate the proposed allocation of Precision Auto Care common stock to the Klumb Entities, as a group; and

  C.  Issue an opinion as to the fairness of the transaction, from a financial point of view, to the Klumb Entities' shareholders and members.

Quist Financial provides independent valuations of common and preferred stocks, partnership interests, debt instruments and intangibles in connection with mergers, acquisitions, litigation, ESOPs, gift and estate planning, charitable gifts, purchase price allocations, private placements, fairness opinions and management stock option plans.

In conducting our analysis and rendering an opinion, we held discussions with Mr. William R. Klumb, President of Rocky Mountain Ventures Inc. We reviewed a January 21, 1997 document entitled PRECISION AUTO CARE MERGER: FIVE YEAR FORECAST. We reviewed historical balance sheets and income statements for Rocky Mountain Ventures, Inc., Rocky Mountain Ventures II and Ralston Car Wash, LLC for the periods ending December 31, 1995 and December 31, 1996. We read an October 18, 1996 Memorandum of Understanding among the parties to the transaction and reviewed a list of Rocky Mountain Ventures shareholders.

We reviewed schedules from January 31, 1997, March 14, 1997 and August 12, 1997 Proforma Merger and IPO documents which profiled the proposed allocation of Precision Auto Care stock among the participants to the transaction. We additionally reviewed a projected Operational Income Analysis of the entities for 1996 and 1997.

We reviewed the Form S-4 Registration Statement Under The Securities Act of 1933 and August 27, 1997 Plan of Reorganization and Agreement for Share Exchange Offers.

In assessing the fairness of the transaction, from a financial point of view, to Klumb Entities' shareholders/members, we assumed the Precision Auto Care initial public offering will achieve the targeted price of $11.00 per share. Quist does not express an opinion, however, as to the targeted price or value of Precision Auto Care common stock at the time of or subsequent to the initial public offering.

We identified, researched and analyzed similar companies with publicly traded stock. We reviewed summary background and financial information on 21 companies within Standard Industrial Classification codes #7532 to #7549. Based upon further analysis, five (5) entities were selected for consideration as guideline companies. Our selection criteria primarily included size of asset base, market capitalization, product line, capital structure and operating performance.

Two general methodologies were utilized to assess allocations and fairness, from a financial point of view, to the Klumb Entities shareholders/members: (A) discounting of five year projected cash flows and (B) market analysis of similar publicly traded companies. A description of these methodologies appears within the text of our report.

Based upon our analysis we conclude that:

  A.  The transaction's proposed allocation to the Klumb Entities exceeds the allocations we determined under both discounted cash flow and market analysis approaches; and

  B.  The transaction is fair, from a financial point of view, to the Klumb Entities' shareholders/members, taken as a group. We do not, however, render our opinion as to fairness toward the specific companies, shareholders or members affiliated with the Klumb Entities.


These conclusions are based upon the following assumptions and limiting conditions:.



  A.  Management represents, to the best of their knowledge, that all information supplied was complete, accurate and accepted, without further verification, as correctly reflecting the companies' past results, current conditions and prospects. No liability for such information is assumed by Quist Financial, Inc. Future, actual, operating results and values may differ significantly from those reflected within this report;

  B.  Our conclusions are prepared solely for the Klumb Entities' benefit and are to be used only for the following purpose: to assess the fairness, from a financial point of view, of merger or exchange transactions between Precision Auto Care and
      Klumb Entities or these entities' shareholders/members. Our conclusions are valid only for the valuation date and purpose specified;

  C.  Possession of our conclusions, or a copy thereof, does not carry with it the right of publication of all or any portion.
      They may not be used for any purpose by anyone except the Klumb Entities without the previous written consent of the companies. We understand and acknowledge, however, that this opinion may be included as an exhibit or exhibits to material
      (such as Form S-4 Registration Statement Under the Securities Act of 1933) distributed to Klumb Entities'
      shareholders/members in conjunction with completing the transaction; and

  D.  Pursuant tot he terms of Quist Financial, Inc.'s engagement, the Klumb Entities have agreed to pay Quist certain advisory fees and out-of-pocket expenses incurred by Quist in performance of its services. The Klumb Entities have additionally agreed to indemnify Quist and related persons against certain liabilities, including liabilities under federal securities laws, arising out of Quist's engagement.


Sincerely,

/s/_____David M. Grenat_____
David M. Grenat CFA, CMA
Vice President

                                                                      APPENDIX D

                            AGREEMENT NOT TO COMPETE
   (FORMER ROCKY MOUNTAIN VENTURES STOCKHOLDERS AND RALSTON CAR WASH MEMBERS)

     THIS AGREEMENT NOT TO COMPETE (this "Agreement") is made and entered into as of the ___ day of [November], 1997 by ________________, a resident of the State of [Colorado] (the "Former [Stockholder][Member]") in favor of PRECISION AUTO CARE, INC., a Virginia corporation ("Precision Auto Care"), and [ROCKY MOUNTAIN VENTURES [I], INC., a Colorado corporation][RALSTON CAR WASH, LTD., a Colorado limited liability company] (the "Company").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of a Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 by and among Precision Auto Care, WE JAC Corporation, a Delaware corporation, Miracle Industries, Inc., an Ohio corporation, Lube Ventures, Inc., an Ohio corporation, Miracle Partners, Inc., a Delaware corporation, Rocky Mountain Ventures, Inc., a Colorado corporation, Rocky Mountain Ventures II, Inc., a Colorado corporation, Prema Properties, Ltd., an Ohio limited liability company, Ralston Car Wash, Ltd., a Colorado limited liability company, and The Karl Byrer Group, Inc., a Colorado corporation (the "Plan of Reorganization"), the Former [Stockholder][Member] has, effective as of the date hereof, become entitled to receive shares of the capital stock of Precision Auto Care in exchange for all of his shares of the capital stock of the Company as a result of a merger of a subsidiary corporation of Precision Auto Care with and into the Company; and

     WHEREAS, the Company is engaged in the businesses of owning and operating a [chain of car washes][car wash] in the Denver, Colorado area; and

     WHEREAS, pursuant to the closing of the transactions contemplated by the Plan of Reorganization, Precision Auto Care has acquired, in addition to all of the issued and outstanding [shares of the capital stock] [membership interests] of the Company, all of the issued and outstanding shares of the capital stock and membership interests of certain of the other parties to the Plan of Reorganization, some of which also are engaged in the business of owning and operating car wash businesses in other areas of the United States; and

     WHEREAS, an essential component of the business plan of Precision Auto Care is to engage in the businesses of owning, operating, buying, developing and franchising car wash centers throughout the world; and

     WHEREAS, an important aspect of the value of the Company to be acquired by Precision Auto Care under the Plan of Reorganization is the goodwill of the Company including its relationships with others having business relationships with the Company, such that there is a significant risk that this goodwill may be lost if the Former [Stockholder][Member] were to compete with the Company; and

     WHEREAS, the Former [Stockholder][Member] also has gained and developed specialized knowledge and information concerning the business of the Company as a result of his ownership interest in the Company, which, if disclosed or used in competition with the Company could cause irreparable harm and substantial damage to the Company;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the Former [Stockholder][Member] hereby covenants and agrees in favor of Precision Auto Care and the Company as follows:

     1. COMPETITION. For a period of four (4) years commencing on the date of this Agreement, the Former [Stockholder][Member] shall not, except on behalf or as a franchisee of Precision Auto Care and its presently existing or hereafter created subsidiaries and affiliated companies (collectively, the "Precision Auto Care Group"), directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity which engages in any of the following businesses: (a) owning or operating car wash centers within 5 miles of a car wash center owned or operated by the Company as of the date hereof other than those franchised by the Precision Auto Care Group; or (b) franchising a system for the operation of car wash centers anywhere in the world.

     2. SOLICITATIONS OF EMPLOYEES. For a period of four (4) years commencing on the date of this Agreement, the Former [Stockholder][Member] shall not, directly or indirectly, for his own account, or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the members of the Precision Auto Care Group, solicit any employee of the Company for employment with any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or hire any employee of the Company either directly or for or on behalf of any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group.

     3. CONFIDENTIAL INFORMATION. From and after the date of this Agreement, the Former [Stockholder][Member] shall not at any time, directly or indirectly, disclose to, or use for the benefit of, any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group or any franchisee thereof any confidential or proprietary information concerning the Company or its business, suppliers or customers. All information, whether written or otherwise, regarding the business of the Company, including but not limited to, information regarding customers, customer lists, customer leads, costs, prices, earnings, systems, operating or marketing procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential and proprietary information for purposes of this Agreement.

     4. CUMULATIVE PROVISIONS. The covenants and agreements contained in this Agreement are independent of each other and cumulative.

     5. ACKNOWLEDGMENTS. The Former [Stockholder][Member] acknowledges the broad scope of the covenants contained in this Agreement, but agrees that such covenants are reasonable in light of the scope of the business of Precision Auto Care Group and the consideration received by him pursuant to closing of the transactions contemplated by the terms of the Plan of Reorganization. The Former [Stockholder][Member] further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

     6. RECITALS. The recitals set forth above constitute and are an integral part of this Agreement and are incorporated herein by this reference.

     7. BINDING EFFECT; THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit of each of the members of the Precision Auto Care Group. The provisions of this Agreement shall be binding upon the Former [Stockholder][Member], his heirs, personal representatives, successors and assigns. The Former [Stockholder][Member] acknowledges and agrees that each of the members of the Precision Auto Care Group are intended to be beneficiaries of the covenants and agreements made by him herein, even though not named herein, and that each member of the Precision Auto Care Group shall have the right to exercise all remedies available to Precision Auto Care and the Company under the terms hereof in the event of any breach or threatened breach by the Former [Stockholder][Member] of the covenants and agreements made by him herein.

     8. REMEDIES FOR BREACH. The Former [Stockholder][Member] further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Precision Auto Care Group. Accordingly, in the event of a breach or threatened breach by the Former [Stockholder][Member] of any of the provisions of this Agreement, any member of the Precision Auto Car Group (including Precision Auto Care and the Company) shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under the Plan or Reorganization or otherwise, and notwithstanding the provisions of Article XXI of the Plan of Reorganization, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent the Former [Stockholder][Member] from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Precision Auto Care Group as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Precision Auto Care Group in connection with, or as a result of, the enforcement of this Agreement (it being the intent of the Former [Stockholder][Member] that the obligations set forth herein and the rights and remedies provided to the Precision Auto Care Group hereunder shall be independent of the obligations, rights and remedies provided for or set forth in the Plan of Reorganization). The Former [Stockholder][Member] expressly waives any requirement based on any statute, rule or procedure, or other source, that any member of the Precision Auto Care Group post a bond as a condition of obtaining any of the above described remedies.

     9. ASSIGNMENT. The Former [Stockholder][Member] may not assign this Agreement or delegate any duties or obligations arising under this Agreement without the prior written consent of Precision Auto Care.

     10. DIVISIBILITY. The Former [Stockholder][Member] agrees that the provisions of this Agreement are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, in whole or in part, such holding shall not impair or affect any of the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable, in whole or in part, in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     12. WAIVER. This Agreement and the provisions hereof may be amended, modified or supplemented in whole or in part only by a written instrument making specific reference to this Agreement and executed by Precision Auto Care and the Former [Stockholder][Member]. No waiver of any provision of this Agreement shall be valid unless in writing, making express reference to this Agreement, and signed by the person against whom enforcement of such waiver is sought. The failure of Precision Auto Care or any other member of the Precision Auto Care Group at any time to insist upon strict performance of any provision hereof shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any future time.

     13. LAW AND INTERPRETATION. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. [For Former [Stockholder][Member]s to be employed by Precision Auto Care only:
Nothing contained herein shall be construed or interpreting as limiting or modifying in any respect any of the terms or provisions of that certain Employment Agreement dated of even date herewith by and between the Former [Stockholder][Member] and Precision Auto Care].

     14. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in multiple counterparts and originals, all of which shall be deemed to be originals hereof for all purposes, but all of which taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, the Former [Stockholder][Member] has executed this Agreement, intending it to constitute an instrument under seal, on the day and year first above written.

WITNESS:

                                                  (SEAL)
                                                  [Name of the Former [Stockholder][Member]]

                            AGREEMENT NOT TO COMPETE
                       (FORMER LUBE VENTURE STOCKHOLDERS)

     THIS AGREEMENT NOT TO COMPETE (this "Agreement") is made and entered into as of the ___ day of [November], 1997 by ________________, a resident of the State of ______ (the "Former Stockholder") in favor of PRECISION AUTO CARE, INC., a Virginia corporation ("Precision Auto Care"), and LUBE VENTURE, INC., an Ohio corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of a Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 by and among Precision Auto Care, WE JAC Corporation, a Delaware corporation, Miracle Industries, Inc., an Ohio corporation, the Company, Miracle Partners, Inc., a Delaware corporation, Rocky Mountain Ventures, Inc., a Colorado corporation, Rocky Mountain Ventures II, Inc., a Colorado corporation, Prema Properties, Ltd., an Ohio limited liability company, Ralston Car Wash, Ltd., a Colorado limited liability company, and The Karl Byrer Group, Inc., a Colorado corporation (the "Plan of Reorganization"), the Former Stockholder has, effective as of the date hereof, become entitled to receive shares of the capital stock of Precision Auto Care in exchange for all of his shares of the capital stock of the Company in connection with the merger of a subsidiary corporation of Precision Auto Care with and into the Company; and

     WHEREAS, the Company is engaged in the businesses of manufacturing and selling modular fast lube center buildings, owning and operating fast lube centers and franchising a system for the operation of fast lube centers; and

     WHEREAS, an essential component of the business plan of Precision Auto Care is to engage in the businesses of manufacturing and selling modular fast lube center buildings, owning and operating fast lube centers and franchising a system for the operation of fast lube centers; and

     WHEREAS, an important aspect of the value of the Company to be acquired by Precision Auto Care under the Plan of Reorganization is the goodwill of the Company including its relationships with others having business relationships with the Company, such that there is a significant risk that this goodwill may be lost if the Former Stockholder were to compete with the Company; and

     WHEREAS, the Former Stockholder also has gained and developed specialized knowledge and information concerning the business of the Company as a result of his ownership interest in the Company, which, if disclosed or used in competition with the Company could cause irreparable harm and substantial damage to the Company;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the Former Stockholder hereby covenants and agrees in favor of Precision Auto Care and the Company as follows:

     1. COMPETITION. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, except on behalf or as a franchisee of Precision Auto Care and its presently existing and hereafter created subsidiaries and affiliated companies (collectively, the "Precision Auto Care Group"), directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity which engages in any of the following businesses: (a) owning or operating fast lube centers except those franchised by the Precision Auto Care Group within 5 miles of a fast lube center owned or operated by the Company as of the date hereof; (b) franchising a system for the operation of fast lube centers anywhere in the world; or (c) manufacturing, selling or distributing modular fast lube center buildings anywhere in the world.

     2. SOLICITATIONS OF CUSTOMERS. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account or as a proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group, sell or broker, offer to sell or broker or solicit any orders for the purchase of modular fast lube center buildings to or from any person, corporation or other entity which is a customer or franchisee of the Company as of the date of this Agreement or which was a customer or franchisee of the Company at any time during the two (2) years immediately preceding the date of this Agreement. For purposes of this Agreement, a "customer" shall mean and include any and all persons, businesses, corporations, partnerships or other entities which have done business with the Company as a customer during the relevant time period, and all persons, businesses, corporations, partnerships or other entities which control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such customer.

     3. SOLICITATIONS OF SUPPLIERS. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account, or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any business, firm, corporation, partnership or other entity other than the Precision Auto Care Group, purchase or broker or offer to purchase or broker any materials or equipment designed primarily for use in the manufacture of modular fast lube center buildings to or from any person, corporation or other entity which is a supplier or vendor to the Company as of the date of this Agreement or which was a supplier or vendor to the Company at any time during the [two
(2)]years immediately preceding the date of this Agreement. For purposes of this Agreement, "suppliers" and "vendors" shall mean and include any and all persons, businesses, corporations, partnerships or other entities which have done business with the Company as a supplier or vendor during the relevant time period, and all persons, businesses, corporations, partnerships or other entities which now or hereafter control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such supplier or vendor.

     4. SOLICITATIONS OF EMPLOYEES. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group solicit any employee of the Company for employment with any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or hire any employee of the Company either directly or for or on behalf of any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group.

     5. CONFIDENTIAL INFORMATION. From and after the date of this Agreement, the Former Stockholder shall not at any time, directly or indirectly, disclose to, or use for the benefit of, any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group any confidential or proprietary information concerning the Company or its business, suppliers, franchisees or customers. All information, whether written or otherwise, regarding the business of the Company, including but not limited to, information regarding franchisees, customers, customer lists, customer leads, distribution of products, costs, prices, earnings, systems, operating or marketing procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential and proprietary information for purposes of this Agreement.

     6. CUMULATIVE PROVISIONS. The covenants and agreements contained in this Agreement are independent of each other and cumulative.

     7. ACKNOWLEDGMENTS. The Former Stockholder acknowledges the broad scope of the covenants contained in this Agreement, but agrees that such covenants are reasonable in light of the scope of the business of the Precision Auto Care Group and the consideration received by him pursuant to closing of the transactions contemplated by the terms of the Plan of Reorganization. The Former Stockholder further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

     8. RECITALS. The recitals set forth above constitute and are an integral part of this Agreement and are incorporated herein by this reference.

     9. BINDING EFFECT; THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit of each member of the Precision Auto Care Group. The provisions of this Agreement shall be binding upon the Former Stockholder, his heirs, personal representatives, successors and assigns. The Former Stockholder acknowledges and agrees that each of the members of the Precision Auto Care Group are intended to be beneficiaries of the covenants and agreements made by him herein, even though not named herein, and that each member of the Precision Auto Care Group shall have the right to exercise all remedies available to the Holding Company and the Company under the terms hereof in the event of any breach or threatened breach by the Former Stockholder of the covenants and agreements made by him herein.

     10. REMEDIES FOR BREACH. The Former Stockholder further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Precision Auto Care Group. Accordingly, in the event of a breach or threatened breach by the Former Stockholder of any of the provisions of this Agreement, any member of the Precision Auto Car Group (including the Holding Company and the Company) shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under the Plan or Reorganization or otherwise, and notwithstanding the provisions of Article XXI of the Plan of Reorganization, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent the Former Stockholder from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Precision Auto Care Group as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Precision Auto Care Group in connection with, or as a result of, the enforcement of this Agreement (it being the intent of the Former Stockholder that the obligations set forth herein and the rights and remedies provided to the Precision Auto Care Group hereunder shall be independent of the obligations, rights and remedies provided for or set forth in the Plan of Reorganization). The Former Stockholder expressly waives any requirement based on any statute, rule or procedure, or other source, that any member of the Precision Auto Care Group post a bond as a condition of obtaining any of the above described remedies.

     11. ASSIGNMENT. The Former Stockholder may not assign this Agreement or delegate any duties or obligations arising under this Agreement without the prior written consent of the Holding Company.

     12. DIVISIBILITY. The Former Stockholder agrees that the provisions of this Agreement are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, in whole or in part, such holding shall not impair or affect any of the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable, in whole or in part, in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     14. WAIVER. This Agreement and the provisions hereof may be amended, modified or supplemented in whole or in part only by a written instrument making specific reference to this Agreement and executed by the Holding Company and the Former Stockholder. No waiver of any provision of this Agreement shall be valid unless in writing, making express reference to this Agreement, and signed by the person against whom enforcement of such waiver is sought. The failure of the Holding Company or any other member of the Precision Auto Care Group at any time to insist upon strict performance of any provision hereof shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any future time.

     15. LAW AND INTERPRETATION. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. [For former stockholders to be employed by the Holding Company only: Nothing contained herein shall be construed or interpreting as limiting or modifying in any respect any of the terms or provisions of that certain Employment Agreement dated of even date herewith by and between the Former Stockholder and the Holding Company].

     16. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in multiple counterparts and originals, all of which shall be deemed to be originals hereof for all purposes, but all of which taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, the Former Stockholder has executed this Agreement, intending it to constitute an instrument under seal, on the day and year first above written.

WITNESS:

                                                  (SEAL)
                                                  [Name of the Former Stockholder]

                            AGREEMENT NOT TO COMPETE
                    (FORMER MIRACLE INDUSTRIES STOCKHOLDERS)

     THIS AGREEMENT NOT TO COMPETE (this "Agreement") is made and entered into as of the ___ day of [November], 1997 by ________________, a resident of the State of ______ (the "Former Stockholder") in favor of PRECISION AUTO CARE, INC., a Virginia corporation ("Precision Auto Care"), and MIRACLE INDUSTRIES, INC., an Ohio corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of a Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 by and among Precision Auto Care, WE JAC Corporation, a Delaware corporation, the Company, Lube Ventures, Inc., an Ohio corporation, Miracle Partners, Inc., a Delaware corporation, Rocky Mountain Ventures, Inc., a Colorado corporation, Rocky Mountain Ventures II, Inc., a Colorado corporation, Prema Properties, Ltd., an Ohio limited liability company, Ralston Car Wash, Ltd., a Colorado limited liability company, and The Karl Byrer Group, Inc., a Colorado corporation (the "Plan of Reorganization"), the Former Stockholder has, effective as of the date hereof, become entitled to receive shares of the capital stock of Precision Auto Care in exchange for all of his shares of the capital stock of the Company in connection with the merger of a subsidiary corporation of Precision Auto Care with and into the Company; and

     WHEREAS, the Company is engaged in the businesses of owning and operating a chain of car washes in the central Ohio area and manufacturing chemicals for use by operators of car wash businesses; and

     WHEREAS, the Company is the holder of a [90]% membership interest in Hydro-Spray Equipment Co., Inc., an Iowa limited liability company ("Hydro-Spray"), which is engaged in the business of manufacturing and selling equipment designed for use in car wash center businesses, and of a 50% membership interest in Indy Ventures, Ltd., an Indiana limited company ("Indy Ventures"), which is engaged in the business of owning and operating a chain of car washes in the Indianapolis, Indiana area; and

     WHEREAS, pursuant to the closing of the transactions contemplated by the Plan of Reorganization, Precision Auto Care has acquired, in addition to all of the issued and outstanding capital stock of the Company, all of the issued and outstanding shares of the capital stock and membership interests of certain of the other parties to the Plan of Reorganization, some of which also are engaged in the business of owning and operating car wash businesses in other areas of the United States; and

     WHEREAS, an essential component of the business plan of Precision Auto Care is to engage in the businesses of owning, operating, buying, developing and franchising car wash centers and manufacturing, selling, distributing, brokering or otherwise dealing in chemicals or equipment designed for use by operators of car wash centers throughout the world; and

     WHEREAS, an important part aspect of the value of the Company to be acquired by Precision Auto Care under the Plan of Reorganization is the goodwill of the Company (and of Hydro-Spray and Indy Ventures) including its relationships with others having business relationships with the Company, such that there is a significant risk that this goodwill may be lost if the Former Stockholder were to compete with the Company; and

     WHEREAS, the Former Stockholder also has gained and developed specialized knowledge and information concerning the business of the Company (and of Hydro-Spray and Indy Ventures) as a result of his ownership interest in the Company, which, if disclosed or used in competition with the Company could cause irreparable harm and substantial damage to the Company;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the Former Stockholder hereby covenants and agrees in favor of Precision Auto Care and the Company as follows:

     1. COMPETITION. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, except on behalf or as a franchisee of Precision Auto Care and its presently existing and hereafter created subsidiaries and affiliated companies (the "Precision Auto Care Group"), directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity which engages in any of the following businesses: (a) owning or operating car wash centers other than those franchised by the Precision Auto Care Group within 5 miles of a car wash center owned or operated by the Company as of the date hereof;

(b) franchising a system for the operation of car wash centers anywhere in the world; (c) manufacturing, selling, distributing, brokering or otherwise dealing in chemicals or equipment designed for use by operators of car wash centers anywhere in the world; or (d) any other business competitive with the business engaged by the Company as of the date of this Agreement.

     2. SOLICITATIONS OF CUSTOMERS. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account, or as a proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group, sell or broker, offer to sell or broker or solicit any orders for the purchase of equipment or chemicals designed primarily for use in the operation of a car wash center business to or from any person, corporation or other entity which is a customer of the Company or of Hydro-Spray or Indy Ventures as of the date of this Agreement or which was a customer of the Company or of Hydro-Spray or Indy Ventures at any time during the two (2) years immediately preceding the date of this Agreement. For purposes of this Agreement, a "customer" shall mean and include any and all persons, businesses, corporations, partnerships or other entities which have done business with the Company or Hydro-Spray or Indy Ventures as a customer during the relevant time period, and all persons, businesses, corporations, partnerships or other entities which now or hereafter control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such customer.

     3. SOLICITATIONS OF SUPPLIERS. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account, or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any business, firm, corporation, partnership or other entity other than the Precision Auto Care Group, purchase or broker or offer to purchase or broker any equipment or chemicals designed primarily for use in the operation of a car wash center business to or from any person, corporation or other entity which is a supplier or vendor to the Company or to Hydro-Spray or Indy Ventures as of the date of this Agreement or which was a supplier or vendor to the Company or Hydro-Spray or Indy Ventures at any time during the [two (2)] years immediately preceding the date of this Agreement. For purposes of this Agreement, "suppliers" and "vendors" shall mean and include any and all persons, businesses, corporations, partnerships or other entities which have done business with the Company or Hydro-Spray or Indy Ventures as a supplier or vendor during the relevant time period, and all persons, businesses, corporations, partnerships or other entities which control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such supplier or vendor.

     4. SOLICITATIONS OF EMPLOYEES. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account, or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group solicit any employee of the Company (or of Hydro-Spray or Indy Ventures) for employment with any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or hire any employee of the Company (or of Hydro-Spray or Indy Ventures) either directly or for or on behalf of any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group.

     5. CONFIDENTIAL INFORMATION. From and after the date of this Agreement, the Former Stockholder shall not at any time, directly or indirectly, disclose to, or use for the benefit of, any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or any franchisee thereof any confidential or proprietary information concerning the Company or Hydro-Spray or Indy Ventures or their respective businesses, suppliers and customers. All information, whether written or otherwise, regarding the respective businesses of the Company and Hydro-Spray and Indy Ventures, including but not limited to, information regarding customers, customer lists, customer leads, sources of supply, distribution of products, costs, prices, earnings, systems, operating or marketing procedures, prospective and executed contracts and other business arrangements are presumed to be confidential and proprietary information for purposes of this Agreement.

     6. CUMULATIVE PROVISIONS. The covenants and agreements contained in this Agreement are independent of each other and cumulative.

     7. ACKNOWLEDGMENTS. The Former Stockholder acknowledges the broad scope of the covenants contained in this Agreement, but agrees that such covenants are reasonable in light of the scope of the business of the Precision Auto Care Group and the consideration received by him pursuant to closing of the transactions contemplated by the terms of the Plan of Reorganization. The Former Stockholder further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

     8. RECITALS. The recitals set forth above constitute and are an integral part of this Agreement and are incorporated herein by this reference.

     9. BINDING EFFECT; THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit of each member of the Precision Auto Care Group. The provisions of this Agreement shall be binding upon the Former Stockholder, his heirs, personal representatives, successors and assigns. The Former Stockholder acknowledges and agrees that each of the members of the Precision Auto Care Group are intended to be beneficiaries of the covenants and agreements made by him herein, even though not named herein, and that each member of the Precision Auto Care Group shall have the right to exercise all remedies available to Precision Auto Care and the Company under the terms hereof in the event of any breach or threatened breach by the Former Stockholder of the covenants and agreements made by him herein.

     10. REMEDIES FOR BREACH. The Former Stockholder further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Precision Auto Care Group. Accordingly, in the event of a breach or threatened breach by the Former Stockholder of any of the provisions of this Agreement, any member of the Precision Auto Car Group (including Precision Auto Care and the Company) shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under the Plan or Reorganization or otherwise, and notwithstanding the provisions of Article XXI of the Plan of Reorganization, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent the Former Stockholder from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Precision Auto Care Group as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Precision Auto Care Group in connection with, or as a result of, the enforcement of this Agreement (it being the intent of the Former Stockholder that the obligations set forth herein and the rights and remedies provided to the Precision Auto Care Group hereunder shall be independent of the obligations, rights and remedies provided for or set forth in the Plan of Reorganization). The Former Stockholder expressly waives any requirement based on any statute, rule or procedure, or other source, that any member of the Precision Auto Care Group post a bond as a condition of obtaining any of the above described remedies.

     11. ASSIGNMENT. The Former Stockholder may not assign this Agreement or delegate any duties or obligations arising under this Agreement without the prior written consent of Precision Auto Care.

     12. DIVISIBILITY. The Former Stockholder agrees that the provisions of this Agreement are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, in whole or in part, such holding shall not impair or affect any of the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable, in whole or in part, in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     14. WAIVER. This Agreement and the provisions hereof may be amended, modified or supplemented in whole or in part only by a written instrument making specific reference to this Agreement and executed by Precision Auto Care and the Former Stockholder. No waiver of any provision of this Agreement shall be valid unless in writing, making express reference to this Agreement, and signed by the person against whom enforcement of such waiver is sought. The failure of Precision Auto Care or any other member of the Precision Auto Care Group at any time to insist upon strict performance of any provision hereof shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any future time.

     15. LAW AND INTERPRETATION. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. [For former stockholders to employed by Precision Auto Care only: Nothing contained herein shall be construed or interpreting as limiting or modifying in any respect any of the terms or provisions of that certain Employment Agreement dated of even date herewith by and between the Former Stockholder and Precision Auto Care].

     16. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in multiple counterparts and originals, all of which shall be deemed to be originals hereof for all purposes, but all of which taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, the Former Stockholder has executed this Agreement, intending it to constitute an instrument under seal, on the day and year first above written.

WITNESS:

                                                  (SEAL)
                                                  [Name of the Former Stockholder]

                            AGREEMENT NOT TO COMPETE
                        (GENE DEAL RE: MIRACLE PARTNERS)

     THIS AGREEMENT NOT TO COMPETE (this "Agreement") is made and entered into as of the ___ day of [November], 1997 by C. EUGENE DEAL, a resident of the State of Ohio (the "Former Stockholder") in favor of PRECISION AUTO CARE, INC., a Virginia corporation (the "Holding Company"), and MIRACLE PARTNERS, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of a Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 by and among Precision Auto Care, WE JAC Corporation, a Delaware corporation, Miracle Industries, Inc., an Ohio corporation, Lube Ventures, Inc., an Ohio corporation, the Company, Rocky Mountain Ventures, Inc., a Colorado corporation, Rocky Mountain Ventures II, Inc., a Colorado corporation, Prema Properties, Ltd., an Ohio limited liability company, Ralston Car Wash, Ltd., a Colorado limited liability company, and The Karl Byrer Group, Inc., a Colorado corporation (the "Plan of Reorganization"), the Former Stockholder has, effective as of the date hereof, become entitled to receive shares of the capital stock of Precision Auto Care in exchange for all of his shares of the capital stock of the Company in connection with the merger of a subsidiary corporation of Precision Auto Care with and into the Company; and

     WHEREAS, the Company is engaged in the businesses of owning and operating a chain of car washes in the Columbus, Ohio area; and

     WHEREAS, pursuant to the closing of the transactions contemplated by the Plan of Reorganization, Precision Auto Care has acquired, in addition to all of the issued and outstanding capital stock of the Company, all of the issued and outstanding shares of the capital stock and membership interests of certain of the other parties to the Plan of Reorganization, some of which also are engaged in the business of owning and operating car wash businesses in other areas of the United States; and

     WHEREAS, an essential component of the business plan of Precision Auto Care is to engage in the businesses of owning, operating, buying, developing and franchising car wash centers throughout the world; and

     WHEREAS, prior to the closing of the transactions contemplated by the Plan of Reorganization, the Former Stockholder served in managerial and executive capacities for the Company; and

     WHEREAS, an important part of his duties with the Company was to develop goodwill for the Company through his personal contact with others having business relationships with the Company, such that there is a significant risk that this goodwill, a proprietary interest of the Company, may be lost if the Former Stockholder were to compete with the Company; and

     WHEREAS, the Former Stockholder also has gained and developed specialized knowledge and information concerning the business of the Company as a result of his employment by the Company, which, if disclosed or used in competition with the Company could cause irreparable harm and substantial damage to the Company;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the Former Stockholder hereby covenants and agrees in favor of Precision Auto Care and the Company as follows:

     1. COMPETITION. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, except (a) on behalf or as a franchisee of Precision Auto Care and its presently existing and hereafter created subsidiaries and affiliated companies) (collectively, the "Precision Auto Care Group"), or (b) for the Former Stockholder's ownership and operation of a car wash center located at Main and Cook Streets, Mansfield, Ohio, indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity which engages in any of the following businesses: (a) owning or operating car wash centers except those franchised by the Precision Auto Care Group within 5 miles of a car wash center owned or operated by the Company as of the date hereof; or (b) franchising a system for the operation of car wash centers anywhere in the world.

     2. SOLICITATIONS OF EMPLOYEES. For a period of four (4) years commencing on the date of this Agreement, the Former Stockholder shall not, directly or indirectly, for his own account or as a proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Precision Auto Care Group solicit any employee of the Company (other than Patty Hamilton) for employment with any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or hire any employee of the Company either directly or for or on behalf of any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group.

     3. CONFIDENTIAL INFORMATION. From and after the date of this Agreement, the Former Stockholder shall not at any time, directly or indirectly, disclose to, or use for the benefit of, any person, business, firm, corporation, partnership or other entity other than a member of the Precision Auto Care Group or any franchisee thereof any confidential or proprietary information concerning the Company or its business, suppliers or customers. All information, whether written or otherwise, regarding the business of the Company, including but not limited to, information regarding customers, customer lists, customer leads, costs, prices, earnings, systems, operating or marketing procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential and proprietary information for purposes of this Agreement.

     4. CUMULATIVE PROVISIONS. The covenants and agreements contained in this Agreement are independent of each other and cumulative.

     5. ACKNOWLEDGMENTS. The Former Stockholder acknowledges the broad scope of the covenants contained in this Agreement, but agrees that such covenants are reasonable in light of the scope of the business of the Precision Auto Care Group and the consideration received by him pursuant to closing of the transactions contemplated by the terms of the Plan of Reorganization. The Former Stockholder further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

     6. RECITALS. The recitals set forth above constitute and are an integral part of this Agreement and are incorporated herein by this reference.

     7. BINDING EFFECT; THIRD PARTY BENEFICIARIES. The provisions of this Agreement shall inure to the benefit of each member of the Precision Auto Care Group. The provisions of this Agreement shall be binding upon the Former Stockholder, his heirs, personal representatives, successors and assigns. The Former Stockholder acknowledges and agrees that each of the members of the Precision Auto Care Group are intended to be beneficiaries of the covenants and agreements made by him herein, even though not named herein, and that each member of the Precision Auto Care Group shall have the right to exercise all remedies available to Precision Auto Care and the Company under the terms hereof in the event of any breach or threatened breach by the Former Stockholder of the covenants and agreements made by him herein.

     8. REMEDIES FOR BREACH. The Former Stockholder further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Precision Auto Care Group. Accordingly, in the event of a breach or threatened breach by the Former Stockholder of any of the provisions of this Agreement, any member of the Precision Auto Car Group (including Precision Auto Care and the Company) shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under the Plan or Reorganization or otherwise, and notwithstanding the provisions of Article XXI of the Plan of Reorganization, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent the Former Stockholder from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Precision Auto Care Group as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Precision Auto Care Group in connection with, or as a result of, the enforcement of this Agreement (it being the intent of the Former Stockholder that the obligations set forth herein and the rights and remedies provided to the Precision Auto Care Group hereunder shall be independent of the obligations, rights and remedies provided for or set forth in the Plan of Reorganization). The Former Stockholder expressly waives any requirement based on any statute, rule or procedure, or other source, that any member of the Precision Auto Care Group post a bond as a condition of obtaining any of the above described remedies.

     9. ASSIGNMENT. The Former Stockholder may not assign this Agreement or delegate any duties or obligations arising under this Agreement without the prior written consent of Precision Auto Care.

     10. DIVISIBILITY. The Former Stockholder agrees that the provisions of this Agreement are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, in whole or in part, such holding shall not impair or affect any of the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable, in whole or in part, in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     12. WAIVER. This Agreement and the provisions hereof may be amended, modified or supplemented in whole or in part only by a written instrument making specific reference to this Agreement and executed by Precision Auto Care and the Former Stockholder. No waiver of any provision of this Agreement shall be valid unless in writing, making express reference to this Agreement, and signed by the person against whom enforcement of such waiver is sought. The failure of Precision Auto Care or any other member of the Precision Auto Care Group at any time to insist upon strict performance of any provision hereof shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any future time.

     13. LAW AND INTERPRETATION. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. [For former stockholders to be employed by Precision Auto Care only: Nothing contained herein shall be construed or interpreting as limiting or modifying in any respect any of the terms or provisions of that certain Employment Agreement dated of even date herewith by and between the Former Stockholder and Precision Auto Care].

     14. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in multiple counterparts and originals, all of which shall be deemed to be originals hereof for all purposes, but all of which taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, the Former Stockholder has executed this Agreement, intending it to constitute an instrument under seal, on the day and year first above written.

WITNESS:

                                                  (SEAL)
                                                  C. Eugene Deal

                                   APPENDIX E

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(section mark) 262 Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (section mark) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (section mark) 251 (other than a merger effected pursuant to (section mark) 2Sl(g) of this title), (section mark) 252, (section mark) 254, (section mark) 257, (section mark) 258, (section mark) 263 or (section mark) 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) HELD of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (section mark) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (section mark)(section mark) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (section mark) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (section mark) 228 or (section mark) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the Surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation.

     Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the Stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX F

              SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (AX2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX G

              ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT

(SECTION MARK) 7-113-101. DEFINITIONS

For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

(SECTION MARK) 7-113-102. RIGHT TO DISSENT

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

             (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

             (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

          (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, 15 U.S.C.A (section mark)78a et seq., or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

          (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

          (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, 15 U.S.C. (section mark)78(a), et seq., or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

          (c) Cash in lieu of fractional shares; or

          (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) Deleted by Laws 1996, H.B.96-1285, (section mark) 30, eff. June 1,
1996.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(SECTION MARK) 7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

              PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

(SECTION MARK) 7-113-201. NOTICE OF DISSENTERS' RIGHTS

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

(SECTION MARK) 7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          (b) Not vote the shares in favor of the proposed corporate action.

     (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

(SECTION MARK) 7-113-203. DISSENTERS' NOTICE

     (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

          (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          (g) Be accompanied by a copy of this article.

(SECTION MARK) 7-113-204. PROCEDURE TO DEMAND PAYMENT

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

          (b) Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

(SECTION MARK) 7-113-205. UNCERTIFICATED SHARES

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

(SECTION MARK) 7-113-301. COURT ACTION

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition, Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

(SECTION MARK) 7-113-302. COURT COSTS AND COUNSEL FEES

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

          (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the company provide that, to the fullest extent permitted by the Virginia Stock Corporation Act, the company shall indemnify current and former directors and officers of the company against any and all liabilities and expenses in connection with their services to the company in such capacities. The Articles of Incorporation further mandate that the company shall advance expenses to its directors and officers to the full extent permitted by the Virginia Stock Corporation Act. The Articles of Incorporation also permit the company, by action of its Board of Directors, to indemnify its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     The Articles of Incorporation of the company provide that, to the fullest extent permitted by the Virginia Stock Corporation Act, no director or officer of the company shall be personally liable to the company or its stockholders for monetary damages. Under current Virginia law, the effect of this provision is to eliminate the rights of the company and its stockholders to recover monetary damages against a director or officer except for the director or officer's (a) willful misconduct, (b) knowing violation of any criminal law or of any federal or state securities law, including (without limitation), any claim of unlawful insider trading or manipulation of the market for any security, or (c) payment of unlawful distributions, including dividends and stock redemptions.

     The Articles of Incorporation of the company authorize the company to purchase liability insurance for its officers and directors and the company currently maintains such insurance coverage on behalf of its officers and directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS


1.1     Form of Underwriting Agreement among Precision Auto Care, Inc., A.G. Edwards & Sons, Inc. and Ferris, Baker Watts,
        Incorporated.*
2.1     Plan of Reorganization and Agreement for the Combination of Businesses dated as of August 27, 1997 by and among
        Precision Auto Care, Inc., WE JAC Corporation, Miracle Industries, Inc., Lube Ventures, Inc., Rocky Mountain Ventures,
        Inc., Rocky Mountain Ventures II, Inc., Miracle Partners, Inc., Prema Properties, LLC, Ralston Car Wash, LLC and KBG LLC
        is hereby incorporated by reference from the Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
3.1     Certificate of Incorporation of Precision Auto Care, Inc., together with all certificates amendatory thereof filed with the Secretary of State of Virginia through the date hereof is hereby incorporated by reference from the Company's
        Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
3.2     By-Laws of Precision Auto Care, Inc., as amended through the date hereof is hereby incorporated by reference from the
        Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
4.1     Form of stock certificate.*
5       Opinion of Miles & Stockbridge, a Professional Corporation.*
8       Opinion of Ernst & Young LLP as to tax matters.*
10.1    WE JAC Corporation 1996 Stock Option Plan is hereby incorporated by reference from the Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
10.2    WE JAC Corporation 1997 Employee Stock Purchase Plan is hereby incorporated by reference from the Company's Registration
        Statement on Form S-1 as filed with the Commission on even date herewith.**
10.3    Precision Auto Care 1997 Stock Option Plan is hereby incorporated by reference from the Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
10.4    Employment Agreement between Precision Auto Care, Inc. and John F. Ripley.*
10.5    Employment Agreement between Precision Auto Care, Inc. and James A. Hay is hereby incorporated by reference from the
        Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
10.6    Employment Agreement between Precision Auto Care, Inc. and William Klumb.*
10.7    Employment Agreement between Precision Auto Care, Inc. and Arnold Janofsky is hereby incorporated by reference from the
        Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
10.8    Employment Agreement between Precision Auto Care, Inc. and Grant G. Nicolai is hereby incorporated by reference from the
        Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**
10.9    Employment Agreement between Precision Auto Care, Inc. and Peter Kendrick is hereby incorporated by reference from the
        Company's Registration Statement on Form S-1 as filed with the Commission on even date herewith.**

10.10   Consulting Agreement between Precision Auto Care, Inc. and Ernie Malas.*
21      Subsidiaries of the Company.
23.1    Consents of Ernst & Young LLP, independent auditors.
23.2    Consent of Miles & Stockbridge, a Professional Corporation (included in the opinion filed as Exhibit 5).*
24      Powers of Attorney.**
27      Financial Data Schedule.*
99.1    Form of Proxy for Holders of Common Stock of WE JAC Corporation.
99.2    Form of Proxy for Holders of Common Stock of Miracle Industries, Inc.
99.3    Form of Proxy for Holders of Common Stock of Lube Ventures, Inc.
99.4    Form of Proxy for Holders of Common Stock of Rocky Mountain Ventures, Inc.
99.5    Form of Proxy for Holders of Common Stock for Rocky Mountain Ventures II, Inc.
99.6    Form of Miracle Partners Letter of Transmittal.
99.7    Form of Prema Properties, Ltd. Letter of Transmittal.
99.8    Form of Ralston Car Wash, Ltd. Letter of Transmittal.*
99.9    Form of KBG, LLC Letter of Transmittal.*
99.10   Form of Selling Shareholder Notice/Questionnaire/Power of Attorney.


 * To be filed by amendment.


** Previously filed.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Proxy Statement/Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Proxy Statement/Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     2. The registrant undertakes that every Proxy Statement/Prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To supply by means of a post-effective amendment all information concerning any transaction, any company being acquired involved therein, which is not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on October 2, 1997.


                                         PRECISION AUTO CARE, INC.

                                         By:                   *
                                           -------------------------------------
                                                      JOHN F. RIPLEY
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of October, 1997.



                  SIGNATURE                                        TITLE                                  DATE
---------------------------------------------  ----------------------------------------------     ---------------------

                                *              Director                                           October 2, 1997
---------------------------------------------
              LYNN E. CARUTHERS

                                *              President and Chief Executive                      October 2, 1997
---------------------------------------------    Officer and Director
               JOHN F. RIPLEY

                  /s/ Peter Kendrick           Senior Vice President -- Finance                   October 2, 1997
---------------------------------------------    (Principal Financial and
               PETER KENDRICK                    Accounting Officer)

                                *              Director                                           October 2, 1997
---------------------------------------------
              WOODLEY A. ALLEN

                                *              Director                                           October 2, 1997
---------------------------------------------
               GEORGE BAVELIS

                                *              Director                                           October 2, 1997
---------------------------------------------
            BERNARD H. CLINEBURG

                                *              Director                                           October 2, 1997
---------------------------------------------
              CLARENCE E. DEAL

                                *              Director                                           October 2, 1997
---------------------------------------------
               EFFIE ELIOPULOS

                                *              Director                                           October 2, 1997
---------------------------------------------
               BASSAM IBRAHIM

                                *              Director                                           October 2, 1997
---------------------------------------------
                ARTHUR KELLAR

                                               Director                                           October 2, 1997
---------------------------------------------
             RICHARD O. JOHNSON

                                *              Director                                           October 2, 1997
---------------------------------------------
            HARRY G. PAPPAS, JR.

                                *              Director                                           October 2, 1997
---------------------------------------------
               GERALD ZAMENSKY

                                *              Director                                           October 2, 1997
---------------------------------------------
              WILLIAM R. KLUMB

           *By:   /s/ Arnold Janofsky          Attorney-in-fact                                   October 2, 1997
---------------------------------------------
               ARNOLD JANOFSKY